As filed with the Securities and Exchange Commission on February 13, 2006
Registration No. 333-108780

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 7
to
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Hines Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in governing instruments)
2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Address, including zip code, and telephone number,
including, area code of Principal executive offices)
Charles M. Baughn
2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Name and address, including zip code, and telephone number, including area code of agent for service)
With a copy to:
Curtis B. Anderson
Baker Botts L.L.P.
2001 Ross Avenue
Suite 600
Dallas, Texas 75201-2980
      Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐ ___________
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐ ___________
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐ ___________
      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

      This Post-Effective Amendment No. 7 consists of the following:

•	Sticker Supplement No. 34 dated February 13, 2006 to our Prospectus dated June 18, 2004, which will be affixed to the bottom five inches of the cover page of such Prospectus so that it will not in any way cover the bullet risk factors on the cover page;

•	Supplement No. 34 dated February 13, 2006 to our Prospectus dated June 18, 2004, which will be delivered as an unattached document along with such Prospectus. Supplement No. 34 supersedes and replaces the following supplements to the Prospectus: Supplement No. 29 dated November 30, 2005, Supplement No. 30 dated December 22, 2005, Supplement No. 31 dated January 18, 2006, Supplement No. 32 dated January 31, 2006 and Supplement No. 33 dated February 3, 2006;

•	Supplement No. 28 dated November 22, 2005 to our Prospectus dated June 18, 2004, which will be delivered as an unattached document along with such Prospectus. Supplement No. 28 supersedes and replaces the following supplements to the Prospectus: Supplement No. 21 dated August 29, 2005, Supplement No. 22 dated September 15, 2005, Supplement No. 23 dated October 3, 2005, Supplement No. 24 dated October 12, 2005, Supplement No. 25 dated October 31, 2005, Supplement No. 26 dated November 7, 2005 and Supplement No. 27 dated November 18, 2005;

•	Supplement No. 20 dated August 22, 2005 to our Prospectus dated June 18, 2004, which will be delivered as an unattached document along with such Prospectus. Supplement No. 20 supersedes and replaces the following supplements to the Prospectus: Supplement No. 15 dated May, 26, 2005, Supplement No. 16 dated May 27, 2005, Supplement No. 17 dated June 30, 2005, Supplement No. 18 dated July 28, 2005 and Supplement No. 19 dated August 15, 2005;

•	Supplement No. 14 dated May 19, 2005 to our Prospectus dated June 18, 2004, which will be delivered as an unattached document along with such Prospectus. Supplement No. 14 supersedes and replaces Supplement No. 13 dated May 3, 2005;

•	Supplement No. 12 dated April 22, 2005 to our Prospectus dated June 18, 2004, which will be delivered as an unattached document along with the Prospectus. Supplement No. 12 supersedes and replaces all supplements to such Prospectus dated prior to April 22, 2005;

•	Our final form of Prospectus dated June 18, 2004, previously filed pursuant to Rule 424(b)(3) on June 24, 2004 and refiled herewith;

•	Part II, included herewith; and

•	Signatures, included herewith.

HINES REAL ESTATE INVESTMENT TRUST, INC.
STICKER SUPPLEMENT NO. 34
      This Sticker Supplement No. 34, dated February 13, 2006, to our Prospectus dated June 18, 2004 summarizes Supplements No. 12, 14, 20, 28 and 34, which update information in the “Questions and Answers About This Offering,” “Prospectus Summary,” “Risk Factors,” “Estimated Use of Proceeds,” “Management,” “Management Compensation, Expense Reimbursement and Operating Partnership Participation Interest,” “Initial Properties,” “Security Ownership of Certain Beneficial Owners and Management,” “Prior Performance Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Our Common Shares,” “Plan of Distribution,” “Material Tax Considerations,” “Supplemental Sales Materials,” “Experts” and “Appendix A — Prior Performance Tables” sections of our Prospectus. Supplements No. 12, 14, 20, 28 and 34 supplement, modify or supersede certain information contained in prior Supplements No. 1 through No. 11 (dated September 9, 2004 through April 6, 2005), Supplement No. 13, dated May 3, 2005, Supplements No. 15 through No. 19 (dated May 26, 2005 through August 15, 2005), Supplements No. 21 through No. 27 (dated August 29, 2005 through November 18, 2005) and Supplements No. 29 through No. 33 (dated November 30, 2005 through February 3, 2006), respectively, and in our Prospectus, and must be read in conjunction with our Prospectus.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-108780
HINES REAL ESTATE INVESTMENT TRUST, INC.
SUPPLEMENT NO. 34 DATED FEBRUARY 13, 2006
TO THE PROSPECTUS DATED JUNE 18, 2004
      This prospectus supplement No. 34 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Hines Real Estate Investment Trust, Inc. dated June 18, 2004 (the “Prospectus”), Supplement No. 12 to the Prospectus, dated April 22, 2005, Supplement No. 14 to the Prospectus, dated May 19, 2005, Supplement No. 20 to the Prospectus, dated August 22, 2005 and Supplement No. 28 to the Prospectus, dated November 22, 2005. This Supplement supersedes and replaces Supplement No. 29 to the Prospectus, dated November 30, 2005, Supplement No. 30 to the Prospectus, dated December 22, 2005, Supplement No. 31 to the Prospectus, dated January 18, 2006, Supplement No. 32 to the Prospectus, dated January 31, 2006, and Supplement No. 33 to the Prospectus, dated February 3, 2006. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

	Supplement No. 34	Prospectus Page
	Page Number	Number

A. Status of the Offering	1	N.A.
B. Dividends Declared by Hines REIT’s Board of Directors	1	N.A.
C. Supplement to the “Initial Properties” Section of the Prospectus	1	67
D. Risk Factors	6	10
E. Investment Objectives and Policies with Respect to Certain Activities	8	109
F. Description of Our Common Shares	9	N.A.
G. Experts	9	165
H. Financial Statements	F-1	F-1
Sixth Amended and Restated Limited Partnership
Third Amended and Restated Declaration of Trust
Second Amended and Restated Shareholder Agreement
Second Amended and Restated Investor Rights Agreement
Sixth Amendment to Agreement of Sale
Consent of Deloitte & Touche LLP
Consent of KPMG LLP
Consent of KPMG LLP
Consent of Deloitte & Touche LLP
Consent of KPMG LLP

A. Status of the Offering
      As of February 9, 2006, we had received gross offering proceeds of approximately $258.3 million from the sale of 26,071,547 of our common shares, including approximately $3.9 million of gross proceeds related to the sale of 405,948 common shares pursuant to our dividend reinvestment plan. As of February 9, 2006, 174,334,401 common shares remained available for sale to the public pursuant to the offering, exclusive of 19,594,052 common shares available under our dividend reinvestment plan.
B. Dividends Declared by Hines REIT’s Board of Directors
      Our board of directors has declared dividends for the periods listed below, payable to shareholders of record at the close of business each day during the applicable period.

	Annualized Rate
Period	Declared(1)	Date Paid

November 23, 2004 — December 31, 2004	6%	January 2005
January, February and March 2005	6%	April 2005
April, May and June 2005	6%	July 2005
July, August and September 2005	6%	October 2005
October, November and December 2005	6%	January 2006
January and February 2006	6%	April 2006	(2)

(1)	Dividends were declared in an amount of $0.00164384 per share per day representing an annualized rate of 6.0% based on a share price of $10.00.

(2)	Anticipated payment date.
C. Supplement to the “Initial Properties” Section of the Prospectus
      1. The discussion under the “Initial Properties” section, which begins on page 67 of the Prospectus, as modified and supplemented to date, is further modified and supplemented by the following information regarding our real estate operations:
      Included below is a description of all properties in which we have acquired interests since November 22, 2005.
Acquisition of Airport Corporate Center by the Operating Partnership
      On January 31, 2006, a wholly-owned subsidiary of the Operating Partnership acquired Airport Corporate Center, a 45-acre office park located in the Airport West/ Doral submarket of Miami, Florida. The seller, Miami RPFIV Airport Corporate Center Associates Limited Liability Company, is not affiliated with us or any of our affiliates. The aggregate purchase price of Airport Corporate Center was approximately $159.4 million, including transaction costs and financing fees, and was funded by our assumption of an existing $91.0 million mortgage loan and with proceeds from our existing credit facility with KeyBank National Association. The mortgage debt is more fully described below. The purchase price for this acquisition was determined through negotiations between the seller and our Advisor. As a result of this acquisition, we owe our Advisor cash acquisition fees totaling approximately $784,000. The interest in the Operating Partnership represented by the Participation Interest will likewise increase as a result of this acquisition.
      Hines will serve as property manager for Airport Corporate Center. Under the terms of the property management agreement, the entity formed to acquire and hold Airport Corporate Center will be required to pay Hines a property management fee equal to the lesser of 2.5% of the annual gross revenues received from the property or the amount of property management fees recoverable from tenants of the property under their leases. This entity will also be required to pay a leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event and

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certain construction management and re-development construction management fees, in the event Hines renders such services.
      We currently have no plans for material renovations or other capital improvements at the property, and we believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of Airport Corporate Center (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis. We believe the property offers several competitive advantages, including its location on the western edge of Miami International Airport in close proximity to the Palmetto Expressway and a strong amenity base.
      Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 and a 5.46-acre land development site. The buildings have an aggregate of approximately 1,018,477 square feet of rentable area and are approximately 95% leased. A subsidiary of Norwegian Cruise Lines leases approximately 179,853 square feet, or approximately 18% of the property’s rentable area. This lease expires in January 2009. No other tenant leases more than 10% of the rentable area. The balance of Airport Corporate Center is occupied by 102 office, 17 flex space and two retail tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted	Annual Gross
	Average	Rent per Leased
Year	Occupancy	Sq. Ft.(1)

2001	78.8%	$15.51
2002	75.9%	$17.14
2003	78.4%	$17.99
2004	82.0%	$17.29
2005	89.9%	$17.95

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component) by the weighted average square footage under lease during such year.
      The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for Airport Corporate Center. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area

	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

2006	38	137,514	13.5%
2007	27	264,669	26.0%
2008	20	132,631	13.0%
2009	15	281,146	27.6%
2010	14	73,034	7.2%
2011	5	50,119	4.9%
2012	—	—	—
2013	1	11,370	1.1%
2014	1	4,746	0.5%
2015	1	12,152	1.2%

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Description of Debt Related to the Acquisition of Airport Corporate Center
      In connection with the acquisition of Airport Corporate Center, on January 31, 2006, a wholly-owned subsidiary of the Operating Partnership assumed a mortgage agreement with Wells Fargo Bank, N.A., as trustee for the registered holders of certain commercial mortgage pass-through certificates, in the principal amount of approximately $91.0 million. The loan bears interest at a fixed rate of 4.775% per annum, matures and becomes payable on March 11, 2009 and is secured by Airport Corporate Center. The mortgage agreement contains customary events of default, with corresponding grace periods, including payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. The Operating Partnership has executed a customary recourse carve-out guaranty of certain obligations under the mortgage agreement and the other loan documents.
Acquisition of 720 Olive Way by the Core Fund
      On January 31, 2006, an indirect subsidiary of the Core Fund acquired an approximate 80% interest in 720 Olive Way, an office building located in Seattle, Washington. The seller, WXIII/ SCV Real Estate, LP, is not affiliated with us or any of our affiliates. The aggregate purchase price of 720 Olive Way was approximately $84.7 million, including transaction costs, financing fees and working capital reserves, and was funded by proceeds from an existing credit facility held by a subsidiary of the Core Fund, capital contributions from the Institutional Co-Investors and a $42.4 million mortgage loan obtained in connection with the acquisition. The purchase price for this property was determined through negotiations between the seller and the advisor to the Core Fund. Hines REIT paid no fees or compensation to the Core Fund, its managing general partner or advisor in connection with the acquisition of 720 Olive Way. In connection with this acquisition, the Core Fund’s management expects third-party investors in the Core Fund will pay an affiliate of Hines advising the Core Fund acquisition fees totaling no more than $490,000. The Core Fund has retained Hines to serve as property manager for 720 Olive Way. The Core Fund now indirectly holds interests in a portfolio of eleven office properties.
      The Core Fund’s management currently has no plans for material renovations or other capital improvements at the property, and it believes the property is suitable for its intended purpose and adequately covered by insurance. The cost of 720 Olive Way (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis. We believe the property offers several competitive advantages, including superior access to the freeway infrastructure and public transportation and close proximity to Seattle’s retail core, federal courthouse and primary medical district.
      720 Olive Way consists of a 20-story office building and an attached parking structure that were constructed in 1981 and substantially renovated in 1997. The building has an aggregate of approximately 287,000 square feet of rentable area and is approximately 80% leased. Community Health Plan of Washington, one of the state’s largest health programs, leases approximately 46,681 square feet, or approximately 16% of the property’s rentable area. This lease expires in 2009. No other tenant leases more than 10% of the rentable area. The balance of 720 Olive Way is occupied by 28 office and seven retail tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted	Annual Gross
	Average	Rent per Leased
Year	Occupancy	Sq. Ft.(1)

2001	91%	$26.06
2002	83%	$28.35
2003	78%	$29.19
2004	65%	$27.04
2005	75%	$25.40

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(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component), by the weighted average square footage under lease during such year.
      The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for 720 Olive Way. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area

	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

2006	6	16,525	5.7%
2007	12	42,004	14.6%
2008	7	16,086	5.6%
2009	7	85,708	29.9%
2010	6	37,873	13.2%
2011	1	14,741	5.1%
2012	1	14,741	5.1%
2013	—	—	—
2014	—	—	—
2015	—	—	—
Description of Debt Related to the Acquisition of 720 Olive Way
      In connection with the acquisition of 720 Olive Way, on January 31, 2006, an indirect subsidiary of the Core Fund entered into a mortgage agreement with The Prudential Insurance Company of America in the principal amount of $42.4 million. The loan bears interest at a fixed rate of 5.32% per annum, has a ten year term and is secured by 720 Olive Way. The mortgage agreement contains customary events of default, with corresponding grace periods, including payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. This loan is not recourse to the Core Fund or to the Company.
* * *
      2. Effective January 1, 2006, NY Trust II was merged with and into NY Trust I. We refer to NY Trust I in this supplement as the NY Trust. The NY Trust now owns the building previously owned by NY Trust II and has assumed the obligations previously owed by NY Trust II. Therefore, the Prospectus should be read with this merger in mind where applicable.
* * *
      3. The discussion following the caption “Initial Properties — Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor” beginning on page 75 of the Prospectus is deleted and replaced in its entirety with the following:
Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor

Co-Investment Rights
      The Institutional Co-Investor Advisor has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with the Core Fund in connection with each investment made by the Core Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment.
      The Institutional Co-Investor Advisor also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of the co-investment capital sought by the Core Fund from third-party investors for a prospective investment. In

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order to exercise such third-party co-investment right, the Institutional Co-Investor Advisor must invest at least 50% of the capital to be invested from sources other than the Core Fund.
      The Institutional Co-Investor Advisor is not entitled to co-investment rights in the following instances:

•	if the owner of an investment desires to contribute the investment to the Core Fund and receive interests in the Core Fund or a subsidiary of the Core Fund on a tax-deferred basis, the Institutional Co-Investor Advisor has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.

•	in the event Hines notifies the Institutional Co-Investor Advisor in writing that Hines has ceased marketing the Core Fund and/or its subsidiaries to potential investors and has returned or released all uninvested committed capital to the Core Fund and/or its subsidiaries, and Hines does not commence a successor fund with at least three Core Fund partners within the earlier of two years after such cessation or October 12, 2015.

Redemption Right
      For each asset in which the Institutional Co-Investors or other funds advised by the Institutional Co-Investor Advisor acquire interests pursuant to the Institutional Co-Investor Advisor’s co-investment rights, the Core Fund must establish a three-year period ending no later than the twelfth anniversary of the date such asset is acquired during which the entity through which the Institutional Co-Investors make their investment will redeem or acquire such Institutional Co-Investors’ interest in such entity at net asset value, unless the Institutional Co-Investor Advisor elects to extend this period. The Institutional Co-Investor Advisor may extend the liquidation period for any investment to a later three year period by giving notice to the applicable investment vehicle not less than one year prior to the start of the liquidation period. The Institutional Co-Investors’ interests in the NY Trust, the Shell Buildings, Three First National Plaza and 720 Olive Way are required to be redeemed on or before August 19, 2013, May 10, 2014, March 22, 2013 and January 30, 2016, respectively, unless the Institutional Co-Investors elect to extend these dates.

Buy/Sell Right
      The Institutional Co-Investor Advisor, on behalf of the Institutional Co-Investors having an interest in the NY Trust or any co-investment entity through which one or more Institutional Co-Investors have co-invested in any Core Fund investment (each an “Investment”), on one hand, and the Core Fund, on the other hand, have the right to initiate at any time the purchase and sale of such Investment or interests therein. The process is initiated by a written notice that identifies the Investment and states the value the tendering party assigns to such Investment (the “Stated Value”). The recipient may elect by written notice to be the buyer with respect to such Investment or, in the absence of a written response, will be deemed to have elected to be a seller. The amount paid by the buyer to the seller shall either be the amount such seller would receive in the event of a liquidation of the Investment at the Stated Value or the Stated Value, such amount dependent on whether the investment vehicle holding the Investment is a single-entity or multi-entity vehicle.

Governance of the NY Trust
      The board of trustees of the NY Trust currently comprises seven members. Pursuant to an agreement among the shareholders of the NY Trust, so long as certain control conditions are met by affiliates of Hines, the Core Fund is entitled to designate all the trustees of NY Trust. As long as the Core Fund is obligated to designate Sumitomo Life employees or agents to the board of trustees of the NY Trust pursuant to the Core Fund’s partnership agreement, the two members will be employees or agents of Sumitomo Life. The remaining five will be employees or agents of Hines. If at any time Hines does not meet prescribed control conditions set forth in the agreement, then all members of the NY Trust’s board of trustees who are employees of Hines may be removed by a majority in interest of the shareholders of the NY Trust. In such circumstance, the Institutional Co-Investors having interests in the NY Trust, as the majority shareholders of the NY Trust, would be entitled to elect a majority of the board of trustees,

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and the Core Fund would continue to be entitled to designate two Sumitomo Life employees or agents to the board of trustees. In addition, if the Core Fund beneficially owns 20% or more of the outstanding shares of the NY Trust, then the Core Fund will be entitled to designate one member for election to the board of trustees.
      The board of trustees of the NY Trust, without the consent of its shareholders, may take certain actions, including, but not limited to, the following:

•	managing, holding, selling, transferring and disposing of the properties it owns; and

•	entering into, executing, maintaining and/or terminating contracts, undertakings, agreements and any and all other documents and instruments in its name.
      As long as the Institutional Co-Investors hold shares of the NY Trust, it cannot sell or otherwise dispose of any of its properties to Hines, any affiliate of Hines, the Core Fund or any affiliate of the Core Fund without the consent of such Institutional Co-Investors, unless the sale or disposition is being made to fund the redemption of shares held by the Institutional Co-Investors.
      No acquisition fees, asset management fees, or similar advisory fees are paid to any person by the NY Trust.

D.	Risk Factors
      1. The risk factor on page 26 of the Prospectus titled “Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations” is hereby deleted and replaced in its entirety with the following:

Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.
      Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.
      Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Such laws may be amended so as to require compliance with stringent standards which could require us to make unexpected expenditures, some of which could be substantial. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties in the United States. In addition, we may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the United States, which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of our cash flow.
* * *
      2. The risk factor on page 27 of the Prospectus titled “Your investment may be subject to additional risks if we make international investments” is hereby deleted and replaced in its entirety with the following:

We may be subject to additional risks if we make international investments.
      We may purchase property located outside the United States and may make or purchase mortgage loans or participations in mortgage loans secured by property located outside the United States. These

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investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	the burden of complying with a wide variety of foreign laws, including:

-	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws; and

-	existing or new laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	Hines’ limited experience and expertise in foreign countries relative to its experience and expertise in the United States.
* * *
      3. The following text is hereby inserted on page 27 of the Prospectus after the risk factor titled “Your investment may be subject to additional risks if we make international investments ”:

Investments in properties outside the United States may subject us to foreign currency risks, which may adversely affect distributions and our REIT status.
      If we make investments outside the United States, such investments may be subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of shareholders’ equity.
      Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.
* * *

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      4. The risk factor on page 31 of the Prospectus titled “If we fail to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted” is hereby deleted and replaced in its entirety with the following:

If we fail to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted.
      We qualify as a REIT under the Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.
      If we make investments in foreign real property, we may be subject to foreign currency gains and losses. Foreign currency gains are not qualifying income for purposes of the REIT income requirements. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income as a result of foreign currency gains.
      If we were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our dividends to our shareholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	our cash available for distribution would be reduced and we would have less cash to distribute to our shareholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.
      We encourage you to read the “Material Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

E.	Investment Objectives and Policies with Respect to Certain Activities
      The following text is hereby inserted on page 111 of the Prospectus above the subheading titled “—Joint Venture Investments”:
     International Investments
      According to Prudential Real Estate Investors, approximately two-thirds of global real estate available for investment is located outside of the United States. Some of this real estate is located in developed markets such as the United Kingdom, Germany and France. These real estate markets are well-developed and have been integrated into the global capital markets for some time. Other real estate investments are located in maturing markets in countries that either have less advanced capital markets or are surrounded by emerging or higher risk markets. We believe examples of maturing markets include Russia and China.

8

Finally, there are other potential real estate opportunities in emerging markets such as Brazil and Mexico. Although these markets have the highest degree of market risk, they also offer higher potential returns.
      We believe that international properties may play a more important role in well-diversified real estate portfolios in the future and that a meaningful allocation to international properties that meet our investment policies and objectives could be an effective tool we could use to create a well-diversified portfolio. International investment diversification may involve diversity in regard to property types as well as market types. Additionally, we believe that acquiring international properties during periods in which investors are spending significant capital to acquire properties in the United States may allow us to more successfully make investments that are accretive to our cash flow available for distributions.
      However, international investments involve unique risks. In addition to risks associated with real estate investments generally, regardless of location, country-specific risks and currency risks add an additional layer of factors that must be considered when investing in non-U.S. real estate. We believe that having access to Hines’ international organization, with regional offices in 14 foreign countries and real estate professionals living and working full time in these international markets, will be a valuable resource to us when considering international opportunities. As of December 1, 2005, Hines had offices in the United Kingdom, France, Spain, Mexico, Poland, Germany, Brazil, Italy, Argentina, China, Canada, Russia, Panama and Luxembourg. Hines has acquired and/or developed 31 properties outside of the United States in the 10-year period ended December 31, 2004 with an aggregate cost of approximately $2.5 billion. A majority of these properties are located in maturing or emerging markets. Please see “Prior Performance Summary.” Our Advisor has access to Hines’ international organization, and we expect to consider interests in non-U.S. markets as the size of our portfolio increases, including opportunities in maturing or emerging markets. However, we cannot assure investors that we will be able to successfully manage the various risks associated with, and unique to, investing in foreign markets.

F.	Description of Our Common Shares
      The second paragraph following the caption “Description of our Common Shares — Common Shares” beginning on page 122 of the Prospectus is deleted and replaced in its entirety with the following:
      We will not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Trust Company of America, Inc. acts as our registrar and as the transfer agent for our shares. A transfer of your shares can be effected simply by mailing to Trust Company of America, Inc. a transfer and assignment form, which we will provide to you upon written request. Trust Company of America, Inc. will charge a transfer fee of $50.00 to implement any transfer of your shares.

G.	Experts
      The statements of revenues and certain operating expenses for Airport Corporate Center, Miami, Florida, for the year ended December 31, 2005 and 720 Olive Way, Seattle, Washington, for the year ended December 31, 2004 included in this Supplement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

9

H.	Financial Statements.

F-1

INDEPENDENT AUDITORS’ REPORT
To the Member of
Hines REIT Airport Corporate Center LLC
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the office complex located in Miami, Florida (the “Properties”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.
      In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the office complex located in Miami, Florida, for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 13, 2006

F-2

AIRPORT CORPORATE CENTER, MIAMI, FLORIDA
STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

Revenue:
Rental income	$16,485,337
Escalation income	2,924,680
Other income	72,187

Total revenues	19,482,204
Certain Operating Expenses:
Interest	4,405,601
Real estate taxes	2,205,019
Utilities	1,727,042
Repairs, maintenance and supplies	1,434,673
Building management services	1,135,206
Cleaning	1,128,987
Salaries	874,953
Insurance	551,809

Total certain operating expenses	13,463,290

Revenues in excess of certain operating expenses	$6,018,914

See accompanying notes to statement of revenues and certain operating expenses.

F-3

AIRPORT CORPORATE CENTER, MIAMI, FLORIDA
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

(1)	Organization
      The Airport Corporate Center (the “Properties”), is an 11-Building, 53 acres office complex with 1,018,477 square foot of office space located in Miami, Florida. Hines Real Estate Investment Trust, Inc.(“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority-owned subsidiary (the “Operating Partnership,” and together, the “Company”) the Properties. The acquisition was completed on January 31, 2006 by Hines REIT Airport Corporate Center LLC, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation
      The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties.

(3)	Principles of Reporting and Use of Estimates
      The preparation of historical summaries in conformity with generally accepted accounting principles in the United States of America requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition
      The Properties’ operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on a straight-line basis over the terms of the leases, which amounted to a decrease in rental income of approximately $54,000 for the year ended December 31, 2005.
      Rental payments under certain leases are based on a minimum rental amount plus a percentage of the lessee’s sales in excess of stipulated amounts. Since inception, no income has been received from such contingent rent agreements.
      Approximately 92% (unaudited) of the Properties’ net rentable space is committed under operating leases at December 31, 2005. The tenants’ leases expire in various years through 2015. Of the total net rentable area leased, approximately 13% (unaudited) is leased to tenants in import/export/transportation industry and 18% (unaudited) is leased to tenants in hospitality industry.

(b)	Bad Debt Expense
      Bad debts are recorded under the specific identification method whereby uncollectible receivables are directly written off when identified.

F-4

AIRPORT CORPORATE CENTER, MIAMI, FLORIDA
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(c)	Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.

(5)	Leases
      The aggregate annual minimum future rental revenue on non-cancelable operating leases in effect at December 31, 2005 is as follows:

Amount

Year ending December 31:
2006	$16,486,686
2007	14,086,258
2008	9,440,706
2009	5,240,765
2010	2,488,487
Thereafter	2,975,074

Total future minimum rentals	$50,717,976

      Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, insurance, real estate taxes, and operating cost escalations.

(6)	Mortgage Note Payable
      In connection with the acquisition of the Properties, Hines REIT Airport Corporate Center LLC assumed a mortgage note payable to Wells Fargo Bank, N.A. (the “Mortgage Note”). The Mortgage Note is secured by a deed of trust on certain land and all improvements and an assignment of tenant leases and related receivables. The Mortgage Note accrues interest daily at a fixed rate of 4.775% per annum, which is paid in monthly installments until the maturity date of March 11, 2009, at which time all remaining outstanding principal and interest is due and payable.
      Future principal payments on the Mortgage Note are as follows:

Amount

Year ending December 31:
2006	$—
2007	—
2008	—
2009	91,000,000

Total	$91,000,000

* * * * *

F-5

INDEPENDENT AUDITORS’ REPORT
To the Partners of
Hines 720 Olive Way LP
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 720 Olive Way, Seattle, Washington (the “Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
      In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 720 Olive Way, Seattle, Washington, for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 13, 2006

F-6

720 OLIVE WAY, SEATTLE, WASHINGTON
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2005	2004

	(Unaudited)
Revenue:
Rental income	$4,144,620	$5,280,231
Escalation income	29,513	200,706
Other income	350,949	456,700

Total revenues	4,525,082	5,937,637
Certain Operating Expenses:
Real estate taxes	356,050	546,563
Salaries	249,704	363,552
Utilities	247,719	338,691
Cleaning services	224,889	247,479
Security	118,415	181,364
Insurance	68,493	149,299
Repairs, maintenance and supplies	109,321	133,405
Building management services	22,488	31,545

Total certain operating expenses	1,397,079	1,991,898

Revenues in excess of certain operating expenses	$3,128,003	$3,945,739

See accompanying notes to statements of revenues and certain operating expenses.

F-7

720 OLIVE WAY, SEATTLE, WASHINGTON
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

(1)	Organization
      720 Olive Way, Seattle, Washington, is a 20-story, 287,000 square foot office building with an attached parking structure constructed in 1981 and substantially renovated in 1997. 720 Olive Way (“the Property”) is owned by Hines 720 Olive Way LP (the “Company”), a subsidiary of Hines-Sumisei U.S. Core Office Properties L.P.

(2)	Basis of Presentation
      The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property.
      The statements of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2005 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition
      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the terms of the leases, which amounted to an increase in rental income of approximately $19,391 (unaudited) for the nine months ended September 30, 2005, and $209,509 for the year ended December 31, 2004, respectively.
      Rental payments under certain leases are based on a minimum rental amount plus a percentage of the lessee’s sales in excess of stipulated amounts. Since inception, no income has been received from such contingent rent agreements.
      Approximately 80% (unaudited) as of September 30, 2005 and 67% (unaudited) of the Property’s net rentable space is committed under operating leases at December 31, 2004. The tenants’ leases expire in various years through 2012. Of the total net rentable area leased, approximately 46,681 (unaudited) square feet or 16% (unaudited) was leased to one tenant in the healthcare industry, whose lease expires in 2009.

F-8

720 OLIVE WAY, SEATTLE, WASHINGTON
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

(b) Bad Debt Expense
      Bad debts are recorded under the specific identification method whereby uncollectible receivables are directly written off when identified.

(c) Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.
(5) Leases
      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2004 is as follows:

Amount

Year ending December 31:
2005	$5,195,012
2006	4,590,727
2007	3,809,563
2008	2,977,187
2009	1,203,208
Thereafter	176,881

Total future minimum rentals	$17,952,578

      Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.
* * * * *

F-9

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
December 31, 2004
      Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with Hines REIT Properties, L.P. (the “Operating Partnership”), the “Company”) has made the following acquisitions:

Property Name	Date of Acquisition	Purchase Price

1900 and 2000 Alameda de las Pulgas	June 28, 2005	$59.8 million
3100 McKinnon Street	August 24, 2005	$27.9 million
1515 S Street	November 2, 2005	$66.6 million
Airport Corporate Center	January 31, 2006	$159.4 million
      Additionally, during the year ended December 31, 2005, the Company made equity investments in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) totaling approximately $99.8 million. The Unaudited Pro Forma Consolidated Statement of Operations assume the Company’s acquisitions of 1900 and 2000 Alameda de las Pulgas, 3100 McKinnon Street, 1515 S Street and Airport Corporate Center and its investments in the Core Fund occurred on January 1, 2004.
      In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The Unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on January 1, 2004, nor does it purport to represent the results of operations for future periods.

F-10

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004

	Year Ended
	December 31,	Adjustment for
	2004	Acquisitions		Pro Forma

Revenues	$—	$36,482,870	(a)	$36,482,870
Expenses:
Organizational and offering expenses	14,771,095	—		14,771,095
Asset management and acquisition fees	818,320	5,118,000	(e)	5,936,320
Other start-up costs	409,668	—		409,668
General and administrative expenses	617,570	—		617,570
Depreciation and amortization	—	12,290,220	(a)	12,290,220
Property operating expenses	—	15,852,347	(a)	15,852,347

Total expenses	16,616,653	33,260,567		49,877,220

Income (loss) before equity in income, interest income and loss allocated to minority interests	(16,616,653)	3,222,303		(13,394,350)

Equity in income of Hines-Sumisei U.S. Core Office Fund, L.P.	68,461	241,179	(b)	309,640
Interest income	163	—		163
Interest expense	—	(11,875,250	)(d)	(11,875,250)
Loss allocated to minority interests	6,540,140	564,374	(c)	7,104,514

Net loss	$(10,007,889)	$(7,847,394)		$(17,855,283)

Loss per common share	$(60.40)	$(47.36)		$(107.76)

Weighted average number common shares outstanding	165,690	165,690		165,690

See notes to unaudited pro forma consolidated statement of operations and unaudited notes to pro forma consolidated statement of operations.
Notes to Unaudited Pro Forma Consolidated Statement of Operations
for the Year Ended December 31, 2004

(a)	To record the pro forma effect of the Company’s acquisition of 1900 and 2000 Alameda de las Pulgas, 3100 McKinnon Street (“Citymark”), 1515 S Street and Airport Corporate Center assuming that the acquisitions had occurred on January 1, 2004.

(b)	To record the pro forma effect on the Company’s equity in income assuming that the Company’s additional investments in the Core Fund and the Core Fund’s acquisition of Three First National Plaza, Golden Eagle Plaza and 720 Olive Way had occurred on January 1, 2004.

(c)	To record the pro forma effect on the Company’s loss allocated to minority interest assuming that the Core Fund’s acquisition of Three First National Plaza, Golden Eagle Plaza and 720 Olive Way and the Company’s additional investments in the Core Fund and its acquisitions of 1900 and 2000 Alameda de las Pulgas, Citymark, 1515 S Street and Airport Corporate Center had occurred on January 1, 2004.

(d)	To record the pro forma effect of the Company’s interest expense assuming that the debt related to the Company’s additional investments in the Core Fund and the acquisitions of 1900 and 2000 Alameda de las Pulgas, Citymark, 1515 S Street and Airport Corporate Center was outstanding the entire year using a weighted average interest rate as of the date of the acquisitions.

(e)	To record the pro forma effect of the Company’s acquisition fees related to the acquisitions of the additional investments in the Core Fund and the acquisitions of 1900 and 2000 Alameda de las Pulgas, Citymark, 1515 S Street and Airport Corporate Center.

F-11

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004

(1)	Investment Properties
      On June 28, 2005, Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT” and, together with its consolidated subsidiaries, the “Company”), acquired 1900 and 2000 Alameda de las Pulgas in San Mateo, California for approximately $59.8 million, including transaction costs. This transaction was financed with proceeds from a term loan. The property, which is located in the San Francisco Bay area office market, consists of a four-story building constructed in 1971 which was substantially renovated in 1996 and a two-story building completed in 1983. The buildings have an aggregate of 253,377 square feet of rentable area.
      On August 24, 2005, the Company acquired Citymark, which is located in Dallas, Texas. The aggregate purchase price of Citymark was approximately $27.8 million, including transaction costs. This transaction was financed with proceeds from a term loan. Citymark is an 11-story office building constructed in 1987. The building has an aggregate of 218,943 square feet of rentable area.
      On November 2, 2005, the Company acquired an office complex located at 1515 S Street in Sacramento, California (“1515 S Street”). The aggregate purchase price for 1515 S Street was approximately $66.6 million, exclusive of transaction costs, financing fees and working capital reserves. The Company funded the acquisition with net proceeds of its public offering and borrowings of approximately $66.0 million under the Company’s revolving credit facility. 1515 S Street consists of two five-story buildings and an eight-story parking garage constructed in 1987. The buildings have an aggregate of 349,000 square feet of rentable area.
      On January 31, 2006, the Company acquired Airport Corporate Center, a 45-acre office park located in the Airport West/ Doral airport submarket of Miami, Florida. Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 and a 5.46-acre land development site. The aggregate purchase price of Airport Corporate Center was approximately $159.4 million, including transaction costs and financing fees. In connection with the acquisition, mortgage financing was assumed in the amount of $91.0 million.
      The unaudited pro forma consolidated statement of operations of the Company assumes that all four acquisitions occurred on January 1, 2004.

(2)	Core Fund
      The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than Hines REIT are, and Hines expects that future third-party investors in the Core Fund will be, primarily U.S. and foreign institutional investors or high net worth individuals. The Core Fund was formed as a Delaware limited partnership and was organized in connection with the acquisition of three office properties from Sumitomo Life Realty (N.Y.), Inc. (“Sumitomo Life”).
      In August 2003, the Core Fund, Sumitomo Life, three independent pension plans and funds (the “Institutional Co-Investors”) and an affiliate of Hines organized Hines-Sumisei NY Core Office Trust (“NY Trust I”), a Maryland real estate investment trust, to acquire three properties from Sumitomo Life and an entity affiliated with Sumitomo Life. Two of these three properties are located in New York City and the remaining property is located in Washington D.C. In August 2003, NY Trust I acquired these properties for an aggregate purchase price of approximately $581.1 million. The cash portion of the purchase price, transaction costs and working capital was funded by a combination of capital contributions from Institutional Co-Investors and Hines affiliates, bridge financing and long-term mortgage debt.

F-12

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS — (Continued)
For the Year Ended December 31, 2004
      In January 2004, the Core Fund, Sumitomo Life, certain Institutional Co-Investors and an affiliate of Hines organized Hines-Sumisei NY Core Office Trust II (“NY Trust II”), a Maryland real estate investment trust, to acquire 600 Lexington Avenue, a fourth office property owned by Sumitomo Life located in New York City. In February 2004, NY Trust II acquired 600 Lexington Avenue for a purchase price of approximately $91.6 million, of which $25.0 million was paid to Sumitomo Life and subsequently reinvested back into the Core Fund by Sumitomo Life in exchange for partnership units in the Core Fund. The cash portion of the purchase price, transaction costs and working capital was funded by a combination of capital contributions from Hines affiliates and long-term mortgage debt.
      The Core Fund holds approximately 40.60% of the outstanding share capital in each NY Trust, Institutional Co-Investors own approximately 57.89% of the outstanding share capital of each NY Trust, and Hines-related entities own the remaining outstanding share capital of each NY Trust, or approximately 1.51%.
      In May 2004, the Core Fund acquired an interest in One Shell Plaza and Two Shell Plaza (collectively, the “Shell Buildings”). Institutional Co-Investors, affiliates of Hines including Hines US Core Office Capital Associates IV Limited Partnership and Hines US Core Office Capital Associates LP and third-party investors currently hold, indirectly, the remaining interests in these buildings, respectively. One half of the interests in the Shell Buildings were acquired from 910 Associates Limited Partnership, 910 Louisiana Limited Partnership and Block 145 Limited, all affiliates of Hines, and through which Hines effectively owned 32.70% of the Shell Buildings. The aggregate purchase price for the Shell Buildings was approximately $351.8 million. The Core Fund holds approximately a 46.18% indirect interest in each of the Shell Buildings. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining approximate 49.50%, 0.76% and 3.56% interests in these buildings, respectively.
      In September 2004, the Core Fund acquired interests in two office buildings located at 55 Second Street and 101 Second Street, in the central business district of San Francisco, California (collectively, the “San Francisco Properties”). Two indirect subsidiaries of the Core Fund were formed as investment entities for the purpose of acquiring and holding these properties. The sellers were unaffiliated with the Company, the Core Fund, Hines or their affiliates. The aggregate purchase price for the San Francisco Properties, including transaction and working capital costs and prepayment and interest rate buy-down fees, was approximately $305.0 million. The Core Fund holds approximately a 92.35% indirect interest in each of the San Francisco Properties. Affiliates of Hines and third-party investors hold, indirectly, the remaining approximate 0.53% and 7.12% interests in these buildings, respectively.
      In March 2005, the Core Fund acquired an indirect interest in its ninth office building. Three First National Plaza, completed in 1981, is located at 70 West Madison Street in the Central Loop of Chicago. The aggregate purchase price for the property was approximately $245.3 million, including transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the aggregate principal amount of approximately $141.0 million. The Core Fund currently holds approximately a 73.88% interest in Three First National Plaza. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining 19.80%, 0.63% and 5.69%, respectively. The unaudited pro forma consolidated condensed statement of operations of the Core Fund summarized below assumes that this acquisition occurred on January 1, 2004.
      On August 10, 2005, the Core Fund purchased Golden Eagle Plaza, an office property located at 525 B Street in the central business district of San Diego, California. Golden Eagle Plaza was built in 1969 and renovated in 1998. It consists of a 22-story office tower and an attached parking structure. The aggregate purchase price of Golden Eagle Plaza was approximately $116.4 million, including transaction costs. In connection with the acquisition, mortgage financing was secured in the amount of $52.0 million

F-13

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS — (Continued)
For the Year Ended December 31, 2004
and a bridge loan was secured in the amount of $68.0 million. The Core Fund currently holds approximately a 92.35% interest in Golden Eagle Plaza. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.53% and 7.12%, respectively. The unaudited pro forma consolidated condensed statement of operations of the Core Fund summarized below assumes that this acquisition occurred on January 1, 2004.
      On January 31, 2006, the Core Fund purchased 720 Olive Way, an office property located in the retail core submarket of the central business district of Seattle, Washington. The property consists of a 20-story office building and a parking structure that were constructed in 1981 and substantially renovated in 1997. The aggregate purchase price of 720 Olive was approximately $84.7 million, including transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $42.4 million. The Core Fund currently holds approximately an 80% interest in 720 Olive Way. A third-party investor holds, indirectly, the remaining 20% interest. The unaudited pro forma consolidated condensed statement of operations of the Core Fund summarized below assumes that this acquisition occurred on January 1, 2004.
      As of December 31, 2004, the Company had invested approximately $28.4 million in the Core Fund. Through December 31, 2005, the Company acquired additional interests in the Core Fund totaling approximately $99.8 million. The unaudited pro forma consolidated statement of operations of the Company assumes that the investment of $99.8 million occurred on January 1, 2004. Additionally, the unaudited pro forma consolidated statement of operations has been prepared assuming the Company’s investment in the Core Fund is accounted for utilizing the equity method as the Company has the ability to exercise significant influence over, but does not exercise financial and operating control over, the Core Fund.

F-14

HINES REAL ESTATE INVESTMENT TRUST
UNAUDITED PRO FORMA CONSOLIDATED
CONDENSED STATEMENT OF OPERATIONS OF THE CORE FUND
For the Year Ended December 31, 2004

Revenues and interest income	$203,653,060
Expenses:
Operating	83,530,110
Interest	45,582,398
Depreciation and amortization	63,177,449

Total expenses	192,289,957
Minority interest	9,853,525

Net income	$1,509,578

* * * * *

F-15

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-108780
HINES REAL ESTATE INVESTMENT TRUST, INC.
SUPPLEMENT NO. 28 DATED NOVEMBER 22, 2005
TO THE PROSPECTUS DATED JUNE 18, 2004
      This prospectus supplement No. 28 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Hines Real Estate Investment Trust, Inc. dated June 18, 2004 (the “Prospectus”), Supplement No. 12 to the Prospectus, dated April 22, 2005, Supplement No. 14 to the Prospectus, dated May 19, 2005, and Supplement No. 20 to the Prospectus, dated August 22, 2005. This Supplement supersedes and replaces Supplement No. 21 to the Prospectus, dated August 29, 2005, Supplement No. 22 to the Prospectus, dated September 15, 2005, Supplement No. 23 to the Prospectus, dated October 3, 2005, Supplement No. 24 to the Prospectus, dated October 12, 2005, Supplement No. 25 to the Prospectus, dated October 31, 2005, Supplement No. 26 to the Prospectus, dated November 7, 2005, and Supplement No. 27 to the Prospectus, dated November 18, 2005. This Supplement No. 28 replaces, in its entirety, the Supplement No. 28 contained in Post-Effective Amendment No. 6 to our Registration Statement, filed with the Securities and Exchange Commission on November 22, 2005. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

	Supplement No. 28	Prospectus Page
	Page Number	Number

A. Status of the Offering	1	N.A.
B. Management’s Discussion and Analysis of Financial Condition and Results of Operations	1	116
C. Supplement to the “Initial Properties” Section of the Prospectus	13	67
D. Dividends Declared by Hines REIT’s Board of Directors	17	N.A.
E. Other Updates and Revisions	17	N.A.
F. Experts	18	165
G. Financial Statements	F-1	F-1

A.	Status of the Offering
      As of November 16, 2005, we had received gross offering proceeds of approximately $197.0 million from the sale of 19,907,897 of our common shares, including approximately $2.1 million of gross proceeds related to the sale of 222,842 common shares pursuant to our dividend reinvestment plan. As of November 16, 2005, 180,314,945 common shares remained available for sale to the public pursuant to the offering, exclusive of 19,777,158 common shares available under our dividend reinvestment plan.

B.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
      The section of the Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as supplemented to date, is hereby modified and supplemented with the following:

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Explanatory Note
      As of September 30, 2004, we had not yet commenced real estate operations. Therefore, we do not have meaningful active operations to discuss for the quarter ended September 30, 2004. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited consolidated financial statements, the notes thereto, and the other unaudited financial data included elsewhere in this Supplement to our Prospectus. The following discussion should also be read in conjunction with our audited consolidated financial statements, and the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2004.
Cautionary Note Regarding Forward-Looking Statements
      This Supplement to our Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements concerning future financial performance, future debt and financing levels, investment objectives, payments to our Advisor and its affiliates and other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto. These statements are only predictions. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
      Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate.
      The following are some of the risks and uncertainties, although not all of the risks and uncertainties, which could cause actual results to differ materially from those presented in certain forward-looking statements:

•	Our ability to invest offering and dividend reinvestment plan proceeds to acquire properties or other investments in a timely manner and at appropriate amounts that provide acceptable returns;

•	The potential need to fund tenant improvements, lease-up costs or other capital expenditures, as well as increases in property operating expenses and costs of compliance with environmental matters

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or discovery of previously undetected environmentally hazardous or other undetected adverse conditions at our properties;

•	Risks associated with debt;

•	Competition for tenants and real estate investment opportunities, including competition with affiliates of Hines Interests Limited Partnership (“Hines”);

•	Risks associated with adverse changes in general economic or local market conditions, including terrorist attacks and other acts of violence, may affect the markets in which we and our tenants operate;

•	Our ability to secure adequate insurance at reasonable and appropriate rates against catastrophic events, such as earthquakes and terrorist attacks;

•	Changes in governmental, tax, real estate and zoning laws and regulations and the related costs of compliance and increases in our administrative operating expenses, including expenses associated with operating as a public company;

•	Risks relating to our investment in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”), such as its reliance on Hines for its operations and investments, and our potential liability for Core Fund obligations;

•	The lack of liquidity associated with our assets;

•	Our reliance on Hines Advisors Limited Partnership (our “Advisor”), Hines and affiliates of Hines for our day-to-day operations and the selection of real estate investments, and our Advisor’s ability to attract and retain high quality personnel who can provide acceptable service levels to us;

•	Risks associated with conflicts of interests that result from our relationship with our Advisor and Hines, as well as conflicts of interests certain of our officers and directors face relating to the positions they hold with other entities; and

•	Our ability to continue to qualify as a real estate investment trust (“REIT”) for federal income tax purposes.

      These risks are more fully discussed in, and all forward-looking statements should be read in light of all of the factors identified in, the “Risk Factors” section of beginning on page 10 of the Prospectus. You are cautioned not to place undue reliance on any forward-looking statements included in this Supplement or elsewhere in the Prospectus. All forward-looking statements are made as of the date of this Supplement and the risk that actual results will differ materially from the expectations expressed in this Supplement may increase with the passage of time. In light of the significant uncertainties inherent in the forward-looking statements included in this Supplement, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Supplement will be achieved. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. Each forward-looking statement speaks only as of the date of the particular statement, and we do not undertake to update any forward-looking statement.
Overview
      We were formed by our sponsor, Hines, for the purpose of engaging in the business of investing in and owning interests in real estate. As of September 30, 2005, we have invested in office properties located in the United States. We intend to make real estate investments that will satisfy our primary investment objectives of preserving invested capital, paying regular cash dividends and achieving modest capital appreciation of our assets over the long term. We make investments directly through entities wholly-owned by the Operating Partnership or indirectly by owning interests in entities not wholly-owned by the Operating Partnership, such as the Core Fund. We intend to invest the proceeds raised in our public offering and any potential follow-on offerings primarily in office properties located in central business

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districts or suburban markets of major metropolitan cities. In addition, we may make other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to invest in properties that will be diversified by location, lease expirations and tenant industries.
      In order to provide capital for these investments, we are selling our common shares through our public offering. We intend to continue raising significant amounts of capital through our current offering and follow-on offerings, as well as through the utilization of debt financings.
      As of September 30, 2005, we owned direct and indirect interests in the following office properties:

				Ownership by
		Leasable		the
Property	Location	Square Feet	% Leased	Company(1)(2)

1900 and 2000 Alameda de las Pulgas	San Mateo, California	253,377	84%	100.00%
Citymark	Dallas, Texas	218,943	100%	100.00%
425 Lexington Avenue	New York City, New York	699,048	100%	10.07%
499 Park Avenue	New York City, New York	280,919	100%	10.07%
600 Lexington Avenue	New York City, New York	280,634	95%	10.07%
1200 19th Street	Washington D.C.	236,436	100%	10.07%
One Shell Plaza	Houston, Texas	1,225,786	96%	11.37%
Two Shell Plaza	Houston, Texas	564,843	92%	11.37%
The KPMG Building	San Francisco, California	379,330	88%	22.74%
101 Second Street	San Francisco, California	387,866	94%	22.74%
Three First National Plaza	Chicago, Illinois	1,439,367	87%	18.19%
525 B Street	San Diego, California	423,546	98%	22.74%

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. As of September 30, 2005, we owned a 92.58% interest in the Operating Partnership and were its sole general partner. Affiliates of Hines owned the remaining 7.42% interest in the Operating Partnership. We own interests in all of the properties other than the Dallas and San Mateo buildings as a result of our interest in the Core Fund, in which we owned a 24.80% non-managing general partner interest as of September 30, 2005. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 90.1%.

(2)	Real estate investments owned 100% by the Company are referred to as “direct investments.”
      In addition, on November 2, 2005, we acquired a property located in Sacramento, California. We have also entered into a contract to acquire a group of properties located in Miami, Florida. See “Note 7 — Subsequent Events” in the notes to our unaudited consolidated financial statements included in this Supplement.
      Our management believes that significant capital will continue to flow into the commercial real estate market, which results in a competitive environment for the acquisition of assets. Our Advisor, through an agreement with Hines, provides us access to a fully integrated real estate organization with approximately 2,900 employees located in 64 cities in the U.S. and in 14 other countries. Our Advisor is an affiliate of Hines. We believe Hines’ having real estate professionals living and working in the major markets in which we seek to invest, including foreign markets, allows us better access to investment opportunities due to the local market knowledge and relationships with local owners, tenants and brokers. The ability of our Advisor to identify and execute investment opportunities at a pace consistent with the capital raised through our offering will directly impact our financial performance and ability to pay and maintain the current level of our dividends.

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Critical Accounting Policies
      Management believes our most critical accounting policies are the accounting for lease revenues (including straight-line rent), real estate purchase price allocations and the regular evaluation of whether the value of a real estate asset has been impaired. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Basis of Presentation
      Our consolidated financial statements included in this Supplement include the accounts of Hines REIT, the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.
      Investments in real estate partnerships where we have the ability to exercise significant influence, but do not exercise financial and operating control, are accounted for using the equity method. As such, we have accounted for our investment in the Core Fund using the equity method of accounting for investments.
      The interim unaudited financial information included in this Supplement has been prepared according to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) have been condensed or omitted according to such rules and regulations. For further information, please refer to the financial statements and footnotes for the year ended December 31, 2004 included in our Annual Report on Form 10-K. Management believes that the disclosures included are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly and in conformity with GAAP our financial position as of September 30, 2005, the results of operations for the quarters and nine month periods ended September 30, 2005 and 2004, and the cash flows for the nine month periods ended September 30, 2005 and 2004 have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

Revenue Recognition
      For financial reporting purposes, we recognize rental revenue on a straight-line basis over the life of the lease. Straight-line rent receivable, which is included in the unaudited consolidated financial statements as of September 30, 2005, consists of the difference between the tenants’ rent calculated on a straight-line basis from the date of acquisition over the remaining term of the related leases and the tenants’ actual rent due under the lease agreement. Revenues relating to lease termination fees are recognized at the time that the tenant’s right to occupy the space is terminated and when we have satisfied all obligations under the agreement.

Investment Property
      Real estate assets we purchase directly are stated at cost less accumulated depreciation, which, in the opinion of management, does not exceed the individual property’s fair value, including estimated proceeds from disposition. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements where the betterment extends the useful life of the assets are capitalized. Maintenance and repair items are expensed as incurred.

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      Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison is made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to its estimated fair values to reflect impairment in the value of the asset. At September 30, 2005, management believes no such impairment has occurred.
      Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place at-market leases, acquired above- and below-market leases and tenant relationships. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.
      The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and tenant coordination costs that would be incurred to lease the property to such occupancy level. Additionally, we evaluate the time period over which such occupancy level would be achieved and include an estimate of the net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.
      Acquired above-and below-market lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to rental revenue.

Organizational and Offering Costs
      Certain of our organizational and offering costs have been paid by our Advisor on our behalf. Pursuant to the Advisory Agreement, we are obligated to reimburse our Advisor in an amount equal to the lesser of actual organizational and offering costs incurred or 3.0% of the gross proceeds raised from the sale of our common shares in our initial public offering pursuant to which we are offering a maximum of 220,000,000 common shares for sale to the public. In no event will we have any obligation to reimburse our Advisor for organizational and offering costs totaling in excess of 3.0% of the gross proceeds from our current offering. Amounts of organizational and offering costs recorded in our financial statements in prior periods were based on estimates of gross offering proceeds to be raised in the future through the end of the offering period. Such estimates were based on highly subjective factors including the number of retail broker-dealers signing selling agreements with our Dealer Manager, anticipated market share penetration in the retail broker-dealer network, and our Dealer Manager’s best estimate of the baseline growth rate in sales. Based on actual gross offering proceeds raised to date and management’s current estimate of future sales of our common shares through the end of our current offering, management expects that we will not be obligated to reimburse our Advisor for approximately $11.6 million of organizational and offering costs which we recorded prior to March 31, 2005. Such accruals have been reversed in our unaudited consolidated financial statements as of September 30, 2005.

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Financial Condition, Liquidity and Capital Resources
      We currently have four primary sources of capital and funding for purposes of making real estate investments, paying offering costs and expenses associated with operations and paying dividends:

•	proceeds from our current and potential follow-on offerings, as well as our dividend reinvestment plan;

•	proceeds from debt financings, including secured or unsecured facilities;

•	cash flow generated by our real estate investments and operations; and

•	advances from affiliates.

Sources of Funds

Our public offering
      On June 18, 2004, we commenced a public offering of our common shares. We are offering a maximum of 200,000,000 common shares to the public on a best efforts basis at a price of $10.00 per share. We also registered up to 20,000,000 common shares under our registration statement to be issued during our public offering pursuant to our dividend reinvestment plan at a price of $9.50 per share. The offering provides us with the ability to raise capital on a continual basis and we intend to continue raising capital through this offering, which expires in June 2006, and potential follow-on offerings.
      During the quarter ended September 30, 2005, we sold 6,909,621 shares of our common stock for aggregate gross proceeds of approximately $67.9 million, including approximately $626,000 of gross proceeds relating to 65,897 shares issued under our dividend reinvestment plan. During the nine months ended September 30, 2005, we issued 14,582,680 shares of our common stock for aggregate gross proceeds of approximately $144.2 million, including approximately $959,000 of gross proceeds relating to 100,984 shares issued under our dividend reinvestment plan. After payment of sales commissions, dealer manager fees and reimbursements of organizational and offering costs to our Advisor, we had raised net proceeds of approximately $149.2 million from our current offering through September 30, 2005, which was available to make real estate investments. As of November 16, 2005, we had sold 19,907,897 shares of our common stock for aggregate gross proceeds of approximately $197.0 million.

Debt financings
      On June 28, 2005, we entered into a term loan agreement with KeyBank National Association in the principal amount of $60.0 million, which we used to pay the purchase price of 1900 and 2000 Alameda de las Pulgas. We amended the term loan agreement in August 2005 to increase the principal amount to $75.0 million in connection with our acquisition of 3100 McKinnon Street in Dallas, Texas (“Citymark”).
      On September 9, 2005, we entered into a credit agreement with KeyBank, as administrative agent for itself and the other lenders named in the credit agreement (collectively, the “Lenders”), to establish a revolving credit facility with maximum aggregate borrowing capacity of $140.0 million. We established the revolving credit facility for the purposes of repaying in full amounts owed under our term loan with KeyBank, providing a source of funds for future real estate investments and funding general working capital needs.
      The revolving credit facility has a maturity date of September 8, 2008, which may be extended at our election for two successive periods of one year each, subject to specified conditions. The revolving credit facility provides that we may increase the commitment amount to $250.0 million upon written notice within 18 months of the date of the agreement, subject to KeyBank’s ability to syndicate the incremental amount to the Lenders or other lenders. The revolving credit facility allows for borrowing, at our election, at a variable rate or a LIBOR-based rate plus a spread ranging from 150 to 250 basis points based on a prescribed leverage ratio, which takes into account our effective ownership interest in the debt and certain allowable assets of entities in which we invest directly and indirectly. The weighted-average rate on

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outstanding loans under the revolving credit facility was 5.78% as of September 30, 2005. The revolving credit facility provides that it shall be an event of default under the agreement if our Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines, chairman of our board of directors, or certain members of his family. The revolving credit facility also contains customary events of default, with corresponding grace periods, including payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of specified financial ratios.
      We financed the above acquisitions primarily with funds from our then-existing term loan with KeyBank, which was subsequently replaced by the revolving credit facility, as described above. Through September 30, 2005, we incurred borrowings of $56.3 million and made principal payments totaling $9.0 million under our revolving credit facility, and the remaining principal amount outstanding was $47.3 million. From October 1 through November 14, 2005, we incurred additional borrowings of $66.0 million and made principal payments totaling $24.0 million under our revolving credit facility, and the remaining principal amount outstanding was $89.3 million. We have used net proceeds received from our public offering to make principal payments under our revolving credit facility.
      Borrowings under the revolving credit facility are secured by a pledge of our direct equity interests in the Core Fund and any other entity in which we invest that directly or indirectly holds real property assets, subject to certain limitations and exceptions. We have entered into a subordination agreement with Hines and our Advisor, which provides that the respective rights of Hines and our Advisor to be reimbursed by us for organizational and offering and other expenses are subordinate to our obligations under the revolving credit facility.
      Subject to market conditions and other factors our board of directors may consider, we expect that once the net proceeds of our current public offering are fully invested, our debt financing will be in the range of approximately 40-60% of the aggregate value of our real estate investments. As of September 30, 2005, our debt financing was approximately 55% of the aggregate value of our real estate investments (including our pro rata share of the Core Fund’s real estate assets and related debt). Additionally, the amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owed by such entity, depending on market conditions and other factors. In fact, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties.

Cash flow from real estate investments and operations
      Our direct and indirect investments in real estate assets generate cash flow from receipt of rental revenues from tenants reduced by operating expenses incurred at the property level, debt service payments and capital expenditures. Operating expenses consist primarily of salaries and wages of property management personnel, utilities, cleaning, insurance, security and building maintenance costs, property management and leasing fees and property taxes. During the quarter and nine months ended September 30, 2005:

•	We earned distributions of approximately $2.5 million and $5.0 million, respectively, related to our investment in the Core Fund, and

•	We earned distributions of approximately $1.0 million related to properties we own directly.

Advances from affiliates
      Certain costs and expenses associated with our organization and public offering have been paid by our Advisor on our behalf. Pursuant to the Advisory Agreement, we are obligated to reimburse our Advisor in an amount equal to the lesser of actual organizational and offering costs incurred or 3.0% of the gross

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proceeds raised from our public offering. See “— Uses of Funds — Payment of offering costs and other expenses” below for a discussion of these advances and our repayment of the same.
      Our Advisor has also advanced funds to us to allow us to pay certain of our corporate-level operating expenses. As of September 30, 2005, we owed our Advisor approximately $612,000 as a result of such advances. See the discussion below regarding our Advisor’s forgiveness of related party payable. To the extent that our operating expenses in any four consecutive fiscal quarters exceed the greater of 2% of average invested assets or 25% of Net Income (as defined in our Articles of Incorporation), our Advisor is required to reimburse us the amount by which the total operating expenses paid or incurred exceed the greater of the 2% or 25% threshold.

Uses of Funds

Real estate investments
      On November 23, 2004, we commenced our real estate operations and acquired an initial interest in the Core Fund. From that date through December 31, 2004, we invested a total of approximately $28.4 million in the Core Fund. During the quarter and nine months ended September 30, 2005, we acquired additional interests of approximately $18.3 million and $81.5 million, respectively, of interests in the Core Fund from affiliates of Hines. We used net proceeds from our public offering to acquire these additional interests. We owned an approximate 24.80% non-managing general partner interest in the Core Fund as of September 30, 2005.
      On June 28, 2005, we acquired 1900 and 2000 Alameda de las Pulgas in San Mateo, California for approximately $59.8 million, including transaction costs. The buildings have an aggregate of 253,377 square feet of rentable area and were approximately 84% leased as of September 30, 2005.
      On August 24, 2005, we acquired Citymark, which is located at 3100 McKinnon Street in Dallas, Texas. The aggregate purchase price of Citymark was approximately $27.9 million, including transaction costs. Citymark is an 11-story office building constructed in 1987. The building has an aggregate of 218,943 square feet of rentable area and was approximately 100% leased as of September 30, 2005.
      We financed the above acquisitions primarily with funds from our then-existing term loan with KeyBank, which was subsequently replaced by the revolving credit facility, as described above. Through September 30, 2005, we incurred borrowings of $56.3 million and made principal payments totaling $9.0 million under our revolving credit facility, and the remaining principal amount outstanding was $47.3 million. From October 1 through November 14, 2005, we incurred additional borrowings of $66.0 million and made principal payments totaling $24.0 million under our revolving credit facility, and the remaining principal amount outstanding was $89.3 million. We have used net proceeds received from our public offering to make principal payments under our revolving credit facility.
      On November 11, 2005, our board of directors approved an additional $100 million capital commitment to the Core Fund. Pursuant to this commitment, our management expects that we will make a capital contribution to the Core Fund of approximately $18.3 million on December 1, 2005. Thereafter, we will participate in capital calls issued by the Core Fund with other Core Fund partners until our capital commitment is fully funded. We expect to use proceeds received from our public offering and/or funds available under our revolving credit facility to make capital contributions related to this capital commitment.

Payment of offering and other costs and expenses
      In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor, our Dealer Manager, Hines and their affiliates for services rendered during the various phases of our organization and operation. During the organizational and offering stage, these payments include payments to our Dealer Manager for selling commissions and dealer manager fees and payments to our Advisor for reimbursement of organization and offering costs. For the quarter and nine months ended September 30, 2005, we incurred selling commissions of approximately $2.9 million and $7.1 million, respectively. For the quarter and nine months

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ended September 30, 2005, we incurred dealer manager fees of approximately $1.4 million and $3.1 million, respectively.
      Our Advisor and its affiliates incurred approximately $3.0 million and $8.7 million of organizational and offering costs on our behalf during the quarter and nine months ended September 30, 2005, respectively. These costs, in addition to approximately $24.0 million of organization and offering costs incurred by our Advisor and its affiliates on our behalf during 2003 and 2004, are reimbursable by us to our Advisor in an amount up to 3% of gross offering proceeds raised in our public offering. Through September 30, 2005, we paid approximately $4.5 million to our Advisor for organizational and offering costs.
      As set forth above, our obligation to reimburse our Advisor for organizational and offering costs is limited to 3% of the amount of gross offering proceeds raised from the offering. Amounts of organizational and offering costs recorded in our financial statements in prior periods were based on estimates of gross offering proceeds to be raised in the future through the end of the offering period. Such estimates were based on highly subjective factors such as the number of retail broker-dealers signing selling agreements with our Dealer Manager, anticipated market share penetration in the retail broker-dealer network, and our Dealer Manager’s estimate of the baseline growth rate in sales. Based on actual gross offering proceeds raised to date and management’s current estimate of future sales of our common shares through the end of our current offering, management expects that we will not be obligated to reimburse our Advisor for approximately $11.6 million of organizational and offering costs, which were recorded by us prior to March 31, 2005. Such accruals have been reversed in our unaudited consolidated financial statements as of September 30, 2005.
      During the acquisition and operational stages, certain services related to management of our investments and operations are provided to us by our Advisor and Hines pursuant to various agreements we have entered into with these entities. Pursuant to those agreements, we will make various payments to our Advisor and/or Hines, including acquisition fees, asset management fees, property management fees, leasing fees, and payments for reimbursements of certain costs incurred by our Advisor and Hines in providing related services to the Company. We incurred cash asset management fees and cash acquisition fees payable to our Advisor of approximately $255,000 and $338,000, respectively for the quarter ended September 30, 2005. For the nine months ended September 30, 2005, we incurred cash asset management and acquisition fees (excluding amounts related to the Participation Interest) payable to our Advisor of approximately $490,000 and $1.2 million, respectively. For a description of the Participation Interest, see “Note 6 — Related Party Transactions — The Participation Interest” in the notes to our unaudited consolidated financial statements included in this Supplement.
      Our Advisor and its affiliates have advanced or paid on our behalf certain expenses incurred in connection with our administration and ongoing operations. During the quarter ended September 30, 2005, the Advisor forgave approximately $1.7 million of the amounts we owed as a result of advances to us to cover certain general and administrative expenses. As of September 30, 2005 and December 31, 2004, approximately $612,000 and $977,000, respectively, was payable to our Advisor related to such expenses.

Property Management and Leasing Agreements
      We have entered into property management and leasing agreements with Hines to manage the leasing and operations of properties in which we directly invest. As compensation for its services, Hines receives the following:

•	A property management fee equal to the lesser of 2.5% of the annual gross revenues received from the properties or the amount of property management fees recoverable from tenants of the property under the leases. Hines earned property management fees of approximately $57,000 and $59,000 for the quarter and nine months ended September 30, 2005, respectively.

•	A leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event and certain construction management and

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re-development construction management fees, in the event Hines renders such services. Hines has earned no leasing, construction management or redevelopment fees during the quarter and nine months ended September 30, 2005.

•	We generally will be required to reimburse Hines for certain operating costs incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the agreement. However, the reimbursable cost of these off-site personnel and overhead expenses is limited to the lesser of the amount that is recovered from the tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement. We incurred reimbursable expenses of approximately $171,000 and $173,000 for the quarter and nine months ended September 30, 2005, respectively.

Dividends
      On April 15, 2005, we paid dividends for the months of January, February and March totaling approximately $535,000. On July 15, we paid dividends for the months of April, May and June totaling approximately $1.1 million. Our board of directors declared dividends for the months of July, August and September totaling approximately $2.0 million, which were aggregated and paid on October 14, 2005. These amounts are equal to $0.00164384 per share per day. This amount, if paid each day over a 365-day period, would equal $0.60 per share or a 6.0% annualized rate based on a share price of $10.00. In addition, on September 29, 2005 and October 31, 2005, our board of directors declared dividends for the months of October and November, respectively, in the same per-share amount described above, to be aggregated and paid in cash in January 2006.
      For the nine months ended September 30, 2005, we earned distributions from our real estate investments of approximately $6.0 million. During this period, we also incurred cash asset management fees of approximately $490,000, which have been paid to our Advisor, and interest expense totaling approximately $852,000, resulting in net cash flow available to pay dividends and distributions of approximately $4.7 million. As discussed below, our Advisor also advanced funds to pay our general and administrative expenses incurred during this period. During this same period, we declared dividends to shareholders of approximately $3.6 million (as described above) and distributions to minority interest holders in the Operating Partnership of approximately $550,000.
      The dividends declared for January through November 2005 were set by our board of directors at a level we believe to be appropriate based upon an evaluation of our assets, projected levels of cash flow, additional capital and debt anticipated to be raised or incurred and invested in the future and our projected results of operations. To fund dividends paid to date, we utilized distributions we received from our real estate investments. However, after payments of such dividends, interest expense and asset management fees paid or payable to our Advisor, funds remaining were not sufficient to pay all of our general and administrative expenses. During the nine months ended September 30, 2005, our Advisor funded approximately $1.7 million for the payment of our general and administrative expenses and received reimbursements totaling $375,000. These amounts, combined with advances from prior periods of approximately $977,000 and the Advisor’s forgiveness during the quarter ended September 30, 2005 of approximately $1.7 million of general and administrative expenses resulted in an amount due to the Advisor as of September 30, 2005 of approximately $612,000. We are obligated to pay this amount to the Advisor in the future, and the payment of this liability may impact our ability to pay future dividends. Our Advisor is not obligated to either advance funds for the payment of our general and administrative expenses or defer reimbursements of such advances in future periods. Our Advisor’s refusal to continue advancing funds for the payment of our general and administrative expenses and/or refusal to continue deferring or forgiving reimbursements of such advances could have an adverse impact on our ability to pay dividends in future periods.

10

      To the extent our dividends exceed our earnings and profits, a portion of these dividends will constitute a return of capital for federal income tax purposes. We expect a portion of these dividends will constitute a return of capital for federal income tax purposes.
Results of Operations
      As of September 30, 2005, we owned two office properties directly and 10 additional office properties indirectly, through our interest in the Core Fund.

Direct Investments
      We acquired our first directly owned property on June 28, 2005 and our second on August 24, 2005. Therefore, this quarter is the first quarter in which our results of operations include the results of operations of properties owned directly by us. We had rental income and tenant reimbursements of approximately $2.1 million for the quarter and nine months ended September 30, 2005. Property-level expenses and property management fees totaled approximately $1.0 million and $1.1 million during the quarter and nine months ended September 30, 2005, respectively. We expect rental income and tenant reimbursements, as well as property-level expenses and property management fees, to increase as we acquire additional properties as well as operate our current properties for full reporting periods. Depreciation and amortization expense totaled approximately $1.3 million for the quarter and nine months ended September 30, 2005. In connection with the acquisition of these direct investments, we incurred borrowings under our then-existing term loan with KeyBank, which we replaced with the revolving credit facility during the quarter ended September 30, 2005 (See “Sources of Funds — Debt Financings” for more information).

Our Interest in the Core Fund
      As of September 30, 2005, we had invested a total of approximately $109.9 million and owned a 24.80% non-managing general partner interest in the Core Fund. Our equity in losses related to our investment in the Core Fund for the quarter ended September 30, 2005 was approximately $76,000. For the quarter ended September 30, 2005, the Core Fund had a net loss of approximately $162,000 on revenues of approximately $53.4 million. The Core Fund’s net loss for the quarter ended September 30, 2005 included approximately $14.9 million of non-cash depreciation and amortization expenses. We expect revenues and expenses for the Core Fund to increase in the future as a result of the impact of any future acquisitions. The distribution we received from the Core Fund during the quarter ended September 30, 2005 was approximately $1.6 million.
      Our equity in losses related to our investment in the Core Fund for the nine months ended September 30, 2005 was approximately $60,000. For the nine months ended September 30, 2005, the Core Fund had a net loss of approximately $159,000 on revenues of approximately $146.9 million. The Core Fund’s net loss for the nine months ended September 30, 2005 included approximately $41.0 million of non-cash depreciation and amortization expenses. We expect the Core Fund will continue to raise capital and acquire additional real estate investments, further diversifying its portfolio. The distribution we received from the Core Fund during the nine months ended September 30, 2005 was approximately $2.8 million.

Asset Management and Acquisition Fees
      Asset management fees for the quarter and nine months ended September 30, 2005 totaled approximately $510,000 and $980,000, respectively, and acquisition fees for the quarter and nine months ended September 30, 2005 totaled approximately $676,000 and $2.5 million, respectively, which amounts include both the cash portion of the fees payable to our Advisor as well as the corresponding increase in the profits interest that an affiliate of Hines holds in the Operating Partnership (the “Participation Interest”). See Note 6 — “Related Party Transactions — The Participation Interest” in the notes to our unaudited consolidated financial statements included in this Supplement for a description of the

11

Participation Interest. Asset management fees were calculated based on the net equity capital we had invested in the real estate investments. Acquisition fees were computed based on the indirect interest we acquired in the gross asset value of the Core Fund’s real estate investments as well as the 1900 and 2000 Alameda de las Pulgas and Citymark acquisitions.

General and Administrative Expenses
      General and administrative expenses for the quarter and nine months ended September 30, 2005 totaled approximately $355,000 and $1.7 million, respectively. These costs include legal and accounting fees, insurance costs, costs and expenses associated with our board of directors and other administrative expenses. Certain of these costs are variable and may increase in the future as we continue to raise capital and make additional real estate investments. During the quarter ended September 30, 2005, our Advisor forgave approximately $1.7 million of amounts previously advanced to us to cover certain general and administrative expenses. After this forgiveness and as of September 30, 2005 and December 31, 2004, approximately $612,000 and $977,000, respectively, was payable to our Advisor for reimbursement of certain expenses incurred in connection with our administration and ongoing operations.

(Income) Loss Allocated to Minority Interests
      We allocated income of approximately $454,000 and losses of approximately $518,000 to minority interests for the quarter and nine months ended September 30, 2005, respectively, relating to the interests that affiliates of Hines own in the Operating Partnership.
Subsequent Events

Potential Acquisition of Airport Corporate Center
      On October 12, 2005, we entered into a contract with an unaffiliated third party to acquire Airport Corporate Center, a group of properties located in the Miami Airport submarket of Miami, Florida. The property consists of 11 buildings and a 5.46-acre land tract. The buildings contain an aggregate of approximately 1,018,447 square feet of rentable area and are approximately 92% leased. A subsidiary of Norwegian Cruise Lines leases 179,853 square feet, or approximately 18% of the properties rentable area through January 2009. No other tenant leases more than 10% of the rentable area. We believe that Airport Corporate Center is suitable and adequate for its intended purpose.
      The aggregate purchase price for Airport Corporate Center is expected to be approximately $156.8 million, exclusive of transaction costs, financing fees and working capital reserves. We anticipate that the acquisition will be funded with net proceeds from our public offering, borrowings under our revolving credit facility and the assumption of an existing mortgage loan. In connection with the acquisition of Airport Corporate Center, we expect to pay our Advisor approximately $784,000 in cash acquisition fees. Likewise, the Participation Interest in the Operating Partnership will increase as a result of the acquisition as described in the Prospectus.
      We anticipate that the acquisition of Airport Corporate Center will be consummated in late December, 2005. However, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of Airport Corporate Center will be consummated. If we elect not to close on Airport Corporate Center, we will forfeit the $5.0 million earnest money deposit we made.

Acquisition of 1515 S Street
      On November 2, 2005, we acquired a five-story office property located at 1515 S Street in Sacramento, California (“1515 S Street”) from a seller who is unaffiliated with us and our affiliates. 1515 S Street consists of two five-story buildings and an eight-story parking garage constructed in 1987. The buildings have an aggregate of 349,000 square feet of rentable area and are 100% leased. The State of California leases an aggregate of 340,169 square feet, or 97% of the buildings’ rentable area.

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      The aggregate purchase price for 1515 S Street was approximately $66.6 million, exclusive of transaction costs, financing fees and working capital reserves. We funded the acquisition with net proceeds from our public offering and borrowings of approximately $66.0 million under our revolving credit facility.

Capital Commitment to the Core Fund
      On November 11, 2005, our board of directors approved an additional $100 million capital commitment to the Core Fund. Pursuant to this commitment, our management expects that we will make a capital contribution to the Core Fund of approximately $18.3 million on December 1, 2005. Thereafter, we will participate in capital calls issued by the Core Fund until our capital commitment is fully funded. We expect to use proceeds received from our public offering and/or funds available under our revolving credit facility to make capital contributions related to this capital commitment.

C.	Supplement to the “Initial Properties” Section of the Prospectus.
      The discussion under the “Initial Properties” section, which begins on page 67 of the Prospectus, as modified and supplemented to date, is further modified and supplemented by the following information regarding our real estate operations:
      Included below is a description of all properties in which we have acquired or committed to acquire interests since August 22, 2005 and a description of our revolving credit facility, which is secured by our equity interests in entities that own real property, including the Core Fund and the wholly-owned subsidiaries through which we acquire properties we own directly.
Acquisition of the Citymark Building
      On August 24, 2005, we acquired Citymark, an office property located at 3100 McKinnon Street in Dallas, Texas. The seller, Centex Office Citymark I, L.P., is unaffiliated with us and our affiliates. The aggregate purchase price of Citymark was approximately $27.8 million, including transaction costs. We funded the acquisition with net proceeds from our public offering and borrowings under our then-existing term loan, which was amended on August 23, 2005 and subsequently was paid in full with borrowings under our revolving credit facility as described under “— Revolving Credit Facility”. The purchase price for this acquisition was determined through negotiations between the seller and our Advisor. In connection with this acquisition, we paid the Advisor cash acquisition fees totaling approximately $138,000. In addition, the Participation Interest in the Operating Partnership increased as a result of the acquisition as described in the Prospectus.
      We currently have no plans for material renovations or other capital improvements at Citymark and believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of Citymark (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis. We believe Citymark offers several competitive advantages, including its convenient access to executive housing, the Dallas North Tollway and Dallas’ central business district, high visibility and unobstructed views of adjacent parks along Turtle Creek.
      Citymark is an 11-story building constructed in 1987. The building has an aggregate of 218,943 square feet of rentable area and is approximately 100% leased. Three subsidiaries of Centex Corporation, a publicly-traded company involved in home building, financial services, home services and commercial contracting and an affiliate of the seller, lease 175,033 square feet, or approximately 80% of the building’s rentable area. Of the rentable area leased to these subsidiaries, 75,932 square feet expires in November 2009, and the balance expires in November 2010. No other tenant leases more than 10% of the property’s rentable area.
      The balance of Citymark is occupied by one retail and seven office tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average

13

effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective Annual Gross
Year	Weighted Average Occupancy	Rent Per Leased Sq. Ft.(1)

2000	(2)	(2)
2001	96.64%	$20.76
2002	90.83%	$21.19
2003	92.73%	$21.03
2004	94.23%	$21.45

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s cash-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component), by the weighted average square footage under lease during such year.

(2)	Hines REIT requested the information required to calculate the weighted average occupancy and average effective annual gross rent per leased square foot of Citymark for the most recent five years from the Seller, who responded that the information required to perform this calculation for the year ended December 31, 2000 was not within its knowledge or reasonably available to it. As such, the weighted average occupancy and average effective annual gross rent per leased square foot of Citymark for the year ended December 31, 2000 has been omitted as information not known or reasonably available to Hines REIT, in reliance on Rule 409 under the Securities Act of 1933, as amended.

Lease Expirations for Citymark
      The following table lists, on an aggregate basis, all of the scheduled lease expirations for Citymark from the date of acquisition through December 31, 2005 and each of the years ending December 31, 2006 through 2014. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area

		Approximate
Year	Number of Leases	Square Feet	Percent of Total Leasable Area

2005	1	3,310	1.52%
2006	1	1,250	0.57%
2007	—	—	—
2008	3	21,159	9.72%
2009	3	86,380	39.67%
2010	3	105,647	48.52%
2011	—	—	—
2012	—	—	—
2013	—	—	—
2014	—	—	—
Acquisition of 1515 S Street
      On November 2, 2005, we acquired an office property located at 1515 S Street in Sacramento, California. The seller, JB Management, L.P., is unaffiliated with us and our affiliates. The aggregate purchase price of 1515 S Street was approximately $66.6 million, exclusive of transaction costs, financing fees and working capital reserves. We funded the acquisition with net proceeds from our public offering and borrowings under our revolving credit facility. Please see “— Revolving Credit Facility.” In connection with the acquisition of 1515 S Street, we will pay the Advisor approximately $333,000 in cash acquisition

14

fees. In addition, the Participation Interest in the Operating Partnership will increase as a result of the acquisition as described in the Prospectus.
      The purchase agreement for 1515 S Street requires the seller to perform tenant improvement work required by a certain lease at the property. These improvements consist of interior refurbishments of the tenant-occupied space. We currently have no other plans for material renovations or other capital improvements at the property, and we believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of 1515 S Street (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis. We believe the property offers several competitive advantages, including its convenient access to Sacramento’s central business district, immediate access to public transportation and proximity to the state capitol.
      1515 S Street consists of two five-story office buildings and an eight-story parking garage constructed in 1987. The buildings have an aggregate of approximately 349,000 square feet of rentable area and are 100% leased. The State of California leases an aggregate of 340,170 square feet, or 97% of the buildings’ rentable area under two leases, the first of which covers 304,715 square feet and expires in April 2013, and the second of which covers 35,455 square feet and expires in October 2012. Both leases may be terminated by the State of California upon 90 days’ notice beginning in March and April 2009, respectively. The balance of 1515 S Street is occupied by six retail tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted	Annual Gross
	Average	Rent per Leased
Year	Occupancy	Sq. Ft.(1)

2000	100%	$18.70
2001	100%	$18.86
2002	100%	$19.22
2003	100%	$19.34
2004	100%	$16.34

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component), by the weighted average square footage under lease during such year.
      The following table lists, on an aggregate basis, all of the scheduled lease expirations from the date of acquisition through December 31, 2005 and each of the years ending December 31, 2006 through 2014 for 1515 S Street. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area

	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

2005	1	3,990	1.14%
2006	—	—	—
2007	2	2,104	0.61%
2008	—	—	—
2009	1	2,337	0.67%
2010	—	—	—
2011	—	—	—
2012	1	35,455	10.17%
2013	1	304,715	87.41%
2014	—	—	—

15

Additional Investment in the Core Fund
      Effective November 14, 2005, we entered into an agreement to make a $100 million capital commitment to the Core Fund. Pursuant to this agreement, our management expects that we will make a capital contribution to the Core Fund of approximately $18.3 million on December 1, 2005. Thereafter, we will participate in capital calls issued by the Core Fund with other Core Fund partners until our capital commitment is fully funded. We expect to use proceeds received from our public offering and/or funds available under our revolving credit facility to make capital contributions related to this capital commitment.
Potential Acquisition of Airport Corporate Center
      On October 12, 2005, we entered into a contract with an unaffiliated third party to acquire Airport Corporate Center, a group of properties located in the Miami Airport submarket of Miami, Florida. The property consists of 11 buildings and a 5.46-acre land tract. The buildings contain an aggregate of approximately 1,018,447 square feet of rentable area and are approximately 92% leased. A subsidiary of Norwegian Cruise Lines leases 179,853 square feet, or approximately 18% of the properties’ rentable area through January 2009. No other tenant leases more than 10% of the rentable area. We believe that Airport Corporate Center is suitable and adequate for its intended purpose.
      The aggregate purchase price for Airport Corporate Center is expected to be approximately $156.8 million, exclusive of transaction costs, financing fees and working capital reserves. We anticipate that the acquisition will be funded with net proceeds from our public offering, borrowings under our revolving credit facility and the assumption of an existing mortgage loan. In connection with the acquisition of Airport Corporate Center, we expect to pay our Advisor approximately $784,000 in cash acquisition fees. Likewise, the Participation Interest in the Operating Partnership will increase as a result of the acquisition as described in the Prospectus.
      We anticipate that the acquisition of Airport Corporate Center will be consummated in late December, 2005. However, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of Airport Corporate Center will be consummated. If we elect not to close on Airport Corporate Center, we will forfeit the $5.0 million earnest money deposit we made.
Revolving Credit Facility
      On September 9, 2005, we entered into a credit agreement under which the Operating Partnership is the borrower and Hines REIT is the guarantor, with KeyBank National Association (“KeyBank”), as administrative agent for itself and the other lenders named in the credit agreement (collectively, the “Lenders”), to establish a revolving credit facility with maximum aggregate borrowing capacity of up to $140.0 million. We established the revolving credit facility for the purposes of repaying in full amounts owed under our then-existing $75.0 million term loan with KeyBank, providing a source of funds for future real estate investments and funding our general working capital needs. We borrowed $56.3 million under the revolving credit facility on September 9, 2005 in order to repay all outstanding obligations under our term loan with KeyBank, to pay certain fees and expenses of the Lenders and their counsel, and for general working capital purposes.
      The revolving credit facility has a maturity date of September 8, 2008, which may be extended at our election for two successive periods of one year each, subject to specified conditions. The revolving credit facility provides that we may increase the commitment amount to $250.0 million upon written notice within 18 months of the date of the agreement, subject to KeyBank’s ability to syndicate the incremental amount to the Lenders or other lenders. The revolving credit facility allows for borrowing, at our election, at a variable rate or a LIBOR-based rate plus a spread ranging from 150 to 250 basis points based on a prescribed leverage ratio, which takes into account our effective ownership interest in the debt and certain allowable assets of entities in which we invest directly and indirectly. The weighted-average rate was 6.08% as of November 16, 2005. The revolving credit facility provides that it shall be an event of default under the agreement if our Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and

16

controlled, directly or indirectly, by Jeffrey C. Hines, Chairman of our board of directors, or certain members of his family. The revolving credit facility also contains customary events of default, with corresponding grace periods, including payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of specified financial ratios.
      Borrowings under the revolving credit facility are secured by a pledge of our direct equity interests in the Core Fund and any other entity in which we invest that directly or indirectly holds real property assets, subject to certain limitations and exceptions. As of November 16, 2005 we held a 24.80% non-managing general partner interest in the Core Fund, which indirectly holds interests in a portfolio of ten office properties. Hines REIT has unconditionally guaranteed payment and performance of the Operating Partnership’s obligations under the revolving credit facility and the related loan documents. Further, we have entered into a subordination agreement with Hines and our Advisor, which provides that the respective rights of Hines and our Advisor to be reimbursed by us for organizational and offering and other expenses are subordinate to our obligations under the revolving credit facility.

D.	Dividends Declared by Hines REIT’s Board of Directors
      Our board of directors has declared dividends for the periods listed below, payable to shareholders of record at the close of business each day during the applicable period:

	Annualized Rate
Period	Declared(1)	Date Paid

November 23, 2004 — December 31, 2004	6.0%	January 2005
January, February and March 2005	6.0%	April 2005
April, May and June 2005	6.0%	July 2005
July, August and September 2005	6.0%	October 2005
October and November 2005	6.0%	January 2006(2)

(1)	Dividends were declared in an amount of $0.00164384 per share per day, representing an annualized rate of 6.0% based on a share price of $10.00.

(2)	Anticipated payment date.

E.	Other Updates and Revisions
      (A)     Our share redemption program currently provides that during this offering and for five years thereafter, to the extent our board determines that we have sufficient available cash for redemptions, we intend to redeem shares subject to an annual limitation of the lesser of (i) net proceeds received from our dividend reinvestment plan during the prior calendar year or (ii) 5% of our outstanding shares at the prior calendar year end. We paid our first dividend in January 2005 and we therefore received no net proceeds from our dividend reinvestment plan during 2004. In order to allow some redemptions under our share redemption plan during 2005, our board has waived the annual limitation set forth in (i) above for the year 2005. Therefore, to the extent our board determines that we have sufficient available cash for redemptions, we may redeem shares during 2005 in excess of net proceeds received from our dividend reinvestment plan during 2004, subject to the other terms and limitations contained in the program, including the limitation of 5% of our outstanding shares as of December 31, 2004.
      (B)     The following risk factor was added to the Prospectus by Supplement No. 20, dated August 22, 2005, and is hereby updated (and replaced in its entirety) as follows:

“To date, our cash flows from real estate investments have been insufficient to pay our operating expenses and to cover the dividends we have paid and/or declared. We cannot assure you that in the future we will be able to achieve cash flows necessary to pay both our expenses and dividends at our historical per-share amounts, or to maintain dividends at any particular level, if at all.

Because our cash flows from real estate investments have been insufficient to pay our operating expenses and to cover the dividends we have paid or declared to our shareholders through the date of

17

this Supplement, we cannot assure you that we will be able to continue paying dividends to our shareholders at our historical per-share amounts, or that the dividends we pay will not decrease or be eliminated in the future. In order to permit us to pay dividends declared to date, our Advisor has advanced funds for the payment of our general and administrative expenses, and our Advisor has deferred, and in some cases forgiven, the reimbursement of such advances. We are required to reimburse our Advisor for these advances in the future, and the reimbursement of such advances could have a material adverse effect on our ability to pay dividends to our shareholders in future periods. As of September 30, 2005, we owed our Advisor approximately $612,000 in unreimbursed advances used to pay such expenses.

At such time as our Advisor requires us to reimburse such advances, or if our Advisor were to cease advancing funds to cover such expenses, our ability to pay dividends to our shareholders could be adversely affected, and we may be unable to pay dividends to our shareholders, or such dividends could decrease significantly. Additionally, if our Advisor continues to advance and defer reimbursement of funds advanced for operating expenses, the ultimate repayment of this liability could adversely impact our ability to pay dividends in future periods as well as potentially adversely impact the value of your investment.”

F.	Experts
      The statements of revenues and certain operating expenses for 3100 McKinnon Street, Dallas, Texas, for the year ended March 31, 2005 and 1515 S Street, Sacramento, California, for the year ended December 31, 2004, included in this Supplement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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G.	Financial Statements.

Hines Real Estate Investment Trust, Inc. — (unaudited)
Consolidated Balance Sheets as of September 30, 2005 and December 31, 2004	F-2
Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2005 and September 30, 2004	F-3
Consolidated Statement of Shareholders’ Equity (Deficit) for the Nine Months Ended September 30, 2005 and for the Year ended December 31, 2004	F-4
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2005 and September 30, 2004	F-5
Notes to Consolidated Financial Statements for the Nine Months Ended September 30, 2005	F-6
3100 McKinnon Street, Dallas, Texas (“Citymark”) — Three Months Ended June 30, 2005 (Unaudited) and the Year Ended March 31, 2005
Independent Auditors’ Report	F-21
Statements of Revenues and Certain Operating Expenses	F-22
Notes to Statements of Revenues and Certain Operating Expenses	F-23
1515 S Street, Sacramento, California — Nine Months Ended September 30, 2005 (unaudited) and the Year Ended December 31, 2004
Independent Auditors’ Report	F-25
Statements of Revenues and Certain Operating Expenses	F-26
Notes to Statements of Revenues and Certain Operating Expenses	F-27
Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Statement of Operations — Year Ended December 31, 2004:
Unaudited Pro Forma Consolidated Statement of Operations	F-29
Unaudited Notes to Pro Forma Consolidated Statement of Operations	F-30

F-1

HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED BALANCE SHEETS
As of September 30, 2005 and December 31, 2004
(Unaudited)

	September 30,	December 31,
	2005	2004

ASSETS
Investment property, at cost:
Buildings and improvements, net	$26,293,661	$—
In-place leases, net	18,827,022	—
Land	25,728,854	—

Total investment property	70,849,537	—
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	104,643,606	28,181,662
Cash	9,686,595	1,536,439
Escrowed investor proceeds	—	100,000
Distributions receivable	2,496,418	247,494
Straight-line rent receivable	148,784	—
Tenant and other receivables	76,949	—
Acquired above-market leases, net	16,003,215	—
Other assets	704,783	46,688
Deferred financing costs, net	896,885	—

Total Assets	$205,506,772	$30,112,283

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Accounts payable and accrued expenses	$2,399,776	$114,759
Escrowed investor proceeds liability	—	100,000
Unaccepted subscriptions for common shares	692,252	562,200
Due to affiliates	11,979,288	25,477,859
Acquired below-market leases, net	1,035,397	—
Other liabilities	709,460	—
Participation interest liability	2,137,748	409,160
Dividends payable	2,008,861	99,149
Distributions payable to minority interests	197,845	73,231
Notes payable	47,300,000	—

Total liabilities	68,460,627	26,836,358
Minority interest	2,517,642	3,586,629
Commitments and Contingencies
Shareholders’ equity (deficit):
Preferred shares, $.001 par value; 500,000,000 preferred shares authorized, none issued or outstanding as of September 30, 2005 and December 31, 2004	—	—
Common shares, $.001 par value; 1,500,000,000 common shares authorized as of September 30, 2005 and December 31, 2004; 16,661,796 and 2,073,116 common shares issued and outstanding as of September 30, 2005 and December 31, 2004, respectively	16,662	2,073
Additional paid-in capital	143,414,467	9,715,539
Retained deficit	(8,902,626)	(10,028,316)

Total shareholders’ equity (deficit)	134,528,503	(310,704)

Total Liabilities and Shareholders’ Equity (Deficit)	$205,506,772	$30,112,283

See notes to the consolidated financial statements.

F-2

HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2005 and September 30, 2004
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004

Revenues:
Rental revenue	$2,044,707	$—	$2,092,315	$—
Other revenue	28,664	—	28,664	—

Total revenues	2,073,371	—	2,120,979	—
Expenses:
Organizational and offering expenses	—	—	1,479,923	—
Reversal of accrued organizational and offering expenses	(7,082,524)	—	(7,082,524)	—
Other start-up costs	—	39,792	—	409,668
Asset management and acquisition fees	1,186,443	—	3,457,177	—
General and administrative expenses	354,766	246,549	1,704,108	302,452
Forgiveness of related party payable	(1,730,000)	—	(1,730,000)	—
Depreciation and amortization	1,321,121	—	1,333,822	—
Property operating expenses	1,048,762	—	1,069,362	—

Total expenses	(4,901,432)	286,341	231,868	712,120

Income (loss) before equity in losses, interest expense and income (loss) allocated to minority interests	6,974,803	(286,341)	1,889,111	(712,120)

Equity in losses of Hines-Sumisei U.S. Core Office Fund, L.P.	(75,758)	—	(60,153)	—
Interest expense	(1,206,830)	—	(1,245,930)	—
Interest income	19,980	—	25,059	—
(Income) loss allocated to minority interests	(454,269)	—	517,603	—

Net income (loss)	$5,257,926	$(286,341)	$1,125,690	$(712,120)

Basic and diluted income (loss) per common share:
Income (loss) per common share	$0.40	$(286.34)	$0.14	$(712.12)

Weighted average number common shares outstanding	13,284,150	1,000	8,100,986	1,000

See notes to the consolidated financial statements.

F-3

HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
For the Nine Months Ended September 30, 2005 and the Year Ended December 31, 2004
(Unaudited)

	Preferred		Common		Additional		Shareholders’
	Shares	Amount	Shares	Amount	Paid-In Capital	Retained Deficit	Equity (Deficit)

BALANCE, January 1, 2004	—	$—	1,000	$1	$9,999	$(20,427)	$(10,427)
Issuance of common shares	—	—	2,072,116	2,072	20,582,905	—	20,584,977
Dividends declared	—	—	—	—	(99,149)	—	(99,149)
Selling commissions and dealer manager fees	—	—	—	—	(1,582,527)	—	(1,582,527)
Other offering costs	—	—	—	—	(9,195,689)	—	(9,195,689)
Net loss	—	—	—	—	—	(10,007,889)	(10,007,889)

BALANCE, December 31, 2004	—	—	2,073,116	2,073	9,715,539	(10,028,316)	(310,704)

Issuance of common shares	—	—	14,588,680	14,589	144,181,331	—	144,195,920
Dividends declared	—	—	—	—	(3,635,326)	—	(3,635,326)
Selling commissions and dealer manager fees	—	—	—	—	(10,211,260)	—	(10,211,260)
Other offering costs, net	—	—	—	—	3,364,183	—	3,364,183
Net income	—	—	—	—	—	1,125,690	1,125,690

BALANCE, September 30, 2005	—	$—	16,661,796	$16,662	$143,414,467	$(8,902,626)	$134,528,503

See notes to the consolidated financial statements.

F-4

HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2005 and September 30, 2004
(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2005	September 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,125,690	$(712,120)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,160,274	—
Non-cash compensation expense	31,775	—
Equity in losses of Hines-Sumisei U.S. Core Office Fund, L.P.	60,153	—
Loss allocated to minority interests	(517,603)	—
Accrual of organizational and offering expenses	1,479,923	—
Reversal of accrual of organizational and offering expenses	(7,082,524)	—
Forgiveness of related party payable	(1,730,000)	—
Changes in assets and liabilities:
Increase in other assets	(117,671)	(97,874)
Increase in straight-line rent receivable	(148,784)	—
Increase in tenant and other receivables	(58,147)	—
Increase in accounts payable and accrued expenses	1,013,140	139,772
Increase in participation interest liability	1,728,588	—
Increase in other liabilities	385,842	—
Decrease in due to affiliates	(99,987)	—

Net cash used in operating activities	(1,769,331)	(670,222)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	(81,552,923)	—
Distributions received from Hines-Sumisei U.S. Core Office Fund, L.P. in excess of equity in earnings	2,781,902	—
Investments in property	(70,817,574)	—
Additions to other assets	(503,926)	—
Increase in acquired out-of-market leases, net	(15,400,881)	—

Net cash used in investing activities	(165,493,402)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in escrowed investor proceeds	(100,000)	2,497,423
(Increase) decrease in escrowed investor proceeds liability	100,000	(2,497,423)
Increase in unaccepted subscriptions for common shares	130,052	—
Proceeds from issuance of common stock	143,204,801	—
Payments of selling commissions and dealer manager fees	(9,778,454)	—
Payments of organizational and offering expenses	(4,500,000)	—
Proceeds from advances from affiliate	1,740,394	675,222
Payment on advances from affiliate	(375,000)	—
Dividends paid to shareholders	(766,271)	—
Dividends paid to minority interests	(426,770)	—
Proceeds from notes payable	138,300,000	—
Payments on notes payable	(91,000,000)	—
Additions to deferred financing costs	(1,115,863)	—
Additions to deferred offering costs	—	(5,000)

Net cash provided by financing activities	175,412,889	670,222

Net change in cash	8,150,156	—
Cash, beginning of period	1,536,439	211,000

Cash, end of period	$9,686,595	$211,000

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$845,102	$—

Supplemental Schedule of Non-Cash Financing Activities
Unpaid selling commissions and dealer manager fees	$769,563	$—

Deferred offering costs offset against additional paid-in capital	$1,140,567	$—

Reversal of deferred offering costs against additional paid-in capital	$(4,504,750)	$—

Dividends declared and unpaid	$2,008,861	$—

Distributions receivable	$2,496,418	$—

Distributions declared and unpaid to minority interests	$197,846	$—

Dividends reinvested	$959,342	$—

Non-cash net assets acquired upon acquisition of property	$1,365,787	$—

Accrual of deferred financing costs	$174,410	$—

See notes to the consolidated financial statements.

F-5

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2005
(Unaudited)

1.	Organization
      The accompanying interim unaudited consolidated financial information has been prepared according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted according to such rules and regulations. For further information, refer to the financial statements and footnotes for the year ended December 31, 2004 included in Hines Real Estate Investment Trust, Inc.’s Annual Report on Form 10-K. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly and in conformity with GAAP the financial position of Hines Real Estate Investment Trust, Inc. as of September 30, 2005 and December 31, 2004, the results of operations for the three and nine months ended September 30, 2005 and 2004, and the cash flows for the nine months ended September 30, 2005 and 2004 have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.
      Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT” and, together with its consolidated subsidiaries, the “Company”), was formed on August 5, 2003 under the General Corporation Law of the state of Maryland for the purpose of engaging in the business of investing in and owning interests in commercial real estate. The Company operates and intends to continue to operate in a manner to qualify for real estate investment trust (“REIT”) status for federal income tax purposes and elected REIT status in connection with the filing of its 2004 federal tax return. The Company is structured as an umbrella partnership REIT under which substantially all of the Company’s current and future business is and will be conducted through a majority-owned subsidiary, Hines REIT Properties, L.P. (the “Operating Partnership”). Hines REIT is the sole general partner of the Operating Partnership. Subject to certain restrictions and limitations, the business of the Company is managed by Hines Advisors Limited Partnership (the “Advisor”), an affiliate of Hines Interests Limited Partnership (“Hines”), pursuant to the Advisory Agreement the Operating Partnership entered into with the Advisor (the “Advisory Agreement”).

Public Offering
      On June 18, 2004, Hines REIT commenced its initial public offering pursuant to which it is offering a maximum of 220,000,000 common shares for sale to the public (the “Offering”).
      Through September 30, 2005, the Company had received gross offering proceeds of approximately $164.8 million from the sale of 16,656,746 common shares, including approximately $959,000 of gross proceeds relating to 100,984 shares sold under Hines REIT’s dividend reinvestment plan. As of September 30, 2005, 183,444,238 common shares remained available for sale to the public pursuant to the Offering, exclusive of 19,899,016 common shares available under the Company’s dividend reinvestment plan. Hines REIT contributes all net proceeds from the Offering to the Operating Partnership in exchange for partnership units in the Operating Partnership. As of September 30, 2005, Hines REIT owned a 92.58% general partner interest in the Operating Partnership.
      From October 1 through November 9, 2005, Hines REIT received gross offering proceeds of approximately $27.9 million from the sale of 2,814,758 common shares, including approximately $1.2 million of gross proceeds relating to 121,858 shares sold under the dividend reinvestment plan. As of November 9, 2005, 180,751,338 common shares remained available for sale to the public pursuant to the Offering, exclusive of 19,777,158 common shares available under Hines REIT’s dividend reinvestment plan.

F-6

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005

Minority Interests
      Hines Real Estate Holdings Limited Partnership, an affiliate of Hines, owned a 6.15% and 34.33% interest in the Operating Partnership as of September 30, 2005 and December 31, 2004, respectively. As a result of HALP Associates Limited Partnership’s (“HALP”) ownership of the Participation Interest (see Note 6), HALP’s percentage ownership in the Operating Partnership was 1.27% and 1.38% as of September 30, 2005 and December 31, 2004, respectively.

Investment Property
      As of September 30, 2005, the Company held direct and indirect investments in 12 office properties located in cities throughout the United States, including New York City, Washington, D.C., Chicago, Houston, Dallas, San Francisco, San Diego and San Mateo. The Company’s interests in ten of these properties are owned indirectly through the Company’s investment in the Core Fund (as defined in Note 3). As of September 30, 2005 and December 31, 2004, the Company owned a 24.80% and 12.51% non-managing general partner interest in the Core Fund, respectively. See further discussion in Note 3.
      The Company acquired a property located in Sacramento, California, on November 2, 2005, and has entered into a contract to acquire a group of properties located in Miami, Florida (see Note 7).

2.	Summary of Significant Accounting Policies

Basis of Presentation
      The consolidated financial statements of the Company included in this Supplement include the accounts of Hines REIT, the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries (see Note 3), as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.
      Investments in real estate partnerships where the Company has the ability to exercise significant influence, but does not exercise financial and operating control, are accounted for using the equity method. See further discussion in Note 3.

Fair Value of Financial Instruments
      Disclosure about the fair value of financial instruments is based on pertinent information available to management as of September 30, 2005 and December 31, 2004. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.
      As of September 30, 2005 and December 31, 2004, management estimates that the carrying value of cash and cash equivalents, distributions receivable, accounts receivable, accounts payable and accrued expenses, dividends and distributions payable and notes payable are recorded at amounts which reasonably approximate fair value.

Revenue Recognition
      For financial reporting purposes, the Company recognizes rental revenue on a straight-line basis over the life of the lease. Straight-line rent receivable in the amount of approximately $149,000 as of September 30, 2005, consists of the difference between the tenants’ rents calculated on a straight-line basis

F-7

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005
from the date of acquisition over the remaining terms of the related leases and the tenants’ actual rents due under the lease agreements. Revenues relating to lease termination fees are recognized at the time that a tenant’s right to occupy the space is terminated and when the Company has satisfied all obligations under the agreement.

Investment Property
      Real estate assets the Company owns directly are stated at cost less accumulated depreciation, which, in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements where the betterment extends the useful life of the assets are capitalized. Maintenance and repair items are expensed as incurred.
      Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At September 30, 2005, management believes no such impairment has occurred.
      Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in the Company’s results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases and tenant relationships. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.
      The estimated fair value of acquired in-place leases are the costs the Company would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Company evaluates the time period over which such occupancy levels would be achieved and includes an estimate of the net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.
      Acquired above-and below-market lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rent revenue over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and any other acquired intangible assets is charged to rental revenue.
      Amortization expense was $1.2 million for in-place leases for both the quarter and nine months ended September 30, 2005. Amortization of out-of-market leases, net, was approximately $421,000 and $433,000 for the quarter and nine months ended September 30, 2005, respectively.

F-8

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005
      Anticipated amortization of in-place and out-of-market leases, net, for the period from October 1 through December 31, 2005 and for each of the following four years ended December 31 is as follows:

	In-place	Out-of-Market
	Leases	Leases, net

October 1 through December 31, 2005	$1,170,532	$487,760
2006	3,783,857	1,212,353
2007	3,665,031	1,318,045
2008	3,587,856	1,404,363
2009	3,005,498	1,497,415

Deferred Financing Costs
      Deferred financing costs as of September 30, 2005 consist of direct costs incurred in obtaining debt financing (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the terms of the obligations. For the quarter and nine months ended September 30, 2005, approximately $383,000 and $393,000, respectively, was amortized as a part of interest expense.

Other Assets
      Other assets includes the following:

	September 30,	December 31,
	2005	2004

Property acquisition escrow deposit	$500,000	$—
Prepaid insurance	150,601	46,688
Other	54,182	—

Total	$704,783	$46,688

Cash and Cash Equivalents
      The Company considers all short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less at the time of purchase to be cash equivalents. At September 30, 2005 and December 31, 2004, the Company did not have any cash equivalents.

Escrowed Investor Proceeds
      Escrowed investor proceeds and the related liability at December 31, 2004 include gross proceeds relating to shares sold to investors in Pennsylvania, which were required to be held in escrow until the Company raised at least $73.0 million of gross proceeds in the Offering. The escrow was released on May 23, 2005 and the related offering proceeds were distributed to the Company.

Unaccepted Subscriptions for Common Shares
      Unaccepted subscriptions for common shares includes proceeds related to subscriptions which had not been accepted by the Company as of September 30, 2005 and December 31, 2004.

F-9

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005

Due to Affiliates
      Due to affiliates includes the following:

	September 30,	December 31,
	2005	2004

Organizational and Offering Costs	$22,087,275	$23,966,785
Reversal of Organizational and Offering Costs	(11,587,274)	—
Dealer Manager Fees and Selling Commissions	769,563	336,757
Other	2,439,724	1,174,317
Forgiveness of related party payable	(1,730,000)	—

Total	$11,979,288	$25,477,859

      As discussed in Note 6 below, the Advisor and its affiliates have advanced or paid on behalf of the Company certain expenses incurred in connection with the Company’s administration and ongoing operations. During the quarter ended September 30, 2005, the Advisor forgave amounts due from the Company totaling approximately $1.7 million related to amounts previously advanced to the Company to cover certain general and administrative expenses. This transaction is included in forgiveness of related party payable in the accompanying statements of operations for the quarter and nine months ended September 30, 2005.

Organizational and Offering Costs
      Certain organizational and offering costs of the Company have been paid by the Advisor on behalf of the Company. Pursuant to the Advisory Agreement, the Company is obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred or 3.0% of the gross proceeds raised from the Offering. In no event will the Company have any obligation to reimburse the Advisor for organizational and offering costs totaling in excess of 3.0% of the gross proceeds from the Offering.
      As of September 30, 2005 and December 31, 2004, the Advisor had incurred on behalf of the Company organizational and offering costs of approximately $32.7 million and $24.0 million, respectively (of which approximately $18.5 million and $14.8 million as of September 30, 2005 and December 31, 2004, respectively, relates to the Advisor or its affiliates). These amounts include approximately $19.0 million and $14.8 million as of September 30, 2005 and December 31, 2004, respectively, of organizational and internal offering costs, and approximately $13.7 million and $9.2 million as of September 30, 2005 and December 31, 2004, respectively, of third-party offering costs. For the quarter ended March 31, 2005, organizational and internal offering costs of approximately $1.5 million were expensed and included in the accompanying consolidated statement of operations and third-party offering costs of approximately $1.1 million were offset against additional paid-in capital on the accompanying consolidated statement of shareholders’ equity (deficit). During the period from April 1, 2005 through September 30, 2005, organizational and offering costs totaling approximately $6.1 million incurred by the Advisor (including approximately $2.8 million of organizational and internal offering costs and approximately $3.3 million of third-party offering costs) have not been recorded in the accompanying consolidated financial statements because management expects that the Company will not be obligated to reimburse the Advisor for these costs. During the quarter and nine months ended September 30, 2005, the Company reimbursed the Advisor for $2.0 million and $4.5 million, respectively, of organizational and offering costs.

F-10

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005
      As set forth above, the Company’s obligation to reimburse the Advisor for organizational and offering costs is limited by the amount of gross offering proceeds raised from the sale of the Company’s common shares in the Offering. Amounts of organizational and offering costs recorded in the Company’s financial statements in prior periods were based on estimates of gross offering proceeds to be raised in the future through the end of the offering period. Such estimates were based on highly subjective factors including the number of retail broker-dealers signing selling agreements with the Company’s dealer manager, Hines Real Estate Securities, Inc. (“HRES” or the “Dealer Manager”), anticipated market share penetration in the retail broker-dealer network and the Dealer Manager’s best estimate of the baseline growth rate in sales. Based on actual gross offering proceeds raised to date and management’s current estimate of future sales of the Company’s common shares through the end of the Offering, management expects that the Company will not be obligated to reimburse the Advisor for approximately $11.6 million of organizational and offering costs which were recorded by the Company prior to March 31, 2005. Such accruals have been reversed in the Company’s unaudited consolidated financial statements as of September 30, 2005. These reversals are reflected as a reduction of due to affiliates of approximately $11.6 million in the accompanying consolidated balance sheet, a reversal of organizational and offering expenses of approximately $7.1 million in the accompanying consolidated statements of operations and a reduction of other offering costs, net of approximately $4.5 million in the accompanying consolidated statement of shareholders’ equity (deficit).

Other Start-up Costs
      Other start-up costs recorded in the accompanying consolidated statement of operations for the quarter and nine months ended September 30, 2004 include primarily legal and directors’ fees associated with the formation and initial activities of Hines REIT’s board of directors.

Per Share Data
      Income (loss) per common share is calculated by dividing the net income (loss) for each period by the weighted average number of common shares outstanding during such period.

Income Taxes
      For the year ended December 31, 2004, Hines REIT made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ended December 31, 2004. In addition, as of September 30, 2005 and December 31, 2004 the Company owned an investment in the Core Fund, which has invested in properties through a structure that includes several entities that have elected to be taxed as REITs. Hines REIT’s management believes that the Company and the applicable entities in the Core Fund are organized and operate in such a manner as to qualify for treatment as REITs and intend to operate in the foreseeable future in such a manner so that they will remain qualified as REITs for federal income tax purposes. Accordingly, no provision has been made for federal income taxes for the nine months ended September 30, 2005 or the year ended December 31, 2004 in the accompanying consolidated financial statements.

Stock-based Compensation
      Under the terms of the Employee and Director Incentive Share Plan, the Company grants each independent member of its board of directors 1,000 restricted shares of common stock annually. The restricted shares granted each year fully vest upon completion of each director’s annual term. In accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation (as amended), the Company recognizes the expense related to

F-11

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005
these shares over the vesting period. During the nine months ended September 30, 2005 and the year ended December 31, 2004, the Company granted 3,000 and 3,000 restricted shares of common stock, respectively, to its independent board members. For the quarter and nine month periods ended September 30, 2005, respectively, the Company amortized approximately $8,000 and $32,000 of related compensation expense. Such amounts are included in general and administrative expenses in the accompanying consolidated statements of operations.
      In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), “Share-Based Payment,” that addresses the accounting for share-based payment transactions in which an enterprise receives services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions using the intrinsic value method as prescribed by Accounting Principles Board, (“APB”), Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in the Company’s consolidated statement of income. The standard requires that the modified prospective method be used, which requires that the fair value of new awards granted from the beginning of the period of adoption (plus unvested awards at the date of adoption) be expensed over the vesting period. The statement requires companies to assess the most appropriate model to calculate the value of the options. The effective date of the standard will be January 1, 2006. Management believes this statement will not have a material impact on the Company’s consolidated financial statements.

3.	Real Estate Investments
      As of September 30, 2005, the Company owned direct and indirect interests in the following office properties:

		Ownership
		by the
Property	Location	Company(1)(2)

1900 and 2000 Alameda de las Pulgas	San Mateo, California	100.00%
Citymark	Dallas, Texas	100.00%
425 Lexington Avenue	New York City, New York	10.07%
499 Park Avenue	New York City, New York	10.07%
600 Lexington Avenue	New York City, New York	10.07%
1200 19th Street	Washington D.C.	10.07%
One Shell Plaza	Houston, Texas	11.37%
Two Shell Plaza	Houston, Texas	11.37%
The KPMG Building	San Francisco, California	22.74%
101 Second Street	San Francisco, California	22.74%
Three First National Plaza	Chicago, Illinois	18.19%
525 B Street	San Diego, California	22.74%

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. As of September 30, 2005, we owned a 92.58% interest in the Operating Partnership and were its sole general partner. Affiliates of Hines owned the remaining 7.42% interest in the Operating Partnership. We own interests in all of the properties other than the Dallas and San Mateo buildings as a result of our interest in the Core Fund, in which we owned a 24.80% non-managing general partner interest as

F-12

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005

of September 30, 2005. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 90.1%.

(2)	Real estate investments which are owned 100% by the Company are referred to as “direct investments.”

Direct real estate investments
      During the quarter ended September 30, 2005, the Company acquired the office property located at 3100 McKinnon Street in Dallas, Texas (“Citymark”). The aggregate purchase price of Citymark was approximately $27.8 million, including transaction costs. The property was acquired from a party that is unaffiliated with Hines. Citymark is an 11-story office building constructed in 1987. The building has an aggregate of 218,943 square feet of rentable area and was approximately 100% leased as of September 30, 2005.
      With the acquisition of Citymark, the Company owned a portfolio of two direct investments as of September 30, 2005. The Company held no direct investments as of December 31, 2004.
      Since September 30, 2005, the Company acquired a property located in Sacramento, California and had entered in to an agreement giving it the right, but not the obligation, to acquire a group of properties located in Miami, Florida.
      As of September 30, 2005, accumulated depreciation and amortization related to direct investments in real estate assets and related lease intangibles was as follows:

			Acquired	Acquired
	Buildings and	In-Place	Above- Market	Below-Market
	Improvements	Leases	Leases	Leases

Cost	$26,451,138	$20,003,367	$16,525,414	$1,124,533
Less: Accumulated depreciation and amortization	(157,477)	(1,176,345)	(522,199)	(89,136)

Net	$26,293,661	$18,827,022	$16,003,215	$1,035,397

      In connection with its direct investments, the Company has entered into non-cancelable lease agreements, subject to various escalation clauses, with tenants for office space. As of September 30, 2005, the approximate fixed future minimum rentals for the period from October 1 through December 31, 2005 and each of the years ending December 31, 2006 through 2009 and thereafter are as follows:

Fixed Future
Minimum Rentals

October 1 through December 31, 2005	$2,872,984
2006	9,285,140
2007	9,289,574
2008	9,155,377
2009	8,709,020
Thereafter	40,199,532

Total	$79,511,627

F-13

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005
      Of the total rental revenue of the Company for the nine months ended September 30, 2005, approximately:

•	57% was earned from a tenant in the insurance industry, whose leases representing 36% of their space expire in December 2005 and whose remaining space expires in May 2018; and

•	25% was earned from a tenant in the construction industry, whose leases representing 43% of their space expire in November 2009 and whose remaining space expires in November 2010.

Investment in Hines-Sumisei U.S. Core Office Fund, L.P.
      Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) is a partnership organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term holdings.
      As of December 31, 2004, the Company’s equity method investment in the Core Fund reflected in the accompanying unaudited consolidated balance sheet represented approximately $28.4 million the Company had invested in the Core Fund through that date as adjusted by the equity in earnings and distributions earned from the Core Fund related to that net investment for the period from November 23, 2004 to December 31, 2004.
      During the nine months ended September 30, 2005, the Company acquired additional interests in the Core Fund totaling approximately $81.5 million from affiliates of Hines. The Company owned a 24.80% non-managing general partner interest in the Core Fund as of September 30, 2005. For further information, see Note 6.
      On August 10, 2005, an indirect subsidiary of the Core Fund acquired 525 B Street, an office property located in San Diego, California. The aggregate purchase price of 525 B Street was approximately $116.0 million, excluding transaction costs. The building contains 423,546 square feet of rentable area and is approximately 98% leased.

F-14

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005
      The Core Fund owns interests in real estate assets through certain limited liability companies and limited partnerships which have mortgage financing in place. None of this debt is recourse to the Core Fund or the Company. Consolidated condensed financial information of the Core Fund is summarized below:
Consolidated Condensed Balance Sheet of the Core Fund
as of September 30, 2005
(unaudited)

ASSETS
Cash	$41,701,161
Property, net	1,399,905,483
Other assets	255,517,883

Total Assets	$1,697,124,527

LIABILITIES AND PARTNERS’ CAPITAL
Debt	$953,770,000
Other liabilities	88,104,630
Minority interest	265,300,512
Partners’ capital	389,949,385

Total Liabilities and Partners’ Capital	$1,697,124,527

Consolidated Condensed Statement of Operations of the Core Fund
For the Nine Months Ended September 30, 2005
(Unaudited)

Revenues and interest income	$146,858,043
Operating expenses	(65,681,613)
Interest expense	(34,474,048)
Depreciation and amortization	(41,008,526)
Minority interest	(5,852,436)

Net Loss	$(158,580)

      Of the total rental revenue of the Core Fund for the nine months ended September 30, 2005, approximately:

•	15% was earned from two affiliated tenants in the oil and gas industry, whose leases expire on December 31, 2015; and

•	39% was earned from several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027.

4.	Debt Financing
      On June 28, 2005, the Company entered into a term loan agreement with KeyBank National Association in the principal amount of $60.0 million (the “Term Loan”), which was used to pay the

F-15

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005
purchase price of 1900 and 2000 Alameda de las Pulgas. The Term Loan was amended in August 2005 to increase the principal amount to $75.0 million in connection with the acquisition of Citymark.
      On September 9, 2005, the Company entered into a credit agreement with KeyBank, as administrative agent for itself and the other lenders named in the credit agreement (collectively, the “Lenders”), to establish a revolving credit facility (the “Credit Facility”) with maximum aggregate borrowing capacity of $140.0 million. The Company established the Credit Facility for the purposes of repaying in full amounts owed under its existing Term Loan, providing a source of funds for future real estate investments and funding its general working capital needs. The credit agreement has a maturity date of September 8, 2008, which is subject to extension at the Company’s election for two successive periods of one year each, subject to specified conditions. The credit agreement provides that the Company may increase the amount of the Credit Facility to $250.0 million upon written notice within 18 months of the date of the agreement, subject to KeyBank’s ability to syndicate the incremental amount to the Lenders or other lenders. The credit agreement allows for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 150 to 250 basis points based on a prescribed leverage ratio calculated for the Company, which ratio under the credit agreement takes into account the Company’s effective ownership interest in the debt and certain allowable assets of entities in which the Company directly and indirectly invests. The weighted-average rate on outstanding loans under the Credit Facility was 5.78% as of September 30, 2005. The credit agreement provides that it shall be an event of default under the agreement if the Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines, Chairman of the Board of Hines REIT, or certain members of his family. The credit agreement also contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of specified financial ratios.
      Outstanding loans under the Credit Facility are secured by a pledge of the Company’s direct equity interests in any entity it invests in that directly or indirectly holds real property assets, including its interest in the Core Fund, subject to certain limitations and exceptions. The Company, Hines and the Advisor have entered into a subordination agreement which provides that the respective rights of Hines and the Advisor to be reimbursed by the Company for organizational and offering and other expenses are subordinate to the Company’s obligations under the credit agreement.
      Through September 30, 2005, the Company had made borrowings totaling $56.3 million under the Credit Facility and made principal payments totaling $9.0 million on amounts outstanding. The outstanding principal amount due under this obligation was $47.3 million as of September 30, 2005. From October 1, 2005 through November 14, 2005 the Company has made borrowings totaling $66.0 million under the Credit Facility and made principal payments totaling $24.0 million, and the remaining principal amount due under this obligation was $89.3 million as of November 14, 2005.

F-16

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005

5.	Dividends
      The Company’s board of directors has declared dividends for 2005 for the periods listed below, payable to shareholders of record at the close of business each day during the applicable period.

	Annualized
	Rate
Period	Declared(1)	Date Paid

January, February and March 2005	6.0%	April 2005
April, May and June 2005	6.0%	July 2005
July, August and September 2005	6.0%	October 2005
October and November 2005	6.0%	January 2006	(2)

(1)	Dividends were declared in the amount of $0.00164384 per share per day, representing an annualized rate of 6.0% based on a price of $10.00 per share.

(2)	Anticipated payment date.

6.	Related Party Transactions

Advisory Agreement
      Pursuant to the Advisory Agreement, the Company is required to pay the following fees and expense reimbursements:
      Acquisition Fees — The Company pays an acquisition fee to the Advisor for services related to the due diligence, selection and acquisition of direct or indirect real estate investments. The acquisition fee is payable following the closing of each acquisition in an amount equal to 0.50% of (i) the purchase price of real estate investments acquired directly by the Company, including any debt attributable to such investments, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of the real estate investments held by that entity. The Advisor earned cash acquisition fees totaling approximately $338,000 and $1.2 million for the quarter and nine months ended September 30, 2005, respectively, which have been recorded as an expense in the accompanying consolidated statements of operations. See discussion of the Participation Interest below.
      Asset Management Fees — The Company pays asset management fees to the Advisor for services related to managing, operating, directing and supervising the operations and administration of the Company and its assets. The asset management fee is earned by the Advisor monthly in an amount equal to 0.0625% multiplied by the net equity capital the Company has invested in real estate investments as of the end of the applicable month. The Advisor earned cash asset management fees totaling approximately $255,000 and $490,000 during the quarter and nine months ended September 30, 2005, respectively, which have been recorded as an expense in the accompanying consolidated statement of operations. See discussion of the Participation Interest below.
      Expense Reimbursements — In addition to reimbursement of organizational and offering costs (see Note 2), the Company reimburses the Advisor and its affiliates for certain other expenses incurred in connection with the Company’s administration and ongoing operations. As of September 30, 2005 and December 31, 2004 the Advisor had advanced to or paid on behalf of the Company approximately $2.3 million and $977,000, respectively, to fund certain costs incurred by the Company. During the quarter ended September 30, 2005, the Advisor forgave amounts due from the Company totaling approximately $1.7 million related to amounts previously advanced to the Company to cover certain general and administrative expenses. This transaction is included in forgiveness of related party payable in the

F-17

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005
accompanying statements of operations for the quarter and nine months ended September 30, 2005. The remaining balance due to the Advisor of approximately $612,000, net of repayments of approximately $375,000 for the quarter and nine months ended September 30, 2005, is included in due to affiliates in the accompanying unaudited consolidated balance sheet. Management expects that these amounts will be repaid out of future operating cash flow.
      Reimbursement to the Company — The Advisor must reimburse the Company quarterly for any amounts by which operating expenses exceed, in any four consecutive fiscal quarters, the greater of (i) 2.0% of the Company’s average invested assets, which consists of the average book value of its real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25.0% of its net income (as defined by the Company’s Amended and Restated Articles of Incorporation), excluding the gain on sale of any of the Company’s assets, unless Hines REIT’s independent directors determine that such excess was justified. Operating expenses generally include all expenses paid or incurred by the Company as determined by generally accepted accounting principles, except certain expenses identified in Hines REIT’s Amended and Restated Articles of Incorporation.

Dealer Manager Agreement
      The Company has retained HRES, an affiliate of the Advisor, to serve as the dealer manager for the Offering. Pursuant to the dealer manager agreement the Company has entered into with HRES, the Company pays HRES selling commissions in an amount of up to 6.0% of the gross proceeds of the common shares sold pursuant to the Offering (up to 4.0% for common shares issued pursuant to the dividend reinvestment plan), all of which is reallowed to participating broker-dealers, plus a dealer manager fee in the amount of 2.2% of the gross proceeds of the common shares sold pursuant to the Offering, a portion of which may be reallowed to selected participating broker-dealers. No dealer manger fee is paid with respect to the common shares sold pursuant to Hines REIT’s dividend reinvestment plan. Additionally, the Company or the Advisor may reimburse HRES for certain employee compensation and other expenses relating to the Offering, including but not limited to reimbursement of up to 0.5% of gross proceeds for bona fide due diligence expenses incurred by HRES. Selling commissions of approximately $2.9 million and dealer manager fees of approximately $1.4 million were earned by HRES for the quarter ended September 30, 2005, which have been offset against additional paid-in capital in the accompanying consolidated statement of shareholders’ equity (deficit). Selling commissions of approximately $7.1 million and dealer manager fees of approximately $3.1 million were earned by HRES for the nine months ended September 30, 2005, which have been offset against additional paid-in capital in the accompanying consolidated statement of shareholders’ equity (deficit).

Property Management and Leasing Agreements
      The Company has entered into property management and leasing agreements with Hines to manage the leasing and operations of properties in which it directly invests. As compensation for its services, Hines receives the following:

•	A property management fee equal to the lesser of 2.5% of the annual gross revenues received from the properties or the amount of property management fees recoverable from tenants of the property under the leases. Hines earned property management fees of approximately $57,000 and $59,000 for the quarter and nine months ended September 30, 2005, respectively. These amounts, net of payments, resulted in a liability of approximately $11,000 as of September 30, 2005, which has been included in the accompanying consolidated balance sheets.

F-18

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005

•	A leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event and certain construction management and re-development construction management fees, in the event Hines renders such services. Hines earned no leasing, construction management or redevelopment fees during the quarter and nine months ended September 30, 2005.

•	The Company generally will be required to reimburse Hines for certain operating costs incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the agreement. However, the reimbursable cost of these off-site personnel and overhead expenses will be limited to the lesser of the amount that is recovered from the tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement. The Company incurred reimbursable expenses of approximately $171,000 and $173,000 for the quarter and nine months ended September 30, 2005, respectively. These amounts, net of payments, resulted in a liability of approximately $58,000 as of September 30, 2005, which has been included in the accompanying consolidated balance sheets.

The Participation Interest
      Pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, HALP owns a profits interest in the Operating Partnership (the “Participation Interest”). The percentage interest in the Operating Partnership attributable to the Participation Interest was 1.27% and 1.38% as of September 30, 2005 and December 31, 2004, respectively. The Participation Interest entitles HALP to receive distributions from the Operating Partnership based upon its percentage interest in the Operating Partnership at the time of distribution.
      As the percentage interest of the participation interest is adjusted, the value attributable to such adjustment related to acquisition fees and asset management fees is charged against earnings and recorded as a liability until such time as the Participation Interest is repurchased for cash or converted into common shares of Hines REIT. This liability totaled approximately $2.1 million and $409,000 as of September 30, 2005 and December 31, 2004, respectively, and is included in participation interest liability in the accompanying consolidated balance sheets. The related expense for asset management and acquisition fees of approximately $593,000 and $1.7 million for the quarter and nine months ended September 30, 2005, respectively, is included in asset management and acquisition fees in the accompanying consolidated statements of operations.

Acquisition of Interests in the Core Fund
      During the quarter and nine months ended September 30, 2005, the Company acquired interests in the Core Fund from affiliates of Hines totaling approximately $18.3 million and $81.5 million, respectively. The Company acquired these interests at the same price at which the affiliates originally acquired the interests (in the form of limited partnership interests). See further discussion of the Company’s investment in the Core Fund in Note 3.

F-19

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Nine Months Ended September 30, 2005

7.	Subsequent Events

Potential Acquisition of Airport Corporate Center
      On October 12, 2005, the Company entered into a contract with an unaffiliated third party to acquire Airport Corporate Center, a group of properties located in the Miami Airport submarket of Miami, Florida. The property consists of 11 buildings and a 5.46-acre land tract. The buildings contain an aggregate of approximately 1,018,447 square feet of rentable area and are approximately 92% leased. A subsidiary of Norwegian Cruise Lines leases 179,853 square feet, or approximately 18% of the properties’ rentable area. This lease expires in January 2009. No other tenant leases more than 10% of the rentable area.
      The aggregate purchase price for Airport Corporate Center is expected to be approximately $156.8 million, exclusive of transaction costs, financing fees and working capital reserves. The Company anticipates that the acquisition will be funded with net proceeds from its public offering, borrowings under the Credit Facility and the assumption of an existing mortgage loan. In connection with the acquisition of Airport Corporate Center, the Company expects to pay the Advisor approximately $784,000 in cash acquisition fees. Likewise, the Participation Interest in the Operating Partnership will increase as a result of the acquisition as described in the Prospectus.
      The Company anticipates that the acquisition of Airport Corporate Center will be consummated in late December, 2005. However, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of Airport Corporate Center will be consummated. If the Company elects not to close on Airport Corporate Center, it will forfeit the $5.0 million earnest money deposit made.

Acquisition of 1515 S Street
      On November 2, 2005, the Company acquired an office property located at 1515 S Street in Sacramento, California (“1515 S Street”) from a seller unaffiliated with the Company and its affiliates. 1515 S Street consists of two five-story buildings and an eight-story parking garage constructed in 1987. The buildings have an aggregate of 349,000 square feet of rentable area and are 100% leased. The State of California leases an aggregate of 340,169 square feet, or 97% of the building’s rentable area.
      The aggregate purchase price for 1515 S Street was approximately $66.6 million, exclusive of transaction costs, financing fees and working capital reserves. The Company funded the acquisition with net proceeds from the Offering and borrowings of approximately $66.0 million under the Credit Facility.

Capital Commitment to the Core Fund
      On November 11, 2005, the Company’s board of directors approved an additional $100 million capital commitment to the Core Fund. Pursuant to this commitment, management expects the Company will make a capital contribution to the Core Fund of approximately $18.3 million on December 1, 2005. Thereafter, the Company will participate in capital calls issued by the Core Fund with other Core Fund partners until its capital commitment is fully funded. The Company expects to use proceeds received from its public offering and/or funds available under the Credit Facility to make capital contributions related to this capital commitment.

F-20

INDEPENDENT AUDITORS’ REPORT
To the Partners of
Hines REIT 3100 McKinnon Street LP
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 3100 McKinnon Street in Dallas, Texas (the “Property”), for the year ended March 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/ A of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
      In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 3100 McKinnon Street in Dallas, Texas, for the year ended March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
November 4, 2005

F-21

3100 MCKINNON STREET, DALLAS, TEXAS
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended June 30, 2005 (Unaudited) and
For the Year Ended March 31, 2005

	Three Months
	Ended	Year Ended
	June 30,	March 31,
	2005	2005

	(Unaudited)
Revenue:
Rental income	$1,136,825	$4,467,827
Escalation income	144,333	583,535
Other income	2,181	12,612

Total revenues	1,283,339	5,063,974
Expenses:
Real estate taxes	173,754	724,571
Utilities	193,441	587,945
Repairs, maintenance and supplies	114,025	335,311
Security	51,642	197,639
Cleaning services	49,725	185,727
Building management services	24,498	82,926
Insurance	3,587	14,453

Total expenses	610,672	2,128,572

Revenues in excess of expenses	$672,667	$2,935,402

See accompanying notes to statements of revenues and certain operating expenses.

F-22

3100 MCKINNON STREET, DALLAS, TEXAS
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended June 30, 2005 (Unaudited) and
For the Year Ended March 31, 2005

(1)	Organization
      3100 McKinnon Street, Dallas, Texas (the “Property”) is an 11-story, 217,746 (unaudited) square foot building, constructed in 1987. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority-owned subsidiary (the “Operating Partnership,” and together, the “Company”) the Property. The acquisition was completed on August 24, 2005 by Hines REIT 3100 McKinnon Street, L.P. (“Hines REIT 3100”), a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation
      The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property.
      The statement of revenues and certain operating expenses and notes thereto for the three months ended June 30, 2005 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition
      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $5,080 (unaudited) for the three months ended June 30, 2005, and an increase in rental income of approximately $10,060 for the year ended March 31, 2005.
      Approximately 100% (unaudited) of the Property’s net rentable space is committed under operating leases as of June 30, 2005 and March 31, 2005. The tenants’ leases expire in various years through 2010. Of the total net rentable area leased, 166,022 (unaudited) square feet or 76% (unaudited) was leased to three subsidiaries of one tenant in the home building, financial services, home services and commercial contracting industries. This tenant was also the owner of the building as of March 31, 2005. Of the rentable area leased to these subsidiaries, 75,932 (unaudited) square feet expires in November 2009, and the balance expires in November 2010.

F-23

3100 MCKINNON STREET, DALLAS, TEXAS
NOTES TO STATEMENTS OF REVENUES AND CERTAIN
OPERATING EXPENSES — (Continued)

(b)	Bad Debt Expense
      Bad debts are recorded under the specific identification method whereby uncollectible receivables are directly written off when identified.

(c)	Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.

(5)	Leases
      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of March 31, 2005 is as follows:

Amount

Year ended March 31:
2006	$4,572,760
2007	4,462,926
2008	4,480,381
2009	4,474,688
2010	2,917,173
Thereafter	48,424

Total future minimum rentals	$20,956,352

      Total minimum future rental income represents the base rent, including base year operating expenses, that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.
* * * * *

F-24

INDEPENDENT AUDITORS’ REPORT
To the Partners of
Hines REIT 1515 S Street, LP
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the office properties located at 1515 S Street, Sacramento, CA (the “Properties”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/ A of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.
      In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the properties located at 1515 S Street, Sacramento, CA, for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE, LLP
Houston, Texas
November 18, 2005

F-25

1515 S STREET, SACRAMENTO, CALIFORNIA
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2005	2004

	(Unaudited)
Revenue:
Rental income	$4,565,241	$6,718,734
Parking income	560,273	749,883
Escalation income	64,070	95,593

Total revenues	5,189,584	7,564,210
Expenses:
Salaries	117,517	180,308
Utilities	508,420	570,357
Cleaning services	201,278	288,254
Repairs, maintenance and supplies	106,795	205,485
Security	38,738	53,028
Building management services	—	1,667
Insurance	42,701	60,938
Real estate taxes	317,541	426,586
General and administrative	—	3,023

Total expenses	1,332,990	1,789,646

Revenues in excess of expenses	$3,856,594	$5,774,564

See accompanying notes to statements of revenues and certain operating expenses.

F-26

1515 S STREET, SACRAMENTO, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004
(1) Organization
      1515 S Street, Sacramento, California (the “Properties”) is an office complex comprised of two five-story office buildings and an eight-story parking garage constructed in 1987 containing an aggregate of approximately 349,000 square feet of rentable area. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority-owned subsidiary (the “Operating Partnership,” and together, the “Company”) the Properties. The acquisition was completed on November 2, 2005 by Hines REIT 1515 S Street LP (“Hines REIT 1515”), a wholly-owned subsidiary of the Operating Partnership.
(2) Basis of Presentation
      The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties.
      The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2005 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.
(3) Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(4) Significant Accounting Policies

(a) Revenue Recognition
      The Properties’ operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $42,000 (unaudited) for the nine months ended September 30, 2005, and an increase in rental income of approximately $984,000 for the year ended December 31, 2004.
      Rental payments under certain leases are based on a minimum rental amount plus a percentage of the lessee’s sales in excess of stipulated amounts. Since inception, no income has been received from such contingent rent agreements.
      All of the Properties’ net rentable space is committed under operating leases at September 30, 2005 and December 31, 2004. The tenants’ leases expire in various years through 2013. Of the total net rentable area leased, approximately 340,170 square feet (unaudited), or 97% (unaudited), is leased to the State of California under two leases which expire in 2012 and 2013.

F-27

1515 S STREET, SACRAMENTO, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

(b) Bad Debt Expense
      Bad debts are recorded under the specific identification method whereby uncollectible receivables are directly written off when identified.

(c) Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.
(5) Leases
      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2004 is as follows:

Amount

Year ended December 31:
2005	$6,046,832
2006	6,305,520
2007	6,260,194
2008	6,247,547
2009	2,045,144
Thereafter	—

Total future minimum rentals	$26,905,237

      Total minimum future rental income represents the base rent, including base year operating expenses, that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.
* * * * *

F-28

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004

	Year Ended
	December 31,	Adjustment for
	2004	Acquisitions		Pro Forma

Revenues	$—	15,782,177	(a)	15,782,177

Expenses:
Organizational and offering expenses	14,771,095	—		14,771,095
Asset management and acquisition fees	818,320	—		818,320
Other start-up costs	409,668	—		409,668
General and administrative expenses	617,570	—		617,570
Depreciation and amortization	—	7,284,626	(a)	7,284,626
Property operating expenses	—	6,794,658	(a)	6,794,658

Total Expenses	16,616,653	14,079,284	(a)	30,695,937

Loss before equity in losses, interest income and loss allocated to minority interests	(16,616,653)	1,702,893		(14,913,760)

Equity in income (losses) of Hines-Sumisei U.S. Core Office Fund, L.P.	68,461	(53,109	)(b)	15,352
Interest income	163	—		163
Interest expense	—	(6,020,924	)(a)	(6,020,924)
Loss allocated to minority interests	6,540,140	1,816,561	(c)	8,356,701

Net loss	$(10,007,889)	(2,554,579)		(12,562,468)

Loss per common share	$(60.40)	(15.42)		(75.82)

Weighted average number common shares outstanding	165,690	165,690		165,690

See notes to unaudited pro forma consolidated statement of operations and unaudited notes to pro forma consolidated statement of operations.
Notes to Unaudited Pro Forma Consolidated Statement of Operations
for the Year Ended December 31, 2004

(a)	To record the pro forma effect of the Company’s acquisitions of 1900 and 2000 Alameda de las Pulgas, 3100 McKinnon Street (“Citymark”) and 1515 S Street assuming that the acquisitions had occurred on January 1, 2004.

(b)	To record the pro forma effect on the Company’s equity in earnings assuming that the Core Fund’s acquisition of Three First National Plaza and Golden Eagle Plaza had occurred on January 1, 2004.

(c)	To record the pro forma effect on the Company’s loss allocated to minority interests assuming that the Core Fund’s acquisitions of Three First National Plaza and Golden Eagle Plaza and the Company’s acquisitions of 1900 and 2000 Alameda de las Pulgas, Citymark and 1515 S Street had occurred on January 1, 2004.

F-29

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004

(1)	Investment Properties
      On June 28, 2005, Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT” and, together with its consolidated subsidiaries, the “Company”), acquired 1900 and 2000 Alameda de las Pulgas in San Mateo, California for approximately $59.8 million, including transaction costs. This transaction was financed with proceeds from a term loan. The property, which is located in the San Francisco Bay area office market, consists of a four-story building constructed in 1971 which was substantially renovated in 1996 and a two-story building completed in 1983. The buildings have an aggregate of 253,377 square feet of rentable area.
      On August 24, 2005, the Company acquired Citymark, which is located in Dallas, Texas. The aggregate purchase price of Citymark was approximately $27.8 million, including transaction costs. This transaction was financed with proceeds from a term loan. Citymark is an 11-story office building constructed in 1987. The building has an aggregate of 218,943 square feet of rentable area.
      On November 2, 2005, the Company acquired an office complex located at 1515 S Street in Sacramento, California (“1515 S Street”). The aggregate purchase price for 1515 S Street was approximately $66.6 million, exclusive of transaction costs, financing fees and working capital reserves. The Company funded the acquisition with net proceeds of its public offering and borrowings of approximately $66.0 million under the Company’s revolving credit facility. 1515 S Street consists of two five-story buildings and an eight-story parking garage constructed in 1987. The buildings have an aggregate of 349,000 square feet of rentable area.
      The unaudited pro forma consolidated statement of operations of the Company assumes that all three acquisitions occurred on January 1, 2004.

(2)	Core Fund
      The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than Hines REIT are, and Hines expects that future third-party investors in the Core Fund will be, primarily U.S. and foreign institutional investors or high net worth individuals. The Core Fund was formed as a Delaware limited partnership and was organized in connection with the acquisition of three office properties from Sumitomo Life Realty (N.Y.), Inc. (“Sumitomo Life”).
      In August 2003, the Core Fund, Sumitomo Life, three independent pension plans and funds (the “Institutional Co-Investors”) and an affiliate of Hines organized Hines-Sumisei NY Core Office Trust (“NY Trust I”), a Maryland real estate investment trust, to acquire three properties from Sumitomo Life and an entity affiliated with Sumitomo Life. Two of these three properties are located in New York City and the remaining property is located in Washington D.C. In August 2003, NY Trust I acquired these properties for an aggregate purchase price of approximately $581.1 million. The cash portion of the purchase price, transaction costs and working capital was funded by a combination of capital contributions from Institutional Co-Investors and Hines affiliates, bridge financing and long-term mortgage debt.
      In January 2004, the Core Fund, Sumitomo Life, certain Institutional Co-Investors and an affiliate of Hines organized Hines-Sumisei NY Core Office Trust II (“NY Trust II”), a Maryland real estate investment trust, to acquire 600 Lexington Avenue, a fourth office property owned by Sumitomo Life located in New York City. In February 2004, NY Trust II acquired 600 Lexington Avenue for a purchase price of approximately $91.6 million, of which $25.0 million was paid to Sumitomo Life and subsequently reinvested back into the Core Fund by Sumitomo Life in exchange for partnership units in the Core Fund. The cash portion of the purchase price, transaction costs and working capital was funded by a combination of capital contributions from Hines affiliates and long-term mortgage debt.

F-30

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS — (Continued)
For the Year Ended December 31, 2004
      The Core Fund holds approximately 40.60% of the outstanding share capital in each NY Trust, Institutional Co-Investors own approximately 57.89% of the outstanding share capital of each NY Trust, and Hines-related entities own the remaining outstanding share capital of each NY Trust, or approximately 1.51%.
      In May 2004, the Core Fund acquired an interest in One Shell Plaza and Two Shell Plaza (collectively, the “Shell Buildings”). Institutional Co-Investors, affiliates of Hines including Hines US Core Office Capital Associates IV Limited Partnership and Hines US Core Office Capital Associates LP and third-party investors currently hold, indirectly, the remaining interests in these buildings, respectively. One half of the interests in the Shell Buildings were acquired from 910 Associates Limited Partnership, 910 Louisiana Limited Partnership and Block 145 Limited, all affiliates of Hines, and through which Hines effectively owned 32.70% of the Shell Buildings. The aggregate purchase price for the Shell Buildings was approximately $351.8 million. The Core Fund holds approximately a 45.85% indirect interest in each of the Shell Buildings. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining approximate 49.50%, 0.80% and 3.85% interests in these buildings, respectively.
      In September 2004, the Core Fund acquired interests in two office buildings located at 55 Second Street and 101 Second Street, in the central business district of San Francisco, California (collectively, the “San Francisco Properties”). Two indirect subsidiaries of the Core Fund were formed as investment entities for the purpose of acquiring and holding these properties. The sellers were unaffiliated with the Company, the Core Fund, Hines or their affiliates. The aggregate purchase price for the San Francisco Properties, including transaction and working capital costs and prepayment and interest rate buy-down fees, was approximately $305.0 million. The Core Fund holds approximately a 91.70% indirect interest in each of the San Francisco Properties. Affiliates of Hines and third-party investors hold, indirectly, the remaining approximate 0.60% and 7.70% interests in these buildings, respectively.
      In March 2005, the Core Fund acquired an indirect interest in its ninth office building. Three First National Plaza, completed in 1981, is located at 70 West Madison Street in the Central Loop of Chicago. The aggregate purchase price for the property was approximately $245.3 million, including transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the aggregate principal amount of approximately $141.0 million. The Core Fund currently holds approximately a 73.36% interest in Three First National Plaza. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining 19.80%, 0.68% and 6.16%, respectively. The unaudited pro forma consolidated condensed statement of operations of the Core Fund summarized below assumes that this acquisition occurred on January 1, 2004.
      On August 10, 2005, the Core Fund purchased Golden Eagle Plaza, an office property located at 525 B Street in the central business district of San Diego, California. Golden Eagle Plaza was built in 1969 and renovated in 1998. It consists of a 22-story office tower and an attached parking structure. The aggregate purchase price of Golden Eagle Plaza was approximately $116.4 million, including transaction costs. In connection with the acquisition, mortgage financing was secured in the amount of $52.0 million and a bridge loan was secured in the amount of $68.0 million. The Core Fund currently holds approximately a 91.70% interest in Golden Eagle Plaza. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.60% and 7.70%, respectively. The unaudited pro forma consolidated condensed statement of operations of the Core Fund summarized below assumes that this acquisition occurred on January 1, 2004.
      The unaudited pro forma consolidated statement of operations has been prepared assuming the Company’s investment in the Core Fund is accounted for utilizing the equity method as the Company has the ability to exercise significant influence over, but does not exercise financial and operating control over, the Core Fund.

F-31

HINES REAL ESTATE INVESTMENT TRUST
UNAUDITED PRO FORMA CONSOLIDATED
CONDENSED STATEMENT OF OPERATIONS OF THE CORE FUND
For the Year Ended December 31, 2004

Revenues and interest income	$197,350,213
Expenses:
Operating	81,538,212
Interest	43,326,718
Depreciation and amortization	60,144,586

Total expenses	185,009,516
Minority interest	10,079,656

Net income	2,261,041

F-32

HINES REAL ESTATE INVESTMENT TRUST, INC.
SUPPLEMENT NO. 20 DATED AUGUST 22, 2005
TO THE PROSPECTUS DATED JUNE 18, 2004
      This prospectus supplement No. 20 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Hines Real Estate Investment Trust, Inc. dated June 18, 2004 (the “Prospectus”), Supplement No. 12 to the Prospectus, dated April 22, 2005 and Supplement No. 14 to the Prospectus, dated May 19, 2005. This Supplement supersedes and replaces Supplement No. 15 dated May, 26, 2005, Supplement No. 16 dated May 27, 2005, Supplement No. 17 dated June 30, 2005, Supplement No. 18 dated July 28, 2005 and Supplement No. 19 dated August 15, 2005. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

	Supplement No. 20	Prospectus Page
	Page Number	Number

A. Status of the Offering	2	N.A.
B. Management’s Discussion and Analysis of Financial Condition and Results of Operations	2	116
C. Additional Investment in the Core Fund and Supplement to the “Initial Properties” Section of the Prospectus	12	67
D. Compensation of Directors	17	51
E. Share Redemption Program	17	127
F. Volume Discounts	17	135
G. Dividends Declared by Hines REIT’s Board of Directors	18	N.A.
H. Release of Funds of Pennsylvania Investors from Escrow and Related Revisions to “Suitability Standards.”	18	i
I. Renewal of Advisory Agreement with Hines Advisors Limited Partnership	18	N.A.
J. Experts	18	165
K. Other Updates and Revisions	19	N.A.
L. Risk Factors	21	19
M. Financial Statements	F-1	F-1

A.	Status of Offering.
      As of August 17, 2005, we had received gross offering proceeds of approximately $135.5 million from the sale of 13,702,637 of our common shares, including approximately $959,000 of gross proceeds related to the sale of 100,984 common shares pursuant to our dividend reinvestment plan. As of August 17, 2005, 186,398,347 common shares remained available for sale to the public pursuant to the offering, exclusive of 19,899,016 common shares available under our dividend reinvestment plan.

B.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.
      The section of the Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as supplemented to date, is hereby modified and supplemented with the following:
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Explanatory Note
      As of June 30, 2004, we had not yet commenced real estate operations. Therefore, we do not have meaningful active operations to discuss for the quarter ended June 30, 2004. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited consolidated financial statements, the notes thereto, and the other unaudited financial data included elsewhere in this Supplement to our Prospectus. The following discussion should also be read in conjunction with our audited consolidated financial statements, and the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2004.
Cautionary Note Regarding Forward-Looking Statements
      This Supplement to our Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements concerning future financial performance, future debt and financing levels, investment objectives, payments to our Advisor and its affiliates and other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto. These statements are only predictions. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
      Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate.
      The following are some of the risks and uncertainties, although not all of the risks and uncertainties, which could cause actual results to differ materially from those presented in certain forward-looking statements:

•	Our ability to invest offering and dividend reinvestment plan proceeds to acquire properties or other investments in a timely manner and at appropriate amounts that provide acceptable returns;

•	The potential need to fund tenant improvements, lease-up costs or other capital expenditures, as well as increases in property operating expenses and costs of compliance with environmental matters

2

or discovery of previously undetected environmentally hazardous or other undetected adverse conditions at our properties;

•	Risks associated with debt;

•	Competition for tenants and real estate investment opportunities, including competition with affiliates of Hines;

•	Risks associated with adverse changes in general economic or local market conditions, including, terrorist attacks and other acts of violence may affect the markets in which we and our tenants operate;

•	Our ability to secure adequate insurance at reasonable and appropriate rates against catastrophic events, such as earthquakes and terrorist attacks;

•	Changes in governmental, tax, real estate and zoning laws and regulations and the related costs of compliance and increases in our administrative operating expenses, including expenses associated with operating as a public company;

•	Risks relating to our investment in the Core Fund, such as its reliance on Hines for its operations and investments, and our potential liability for Core Fund obligations;

•	The lack of liquidity associated with our assets;

•	Our reliance on our Advisor, Hines and affiliates of Hines for our day-to-day operations and the selection of real estate investments, and our Advisor’s ability to attract and retain high quality personnel who can provide acceptable service levels to us;

•	Risks associated with conflicts of interests that result from our relationship with our Advisor and Hines, as well as conflicts of interests certain of our officers and directors face relating to the positions they hold with other entities; and

•	Our ability to qualify as a REIT for federal income tax purposes.

      These risks are more fully discussed in, and all forward-looking statements should be read in light of all of the factors identified in, the “Risk Factors” section of the Prospectus. You are cautioned not to place undue reliance on any forward-looking statements included in this Supplement. All forward-looking statements are made as of the date of this Supplement and the risk that actual results will differ materially from the expectations expressed in this Supplement may increase with the passage of time. In light of the significant uncertainties inherent in the forward-looking statements included in this Supplement, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Supplement will be achieved. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. Each forward-looking statement speaks only as of the date of the particular statement, and we do not undertake to update any forward-looking statement.
Overview
      We were formed by our sponsor, Hines, for the purpose of engaging in the business of investing in and owning commercial real estate and interests in real estate. We intend to invest in office properties located throughout the United States. In addition, we may invest in properties outside the United States, non-office properties, mortgage loans, ground leases and other real estate investments. We intend to make direct or indirect real estate investments that will satisfy our primary investment objectives of preserving invested capital, paying regular cash dividends and achieving modest capital appreciation of our assets over the long term. We intend to invest the proceeds raised in our public offering in office properties generally located in central business districts or suburban markets of major metropolitan cities. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to invest in properties which will be diversified by location, lease expirations and tenant industries.

3

      In order to provide capital for these investments, we are selling our common stock through our public offering. We intend to continue raising significant amounts of capital through our current offering and potential follow-on offerings, and through the utilization of debt financings.
      As of June 30, 2005, we owned direct and indirect interests in the following office properties:

			Effective
			Ownership by the
Market	Property	% Leased	Company

New York City	425 Lexington Avenue	100%	8.97%
New York City	499 Park Avenue	100%	8.97%
Washington D.C.	1200 19th Street	100%	8.97%
New York City	600 Lexington Avenue	94%	8.97%
Houston	One Shell Plaza	96%	10.05%
Houston	Two Shell Plaza	92%	10.05%
San Francisco	55 Second Street	89%	20.10%
San Francisco	101 Second Street	90%	20.10%
Chicago	Three First National Plaza	87%	16.08%
San Mateo	1900 and 2000 Alameda de las Pulgas	87%	100.00%
      As of June 30, 2005, we held a 22.09% non-managing general partner interest in the Core Fund, through which we own indirect interests in the nine office properties listed above other than the San Mateo building. See “Note 3 — Real Estate Investments” in the unaudited consolidated financial statements of Hines REIT for the quarterly period ended June 30, 2005, included elsewhere in this Supplement.
      Our management believes capital will continue to flow into the commercial real estate market, which results in a competitive environment for acquisition of assets. Our Advisor, through an agreement with Hines, provides us access to a fully integrated real estate organization with approximately 2,900 employees located in 63 cities in the U.S. and in 13 other countries. Our Advisor is an affiliate of Hines. We believe Hines’ having real estate professionals living and working in the major markets in which we seek to invest allows us better access to investment opportunities due to the local market knowledge and relationships with local owners, tenants and brokers. The ability of our Advisor to identify and execute investment opportunities at a pace consistent with the capital raised through our offering will directly impact our financial performance and ability to pay and maintain dividends.

Subsequent Events

Entry into a Material Definitive Agreement
      On August 9, 2005, we entered into a contract to acquire an 11-story office property located in Dallas, Texas (“Citymark”). The seller is Centex Office Citymark I, L.P., and is unaffiliated with us and our affiliates.
      Citymark consists of an 11-story building constructed in 1987. The building has an aggregate of 218,943 square feet of rentable area and is approximately 100% leased. Approximately 171,247 square feet, or 78% of the building’s rentable area, is leased to subsidiaries of Centex Corporation, a publicly-traded commercial and industrial construction company and an affiliate of the seller. No other tenant leases more than 10% of the property’s rentable area.
      The aggregate purchase price for Citymark is expected to be approximately $27.7 million, exclusive of transaction costs, financing fees and working capital reserves. We anticipate that the acquisition will be funded with net proceeds of our public offering and debt financing. In connection with the acquisition of Citymark, we anticipate that we will pay the Advisor approximately $138,000 in cash acquisition fees.

4

      We anticipate that the acquisition of Citymark will be consummated on or about August 24, 2005. Although our management believes the acquisition of Citymark is probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of Citymark will be consummated. If we elect not to close on Citymark, we will forfeit the earnest money deposits made.

Asset Acquisition by the Core Fund
      On August 10, 2005, an indirect subsidiary of the Core Fund acquired Golden Eagle Plaza, an office property located in San Diego, California. The aggregate purchase price of Golden Eagle Plaza was approximately $116.0 million, excluding transaction costs. The acquisition was funded primarily by a $52.0 million mortgage loan and a $68.0 million bridge loan obtained by a subsidiary of the Core Fund. A portion of the bridge loan was used to retire a $4 million loan issued to a subsidiary of the Core Fund which provided the earnest money paid to the seller of Golden Eagle Plaza in connection with the execution and delivery of the acquisition agreement for that property.

Acquisition of Interest in the Core Fund
      On April 1, 2005, we entered into a purchase and sale agreement pursuant to which we would acquire an additional $40.0 million interest in the Core Fund. As of June 30, 2005, the Company had acquired $35.0 million of this interest and we acquired the remaining $5.0 million of this interest in July 2005. (For further information, see “Note 3 — Real Estate Investments” in our unaudited consolidated financial statements included elsewhere in this Supplement.)
      On July 25, 2005, we acquired an additional $13.3 million interest in the Core Fund from Hines US Core LLC (“Core LLC”). The purchase price for this interest was the same as the amount Core LLC paid when it acquired this interest in March 2005. As of the date of this Supplement, we owned a 26.39% non-managing general partner interest in the Core Fund.

Principal Payments on Note Payable
      Through the date of this Supplement, we have made principal payments totaling $16.5 million on the Term Loan (as defined below), and the remaining principal amount due under this obligation was $43.5 million. (For further information, see “Financial Condition, Liquidity and Capital Resources — Sources of Funds.”)
Critical Accounting Policies
      Management believes our most critical accounting policies are the accounting for real estate purchase price allocations, lease revenues (including straight-line rent) and the regular evaluation of whether the value of a real estate asset has been impaired. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Basis of Presentation
      Our consolidated financial statements included in this Supplement include the accounts of Hines REIT and the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiary, 1900/2000 Alameda de las Pulgas, LLC (see — “Note 3 Real Estate Investments — Investment Property” in our unaudited consolidated financial statements for the quarterly period ended June 30, 2005 included elsewhere in this Supplement) as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

5

      Investments in real estate partnerships where the Company has the ability to exercise significant influence, but does not exercise financial and operating control, are accounted for using the equity method. As such, we have accounted for our investment in the Core Fund using the equity method of accounting for investments.
      The interim unaudited financial information included elsewhere in this Supplement has been prepared according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted according to such rules and regulations. For further information, please refer to the financial statements and footnotes for the year ended December 31, 2004 included in the Company’s Annual Report on Form 10-K. Management believes that the disclosures included are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly and in conformity with GAAP the financial position of the Company as of June 30, 2005, the results of operations for the quarters and six month periods ended June 30, 2005 and 2004, and the cash flows for the six month periods ended June 30, 2005 and 2004 have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

Revenue recognition
      For financial reporting purposes, we recognize rental revenue on a straight-line basis over the life of the lease. Straight-line rent receivable, which is included prepaid insurance and other assets in the unaudited consolidated financial statements as of June 30, 2005, consists of the difference between the tenants’ rent calculated on a straight-line basis from the date of acquisition over the remaining term of the related leases and the tenants’ actual rent due under the lease agreement. Revenues relating to lease termination fees are recognized at the time that the tenant’s right to occupy the space is terminated and when we have satisfied all obligations under the agreement. As of June 30, 2005, we had earned no rental revenue related to lease termination fees.

Property
      We acquired our first direct real estate investment, 1900 and 2000 Alameda de las Pulgas in San Mateo, California, on June 28, 2005. Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, does not exceed the individual property’s fair value, including estimated proceeds from disposition. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for the building. Major replacements where the betterment extends the useful life of the asset are capitalized. Maintenance and repair items are expensed as incurred.
      This property and any future acquired properties are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison is made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to its estimated fair values to reflect impairment in the value of the asset. At June 30, 2005, management believes no such impairment has occurred.
      Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable

6

intangible assets and liabilities such as amounts related to in-place at-market leases, acquired above- and below-market leases and tenant relationships. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.
      The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and tenant coordination costs that would be incurred to lease the property to its current occupancy level. Additionally, we evaluate the time period over which such occupancy level would be achieved and include an estimate of the net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.
      Acquired above-and below-market lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rent revenue over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.
      Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases. Management also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.
Financial Condition, Liquidity and Capital Resources
      We currently have three primary sources of capital and funding for purposes of making real estate investments and acquisitions and paying offering costs, expenses and dividends:

•	Proceeds from our current or potential follow-on offerings;

•	Proceeds from debt financings, including secured or unsecured facilities;

•	Cash flows generated by our real estate investments and operations; and

•	Advances from our affiliates.

Sources of Funds

Our Public Offering
      On June 18, 2004, we commenced a public offering of our common shares. We are offering a maximum of 200,000,000 common shares to the public on a best efforts basis at a price of $10.00 per share. We also registered up to 20,000,000 common shares under our registration statement to be issued during our public offering pursuant to our dividend reinvestment plan at a price of $9.50 per share. The offering provides us with the ability to raise capital on a continual basis and we intend to continue raising capital through this offering, which expires in June 2006, and potential follow-on offerings.
      During the quarter ended June 30, 2005, we sold 4,298,573 shares of our common stock for aggregate gross proceeds of approximately $42.6 million. During the six months ended June 30, 2005, we sold

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7,673,059 shares of our common stock for aggregate gross proceeds of approximately $76.3 million. After payment of sales commissions, dealer manager fees and reimbursements of organizational and offering costs to our Advisor, we had raised net proceeds of approximately $87.7 million from our current offering through June 30, 2005, which was available to be used to make real estate investments. As of August 17, 2005, we had sold 13,702,637 shares of our common stock for aggregate gross proceeds of approximately $135.5 million.

Debt financings
      In connection with the acquisition of 1900 and 2000 Alameda de las Pulgas, on June 28, 2005 the Company entered into a term loan agreement with KeyBank National Association in the principal amount of $60.0 million (the “Term Loan”), which was used primarily to pay the purchase price of the property. The loan has a term of 90 days and has a maturity date of September 26, 2005. The loan agreement allows for borrowing at a variable rate or a LIBOR based rate, at the election of the Company, plus a spread. The rate was 5.82% on June 30, 2005 and 5.98% on the filing date of this Supplement. Through the date of this filing, we had made principal payments totaling $16.5 million on the Term Loan, and the remaining principal amount due under this obligation was $43.5 million. We are currently in negotiations with a bank group to establish a revolving credit facility that we intend to use to retire amounts outstanding under the Term Loan and to fund our future operations and acquisitions of real estate investments.
      Depending on market conditions, we expect that once the net proceeds of our current public offering are fully invested, our debt financing will be in the range of approximately 40-60% of the aggregate value of our real estate investments. As of June 30, 2005, our debt financing was approximately 59% of the aggregate value of our real estate investments (including our pro rata share of the Core Fund’s real estate assets and related debt). Additionally, the amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owed by such entity, depending on market conditions and other factors. In fact, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. As described above, in the case of 1900 and 2000 Alameda de las Pulgas, we financed the entire acquisition with bridge financing which we expect to repay on or before September 26, 2005 with proceeds we receive from our public offering and the revolving credit facility described above.

Cash flows from real estate assets and operations
      Our direct and indirect investments in real estate assets generate cash flows from receipt of rental revenues from tenants reduced by operating expenses of the assets. These operating expenses consist primarily of salaries and wages of property management personnel, utilities, cleaning, insurance, security and building maintenance costs, property management and leasing fees and property taxes. We earned distributions of approximately $2.5 million related to our investment in the Core Fund for the six months ended June 30, 2005.

Advances from affiliates
      Certain organizational and offering costs as well as certain other expenses incurred in connection with our administration and ongoing operations have been paid by our Advisor on behalf of the Company. (See “Uses of Funds — Payment of offering and other costs and expenses” below for a description of these amounts.)
      We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

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Uses of Funds

Real estate investments
      On November 23, 2004, we commenced our real estate operations and acquired an initial interest in the Core Fund. Concurrently with this acquisition, we were admitted as the non-managing general partner of the Core Fund. On February 1, 2005, we acquired an additional interest in the Core Fund. Likewise, on April 1, 2005, we entered into a Purchase and Sale Agreement pursuant to which we would acquire an additional $40.0 million interest in the Core Fund over time from Core LLC, an affiliate of Hines. As of June 30, 2005, the Company had paid $35.0 million of the purchase price of this interest. The Company paid the remaining $5.0 million of the purchase price for this interest in July 2005. On July 25, 2005, we entered into a Purchase and Sale Agreement pursuant to which we acquired an additional $13.3 million interest in the Core Fund from Core LLC, which we paid in full. As a result of these transactions, we owned an approximate 26.39% non-managing general partner interest in the Core Fund as of the date of this filing.

1900 and 2000 Alameda de las Pulgas Acquisition
      On June 28, 2005, we acquired 1900 and 2000 Alameda de las Pulgas in San Mateo, California for approximately $59.8 million, including transaction costs. The property, which is located in the San Francisco Bay area office market, consists of a four-story building constructed in 1971 which was substantially renovated in 1996 and a two-story building completed in 1983. The purchase price for this acquisition was determined through negotiations between our Advisor and OTR, a general partnership acting as duly authorized nominee of the State Teachers Retirement System of Ohio. In connection with this acquisition, the Company paid the Advisor acquisition fees totaling approximately $295,000. Hines will serve as property manager for the property pursuant to a property management and leasing agreement with the Operating Partnership.
      The buildings have an aggregate of 253,377 square feet of rentable area and were approximately 84% leased as of June 30, 2005. Approximately 166,576 square feet, or 66% of the rentable area of the property, is leased to a privately-held provider of home and automobile insurance. In December 2005, 66,873 square feet of this lease will expire. In May 2018, the remaining 99,703 square feet will expire and may be renewed for 4 consecutive 5-year periods. The Company has the right to early terminate 7,993 square feet of this space with 60 days notice. No other tenant leases more than 10% of the buildings’ rentable area.
      We financed the acquisition primarily with funds from the Term Loan, as described above. Through the date of this filing, we had made principal payments totaling $16.5 million on the Term Loan, and the remaining principal amount due under this obligation was $43.5 million.

Payment of offering and other costs and expenses
      In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor, the Dealer Manager, Hines and their affiliates for services rendered during the various phases of our organization and operation. During the organizational and offering stage, these payments include payments to the Dealer Manager for selling commissions and dealer manager fees and payments to the Advisor for reimbursement of organization and offering costs. For the quarter and six months ended June 30, 2005, we incurred selling commissions of approximately $2.2 million and $4.1 million, respectively. For the quarter and six months ended June 30, 2005, we incurred dealer manager fees of approximately $983,000 and $1.7 million, respectively. As of December 31, 2004, we recorded a liability of approximately $24.0 million related to organizational and offering costs. Organizational and offering costs totaling approximately $3.1 million incurred by the Advisor through June 30, 2005 (including approximately $1.3 million of organizational and internal offering costs and approximately $1.8 of third-party offering costs) have not been recorded in the accompanying consolidated financial statements because management expects that we will not be obligated to reimburse the Advisor for these costs. During the quarter ended June 30, 2005, we reimbursed the

9

Advisor approximately $2.5 million of organizational and offering costs. As of June 30, 2005, we recorded a liability of approximately $24.1 million related to organizational and offering costs.
      During the acquisition and operational stages, certain services related to management of our investments and operations are provided to us by our Advisor and Hines pursuant to various agreements we have entered into or anticipate entering into with these entities. Pursuant to those agreements, we expect that we will make various payments to our Advisor and/or Hines, including acquisition fees, asset management fees, property management fees, leasing fees, and payments for reimbursements of certain costs incurred by our Advisor and Hines in providing related services to the Company. We incurred cash asset management and acquisition fees (excluding amounts related to the Participation Interest) payable to our Advisor of approximately $149,000 and $660,000, respectively, for the quarter ended June 30, 2005. For the six months ended June 30, 2005, we incurred cash asset management and acquisition fees (excluding amounts related to the Participation Interest) payable to our Advisor of approximately $235,000 and $900,000, respectively. As of June 30, 2005 and December 31, 2004, approximately $2.1 million and $977,000, respectively, was payable to our Advisor for reimbursement of certain expenses incurred in connection with our administration and ongoing operations.

Dividends
      On April 15, 2005, we paid dividends declared for the months of January, February and March totaling approximately $535,000. Our board of directors declared dividends for the months of April, May and June totaling approximately $1,092,000. These amounts are equal to $0.00164384 per share per day. These amounts, if paid each day over a 365-day period, would equal $0.60 per share or a 6.0% annualized rate based on a share price of $10.00. These dividends were calculated on a daily record basis, payable to stockholders of record of such shares as shown on our books at the close of business on each applicable day during the period. The dividends declared in April, May and June were aggregated and paid on July 15, 2005. In addition, on June 30, 2005 and July 27, 2005, our board of directors declared dividends for the months of July and August, respectively, in the same per-share amount described above, to be aggregated and paid in cash in October 2005.
      For the six months ended June 30, 2005, we earned distributions of approximately $2,534,000 from our investment in the Core Fund. During this same period, we declared dividends to shareholders of approximately $1,627,000 (as described above) and distributions to minority interest holders in the Operating Partnership of approximately $352,000. We also incurred, during this period, asset management fees of approximately $235,000, which have been paid to our Advisor, and general and administrative expenses of approximately $1,349,000, funds for the payment of which were advanced by our Advisor.
      The dividends declared for January through August 2005 were set by our board of directors at a level we believe to be appropriate based upon an evaluation of our assets, projected levels of cash flow, additional capital and debt anticipated to be raised or incurred and invested in the future and our projected results of operations. To fund dividends paid to date, we utilized distributions we received from our investment in the Core Fund. However, after payments of such dividends and asset management fees paid or payable to our Advisor, funds remaining were not sufficient to pay all of our general and administrative expenses. During the six months ended June 30, 2005, our Advisor funded approximately $1,349,000 for the payment of our general and administrative expenses and has deferred reimbursement of such amount. We are obligated to pay these amounts to the Advisor in the future, and the payment of this liability may impact our ability to pay future dividends. Our Advisor is not obligated to either advance funds for the payment of our general and administrative expenses or defer reimbursements of such advances in future periods. Our Advisor’s refusal to continue advancing funds for the payment of our general and administrative expenses and/or deferring reimbursements of such advances could have an adverse impact on our ability to pay dividends in future periods.
      To the extent our dividends exceed our earnings and profits, a portion of these dividends will constitute a return of capital for federal income tax and accounting purposes. We expect that a portion of

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dividends paid or declared to date will constitute a return of capital for federal income tax and accounting purposes.
Results of Operations
      As of June 30, 2005, we had invested a total of approximately $91.6 million and owned a 22.09% non-managing general partner interest in the Core Fund, which was our primary asset for most of the quarter ended June 30, 2005. Our allocable share of the Core Fund’s net income for the quarter ended June 30, 2005 was $44,549, representing our interest in the Core Fund’s net income during the period. For the quarter ended June 30, 2005, the Core Fund had net income of approximately $251,000 on revenues of approximately $50.8 million. The Core Fund’s net income for the quarter ended June 30, 2005 included approximately $14.1 million of non-cash depreciation and amortization expenses. We expect revenues and expenses for the Core Fund to increase in the future as a result of the impact of any future acquisitions. The distribution we received from the Core Fund during the quarter ended June 30, 2005 was approximately $917,000.
      Our allocable share of the Core Fund’s net income for the six months ended June 30, 2005 was approximately $15,605, representing our interest in the Core Fund’s net income during the period. For the six months ended June 30, 2005, the Core Fund had net income of $3,685 on revenues of approximately $93.4 million. The Core Fund’s net income for the six months ended June 30, 2005 included approximately $26.1 million of non-cash depreciation and amortization expenses. We expect the Core Fund will continue to raise capital and acquire additional real estate investments, further diversifying its portfolio. The distribution we received from the Core Fund during the six months ended June 30, 2005 was approximately $1.1 million.
      Our Advisor and its affiliates incurred approximately $3.1 million and $5.8 million of organizational and offering on our behalf during the quarter and six months ended June 30, 2005, respectively. These costs, in addition to approximately $24.0 million of organization and offering costs incurred by our Advisor and its affiliates on our behalf during 2003 and 2004, are reimbursable by us to our Advisor in an amount up to 3% of gross offering proceeds raised in our public offering. In accordance with our accounting policy, we accrued $24.0 million of such costs, the amount incurred to date on November 23, 2004, after subscriptions for the minimum number of shares were received and accepted by us. All such costs incurred after that date have been accrued as incurred, up to the amount expected by management to be required reimbursable costs. We expensed approximately $1.5 million related to organizational and internal offering costs and offset against equity approximately $1.1 million of third-party offering costs during the quarter ended March 31, 2005. Organizational and offering costs of approximately $3.1 million incurred by the Advisor through June 30, 2005 (including approximately $1.3 million of organizational and internal offering costs and approximately $1.8 million of third-party offering costs) have not been recorded in the accompanying consolidated financial statements because we expect that we will not be obligated to reimburse the Advisor for these costs. Through June 30, 2005, we paid approximately $2.5 million to our Advisor for organizational and offering costs.
      Asset management fees for the quarter and six months ended June 30, 2005 totaled approximately $298,000 and $470,000, respectively, and acquisition fees for the quarter and six months ended June 30, 2005 totaled approximately $1.3 million and $1.8 million, respectively, which amounts include both the cash portion of the fees payable to our Advisor as well as the corresponding increase in the profits interest that an affiliate of Hines holds in the Operating Partnership. Asset management fees for the quarter ended June 30, 2005 were based on the net equity capital we had invested in the Core Fund. Acquisition fees were computed based on the indirect interest we acquired in the gross asset value of the Core Fund’s incurred real estate investments as well as the 1900 and 2000 Alameda de las Pulgas acquisition.
      General and administrative expenses for the quarter and six months ended June 30, 2005 totaled approximately $569,000 and $1.3 million, respectively. These costs include legal and accounting fees,

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insurance costs, costs and expenses associated with our board of directors and other administrative expenses. Certain of these costs are variable and may increase in the future as we continue to raise capital and make additional real estate investments.
      The losses allocated to minority interests of approximately $267,000 and $972,000 for the quarter and six months ended June 30, 2005, respectively, relate to the interests that affiliates of Hines own in the Operating Partnership.

C.	Additional Investment in the Core Fund and Supplement to the “Initial Properties” Section of the Prospectus.
      The discussion under the “Initial Properties” section, which begins on page 67 of the Prospectus, as modified and supplemented to date, is further modified and supplemented by the following information regarding our real estate operations:
      On April 1, 2005, we entered into a purchase and sale agreement pursuant to which we would acquire an additional $40.0 million interest in the Core Fund over time from Core LLC. As of June 30, 2005, we had acquired $35.0 million of this interest and owned a 22.09% non-managing general partner interest in the Core Fund. We acquired the remaining $5.0 million of this interest in July 2005.
      On July 25, 2005, we acquired an additional $13.3 million interest in the Core Fund from Core LLC. The purchase price for this interest was the same as the amount Core LLC paid when it acquired this interest in March 2005. As of August 22, 2005, the Company owned a 26.39% non-managing general partner interest in the Core Fund.
      Included below is a description of all properties in which the Operating Partnership or the Core Fund have acquired interests since May 20, 2005. Please refer to Supplements No. 12 and 14 for descriptions of properties acquired prior to that date.
Acquisition of 1900 and 2000 Alameda de las Pulgas in San Mateo California by the Operating Partnership
      On June 28, 2005, Hines 1900/2000 Alameda de Las Pulgas LLC, a wholly-owned subsidiary of the Operating Partnership formed to own 1900 and 2000 Alameda de las Pulgas (“Hines REIT 1900/2000”), purchased 1900 and 2000 Alameda de las Pulgas in San Mateo, California. This property was acquired from the State Teachers Retirement System of Ohio. The aggregate purchase price of this property was approximately $59.8 million, including transaction costs. The acquisition was funded by a 90-day term loan in the principal amount of $60.0 million, which is more fully described below. The purchase price for this acquisition was determined through negotiations between our Advisor and OTR, a general partnership acting as duly authorized nominee of the State Teachers Retirement System of Ohio. In connection with this acquisition, the Company paid the Advisor acquisition fees totaling approximately $295,000. Hines serves as property manager for 1900 and 2000 Alameda de las Pulgas pursuant to a Property Management and Leasing Agreement with the Operating Partnership. The terms and conditions of this agreement are substantially the same as those of our form of property management and leasing agreement, described in the Prospectus under the heading “Management — The Property Manager and the Property Management and Leasing Agreement.”
      The Company currently has no plans for material renovations or other capital improvements at 1900 and 2000 Alameda de las Pulgas and believes the property is suitable and adequate for its intended purpose and is adequately covered by insurance. The cost of 1900 and 2000 Alameda de las Pulgas (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis. The property is located in the San Francisco Bay area office market in San Mateo, California. The Company believes 1900 and 2000 Alameda de las Pulgas offers several competitive advantages, including its proximity to numerous restaurants, shops and hotels near the property as well as views of the adjacent golf course and easy vehicular access to major highways servicing the bay area.

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      1900 and 2000 Alameda de las Pulgas consist of a four-story building constructed in 1971 and substantially renovated in 1996 and a two-story building completed in 1983. The buildings have an aggregate of 253,377 square feet of rentable area and were approximately 84% leased. California Casualty Management Company leases 166,576 square feet, or 66% of the rentable area of the property. California Casualty is a privately-held provider of home and automobile insurance. In December 2005, 66,873 square feet of this lease will expire. In May 2018, the remaining 99,703 square feet will expire and may be renewed for 4 consecutive 5-year periods. The landlord has the right to early terminate 7,993 square feet of this space with 60 days notice. No other tenant leases more than 10% of the buildings’ rentable area.
      The balance of 1900 and 2000 Alameda de las Pulgas is occupied by approximately six office tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years:

		Average Effective
	Weighted Average	Annual Gross Rent
	Occupancy	Per Leased Sq. Ft.(1)

2000	100%	$34.15
2001	100%	$35.57
2002	84%	$38.45
2003	90%	$35.29
2004	95%	$33.12

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s cash-basis total rent revenue (including operating expense recoveries), by the weighted average square footage under lease during such year.

Lease Expirations for 1900 and 2000 Alameda de las Pulgas
      The following table lists, on an aggregate basis, all of the scheduled lease expirations over the balance of 2005 and each of the years ending December 31, 2006 through 2014 for 1900 and 2000 Alameda de las Pulgas. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area

		Approximate	Percent of Total
Year	Number of Leases	Square Feet	Leasable Area

2005	1	66,873	26.39%
2006	—	—	—
2007	2	22,289	8.80%
2008	2	11,529	4.55%
2009	1	6,977	2.75%
2010	—	—	—
2011	1	3,915	1.55%
2012	—	—	—
2013	—	—	—
2014	—	—	—

Description of Debt Related to the Acquisition of 1900 and 2000 Alameda de las Pulgas
      In connection with the acquisition of 1900 and 2000 Alameda de las Pulgas, on June 28, 2005 the Operating Partnership entered into a term loan agreement with KeyBank National Association (“KeyBank”) in the principal amount of $60.0 million (the “Term Loan”). The Term Loan has a term of 90 days and matures and becomes payable on September 26, 2005. The purpose of the Term Loan is to

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provide bridge financing to fund the acquisition of the acquired property. The Term Loan agreement allows for borrowing at a variable rate or a LIBOR based rate plus a spread, at the election of the Operating Partnership. The rate is currently 5.98%. The Term Loan is secured by the Operating Partnership’s interest in Hines REIT 1900/2000 and its non-managing general partnership interest in the Core Fund, and by its direct equity interest in any entity it invests in that directly or indirectly holds real property assets, subject to certain exceptions and limitations. The Term Loan agreement also contains customary events of default and restrictive covenants, including maintaining certain loan-to-value and interest coverage ratios, as well as a minimum net worth requirement. Hines REIT has unconditionally guaranteed payment and performance by the Operating Partnership of its obligations under the term loan agreement and the other loan documents. Hines REIT is currently in negotiations with a bank group to establish a revolving credit facility that it intends to use to extinguish the Term Loan as well as to provide additional capacity for future acquisitions and working capital.
Acquisition of Golden Eagle Plaza by the Core Fund
      On August 10, 2005, Hines 525 B Street, LP (“Hines 525”), an indirect subsidiary of the Core Fund, completed the purchase of Golden Eagle Plaza, an office property located at 525 B Street in the central business district of San Diego, California. Golden Eagle Plaza was acquired from GREIT-525 and 600 B Street LP (the “Seller”), which is unaffiliated with us and our affiliates. The aggregate purchase price of Golden Eagle Plaza was approximately $116.4 million, including transaction costs. The acquisition was primarily funded by a $52.0 million mortgage loan and a $68.0 million bridge loan, which are more fully described below. The purchase price for this acquisition was determined through negotiations between the seller and the advisor to the Core Fund. We paid no fees or compensation to the Core Fund, its managing general partner or advisor in connection with the Core Fund’s acquisition of Golden Eagle Plaza. In connection with this acquisition, the Core Fund’s management expects third-party investors in the Core Fund will pay an affiliate of Hines advising the Core Fund acquisition fees totaling approximately $873,000. The Core Fund has retained Hines to serve as property manager for Golden Eagle Plaza.
      The Core Fund currently has no plans for material renovations or other capital improvements at Golden Eagle Plaza and believes the property is suitable and adequate for its intended purpose and adequately covered by insurance. The cost of Golden Eagle Plaza (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis. The Core Fund’s management believes Golden Eagle Plaza offers several competitive advantages, including its protected water and park views, retail amenity base and proximity to mass transportation.
      Golden Eagle Plaza was built in 1969 and renovated in 1998. It consists of a 22-story office tower and an attached parking structure. The building contains 423,546 square feet of rentable area and is approximately 98% leased. Four tenants lease 318,162 square feet, or 75% of the rentable area of Golden Eagle Plaza. Golden Eagle Insurance, a provider of business insurance, leases 121,626 square feet, or 29% of the rentable area of the building. Golden Eagle Insurance’s lease expires in August 2008 and has two five-year renewal options. Elsevier, Inc., a publishing company, leases 73,761 square feet, or 17% of the rentable area of the building. Elsevier’s lease expires in October 2009 and has two five-year renewal options. Navy Human Resources, a branch of the United States Navy, leases 73,625 square feet, or 17% of the rentable area of the building. This lease expires in May 2013 and the Navy has an on-going right to terminate the lease upon 120 days’ notice. MWBH&L California Leasing Corp., a legal firm, leases 49,150 square feet, or 12% of the rentable area of the building. No other tenant leases more than 10% of the rentable area of the building.
      The balance of Golden Eagle Plaza is occupied by approximately 14 office and 16 retail tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square

14

feet, and the average effective annual gross rent per leased square foot, for the property during the past five years:

		Average Effective
	Weighted Average	Annual Gross Rent
	Occupancy	Per Leased Sq. Ft.(1)

2000	97.3%	(2)
2001	98.2%	(2)
2002	89.1%	$15.30
2003	90.4%	$14.48
2004	97.6%	$16.36

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s cash-basis total rent revenue (including operating expense recoveries), by the weighted average square footage under lease during such year.
(2)	The Company requested the information required to calculate the average effective annual gross rent per leased square foot of Golden Eagle Plaza for the most recent five years from the Seller, who responded that the information required to perform this calculation for the years ended December 31, 2000 and 2001 was not within their knowledge or reasonably available to them. As such the average effective annual gross rent per leased square foot of Golden Eagle Plaza for the years ended December 31, 2000 and 2001 has been omitted as information not known or reasonably available to the Company, in reliance on Rule 409 under the Securities Act of 1933, as amended.

Lease Expirations for Golden Eagle Plaza
      The following table lists, on an aggregate basis, all of the scheduled lease expirations over the balance of 2005 and each of the years ending December 31, 2006 through 2013 for Golden Eagle Plaza. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area

		Approximate	Percent of Total
Year	Number of Leases	Square Feet	Leasable Area

2005	6	56,145	13.2%
2006	3	9,375	2.2%
2007	2	2,530	0.6%
2008	7	147,440	34.8%
2009	8	105,529	24.9%
2010	—	—	—
2011	—	—	—
2012	1	820	0.2%
2013	3	96,419	22.3%

Description of Debt Related to the Acquisition of Golden Eagle Plaza

Term Loan Agreement
      In connection with the acquisition of Golden Eagle Plaza, Hines-Sumisei US Core Office Properties LP (the “Borrower”), a subsidiary of the Core Fund, entered into a term loan agreement on August 8, 2005 with KeyBank in the principal amount of $68.0 million (the “Golden Eagle Term Loan”). The primary purpose of the Golden Eagle Term Loan, which matures and becomes payable on November 7, 2005, is to provide bridge financing to pay acquisition costs for Golden Eagle Plaza. The Borrower is currently in negotiation with a bank group to establish a revolving credit facility that it intends to use to extinguish the Golden Eagle Term Loan and to provide additional capacity for future acquisitions and working capital needs.

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      The Golden Eagle Term Loan is secured by the Borrower’s direct and indirect equity interests in any entity it invests in that directly or indirectly holds real property assets, subject to certain exceptions and limitations. The loan bears interest at the Borrower’s option of a variable rate or LIBOR plus a margin of 125 to 212.5 basis points, depending upon the ratio of funded debt to the Borrower’s Total Asset Value (as defined in the Golden Eagle Term Loan). Currently, the applicable margin is 162.5 basis points. The variable rate equals the greater of the federal funds rate plus 50 basis points or the prime rate designated by KeyBank from time to time. Monthly payments of interest are required beginning on August 31, 2005. The loan agreement also contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and the granting of liens and the maintenance of certain financial ratios. Prepayment of the loan is permitted at any time upon three business days’ notice.

Mortgage Loan Agreement
      In connection with the acquisition of Golden Eagle Plaza, Hines 525 secured financing from NLI Properties East, Inc. for a mortgage loan in the principal amount of $52.0 million. This loan has a term of seven years, bears interest at a fixed rate of 4.69% per annum, and requires monthly installments of interest only throughout the stated 7-year term. The loan is closed to prepayment during the first two years, and thereafter is prepayable upon 60 days notice with the payment of a prepayment fee equal to the greater of 1% of the outstanding loan balance or yield maintenance. The loan is prepayable at par during the last 120 days of the term. The loan is secured by a mortgage on the real property underlying Golden Eagle Plaza and all appurtenances and improvements located thereon, along with Hines 525’s interest in leases for space in the improvements. This loan is not recourse to the Core Fund or to the Company.
      The deed of trust contains customary covenants and events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the loan and bankruptcy-related defaults.
Potential Acquisition of Citymark by the Company
      On August 9, 2005, the Company entered into a contract to acquire an office property located at 3100 McKinnon Street in Dallas, Texas (“Citymark”). The seller, Centex Office Citymark I, L.P., is unaffiliated with Hines REIT and its affiliates.
      Citymark is an 11-story building constructed in 1987. The building has an aggregate of 218,943 square feet of rentable area and is approximately 100% leased. Subsidiaries of Centex Corporation, a publicly-traded company involved in home building, financial services, home services and commercial contracting and an affiliate of the seller, leases 171,274 square feet, or 78% of the building’s rentable area. No other tenant leases more than 10% of the property’s rentable area. The Company’s management believes that Citymark is suitable and adequate for its intended purpose.
      The aggregate purchase price for Citymark is expected to be approximately $27.7 million, exclusive of transaction costs, financing fees and working capital reserves. The Company anticipates that the acquisition will be funded with net proceeds from its public offering and debt financing. In connection with the acquisition of Citymark, the Company anticipates it will pay the Advisor approximately $138,000 in cash acquisition fees.
      The Company anticipates that the acquisition of Citymark will be consummated on or about August 24, 2005. Although the Company believes the acquisition of Citymark is probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of Citymark will be consummated. If the Company elects not to close on Citymark, it will forfeit the earnest money deposits made.

16

D.	Compensation of Directors.
      The two paragraphs under the caption “Management — Compensation of Directors” on page 51 of the Prospectus are hereby replaced in their entirety with the following:
      “We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each meeting of the board (or any committee thereof) attended in person. Pursuant to our Employee and Director Incentive Share Plan, in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash. If a committee meeting is held on the same day as a meeting of the board, each independent director will receive $1,000 for each committee meeting attended in person on such day, subject to a maximum of $2,000 for all committee meetings attended in person on such day. We will also pay our independent directors a fee of $500 for each board or committee meeting attended via teleconference lasting one hour or less and $1,000 for board or committee meetings attended via teleconference lasting more than one hour. The Company will pay the following annual retainers to the Chairpersons of its board committees:

•	$7,500 to the Chairperson of the conflicts committee of the board;

•	$6,000 to the Chairperson of the audit committee of the board;

•	$3,000 to the Chairperson of the compensation committee of the board; and

•	$3,000 to the Chairperson of the nominating and corporate governance committee of the board.
      Under the terms of our Employee and Director Incentive Share Plan, each individual who is elected or re-elected to the board as an independent director (whether through a shareholder meeting or by directors to fill a vacancy on the board) will be granted 1,000 restricted shares on or about the date of election or re-election. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected. If a director is affiliated with our Advisor or any other Hines entity, we do not pay such person separate compensation for services rendered as a director. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.”

E.	Share Redemption Program.
      Shares redeemed under our share redemption program will be cancelled and will have the status of authorized but unissued shares. Therefore, the phrase “will be held as treasury shares” in the first sentence of the first full paragraph on page 128 of the Prospectus is replaced with the phrase “will have the status of authorized but unissued shares.”

F.	Volume Discounts.
      Effective with respect to subscriptions accepted on or after October 3, 2005, the first sentence under the heading “Volume Discounts” on page 135 of the Prospectus is hereby deleted and replaced in its entirety with the following:

“We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase $500,000 or more in shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases.”

17

      Effective with respect to subscriptions accepted on or after October 3, 2005, the second paragraph under the heading “Volume Discounts” on page 135 of the Prospectus, the table located on page 135 of the Prospectus under the subheading “Volume Discounts” and the paragraph following such table are hereby deleted and replaced in their entirety with the following:
      The volume discounts operate as follows:

	Commission
	Percentage
	(Based on	Price Per Share	Amount of Commission
Amount of Shares Purchased	$10.00 per Share)	to Investor	Paid Per Share

Up to $499,999	6.0%	$10.00	$0.60
$500,000 to $749,999	5.0%	$9.90	$0.50
$750,000 to $999,999	4.0%	$9.80	$0.40
$1,000,000 to $1,249,999	3.0%	$9.70	$0.30
$1,250,000 to $1,499,999	2.0%	$9.60	$0.20
$1,500,000 and over	1.5%	$9.55	$0.15
      For example, if you purchase $800,000 in shares, your selling commissions will be reduced to 4.0%, in which event you will receive 81,632.65 shares instead of 80,000 shares, the number of shares you would have received if you had paid $10.00 per share. The net offering proceeds we receive from the sale of shares are not affected by volume discounts.

G.	Dividends Declared by Hines REIT’s Board of Directors.
      Our board of directors has declared dividends for the periods listed below, payable to shareholders of record at the close of business each day during the applicable period:

	Annualized Rate
Period	Declared(1)	Date Paid

November 23, 2004 — December 31, 2004	6%	January 2005
January, February and March 2005	6%	April 2005
April, May and June 2005	6%	July 2005
July and August 2005	6%	October 2005(2)

(1)	Dividends were declared in an amount of $0.00164384 per share per day, representing an annualized rate of 6.0% based on a share price of $10.00.

(2)	Anticipated payment date.

H.	Release of Funds of Pennsylvania Investors from Escrow and Related Revisions to “Suitability Standards.”
      On May 23, 2005, we had received subscription proceeds in excess of $73.0 million. Therefore, the aggregate subscription proceeds received from Pennsylvania subscribers, approximately $548,000, has been released from escrow and we no longer place funds received from Pennsylvania subscribers in escrow. Accordingly, the sixth and seventh paragraphs of the Prospectus under the heading “Suitability Standards” are hereby deleted.

I.	Renewal of Advisory Agreement with Hines Advisors Limited Partnership.
      Our Advisory Agreement with Hines Advisors Limited Partnership has been renewed for a one-year period commencing on May 25, 2005 and continuing until May 24, 2006.

J.	Experts.
      The statements of revenues and certain operating expenses for 1900 and 2000 Alameda de las Pulgas, San Mateo, California, and 525 B Street, San Diego, California, for the year ended December 31, 2004, included in this Supplement have been audited by Deloitte & Touche LLP, independent registered public

18

accounting firm, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements) and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

K.	Other Updates and Revisions.
      1. The answer to the question “Do you currently own any investments?” in the “Questions and Answers About this Offering” section on page xvi of the Prospectus is updated with the following:

“A: Yes. Please see our “Initial Properties” section of the Prospectus, as supplemented, for a description of our investments.
      2. The question and related answer to “What is the Core Fund?” in the “Questions and Answers About this Offering” section of the Prospectus on page xvi of the Prospectus is hereby deleted.
      3. The information set forth under “Management — Our Board of Directors — Committees of the Board of Directors” starting on page 50 of the Prospectus is updated as follows:

“The four standing committees of our board of directors are the audit committee, the conflicts committee, the nominating and corporate governance committee and the compensation committee. The board of directors adopted a written charter for each of these committees. A copy of each charter is available on the Company’s website, located at www.HinesREIT.com. Our independent directors, Messrs. Davis, Hassard and Levy, each serve on all of these committees. Mr. Davis serves as chairman of the conflicts committee. Mr. Levy serves as chairman of the audit committee. Mr. Hassard serves as chairman of the nominating and corporate governance and compensation committees.

Our board of directors has determined that each member of these committees is independent within the meaning of the applicable (i) provisions set forth in our articles of incorporation, and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended, and the applicable SEC rules. Even though our shares are not listed on the New York Stock Exchange (NYSE), our board of directors has also determined that all of the independent members of our board of directors are independent under the NYSE rules. Our board applied the NYSE rules governing independence as part of its policy to implement a best practices corporate governance policy. To be considered independent under the NYSE rules, the board of directors must determine that a director does not have a material relationship with the Company and/or its consolidated subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if, within the last three years:

•	the director was employed by the Company or Hines;

•	an immediate family member of the director was employed by the Company or Hines as an executive officer;

•	the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company or Hines, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director was affiliated with or employed by a present or former internal or external auditor of the Company or Hines;

•	an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company or Hines;

19

•	a Company executive officer serves on the compensation committee of the board of directors of a company which employed the director, or which employed an immediate family member of the director, as an executive officer; or

•	the director was an executive officer or an employee (or an immediately family member of the director was an executive officer) of a company that makes payments to, or receives payments from, the Company or Hines for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Our board of directors has determined that each member of our audit committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Securities Exchange Act of 1934, as amended, as well as in the NYSE rules. In addition, our board of directors has determined that Stanley D. Levy is an “audit committee financial expert” within the meaning of the applicable rules promulgated by the SEC. Unless otherwise determined by the board of directors, no member of the committee may serve as a member of the audit committee of more than two other public companies. During 2004, the audit committee held five meetings. All of the members of this committee attended each meeting.

Our board of directors has determined that each member of our nominating and corporate governance committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Securities Exchange Act of 1934, as amended, as well as in the NYSE rules. During 2004, the nominating and corporate governance committee held four meetings. All of the members of this committee attended each meeting.

The conflicts committee reviews and approves specific matters that the board of directors believes may involve conflicts of interest and determines if the resolution of the conflict of interest is fair and reasonable to us and our shareholders. The conflicts committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the Advisory Agreement between the Company and the Advisor. The conflicts committee is responsible for reviewing the Advisor’s performance and the fees and expenses paid by us to the Advisor and any of its affiliates. The review of such fees and expenses will be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our shareholders. During 2004, the conflicts committee held seven meetings. All of the members of this committee attended each meeting.

The primary purpose of the compensation committee is to oversee our compensation programs, including our Employee and Director Incentive Share Plan. The committee reviews the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer. During 2004, the compensation committee held two meetings. All of the members of this committee attended each meeting.”
      4. The following language is hereby added to the bottom of the first page of Supplement No. 14 to the Prospectus:
      “Experts

The historical summaries of gross income and direct operating expenses for 70 West Madison for the years ended December 31, 2004, 2003, and 2002, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.”

20

L.	Risk Factors
      The following text is hereby inserted in page 19 of the Prospectus above the risk factor entitled “Delays in purchasing properties with proceeds received from this offering may result in delays in the commencement of dividend payments and a lower rate of return to investors.”
“To date, our cash flows from real estate investments have been insufficient to pay our operating expenses and to cover the dividends we have paid and/or declared. We cannot assure you that in the future we will be able to achieve cash flows necessary to pay both our expenses and dividends at our historical per-share amounts, or to maintain dividends at any particular level, if at all.
      Because our cash flows from real estate investments have been insufficient to pay our operating expenses and to cover the dividends we have paid or declared to our shareholders through the date of this Supplement, we cannot assure you that we will be able to continue paying dividends to our shareholders at our historical per-share amounts, or that the dividends we pay will not decrease or be eliminated in the future. In order to permit us to pay dividends declared to date, our Advisor has advanced funds for the payment of our general and administrative expenses, and our Advisor has deferred the reimbursement of such advances. We are required to reimburse our Advisor for these advances in the future, and the reimbursement of such advances could have a material adverse effect on our ability to pay dividends to our shareholders in future periods. As of June 30, 2005, we owed our Advisor approximately $2.1 million in unreimbursed advances used to pay such expenses.
      At such time as our Advisor requires us to reimburse such advances, or if our Advisor were to cease advancing funds to cover such expenses, our ability to pay dividends to our shareholders could be adversely affected, and we may be unable to pay dividends to our shareholders, or such dividends could decrease significantly. Additionally, if our Advisor continues to advance and defer reimbursement of funds advanced for operating expenses, the ultimate repayment of this liability could adversely impact our ability to pay dividends in future periods as well as potentially adversely impact the value of your investment.”

21

M.	Financial Statements.

Hines Real Estate Investment Trust, Inc. (Unaudited)
Consolidated Balance Sheets as of June 30, 2005 and December 31, 2004	F-2
Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2005 and 2004	F-3
Consolidated Statement of Shareholders’ Equity (Deficit) for the Six Months Ended June 30, 2005 and for the Year ended December 31, 2004	F-4
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2005 and 2004	F-5
Notes to Consolidated Financial Statements for the Six Months Ended June 30, 2005	F-6
1900 and 2000 Alameda de las Pulgas, San Mateo, California — Three Months Ended March 31, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report	F-19
Statements of Revenues and Certain Operating Expenses	F-20
Notes to Statements of Revenues and Certain Operating Expenses	F-21
525 B Street, San Diego, California — Six Months Ended June 30, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report	F-23
Statements of Revenues and Certain Operating Expenses	F-24
Notes to Statements of Revenues and Certain Operating Expenses	F-25
Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Statement of Operations — Year Ended December 31, 2004:
Unaudited Pro Forma Consolidated Statement of Operations	F-27
Unaudited Notes to Pro Forma Consolidated Statement of Operations	F-28

F-1

HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED BALANCE SHEETS
As of June 30, 2005 and December 31, 2004
(Unaudited)

	June 30,	December 31,
	2005	2004

ASSETS
Investment property, at cost:
Building and improvements, net	$22,995,826	$—
In-place leases, net	4,780,856	—
Land	18,939,072	—

Total real estate assets	46,715,754	—
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	88,921,647	28,181,662
Cash	7,430,985	1,536,439
Escrowed investor proceeds	—	100,000
Distributions receivable	1,616,925	247,494
Acquired above-market leases, net	13,867,164	—
Prepaid insurance and other assets	169,576	46,688
Deferred financing costs, net	348,301	—

TOTAL ASSETS	$159,070,352	$30,112,283

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Accounts payable and accrued expenses	$1,472,607	$114,759
Escrowed investor proceeds liability	—	100,000
Unaccepted subscriptions for common shares	796,262	562,200
Due to affiliates	27,361,570	25,477,859
Acquired below-market leases, net	829,878	—
Other liabilities	283,147	—
Participation interest liability	1,544,527	409,160
Dividends payable	1,091,813	99,149
Distributions payable to minority interests	181,141	73,231
Note payable	60,000,000	—

Total liabilities	93,560,945	26,836,358
Minority interest	2,261,217	3,586,629
Commitments and Contingencies
Shareholders’ equity (deficit):
Preferred shares, $.001 par value; 500,000,000 preferred shares authorized, none issued or outstanding as of June 30, 2005 and December 31, 2004	—	—
Common shares, $.001 par value; 1,500,000,000 common shares authorized as of June 30, 2005 and December 31, 2004; 9,749,175 and 2,073,116 common shares issued and outstanding as of June 30, 2005 and December 31, 2004, respectively	9,749	2,073
Additional paid-in capital	77,398,991	9,715,539
Retained deficit	(14,160,550)	(10,028,316)

Total shareholders’ equity (deficit)	63,248,190	(310,704)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$159,070,352	$30,112,283

See notes to the consolidated financial statements.

F-2

HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2005 and June 30, 2004
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004

Revenues:
Rental revenue	$47,609	$—	$47,609	$—

Total revenues	47,609	—	47,609	—
Expenses:
Organizational and offering expenses	—	—	1,479,923	—
Other start-up costs	—	218,725	—	370,091
Asset management and acquisition fees	1,616,616	—	2,270,734	—
General and administrative expenses	569,238	51,188	1,349,341	55,687
Depreciation and amortization	12,701	—	12,701	—
Property operating expenses	20,600	—	20,600	—

Total expenses	2,219,155	269,913	5,133,299	425,778

Loss before equity in earnings, interest expense and loss allocated to minority interests	(2,171,546)	(269,913)	(5,085,690)	(425,778)

Equity in earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	44,549	—	15,605	—
Interest expense	(39,100)	—	(39,100)	—
Interest income	3,515	—	5,079	—
Loss allocated to minority interests	266,928	—	971,872	—

Net loss	$(1,895,654)	$(269,913)	$(4,132,234)	$(425,778)

Loss per common share	$(0.24)	$(269.91)	$(0.76)	$(425.78)

Weighted average number common shares outstanding	7,928,701	1,000	5,466,449	1,000

See notes to the consolidated financial statements.

F-3

HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
For the Six Months Ended June 30, 2005 and the Year Ended December 31, 2004
(Unaudited)

					Additional
	Preferred		Common		Paid-In	Retained	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

BALANCE, January 1, 2004	—	$—	1,000	$1	$9,999	$(20,427)	$(10,427)

Issuance of common shares	—	—	2,072,116	2,072	20,582,905	—	20,584,977
Dividends declared	—	—	—	—	(99,149)	—	(99,149)
Selling commissions and dealer manager fees	—	—	—	—	(1,582,527)	—	(1,582,527)
Other offering costs	—	—	—	—	(9,195,689)	—	(9,195,689)
Net loss	—	—	—	—	—	(10,007,889)	(10,007,889)

BALANCE, December 31, 2004	—	—	2,073,116	2,073	9,715,539	(10,028,316)	(310,704)

Issuance of common shares	—	—	7,676,059	7,676	76,292,227	—	76,299,903
Dividends declared	—	—	—	—	(1,626,465)	—	(1,626,465)
Selling commissions and dealer manager fees	—	—	—	—	(5,841,743)	—	(5,841,743)
Other offering costs	—	—	—	—	(1,140,567)	—	(1,140,567)
Net loss	—	—	—	—	—	(4,132,234)	(4,132,234)

BALANCE, June 30, 2005	—	$—	9,749,175	$9,749	$77,398,991	$(14,160,550)	$63,248,190

See notes to the consolidated financial statements.

F-4

HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2005 and June 30, 2004
(Unaudited)

	For the Six Months	For the Six Months
	Ended	Ended
	June 30, 2005	June 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,132,234)	$(425,778)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	34,853	—
Non-cash compensation expense	23,676	—
Equity in earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	(15,605)	—
Distributions received from Hines-Sumisei U.S. Core Office Fund, L.P.	84,066	—
Loss allocated to minority interests	(971,872)	—
Accrual of organizational and offering expenses	1,479,923	—
Changes in assets and liabilities:
Increase in prepaid insurance and other assets	(90,548)	(149,063)
Increase in accounts payable and accrued expenses	319,599	123,479
Increase in participation interest liability	1,135,367	—
Increase in due to affiliates	225,545	—

Net cash used in operating activities	(1,907,230)	(451,362)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	(63,258,787)	—
Distributions received from Hines-Sumisei U.S. Core Office Fund, L.P. in excess of equity in earnings	1,080,910	—
Investment in property	(45,497,700)	—
Acquisition of out-of-market leases, net	(13,049,438)	—

Net cash used in investing activities	(120,725,015)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in escrowed investor proceeds	100,000	—
Decrease in escrowed investor proceeds liability	(100,000)	—
Increase in unaccepted subscriptions for common shares	234,062	—
Proceeds from issuance of common stock	75,942,901	—
Payments of selling commissions and dealer manager fees	(5,445,867)	—
Payments of organizational and offering expenses	(2,500,000)	—
Proceeds from advances from affiliate	1,141,800	456,362
Dividends paid to shareholders	(300,476)	—
Dividends paid to minority interests	(245,629)	—
Proceeds from note payable	60,000,000	—
Additions to deferred financing costs	(300,000)	—
Additions to deferred offering costs	—	(5,000)

Net cash provided by financing activities	128,526,791	451,362

Net change in cash	5,894,546	—
Cash, beginning of period	1,536,439	211,000

Cash, end of period	$7,430,985	$211,000

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$—	$—

Supplemental Schedule of Non-Cash Investing and Financing Activities
Unpaid selling commissions and dealer manager fees	$732,633	$—

Deferred offering costs offset against additional paid-in capital	$1,140,567	$—

Dividends declared and unpaid	$1,091,813	$—

Distributions receivable	$1,616,925	$—

Distributions declared and unpaid to minority interests	$181,141	$—

Dividends reinvested	$333,325	$—

Non-cash net assets acquired upon acquisition of property	$1,236,456	$—

Accrual of deferred financing costs	$58,301	$—

See notes to the consolidated financial statements.

F-5

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2005
(Unaudited)

1.	Organization
      The accompanying interim unaudited consolidated financial information has been prepared according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted according to such rules and regulations. For further information, refer to the financial statements and footnotes for the year ended December 31, 2004 included in Hines Real Estate Investment Trust, Inc.’s Annual Report on Form 10-K. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly and in conformity with GAAP the financial position of Hines Real Estate Investment Trust, Inc. as of June 30, 2005 and December 31, 2004, the results of operations for the three and six months ended June 30, 2005 and 2004, and the cash flows for the six months ended June 30, 2005 and 2004 have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.
      Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT” and, together with its consolidated subsidiaries, the “Company”), was formed on August 5, 2003 under the General Corporation Law of the state of Maryland for the purpose of engaging in the business of investing in and owning interests in commercial real estate. The Company operates and intends to continue to operate in a manner to qualify for real estate investment trust (“REIT”) status for federal income tax purposes and intends to elect REIT status in connection with the filing of its 2004 federal tax return. The Company is structured as an umbrella partnership REIT under which substantially all of the Company’s current and future business is and will be conducted through a majority-owned subsidiary, Hines REIT Properties, L.P. (the “Operating Partnership”). Hines REIT is the sole general partner of the Operating Partnership. Subject to certain restrictions and limitations, the business of the Company is managed by Hines Advisors Limited Partnership (the “Advisor”), an affiliate of Hines Interests Limited Partnership (“Hines”), pursuant to the Advisory Agreement the Operating Partnership entered into with the Advisor (the “Advisory Agreement”).

Public Offering
      On June 18, 2004, Hines REIT commenced its initial public offering pursuant to which it is offering a maximum of 220,000,000 common shares for sale to the public (the “Offering”).
      Through June 30, 2005, the Company had received gross offering proceeds of approximately $96.9 million from the sale of 9,746,175 common shares, including approximately $333,000 of gross proceeds relating to 35,087 shares sold under Hines REIT’s dividend reinvestment plan. As of June 30, 2005, 190,288,912 common shares remained available for sale to the public pursuant to the Offering, exclusive of common shares available under the Company’s dividend reinvestment plan. Hines REIT contributes all net proceeds from the Offering to the Operating Partnership in exchange for partnership units in the Operating Partnership. As of June 30, 2005, Hines REIT owned an 88.78% general partner interest in the Operating Partnership.
      From July 1 through August 9, 2005, Hines REIT received gross offering proceeds of approximately $33.8 million from the sale of 3,465,700 common shares, including approximately $626,000 of gross proceeds relating to 65,897 shares sold under the dividend reinvestment plan. As of August 9, 2005, 186,889,109 common shares remained available for sale to the public pursuant to the Offering, exclusive of 19,899,016 common shares available under Hines REIT’s dividend reinvestment plan.

F-6

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Minority Interests
      Hines Real Estate Holdings Limited Partnership, an affiliate of Hines, owned a 10.08% and 34.33% interest in the Operating Partnership as of June 30, 2005 and December 31, 2004, respectively. As a result of HALP Associates Limited Partnership’s (“HALP”) ownership of the Participation Interest (see Note 6), HALP’s percentage ownership in the Operating Partnership was 1.14% and 1.38% as of June 30, 2005 and December 31, 2004, respectively.

Investment Property
      On June 28, 2005, the Company acquired its first direct real estate investment, 1900 and 2000 Alameda de las Pulgas in San Mateo, California, for approximately $59.8 million, including transaction costs. (For further discussion, see Note 3.)

Investment in Hines-Sumisei U.S. Core Office Fund, L.P.
      As of June 30, 2005 and December 31, 2004, the Company owned a 22.09% and 12.51% non-managing general partner interest in the Core Fund (as defined in Note 3), respectively. As of June 30, 2005, the Core Fund owned indirect interests in nine office properties. (For further discussion, see Note 3.)

2.	Summary of Significant Accounting Policies

Basis of Presentation
      The consolidated financial statements of the Company included in this quarterly report include the accounts of Hines REIT, its subsidiary, the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiary, 1900/2000 Alameda de las Pulgas, LLC (see Note 3), as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.
      Investments in real estate partnerships where the Company has the ability to exercise significant influence, but does not exercise financial and operating control, are accounted for using the equity method. See further discussion in Note 3.

Fair Value of Financial Instruments
      Disclosure about fair value of financial instruments is based on pertinent information available to management as of June 30, 2005 and December 31, 2004. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.
      As of June 30, 2005 and December 31, 2004, management estimates that the carrying value of cash and cash equivalents, distributions receivable, accounts payable and accrued expenses, dividends and distributions payable and note payable are recorded at amounts which reasonably approximate fair value.

Revenue recognition
      For financial reporting purposes, the Company recognizes rental revenue on a straight-line basis over the life of the lease. Straight-line rent receivable in the amount of $3,559, which is included in prepaid insurance and other assets in the accompanying balance sheet as of June 30, 2005, consists of the difference between the tenants’ rents calculated on a straight-line basis from the date of acquisition over

F-7

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
the remaining terms of the related leases and the tenants’ actual rents due under the lease agreements. Revenues relating to lease termination fees are recognized at the time that a tenant’s right to occupy the space is terminated and when the Company has satisfied all obligations under the agreement. As of June 30, 2005, the Company has earned no rental revenue related to lease termination fees.

Property
      The Company acquired its first direct real estate investment, 1900 and 2000 Alameda de las Pulgas in San Mateo, California, on June 28, 2005. Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for the building. Major replacements where the betterment extends the useful life of the asset are capitalized. Maintenance and repair items are expensed as incurred.
      This property and any future acquired properties will be reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At June 30, 2005, management believes no such impairment has occurred.
      This acquisition is and future acquisitions of properties will be accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in the Company’s results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases and tenant relationships. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.
      The estimated fair value of acquired in-place leases are the costs the Company would have incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the property to its current occupancy level. Additionally, the Company evaluates the time period over which such occupancy level would be achieved and includes an estimate of the net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.
      Acquired above-and below-market lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rent revenue over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and any other acquired intangible assets is charged to expense.
      Amortization of allocated purchase price assets (excluding fixed assets) for both the quarter and six months ended June 30, 2005 was $7,975 for in-place leases and $12,152 for out-of-market leases, net.

F-8

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Anticipated amortization for the period from July 1 through December 31, 2005 and for each of the following four years ended December 31 is as follows:

	In-Place	Out-of-Market
	Leases	Leases, Net

July 1 through December 31, 2005	$485,677	$740,255
2006	587,164	737,737
2007	500,352	842,294
2008	422,371	928,663
2009	331,143	1,018,602
      Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases. Management also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs have not been previously incurred in connection with a new lease origination as part of the transaction.
      As of December 31, 2004, the Company held no direct investments in real estate assets. As of June 30, 2005, accumulated depreciation and amortization related to direct investments in real estate assets and related lease intangibles was as follows:

			Acquired	Acquired
	Buildings and	In-Place	Above-Market	Below-Market
	Improvements	Leases	Leases	Leases

Cost	$23,000,552	$4,788,831	$13,881,882	$832,444
Less: depreciation and amortization	(4,726)	(7,975)	(14,718)	(2,566)

Net	$22,995,826	$4,780,856	$13,867,164	$829,878

Deferred Financing Costs
      Deferred financing costs consist of direct costs incurred in obtaining a note payable (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the term of the note. For both the quarter and six months ended June 30, 2005, $10,000 was amortized as a part of interest expense.

Prepaid Insurance and Other Assets
      Prepaid insurance and other assets includes the following:

	June 30,	December 31,
	2005	2004

Straight-line rent receivable	$3,559	$—
Deferred leasing costs	14,616	—
Prepaid insurance	133,662	46,688
Other	17,739	—

Total	$169,576	$46,688

F-9

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Direct leasing costs, which are primarily comprised of third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease.

Cash and Cash Equivalents
      The Company considers all short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less at the time of purchase to be cash equivalents. At June 30, 2005 and December 31, 2004, the Company did not have any cash equivalents.

Escrowed Investor Proceeds
      Escrowed investor proceeds and the related liability at December 31, 2004 include gross proceeds relating to shares sold to investors in Pennsylvania, which were required to be held in escrow until the Company raised at least $73.0 million of gross proceeds in the Offering. The escrow was released on May 23, 2005 and the related offering proceeds were distributed to the Company.

Unaccepted Subscriptions for Common Shares
      Unaccepted subscriptions for common shares includes proceeds related to subscriptions which had not been accepted by the Company as of June 30, 2005 and December 31, 2004.

Due to affiliates
      Due to affiliates includes the following:

	June 30,	December 31,
	2005	2004

Organizational and Offering Costs	$24,087,275	$23,966,785
Dealer Manager Fees and Selling Commissions	732,633	336,757
Other	2,541,662	1,174,317

Total	$27,361,570	$25,477,859

Organizational and Offering Costs
      Certain organizational and offering costs of the Company have been paid by the Advisor on behalf of the Company. Pursuant to the Advisory Agreement, the Company is obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred or 3.0% of the gross proceeds raised from the Offering. In no event will the Company have any obligation to reimburse the Advisor for organizational and offering costs totaling in excess of 3.0% of the gross proceeds from the Offering.
      As of June 30, 2005 and December 31, 2004, the Advisor had incurred on behalf of the Company organizational and offering costs of approximately $29.7 million and $24.0 million, respectively (of which approximately $17.3 million and $14.8 million as of June 30, 2005 and December 31, 2004, respectively, relates to the Advisor or its affiliates). These amounts include approximately $17.6 million and $14.8 million as of June 30, 2005 and December 31, 2004, respectively, of organizational and internal offering costs, and approximately $12.1 million and $9.2 million as of June 30, 2005 and December 31, 2004, respectively, of third-party offering costs. For the quarter ended March 31, 2005, organizational and internal offering costs of approximately $1.5 million were expensed and included in the accompanying consolidated statement of operations and third-party offering costs of approximately $1.1 million were offset against additional paid-in capital on the accompanying consolidated statement of shareholders’ equity (deficit). Organizational and offering costs totaling approximately $3.1 million incurred by the Advisor

F-10

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
through June 30, 2005 (including approximately $1.3 million of organizational and internal offering costs and approximately $1.8 of third-party offering costs) have not been recorded in the accompanying consolidated financial statements because management expects that the Company will not be obligated to reimburse the Advisor for these costs. During the quarter ended June 30, 2005, the Company reimbursed the Advisor approximately $2.5 million of organizational and offering costs.

Other Start-up Costs
      Other start-up costs recorded in the accompanying consolidated statement of operations for the quarter and six months ended June 30, 2004 include primarily legal and directors’ fees associated with the formation and initial activities of Hines REIT’s board of directors.

Per Share Data
      Loss per common share is calculated by dividing the net loss for each period by the weighted average number of common shares outstanding during such period. Diluted loss per common share has not been presented as there were no dilutive potential common shares for the three and six months ended June 30, 2005 and 2004.

Income Taxes
      For the year ended December 31, 2004, Hines REIT intends to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and expects to be taxed as such beginning with its taxable year ended December 31, 2004. In addition, as of June 30, 2005 and December 31, 2004 the Company owned an investment in the Core Fund, which has invested in properties through a structure that includes several entities that either have elected or will elect to be taxed as REITs. Hines REIT management believes that the Company and the applicable entities in the Core Fund are organized and operate in such a manner as to qualify for treatment as REITs and intend to operate in the foreseeable future in such a manner so that they will remain qualified as REITs for federal income tax purposes. Accordingly, no provision has been made for federal income taxes for the six months ended June 30, 2005 or the year ended December 31, 2004 in the accompanying consolidated financial statements.

Stock-based Compensation
      Under the terms of the Employee and Director Incentive Share Plan, the Company grants each independent member of its board of directors 1,000 restricted shares of common stock annually. The restricted shares granted each year fully vest upon completion of each director’s annual term. In accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation (as amended), the Company recognizes the expense related to these shares over the vesting period. During 2004, the Company granted 3,000 restricted shares of common stock to its independent board members. For the six month period ended June 30, 2005 and the year ended December 31, 2004, respectively, the Company amortized approximately $24,000 and $6,000 of related compensation expense. Such amounts are included in general and administrative expenses in the accompanying statement of operations.
      In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), “Share-Based Payment,” that addresses the accounting for share-based payment transactions in which an enterprise receives services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The proposed statement eliminates the ability to account for share-based compensation transactions using the intrinsic value method as prescribed by the Accounting Principles

F-11

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Board, (“APB”), Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in the Company’s consolidated statement of income. The standard requires that the modified prospective method be used, which requires that the fair value of new awards granted from the beginning of the period of adoption (plus unvested awards at the date of adoption) be expensed over the vesting period. The statement requires companies to assess the most appropriate model to calculate the value of the options. The effective date of the standard will be January 1, 2006. Management believes this statement will not have a material impact on the Company’s Consolidated Financial Statements.

3.	Real Estate Investments

Investment Property
      On June 28, 2005, the Company acquired its first direct real estate investment, 1900 and 2000 Alameda de las Pulgas in San Mateo, California for approximately $59.8 million, including transaction costs. The property, which is located in the San Francisco Bay area office market, consists of a four-story building constructed in 1971 which was substantially renovated in 1996 and a two-story building completed in 1983. The purchase price for this acquisition was determined through negotiations between the Advisor and OTR, a general partnership acting as duly authorized nominee of the State Teachers Retirement System of Ohio. In connection with this acquisition, the Company paid the Advisor acquisition fees totaling approximately $295,000. Hines will serve as property manager for the property pursuant to a Property Management and Leasing Agreement with the Company.
      The buildings have an aggregate of 253,377 square feet of rentable area and were approximately 84% leased as of June 30, 2005. Approximately 166,576 square feet, or 66% of the rentable area of the property, is leased to a tenant in the home and automobile insurance industry. In December 2005, 66,873 square feet of this lease will expire. In May 2018, the remaining 99,703 square feet will expire and may be renewed for 4 consecutive 5-year periods. The Company has the right to early terminate 7,993 square feet of this space with 60 days notice. No other tenant leases more than 10% of the buildings’ rentable area.
      The company has entered into non-cancelable lease agreements, subject to various escalation clauses, with tenants for office space. As of June 30, 2005, the approximate fixed future minimum rentals and square feet expiring for the period from July 1 through December 31, 2005 and each of the years ending December 31, 2006 through 2018 are as follows:

Fixed Future
Minimum Rentals

July 1 through December 31, 2005	$3,507,832
2006	5,050,097
2007	4,981,109
2008	4,763,088
2009	4,497,459
Thereafter	38,110,073

Total	$60,909,658

      The Company financed the acquisition primarily with funds from a term loan agreement (for more information, see Note 4). Through the date of this filing, the Company has made principal payments totaling $16.5 million on the loan, and the remaining principal amount due under this obligation was $43.5 million.

F-12

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Investment in Hines-Sumisei U.S. Core Office Fund, L.P.
      Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) is a partnership organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term holdings.
      As of December 31, 2004, the Company’s equity method investment in the Core Fund reflected in the accompanying consolidated balance sheet represented approximately $28.4 million the Company had invested in the Core Fund through that date as adjusted by the equity in earnings and distributions earned from the Core Fund related to that net investment for the period from November 23, 2004 to December 31, 2004. As of December 31, 2004, the Company had distributions receivable from the Core Fund of approximately $247,000 million related to this investment.
      On February 1, 2005, the Company acquired an additional $21.6 million interest in the Core Fund from Hines US Core LLC (“Core LLC”), an affiliate of Hines, using net offering proceeds of $2.5 million and agreeing to pay the remaining $19.1 million of the purchase price as the Company received additional net proceeds from the Offering. In March 2005, the Company paid this remaining amount in full.
      On April 1, 2005, the Company entered into a purchase and sale agreement pursuant to which it would acquire an additional $40.0 million interest in the Core Fund over time from Core LLC. As of June 30, 2005, the Company had acquired $35.0 million of this interest and owned a 22.09% non-managing general partner interest in the Core Fund. The Company acquired the remaining $5.0 million of this interest in July 2005. As a result of this purchase and another purchase made in July 2005, the Company owned a 26.39% non-managing general partner interest in the Core Fund as of August 9, 2005. For further information, see Note 7.
      The Core Fund owns interests in real estate assets through certain limited liability companies and limited partnerships which have mortgage financing in place. None of this debt is recourse to the Core Fund or the Company. Consolidated condensed financial information of the Core Fund is summarized below:
Consolidated Condensed Balance Sheet of the Core Fund
as of June 30, 2005
(unaudited)

ASSETS
Cash	$43,758,295
Property, net	1,292,572,442
Other assets	250,931,915

Total Assets	$1,587,262,652

LIABILITIES AND PARTNERS’ CAPITAL
Debt	$868,920,000
Other liabilities	73,546,322
Minority interest	271,697,400
Partners’ capital	373,098,930

Total Liabilities and Partners’ Capital	$1,587,262,652

F-13

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Consolidated Condensed Statement of Operations of the Core Fund
For the Six Months Ended June 30, 2005
(unaudited)

Revenues and interest income	$93,412,871
Operating expenses	(41,344,390)
Interest expense	(22,028,008)
Depreciation and amortization	(26,107,486)
Minority interest	(3,929,302)

Net Income	$3,685

      Of the total rental revenue of the Core Fund for the six months ended June 30, 2005, approximately:

•	15% was earned from two tenants in the oil and gas industry, whose leases expire on December 31, 2015; and

•	39% was earned from several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027.

4.	Note payable
      In connection with the acquisition of 1900 and 2000 Alameda de las Pulgas, on June 28, 2005 the Company entered into a term loan agreement with KeyBank National Association in the principal amount of $60.0 million (the “Term Loan”), which was used to pay the purchase price of the property. The Term Loan has a term of 90 days and matures and becomes payable on September 26, 2005. The Term Loan agreement allows for borrowing at a variable rate or a LIBOR-based rate plus a spread, at the election of the Company. The rate was 5.82% on June 30, 2005 and 5.98% on August 9, 2005. The Term Loan is secured by assets including the Company’s interest in the Core Fund, 1900 and 2000 Alameda de las Pulgas and any direct and indirect equity interest in any entity it invests in that directly or indirectly holds real property assets, subject to certain limitations and exceptions. The loan agreement also contains certain events of default and restrictive covenants, including maintaining certain loan-to-value and interest coverage ratios, as well as a minimum net worth requirement. Hines REIT has unconditionally guaranteed payment and performance by the Company of its obligations under the term loan agreement and the other loan documents. The Company, the Advisor and Hines have entered into a subordination agreement which provides that the Advisor’s right to be reimbursed by the Company for organizational and offering and other expenses is subordinate to the Company’s performance under the Term Loan. Through the date of this filing, the Company has made principal payments totaling $16.5 million on the Term Loan, and the remaining principal amount due under this obligation was $43.5 million. The Company is currently in negotiations with a bank group to establish a revolving credit facility that the Company intends to use to extinguish the Term Loan as well as to provide additional capacity for future acquisitions and working capital.

F-14

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Dividends
      The Company’s board of directors has declared dividends for 2005 for the periods listed below, payable to shareholders of record at the close of business each day during the applicable period.

	Annualized
	Rate
Period	Declared(1)	Date Paid

January, February and March 2005	6.0%	April 2005
April, May and June 2005	6.0%	July 2005
July and August 2005	6.0%	October 2005	(2)

(1)	Dividends were declared in the amount of $0.00164384 per share per day, representing an annualized rate of 6.0% based on a price of $10.00 per share.

(2)	Anticipated payment date.

6.	Related Party Transactions

Advisory Agreement
      Pursuant to the Advisory Agreement, the Company is required to pay the following fees and expense reimbursements:
      Acquisition Fees — The Company pays an acquisition fee to the Advisor for services related to the due diligence, selection and acquisition of direct or indirect real estate investments. The acquisition fee is payable following the closing of each acquisition in an amount equal to 0.50% of (i) the purchase price of real estate investments acquired directly by the Company, including any debt attributable to such investments, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of the real estate investments held by that entity. The Advisor earned cash acquisition fees totaling approximately $660,000 and $900,000 for the quarter and six months ended June 30, 2005, respectively, which have been recorded as an expense in the accompanying consolidated statement of operations. (See discussion of the Participation Interest below).
      Asset Management Fees — The Company pays asset management fees to the Advisor for services related to managing, operating, directing and supervising the operations and administration of the Company and its assets. The asset management fee is earned by the Advisor monthly in an amount equal to 0.0625% multiplied by the net equity capital the Company has invested in real estate investments as of the end of the applicable month. The Advisor earned cash asset management fees totaling approximately $149,000 and $235,000 during the quarter and six months ended June 30, 2005, respectively, which have been recorded as an expense in the accompanying consolidated statement of operations (See discussion of the Participation Interest below).
      Expense Reimbursements — In addition to reimbursement of organizational and offering costs (see Note 2), the Company will reimburse the Advisor and its affiliates for certain other expenses incurred in connection with the Company’s administration and ongoing operations. As of June 30, 2005 and December 31, 2004 the Advisor had advanced to or paid on behalf of the Company approximately $2.1 million and $977,000, respectively, to fund certain costs incurred by the Company, which has been included in the accompanying consolidated balance sheets. Management expects that these amounts will be repaid out of proceeds from the Offering or future operating cash flow.
      Reimbursement to the Company — The Advisor must reimburse the Company quarterly for any amounts by which operating expenses exceed, in any four consecutive fiscal quarters, the greater of (i) 2.0% of the Company’s average invested assets, which consists of the average book value of its real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation

F-15

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
or bad debts or other similar non-cash reserves, or (ii) 25.0% of its net income, excluding the gain on sale of any of the Company’s assets, unless Hines REIT’s independent directors determine that such excess was justified. Operating expenses generally include all expenses paid or incurred by the Company as determined by generally accepted accounting principles, except certain expenses identified in Hines REIT’s Amended and Restated Articles of Incorporation.

Dealer Manager Agreement
      The Company has retained Hines Real Estate Securities, Inc (“HRES” or the “Dealer Manager”), an affiliate of the Advisor, to serve as the dealer manager for the Offering. Pursuant to the dealer manager agreement the Company has entered into with HRES, the Company pays HRES selling commissions in an amount of up to 6.0% of the gross proceeds of the common shares sold pursuant to the Offering (up to 4.0% for common shares issued pursuant to the dividend reinvestment plan), all of which is reallowed to participating broker-dealers, plus a dealer manager fee in the amount of 2.2% of the gross proceeds of the common shares sold pursuant to the Offering, a portion of which may be reallowed to selected participating broker-dealers. No dealer manger fee is paid with respect to the common shares sold pursuant to Hines REIT’s dividend reinvestment plan. Additionally, the Company or the Advisor may reimburse HRES for certain employee compensation and other expenses relating to the Offering, including but not limited to reimbursement of up to 0.5% of gross proceeds for bona fide due diligence expenses incurred by HRES. Selling commissions of approximately $2.2 million and dealer manager fees of approximately $983,000 were earned by HRES for the quarter ended June 30, 2005, which have been offset against additional paid-in capital in the accompanying consolidated statement of shareholders’ deficit. Selling commissions of approximately $4.1 million and dealer manager fees of approximately $1.7 million were earned by HRES for the six months ended June 30, 2005, which have been offset against additional paid-in capital in the accompanying consolidated statement of shareholders’ deficit.

Property Management and Leasing Agreement
      On June 28, 2005, an indirect subsidiary of Hines REIT, 1900/2000 Alameda de las Pulgas, LLC (“Hines REIT 1900/2000”) entered into a Property Management and Leasing Agreement with Hines for Hines to provide services in connection with the leasing, operation and management of 1900 and 2000 Alameda de las Pulgas. Hines REIT 1900/2000 pays Hines a management fee equal to the lesser of 2.5% of the annual gross revenues received from 1900 and 2000 Alameda de las Pulgas or the amount of property management fees recoverable from tenants of the property under their leases. Hines REIT 1900/2000 will also pay a leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event and certain construction management and re-development construction management fees, in the event Hines renders such services. Hines REIT 1900/2000 also generally will be required to reimburse Hines for certain operating costs incurred in providing property management and leasing services pursuant to the agreement. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the agreement. However, the reimbursable cost of these personnel and overhead expenses will be limited to the lesser of the amount that is recovered from the tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement.

The Participation Interest
      Pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, HALP owns a profits interest in the Operating Partnership (the “Participation Interest”). The percentage interest in the Operating Partnership attributable to the Participation Interest was 1.14% and 1.38% as of June 30, 2005 and December 31, 2004, respectively. The Participation Interest entitles HALP

F-16

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
to receive distributions from the Operating Partnership based upon its percentage interest in the Operating Partnership at the time of distribution.
      As the percentage interest of the Participation Interest is adjusted, the value attributable to such adjustment is charged against earnings and recorded as a liability until such time as the Participation Interest is repurchased for cash or converted into common shares of Hines REIT. This liability totaled approximately $1.5 million and $409,000 as of June 30, 2005 and December 31, 2004, respectively, and is included in Participation Interest liability in the accompanying consolidated balance sheets. The related expense of approximately $809,000 and approximately $1.1 million for the quarter and six months ended June 30, 2005, respectively, is included in asset management and acquisition fees in the accompanying consolidated statement of operations.

7.	Subsequent Events

Entry into a Material Definitive Agreement
      On August 9, 2005, the Company entered into a contract to acquire an 11-story office property located in Dallas, Texas (“Citymark”). The seller is Centex Office Citymark I, L.P., and is unaffiliated with the Company and its affiliates.
      Citymark consists of an 11-story building constructed in 1987. The building has an aggregate of 218,943 square feet of rentable area and is approximately 100% leased. Approximately 171,247 square feet, or 78% of the building’s rentable area, is leased to subsidiaries of Centex Corporation, a publicly-traded commercial and industrial construction company and an affiliate of the seller. No other tenant leases more than 10% of the property’s rentable area.
      The aggregate purchase price for Citymark is expected to be approximately $27.7 million, exclusive of transaction costs, financing fees and working capital reserves. The Company anticipates that the acquisition will be funded with the net proceeds of its public offering and debt financing. In connection with the acquisition of Citymark, the Company anticipates it will pay the Advisor approximately $138,000 in cash acquisition fees.
      The Company anticipates that the acquisition of Citymark will be consummated on or about August 24, 2005. Although management believes the acquisition of Citymark is probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of Citymark will be consummated. If the Company elects not to close on Citymark, it will forfeit the earnest money deposits made.

Asset Acquisition by the Core Fund
      On August 10, 2005, an indirect subsidiary of the Core Fund acquired Golden Eagle Plaza, an office property located in San Diego, California. The aggregate purchase price of Golden Eagle Plaza was approximately $116 million. The acquisition was funded primarily by a $52.0 million mortgage loan and a $68.0 million bridge loan obtained by a subsidiary of the Core Fund. A portion of the bridge loan was used to retire a $4 million loan issued to a subsidiary of the Core Fund which provided the earnest money paid to the seller of Golden Eagle Plaza in connection with the execution and delivery of the acquisition agreement for that property.

F-17

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Acquisition of Interest in the Core Fund
      On April 1, 2005, the Company entered into a purchase and sale agreement pursuant to which it would acquire an additional $40.0 million interest in the Core Fund. As of June 30, 2005, the Company had acquired $35.0 million of this interest and the Company acquired the remaining $5.0 million of this interest in July 2005. (For further information, see Note 3.)
      On July 25, 2005, the Company acquired an additional $13.3 million interest in the Core Fund from Core LLC. The purchase price for this interest was the same as the amount Core LLC paid when it acquired this interest in March 2005. As of August 9, 2005, the Company owned a 26.39% non-managing general partner interest in the Core Fund.

Principal Payments on Note Payable
      Through August 9, 2005, the Company has made principal payments totaling $16.5 million on the Term Loan, and the remaining principal amount due under this obligation was $43.5 million. (For further information, see Note 4.)

F-18

INDEPENDENT AUDITORS’ REPORT
To the Members of
Hines REIT 1900/2000 Alameda de las Pulgas LLC
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the properties located at 1900 Alameda de las Pulgas and 2000 Alameda de las Pulgas in San Mateo, CA (the “Properties”), for the year ended December 31, 2004. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/ A of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.
      In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the properties located at 1900 Alameda de las Pulgas and 2000 Alameda de las Pulgas in San Mateo, CA, for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
August 19, 2005

F-19

1900 ALAMEDA DE LAS PULGAS and 2000 ALAMEDA DE LAS PULGAS,
SAN MATEO, CALIFORNIA
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Three Months
	Ended	Year Ended
	March 31, 2005	December 31, 2004

	(Unaudited)
Revenue:
Rental income	$2,022,639	$8,599,404
Escalation income	28,873	97,268
Other income	5,188	13,020

Total revenues	2,056,700	8,709,692
Expenses:
Salaries	88,336	348,301
Utilities	148,041	746,622
Cleaning services	86,900	344,355
Repairs, maintenance, and supplies	58,273	164,117
Security	63,560	247,808
Building management services	30,418	154,903
Insurance	70,509	296,133
Real estate taxes	135,086	571,378
General and administrative	343	2,822

Total expenses	681,466	2,876,439

Revenues in excess of expenses	$1,375,234	$5,833,253

See accompanying notes to statements of revenues and certain operating expenses.

F-20

1900 ALAMEDA DE LAS PULGAS and 2000 ALAMEDA DE LAS PULGAS,
SAN MATEO, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2005 (Unaudited) and
For the Year Ended December 31, 2004

(1)	Organization
      1900 Alameda de las Pulgas, San Mateo, California, is a four-story, 94,910 (unaudited) square foot building, substantially completed in 1971. 2000 Alameda de las Pulgas, San Mateo, California is a two-story, 158,467 (unaudited) square foot building, substantially completed in 1983. 1900 Alameda de las Pulgas and 2000 Alameda de las Pulgas (collectively, the “Properties”) are owned by Hines REIT 1900/2000 Alameda de las Pulgas LLC (the “Company”), a wholly owned subsidiary of Hines REIT Properties, L.P.

(2)	Basis of Presentation
      The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties.
      The Statement of Revenues and Certain Operating Expenses and notes thereto for the three months ended March 31, 2005 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition
      The Properties’ operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents. A small percentage of tenant leases also allow for escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $33,000 (unaudited) for the three months ended March 31, 2005, and $293,000 for the year ended 2004.
      Rental payments under certain leases are based on a minimum rental amount plus a percentage of the store’s sales in excess of stipulated amounts. Since inception, no income has been received from such contingent rent agreements.
      Approximately 84% (unaudited) as of March 31, 2005 and 98% (unaudited) of the properties’ net rentable space is committed under operating leases at December 31, 2004. The tenants’ leases expire in various years through 2018. Of the total net rentable area leased, 166,576 (unaudited) square feet or 66% (unaudited) was leased to one tenant in the insurance industry, whose lease expires in 2018.

F-21

1900 ALAMEDA DE LAS PULGAS and 2000 ALAMEDA DE LAS PULGAS,
SAN MATEO, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(b)	Bad Debt Expense
      Bad debts are recorded under the specific identification method whereby uncollectible receivables are directly written off when identified.

(c)	Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.

(5)	Leases
      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2004 is as follows:

Amount

Year ending December 31:
2005	$7,225,073
2006	7,198,084
2007	7,105,918
2008	5,443,021
2009	4,143,504
Thereafter	37,057,344

Total future minimum rentals	$68,172,944

      Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.
* * * * *

F-22

INDEPENDENT AUDITORS’ REPORT
To the Member of
Hines 525 B Street LP
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 525 B Street, San Diego, CA (the “Property”), for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
      In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
August 19, 2005

F-23

525 B STREET, SAN DIEGO, CALIFORNIA
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Six Months	Year
	Ended	Ended
	June 30, 2005	December 31, 2004

	(Unaudited)
Revenue:
Rental income	$4,909,790	$9,037,122
Escalation income	377,724	474,537
Other income	454,465	727,927

Total revenues	5,741,979	10,239,586
Expenses:
Salaries	258,627	527,451
Utilities	461,266	912,229
Cleaning services	292,668	561,851
Repairs, maintenance, and supplies	156,602	328,780
Security	94,346	181,096
Building management services	23,304	63,077
Insurance	66,456	172,978
Real estate taxes	535,274	748,679
General and administrative	34,905	30,379

Total expenses	1,923,448	3,526,520

Revenues in excess of expenses	$3,818,531	$6,713,066

See accompanying notes to statements of revenues and certain operating expenses.

F-24

525 B STREET, SAN DIEGO, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

(1)	Organization
      525 B Street, San Diego, California, is a 22-story, 423,546 (unaudited) square foot building, substantially completed in 1969. Golden Eagle Plaza (the “Property”) is owned by Hines 525 B Street LP (the “Company”), an indirect subsidiary of Hines-Sumisei US Core Office Properties LP.

(2)	Basis of Presentation
      The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property.
      The Statement of Revenues and Certain Operating Expenses and notes thereto for the six months ended June 30, 2005 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition
      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $3,000 (unaudited) for the six months ended June 30, 2005, and an increase in rental income of approximately $170,000 for the year ended 2004.
      Approximately 98% (unaudited) of the property’s net rentable space is committed under operating leases as of June 30, 2005 and December 31, 2004, respectively. The tenants’ leases expire in various years through 2013. Of the total net rentable area leased, 121,626 (unaudited) square feet or 29% (unaudited) was leased to one tenant in the insurance industry, whose lease expires in 2008 and 73,625 (unaudited) square feet or 17% (unaudited) was to a governmental agency, whose lease expires in 2013.

(b)	Bad Debt Expense
      Bad debts are recorded under the specific identification method whereby uncollectible receivables are directly written off when identified.

F-25

525 B STREET, SAN DIEGO, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(c)	Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.

(5)	Leases
      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2004 is as follows:

Amount

Year ending December 31:
2005	$7,969,976
2006	6,658,125
2007	6,585,012
2008	5,472,835
2009	2,994,511
Thereafter	2,068,196

Total future minimum rentals	$31,748,655

      Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.
* * * * *

F-26

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004

	Year Ended	Adjustment for
	December 31, 2004	Acquisitions		Pro Forma

Revenues	$—	$5,689,200	(a)	$5,689,200

Expenses:
Organizational and offering expenses	14,771,095	—		14,771,095
Asset management and acquisition fees	818,320	—		818,320
Other start-up costs	409,668	—		409,668
General and administrative expenses	617,570	2,822	(a)	620,392
Depreciation and amortization	—	1,545,319	(a)	1,545,319
Property operating expenses	—	2,873,617	(a)	2,873,617

Total Expenses	16,616,653	4,421,758		21,038,411

Loss before equity in losses, interest income and loss allocated to minority interests	(16,616,653)	1,267,442		(15,349,211)

Equity in income (losses) of Hines-Sumisei U.S. Core Office Fund, L.P.	68,461	(53,109	)(b)	15,352
Interest income	163	—		163
Interest expense	—	(3,492,000	)(a)	(3,492,000)
Loss allocated to minority interests	6,540,140	949,891	(c)	7,490,031

Net Loss	$(10,007,889)	$(1,327,776)		$(11,335,665)

Loss per common share	$(60.40)	$(8.01)		$(68.41)

Weighted average number common shares outstanding	165,690	165,690		165,690

See notes to unaudited pro forma consolidated statement of operations and unaudited notes to pro forma consolidated statement of operations.
Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2004

(a)	To record the pro forma effect of the Company’s acquisition of 1900 and 2000 Alameda de las Pulgas assuming that the acquisition had occurred on January 1, 2004.

(b)	To record the pro forma effect on the Company’s equity in earnings assuming that the Core Fund’s acquisition of Three First National Plaza and Golden Eagle Plaza had occurred on January 1, 2004.

(c)	To record the pro forma effect on the Company’s loss allocated to minority interest assuming that the Core Fund’s acquisition of Three First National Plaza and Golden Eagle Plaza and the Company’s acquisition of 1900 and 2000 Alameda de las Pulgas had occurred on January 1, 2004.

F-27

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004
(1) Investment Property
      On June 28, 2005, Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT” and, together with its consolidated subsidiaries, the “Company”), acquired its first direct real estate investment, 1900 and 2000 Alameda de las Pulgas in San Mateo, California for approximately $59.8 million, including transaction costs. This transaction was financed with proceeds from a term loan. The property, which is located in the San Francisco Bay area office market, consists of a four-story building constructed in 1971 which was substantially renovated in 1996 and a two-story building completed in 1983. In connection with this acquisition, the Company paid Hines Advisors Limited Partnership acquisition fees totaling approximately $295,000. Hines will serve as property manager for the property pursuant to a property management and leasing agreement with the Company. The unaudited pro forma consolidated statement of operations of the Company assumes that this acquisition occurred on January 1, 2004.
(2) Core Fund
      The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than Hines REIT are, and Hines expects that future third-party investors in the Core Fund will be, primarily U.S. and foreign institutional investors or high net worth individuals. The Core Fund was formed as a Delaware limited partnership and was organized in connection with the acquisition of three office properties from Sumitomo Life Realty (N.Y.), Inc. (“Sumitomo Life”).
      In August 2003, the Core Fund, Sumitomo Life, three independent pension plans and funds (the “Institutional Co-Investors”) and an affiliate of Hines organized Hines-Sumisei NY Core Office Trust (“NY Trust I”), a Maryland real estate investment trust, to acquire three properties from Sumitomo Life and an entity affiliated with Sumitomo Life. Two of these three properties are located in New York City and the remaining property is located in Washington D.C. In August 2003, NY Trust I acquired these properties for an aggregate purchase price of approximately $581.1 million. The cash portion of the purchase price, transaction costs and working capital was funded by a combination of capital contributions from Institutional Co-Investors and Hines affiliates, bridge financing and long-term mortgage debt.
      In January 2004, the Core Fund, Sumitomo Life, certain Institutional Co-Investors and an affiliate of Hines organized Hines-Sumisei NY Core Office Trust II (“NY Trust II”), a Maryland real estate investment trust, to acquire 600 Lexington Avenue, a fourth office property owned by Sumitomo Life located in New York City. In February 2004, NY Trust II acquired 600 Lexington Avenue for a purchase price of approximately $91.6 million, of which $25.0 million was paid to Sumitomo Life and subsequently reinvested back into the Core Fund by Sumitomo Life in exchange for partnership units in the Core Fund. The cash portion of the purchase price, transaction costs and working capital was funded by a combination of capital contributions from Hines affiliates and long-term mortgage debt.
      The Core Fund holds approximately 40.60% of the outstanding share capital in each NY Trust, Institutional Co-Investors own approximately 57.89% of the outstanding share capital of each NY Trust, and Hines-related entities own the remaining outstanding share capital of each NY Trust, or approximately 1.51%.
      In May 2004, the Core Fund acquired an interest in One Shell Plaza and Two Shell Plaza (collectively, the “Shell Buildings”). Institutional Co-Investors, affiliates of Hines including Hines US Core Office Capital Associates IV Limited Partnership and Hines US Core Office Capital Associates LP and third-party investors currently hold, indirectly, the remaining interests in these buildings, respectively. One half of the interests in the Shell Buildings were acquired from 910 Associates Limited Partnership, 910 Louisiana Limited Partnership and Block 145 Limited, all affiliates of Hines, and through which

F-28

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS
Hines effectively owned 32.70% of the Shell Buildings. The aggregate purchase price for the Shell Buildings was approximately $351.8 million. The Core Fund holds approximately a 45.49% indirect interest in each of the Shell Buildings. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining approximate 49.50%, 0.83% and 4.18% interests in these buildings, respectively.
      In September 2004, the Core Fund acquired interests in two office buildings located at 55 Second Street and 101 Second Street, in the central business district of San Francisco, California (collectively, the “San Francisco Properties”). Two indirect subsidiaries of the Core Fund were formed as investment entities for the purpose of acquiring and holding these properties. The sellers were unaffiliated with the Company, the Core Fund, Hines or their affiliates. The aggregate purchase price for the San Francisco Properties, including transaction and working capital costs and prepayment and interest rate buy-down fees, was approximately $305.0 million. The Core Fund holds approximately a 90.98% indirect interest in each of the San Francisco Properties. Affiliates of Hines and third-party investors hold, indirectly, the remaining approximate 0.66% and 8.36% interests in these buildings, respectively.
      In March 2005, the Core Fund acquired an indirect interest in its ninth office building. Three First National Plaza, completed in 1981, is located at 70 West Madison Street in the Central Loop of Chicago. The aggregate purchase price for the property was approximately $245.3 million, including transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the aggregate principal amount of approximately $141.0 million. The Core Fund currently holds approximately a 72.79% interest in Three First National Plaza. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining 19.80%, 0.72% and 6.69%, respectively. The unaudited pro forma consolidated condensed statement of operations of the Core Fund summarized below assumes that this acquisition occurred on January 1, 2004.
      On August 10, 2005, the Core Fund purchased Golden Eagle Plaza, an office property located at 525 B Street in the central business district of San Diego, California. Golden Eagle Plaza was built in 1969 and renovated in 1998. It consists of a 22-story office tower and an attached parking structure. The aggregate purchase price of Golden Eagle Plaza was approximately $116.4 million, including transaction costs. In connection with the acquisition, mortgage financing was secured in the amount of $52.0 million and a bridge loan was secured in the amount of $68.0 million. The Core Fund currently holds approximately a 90.98% interest in Golden Eagle Plaza. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.66% and 8.36%, respectively. The unaudited pro forma consolidated condensed statement of operations of the Core Fund summarized below assumes that this acquisition occurred on January 1, 2004.
      The unaudited pro forma consolidated statement of operations has been prepared assuming the Company’s investment in the Core Fund is accounted for utilizing the equity method as the Company has the ability to exercise significant influence over, but does not exercise financial and operating control over, the Core Fund.

F-29

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED
CONDENSED STATEMENT OF OPERATIONS OF THE CORE FUND
For the Year Ended December 31, 2004

Revenues and interest income	$197,350,213
Expenses:
Operating	81,538,212
Interest	43,326,718
Depreciation and amortization	60,144,586

Total Expenses	185,009,516
Minority Interest	10,079,656

Net Income	$2,261,041

F-30

HINES REAL ESTATE INVESTMENT TRUST, INC.
SUPPLEMENT NO. 14 DATED MAY 19, 2005
TO THE PROSPECTUS DATED JUNE 18, 2004
      This prospectus supplement (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Hines Real Estate Investment Trust, Inc. dated June 18, 2004 (the “Prospectus”) and Supplement No. 12 to the Prospectus, dated April 22, 2005. This Supplement supersedes and replaces Supplement No. 13 to this Prospectus. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.
      The purposes of this Supplement are as follows:

•	to provide an update on the status of our public offering;

•	to include certain financial information regarding Three First National Plaza and to make a revision to Supplement No. 12; and

•	to provide information regarding the dividends declared by our board of directors for the month of May 2005.
Status of Offering
      As of May 18, 2005, we had received gross offering proceeds of $72,123,969 from the sale of 7,249,971 of our common shares, including $333,325 of gross proceeds related to the sale of 35,087 common shares pursuant to our dividend reinvestment plan. After payment of selling commissions, dealer manager fees and acquisition fees, approximately $75,497,046, including the $10,000,000 contributed to the Operating Partnership by HREH, has been paid to affiliates of Hines to acquire interests in the Core Fund. As of May 18, 2005, 192,730,296 common shares remained available for sale to the public pursuant to the offering, exclusive of common shares available under our dividend reinvestment plan.
Revision to Supplement No. 12
      The following sentences are hereby added to the discussion of the acquisition of Three First National Plaza in the first paragraph on page 4 of Supplement No. 12 to the Prospectus, between the sixth and seventh sentences of such paragraph:

Three First National Plaza was acquired from Madison Two Associates. An affiliate of Hines owns a 4.47% interest in Madison Two Associates; however, the purchase price was applied to mortgage debt securing Three First National Plaza and no proceeds were distributed to the affiliate of Hines with respect to its interest in Madison Two Associates.
Dividends Declared by Hines REIT’s Board of Directors
      On April 30, 2005, our board of directors declared dividends for the month of May 2005. The declared dividends will be calculated based on shareholders of record each day during such month and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate of return on an investment of $10.00 per share. These dividends will be aggregated and paid in cash in July 2005.

Hines 70 West Madison LP — Years Ended December 31, 2004, 2003 and 2002:
Independent Auditors’ Report	3
Historical Summaries of Gross Income and Direct Operating Expenses	4
Notes to Historical Summaries of Gross Income and Direct Operating Expenses	5

Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Statement of Operations — Year Ended December 31, 2004	7
Unaudited Pro Forma Consolidated Statement of Operations	8
Unaudited Note to Pro Forma Consolidated Statement of Operations	9

2

Independent Auditors’ Report
The Partners
Hines 70 West Madison LP:
      We have audited the accompanying historical summaries of gross income and direct operating expenses (the Historical Summaries) of the property located at 70 West Madison, Chicago, Illinois (the Property) for the years ended December 31, 2004, 2003 and 2002. These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Property management’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.
      The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Post-Effective Amendment No. 3 to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summaries and is not intended to be a complete presentation of the Property’s revenues and expenses.
      In our opinion, the Historical Summaries present fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summaries of the property located at 70 West Madison, Chicago, Illinois, for the years ended December 31, 2004, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Chicago, Illinois
March 23, 2005

3

HINES 70 WEST MADISON LP
Historical Summaries of Gross Income and Direct Operating Expenses
For the Years Ended December 31, 2004, 2003 and 2002

	Year Ended December 31

	2004	2003	2002

Gross income:
Rental income	$36,930,545	33,255,584	38,446,401
Parking and other	583,279	444,905	498,531

Total income	37,513,824	33,700,489	38,944,932

Direct operating expenses:
Wages and salaries	1,738,923	1,624,279	1,773,823
Cleaning	2,077,431	1,991,691	2,048,903
Utilities	2,206,591	2,121,153	2,230,803
Repairs, maintenance, and supplies	1,913,733	2,048,589	2,009,230
Building management services	1,737,083	1,709,508	1,666,311
Real estate taxes	11,283,145	10,930,964	10,888,918
Insurance	299,190	374,602	284,896
General and administrative	76,283	84,215	90,544

Total direct operating expenses	21,332,379	20,885,001	20,993,428

Excess of gross income over direct operating expenses	$16,181,445	12,815,488	17,951,504

See accompanying notes to historical summaries of gross income and direct operating expenses.

4

HINES 70 WEST MADISON LP
Notes to Historical Summaries of Gross Income and Direct Operating Expenses
December 31, 2004, 2003 and 2002

(1)	Organization
      70 West Madison (Three First National Plaza), Chicago, Illinois, is a 57-story, 1.439,367 square foot building located in Chicago, Illinois. 70 West Madison is owned by Hines 70 West Madison LP (the Company), a subsidiary of Hines-Sumisei US Core Office Properties LP. Three First National Plaza was purchased on March 22, 2005 from an affiliated entity.

(2)	Basis of Presentation
      The historical summaries of gross income and direct operating expenses (the Historical Summaries) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3)	Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies
      a) Revenue Recognition
      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental revenue is generally recognized on the straight-line basis over the life of the lease. Related straight-line rental adjustments increased rental income by $1,319,686 in 2004, and decreased rental income by $1,377,809 and $440,830 in 2003 and 2002, respectively.
      Approximately 87% of the properties’ net rentable space is committed under operating leases at December 31, 2004.
      b) Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.

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HINES 70 WEST MADISON LP
Notes to Historical Summaries of Gross Income and Direct Operating Expenses
December 31, 2004, 2003 and 2002

(5)	Leases
      Minimum future rental revenue to be received from non-cancelable leases in effect at December 31, 2004 is as follows:

Year	Amount

2005	$18,297,568
2006	19,245,881
2007	18,889,110
2008	17,480,565
2009	17,314,904
Thereafter	84,272,192

Total	$175,500,220

      Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, real estate taxes, and operating cost escalations.

(6)	Concentrations (Unaudited)
      The tenants’ leases expire in various years through 2022. Of the total net rentable area leased, approximately 48% was leased to tenants in the legal industry, 29% was leased to tenants in the financial services industry, and 11% was leased to tenants in the manufacturing industry.

6

HINES REAL ESTATE INVESTMENT TRUST, INC.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2004
      On November 23, 2004, Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with Hines REIT Properties, L.P. (the “Operating Partnership”), the “Company”) acquired a $35 million interest in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”), an affiliate of Hines Interests Limited Partnership (“Hines”). On March 23, 2005, the Core Fund acquired an indirect interest in its ninth office property, Three First National Plaza, located in Chicago, Illinois. The Unaudited Pro Forma Consolidated Statement of Operations assumes the Core Fund acquired Three First National Plaza on January 1, 2004. In management’s opinion, all adjustments necessary to reflect the effects of this transaction have been made. The Unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of operations would have been had this transaction occurred on January 1, 2004, nor does it purport to represent the results of operations for future periods.

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HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004

	Year Ended	Adjustment for
	December 31, 2004	Acquisition		Pro Forma

Revenues	$—	$—		$—
Expenses:
Organizational and offering expenses	14,771,095	—		14,771,095
Asset management and acquisition fees	818,320	—		818,320
Other start-up costs	409,668	—		409,668
General and administrative expenses	617,570	—		617,570

Total Expenses	16,616,653	—		16,616,653

Loss before equity in losses, interest income and loss allocated to minority interests	(16,616,653)	—		(16,616,653)

Equity in (income) losses of Hines-Sumisei U.S. Core Office Fund, L.P.	68,461	(33,742	)(a)	34,719
Interest income	163	—		163
Loss allocated to minority interests	6,540,140	14,073	(a)	6,554,213

Net Loss	$(10,007,889)	$(19,669)		$(10,027,558)

Loss per common share	$(60.40)	$(0.12)		$(60.52)

Weighted average number common shares outstanding	165,690	165,690		165,690

See note to unaudited pro forma consolidated statement of operations and unaudited note to pro forma consolidated statement of operations.
Note to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended
December 31, 2004

(a)	To record the pro forma effect of the Company’s equity in earnings and minority interest assuming that the Core Fund’s acquisition of Three First National Plaza had occurred on January 1, 2004.

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HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTE TO UNAUDITED PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS
(1) Core Fund
      The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than us are, and Hines expects that future third-party investors in the Core Fund will be, primarily U.S. and foreign institutional investors or high net worth individuals. The Core Fund was formed as a Delaware limited partnership and was organized in connection with the acquisition of three office properties from Sumitomo Life Realty (N.Y.), Inc. (“Sumitomo Life”).
      In August 2003, the Core Fund, Sumitomo Life, three independent pension plans and funds (the “Institutional Co-Investors”) and an affiliate of Hines organized Hines-Sumisei NY Core Office Trust (“NY Trust I”), a Maryland real estate investment trust, to acquire three properties from Sumitomo Life and an entity affiliated with Sumitomo Life. Two of these three properties are located in New York City and the remaining property is located in Washington D.C. In August 2003, NY Trust I acquired these properties for an aggregate purchase price of approximately $581,100,000. The cash portion of the purchase price, transaction costs and working capital was funded by a combination of capital contributions from Institutional Co-Investors and Hines affiliates, bridge financing and long-term mortgage debt.
      In January 2004, the Core Fund, Sumitomo Life, certain Institutional Co-Investors and an affiliate of Hines organized Hines-Sumisei NY Core Office Trust II (“NY Trust II”), a Maryland real estate investment trust, to acquire 600 Lexington Avenue, a fourth office property owned by Sumitomo Life located in New York City. In February 2004, NY Trust II acquired 600 Lexington Avenue for a purchase price of approximately $91,600,000, of which $25,000,000 was paid to Sumitomo Life and subsequently reinvested back into the Core Fund by Sumitomo Life in exchange for partnership units in the Core Fund. The cash portion of the purchase price, transaction costs and working capital was funded by a combination of capital contributions from Hines affiliates and long-term mortgage debt.
      The Core Fund holds approximately 40.60% of the outstanding share capital in each NY Trust, Institutional Co-Investors own approximately 57.89% of the outstanding share capital of each NY Trust, and Hines-related entities own the remaining outstanding share capital of each NY Trust, or approximately 1.51%.
      In May 2004, the Core Fund acquired an interest in each of the One Shell Plaza and Two Shell Plaza (collectively, the “Shell Buildings”). Institutional Co-Investors, affiliates of Hines including Hines US Core Office Capital Associates IV Limited Partnership and Hines US Core Office Capital Associates LP and third-party investors currently hold, indirectly, the remaining interests in these buildings, respectively. One half of the interests in the Shell Buildings were acquired from 910 Associates Limited Partnership, 910 Louisiana Limited Partnership and Block 145 Limited, all affiliates of Hines, and through which Hines effectively owned 32.70% of the Shell Buildings. The aggregate purchase price for the Shell Buildings was approximately $351,772,000. The Core Fund holds approximately a 45.49% indirect interest in each of the Shell Buildings. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining approximate 49.50%, 0.83% and 4.18% interests in these buildings, respectively.
      In September 2004, the Core Fund acquired interests in two office buildings located at 55 Second Street and 101 Second Street, in the central business district of San Francisco, California (collectively, the “San Francisco Properties”). Two indirect subsidiaries of the Core Fund were formed as investment entities for the purpose of acquiring and holding these properties. The sellers were unaffiliated with the Company, the Core Fund, Hines or their affiliates. The aggregate purchase price for the San Francisco Properties, including transaction and working capital costs and prepayment and interest rate buy-down fees, was approximately $305,000,000. The Core Fund holds approximately a 90.98% indirect interest in each of

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the San Francisco Properties. Affiliates of Hines and third-party investors hold, indirectly, the remaining approximate 0.66% and 8.36% interests in these buildings, respectively.
      In March 2005, the Core Fund acquired an indirect interest in its ninth office building. Three First National Plaza, completed in 1981, is located at 70 West Madison Street in the Central Loop of Chicago. The building contains 1,439,367 square feet of rentable area and includes a 57-story west tower, a 12-story east tower and a nine-story atrium. Bell, Boyd & Lloyd, a law firm, leases 176,607 square feet, or approximately 12.3% of the building’s rentable area. The balance of the building is occupied by 57 office and 6 retail tenants. The aggregate purchase price for the property was approximately $245,300,000, including transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the aggregate principal amount of $141,000,000. The Core Fund holds approximately a 72.79% interest in Three First National Plaza. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining 19.80%, 0.72% and 6.69%, respectively. The unaudited pro forma consolidated condensed statement of operations of the Core Fund summarized below assumes that this acquisition occurred on January 1, 2004.
      The unaudited pro forma consolidated statement of operations has been prepared assuming the Company’s investment in the Core Fund is accounted for utilizing the equity method as the Company has the ability to exercise significant influence over, but does not exercise financial and operating control over, the Core Fund.

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Unaudited Pro Forma Consolidated
Condensed Statement of Operations of the Core Fund
For the Year Ended December 31, 2004

Revenues and interest income	$185,960,771
Expenses:
Operating	78,011,692
Interest	36,888,838
Depreciation and amortization	55,511,198

Total Expenses	170,411,728
Minority Interest	10,435,651

Net Income	$5,113,392

11

HINES REAL ESTATE INVESTMENT TRUST, INC.
SUPPLEMENT NO. 12 DATED APRIL 22, 2005
TO THE PROSPECTUS DATED JUNE 18, 2004
      We are providing this Supplement No. 12 (this “Supplement”) to you in order to supplement our Prospectus dated June 18, 2004 (the “Prospectus”). This Supplement supplements, modifies or supersedes certain information contained in our Prospectus, and supersedes and replaces all prior supplements. Unless otherwise defined in this Supplement, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

		Prospectus
	Supplement No. 12	Page
	Page Number	Number

A. Status of the Offering	1	N.A.
B. Investment in the Core Fund and Supplement to “Initial Properties” Section of the Prospectus	1	67
C. Selected Financial Data	25	N.A.
D. Security Ownership of Certain Beneficial Owners and Management	25	89
E. Prior Performance Summary	26	90
F. Management’s Discussion and Analysis of Financial Condition and Results of Operations	39	116
G. Plan of Distribution	48	132
H. Dividends Declared by Our Board of Directors	48	N.A.
I. Other Revisions	48	N.A.
J. Supplemental Sales Materials	55	165
K. Experts	55	165
L. Financial Statements	F-1	F-1
M. Appendix A — Prior Performance Tables	A-1	A-1

A.	Status of the Offering
      As of April 21, 2005, we had received gross offering proceeds of $60,659,911 from the sale of 6,098,371 of our common shares, including $333,325 of gross proceeds related to the sale of 35,087 common shares pursuant to our dividend reinvestment plan. After payment of selling commissions, dealer manager fees and acquisition fees, approximately $63,629,482, including the $10,000,000 contributed to the Operating Partnership by HREH, has been paid to affiliates of Hines to acquire interests in the Core Fund. As of April 21, 2005, 193,936,716 common shares remained available for sale to the public pursuant to the offering, exclusive of common shares available under our dividend reinvestment plan.

B.	Investment in the Core Fund and Supplement to “Initial Properties” Section of the Prospectus
      The discussion under this Section, which starts on page 67 of our Prospectus, is modified and supplemented by the following information regarding our real estate operations.
      Our offering was declared effective and commenced on June 18, 2004. On November 23, 2004, we commenced our operations as the following events occurred:

•	We reached our minimum offering by receiving gross offering proceeds of $10,086,313 from the sale of 1,011,642 of our common shares to the public;

•	We received a $10,000,000 contribution to the Operating Partnership from Hines Real Estate Holdings Limited Partnership (“HREH”), an affiliate of Hines;

•	We acquired a $35,000,000 interest in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”), which at the time owned interests in eight office properties totaling approximately 4,055,000 square feet located in New York City, Washington, D.C., Houston and San Francisco, using the net offering and contribution proceeds of $19,075,849 and agreeing to pay the remaining $15,924,151 of the purchase price as we received additional net proceeds from our offering; and

•	Our board of directors declared our first dividend for the period from November 23, 2004 through December 31, 2004 in an amount that, if paid for each day over a 365-day period, would equal a 6.0% annualized rate of return on an investment of $10.00 per share.

      After November 23, 2004, we continued to apply our net offering proceeds toward the unpaid purchase price of our initial $35,000,000 interest in the Core Fund. As of December 31, 2004, we had paid all but $6,639,305 of the purchase price for this interest, the balance of which was paid in January 2005. We held a 12.51% non-managing general partner interest in the Core Fund as of December 31, 2004.

      On February 1, 2005, we acquired an additional $21,629,482 interest in the Core Fund, using net offering proceeds of $2,492,000 and agreeing to pay the remaining $19,137,482 of the purchase price as we received additional net proceeds from our offering. In March 2005, we paid this remaining amount in full.

      On April 1, 2005, we entered into a Purchase and Sale Agreement (the “Agreement”) pursuant to which we will acquire an additional $40,000,000 non-managing general partnership interest in the Core Fund (the “Partnership Interest”) from Hines US Core LLC, an affiliate of Hines (“Core LLC”). Core LLC transferred an approximate 1.64%(1) partnership interest to us effective as of April 1, 2005. As a result of this transaction, Hines REIT (through the Operating Partnership) now owns an approximate 15.51% non-managing general partner interest in the Core Fund. We applied $2,252,240 to the purchase price of this interest as of April 1, 2005 and have agreed to pay the remaining $37,747,760 of deferred purchase price for the Partnership Interest as we receive additional net proceeds from our public offering and have available cash flow. As of April 22, 2005, we have paid $7,000,000 of the deferred purchase price for this interest.

      Core LLC will transfer the remaining approximate 7.75%(1) interest in the Core Fund to us in four installments of approximately 1.64%(1) and a final installment of approximately 1.19%(1). Each installment will be transferred to us upon payment in full of $7,000,000 for the previous installment, which we may pay at any time in our discretion within six months of the date of transfer. Upon the completion of the transfer of all of the entire Partnership Interest covered by the Agreement, Hines REIT expects to own an approximate 23.26%(1) non-managing general partner interest in the Core Fund. To the extent we receive any distributions from the Core Fund in respect of the Partnership Interest which relate to periods prior to April 1, 2005, such amounts will be transferred to Core LLC. To the extent we receive any distributions from the Core Fund in respect of the Partnership Interest which relate to period after the date any applicable portion of such interest was transferred to us, but prior to the date we pay the deferred purchase price for the applicable portion of such interest in full, such distributions will be allocated between us and Core LLC as follows: (i) the applicable amount of such distribution will be divided and deemed paid on a daily basis during such period, and (ii) each daily amount will be allocated between the parties based the relationship of the total purchase price for such installment paid versus the amount of deferred purchase price for such installment unpaid on such day.

      We will acquire the Partnership Interest for $40,000,000. The original cost of the Partnership Interest to Core LLC on March 22, 2005 was also $40,000,000, which is the price at which the Core Fund would offer the Partnership Interest to an unaffiliated third party. Our acquisition of the Partnership Interest was unanimously approved by the members of both the conflicts committee of our board of directors and our entire board. As part of its approval of this acquisition, the conflicts committee retained Houlihan Lokey Howard & Zukin, an investment banking firm, to issue a report to the committee that the acquisition was fair to us from a financial point of view.

(1)	All partnership interests are based on the capital structure of the Core Fund as of the date of this Supplement.

2

REAL PROPERTY INVESTMENTS

Formation of the Core Fund

      The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than us are, and Hines expects that future third-party investors in the Core Fund will be, primarily U.S. and foreign institutional investors or high net worth individuals. The Core Fund was formed as a Delaware limited partnership and was organized in connection with the acquisition of three office properties from Sumitomo Life Realty (N.Y.), Inc. (“Sumitomo Life”).

      In August 2003, the Core Fund, Sumitomo Life, certain Institutional Co-Investors and an affiliate of Hines organized NY Trust I, a Maryland real estate investment trust, to acquire three properties from Sumitomo Life and an entity affiliated with Sumitomo Life. Two of these three properties are located in New York City and the remaining property is located in Washington D.C. In August 2003, NY Trust I acquired these properties for an aggregate purchase price of approximately $581,100,000. The cash portion of the purchase price, transaction costs and working capital was funded by a combination of capital contributions from Institutional Co-Investors and Hines affiliates, bridge financing and long-term mortgage debt.

      In January 2004, the Core Fund, Sumitomo Life, certain Institutional Co-Investors and an affiliate of Hines organized NY Trust II, a Maryland real estate investment trust, to acquire 600 Lexington Avenue, a fourth office property owned by Sumitomo Life located in New York City. In February 2004, NY Trust II acquired 600 Lexington Avenue for a purchase price of approximately $91,600,000, of which $25,000,000 was paid to Sumitomo Life and subsequently reinvested back into the Core Fund by Sumitomo Life in exchange for partnership units in the Core Fund. The cash portion of the purchase price, transaction costs and working capital was funded by a combination of capital contributions from Hines affiliates and long-term mortgage debt. Please see “— Initial Asset Group and Certain Operational Data” for more information about the initial four assets acquired from Sumitomo Life and its affiliate by the Core Fund.

      The Core Fund holds approximately 40.60% of the outstanding share capital in each NY Trust, Institutional Co-Investors own approximately 57.89% of the outstanding share capital of each NY Trust, and Hines related entities own the remaining outstanding share capital of each NY Trust, or approximately 1.51%.

      In May 2004, the Core Fund acquired an interest in each of the One Shell Plaza and Two Shell Plaza (collectively, the “Shell Buildings”). Institutional Co-Investors, affiliates of Hines including Hines US Core Office Capital Associates IV Limited Partnership and Hines US Core Office Capital Associates LP and third-party investors currently hold, indirectly, the remaining interests in these buildings, respectively. One half of the interests in the Shell Buildings were acquired from 910 Associates Limited Partnership, 910 Louisiana Limited Partnership and Block 145 Limited, all affiliates of Hines, and through which Hines effectively owned 32.70% of the Shell Buildings. The aggregate purchase price for the Shell Buildings was approximately $351,772,000. The Core Fund holds approximately a 45.49% indirect interest in each of the Shell Buildings. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining approximate 49.50%, 0.83% and 4.18% interests in these buildings, respectively.

      In September 2004, the Core Fund acquired interests in two office buildings located at 55 Second Street and 101 Second Street, in the central business district of San Francisco, California (collectively, the “San Francisco Properties”). Two indirect subsidiaries of the Core Fund were formed as investment entities for the purpose of acquiring and holding these properties. The sellers were unaffiliated with the Company, the Core Fund, Hines or their affiliates. The aggregate purchase price for the San Francisco Properties, including transaction and working capital costs and prepayment and interest rate buy-down fees, was approximately $305,000,000. The Core Fund holds approximately a 90.98% indirect interest in each of the San Francisco Properties. Affiliates of Hines and third-party investors hold, indirectly, the remaining approximate 0.66% and 8.36% interests in these buildings, respectively.

3

      In March 2005, the Core Fund acquired an indirect interest in its ninth office building. Three First National Plaza, completed in 1981, is located at 70 West Madison Street in the Central Loop of Chicago. The building contains 1,439,367 square feet of rentable area and includes a 57-story west tower, a 12-story east tower and a nine-story atrium. Bell, Boyd & Lloyd, a law firm, leases 176,607 square feet, or approximately 12.3% of the building’s rentable area. The balance of the building is occupied by 57 office and 6 retail tenants. The aggregate purchase price for the property was approximately $245,300,000, including transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the aggregate principal amount of $141,000,000. The Core Fund holds approximately a 72.79% interest in Three First National Plaza. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining 19.80%, 0.72% and 6.69%, respectively.

      Under the terms of the organizational documents of the Core Fund, Hines and its affiliates are required to maintain, directly or indirectly, the greater of $25,000,000 or 1.0% of the committed capital of the Core Fund.

Purpose and Structure of the Core Fund

Purpose of the Core Fund

      Hines formed the Core Fund as an investment vehicle to acquire “core” office buildings in the United States. Please see “Conflicts of Interest — Competitive Activities of Hines and its Affiliates — Description of Certain Other Hines Programs” for a summary of what Hines believes constitutes a “core” office property. Hines expects the Core Fund to target for acquisition existing office properties located in the United States which Hines believes are desirable long-term “core” holdings.

      The Core Fund has raised capital primarily from select U.S. and foreign institutional investors and high net worth individuals. In the event the Core Fund proposes to raise capital by offering additional partnership units for cash, we have a contractual right to acquire up to 40% of the partnership units sold by the Core Fund in such offering. In the event that an affiliate of Hines is no longer our advisor, our right to acquire up to 40% of the partnership units sold by the Core Fund will terminate. We are not obligated to make such capital commitments; however, once we contractually commit to make an investment, we will be obligated to contribute capital in accordance with the terms of such commitment. We have no assurance that the Core Fund will succeed in its capital raising and operational objectives, or that our board of directors will approve subsequent investments in the Core Fund. Therefore, we may invest a substantial portion of the proceeds raised in the offering in real estate investments outside of the Core Fund.

Structure of the Core Fund

      Prior to our investment in the Core Fund, the sole general partner of the Core Fund was Hines US Core Office Capital LLC, an affiliate of Hines. In order to participate in the management and control of the Core Fund, our interest in the Core Fund is in the form of a general partner interest. Therefore, we are now the non-managing general partner of the Core Fund, and Hines US Core Office Capital LLC is the managing general partner.

4

      The following chart illustrates the current structure of the Core Fund and the NY Trusts (ownership percentages rounded to the nearest hundredth):

Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement

Non-Managing General Partner Interest

      We are involved in and/or supervise the management of the Core Fund. Hines US Core Office Capital LLC, the managing general partner and an affiliate of Hines, remains solely responsible for the day-to-day operations of the Core Fund. We, as non-managing general partner, are a general partner for the purposes of the Delaware Revised Uniform Limited Partnership Act, and the Core Fund requires our approval to take the following actions:

•	sell investments to Hines or any affiliate of Hines or acquire investments from Hines or any affiliate of Hines;

•	merge or consolidate the Core Fund with any affiliate of Hines;

•	remove and appoint any property manager or approve renewals, amendments or modifications to any Property Management and Leasing Agreement;

•	remove and appoint any advisor to the Core Fund that is an affiliate of Hines, and approve renewals, amendments or modifications to any advisory agreement between the Core Fund or any operating company of the Core Fund and any advisor that is an affiliate of Hines;

•	declare distributions to partners of the Core Fund in accordance with the Core Fund partnership agreement;

5

•	make any decisions concerning the sale, transfer or disposition of any investment in any third-party transaction, provided that the value of such investment is greater than 20% of the gross asset value of the Core Fund’s assets;

•	approve the merger or consolidation of the Core Fund with an unrelated third-party;

•	make any amendments, revisions or modifications to the investment guidelines, policies or procedures of the Core Fund or make any other amendments to the Core Fund’s agreement of limited partnership which, under the terms of such agreement, require the consent of the managing general partner and of limited partners by a majority limited partner vote or higher vote;

•	select appraisers;

•	acquire any investment that does not meet the requirements set forth in the investment guidelines of the agreement of limited partnership of the Core Fund; and

•	incur any indebtedness in the name of or that is recourse to the Core Fund.

      For all decisions involving transactions with Hines, any action we take as non-managing general partner would need to be approved by a majority of our independent directors in accordance with our conflict of interest procedures. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

      We may sell or otherwise transfer our non-managing general partner interest in the Core Fund subject to restrictions intended to comply with applicable securities laws, to prevent a termination of the Core Fund, and to enable the Core Fund to:

•	avoid investment company status under the Investment Company Act of 1940;

•	maintain its status as a partnership for U.S. federal income tax purposes;

•	avoid being treated as a “publicly traded partnership”; and

•	avoid any or all of its assets being considered “plan assets” or subject to the provisions of ERISA.

      However, if we sell or otherwise transfer any non-managing general partner interest in the Core Fund, such transferee will be considered to be a limited partner and the transferred interest will become a limited partner interest.

Summary of Certain Provisions of the Core Fund Partnership Agreement

      Set forth below is a summary of the material terms of the Core Fund partnership agreement relating to our investment in the Core Fund.

Management Board

      The managing general partner of the Core Fund is subject to the oversight of a management board initially having seven members. Five members of the management board are designated by the managing general partner and two members are designated by Sumitomo Life. The approval of the management board is required for funding new investments, incurring indebtedness, new offerings of equity interests in the Core Fund, acquisitions and dispositions of investments, mergers, combinations, or consolidations involving any entity through which the Core Fund invests in properties, transfers or exchanges of properties or other assets, amendments and restatement of the constituent documents of an entity through which the Core Fund invests in properties, annual budgets and certain other major decisions. Decisions of the management board will require the approval of a majority of its members, provided that such majority must include at least one Sumitomo Life appointee to the board for certain decisions, including:

•	the marketing and issuance of limited partnership interests in the Core Fund to investors residing in Japan or East Asia;

•	termination of, or changes in the fees payable under any property services agreement relating to assets acquired from Sumitomo Life; or

6

•	changes in the role, structure or meetings of the management board in respect of the participation of appointees of Sumitomo Life.

      Members of the management board will not receive any compensation for serving in such capacity. The current members of the management board are as follows:

Name	Position

Managing General Partner designees:
Jeffrey C. Hines	President, Hines
C. Hastings Johnson	Executive Vice President and Chief Financial Officer, Hines
Charles M. Baughn	Executive Vice President, Hines
Charles N. Hazen	Senior Vice President, Hines and President, Core Fund
Edmund A. Donaldson	Vice President, Hines and Senior Investment Officer, Core Fund
Sumitomo Life designees:
Norio Morimoto	President, Sumitomo Life
Shinichi Kawanishi	Vice President and Treasurer, Sumitomo Life

Advisory Committee

      The Core Fund has an advisory committee composed of representatives of certain investors in the Core Fund or entities in which the Core Fund has an interest selected from time to time by the managing general partner. No member of the advisory committee is or will be an affiliate of Hines. The managing general partner will meet with the advisory committee at least semi-annually to consult on various matters concerning the Core Fund, including financial statements and appraisals, the status of existing investments and such other matters as the managing general partner may determine or any member of the advisory committee may reasonably propose. The advisory committee’s approval will not be required for any actions or decisions of the managing general partner, except for:

•	certain matters involving potential affiliated transactions with the managing general partner, Hines or their affiliates;

•	the selection of appraisers by the managing general partner; and

•	in-kind distributions of publicly-traded securities.

      Any action by the advisory committee requires the vote of members who account for at least a majority of the aggregate equity interests in the Core Fund held by the investors represented on the advisory committee. Members of the advisory committee will be reimbursed by the Core Fund for their reasonable out-of-pocket expenses but will not receive compensation for serving on the advisory committee.

Removal of the Managing General Partner

      The managing general partner will be subject to removal without cause at any time after the end of the Core Fund’s initial investment period (the period ending February 2, 2007) with the approval of the holders of not less than 75% in interest of limited partners of the Core Fund and of certain designated investors in entities in which the Core Fund has an interest (such limited partners and such other investors, collectively, “Fund Investors”), other than a Fund Investor that is an affiliate of Hines. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by the independent members of our board of directors. We are entitled to call a meeting of Fund Investors to consider removing the managing general partner which, on a potential conflict of interest event, could be called solely by our independent directors. In the event of such removal, all partnership interests held by the managing general partner and its affiliates, including the participation interest held in the Core Fund, will be repurchased by the issuance of a note from the Core Fund. Any such note will have a term of not more than three years, bear interest at the prime rate and be in a

7

principal amount equal to the aggregate value of such units and participation interests valued at the then-current per unit net asset value.

      The managing general partner will also be subject to removal upon the vote of at least a majority-in-interest of Fund Investors (not affiliated with Hines), including the Institutional Co-Investors, at any time on the grounds that it has committed willful malfeasance in the performance of its duties or has committed gross negligence, willful misconduct or fraud that has a material adverse effect on the Core Fund. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by the independent members of our board of directors. We are entitled to call a meeting of Fund Investors to consider removing the managing general partner which, on a potential conflict of interest event, could be called solely by our independent directors.

      Upon any removal of the managing general partner, holders of a majority-in-interest in the Core Fund (not affiliated with Hines) will elect a successor managing general partner. The successor managing general partner will be entitled to appoint members of the management board to replace those appointed by the removed managing general partner.

      We cannot be removed as the non-managing general partner of the Core Fund, except as may be required under applicable law.

Affiliate Transactions

      The Core Fund advisory committee must approve all affiliate transactions, except for transactions specifically contemplated by the Core Fund partnership agreement or certain agreements entered into in connection therewith do not need to be approved by such committee. Additionally, we must approve certain affiliate transactions as the non-managing general partner of the Core Fund, as described above. All such transactions must be approved by our independent board members.

Asset Management Fees

      The managing general partner of the Core Fund will receive an asset management fee. Each limited partner of the Core Fund will be charged quarterly for a portion of the asset management fee in an annual amount equal to (i) 1.0% of the aggregate amount of such limited partner’s funded capital and unfunded committed capital (during the initial investment period) or (ii) 0.50% of the aggregate amount of such limited partner’s funded capital (after the initial investment period). Limited partners committing to invest $50,000,000 or more to the Core Fund will receive a discount on the asset management fee depending on the total amount of their capital commitments. In addition, the managing general partner or its affiliates have received a profits interest in the Core Fund which increases over time, beginning after the termination of the initial investment period, in a manner intended to approximate (i) an additional 0.50% annual cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Core Fund. Because the participation interest in the Core Fund is a profits interest, any value of such interest would be ultimately realized if the Core Fund has adequate gain or profit to allocate to the holder of the participation interest. No asset management fee will be payable in respect to our interest in the Core Fund and we will not bear any portion of the asset management fee paid to the managing general partner of the Core Fund. All asset management fees paid to or by the Core Fund will be paid or borne solely by limited partners in the Core Fund. We will, however, pay asset management fees to our Advisor related to our investments in the Core Fund.

Acquisition Fees

      The managing general partner of the Core Fund will receive an acquisition fee equal to 1.0% during the initial investment period, and 0.50% following the initial investment period, of the gross value of the aggregate consideration paid by the Core Fund or a subsidiary of the Core Fund for each real property investment made (including any debt attributable to such investments), other than assets acquired from Sumitomo Life. In addition, the managing general partner or its affiliates have received a profits interest in the Core Fund which increases over time, beginning after the termination of the initial investment period,

8

in a manner intended to approximate (i) an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Core Fund. Because the participation interest in the Core Fund is a profits interest, any value of such interest would be ultimately realized if the Core Fund has adequate gain or profit to allocate to the holder of the participation interest. When we invest in the Core Fund, no acquisition fee will be payable in respect to our interest in the Core Fund and we will not bear any portion of any acquisition fee paid to the managing general partner of the Core Fund. All acquisition fees paid to or by the Core Fund will be paid or borne solely by the limited partners in the Core Fund. We will, however, pay acquisition fees to our Advisor related to our investments in the Core Fund.

Distributions

      The Core Fund distributes cash available for distribution on at least a quarterly basis to the holder of any profits interest and to all partners in respect to their percentage interests. The Core Fund will not make any distributions in kind without the approval of the holders of a majority-in-interest in the Core Fund, except for distributions of publicly-traded securities made with the approval of the advisory committee and us, as non-managing general partner.

Liquidity and Redemption Rights

      Beginning on the later of (i) February 2, 2007, or (ii) one year after acquisition of such interest, a partner may request redemption of all or a portion of its interests in the Core Fund at a price equal to the interest’s value based on the net asset value of the Core Fund. The Core Fund will attempt to redeem up to 10% of its outstanding interests during any calendar year; provided that the Core Fund will not redeem any interests if the managing general partner determines that such redemption would be inconsistent with the best interests of the Core Fund. To exercise a redemption right, a partner must request that the Core Fund redeem a specific number of units at any time within the last 45 days of any calendar year after the holding period described above. Subject to specified limitations, the managing general partner will be required to use its reasonable best efforts to redeem the units specified on or before the last day of the following calendar year. The Core Fund may use unused capital commitments, proceeds from asset sales, indebtedness or other sources to fund any such redemption. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties,” and “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected.”

Liquidation

      After the end of the initial investment period, the holders of a majority-in-interest of Fund Investors (including us, but not including the managing general partner or other partners affiliated with Hines) may vote to liquidate the Core Fund. Upon this event, the Core Fund must be liquidated within two years of such vote.

Liability and Indemnification

      The managing general partner, and its affiliates, and direct or indirect members, managers, partners, shareholders, officers, directors, employees, agents and legal representatives will not be liable to the Core Fund or its partners for any act or omission on its part except for any liability arising out of the indemnified party’s gross negligence, recklessness, willful misconduct or bad faith, knowing violation of law or material breach of the Core Fund partnership agreement. As the non-managing general partner, we will be entitled to the same indemnification rights. All such persons shall be indemnified by the Core Fund to the fullest extent permitted by law for any damages arising in connection with acts or omissions taken by

9

such persons in respect of the affairs of the Core Fund and its subsidiaries, unless such act or omission constitutes:

•	in the case of the managing general partner and any other person that is an affiliate of Hines (but excluding the Company) or an officer or director of Hines or an affiliate of Hines, the misconduct or negligence by such person; or

•	in the case of any other person (including the Company and our independent directors), the gross negligence, recklessness, willful misconduct or bad faith, knowing violation of law or material breach of the Core Fund partnership agreement.

Investment Policies

      The Core Fund will invest in existing office properties that the managing general partner believes are desirable long-term “core” holdings. The Core Fund will target properties in central business districts and suburban locations, with the expectation that approximately 70% of the Core Fund’s invested capital will be invested in central business district properties. Investments may include mixed-use properties so long as at least 70% of the projected net operating income of the particular investment is attributable to office components. The Core Fund will not invest in raw land, except where it is incidental to the acquisition of an existing developed office property or acquired as part of a portfolio of existing office properties; provided that raw land may not be acquired if raw land would represent more than 2% of the aggregate portfolio value at the time of such acquisition. In addition, the Core Fund will not acquire any property or asset that has a material hotel or lodging component. The Core Fund may, however, acquire raw land or lodging assets that would otherwise be prohibited, as part of a transaction involving existing office properties, if the Core Fund has a reasonable plan for the disposition of the prohibited assets within 12 months of the acquisition. After the initial investment period, the invested capital in any single investment of the Core Fund will not exceed 25% of the Core Fund’s aggregate committed capital; provided that such percentage limit may be exceeded (but to no more than 50%) for an investment if the managing general partner expects to reduce such percentage to 25% or less within nine months.

      The Core Fund may incur debt with respect to any of its investments or future investments in real estate properties, subject to the following limitations at the time the debt is incurred: (i) 65% debt-to-value limitation for each property; and (ii) 50% aggregate debt-to-value limitation for all Core Fund assets, excluding in both cases assets held by the NY Trusts. However, the Core Fund may exceed the 50% aggregate limitation in (ii) above to finance acquisitions as long as the managing general partner makes a reasonable determination that the Core Fund will be in compliance with the 50% aggregate limitation described above within one year of its incurrence. The NY Trusts have a debt limitation of 55% debt-to-value ratio at the time any such indebtedness is incurred. In addition, the Core Fund may obtain a credit facility secured by unfunded capital commitments from its partners. Such credit facility will not be counted for purposes of the leverage limitations above, so long as no assets of the Core Fund are pledged to secure such indebtedness.

Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor

Co-Investment Rights

      The Institutional Co-Investor Advisor has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with the Core Fund in connection with each investment made by the Core Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment. In order to exercise the 20% co-investment right, such advised funds must acquire at least 20% of the prospective investment, or such lesser amount as may be offered as discussed below. If the aggregate interest held by such advised funds in Core Fund investments exceeds 20% at the time the Core Fund identifies a prospective investment and at the time the Core Fund actually closes on the investment (excluding any interest held by the Institutional Co-Investors in the initial four properties acquired from Sumitomo Life and any investment acquired pursuant to the third-party co-investment right discussed below), then the Core Fund may offer the Institutional Co-Investor Advisor less than 20% of a prospective

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investment so long as the offered interest, when combined with all other interest held by funds advised by the Institutional Co-Investor Advisor, would equal at least 20% of all applicable investments (excluding any interest held by the Institutional Co-Investors in the initial four properties acquired from Sumitomo Life and any investment acquired pursuant to the third-party co-investment right discussed below).

      The Institutional Co-Investor Advisor also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of the co-investment capital sought by the Core Fund from third-party investors for a prospective investment. In order to exercise such third-party co-investment right, the Institutional Co-Investor Advisor must invest at least 50% of the capital to be invested from sources other than the Core Fund.

      The Institutional Co-Investor Advisor is not entitled to co-investment rights in the following instances:

•	the Institutional Co-Investor Advisor has no co-investment rights with respect to additional capital raised by the Core Fund in relation to the initial four properties acquired from Sumitomo Life; or

•	if the owner of an investment desires to contribute the investment to the Core Fund and receive interests in the Core Fund or a subsidiary of the Core Fund on a tax-deferred basis, the Institutional Co-Investor Advisor has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.

Redemption Right

      For each asset in which the Institutional Co-Investors or other funds advised by the Institutional Co-Investor Advisor acquire interests pursuant to the Institutional Co-Investor Advisor’s co-investment rights, the Core Fund must establish a three-year period ending no later than the twelfth anniversary of the date such asset is acquired during which the entity through which the Institutional Co-Investors make their investment will redeem or acquire such Institutional Co-Investors’ interest in such entity at net asset value, unless the Institutional Co-Investor Advisor elects to extend this period. The Institutional Co-Investor Advisor may extend the liquidation period for any investment to a later three year period by giving notice to the applicable investment vehicle not less than one year prior to the start of the liquidation period. The Institutional Co-Investors’ interests in the NY Trusts and the Shell Buildings are required to be redeemed on or before August 19, 2013 and May 10, 2014, respectively, unless the Institutional Co-Investors elect to extend these dates.

Forced Sale Right

      Any co-investment entity through which one or more Institutional Co-Investors co-invest in any Core Fund investment, (each, a “Co-Investment Entity”), is required to consult with the Institutional Co-Investor Advisor prior to making certain specified major decisions.

      If the Institutional Co-Investor Advisor is not satisfied with any major decision made by a Co-Investment Entity (other than a decision to sell an investment), the Institutional Co-Investor Advisor has the right to require such Co-Investment Entity to sell the investment or investments which are affected by the major decision (provided, that if all assets owned by any such Co-Investment Entity are so affected, the Co-Investment Entity can elect to redeem the entire interest of all Institutional Co-Investors in such entity). In the event of such a forced sale or redemption, each Institutional Co-Investor having an interest in the affected investment would be entitled to receive a forced sale payment amount equal to the amount that would have been distributed to such investor had such investment been sold and the proceeds distributed to all persons having an interest in such investment as of the date the Institutional Co-Investor Advisor initiated the forced sale or redemption requirement. Pending such sale or redemption, each such Institutional Co-Investor would be entitled to receive, in preference to any distributions to other investors having an interest in such investment and in lieu of any amounts otherwise distributable to such Institutional Co-Investor in respect of such asset, distributions which accrue at a specified rate on the forced sale payment amount described in the preceding sentence; with such rate of accrual increasing to a higher, default rate if the investment is not sold (or such Institutional Co-Investor’s interests therein

11

redeemed) within a specified period of time. Please see “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected.”

      Major decisions with respect to a Co-Investment Entity include (to the extent applicable) the following:

•	the sale of any investment (or the decision not to accept a bona fide purchase offer made by a third-party with respect to an investment) by such entity;

•	the financing or refinancing of any indebtedness of such entity or any of its subsidiaries, or which is secured by an asset owned by such entity or any of its subsidiaries;

•	any agreement to perform or consent to material alterations costing $2,000,000 or 2.0% of the gross acquisition cost of a particular asset (other than tenant improvement work) to any building owned by such entity;

•	any call for or acceptance of capital contributions other than capital contributions explicitly approved by the Institutional Co-Investor Advisor in connection with the formation of such entity;

•	any issuance of additional securities of such entity or of any of its subsidiaries, other than in connection with capital contributions approved by the Institutional Co-Investor Advisor;

•	the entrance into a new lease, or material modification, extension, renewal or termination of an existing lease, in each case affecting in excess of 15% of the net rentable area of the building in which the space is leased or to be leased by that tenant;

•	the termination or entrance into any property management agreement or agreement to material modifications to any property management agreement other than as may be explicitly approved by the Institutional Co- Investor Advisor or as may be entered into in connection with the formation of such entity;

•	the entrance into or the agreement to material modifications of any agreement with Hines, the Core Fund or any of their respective affiliates other than as may be explicitly approved by the Institutional Co-Investor Advisor in connection with the formation of such entity;

•	the taking, or election not to take, any other action that, in the opinion of management of such entity, is reasonably likely to have an impact on the value of any investment owned by such entity in excess of five percent of the fair market value of the investment; provided, however, that the Institutional Co-Investor Advisor has the right to dispute management’s assessment of the impact of the action by delivering written notice to such entity within thirty days following the decision to take or not take the applicable action. If the parties acting in good faith do not reach agreement as to the extent of the impact within thirty days following the Institutional Co-Investor Advisor’s notice, the amount of such impact will be determined by an independent third-party selected by the Institutional Co-Investor Advisor; and

•	any decision by such entity not to pursue lease negotiations with a particular tenant, but only if a building in which such entity has an interest could accommodate that tenant.

Certain Rights of IK US Portfolio Invest GmbH & Co. KG

      In September 2004, IK US Portfolio Invest GmbH & Co. KG, a limited partnership established under the laws of Germany (the “IK Fund”), paid $20,000,000 for 20,000 units of limited partner interest in Hines-Sumisei US Core Office Properties LP (“US Core Properties”), a subsidiary of the Core Fund, and made a commitment to contribute an additional $85,000,000 to US Core Properties, in exchange for additional units of limited partner interest, which is conditioned on it raising sufficient equity capital to fund such commitment. The IK Fund has the right to require US Core Properties to redeem all or any portion of its interest in US Core Properties on December 31, 2014, at its then market value. The Core Fund is obligated to provide US Core Properties with sufficient funds to fulfill this priority redemption

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right, to the extent sufficient funds are otherwise not available to US Core Properties. Prior to December 31, 2014, the IK Fund is not entitled to participate in the redemption rights available to Core Fund investors generally and described above under “Initial Properties — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement — Liquidity and Redemption Rights.” During 2015 and each calendar year thereafter, the IK Fund will have the same redemption rights generally available to Core Fund investors. Ideenkapital Financial Engineering AG (“IKFE”), the sponsor of the IK Fund, has been granted an exclusive right to raise equity capital from retail investors in Germany for US Core Properties, or any other subsidiary of the Core Fund, and it is contemplated that IKFE will organize follow-on funds to the IK Fund that would subscribe for interests in US Core Properties on the same terms as those provided for the IK Fund.

Governance of the NY Trusts

      The board of trustees of each NY Trust is currently comprised of nine members. Pursuant to a shareholder agreement entered into with respect to each NY Trust, so long as certain control conditions are met by affiliates of Hines, then the Core Fund is entitled to designate a majority of the board of trustees of each NY Trust, who shall be employees or agents of Hines. In addition, for so long as the Core Fund is obligated to designate Sumitomo Life employees or agents to the boards of trustees of the NY Trusts pursuant to the Core Fund’s partnership agreement, the Core Fund will be entitled to designate two employees or agents of Sumitomo Life as members of the board of trustees of each trust. If at any time Hines does not meet the prescribed control conditions, then the Core Fund will not be entitled to designate a majority of the board of trustees, but will continue to be entitled to designate two Sumitomo Life employees or agents to the applicable board of trustees. In addition, if the Core Fund beneficially owns 20% or more of the outstanding shares of either of the NY Trusts, then the Core Fund will be entitled to designate one member for election to the boards of trustees of the NY Trust(s) with respect to which such shares are owned.

      The board of trustees of each applicable NY Trust, without the consent of its shareholders, may take certain actions, including, but not limited to, the following:

•	managing, holding, selling, transferring and disposing of the properties owned by such NY Trust; and

•	entering into, executing, maintaining and/or terminating contracts, undertakings, agreements and any and all other documents and instruments in the name of such NY Trust.

      As long as the Institutional Co-Investors hold shares of a NY Trust, such NY Trust cannot sell or otherwise dispose of any of its properties to Hines, any affiliate of Hines, the Core Fund or any affiliate of the Core Fund without the consent of such Institutional Co-Investors, unless the sale or disposition is being made to fund the redemption of shares held by the Institutional Co-Investors.

      No acquisition fees, asset management fees, or similar advisory fees are paid to any person by either NY Trust.

Governance of the Shell Buildings

      The Shell Buildings were acquired in May 2004 as a co-investment by the Core Fund and certain Institutional Co-Investors. Immediately following the acquisition of the Shell Buildings, the ownership interests in the Shell Buildings were held as tenant-in-common interests. Each co-tenant held an undivided fee simple interest in the properties and all co-tenants were parties to a separate Agreement Among Tenants-In-Common for each building. Pursuant to these agreements, one of the co-tenants controlled by the Core Fund was designated as the managing co-tenant and had the authority to conduct and manage, on behalf of all co-tenants, any and all activities and business relating to the properties, including any decision to sell the properties, subject to certain consultation rights of the Institutional Co-Investor Advisor and forced sale rights of the Institutional Co-Investors holding tenant-in-common interests. In January

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2005, the ownership and governance of the Shell Buildings were restructured whereby the separate, indirect interests of the Core Fund and the Institutional Co-Investors in the Shell Buildings were redeemed for units of limited partnership interest in Hines Shell Plaza Partners LP (“Shell Plaza Partners”), a Delaware limited partnership organized as a vehicle for the co-investment in the Shell Buildings. As a result of this restructuring, the tenancies-in-common were eliminated and Shell Plaza Partners became, indirectly, the owner of 100% of the Shell Buildings. The general partner of Shell Plaza Partners is indirectly controlled by the Core Fund and, consequently, Shell Plaza Partners is likewise indirectly controlled by the Core Fund. Shell Plaza Partners is required to consult with the Institutional Co-Investor Advisor prior to making certain major decisions with respect to Shell Plaza Partners or either Shell Building. If Shell Plaza Partners makes a major decision with which the Institutional Co-Investor Advisor disagrees, the Institutional Co-Investor Advisor may require Shell Plaza Partners to sell the property affected by such decision or, in some circumstances, redeem the interests of the Institutional Co-Investors in Shell Plaza Partners. Please see “Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor — Forced Sale Right” above for a discussion of this right.

Governance of the San Francisco Properties

      The San Francisco Properties are 100% owned by entities controlled by the Core Fund.

Governance of Three First National Plaza

      Three First National Plaza was acquired in March 2005 as a co-investment by a subsidiary of the Core Fund and certain Institutional Co-Investors. The ownership and governance of Three First National Plaza is structured through a Delaware limited partnership organized as a vehicle for the co-investment in the property. This limited partnership is, indirectly, the owner of 100% of Three First National Plaza. The general partner of this limited partnership is indirectly controlled by the Core Fund. The limited partnership is required to consult with the Institutional Co-Investor Advisor prior to making certain major decisions with respect to Three First National Plaza or the limited partnership itself. If the limited partnership holding Three First National Plaza makes a major decision with which the Institutional Co-Investor Advisor disagrees, the Institutional Co-Investor Advisor may require the partnership to sell Three First National Plaza or, in some circumstances, redeem the interests of the Institutional Co-Investors in the partnership. Please see “Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor — Forced Sale Right” above for a discussion of this right.

Real Estate Investments

      As of April 22, 2005, our 15.51% non-managing general partner interest in the Core Fund was our sole investment. Summarized below is certain information about the properties held by the Core Fund as of March 31, 2005.

					Principal
					Balance of
				Total	Mortgage
			Date	Acquisition	Debt			Effective
		Date	Completed/	Cost	Payable	Rentable	%	Core Fund
Market	Property	Acquired	Renovated	(in millions)	(in millions)	Square Feet	Leased	Ownership

New York City	425 Lexington Avenue	August 2003	1987	$358.6	$194.8 (1)	699,048	100%	40.6%
New York City	499 Park Avenue	August 2003	1981	$153.1	$83.4 (1)	280,919	100%	40.6%
Washington, D.C.	1200 19th Street	August 2003	1987	$69.4	$38.2 (1)	236,436	100%	40.6%
New York City	600 Lexington Avenue	February 2004	1985	$91.6	$49.9	280,634	92%	40.6%
Houston	One Shell Plaza	May 2004	1994	$228.7	$127.8 (2)	1,225,786	97%	45.5%
Houston	Two Shell Plaza	May 2004	1992	$123.1	$67.7 (2)	564,843	94%	45.5%
San Francisco	The KPMG Building	September 2004	2002	$148.0	$80.0	379,330	83%	91.0%
San Francisco	101 Second Street	September 2004	2000	$157.0	$75.0	387,866	82%	91.0%
Chicago	Three First National Plaza	March 2005	1981	$245.3	$141.0	1,439,367	88%	72.8%

Total as of March 31, 2005				$1,574.8	$857.8	5,494,229	93% (3)

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(1)	The mortgage financing for 425 Lexington Avenue, 499 Park Avenue and 1200 19th Street is combined in one loan facility.

(2)	The mortgage financing for the Shell Plaza Buildings is combined in one loan facility.

(3)	Percent leased in total as of March 31, 2005 represents the weighted average percentage for all nine properties.

      Set forth below is certain additional information about the office properties in which the Core Fund currently has an interest. All information is as of March 31, 2005.

New York City

425 Lexington Avenue

      425 Lexington Avenue is a 31-story office building located in midtown Manhattan, directly across the street from the Grand Central Station Terminal. Approximately 98% of the property is leased to two tenants. Simpson, Thacher & Bartlett, a law firm based in New York City, leases 552,097 square feet or approximately 79% of the rentable area of the building. This lease expires in October 2018, with two five-year renewal rights. The Canadian Imperial Bank of Commerce, or CIBC, leases 133,153 square feet in 425 Lexington Avenue, or approximately 19% of the rentable area of the building. This lease expires in October 2018 and provides for one five-year renewal right. The balance of the building is occupied by approximately eight tenants.

      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for 425 Lexington Avenue for the past five years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

2000	100.0%	$57.41
2001	100.0%	$58.69
2002	100.0%	$59.50
2003	100.0%	$67.05
2004	100.0%	$69.07

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

      425 Lexington Avenue is located in the midtown Manhattan submarket of the highly competitive New York office market. We believe this building offers several competitive advantages, including its proximity to the public transportation of Grand Central Station and views of the East River and several skyline landmarks.

499 Park Avenue

      499 Park Avenue is a 28-story office building located in midtown Manhattan, near Central Park. Approximately 52% of this building is currently leased to Bloomberg L.P. Bloomberg L.P. leases a total of 145,463 square feet under two leases. One lease, for 81,959 square feet, expires in June 2005. The second lease, for 63,504 square feet, expires in December 2015 and does not provide for any renewal rights. Bloomberg may terminate this second lease as to one or more contiguous floors effective as of September or October 2010, depending on the floor, by delivering notice no later than September or October 2007, depending on the floor. Any such termination notice must be accompanied by a termination payment of approximately $5,000,000, subject to a proportional reduction if less than the entire rentable area subject to the lease is terminated. Our management currently anticipates that Bloomberg will not renew these leases.

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Dreier LLP, a law firm, leases 32,893 square feet, or approximately 12% of the rentable area of the building. This lease expires in May 2011 and does not provide for any renewal rights. The balance of this building is occupied by approximately 13 tenants.

      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for 499 Park for the past five years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

2000	100.0%	$66.18
2001	97.0%	$79.59
2002	92.3%	$90.95
2003	94.6%	$90.62
2004	97.9%	$89.17

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

      499 Park is located in the midtown Manhattan submarket of the highly competitive New York office market. We believe this building offers several competitive advantages, including its location in the plaza district and views of Central Park.

600 Lexington Avenue

      600 Lexington Avenue is a 35-story office building located in central midtown Manhattan at the corner of 52nd street and Lexington Avenue, within walking distance of Grand Central Station Terminal. The property is currently leased to approximately 36 tenants, none of which currently occupies more than 10% of the leasable area of the building.

      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for 600 Lexington Avenue for the past five years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

2000	92.0%	$40.43
2001	89.8%	$43.68
2002	85.5%	$48.58
2003	85.1%	$50.33
2004	87.1%	$50.76

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

      600 Lexington Avenue is located in the central midtown Manhattan submarket of the highly competitive New York office market. We believe this building offers several competitive advantages, including its proximity to Grand Central Station Terminal.

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Washington D.C.

      1200 19th Street is an office building located in the Golden Triangle in Washington, D.C.’s central business district. Approximately 88% of this building is leased to two law firms. Piper Rudnick LLP leases approximately 164,997 square feet or approximately 70% of the rentable area of the building. This lease expires in September 2007 and, subject to certain conditions, may be renewed for either two five-year options or one 10-year option provided the tenant gives notice 18 to 20 months prior to the expiration date of the lease. Our management currently anticipates that Piper Rudnick will not renew this lease. Kelley Drye & Warren LLP leases approximately 43,711 square feet, or approximately 18% of the rentable area of the building. This lease expires in September 2007, but may be renewed for a single five-year term provided the tenant gives notice 12 to 15 months prior to the expiration date of the lease. The balance of the building is occupied by approximately six tenants.

      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for 1200 19th Street for the past five years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

2000	99.5%	$38.00
2001	99.7%	$39.81
2002	99.5%	$40.85
2003	99.2%	$43.71
2004	99.6%	$47.96

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

      1200 19th Street is located in the highly competitive Golden Triangle submarket of Washington, D.C.’s central business district. We believe this building offers several competitive advantages, including access to three metro stations within walking distance and convenient access for commuters from northwest Washington and northern Virginia.

Houston

One Shell Plaza

      One Shell Plaza is a 50-story office building located at 910 Louisiana Street in the central business district of Houston, Texas. Approximately 88% of this building is leased to two tenants. The primary tenant is Shell Oil Company. Shell Oil leases approximately 793,123 square feet, or approximately 65% of the rentable area of the building. Shell Oil’s lease expires in December 2015 and may be renewed for two consecutive five-year periods. Shell Oil also has a contraction option applicable in full floor increments (subject to a limitation of five full floors), exercisable upon 18 months’ notice and payment of a contraction premium, provided that the building must be at least 93% leased following any contraction. Baker Botts L.L.P., a law firm, leases approximately 282,460 square feet, or approximately 23% of the rentable area of the building. Baker Botts L.L.P.’s lease expires on December 31, 2027, with three five-year renewal periods. Baker Botts L.L.P. is our primary outside counsel. In the event a conflict of interest or dispute arises between us and Baker Botts L.L.P., we will retain separate counsel related to such matter. Please see “Conflicts of Interest — Lack of Separate Representation.”

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      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for One Shell Plaza for the past five years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

2000	98.9%	$23.97
2001	97.9%	$24.63
2002	96.7%	$25.54
2003	96.2%	$24.91
2004	96.5%	$17.86	(2)

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

(2)	The decrease in average effective annual gross rent per leased square foot is due in part to the increase of amortization expense related to the purchase accounting for this acquisition.

Two Shell Plaza
      Two Shell Plaza is a 26-story office building (consisting of 17 office floors and a 12 level parking garage) located at 777 Walker Street in the central business district of Houston, Texas. The Shell Oil Company leases approximately 420,434 square feet, or 74% of the rentable area of this building. Shell Oil’s lease expires in December 2015, with no extension or contraction options. The balance of the building is occupied by approximately 10 office and 13 retail tenants.
      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for Two Shell Plaza for the past five years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

2000	98.9%	$22.10
2001	97.9%	$22.71
2002	97.0%	$24.65
2003	94.8%	$24.85
2004	95.4%	$17.41	(2)

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

(2)	The decrease in average effective annual gross rent per leased square foot is due in part to the increase of amortization expense related to the purchase accounting for this acquisition.
      Both Shell Buildings are located in the highly competitive central business district of Houston. We believe these buildings offer several competitive advantages, including a central location in Houston’s central business district, access to the core of Houston’s pedestrian tunnel system, easy vehicular access to the buildings from major highways servicing downtown and above-market parking ratios.

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San Francisco

The KPMG Building
      The KPMG Building is a 25-story office building located at 55 Second Street in San Francisco in the Mission Street Corridor of the South Financial District. This property was formerly known as 55 Second Street. Approximately 72% of this building is leased to four tenants:

•	KPMG LLP, a global professional services firm, leases approximately 98,105 square feet, or approximately 26% of the building’s rentable area. KPMG’s lease commenced January 1, 2005 for a term of 10 years and may be renewed for two consecutive five-year periods. Per the terms of the lease, the building was renamed the KPMG Building for the duration of the lease term and any option term.

•	Paul, Hastings, Janofsky & Walker, LLP, a law firm, leases approximately 73,708 square feet, or approximately 19% of the building’s rentable area. The lease also provides for two full floor (or portion thereof) expansion options.

•	UPS Supply Chain Solutions, Inc. leases approximately 57,380 square feet, or approximately 15% of the building’s rentable area. This lease expires in January 2012 and may be renewed for one five-year period.

•	Preston Gates & Ellis, LLP, a law firm, leases approximately 43,968 square feet, approximately 12% of the building’s rentable area. This lease expires in February 2010 and may be renewed for one five-year period.
      The balance of the building is occupied by approximately four office tenants, one retail tenant and one tenant that leases both retail and office space.
      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for The KPMG Building during the past three years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy(1)	Leased Sq. Ft.(2)

2002	80.17%	$48.40
2003	54.07%	$53.92
2004	55.4%	$38.56	(3)

(1)	Weighted average occupancy reflects the completion and initial occupancy of The KPMG Building in February 2002.

(2)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year (annualized in 2002 as the building was not completed until February 2002).

(3)	The decrease in average effective annual gross rent per leased square foot is due in part to the increase of amortization expense related to the purchase accounting for this acquisition.
      The property is located in the Mission Street Corridor of the South Financial District of the highly-competitive San Francisco office market.

101 Second Street
      101 Second Street is a 25-story office building located in San Francisco in the Mission Street Corridor of the South Financial District. The primary tenant of this property is the law firm Thelen Reid & Priest, LLP. Thelen Reid leases approximately 135,788 square feet, or approximately 35% of the building’s rentable area. This lease expires in March 2012 and may be renewed for two consecutive five-

19

year periods. Thelen Reid has an expansion option from November 2006 through July 2007 to expand into half of the 22nd Floor. Thelen Reid has a one-time option through November 2006 to terminate a portion of their space with a one-year notice with penalty and a separate termination option through November 2006 for another portion of their space with penalty. The balance of the building is occupied by approximately 13 office and two retail tenants.
      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for 101 Second Street during the past five years:

		Average Effective
	Weighted Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

2000	87.62%	$45.40
2001	93.11%	$48.47
2002	88.73%	$47.66
2003	74.62%	$47.92
2004	81.4%	$37.22	(2)

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

(2)	The decrease in average effective annual gross rent per leased square foot is due in part to the increase of amortization expense related to the purchase accounting for this acquisition.
      The property is located in the Mission Street Corridor of the South Financial District of the highly-competitive San Francisco office market.

Lease Expirations for the Core Fund’s Properties Acquired Prior to December 31, 2004
      The following table lists, on an aggregate basis, all of the scheduled lease expirations over the next 10 years for the eight properties in which the Core Fund had an interest as of December 31, 2004. This table does not include lease expirations for Three First National Plaza, which was acquired in March 2005 and is shown separately below.

		Net Leasable Area

	Number of	Approximate	Percent of
Year	Leases	Square Feet	Aggregate

2005	16	160,682	3.96%
2006	31	102,526	2.53%
2007	16	296,021	7.30%
2008	16	86,338	2.13%
2009	16	112,535	2.78%
2010	14	162,468	4.01%
2011	10	102,471	2.53%
2012	17	294,296	7.26%
2013	5	22,719	0.56%
2014	5	125,522	3.10%

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Chicago

Three First National Plaza

      In March 2005, the Core Fund acquired an indirect 72.8% interest in its ninth office building. Three First National Plaza, completed in 1981, is located at 70 West Madison Street in the Central Loop of Chicago. The building contains 1,439,367 square feet of rentable area and includes a 57-story west tower, a 12-story east tower and a nine-story atrium. Bell, Boyd & Lloyd, a law firm, leases 176,607 square feet, or approximately 12.3% of the building’s rentable area. Bell, Boyd & Lloyd is a national law firm with offices in Chicago and Washington, D.C., Bell Boyd & Lloyd’s lease expires in December 2017. The balance of the building is occupied by 57 office and 6 retail tenants.

      The aggregate purchase price for the property was approximately $245,300,000, including transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the aggregate principal amount of $141,000,000.

      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for Three First National during the past five years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

2000	94%	28.50
2001	95%	27.83
2002	94%	29.95
2003	79%	31.65
2004	80%	34.63

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with generally accepted accounting principles, by the weighted average square footage under lease during such year.

      Three First National Plaza is adjacent to the financial center and downtown commercial district of Chicago’s Central Loop. We believe the building offers several advantages including its proximity to trains, subway stations and major bus routes. Connected to the city’s underground pedestrian tunnel, the building provides convenient covered access to the subway system, area retail, restaurants, City Hall, the County Building and the Richard J. Daley Center, which houses Federal District and Appellate Courts.

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Lease Expirations for Three First National Plaza

      The following table lists, on an aggregate basis, all of the scheduled lease expirations over the balance of 2005 and each of the years ending December 31, 2006 through 2014 for Three First National Plaza. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area

	Number	Approximate	Percent of Total
Year	of Leases	Square Feet	Leasable Area

2005	7	48,098	3.34%
2006	12	95,484	6.63%
2007	12	115,324	8.01%
2008	8	87,535	6.08%
2009	5	24,701	1.72%
2010	4	93,144	6.47%
2011	6	329,067	22.86%
2012	1	1,576	0.11%
2013	5	36,512	2.54%
2014	3	56,173	3.90%

Description of Debt on 425 Lexington Avenue, 499 Park Avenue and 1200 19th Street

      Wholly-owned subsidiaries of NY Trust I have entered into certain loan agreements for the purpose of financing the acquisition of the initial three properties.

Mortgage Loan Agreement

      In connection with the acquisition of the initial three properties, certain wholly-owned subsidiaries of NY Trust I entered into a loan agreement in the principal amount of $316,405,000 in favor of Bank of America, N.A. and Connecticut General Life Insurance Company as lenders.

      The loan agreement obligations are secured by mortgages on these three properties, the leases on these properties, a security interest in personal property in these properties and an assignment of management agreements. This debt is not recourse to the Core Fund or the Company. No prepayment of the loan agreement is allowed prior to September 1, 2005. After September 1, 2005, prepayment of the entire principal balance of the loan is permitted with payment of a premium. In the event the lenders elect to apply casualty or condemnation proceeds to the debt rather than make such proceeds available for restoration of the properties, the portion of the loan remaining outstanding after such application may be prepaid with a premium.

      The loan agreement provides for multiple classes of notes, with one class of notes, originally held by Bank of America, N.A., in the aggregate principal amount of $264,600,000, bearing interest at a fixed rate of 4.7752% per annum, and with a separate class of notes, originally held by Connecticut General Life Insurance Company, in the aggregate principal amount of $51,805,000, bearing interest at a fixed rate of 4.9754% per annum.

      The loan agreement contains various covenants which are customary for indebtedness of this nature. The loan agreement requires monthly interest payments and all outstanding principal and unpaid interest must be paid by September 1, 2013. The agreement contains customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the properties and bankruptcy-related defaults.

Description of Debt on 600 Lexington Avenue

      A wholly-owned subsidiary of NY Trust II entered into a mortgage loan transaction for the purpose of financing the acquisition of 600 Lexington Avenue.

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Consolidated Note and Mortgage

      In connection with the acquisition of 600 Lexington Avenue, a wholly-owned subsidiary of NY Trust II entered into a consolidated note in the principal amount of $49,850,000 in favor of Connecticut General Life Insurance Company as the original lender. The consolidated note has a term of ten years, bears interest at a fixed rate of 5.74% per annum, and requires monthly installments of interest only throughout the stated ten year term.

      The consolidated note is secured by a consolidated mortgage on 600 Lexington Avenue, the leases on 600 Lexington Avenue, a security interest in personal property in 600 Lexington Avenue and an assignment of the 600 Lexington Avenue property management agreement. This debt is not recourse to the Core Fund or the Company. No prepayment of the loan is allowed prior to March 1, 2006. After March 1, 2006 prepayment of the entire principal balance of the loan is permitted with payment of a premium.

      The mortgage contains various covenants which are customary for indebtedness of this nature. All outstanding principal and unpaid interest must be paid by March 1, 2014. The consolidated note and mortgage contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to 600 Lexington Avenue and bankruptcy-related defaults.

Description of Debt on the Shell Buildings

Mortgage Loan Agreement

      The investment entities formed to own interests in the Shell Buildings entered into a loan agreement with a term of 10 years in the principal amount of $195,500,000 in favor of Prudential Mortgage Capital Company, LLC as lender. This debt is not recourse to the Core Fund or the Company.

      The loan agreement obligations are secured by mortgages on the Shell Buildings, the leases on these properties, a security interest in personal property in these properties and an assignment of management agreements. Prepayment of the entire principal balance of the loan is permitted with payment of a premium upon thirty days’ written notice to the lender. In the event the lender elects to apply casualty or condemnation proceeds to the debt rather than make such proceeds available for restoration of the properties, the portion applied shall not be subject to a premium.

      The loan bears interest at a fixed rate per annum equal to the note rate. The notes originally held by Prudential Mortgage Capital Company, LLC bear interest at a rate of 4.85%. In addition, the loan agreement contains various covenants which are customary for indebtedness of this nature.

      The loan agreement requires monthly interest-only payments for the first five years and payments of principal and interest on a 30-year amortization schedule for years six through 10 of its 10-year term. All outstanding principal and unpaid interest must be paid by June 1, 2014. The agreement contains customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Shell Buildings and bankruptcy-related defaults.

Description of Debt on the San Francisco Properties

Mezzanine Loan Agreement

      In connection with the acquisition of the San Francisco Properties, an indirect subsidiary of the Core Fund, entered into a mezzanine loan agreement with Prudential Mortgage Capital Company, LLC in the principal amount of $22,978,000. The mezzanine loan is secured by this subsidiary’s direct and indirect interests in the investment entities formed to hold the properties and is not recourse to either the Core Fund or the Company. This loan has a term of twelve months (subject to one six-month extension option), bears interest at a variable rate of 30-day LIBOR plus 3.75% and requires monthly installments of interest only for the stated term. Prepayment of the entire principal balance of this loan is permitted upon 30 days written notice.

      The mezzanine loan agreement also contains customary covenants and events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the San Francisco Properties and bankruptcy-related defaults.

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Mortgage Loan Agreements

      In connection with the acquisition of The KPMG Building, the investment entity formed to hold The KPMG Building secured financing from a subsidiary of Nippon Life Insurance Company (“Nippon Life”) for a mortgage loan in the principal amount of $80,000,000. This loan has a term of ten years, bears interest at a fixed rate of 5.13% per annum, and requires monthly installments of interest only throughout the stated ten-year term. No prepayment of this loan is allowed for the first two years. Thereafter, prepayment is permitted with 60 days written notice subject to a prepayment fee. During the last 120 days of the term it may be prepaid at par.

      In connection with the acquisition of 101 Second Street, the investment entity formed to hold 101 Second Street assumed a mortgage loan made by the Nippon Life, and agreed with Nippon Life to modify the terms of the loan and to prepay a portion of the outstanding principal balance. After such modifications and partial prepayment, the loan had a principal amount of $75,000,000 at closing, matures on April 19, 2010, bears interest at a fixed rate of 5.13% per annum, and requires monthly installments of interest only throughout the remaining term. Prepayment is permitted with 60 days written notice subject to a prepayment fee. During the last 120 days of the term it may be prepaid at par.

      Each loan is secured by a mortgage on the real property to which it relates, the leases on each respective property, a security interest in personal property on each respective property and an assignment of the management agreement on each respective property. In addition, the loans are cross-collateralized and include cross-default provisions with respect to the San Francisco Properties. Neither loan is recourse to the Core Fund or to the Company. Each mortgage contains customary covenants and events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the San Francisco Properties and bankruptcy-related defaults.

Description of Debt Related to the Acquisition of Three First National Plaza

      In connection with the acquisition of Three First National Plaza, Hines 70 secured financing from The Northwestern Mutual Life Insurance Company for a mortgage loan in the principal amount of $141,000,000. Of the total amount, $126,900,000 of this loan (the “Fixed Rate Portion”) has a term of seven years, bears interest at a fixed rate of 4.67% per annum, and requires monthly installments of interest only throughout the stated seven-year term. No prepayment of the Fixed Rate Portion is allowed for the first twelve months. Thereafter, prepayment is permitted with 10 business days’ written notice subject to a prepayment fee. During the last 120 days of the seven-year term, the Fixed Rate Portion may be prepaid at par. The remaining $14,100,000 of this loan (the “Floating Rate Portion”) has a term of five years, bears interest at a variable rate based on 30-day LIBOR plus 1%, and requires monthly installments of interest only throughout the stated five-year term. The Floating Rate Portion may be prepaid in full at par with 10 business days’ written notice. The loan is secured by a mortgage on the real property underlying Three First National Plaza and all appurtenances and improvements located thereon, the leases on the property, and a security interest in the related personal property. This loan is not recourse to the Core Fund or to the Company.

      The mortgage contains customary covenants and events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to Three First National Plaza and bankruptcy-related defaults and customary non-recourse carve-outs with respect to Hines 70 and its general partner.

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C.	Selected Financial Data

      The following selected consolidated and combined financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and Notes thereto and “D. Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

	2004	2003(1)

Operating Data:
Revenues	$—	$—
Equity in earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	$68,461	$—
Net loss before loss allocated to minority interests	$(16,548,029)	$(20,427)
Loss allocated to minority interests	$6,540,140	$—
Net loss	$(10,007,889)	$(20,427)
Basic and diluted loss per common share	$(60.40)	$(20.43)
Dividends declared per common share(2)	$0.60	$—
Weighted average common shares outstanding-basic and diluted	$165,690	$1,000
Balance Sheet Data:
Total assets	$30,112,283	$394,000
Long-term obligations	$—	$—

(1)	For the period from August 5, 2003 (date of inception) through December 31, 2003 for operating data and as of December 31, 2003 for balance sheet data.

(2)	The Company paid its first dividends in January 2005.

D. Security Ownership of Certain Beneficial Owners and Management

      The following replaces, in its entirety, the information contained on page 89 of the Prospectus:

      We encourage stock ownership by our directors and executive officers to align their interests with your interests as shareholders. The following table shows, as of March 31, 2005, the amount of our common stock beneficially owned (unless otherwise indicated) by:

•	any person who is known by us to be the beneficial owner of more than 5% of our outstanding common shares;

•	our directors;

•	our executive officers; and

•	all of our directors and executive officers as a group.

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      Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.

			Percentage
		Number of Shares	of Total
Name of Beneficial Owner(1)	Position	Beneficially Owned(2)	Common Stock

Jeffrey C. Hines	Chairman of the Board	1,187,186.820 (3)	17.89%
C. Hastings Johnson	Director	10,949.794	*
George A. Davis	Director	3,731.002	*
Thomas A. Hassard	Director	1,696.293	*
Stanley D. Levy	Director	6,446.623	*
Charles M. Baughn	Chief Executive Officer	10,913.980	*
Charles N. Hazen	President and Chief Operating Officer	5,471.127	*
Sherri W. Schugart	Chief Financial Officer	3,812.636	*
Frank R. Apollo	Chief Accounting Officer, Treasurer and Secretary	2,738.862	*
All directors and executive officers as a group		1,232,947.137	18.58%

*	Less than 1%

(1)	The address of each person listed is c/o Hines Advisors Limited Partnership, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(3)	Includes (i) 1,000 common shares owned directly by Hines REIT Investor, L.P., (ii) 106,957.00 OP Units in the Operating Partnership held by Hines Real Estate Holdings Limited Partnership and (iii) 79,229.82 OP Units, which is the number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the participation interest in such entity held by HALP Associates Limited Partnership. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, common shares beginning on the later of one year after such OP Units were issued or June 18, 2005. The holder of the participation interest has the right, subject to certain limitations, to demand the repurchase of the participation interest for cash or, at the Company’s option, our common shares. This repurchase right will be exercisable beginning on May 25, 2005. The number of common shares issuable in relation of the participation interest would equal the number of shares issuable if the number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the participation interest were exchanged for common shares on a one-for-one basis. In addition to these repurchase rights, the holder of the participation interest has the right to demand repurchase of the participation interest and any OP Units held by Hines and its affiliates in the event the Advisory Agreement (or any renewal thereof) among the Company, the Operating Partnership and the Advisor expires without the consent of the Advisor, or such agreement is terminated for any reason other than by the Advisor. In such event, the purchase price is required to be paid in cash or common shares, at the option of the holder. Jeffrey C. Hines ultimately controls Hines REIT Investor, L.P., Hines Real Estate Holdings Limited Partnership and HALP Associates Limited Partnership.

E. Prior Performance Summary

      The section of the Prospectus entitled “Prior Performance Summary” is deleted and replaced, in its entirety, with the following:

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PRIOR PERFORMANCE SUMMARY

      The information presented in this section represents the historical experience of real estate programs managed by Hines and its affiliates. The following summary is qualified in its entirety by reference to the prior performance tables, which may be found in Appendix A of this prospectus. Other than the Core Fund, investors who purchase common shares in Hines REIT will not thereby acquire any ownership interest in any of the entities to which the following information relates.

      Hines’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations Hines REIT will be subject to. In addition, Hines REIT is Hines’ first publicly-offered investment program and Hines has never operated a REIT before. Because of these facts, investors in Hines REIT should not assume that the prior performance of Hines will be indicative of Hines REIT’s future performance. Please see “Risk Factors — Business and Real Estate Risks — We are different in some respects from prior programs sponsored by Hines and therefore the past performance of such programs may not be indicative of our future results.”

Prior Investment Programs

      Hines has employed a range of investment strategies to pursue property acquisition and development opportunities in the United States and internationally. During the 10 years ended December 31, 2004, Hines sponsored 54 privately-offered programs in which Hines co-invested with various institutional and other third-party investors (collectively the “Prior Programs”), including 12 private investment funds and 42 private single-project real estate investment vehicles.

      The prior performance tables included in the back of this prospectus set forth information as of the dates indicated regarding certain of these Hines Prior Programs as to: (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); (iii) annual operating results of prior programs (Table III); (iv) results of completed prior programs (Table IV); and (v) sales or disposals of properties (Table V).

Summary Information

Capital Raising

      The total amount of funds raised from investors in the Prior Programs during the 10 years ended December 31, 2004 was approximately $8.2 billion, and the total number of third-party investors was approximately 191. Please see “Appendix A — Prior Performance Tables — Table I” and “Appendix A — Prior Performance Tables — Table II” for more detailed information about Hines’ experience in raising and investing funds for programs during the three year period ended December 31, 2004 and the compensation paid to Hines and its affiliates as the sponsor and manager of these programs.

Investments

      During the 10 years ended December 31, 2004, the aggregate amount of acquisition and development costs of the properties acquired or developed by the Prior Programs was approximately $12.1 billion. The

27

following table gives a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Prior Programs, categorized by type of property, as of December 31, 2004:

Type of Property	New	Existing	Construction	Total

Office	—	54.3%	33.4%	87.7%
Retail	—	0.2%	1.2%	1.4%
Hotel/ Resort	—	0.3%	3.1%	3.4%
Residential	—	0.4%	4.5%	4.9%
Industrial, Parking Garage & Land	0.1%	—	2.5%	2.6%

All Types	0.1%	55.2%	44.7%	100.0%

      During the 10 years ended December 31, 2004, approximately 159 properties were acquired or developed by the Prior Programs. Of these properties, approximately 128 properties or 80.5% in terms of number and approximately $9.6 billion or 79% in terms of cost were located in the United States, and approximately 31 properties or 19.5% in terms of number and approximately $2.5 billion or 21% in terms of cost were located outside of the United States. Please see “Risk Factors — Business and Real Estate Risks — Your investment may be subject to additional risks if we make international investments.” Of the non-U.S. acquisition and development activity, approximately 63% (in terms of cost) occurred in Western Europe, while the remaining approximately 37% took place in certain emerging market economies. The table below gives further details about the properties acquired or developed by the Prior Programs during the 10 years ended December 31, 2004.

	Properties Acquired or
	Developed

Location	Number	Cost

United States:
East Region	24	$2,208,246,730

New York, NY; Washington, DC; White Plains, NY; Bethesda, MD; Cambridge, MA; Milford, CT; Greenwich, CT; Norwalk, CT; Jersey City, NJ; Bridgewater, NJ; Parsippany, NJ; Falls Church, VA; Ballston, VA; Wellesley, MA

Southwest Region	16	1,346,468,833
Houston, TX; Dallas, TX; Phoenix, AZ; Plano, TX; Irving, TX; Katy, TX
Midwest Region	31	2,232,647,225

Chicago, IL, Naperville, IL; Itasca, IL; Schaumberg, IL; Oak Brook, IL; Minneapolis, MN; Indianapolis, IN; Denver, CO; Whitefish, MT; Detroit, MI; Cincinnati, OH; Lombard, IL; Bloomington, IL; Aspen, CO; Lisle, IL; Kansas City, MO

West Region	36	2,753,041,341

San Francisco, CA; Los Angeles, CA; Santa Monica, CA; Burbank, CA; Redwood City, CA; Pleasanton, CA; Manhattan Beach, CA; Seattle, WA; Bellevue, WA; Redmond, WA; El Segundo, CA; South San Francisco, CA; Sacramento, CA; Rancho Cordova, CA

Southeast Region	21	1,103,018,110
Charlotte, NC; Atlanta, GA; Miami, FL; Jacksonville, FL; Coral Gables, FL; Nashville, TN

TOTAL UNITED STATES	128	$9,643,422,239

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	Properties Acquired or
	Developed

Location	Number	Cost

International:
Western Europe	15	$1,580,276,818
London; Paris; Berlin; Munich; Milan; Barcelona; Madrid; Marbella
Emerging Market Economies	16	925,810,313
Moscow; Warsaw; Beijing; Sao Paulo; Rio de Janeiro; Mexico City; Guadalajara; San Luis Potosi; Querataro; Buenos Aires; Prague

TOTAL INTERNATIONAL	31	$2,506,087,131

TOTAL ALL LOCATIONS	159	$12,149,509,370

      Thirty-nine properties were acquired or developed by Hines’ real estate programs during the three-year period ended December 31, 2004. The aggregate acquisition and development cost of these properties totaled approximately $4.2 billion as of December 31, 2004. Generally, acquisitions of completed properties were financed with a combination of mortgage financing and investor equity, including debt financing secured by investors’ commitments to make equity investments. Development projects generally were financed with a combination of construction financing and investor equity, including debt financing secured by investors’ commitments to make equity investments. Upon completion of a project, construction financing is generally retired and replaced with either equity or permanent mortgage financing.

      A more detailed description of these acquisitions and developments by Hines’ prior programs with investment objectives similar to ours can be found in Prior Performance Table VI, which is included in Part II of the registration statement of which this prospectus is a part, but is not included in this prospectus. We will provide a copy of Table VI to any prospective investor without charge upon written request. Please see “Where You Can Find More Information.”

Sales

      Approximately 78 properties were sold by the Prior Programs during the 10 years ended December 31, 2004. The aggregate sales price of such properties was approximately $6.7 billion and the aggregate original acquisition and development cost was approximately $5.3 billion.

      Please see “Appendix A — Prior Performance Table III” for information about the operating results of Hines’ prior programs with investment objectives similar to ours, the offerings of which closed in the five years ended December 31, 2004. (For single-project development programs, “Appendix A — Prior Performance Tables — Table III” includes operating results for all such programs which began operations since December 31, 1999); “Appendix A — Prior Performance Tables — Table IV” describes the overall results of programs with investment objectives similar to ours completed in the five years ended December 31, 2004; and “Appendix A — Prior Performance Tables — Table V” provides more detailed information about individual property sales in the last three years by programs with investment objectives similar to ours.

Investment Objectives

      Approximately 96% of the aggregate funds raised from investors by all of the Prior Programs closed in the 10 years ended December 31, 2004 were invested in programs with investment objectives similar to ours. The aggregate cost of properties acquired and developed by Hines’ programs with similar investment objectives is about 93% of the total aggregate cost incurred by all of the Prior Programs during the period. Sales by Hines’ programs with similar investment objectives to ours represent approximately 93% of the aggregate sales price from all of the Prior Programs during the 10 years ended December 31, 2004.

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      Below is a description of each of the Prior Programs, including a description of any major adverse business developments and conditions encountered by such programs. References to “Hines” in the following descriptions include Hines or affiliates of Hines.

Hines Acquisition Fund	Hines Acquisition Fund (“HAF”) is comprised of the following entities: Greenspoint Plaza Limited Partnership, 901 D Street Limited Partnership, Atlanta Financial Center LLC, 601 Second Avenue Limited Partnership, 1301 K Street LP, 1991 Acquisition Fund No. 1 LP and 750 Seventh Avenue LLC. In May 1993, Hines and one institutional investor closed the first of a series of long-term hold acquisitions of core, central business district and suburban office buildings with a value-added component in geographically diverse established markets in the U.S. HAF had total equity capital contributions of $509 million as of December 31, 2004 and has acquired 12 high-quality office buildings together with ancillary support retail property and undeveloped land in five markets totaling over 6.2 million square feet. HAF is currently in the opportunity identification, property operations and asset management phases and has an unspecified life. HAF is managed by Hines, but Hines does not have complete discretion over investment decisions. In September 2002, the major tenant in one of HAF’s office properties accounting for approximately 45% of the building, failed to renew its lease. Since then, approximately 40% of this space has been re-leased at lower rental levels. It is not anticipated that this event will significantly impact the overall results of this program.

HMS Office LP	In July 1995, Hines closed HMS Office LP (“HMS”) to acquire a portfolio of 12 Class A, suburban office buildings, some with additional development parcels, located in 10 cities in the U.S. totaling over 4.5 million square feet. HMS had total equity capital contributions of $156 million from one institutional investor and Hines. HMS had a total capitalization of $464 million. As of December 31, 2004, all assets had been sold for a cumulative sales price of approximately $759 million. HMS was managed by Hines, but Hines did not have complete discretion over investment decisions.

Hines Corporate Properties LLC	In November 1997, Hines closed Hines Corporate Properties LLC (“HCP”) to develop and acquire a portfolio of geographically diverse buildings which meet the following criteria: (i) an office building at least 75% of which is or will be leased to a single tenant, or (ii) any office project proposed for development to a tenant as an alternative to a project that would be 75% or more leased to such tenant. HCP has total equity capital commitments of $560 million from one institutional investor and Hines. HCP has a potential maximum capitalization of $1.4 billion. As of December 31, 2004, approximately $563 million of the total capitalization had been committed to the development of six office projects (with some development in phases), and three building acquisitions in eight markets totaling over 2.9 million square feet and to the purchase of land for future development in three U.S. submarkets. HCP is currently in the asset management and disposition phases. HCP has sold nine buildings and two land holdings for a cumulative sales price of $707 million. Currently

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HCP has one land holding remaining. HCP has a thirty-year life and has a term ending in 2027. HCP is managed by Hines, but Hines does not have complete discretion over investment decisions.

Hines 1997 U.S. Office Development Fund LP	In January 1998, Hines closed Hines 1997 U.S. Office Development Fund LP (“ODF I”) to develop, lease, own and sell Class A, multi-tenant office buildings in geographically diverse suburban core locations within the U.S. that would be attractive to quality tenants and institutional investors. ODF I has total equity capital commitments of $320 million from three institutional investors and Hines and had a total capitalization of $585 million. As of December 31, 2004, the total capitalization had been committed to the acquisition of two buildings on multi-phase development sites and to the development of eight projects (some of which include multiple buildings) in eight U.S. submarkets totaling over 2.5 million square feet. As of December 31, 2004, all of the projects had been sold. ODF I was managed by Hines and Hines had discretion over investment decisions.

Hines 1999 U.S. Office Development Fund LP	In June 1999, Hines closed Hines 1999 U.S. Office Development Fund LP (“ODF II”) to develop, lease, own and sell Class A, multi-tenant office buildings in geographically diverse suburban core locations within the U.S. that would be attractive to quality tenants and institutional investors. ODF II has total equity capital commitments of $107 million from two institutional investors and Hines and had a total capitalization of $240 million. As of December 31, 2004, the total capitalization had been committed to the acquisition of one building on a multi-phase development site and to the development of three projects (one of which includes two buildings) in three U.S. submarkets totaling over 1.3 million square feet. As of December 31, 2004, two of the three projects had been sold. ODF II is currently involved in property operations and asset management services. ODF II is managed by Hines, but Hines does not have complete discretion over investment decisions. In December 2000, ODF II purchased a tract of land and began pre-development activities related to a proposed office project. Delays in securing entitlements and lease-up resulted in a delay to the start of construction, during which time the market had weakened. After considering the alternatives, management decided to begin construction in 2003. Although the project has experienced some leasing success and was 50% leased as of December 31, 2004, it is too early to determine the impact the initial delays may have on the ultimate results of the project, which in any case, are not likely to prevent the program from achieving its overall investment objectives.

National Office Partners Limited Partnership	In July 1998, Hines and one institutional investor closed National Office Partners Limited Partnership (“NOP”) to acquire, develop, lease, own and sell Class A, multi-tenant office buildings in the United States, excluding the following geographical areas: Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California

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(Los Angeles and San Diego) and northern and central Texas (Dallas and Austin). NOP has total equity of $714.5 million. As of December 31, 2004, the fund held 8 assets in 6 markets, including one development project. NOP has sold twenty-one properties in fourteen markets. This activity represents cumulative ownership of over 13.7 million square feet of office space. NOP is currently in the opportunity identification, development, property operations, asset management and selective dispositions phases. NOP is currently an active fund and has a term ending in 2030. NOP is managed by Hines and Hines has discretion over investment decisions (provided that capital is appropriated from the institutional investor).

Hines Suburban Office Venture LLC	In February 2002, Hines closed Hines Suburban Office Venture LLC (“HSOV”) with one institutional investor to acquire suburban office properties with an acquisition cost of $65 million or less and portfolios of such properties in diverse markets in the U.S. HSOV had a total equity capital commitment of $222 million during an investment period which expired in 2004. Approximately $45.4 million of equity capital was actually funded through December 31, 2004 to acquire three properties. During 2004, HSOV sold one of the properties. HSOV is currently in the property operations, asset management and selective disposition phases. HSOV has an unspecified life but expects to hold properties for four to six years. HSOV is managed by Hines, but Hines does not have complete discretion over investment decisions.

Hines U.S. Office Value Added Fund LP	Hines US Office Value Added Fund LP (“Hines Value Added Fund”) was formed on December 11, 2003, to invest in existing office properties in the United States where, through leasing or redevelopment activities, or both, significant value can be added to such properties. The fund also seeks investments in submarkets where temporary capital dislocations offer attractive investment opportunities. As of December 31, 2004, the Hines Value Added Fund had total equity capital commitments of $276 million from nine institutional investors, various private investors and Hines. The fund intends to leverage its equity to reach approximately $800 million in total capitalization. The fund has a term of eight years subject to two one-year extension options. The Hines Value Added Fund acquired two office projects during 2004 with a total aggregate purchase price of $114 million. The fund will continue to pursue acquisition opportunities until the end of its three-year investment period, or until 100% of the fund capital commitments are invested.

Hines Core Fund	Please see “Questions and Answers About This Offering — What is the Core Fund?” and the “Initial Properties” section of this prospectus for a description of Hines-Sumisei U.S. Core Office Fund, L.P.

Emerging Markets Real Estate Fund I	Emerging Markets Real Estate Fund I (“EMRE I”) is comprised of the following entities: Emerging Markets Real Estate Co-Investment Partners I LP, Emerging Markets Real Estate

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Tax-Exempt Partners I LP and Emerging Markets Real Estate Taxable Partners I LP. In September 1996, Hines closed EMRE I to develop, redevelop, lease, own and sell Class A office, residential and industrial projects in diverse emerging economies outside the U.S. EMRE I had total equity of $410 million from institutional and private investors. Sponsored by Hines and two other major financial institutions, EMRE I had eight projects in five countries, three of the eight projects have been sold. The eight projects total over 334,300 square meters. EMRE I is currently in property operations and property disposition phases and is expected to liquidate by 2006. EMRE I is managed by Hines, and Hines has discretion over investment decisions.

Emerging Markets Real Estate Fund II	Emerging Markets Real Estate Fund II (“EMRE II”) is comprised of the following entities: Emerging Markets Real Estate Co-Investment Partners II LP, Emerging Markets Real Estate Tax-Exempt Partners II LP, Emerging Markets Real Estate Taxable Partners II LP and Emerging Markets Real Estate Ontario Partners II LP. In February 1999, Hines closed EMRE II to develop, re-develop, lease, own and sell Class A office, residential and industrial projects in diverse emerging economies outside the U.S. EMRE II had total equity capital of $436 million from 10 institutional investors. Sponsored by Hines and one major financial institution, EMRE II had ten projects in eight countries (including three projects in France, Italy and Germany), three of the ten projects have been sold. The ten projects totaled over 701,400 square meters. In addition to its focus on projects in emerging market countries, EMRE II was permitted to invest up to 20% of its equity commitment in industrialized markets other than the United States. EMRE II is currently in the development completion, property operations and property disposition phases and is expected to liquidate by 2009. EMRE II is managed by Hines, and Hines has discretion over investment decisions. The following two situations have had a significant impact on EMRE II: (1) In April 2000, EMRE II purchased a tract of land in Buenos Aires, Argentina and began predevelopment activities related to a proposed office development project. As the economic and political environments in Argentina deteriorated, multinational tenants put a hold on expansion and relocation plans. As a result, EMRE II suspended its plans for the development in 2001 and recognized a write-down of approximately $9 million related to the project. (2) In mid-2001, EMRE II commenced the development of an office complex consisting of four seven-story office buildings and one high-rise office tower in Munich, Germany. Since the project commenced in mid-2001, the Munich office market has experienced a significant increase in office space vacancy, largely attributable to a soft German economy. The Uptown Munchen office project is complete, but is only 35% leased in a very challenging Munich market. There are few tenant prospects and project lease-up will be prolonged. Three leased campus buildings are either under contract to sell or in the final stages of sale negotiations. A project level loss of €56 million (approximately $76 million) is currently projected.

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The loss is due to an extended lease-up period attributable to the market cycle, increased lease-up costs and higher than pro forma exit cap rates. Although the loss attributable to this project is projected to be significant, it is too early to determine the impact the delayed leasing may have on the ultimate results of the project. Further, the loss from this project is not likely to prevent EMRE II from achieving its overall investment objectives.

Hines European Development Fund LP	In October 2002, Hines formed Hines European Development Fund LP (“HEDF”) to develop and redevelop Class A office space in major metropolitan cities in Western Europe. The strategy of HEDF calls for disposition during construction or shortly after completion of each project. The initial closing was held in the fourth quarter of 2002 with first-round equity commitments from three institutional investors and Hines of €200 million (approximately $273 million). Subsequent closings in the first and second quarters of 2003 brought the total equity commitments to €387 million (approximately $528 million). As of December 31, 2004, HEDF had committed equity of approximately €228.4 million (approximately $311.5 million) to five development projects in France and Italy. Equity exposed through investment or guarantees totaled approximately €100.8 million (approximately $137.5 million) as of December 31, 2004. HEDF has an eight-year term with two one-year extension options. HEDF is managed by Hines, and Hines has discretion over investment decisions.

303 Wacker Realty LLC	Formed in December 1997 between Hines and one institutional investor, 303 Wacker Realty LLC purchased a twenty-eight story, 803,000 square foot office building in the central business district of Chicago, IL.

Figueroa at Wilshire LLC	Formed in February 2002, Figueroa at Wilshire LLC purchased a fifty-two story, 1,038,000 square foot building in the central business district of Los Angeles, CA. In February 2004, Hines and an institutional investor sold an 80% share of Figueroa at Wilshire to an international institutional investor for an aggregate sales price of approximately $102 million. Hines remained a 20% investor. The $102 million represents the total invested equity as of February 2004.

321 North Clark LLC	Formed in April 2001 between Hines and one institutional investor, 321 North Clark LLC purchased a thirty-five story, 840,000 square foot office building in the central business district of Chicago, IL.

CHR Associates LP	Formed in February 1994 by Hines and two institutional investors, CHR Associates LP purchased an interest in a 40.2-acre project with three buildings totaling 824,000 square feet and nineteen acres of unimproved land located in the suburban area of Bethesda, MD. In March 2001, CHR Associates LP and a co-owner each sold their respective one-half interests in two of these buildings to HCP. In November 2002, the remaining building was sold to a third-party. Also in November 2002, Hines purchased the 42.5% partnership interest of one of the institutional investors in nineteen

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acres of unimproved land. In August 2004, Hines sold its entire interest in the undeveloped land.

29 North Wacker LLC	Formed in December 1997 between Hines and one institutional investor, 29 North Wacker LLC purchased a Class B, 128,000 square foot office building in the central business district of Chicago, IL. In June 2001, this building was sold.

255 Fifth Limited Partnership	Formed in November 1988 between Hines and one institutional investor, 255 Fifth Limited Partnership developed a thirty story, 536,000 square foot office building in the central business district of Cincinnati, OH. In May 2002, Hines purchased the partnership interest of the institutional investor for approximately $88.0 million.

Katy Town Center LLC	Formed in July 2004 between Hines and one investor, Katy Town Center LLC owns a 95 acre tract of undeveloped land in Katy, Texas which it is holding for future development.

440 Wheelers Farm Road LLC	Formed in December 1997 between Hines and one institutional investor, 440 Wheelers Farm Road LLC purchased a four story, 176,000 square foot office building in the suburban area of Milford, CT. In September 2004, 440 Wheelers Farm Road LLC disposed of this investment.

200 South Tryon Street LLC	Formed in December 1998 between Hines and one institutional investor, 200 South Tryon Street LLC purchased a 215,000 square foot office building in the central business district of Charlotte, NC. In November 2002, Hines sold its partnership interest in this project to the institutional co-investor for approximately $600,000 and realized a loss of approximately $750,000.

Hines Highlands LP	Formed in December 1993 between Hines and one institutional investor, Hines Highlands LP developed an 83 acre residential and retail development in Aspen, CO consisting of approximately 250 residential units and approximately 51,000 square feet of commercial retail space. This project’s financial performance has been negatively impacted by a number of factors, including the regulatory environment in Pitkin County during the project’s pre-development period and ongoing softening of the residential luxury resort market and the Aspen real estate market in general.

First Colony Mall Venture	Formed in January 1995 between Hines and one institutional investor, First Colony Mall Venture developed a single-level regional mall with approximately 100 stores and 4,690 parking spaces on a 78-acre site in Houston, TX. In September 1999 Hines sold its interest in the project.

Deerfield Park LLC	Formed in January 1997 between Hines and three institutional investors, Deerfield Park LLC developed a 557 acre master-planned community zoned to accommodate up to 5,000,000 square feet of office space, 700,000 square feet of retail and 1,700 of multi-family residential units located in a residential area in Atlanta, GA.

HMS Gateway Office LP	Formed in September 1997 between Hines and one institutional investor, HMS Gateway Office LP developed seven office buildings, ranging in size from 50,000 and 170,000 square feet, in the suburban area of South San Francisco, CA.

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24th and Camelback LLC	Formed in July 1998 between Hines and one institutional investor, 24th and Camelback LLC developed an eight-story, 300,000 square foot office building in the suburban area of Phoenix, AZ.

24th and Camelback Phase II LLC	Formed in February 2001 between Hines and one institutional investor, 24th and Camelback Phase II LLC owns a 2.89 acre parcel of land that they are holding for future development. The institutional investor is the same as in 24th and Camelback LLC.

Perimeter Summit Parcel 3 Limited Partnership	Formed in March 1998 between Hines and one institutional investor, Perimeter Summit Parcel 3 Limited Partnership developed an eighteen-story, 390,000 square foot office building in the suburban area of Atlanta, GA. In January 2004, Hines sold its partnership interest in this project to the institutional co-investor for approximately $6,750,000.

Perimeter Summit Parcel 2 Limited Partnership	Formed in July 2001 between Hines and one institutional investor, Perimeter Summit Parcel 2 Limited Partnership developed an eighteen-story, 390,000 square foot office building in the suburban area of Atlanta, GA.

Sixth & Nicollet LLC	Formed in May 1998 between Hines and one institutional investor, Sixth & Nicollet LLC developed a twenty-nine story, 689,000 square foot office building in the central business district of Minneapolis, MN.

Deerfield Commons I LLC	Formed in January 1999 by Hines and three investors, Deerfield Commons I LLC developed a four-story, 120,000 square foot office building in the suburban area of Atlanta, GA.

Marshall Creek Ltd	Formed in August 1999 by Hines and six investors, Marshall Creek Ltd. is developing a 1,540-acre master-planned community with 900,000 square feet of office and retail space, approximately 1,200 home sites, and 50 town homes in the suburban area of Jacksonville, FL.

Overton Park Land Company LLC	Formed in July 1999 between Hines and one investor, Overton Park Land Company LLC developed a 33-acre mixed-use development to consist of 800,000 square feet of office space, 400 high-rise luxury residential units and a hotel located in the suburban area of Atlanta, GA.

Woodfield Preserve Phase I LLC	Formed in July 1999 between Hines and one institutional investor, Woodfield Preserve Phase I LLC developed a six-story, 320,000 square foot office building in the suburban area of Schaumburg, IL.

Woodfield Preserve Phase II LLC	Formed in May 2000 between Hines and one institutional investor, Woodfield Preserve Phase II LLC developed a six-story, 320,000 square foot office building in the suburban area of Schaumburg, IL.

One Overton Park LLC	Formed in March 2000 between Hines and one institutional investor, One Overton Park LLC developed a fifteen-story,

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380,000 square foot office building in the suburban area of Atlanta, GA.

HMS Oyster Point LLC	Formed in May 2000 between Hines and one institutional investor, HMS Oyster Point LLC purchased and entitled a 20 acre site for a 600,000 square foot facility, including office buildings and a biotech commercial campus in the suburban area of San Francisco, CA. During 2004, 16 of the 20 acres were sold to a corporate user. The Company is evaluating strategies for the remaining undeveloped land.

Two Detroit Center Garage Limited Partnership	Formed in May 2001 between Hines and one private investor, Two Detroit Center Garage Limited Partnership developed a 1,000 parking space parking garage in the central business district of Detroit, MI.

One South Dearborn Holdings LLC	Formed in September 2003 between Hines and one other investor, One South Dearborn Holdings LLC is developing a forty-story, 829,000 square foot office building in the central business district of Chicago, Illinois.

717 Texas Limited Partnership	Formed in July 2001 between Hines and one institutional investor, 717 Texas Limited Partnership developed a thirty-three story, 696,000 square foot office building in the central business district of Houston, TX.

WXIV/ Broadway Grand Realty LLC	Formed in January 2001 by Hines and several other investors, WXIV/ Broadway Grand Realty LLC is developing a 150,000 square foot residential condominium building in the SoHo district of New York, NY. This project was originally intended to be a hotel. Given the significantly lower demand for hotel rooms after September 11, 2001, the partners are repositioning the project as a residential condominium development. Construction began in the fall of 2004.

Northern Lights Development LLC	Formed in August 2001, Northern Lights Development LLC developed and sold a collection of eighteen ski-in/ ski-out residential lots in Whitefish, MT.

Moose Run II LLC	Formed in October 2001, Moose Run II LLC sold twenty-four town home lots to a third-party developer in the residential area of Whitefish, MT.

Morning Eagle Development LLC	Formed in March 2002, Morning Eagle Development LLC developed forty-nine residential condominiums in addition to 10,450 square feet of commercial retail space located in the residential area of Whitefish, MT.

Galleria Limited	Formed in July 1967 by Hines and six investors, Galleria Limited developed a 3,000,000 square foot mixed-use complex on 52 acres, which includes 300 stores and restaurants, two hotels, three office

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towers and an Olympic-sized ice skating rink located in suburban Houston, TX. This project was sold in 1999.

Pennzoil Place	In November 1972, Hines developed two thirty-six story, 1,410,000 square foot office towers in the central business district of Houston, TX. One institutional investor acquired an interest in the project in 1976. The project was sold in 1999.

Two Westlake Park Limited Partnership	Formed in March 1981 between Hines and two investors, Two Westlake Park Limited Partnership developed a seventeen-story, 381,000 square foot office tower in suburban Houston, TX.

The 343 Sansome Venture	Formed in December 1988 between Hines and one institutional investor, 343 Sansome Venture developed a fifteen-story, 247,000 square foot office tower in the central business district of San Francisco, CA. The project was sold in November 2000.

Fifth and Main Limited Partnership	Formed in December 1976 between Hines and one institutional investor, Fifth and Main Limited Partnership developed a twenty-seven story, 500,000 square foot office tower in the central business district of Cincinnati, OH. The project was sold in February 2002.

West Oak/ Nissei Associates	Formed in August 1981 between Hines and one institutional investor, West Oak/ Nissei Associates developed a twenty-two story, 425,000 square foot office tower in suburban Houston, TX. The project was sold in December 2002.

900 De Maisonneuve LP	Formed in February 2004 between Hines and two institutional investors, 900 De Maisonneuve owns a plot of land in downtown Montreal, Quebec with the intent to secure an anchor tenant and an investment partner to construct a 376,000 rentable square foot office and parking development.

Beijing Hines Millennium Real Estate Development Co Ltd	In December 2004, Hines and three foreign investors purchased the shares of the company, which owned a 591,198 square foot office tower in Beijing, China, from Emerging Markets Real Estate Fund II.

Desarolladora Parque Logistico, SRL de CV	Formed in June 2004 between Hines and one institutional investor, Desarolladora Parque Logistico, SRL de CV is developing a 74 hectare site for industrial use in San Luis Potosi, Mexico.

Rosmarin Karree Grundstuecks GmbH & Co	Formed in 1994 between Hines and seven investors, Rosmarin Karree Grundstuecks GmbH & Co. developed a two-building, 268,000 square foot mixed-use complex in Berlin, Germany. Due to deterioration of the Berlin real estate market during the life of the project, the program was required to complete a restructuring of the its financing.

Hofgarten	Hofgarten is comprised of Hofgarten Real Estate BV and Hofgarten Grundbesitz GmbH & Co. Immobilienverwaltung KG. Formed in March 1992 by Hines and three institutional investors, Hofgarten developed an eight-building, 536,000 square foot mixed-

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use complex in Berlin, Germany. This program was negatively affected by the swift drop in the Berlin office market triggered by overbuilding in the early and mid 1990s after the fall of communism. In addition, the hotel phase of the project suffered from a protracted legal dispute with the hotel operator.

Nebusice Development Company VOS	Formed in May 1995 by Hines and four investors, Nebusice Development Company VOS developed a 145-unit residential community in Prague, Czech Republic. This program encountered certain difficulties related to commencing operations (this was Hines’ first program in the Czech Republic), including certain issues in dealing with local contractors.

DMLR Fase II SL	Formed in July 1998 between Hines and one investor, DMLR Fase II SL developed a five-building, 512,000 square foot residential complex in Barcelona, Spain. This project was sold in 2003.

Hines Monthisa UTE	Formed in January 2002 between Hines and one investor, Hines Monthisa UTE is developing an eight-story, 241,000 square foot office building in Madrid, Spain. This project was pre-sold in November 2004 and is scheduled for delivery in July 2005.

HIEI y DMGH UTE	Formed in November 2004 between Hines and five investors, HIEI y DMGH UTE is developing a Mediterranean village of 210 multi-family apartments in 33 blocks outside of Marbella in the south of Spain.

HIEI y MGHD UTE	Formed in October 2004 between Hines and three investors and expanded in November 2004 to include two additional investors, HIEI y MGHD UTE is developing a Mediterranean village of 142 multi-family apartments in 26 blocks outside of Marbella in the south of Spain.

(1)	As reported by CoStar Group for the relevant sub-market.

      The information set forth above may not be indicative of activities, investments or results to be expected from the Company.

F.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

      The section of the Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is deleted and replaced, in its entirety, with the following.

      You should read the following discussion and analysis together with our consolidated financial statements and notes thereto included in this Supplement. The following information contains forward-looking statements, which are subject to risks and uncertainties. Should one or more of these risks or uncertainties materialize, actual results may differ materially from those expressed or implied by the forward-looking statements. Please see “Special Note Regarding Forward-Looking Statements” in the Prospectus for a description of these risks and uncertainties.

Overview

      Hines REIT was formed primarily for the purpose of investing in office properties located throughout the United States. In addition, we may invest in properties outside the United States, non-office properties, mortgage loans, ground leases and other real estate investments.

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      In order to provide capital for these investments, we filed our initial registration statement on September 12, 2003 with the SEC covering a public offering of our common shares, which was declared effective on June 18, 2004. The offering provides the Company with the ability to raise capital on a continual basis, and as of December 31, 2004, the Company had sold approximately 2,073,000 shares of common stock for gross proceeds of approximately $20,589,000. The Company intends to continue raising capital through this offering, which expires in June 2006, and potential follow-on offerings.

      We intend to invest the proceeds raised in our public offering in office properties generally located in central business districts or suburban markets of major metropolitan cities. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to invest in properties which will be diversified by location, lease expirations, and tenant industries.

      Our sole investment as of December 31, 2004 was a 12.51% non-managing general partner interest in the Core Fund, which as of that date held interests in eight office properties located in New York City, Washington D.C., Houston and San Francisco. These properties represent approximately 4,055,000 square feet of rentable area of which approximately 94% was leased as of December 31, 2004 to a diversified tenant base.

      The Company intends to continue to invest in the Core Fund as well as make other direct or indirect real estate investments that will satisfy our primary investment objectives of preserving capital, paying regular cash dividends and achieving appreciation of our assets over the long term. Management believes capital will continue to flow into the commercial real estate market, which results in a competitive environment for acquisition of assets. Our Advisor, through an agreement with Hines, provides us access to a fully integrated real estate organization with approximately 2,900 employees located in 63 cities in the U.S. and in 13 other countries. We believe Hines’ having real estate professionals living and working in the major markets in which the Company seeks to invest allows us better access to investment opportunities due to the local market knowledge and relationships with local owners, tenants and brokers. The ability of our Advisor to identify and execute investment opportunities at a pace consistent with the capital raised through our offering will directly impact the financial performance of the Company.

Recent Developments and Subsequent Events

      On September 12, 2003, we filed a registration statement with the SEC covering the initial public offering of our common shares. The registration statement was declared effective on June 18, 2004, and we received approval of our offering in all 50 states in October 2004. We filed the registration statement to offer a maximum of 200,000,000 common shares to the public on a best efforts basis at a price of $10.00 per share. We also registered up to 20,000,000 common shares under our registration statement to be issued during our public offering pursuant to our dividend reinvestment plan at a price of $9.50 per share. Proceeds raised from this offering were placed in escrow until such time as we received and accepted subscriptions representing the minimum offering of $10,000,000, under the circumstances more fully described in our registration statement.

      On November 23, 2004, our escrow agent had received gross offering proceeds in an amount sufficient to reach our minimum offering. Additionally, HREH contributed $10,000,000 to the Operating Partnership on that date. As a result, we commenced our real estate operations by using the net offering and contribution proceeds to acquire 35,000 partnership units in the Core Fund from an affiliate of Hines and to pay our Advisor an acquisition fee of $211,612 related to this acquisition. The units acquired represented the entire $35,000,000 interest in the Core Fund we initially contracted to purchase. Concurrently with our acquisition, we were admitted as the non-managing general partner of the Core Fund. The document effecting our acquisition provided that we pay $19,075,849 on the acquisition date and pay the remaining portion of the purchase price as we received proceeds from our offering. As of December 31, 2004, we had paid an additional $9,284,846 of the purchase price, and we paid the remaining $6,639,305 of the purchase price in January 2005.

      Also on November 23, 2004, our board of directors declared dividends for the period from November 23, 2004 through December 31, 2004 in an amount equal to $0.00164384 per share per day.

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This amount, if paid each day over a 365-day period, would equal a 6.0% annualized return on an investment of $10.00 per share. These dividends were calculated on a daily record basis, payable to shareholders of record of such shares as shown on our books at the close of business on each applicable day during the period and aggregated and paid on January 14, 2005.

      On December 31, 2004, January 31, 2005 and February 28, 2005, our board of directors declared dividends for the months of January, February and March 2005 in a per share amount identical to that described above. These dividends will be aggregated and paid in April, 2005. In addition, on March 28, 2005, our board of directors declared dividends for the month of April in the same per share amount described above, to be paid in July 2005.

      On February 1, 2005, we acquired an additional $21,629,482 interest in the Core Fund from an affiliate of Hines. The total amount applied to the purchase price on February 1, 2005 was $2,492,000. The document effecting the acquisition provided that we pay the remaining portion of the purchase price as we received proceeds from our offering. We paid the remaining $19,137,482 of the purchase price in February and March 2005.

      On April 1, 2005, we entered into a Purchase and Sale Agreement pursuant to which we will acquire an additional $40,000,000 interest in the Core Fund from an affiliate of Hines. We applied $2,252,240 to the purchase price on April 1, 2005 and agreed to pay the remaining portion of the purchase price as we receive additional net proceeds from our offering and have available cash flow.

      As of April 22, 2005, we owned a 15.51% non-managing general partner interest in the Core Fund.

Critical Accounting Policies

      Management believes our most critical accounting policies are the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired and real estate purchase price allocations. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Basis of Presentation

      The consolidated financial statements of the Company included in this Supplement include the accounts of Hines REIT and the Operating Partnership (over which Hines REIT exercises financial and operating control) and the related amount of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

      Investments in real estate partnerships where the Hines REIT has the ability to exercise significant influence, but does not exercise financial and operating control, are accounted for using the equity method. As such, we have accounted for our investment in the Core Fund using the equity method of accounting for investments.

Revenue Recognition and Valuation of Receivables

      We are required to recognize minimum rent revenues on a straight-line basis over the terms of the tenant leases. To the extent our leases provide for rental increases at specified intervals, we will record a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivable on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the

41

collectibility of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and shareholders’ equity.

Investments in Real Estate

      We will record investments in real estate at cost (including third party acquisition expenses) and we will capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We will expense costs of repairs and maintenance as incurred. We will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect will be approximately 40 years for buildings and improvements, three to seven years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

      We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis. These assessments will have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of the related assets.

      We have adopted SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of operations for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

      When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we will review the recoverability of the property’s carrying value. The review of recoverability will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. These factors contain subjectivity and thus are not able to be precisely estimated. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property. We will be required to make subjective assessments as to whether there are impairments in the values of our investments in real estate.

Real Estate Purchase Price Allocation

      We will allocate the purchase price to tangible assets of an acquired property (which includes land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. Estimates of fair value for land will be based on factors such as comparisons to other properties sold in the same geographic area adjusted for unique characteristics. Estimates of fair values of buildings and tenant improvements are based on present values determined based upon the application of hypothetical leases with market rates and terms.

      We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

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      We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

      The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

      We will amortize the value of in-place leases to expense over the initial term of the respective leases, which we primarily expect to range from 5 to 20 years. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

      These assessments will have a direct impact on net income and revenues. If we assign more fair value to the in-place leases versus buildings and tenant improvements, assigned costs would generally be depreciated over a shorter period, resulting in more depreciation expense and a lower net income on an annual basis. Likewise, if we estimate that more of our leases in-place at acquisition are on terms believed to be above the current market rates for similar properties, the calculated present value of the amount above market would be amortized monthly as a direct reduction to rental revenues and ultimately reduce the amount of net income.

Treatment of Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest

      Management of our operations is outsourced to the Advisor and certain other affiliates of Hines. Fees related to each of these services are accounted for based on the nature of such service and the relevant accounting literature. Fees for services performed that represent period costs of the Company are expensed as incurred. Such fees include acquisition fees and asset management fees paid to the Advisor and property management fees paid to Hines. In addition to the cash payments for acquisition fees and asset management fees paid to the Advisor, an affiliate of the Advisor has received a participation interest which represents a profits interest in the Operating Partnership related to these services. As the percentage interest of the participation interest is adjusted, the value attributable to such adjustment is charged against earnings and recorded as a liability until such time as the participation interest is repurchased for cash or converted into common shares of the Company. The conversion and redemption features of the participation interest are accounted for in accordance with the guidance in EITF 95-7, Implementation Issues Related to the Treatment of Minority Interests in Certain Real Estate Investment Trusts. Redemptions for cash will be accounted for as a reduction to the liability discussed above to the extent of such liability, with any additional amounts recorded as a reduction to equity. Conversions into common shares of the Company will be recorded as an increase to the common shares and additional paid-in

43

capital accounts and a corresponding reduction in the liability discussed above. Redemptions and conversions of the participation interest will result in a reduction in the percentage interest attributable to the interest to the extent of such redemption or conversion and will have no impact on the calculation of subsequent increases in the participation interest.

      We have recorded a liability representing the total amount of organizational and offering costs incurred on our behalf by the Advisor and its affiliates through December 31, 2004. This treatment is consistent with Staff Accounting Bulletin (“SAB”) Topic 1.B1, which requires that we include all of the costs associated with our operations and formation in our financial statements. These costs have been analyzed and segregated between those which are organizational in nature, those which are offering-related salaries and other general and administrative expenses of the Advisor and its affiliates, and those which qualify as offering expenses in accordance with SAB Topic 5.A. Organizational costs are expensed as incurred in accordance with Statement of Position 98-5. Offering-related salaries and other general and administrative costs of the Advisor and its affiliates will be expensed as incurred, and third-party offering expenses are taken as a reduction against the net proceeds of the offering within additional paid-in capital (“APIC”) in accordance with SAB Topic 5.A. In addition to the offering costs to be paid to the Advisor, selling commissions and dealer manager fees are paid to the Dealer Manager. Such costs are netted against the net proceeds of the offering within APIC as well.

      Hines may perform construction management services for both re-development activities and tenant construction. These fees are considered incremental to the construction effort and will be capitalized as incurred in accordance with SFAS 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects. These costs will be capitalized to the associated real estate project as incurred. Costs related to tenant construction will be depreciated over the shorter of their useful life or the term of the related lease. Costs related to redevelopment activities will be depreciated over the estimated useful life of the associated project.

      The leasing activity will be performed by Hines on behalf of the Company. Leasing fees will be capitalized and amortized over the life of the related lease in accordance with the provisions of SFAS 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.

      Expense reimbursements made to both the Advisor and Hines will be expensed as they become payable.

Income Taxes

      We will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code in conjunction with the filing of our 2004 federal tax return. In addition, our sole investment as of December 31, 2004 was our investment in the Core Fund, which has invested in properties through a structure that includes several entities that will elect to be taxed as REITs. In order to qualify as a REIT, an entity must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual ordinary taxable income to shareholders. REITs are generally not subject to federal income tax on taxable income that they distribute to their shareholders. It is our intention to adhere to these requirements and maintain our REIT status, as well as to ensure that the applicable entities in the Core Fund structure also maintain their REIT status. As such, no provision for federal income taxes has been included in the accompanying consolidated financial statements. As a REIT and indirectly through our investment in the Core Fund, we still may be subject to certain state, local and foreign taxes on our income and property and to federal income and excise taxes on our undistributed taxable income. In addition, we will indirectly be required to pay federal and state income tax on the net taxable income, if any, from the activities conducted through the taxable REIT subsidiary of the Core Fund.

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Newly Adopted Accounting Pronouncements

      In January 2003, FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“FIN 46”) which was revised in December 2003. FIN 46, as amended, establishes criteria to identify and assess a company’s interest in variable interest entities and for consolidating those entities. The consolidation requirements apply to existing public entities as of March 31, 2004. The Company does not believe that its unconsolidated subsidiary is a variable interest entity under the provisions of FIN 46.

Results of Operations

      Our results of operations are not indicative of those expected in future periods as we have recently commenced our operations as described below. We commenced our public offering in June 2004; however, we did not receive and accept the minimum offering proceeds of $10,000,000 until November 23, 2004. On that date, we received the initial proceeds from our offering and the $10,000,000 contributed to the Operating Partnership by HREH, acquired an interest in the Core Fund and commenced operations. We expect that our revenues, expenses and equity in earnings of the Core Fund will all increase in future periods as a result of owning the assets acquired during the year ended December 31, 2004 for an entire period and as a result of anticipated future acquisitions of real estate assets, including the additional interests in the Core Fund acquired in February and April 2005.

      During the period from inception (August 5, 2003) to December 31, 2003, we had been formed but had not yet commenced real estate operations as we had not yet begun our public offering. As a result, we had no material results of operations for that period.

      As of December 31, 2004, we owned a 12.51% non-managing general partner interest in the Core Fund. The Core Fund is an investment vehicle which was organized in August 2003 by Hines to acquire a portfolio of geographically diverse, core office buildings in the United States. As of December 31, 2004, the Core Fund owned interests in 499 Park Avenue, 425 Lexington Avenue and 600 Lexington Avenue in New York City; 1200 19th Street in Washington, D.C.; One Shell Plaza and Two Shell Plaza in Houston; and The KPMG Building and 101 Second Street in San Francisco. The property portfolio consisted of approximately 4.1 million square feet with an occupancy rate of approximately 94% as of December 31, 2004.

      We had a net loss of approximately $10,008,000 for the year ended December 31, 2004, primarily due to organizational and offering expenses associated with preparing for and conducting our public offering. Organization and offering costs of approximately $23,967,000 were incurred by our Advisor and its affiliates on our behalf during 2003 and 2004. Such costs are reimbursable by us to our Advisor in an amount up to 3% of gross offering proceeds raised in our public offering. However, in accordance with our accounting policy, we accrued these costs after subscriptions for the minimum number of shares were received and accepted by us in November 2004. As a result, we expensed approximately $14,771,000 related to organizational and internal offering costs and offset against equity approximately $9,196,000 of third-party offering costs during the year ended December 31, 2004.

      Asset management and acquisition fees for the year ended December 31, 2004 totaled approximately $42,000 and $776,000, respectively, and include both the cash portion of the fees payable to our Advisor as well as the corresponding increase in the Participation Interest that an affiliate of Hines holds in the Operating Partnership. (See Note 5 — “The Participation Interest” in our consolidated financial statements included in this Supplement for a description of the Participation Interest.) Asset management fees were computed for the period from the commencement of our operations (November 23, 2004) through December 31, 2004 based on the net equity capital we had invested in the Core Fund. Acquisition fees were computed based on the interest we acquired in the gross asset value of the Core Fund’s real estate investments.

      General and administrative expenses for the year ended December 31, 2004 totaled approximately $618,000. We expect these expenses to increase in the future based on a full year of operations as well as increased activity as we make additional real estate investments in future periods.

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      Our equity in earnings of the Core Fund for the year ended December 31, 2004 was approximately $68,000, representing our interest in the Core Fund’s net income during the period of our investment, from November 23, 2004 to December 31, 2004. For the year ended December 31, 2004, the Core Fund had net income of approximately $5,857,000 on revenues of approximately $145,384,000. We expect revenues, expenses and net income for the Core Fund to increase in the future as a result of having a full year of operations for the five properties acquired by the Core Fund during 2004 and as a result of the impact of future acquisitions. Accordingly, we anticipate our equity in earnings of the Core Fund to increase as well.

      The loss allocated to minority interests of approximately $6,540,000 for the year ended December 31, 2004 relates to the interests that affiliates of Hines own in the Operating Partnership.

Financial Condition, Liquidity and Capital Resources

      We are dependent upon the net proceeds to be received from our public offering to conduct our proposed activities. The capital required to purchase real estate investments will be obtained from our offering and from any indebtedness that we may incur in connection with the acquisition and operations of any real estate investments thereafter. In addition to the proceeds from our public offering, HREH, an affiliate of Hines, has invested an aggregate of $10,200,000 in the Operating Partnership.

      Our sources of funds will primarily be the net proceeds of our offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months. From November 23, 2004, the date we acquired an interest in the Core Fund, until December 31, 2004, we had distributions receivable of approximately $247,000 from the Core Fund as a result of this investment. We primarily used these distributions to pay dividends to our shareholders in the aggregate amount of approximately $99,000 and to pay distributions to minority interest holders in the Operating Partnership of approximately $73,000 in January 2005.

      We currently have no outstanding debt under any financing facilities and have not identified any sources of debt financing. Depending on market conditions, we expect that once the net proceeds of this offering are fully invested, our debt financing will be in the range of approximately 40-60% of the aggregate value of our real estate investments. Additionally, the amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owed by such entity, depending on market conditions and other factors. In fact, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. Our articles of incorporation limit our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our shareholders in our next quarterly report.

      In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments for services rendered to the Advisor, the Dealer Manager, Hines and their affiliates during the various phases of the organization and operation of the Company. During the organizational and offering stage, these payments will include payments to the Dealer Manager for selling commissions and dealer manager fees and payments to the Advisor for reimbursement of organization and offering costs. For the year ended December 31, 2004, we paid the Dealer Manager selling commissions and dealer manager fees of approximately $1,143,000 and $439,000, respectively. As of December 31, 2004, we have recorded a liability for approximately $23,967,000 million related to organizational and offering costs, of which approximately $618,000 was currently payable to our Advisor for reimbursement of such costs based on 3% of gross offering proceeds raised through that date. We have not yet paid the Advisor for reimbursement of any such organizational and offering costs. During the acquisition and operational stages, certain services related to management of our investments and operations will be provided to the Company by the Advisor and Hines pursuant to various agreements we have entered into or anticipate entering into with these entities. Pursuant to those agreements, we expect that we will make various payments to the Advisor and/or Hines, including acquisition fees, asset

46

management fees, property management fees, leasing fees, and payments for reimbursements of certain costs incurred by the Advisor and Hines in providing related services to the Company. We incurred asset management and acquisition fees to our Advisor of approximately $21,000 and $388,000, respectively, for the year ended December 31, 2004. As of December 31, 2004, approximately $1,308,000 was payable to our Advisor for reimbursement of certain expenses incurred in connection with our administration and ongoing operations.

      In connection with the acquisition of our initial investment in the Core Fund, we owed $6,639,305 to an affiliate of Hines as of December 31, 2004, which represented the remaining unpaid purchase price as of that date for our interest in the Core Fund. This amount was repaid in full in January 2005.

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G.	Plan of Distribution

      Hines REIT will no longer make available the deferred commission option described the Prospectus dated June 18, 2004. Accordingly, the last four paragraphs under the heading “Plan of Distribution — Underwriting Terms” beginning on page 134 of the Prospectus and the deferred commission option election in part 1.C. of the Subscription Agreement filed as Appendix B to the Prospectus are hereby deleted in their entirety.

H.	Dividends Declared by Our Board of Directors

      Our board of directors has declared dividends for the periods listed below, payable to shareholders of the of record at the close of business each day during the applicable period.

	Annualized Rate
Period	Declared(1)	Date Paid

November 23, 2004-December 31, 2004	6%	January 2005
January 1, 2005-January 31, 2005	6%	April 2005
February 1, 2005-February 28, 2005	6%	April 2005
March 1, 2005-March 31, 2005	6%	July 2005	(2)
April 1, 2005-April 30, 2005	6%	July 2005	(2)

(1)	Dividends were declared in an amount of $0.00164384 per share per day. The annualized rate declared represents the annualized rate of return on an investment of $10.00 per share attributable to these daily amounts, if paid for each day for a 365 day period.

(2)	Anticipated payment date.

I.	Other Revisions

      (A) The third sentence of the second paragraph under the caption “The Subscription Process” on page 136 of the Prospectus is revised by adding the phrase “If allowed by your broker dealer” at the beginning of the sentence. As revised, the sentence now reads: “If allowed by your broker dealer, in the subscription agreement you have the option of choosing to authorize us to make available on our web site at www.HinesREIT.com any prospectus amendments or supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be delivered to you, and to notify you via email when such reports are available electronically.”

      (B) Similarly, the same clause is added to the beginning of the third paragraph under the caption “Reports to Shareholders” on page 164 of the Prospectus. As revised, the sentence now reads: “If allowed by your broker dealer, in the subscription agreement you may choose to authorize us to make available on our web site at www.HinesREIT.com our quarterly and annual reports and any other reports required to be delivered to you, and to notify you via email when such reports are available.”

      (C) The following sentences are added to the end of the first paragraph under the caption “The Subscription Process — Minimum Offering” on page 137 of the Prospectus:

      “Interest and other income earned on funds held in the escrow account will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. If we complete the minimum offering, such interest or income will be paid to subscribers promptly after the termination of the escrow account and distribution of subscription proceeds to us.”

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      (D) The following sentence is added to the end of the fourth paragraph under the caption “The Subscription Process — Automatic Investment Program” on page 139 of the Prospectus:

      “In the event your broker-dealer does not offer automatic investment programs to its clients, your subscription agreement may be revised to remove the option to participate in this program through that particular account.”

      (E) On September 9, 2004, we entered into an Amended and Restated Escrow Agreement with Wells Fargo Bank, N.A. to provide for the following: (i) all income earned on funds placed in the escrow account prior to the time we reach the minimum offering will be paid to the applicable subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit, and (ii) the Advisor will pay all expenses associated with the escrow account. In light of this amendment, the Prospectus is revised as follows:

(i) In the answer to the question “How long will this offering last” in the “Questions and Answers About This Offering” section, on page xix of the Prospectus, the third sentence of the answer is deleted.

(ii) The fourth sentence in the third paragraph of the “Plan of Distribution — General” section, on page 132 of the Prospectus, is hereby replaced in its entirety with the following sentence:

“If the minimum offering of 1,000,000 shares is not sold by June 18, 2005 (which is one year after the effective date of this prospectus), we will cancel this offering and your investment will be returned to you within 10 days after cancellation, with the income earned on your investment while in escrow.”

(iii) The two paragraphs under the caption “Plan of Distribution — The Subscription Process — Minimum Offering” beginning on page 137 of the Prospectus are replaced in their entirety with the following:

“Subscription proceeds will be placed in escrow until such time as subscriptions representing 1,000,000 shares (assuming no volume or other discounts) have been received and accepted by us. Any shares purchased by our Advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or bank money-market mutual funds investing in obligations of or guaranteed by the U.S. government or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.

If the minimum offering has not been received and accepted by June 18, 2005 (one year after the date of this prospectus), this offering will be terminated and the escrow agent will promptly return your funds and subscription agreement within 10 business days. We have no right to extend the term of the minimum offering period. In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber. In the event that a subscriber fails to remit an executed Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 30% of the earnings attributable to such subscriber in accordance with Treasury Regulations.

We expect that income will be earned on funds in the escrow account. During any period in which subscription proceeds are held in escrow, income earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. If we reach the minimum offering, the applicable subscribers will receive their portion of such income promptly after the date funds are released from the escrow account. If we do not complete the minimum offering, such income will be paid to subscribers upon

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the termination of the escrow period. In all events, the Advisor will bear all expenses of the escrow account.”

      (F) In the answer to the question “Who is Hines” in the “Questions and Answers About this Offering” section, on page xi of the Prospectus, the fifth and six sentences are hereby deleted in their entirety and replaced by:

      “Since inception in 1957, Hines, its predecessor and their respective affiliates, have acquired or developed approximately 640 real estate projects representing approximately 190 million square feet. As of December 31, 2004, Hines and its affiliates had ownership interests in a real estate portfolio of approximately 110 projects, valued at approximately $11 billion.”

      (G) The first sentence in the risk factor entitled “Your investment may be subject to additional risks if we make international investments” on page 27 is deleted in its entirety and replaced with the following:

      “Hines has sponsored prior programs in which 31 properties were acquired or developed outside the United States during the 10-year period ended December 31, 2004.”

      (H) The fourth paragraph under the caption “The Hines Organization — General” beginning on page 38 and the subsequent chart on page 39 are hereby deleted in their entirety and replaced by the following:

      “Since inception in 1957, Hines, its predecessor and their respective affiliates, have acquired or developed approximately 640 real estate projects representing approximately 190 million square feet. In connection with these projects, Hines has employed many real estate investment strategies, including acquisitions, development, redevelopment and repositioning in the United States and internationally. As of December 31, 2004, Hines and its affiliates had ownership interests in a real estate portfolio of approximately 110 projects, valued at approximately $11 billion. Included in this portfolio are approximately 76 operating properties managed by Hines, representing approximately 39.5 million square feet. Hines manages a portfolio of approximately 120 operating properties with about 53.6 million square feet in which it does not have an ownership interest, bringing the total square feet under management to approximately 93.1 million square feet located in 58 United States and 12 international cities. The following table sets forth the history of the number of square feet under Hines’ management:”

Commercial Real Estate Managed by Hines and its Affiliates

50

      (I) The third sentence of the biography of Gerald D. Hines beginning on page 40 is hereby deleted and replaced by the following:

      “He oversees a portfolio of approximately 110 projects valued at approximately $11 billion and has expanded the scope of Hines by moving into foreign markets, introducing new product lines, initiating acquisition programs and developing major new sources of equity and debt financings.”

      (J) The fourth sentence of the biography of Jeffrey C. Hines beginning on page 41 is hereby deleted and replaced by the following:

      “He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of approximately 110 projects valued at approximately $11 billion.”

      (K) The first sentence under the caption “Management — The Hines Organization — Hines’ Real Estate Personnel and Structure” on page 42 and the subsequent map are hereby deleted in their entirety and replaced by the following:

      “Hines and its affiliates currently have approximately 2,900 employees who work out of Hines’ offices located in 63 cities in the United States and 13 other countries, as shown on the map below.

      (L) In connection with the registration of this offering in the State of Minnesota, we agreed to make the following disclosures in, or revisions to, the Prospectus as of June 18, 2004.

(i) Summary.

      Potential investors are referred to the section entitled “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest — General” on page 3 of the Prospectus for a summary of the fees, expense reimbursements and other compensation we will pay to the Advisor, Hines and other affiliates of Hines in connection with our offering.

51

(ii) Estimated Use of Proceeds.

      The following is hereby added to the end of the “Estimated Use of Proceeds” section on page 37 of the Prospectus:

“The purpose of this table is to show the amount available for investment assuming we sell the maximum of 200,000,000 shares at $10.00 per share and we issue no shares pursuant to our dividend reinvestment plan.

	Maximum Offering
	200,000,000 Shares(1)

	Amount		Percentage

GROSS PROCEEDS	$2,000,000,000		100%
Less Expenses
Selling Commissions(2)	$120,000,000		6.0%
Dealer Manager Fees(3)	$44,000,000		2.2%
Organization and Offering Costs(4)	$43,887,500		2.2%

Total Expenses	$207,887,500		10.4%

NET PROCEEDS AVAILABLE FOR INVESTMENT	$1,792,112,500		89.6%
Less:
Initial Investment in the Core Fund	$25,000,000	(5)	1.3%
Acquisition Fee on Initial Investment in the Core Fund (6)(7)	$282,614		0.0%
Acquisition Fees on Investments Other than Initial Investment in the Core Fund(6)(7)	$8,790,198		0.4%
Third-Party Acquisition Expenses(7)(8)	$7,232,159		0.4%

REMAINING PROCEEDS AVAILABLE FOR INVESTMENT	$1,750,807,529		87.5%

Working Capital Reserve	$0		0.0%

(1)	Assumes we sell the maximum of 200,000,000 shares at $10.00 per share and issue no shares relating to our dividend reinvestment plan.

(2)	We will pay the Dealer Manager sales commissions of up to 6.0% for sales of our shares to the public. All of these commissions will be reallowed to participating broker-dealers. The commission may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table we have not assumed any such discounts.

(3)	We will pay the Dealer Manager a dealer manager fee of up to 2.2% of gross offering proceeds for shares sold to the public, a portion of which may be reallowed to participating broker-dealers as marketing fees, to reimburse representatives of such broker-dealers the costs and expenses of attending our educational conferences or to defray other distribution-related expenses.

(4)	We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing and other accountable offering-related expenses, other than selling commissions and the dealer manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and marketing of our shares; (ii) salaries and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses associated with the offering and marketing of our shares; (iv) facilities and technology costs and other costs and expenses associated with the offering and to facilitate the marketing of our shares; (v) costs and expenses of conducting our educational

52

conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment reimbursement of bona fide due diligence expenses. Our Advisor will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds.

(5)	Reflects the proceeds raised in this offering which the Company will invest in the Core Fund. To fulfill our initial commitment to invest $35,000,000 in the Core Fund, the Company will also invest the net proceeds from the $10,000,000 HREH will contribute to the Operating Partnership in the Core Fund.

(6)	We will pay the Advisor an acquisition fee of 0.50% of (i) the purchase price of real estate investments we acquire directly, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity, for services provided by the Advisor in connection with the identification, evaluation and acquisition of such investments. For purposes of this table we have assumed that (i) we will not use debt when making real estate investments other than our initial investment in the Core Fund, and (ii) when we make our initial investment in the Core Fund, the approximate gross asset value of the Core Fund’s real estate investments will be equal to the total of the gross purchase price paid by the Core Fund at the time of its acquisition of such investments, and our pro rata share of the Core Fund’s total equity will be determined as the amount of our investment as a percentage of the book value of the Core Fund’s cumulative net capital contributions immediately following the Core Fund’s most recent property acquisition. In the event we raise the maximum $2,000,000,000 pursuant to this offering, excluding proceeds from sales of shares pursuant to our dividend reinvestment plan, and all of our real estate investments other than our initial investment in the Core Fund are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $17,863,011, or approximately 0.89% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings.

(7)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit. Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of leased property at the request of a tenant, or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(8)	Acquisition expenses include customary third-party acquisition expenses which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition expenses include legal, accounting, consulting, appraisals, engineering, due diligence, option payments, title insurance and other expenses relating to potential acquisitions regardless of whether the property is actually acquired. For purposes of this table we have assumed that we will not use debt when making real estate investments.”

(iii) Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest.

(1) The following is added to the second column of the table contained at “Summary — Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” on page 3 of the Prospectus, after the second paragraph under the caption “Operational Stage”:

“In connection with both the asset management fee and the corresponding increase in the Participation Interest, the percentage itself on an annual basis would equal 0.75%, or 1.5%

53

on a combined basis. However, because each of the cash fee and the Participation Interest increase is calculated monthly, and the net equity capital we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount or the value (in either dollars or percentage) of either of these items on an annual basis.”

Likewise, the following is added to the second column of the table contained at “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest — General” on page 63 of the Prospectus, after the second paragraph under the caption “Operational Stage”:

“In connection with both the asset management fee and the corresponding increase in the Participation Interest, the percentage itself on an annual basis would equal 0.75%, or 1.5% on a combined basis. However, because each of the cash fee and the Participation Interest increase is calculated monthly, and the net equity capital we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount or value (in either dollars or percentage) of either of these items on an annual basis.”

(2) The following language is added to footnote (7) of the table located in “Summary — Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” on page 5 of the Prospectus;

“Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.”

Likewise, this same language is added to footnote (7) of the table located in (i) “Estimated Use of Proceeds” on page 37 of the Prospectus, and (ii) “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest — General” on page 65 of the Prospectus:

(3) The following sentence is added to the first paragraph of the “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest — General” section on page 63 of the Prospectus:

“We pay our independent directors an annual fee of $30,000, a fee of $2,000 for each board or committee meeting attended and a fee of $500 for each conference call they participate on pursuant to our request. Independent directors also receive shares under our Employee and Director Incentive Share Plan. We reimburse our directors for out-of-pocket expenses incurred in connection with attendance at board or committee meetings.” Please see “Management — Compensation of Directors.”

(4) The following sentence is added to the last paragraph of the “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest — General” section on page 66 of the Prospectus:

“The fees, compensation, income, expense reimbursements, interests and other payments payable to Hines and its affiliates will not increase during this offering from those described above.”

54

J.	Supplemental Sales Materials

      In addition to the Prospectus, as supplemented, we prepared and are using supplemental sales material in connection with the offering of our shares. The supplemental sales material does not contain all of the information material to an investment decision and should only be reviewed after reading the prospectus. In some states, the use of supplemental sales material may not be permitted.

      The following is a brief description of the supplemental sales material prepared by us and currently used in permitted jurisdictions:

•	The Hines Real Estate Investment Trust Brochure which briefly summarizes: (i) information about risks and suitability investors should consider before investing in us; (ii) the real estate experience and organization of our sponsor; (iii) certain of our objectives and strategies; (iv) our investment philosophy; (v) certain terms of the offering; and (vi) our board of directors.

•	The Hines Real Estate Investment Trust Property Gallery which briefly summarizes (i) information about risks and suitability investors should consider before investing in us; (ii) objectives and strategies relating to our selection of assets; and (iii) certain properties in which the Core Fund holds an interest.

K.	Experts

      The consolidated financial statements of Hines Real Estate Investment Trust, Inc. and subsidiary as of December 31, 2004 and 2003, and for the year ended December 31, 2004 and for the period from August 5, 2003 (date of inception) to December 31, 2003, the consolidated financial statements of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries as of December 31, 2004 and 2003, and for the year ended December 31, 2004 and for the period from August 8, 2003 (date of inception) to December 31, 2003, and the statements of revenues and certain operating expenses for 55 Second Street and 101 Second Street, San Francisco, for the years ended December 31, 2003, 2002 and 2001, included in this Supplement have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports appearing herein (which report on the statements of revenues and certain operating expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statements) and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

55

L.	Financial Statements

Hines Real Estate Investment Trust, Inc.
Consolidated Financial Statements — Year ended December 31, 2004 and Period from August 5, 2003 Through December 31, 2003:
Report of Independent Registered Public Accounting Firm	F-2
Audited Consolidated Financial Statements
Consolidated Balance Sheets	F-3
Consolidated Statements of Operations	F-4
Consolidated Statements of Shareholders’ Deficit	F-5
Consolidated Statements of Cash Flows	F-6
Notes to Consolidated Financial Statements	F-7

Hines-Sumisei U.S. Core Office Fund, L.P.
Consolidated Financial Statements — Year ended December 31, 2004 and Period from August 8, 2003 Through December 31, 2003:
Report of Independent Registered Public Accounting Firm	F-19
Audited Consolidated Financial Statements
Consolidated Balance Sheets	F-20
Consolidated Statements of Operations	F-21
Consolidated Statements of Partners’ Equity (Deficit)	F-22
Consolidated Statements of Cash Flows	F-23
Notes to Consolidated Financial Statements	F-24

55 Second Street (the KPMG Building) and 101 Second Street — Nine Months Ended September 30, 2004 (unaudited) and the Years Ended December 31, 2003, 2002 and 2001:
Independent Auditors’ Report	F-37
Statements of Revenues and Certain Operating Expenses	F-38
Notes to Statements of Revenues and Certain Operating Expenses	F-39

(2) Financial Statement Schedules — None required

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of

Hines Real Estate Investment Trust, Inc.
Houston, Texas
      We have audited the accompanying consolidated balance sheets of Hines Real Estate Investment Trust, Inc. and subsidiary (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the year ended December 31, 2004 and the period from August 5, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hines Real Estate Investment Trust, Inc. and subsidiary at December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 and for the period from August 5, 2003 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 29, 2005

F-2

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2004 and 2003

	December 31,	December 31,
	2004	2003

ASSETS
Cash	$1,536,439	$211,000
Escrowed investor proceeds	100,000	—
Distributions receivable	247,494	—
Prepaid insurance	46,688	—
Deferred offering costs	—	183,000
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	28,181,662	—

TOTAL ASSETS	$30,112,283	$394,000

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Liabilities:
Accounts payable and accrued expenses	$114,759	$2,224
Escrowed investor proceeds liability	100,000	—
Unaccepted subscriptions for common shares	562,200	—
Due to affiliates, net	25,477,859	202,203
Participation interest liability	409,160	—
Dividends payable	99,149	—
Distributions payable to minority interests	73,231	—

Total liabilities	26,836,358	204,427
Minority interest	3,586,629	200,000
Commitments and Contingencies
Shareholders’ deficit:
Preferred shares, $.001 par value; 500,000,000 and 0 preferred shares authorized as of December 31, 2004 and 2003, respectively; no preferred shares issued or outstanding as of December 31, 2004 or 2003	—	—
Common shares, $.001 par value; 1,500,000,000 and 100,000 common shares authorized as of December 31, 2004 and December 31, 2003, respectively; 2,073,116 and 1,000 common shares issued and outstanding, respectively, as of December 31, 2004 and December 31, 2003	2,073	1
Additional paid-in capital	9,715,539	9,999
Retained deficit	(10,028,316)	(20,427)

Total shareholders’ deficit	(310,704)	(10,427)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$30,112,283	$394,000

See notes to the consolidated financial statements.

F-3

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year ended December 31, 2004 and
for the Period from August 5, 2003 (date of inception) through December 31, 2003

		Period from
		August 5, 2003
		(date of inception)
	Year Ended	through
	December 31,	December 31,
	2004	2003

Revenues	$—	$—

Expenses:
Organizational and offering expenses	14,771,095	—
Asset management and acquisition fees	818,320	—
Other start-up costs	409,668	20,427
General and administrative expenses	617,570	—

Total Expenses	16,616,653	20,427

Loss before equity in earnings, interest income and loss allocated to minority interests	(16,616,653)	(20,427)

Equity in earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	68,461	—
Interest income	163	—
Loss allocated to minority interests	6,540,140	—

Net Loss	$(10,007,889)	$(20,427)

Loss per common share	$(60.40)	$(20.43)

Weighted average number of common shares outstanding	165,690	1,000

See notes to the consolidated financial statements.

F-4

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

For the Year ended December 31, 2004
and for the Period from August 5, 2003 (date of inception) through December 31, 2003

	Preferred Shares		Common Shares
					Additional		Total
	Preferred		Common		Paid-In	Retained	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

BALANCE, August 5, 2003 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of common shares	—	—	1,000	1	9,999	—	10,000
Net loss	—	—	—	—	—	(20,427)	(20,427)

BALANCE, December 31, 2003	—	—	1,000	1	9,999	(20,427)	(10,427)
Issuance of common shares	—	—	2,072,116	2,072	20,582,905	—	20,584,977
Dividends declared	—	—	—	—	(99,149)	—	(99,149)
Selling commissions and dealer manager fees	—	—	—	—	(1,582,527)	—	(1,582,527)
Other offering costs	—	—	—	—	(9,195,689)	—	(9,195,689)
Net loss	—	—	—	—	—	(10,007,889)	(10,007,889)

BALANCE, December 31, 2004	—	$—	2,073,116	$2,073	$9,715,539	$(10,028,316)	$(310,704)

See notes to the consolidated financial statements.

F-5

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year ended December 31, 2004
and for the Period from August 5, 2003 (date of inception) through December 31, 2003

		Period From
		August 5, 2003
		(date of inception)
	Year Ended	through
	December 31,	December 31,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,007,889)	$(20,427)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	(68,461)	—
Loss allocated to minority interests	(6,540,140)	—
Accrual of organizational and offering expenses	14,771,095	—
Increase in prepaid insurance	(46,688)	—
Increase in accounts payable and accrued expenses	112,535	2,224
Increase in participation interest liability	409,160	—
Increase in due to affiliates, net	197,548	—

Net cash used in operating activities	(1,172,840)	(18,203)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	(28,360,695)	—

Net cash used in investing activities	(28,360,695)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in escrowed investor proceeds	(100,000)	—
Increase in escrowed investor proceeds liability	100,000	—
Increase in unaccepted subscriptions for common shares	562,200	—
Proceeds from issuance of common stock	20,584,977	10,000
Payments of selling commissions and dealer manager fees	(1,245,770)	—
Proceeds from advances from affiliate, net	957,567	202,203
Additions to deferred offering costs	—	(183,000)
Capital contribution from minority partner in consolidated partnership	10,000,000	200,000

Net cash provided by financing activities	30,858,974	229,203

Net change in cash	1,325,439	211,000
Cash, beginning of period	211,000	—

Cash, end of period	$1,536,439	$211,000

Supplemental Schedule of Non-Cash Financing Activities
Unpaid selling commissions and dealer manager fees	336,757	—

Deferred offering costs offset against additional paid-in capital	$9,012,689	$—

Dividends declared and unpaid	$99,149	$—

Distributions declared and unpaid to minority interests	$73,231	$—

See notes to the consolidated financial statements.

F-6

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended December 31, 2004 and for
the Period from August 5, 2003 (date of inception) to December 31, 2003

1.	Organization

      Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT” and, together with the Operating Partnership (as defined below), the “Company”), was formed on August 5, 2003 under the General Corporation Law of the state of Maryland for the purpose of engaging in the business of investing in and owning interests in commercial real estate. The Company operates and intends to continue to operate in a manner to qualify for real estate investment trust (“REIT”) status for federal income tax purposes and intends to elect REIT status in connection with the filing of its 2004 federal tax return. The Company is structured as an umbrella partnership REIT under which substantially all of the Company’s current and future business is and will be conducted through a majority-owned subsidiary, Hines REIT Properties, L.P. (the “Operating Partnership”). Hines REIT is the sole general partner of the Operating Partnership. Subject to certain restrictions and limitations, the business of the Company is managed by Hines Advisors Limited Partnership (the “Advisor”), an affiliate of Hines Interests Limited Partnership (“Hines”), pursuant to the Advisory Agreement the Operating Partnership entered into with the Advisor (the “Advisory Agreement”) (see Note 5).

      On August 27, 2003, Hines REIT Investor, L.P., an affiliate of the Advisor, purchased 1,000 common shares of common stock for $10,000 and was admitted as the initial shareholder of Hines REIT. Hines REIT and HALP Associates Limited Partnership (“HALP”), an affiliate of the Advisor, formed the Operating Partnership on August 20, 2003. On August 27, 2003, Hines REIT and HALP made initial capital contributions to the Operating Partnership of $2,020 and $200,000, respectively. On May 20, 2004, Hines REIT made an additional capital contribution to the Operating Partnership of $7,980. On May 24, 2004, HALP assigned its capital interest in the Operating Partnership to Hines Real Estate Holdings Limited Partnership (“HREH”), an affiliate of Hines.

Public Offering

      On June 18, 2004, Hines REIT commenced its initial public offering pursuant to which it is offering a minimum of 1,000,000 (the “Minimum Number of Shares” or “Minimum Offering”) and a maximum of 220,000,000 common shares for sale to the public (the “Offering”). Hines REIT has retained Hines Real Estate Securities, Inc., (“HRES” or the “Dealer Manager”), an affiliate of the Advisor, to serve as the dealer manager for the Offering. The Dealer Manager is responsible for marketing the common shares being offered pursuant to the Offering (see Note 5). The Hines REIT reached its Minimum Offering on November 23, 2004, at which time it issued 1,011,642 shares to its investors.

      Through December 31, 2004, the Company had received gross offering proceeds of $20,688,653 from the sale of 2,083,116 common shares, including $100,000 of gross proceeds relating to 10,000 shares sold to investors in Pennsylvania (see Note 2). As of December 31, 2004, 197,916,884 common shares remained available for sale to the public pursuant to the Offering, exclusive of common shares available under the Company’s dividend reinvestment plan. Hines REIT contributes all net proceeds from the Offering to the Operating Partnership in exchange for partnership units in the Operating Partnership. As of December 31, 2004, Hines REIT owned a 64.29% interest in the Operating Partnership. Management expects Hines REIT’s ownership percentage in the Operating Partnership to continue to increase as Hines REIT invests additional net proceeds from the Offering in the Operating Partnership.

      From January 1 through March 28, 2005, Hines REIT had received gross offering proceeds of $31,407,967 from the sale of 3,154,045 common shares, including $283,000 of gross proceeds relating to 28,300 shares sold to investors in Pennsylvania and $46,838 of gross proceeds relating to 4,930 shares from the dividend reinvestment plan. As of March 28, 2005, 194,767,769 common shares remained available for

F-7

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

sale to the public pursuant to the Offering, exclusive of common shares available under Hines REIT’s dividend reinvestment plan.

Minority Interests

      In addition to the $200,000 interest referred to above, on November 23, 2004, upon the Company reaching its Minimum Offering, HREH contributed an additional $10,000,000 to the Operating Partnership. As of December 31, 2004, HREH owned a 34.33% interest in the Operating Partnership.

      Additionally, as a result of HALP’s ownership of the Participation Interest (see Note 5), HALP’s percentage ownership in the Operating Partnership was 1.38% as of December 31, 2004.

Investment in Hines-Sumisei U.S. Core Office Fund, L.P.

      As of December 31, 2004, the Company held 35,000 partnership units in the Core Fund (as defined below), representing the entire $35,000,000 interest it purchased from Hines US Core Office Capital Associates II Limited Partnership (“Cap Associates II”), an affiliate of Hines (see Note 3). As of December 31, 2004, the Company had paid all but $6,639,305 of the purchase price for this interest, the balance of which was paid in January 2005. As of December 31, 2004, the Core Fund owned indirect interests in eight office properties.

2.	Summary of Significant Accounting Policies

Basis of Presentation

      The consolidated financial statements include the accounts of Hines REIT and the Operating Partnership (over which Hines REIT exercises financial and operating control) and the related amount of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

      Investments in real estate partnerships where Hines REIT has the ability to exercise significant influence, but does not exercise financial and operating control, are accounted for using the equity method. See further discussion in Note 3.

Cash and Cash Equivalents

      The Company considers all short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less at the time of purchase to be cash equivalents. At December 31, 2004 and December 31, 2003, the Company did not have any cash equivalents.

Escrowed Investor Proceeds

      Escrowed investor proceeds and the related liability include gross proceeds relating to shares sold to investors in Pennsylvania, which are being held in escrow until the Company raises at least $73,000,000 of gross proceeds in the Offering.

Unaccepted Subscriptions for Common Shares

      Unaccepted subscriptions for common shares includes proceeds related to subscriptions which had not been accepted by the Company as of December 31, 2004.

Real Estate Purchase Price Allocation

      Following is a description of the Company’s accounting policy with respect to real estate assets acquired directly by the Company or one of its consolidated subsidiaries. The Company does not currently

F-8

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

own any real estate assets directly. As of December 31, 2004, all of the Company’s interests in real estate assets were held through its investment in the Core Fund (see Note 3).

      The Company will allocate the purchase price to tangible assets of an acquired property (which include land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. The Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The Company will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The Company will amortize any capitalized below-market lease values as an increase to rental income over the remaining non-cancelable terms of the respective leases.

      The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

      The value of in-place leases will be amortized to expense over the initial term of the respective leases, which management primarily expects to range from five to 20 years. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

      Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. The Company will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

Organizational and Offering Costs

      Hines REIT incurred Securities and Exchange Commission filing fees of $180,000 in September, 2003, which were recorded as deferred offering costs in the accompanying consolidated balance sheet at December 31, 2003. Certain other organizational and offering costs of the Company have been paid by the Advisor on behalf of the Company. These costs consist of actual legal, accounting, printing, marketing and certain other offering-related expenses, and may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing-related costs and expenses such as salaries and direct expenses of the Advisor’s employees and employees of the Advisor’s affiliates in connection with registering and marketing of Hines REIT’s common shares; (ii) salaries and direct expenses of employees of HRES while preparing for the offering and marketing of Hines REIT’s common shares and in connection with their wholesaling

F-9

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

activities; (iii) travel and entertainment expenses related to the offering and marketing of Hines REIT’s common shares; (iv) facilities and technology costs and other costs and expenses associated with the offering and marketing of Hines REIT’s common shares; (v) costs and expenses of conducting Hines REIT’s educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. Pursuant to the Advisory Agreement, the Company is obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred or 3.0% of the gross proceeds raised from the Offering. In no event will the Company have any obligation to reimburse the Advisor for organizational and offering costs totaling in excess of 3.0% of the gross proceeds from the Offering.

      As of December 31, 2004 and December 31, 2003, the Advisor had incurred on behalf of the Company organizational and offering costs of approximately $24.0 million and $6.4 million, respectively (of which approximately $14.8 million and $2.9 million as of December 31, 2004 and December 31, 2003, respectively, relates to the Advisor or its affiliates), which includes approximately $14.8 million and $3.9 million as of December 31, 2004 and December 31, 2003, respectively, of organizational and internal offering costs, and approximately $9.2 million and $2.5 million as of December 31, 2004 and December 31, 2003, respectively, of third-party offering costs. For the year ended December 31, 2004, organizational and internal offering costs of approximately $14.8 million were expensed and included in the accompanying consolidated statement of operations and third-party offering costs of approximately $9.2 million were offset against additional paid-in capital on the accompanying consolidated statement of shareholders’ deficit. These amounts were accrued and included in due to affiliates, net in the accompanying consolidated balance sheet as of December 31, 2004 after (1) the Advisory Agreement was executed (May 24, 2004) and (2) subscriptions for the Minimum Number of Shares were received and accepted by Hines REIT (November 23, 2004).

Other Start-up Costs

      Other start-up costs recorded in the accompanying consolidated statements of operations include primarily legal and directors’ fees associated with the formation and initial activities of Hines REIT’s board of directors.

Per Share Data

      Loss per common share is calculated by dividing the net loss for each period by the weighted average number of common shares outstanding during such period. Diluted loss per common share has not been presented as there were no dilutive potential common shares for the year ended December 31, 2004 or for the period from Inception through December 31, 2003.

Income Taxes

      For the year ended December 31, 2004, Hines REIT intends to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be taxed as such beginning with its taxable year ended December 31, 2004. In addition, the Company’s sole investment as of December 31, 2004 was its investment in the Core Fund, which has invested in properties through a structure that includes several entities that will elect to be taxed as REITs. To qualify as a REIT, an entity must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of its annual ordinary taxable income to its shareholders. REITs are generally not subject to federal income tax on taxable income that they distribute to their shareholders. If Hines REIT or the applicable entities in the Core Fund fail to qualify as REITs in any taxable year, they will then be subject to federal income taxes on their taxable income at regular corporate rates and will not be permitted to qualify for treatment as REITs for federal income tax

F-10

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted relief under certain statutory provisions. Such an event could materially adversely affect Hines REIT’s net income and net cash available for distribution to its shareholders. However, Hines REIT management believes that the Company and the applicable entities in the Core Fund are organized and operate in such a manner as to qualify for treatment as REITs and intend to operate in the foreseeable future in such a manner so that they will remain qualified as REITs for federal income tax purposes.

      During the period from Inception through December 31, 2003, Hines REIT generated a deferred tax asset of approximately $3,000. Hines REIT recorded a valuation allowance of a like amount because of its intention to qualify as a REIT in 2004, which would not allow for the realization of the deferred tax asset. No provision has been made for federal income taxes for the year ended December 31, 2004 in the accompanying consolidated financial statements.

Use of Estimates

      The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Stock-based Compensation

      Under the terms of the Employee and Director Incentive Share Plan, on December 2, 2004, the Company granted each independent member of its board of directors 1,000 restricted shares. These restricted shares will fully vest upon completion of their initial term for which they were elected. In accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation(as amended), the Company is recognizing the expense related to these shares over the vesting period and therefore has recorded $6,324 of compensation expense for the year ended December 31, 2004. This expense is included in general and administrative expenses in the accompanying statements of operations.

Fair Value of Financial Instruments

      Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2004 and 2003. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      As of December 31, 2004 and 2003, management estimates that the carrying value of cash and cash equivalents, distributions receivable, accounts payable and accrued expenses, dividends and distributions payable are recorded at amounts which reasonably approximate fair value.

Comprehensive Loss

      Comprehensive loss is equal to net loss for the year ended December 31, 2004 and for the period from August 5, 2003 (date of inception) to December 31, 2003.

Reportable Segments

      FASB Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures About Segments of Enterprise and Related Information, establishes standards for reporting financial and descriptive

F-11

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

information about an enterprise’s reportable segments. Management has determined that the Company has one reportable segment, which is owning interests in commercial real estate investments.

Newly Adopted Accounting Pronouncements

      In January 2003, FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“FIN 46”) which was revised in December 2003. FIN 46, as amended, establishes criteria to identify and assess a company’s interest in variable interest entities and for consolidating those entities. The consolidation requirements apply to existing public entities as of March 31, 2004. The Company does not believe that its unconsolidated subsidiary is a variable interest entity under the provisions of FIN 46.

3.	Investment in Hines-Sumisei U.S. Core Office Fund, L.P.

      Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) is a partnership organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term holdings. On June 3, 2004 the Operating Partnership entered into an agreement obligating it to use its first $35 million of net proceeds to acquire an interest in the Core Fund. On November 23, 2004, the Operating Partnership acquired 35,000 units in the Core Fund, representing the entire $35,000,000 interest it contracted to purchase from Cap Associates II, an affiliate of Hines. The Company applied $19,075,849 to the purchase price of this interest on that date, including the proceeds from a $10 million investment in the Operating Partnership by HREH, and agreed to pay the remaining $15,924,151 of the purchase price as it received additional net proceeds from the Offering. As of December 31, 2004, the Company had paid all but $6,639,305 of the purchase price for this interest, the balance of which was paid in January 2005. Under the terms of the purchase of this interest, to the extent the Company received any distributions from the Core Fund in respect of these units which relate to the period prior to November 23, 2004, such amounts were to be transferred to the seller of these units. To the extent the Company received any distributions from the Core Fund in respect of these units which related to the period after November 23, 2004, but prior to the date the Company paid the remaining purchase price for these units in full, such distributions were to be allocated between the Company and the seller of these units as follows: (i) the applicable amount of such distribution were to be divided and deemed paid on a daily basis during such period, and (ii) each daily amount was to be allocated between the parties based on the relationship of the total purchase price paid versus the amount of the remaining purchase price unpaid on such day.

      As of December 31, 2004, the Company’s equity method investment in Hines-Sumisei U.S. Core Office Fund, L.P. reflected in the accompanying consolidated balance sheet represents the $28,360,695 of the purchase price that had been paid to date as adjusted by the equity in earnings and distributions earned from the Core Fund related to that net investment for the period from November 23, 2004 to December 31, 2004. As of December 31, 2004, the Company had distributions receivable from the Core Fund of $247,494 related to this investment.

      The Company’s investment in the Core Fund is in the form of a non-managing general partner interest. This type of interest has limited rights with respect to the day-to-day operations of the Core Fund, but has full general partner liability under Delaware law. The Core Fund owns interests in real estate assets through certain limited liability companies and limited partnerships which have mortgage financing in place. None of this debt is recourse to the Core Fund or the Company.

F-12

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Consolidated condensed financial information of the Core Fund is summarized as follows:

Consolidated Condensed Balance Sheet

as of December 31, 2004

ASSETS
Cash	$42,595,516
Property, net	1,086,862,767
Other assets	221,677,908

Total Assets	$1,351,136,191

LIABILITIES AND PARTNERS’ CAPITAL
Debt	$739,733,000
Other liabilities	68,469,945
Minority interest	283,165,187
Partners’ capital	259,768,059

Total Liabilities and Partners’ Capital	$1,351,136,191

Consolidated Condensed Statement of Operations of the Core Fund

For the Year Ended December 31, 2004

Revenues and interest income	$145,731,104
Expenses	(129,136,976)
Minority interest	(10,737,438)

Net Income	$5,856,690

      Of the total 2004 rental revenue of the Core Fund, approximately:

•	14% was earned from two tenants in the oil and gas industry, whose leases expire on December 31, 2015;

•	40% was earned from several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027; and

•	25% was earned from two tenants in the financial services industry, one of whose lease expires in 2018 and the other whose leases expire in 2005 and 2015.

      On February 1, 2005, the Company acquired an additional 21,629.482 units in the Core Fund from Hines US Core LLC, an affiliate of Hines. The Company acquired these units at the original purchase price paid by the seller, or $1,000 per unit, resulting in a total purchase price of $21,629,482. The total amount applied to the purchase price of these units on the date of purchase was $2,492,000. The Company agreed to pay the remaining $19,137,482 of the purchase price for these units as it received additional net offering proceeds from the Offering. In March 2005, the Company paid the remaining amount in full.

      To the extent the Company receives any distributions from the Core Fund in respect of these units which relate to periods prior to the date of the acquisition, such amounts will be transferred to the seller of these units. To the extent the Company receives any distributions from the Core Fund in respect of these units which relate to periods after the date of the acquisition, but prior to the date the Company pays the remaining purchase price for these units in full, such distributions will be allocated between the Company and the seller of these units as follows: (i) the applicable amount of such distribution will be divided and

F-13

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

deemed paid on a daily basis during such period, and (ii) each daily amount will be allocated between the parties based the relationship of the total purchase price paid versus the amount of the remaining purchase price unpaid on such day.

      As of March 28, 2005, the Company owned a 13.87% non-managing general partner interest in the Core Fund.

4.	Shareholders’ Deficit

Preferred Shares

      The Company’s board of directors, through Hines REIT’s articles of incorporation, has the authority to authorize the issuance of 500,000,000 preferred shares in one or more classes or series. The rights and terms of such preferred shares will be determined by the board of directors. However, the voting rights of preferred shares sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid for each such preferred share bears to the book value of each outstanding common share. As of December 31, 2004 and 2003, the Company had no outstanding preferred shares.

Common Shares

      The holders of common shares are entitled to one vote per share upon each matter upon which holders of all common shares are entitled to vote, including the election of Hines REIT’s directors. The articles of incorporation of Hines REIT prohibit cumulative voting in the election of directors. Therefore, the holders of the majority of the common shares outstanding present in person or by proxy at an annual meeting of shareholders at which a quorum is present can elect the entire board of directors. Subject to the preferences and rights of any class or series of shares, the holders of common shares are entitled to dividends as authorized and declared by the board of directors out of legally available funds and, upon liquidation, are entitled to receive Hines REIT’s net assets available for distribution to shareholders. All shares issued in Hines REIT’s public offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights. As of December 31, 2004 and 2003, the Company had 2,073,116 and 1,000 shares of common stock outstanding, respectively.

Dividends

      The board of directors has declared dividends for the periods listed below, payable to shareholders of record at the close of business each day during the applicable period.

	Annualized
	Rate
Period	Declared(1)	Date Paid

November 23, 2004 — December 31, 2004	6%	January 14, 2005
January 1, 2005 — January 31, 2005	6%	April 2005	(2)
February 1, 2005 — February 28, 2005	6%	April 2005	(2)
March 1, 2005 — March 31, 2005	6%	April 2005	(2)
April 1, 2005 — April 30, 2005	6%	July 2005	(2)

(1)	Dividends were declared in the amount of $0.00164384 per share per day, representing the annualized rate of return on an investment of $10.00 per share if paid each day over a 365-day period.

(2)	Anticipated payment date.

F-14

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Dividends to shareholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Dividends that exceed the Company’s current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a dividend and reduce the shareholders’ basis in the common shares. To the extent that a dividend exceeds both current and accumulated earnings and profits and the shareholders’ basis in the common shares, it will generally be treated as a gain from the sale or exchange of that shareholder’s common shares. The Company annually notifies shareholders of the taxability of dividends paid related to the preceding year.

      All dividends relating to the year ended December 31, 2004 constituted a return of capital for tax purposes.

5.     Related Party Transactions

Advisory Agreement

      The Advisory Agreement entitles the Advisor to receive specified fees upon the provision of certain services with regard to the investment of funds in and management of real estate investments, among other services, as well as reimbursements for organizational and offering costs incurred by the Advisor on behalf of the Company and certain costs incurred by the Advisor in providing services to the Company.

      The Advisory Agreement expires on May 24, 2005 and may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties. The Advisory Agreement may be terminated without cause by a majority of Hines REIT’s independent directors or by the Advisor upon 60 days’ written notice, and may be terminated immediately by the Company or the Advisor under certain circumstances. In the event the Advisory Agreement is terminated, the Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. In the event the Advisory Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor, any partner in the Operating Partnership affiliated with Hines may require that the Operating Partnership acquire all or a portion of the Participation Interest (as hereinafter defined) or any other interests in the Operating Partnership held by any such holder. The purchase price for the Participation Interest will equal the amount that would be distributed to the holder assuming all the Operating Partnership’s assets were sold for their then-current fair market value and the proceeds were distributed in an orderly liquidation of the Operating Partnership.

      Acquisition Fees — The Company pays an acquisition fee to the Advisor for services related to the due diligence, selection and acquisition of direct or indirect real estate investments. The acquisition fee is payable following the closing of each acquisition in an amount equal to 0.50% of (i) the purchase price of real estate investments acquired directly by the Company, including any debt attributable to such investments, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of the real estate investments held by that entity. The Advisor earned acquisition fees totaling $388,256 during the year ended December 31, 2004, which have been recorded as an expense in the accompanying consolidated statement of operations (see discussion of Participation Interest below).

      Asset Management Fees — The Company pays asset management fees to the Advisor for services related to managing, operating, directing and supervising the operations and administration of the Company and its assets. The asset management fee is earned by the Advisor monthly in an amount equal to 0.0625% multiplied by the net equity capital the Company has invested in real estate investments as of the end of the applicable month. The Advisor earned asset management fees totaling $20,904 during the year ended December 31, 2004, which have been recorded as an expense in the accompanying consolidated statement of operations (see discussion of Participation Interest below).

F-15

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Expense Reimbursements — In addition to reimbursement of organizational and offering costs (see Note 2), the Company will reimburse the Advisor and its affiliates for certain other expenses incurred in connection with the Company’s administration and ongoing operations. As of December 31, 2004 and December 31, 2003 the Advisor had advanced to or paid on behalf of the Company $1,308,087 and $202,203, respectively, to fund certain costs incurred by the Company, which has been included in the accompanying consolidated balance sheets. Management expects that these amounts will be repaid out of proceeds from the Offering or future operating cash flow.

      Reimbursement to the Company — The Advisor must reimburse the Company quarterly for any amounts by which operating expenses exceed, in any four consecutive fiscal quarters, the greater of (i) 2.0% of the Company’s average invested assets, which consists of the average book value of its real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25.0% of its net income, excluding the gain on sale of any of the Company’s assets, unless Hines REIT’s independent directors determine that such excess was justified. Operating expenses generally include all expenses paid or incurred by the Company as determined by generally accepted accounting principles, except certain expenses identified in Hines REIT’s Amended and Restated Articles of Incorporation.

Dealer Manager Agreement

      Hines REIT has entered into a dealer manager agreement (the “DMA”) with HRES, for marketing the common shares being offered pursuant to the Offering. The DMA expires at the close of business on the date that the Offering is terminated. The DMA may be terminated by either party upon 60 days’ written notice and may be terminated immediately by Hines REIT or HRES under certain circumstances.

      The Company pays HRES selling commissions in an amount of up to 6.0% of the gross proceeds of the common shares sold pursuant to the Offering (up to 4.0% for common shares issued pursuant to the dividend reinvestment plan), all of which will be reallowed to participating broker-dealers, plus a dealer manager fee in the amount of 2.2% of the gross proceeds of the common shares sold pursuant to the Offering, a portion of which may be reallowed to selected participating broker-dealers. No dealer manger fee will be paid with respect to the common shares sold pursuant to Hines REIT’s dividend reinvestment plan. Additionally, the Company or the Advisor may reimburse HRES for certain employee compensation and other expenses relating to the Offering, including but not limited to reimbursement of up to 0.5% of gross proceeds for bona fide due diligence expenses incurred by HRES. Selling commissions of $1,143,309 and dealer manager fees of $439,218 were earned by HRES for the year ended December 31, 2004, which have been offset against additional paid-in capital in the accompanying consolidated statement of shareholders’ deficit.

The Participation Interest

      Pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, HALP owns a profits interest in the Operating Partnership (the “Participation Interest”). The Participation Interest was issued in consideration for an obligation by Hines and its affiliates to perform future services in connection with the Company’s real estate operations. The percentage interest in the Operating Partnership attributable to the Participation Interest was 1.38% as of December 31, 2004. The Participation Interest increases as described below and entitles HALP to receive distributions from the Operating Partnership based upon its percentage interest in the Operating Partnership at the time of distribution. Because the Participation Interest is a profits interest, any value of such interest will be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest.

F-16

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Participation Interest as of the end of a particular calendar month equals the sum of: (i) the percentage interest attributable to the Participation Interest as of the end of the immediately preceding month, adjusted for any issuances or redemptions of units of partnership interest in the Operating Partnership during the month, plus (ii) 0.0625% of the net equity received by the Operating Partnership and invested in real estate investments as of the end of the current month, divided by the Equity Value (as defined in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership) of the Operating Partnership as of the end of the current month, plus (iii) 0.50% of the gross amount invested by the Operating Partnership in any real estate investments, including debt attributable to such investments (“Gross Real Estate Investments”), made by the Operating Partnership during the current month divided by the Equity Value of the Operating Partnership as of the end of such month; provided that in the case of amounts invested in entities not wholly-owned by the Operating Partnership, it will be the Company’s allocable share of the Gross Real Estate Investments of such entities, divided by the Equity Value of the Operating Partnership as of the end of such month. The monthly adjustment to the percentage interest attributable to the Participation Interest is intended to approximate the economic equivalent of the cash acquisition and asset management fees earned by the Advisor under the Advisory Agreement for the applicable month, and the immediate and automatic reinvestment of such amount into the Operating Partnership in exchange for equity.

      As the percentage interest of the Participation Interest is adjusted, the value attributable to such adjustment is charged against earnings and recorded as a liability until such time as the Participation Interest is repurchased for cash or converted into common shares. This liability and related expense totaled $409,160 as of December 31, 2004 and is included in Participation Interest liability in the accompanying consolidated balance sheet and in asset management and acquisition fees on the accompanying consolidated statements of operations. The conversion and redemption features of the Participation Interest are accounted for in accordance with the guidance of EITF 95-7, Implementation Issues Related to the Treatment of Minority Interests in Certain Real Estate Investment Trusts. Redemptions for cash will be accounted for as a reduction to the liability discussed above to the extent of such liability, with any additional amounts recorded as a reduction to equity. Conversions into common shares of Hines REIT will be recorded as an increase to the common shares and additional paid-in capital accounts and a corresponding reduction in the liability discussed above. Redemptions and conversions of the Participation Interest will result in a reduction in the percentage interest attributable to the interest to the extent of such redemption or conversion and will have no impact on the calculation of subsequent increases in the Participation Interest.

Property Management and Leasing Agreements

      The Operating Partnership intends to enter into property management and leasing agreements with Hines for most, if not all, of the properties that it owns directly. Although no such agreements have been executed, the Company has agreed to a form of property management and leasing agreement with Hines, which has been approved by Hines REIT’s board of directors, including all of the independent directors.

      The Company expects for all properties that it acquires directly to pay Hines a property management fee equal to the lesser of (i) 2.5% of the annual gross revenues received from the property or (ii) the amount of property management fees recoverable from tenants of the property under their leases, subject to a minimum of 1.0% of annual gross revenues in the case of single-tenant properties. The Company will also pay a leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease amendment, renewal, extension, expansion or similar event. Hines will also be reimbursed for actual expenses incurred in connection with the management and operation of the properties. Included in this reimbursement are the costs of personnel and overhead expenses related to such personnel who are located in Hines’ central and regional offices, to the extent to which such costs and expenses relate to or support Hines’ performance of its duties. These reimbursements of off-site costs will be limited to the amount that

F-17

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

is recovered from tenants under their leases and will not exceed in any calendar year a per-rentable-square-foot limitation for each property. This per-square-foot limitation is $0.205 for 2004, increasing on January 1 of each year subsequent to 2004 based on the consumer price index.

      If Hines provides re-development construction management services, Hines will be paid a fee equal to 2.5% of the total project costs relating to the re-development, plus direct costs incurred by Hines in connection with providing the related services.

      Additionally, tenant construction management fees may also be payable to Hines by the tenant under its lease, or if payable by the landlord, the Company will reimburse Hines for any direct costs incurred by off-site employees in connection with providing the related services.

6.	Quarterly Financial Data (Unaudited)

      The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2004:

	For the Quarter Ended				For the Year
					Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2004	2004	2004	2004	2004

Revenues	$—	$—	$—	$—	$—
Equity in earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	$—	$—	$—	$68,461	$68,461
Net loss	$(155,866)	$(269,913)	$(286,341)	$(9,295,769)	$(10,007,889)
Loss per common share:
Basic and diluted	$(155.87)	$(269.91)	$(286.34)	$(14.17)	$(60.40)

      The following table presents selected unaudited quarterly financial data for each quarter during the period ended December 31, 2003:

	For the		For the
	Period From	For the	Period From
	August 5, 2003 to	Quarter Ended	August 5, 2003 to
	September 30, 2003	December 31, 2003	December 31, 2003

Revenues	$—	$—	$—
Equity in earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	$—	$—	$—
Net loss	$—	$(20,427)	$(20,427)
Loss per common share:
Basic and diluted	$—	$(20.43)	$(20.43)

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of

Hines-Sumisei U.S. Core Office Fund, L.P.
Houston, Texas
      We have audited the accompanying consolidated balance sheets of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations, partners’ equity (deficit), and cash flows for the year ended December 31, 2004 and the period from August 8, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 and for the period from August 8, 2003 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 29, 2005

F-19

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2004 and 2003

	December 31,	December 31,
	2004	2003

ASSETS
Investment property, at cost:
Building and improvements, net of accumulated depreciation of $13,511,390 and $2,729,327 at December 31, 2004 and December 31, 2003, respectively	$560,887,553	$294,666,329
In-place leases, net of accumulated amortization of $36,385,591 and $3,893,743 at December 31, 2004 and December 31, 2003, respectively	242,098,226	77,442,983
Land	283,876,988	169,719,475

Total investment property	1,086,862,767	541,828,787
Cash and cash equivalents	42,595,516	6,567,076
Restricted cash	13,139,238	10,578,181
Straight-line rent receivable	11,477,523	2,879,106
Tenant and other receivables	1,836,391	2,622,226
Deferred financing costs, net of accumulated amortization of $3,034,386 and $586,539 at December 31, 2004 and December 31, 2003, respectively	23,456,139	7,632,231
Deferred leasing costs, net of accumulated amortization of $366,229 and $22,126 at December 31, 2004 and December 31, 2003, respectively	12,740,735	858,783
Acquired above-market leases, net of accumulated amortization of $15,888,581 and $1,549,078 at December 31, 2004 and December 31, 2003, respectively	157,844,784	25,282,799
Prepaid expenses and other assets	1,183,098	130,117

TOTAL ASSETS	$1,351,136,191	$598,379,306

LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)
LIABILITIES:
Accounts payable and accrued expenses	$23,280,532	$6,333,996
Straight-line rent payable	127,546	—
Acquired below-market leases, net of accumulated amortization of $4,302,381 and $787,083 at December 31, 2004 and December 31, 2003, respectively	16,139,137	10,348,291
Other liabilities	15,728,357	1,853,043
Distributions payable	7,077,685	—
Dividends payable to minority interest holders	6,116,688	2,356,471
Notes payable	739,733,000	442,957,714

Total liabilities	808,202,945	463,849,515
Commitments and Contingencies
MINORITY INTEREST	283,165,187	136,651,921
PARTNERS’ EQUITY (DEFICIT)	259,768,059	(2,122,130)

TOTAL LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)	$1,351,136,191	$598,379,306

See notes to consolidated financial statements.

F-20

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year ended December 31, 2004
and for the Period from August 8, 2003 (date of inception) through December 31, 2003

		Period from
		August 8, 2003
	Year Ended	(date of inception)
	December 31,	to December 31,
	2004	2003

REVENUES:
Rentals	$140,219,412	$30,795,574
Other	5,164,523	101,987

Total revenues	145,383,935	30,897,561
EXPENSES:
Depreciation and amortization	43,618,014	6,645,196
Operating	25,634,566	3,547,814
Real property taxes	21,633,532	5,517,832
Property management fees	2,406,083	740,392
General and administrative	5,495,372	2,471,278

Total expenses	98,787,567	18,922,512
INCOME BEFORE INTEREST INCOME, INTEREST EXPENSE AND MINORITY INTEREST IN EARNINGS OF CONSOLIDATED ENTITIES	46,596,368	11,975,049
Interest income	347,169	24,146
Interest expense	(30,349,409)	(8,865,782)

INCOME BEFORE MINORITY INTEREST IN EARNINGS OF CONSOLIDATED ENTITIES	16,594,128	3,133,413
Minority interest in earnings of consolidated entities	(10,737,438)	(4,709,701)

NET INCOME (LOSS)	$5,856,690	$(1,576,288)

See notes to consolidated financial statements.

F-21

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONSOLIDATED STATEMENT OF PARTNERS’ EQUITY (DEFICIT)

For the Year ended December 31, 2004 and for the Period from August 8, 2003
(date of inception) through December 31, 2003

	General	Limited
	Partner	Partners	Total

BALANCE — August 8, 2003 (date of inception)
Contributions from partners	$10	$990	$1,000
Distributions to partners	(5,469)	(541,373)	(546,842)
Net loss	(15,763)	(1,560,525)	(1,576,288)

BALANCE — December 31, 2003	(21,222)	(2,100,908)	(2,122,130)
Contributions from partners	284,990	364,729,797	365,014,787
Distributions to partners	(30,704)	(22,264,187)	(22,294,891)
Net income	8,564	5,848,126	5,856,690
Redemption of partnership interests	(5,116)	(85,126,602)	(85,131,718)
Adjustment for basis-difference	(1,554,679)	—	(1,554,679)

BALANCE — December 31, 2004	$(1,318,167)	$261,086,226	$259,768,059

See notes to consolidated financial statements.

F-22

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year ended December 31, 2004 and for the Period from August 8, 2003
(date of inception) through December 31, 2003

		Period from
		August 8, 2003
	Year Ended	(date of inception)
	December 31,	to December 31,
	2004	2003

Net income (loss)	$5,856,690	$(1,576,288)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities —
Depreciation and amortization	46,065,861	7,231,735
Amortization of above and below market leases, net	10,824,205	761,995
Minority interest in earnings of consolidated entities	10,737,438	4,709,701
Changes in assets and liabilities:
Decrease (increase) in tenant and other receivables	785,835	(2,622,226)
Increase in straight-line rent receivable	(8,598,417)	(2,879,106)
Additions to deferred lease costs	(12,226,055)	(880,909)
Increase in prepaid expenses and other assets	(1,052,981)	(130,117)
Increase in accounts payable and accrued expenses	16,946,536	6,333,996
Increase in straight-line rent payable	127,546	—
Increase in other liabilities	13,875,314	1,853,043

Net cash provided by operating activities	83,341,972	12,801,824

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in property	(589,862,570)	(548,451,857)
Increase in restricted cash	(2,561,057)	(10,578,181)
Increase in acquired above-market leases	(146,901,488)	(26,831,877)
Increase in acquired below-market leases	9,306,144	11,135,374

Net cash used in investing activities	(730,018,971)	(574,726,541)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from partners	320,962,073	1,000
Contributions from minority interest holders	191,981,307	139,619,755
Distributions to partners	(15,217,206)	(546,842)
Dividends to minority interest holders	(32,445,262)	(5,321,064)
Redemption to partners	(85,131,718)	—
Redemptions to minority interests	(20,000,000)	—
Proceeds from notes payable	436,339,892	445,457,714
Repayments of notes payable	(95,511,892)	(2,500,000)
Additions to deferred financing costs	(18,271,755)	(8,218,770)

Net cash provided by financing activities	682,705,439	568,491,793

NET INCREASE IN CASH AND CASH EQUIVALENTS	36,028,440	6,567,076
CASH AND CASH EQUIVALENTS — Beginning of period	6,567,076	—

CASH AND CASH EQUIVALENTS — End of period	$42,595,516	$6,567,076

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION —
Cash paid during the period for interest	$26,630,223	$8,087,861

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Distributions payable	$7,077,685	$—

Dividends payable to minority interest holders	$6,116,688	$2,356,471

Conversion of note payable to equity	$44,052,714	$—

See notes to consolidated financial statements.

F-23

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003

1.	Organization

      Hines-Sumisei U.S. Core Office Fund, L.P. and consolidated subsidiaries (the “Fund”) was organized in August 2003 as a Delaware limited partnership by affiliates of Hines Interests Limited Partnership (“Hines”) for the purpose of investing in existing office properties (“Properties”) in the United States. The Fund’s third-party investors are primarily U.S. and foreign institutional investors. The managing general partner is Hines U.S. Core Office Capital LLC (“Capital”), an affiliate of Hines.

      The following table shows the Fund’s interest in its consolidated entities and their related Operating Entities and Properties as of December 31, 2003 and December 31, 2004:

	Interest in	Interest in
	Consolidated	Consolidated
	Entity as of	Entity as of
	December 31,	December 31,
Consolidated Entity	2003	2004	Operating Entities (the “Companies”)	Properties

Hines-Sumisei NY Core Office Trust	23.98%	40.60%	Hines 1200 Nineteenth Street LLC	1200 19th Street
			Hines 425 Lexington Avenue LLC	425 Lexington Avenue
			Hines 499 Park LLC	499 Park Avenue

Hines-Sumisei NY Core Office Trust II	N/A	40.60%	Hines 600 Lexington Avenue LLC	600 Lexington Avenue

Hines-Sumisei U.S. Core Office Trust	N/A	86.77%	Hines-Sumisei U.S. Core Office	One Shell Plaza(2)
			Properties, LP(1)	Two Shell Plaza(2)
			Hines U.S. Services, Inc.	55 Second Street
				101 Second Street
				Shell Parking Garage

(1)	Hines-Sumisei U.S. Core Office Trust owns 87.23% of Hines-Sumisei U.S. Core Office Properties, LP.

(2)	Hines-Sumisei U.S. Core Office Properties, LP owns 50% of One Shell Plaza and Two Shell Plaza.

2.	Summary of Significant Accounting Policies

      Basis of Presentation — The consolidated financial statements include the accounts of the Fund as well as the accounts of entities over which the Fund exercises financial and operating control and the related amounts of minority interest. All intercompany balances and transactions have been eliminated.

      Revenue Recognition — For financial reporting purposes, the Companies recognize rental revenue on a straight-line basis over the life of the lease. Straight-line rent receivable included in the accompanying consolidated balance sheets consists of the difference between the tenants’ rent calculated on a straight-line basis from the date of acquisition over the remaining term of the related leases and the tenants’ actual rent due under the lease.

      Revenues relating to lease termination fees are recognized at the time that the tenant’s right to occupy the space is terminated and when the Companies have satisfied all obligations under the agreement. For the year ended December 31, 2004, the Fund recorded $13,162,660 in rental revenue relating to lease termination fees received by a subsidiary of Hines-Sumisei NY Core Office Trust.

      Property — Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition. Depreciation is computed using the straight-line method.

F-24

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003

The estimated useful lives for computing depreciation are 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for the building. Major replacements where the betterment extends the useful life of the asset are capitalized. Maintenance and repair items are charged to expense as incurred.

      The Properties are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the property may not be recoverable. In such an event, a comparison is made of the current and projected operating cash flows of each property into the foreseeable future on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair value to reflect impairment in the value of the asset. At December 31, 2004 and 2003, management believes no such impairment has occurred.

      Upon acquisition of real estate, the Companies allocate the purchase price to tangible assets of an acquired property (which includes land, building and improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. The Companies record above-market and below-market in-place lease values for acquired properties based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts payable pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The Companies then amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable term of the respective leases. The Companies also amortize any capitalized below-market lease values as an increase to rental income over the remaining non-cancelable term of the respective leases.

      The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Companies’ overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

      The value of the in-place leases is amortized to expense over the remaining term of the respective leases, which range from 1 to 23 years. The value of customer relationship intangibles are amortized to expense over the remaining term of the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

      Amortization of allocated purchase price assets (excluding fixed assets) for the year ended December 31, 2004 and for the period August 8, 2003 through December 31, 2003 was $32,491,848 and

F-25

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003

$3,893,743, respectively for in-place leases and $10,824,205 and $761,995, respectively for out-of-market leases, net. Anticipated amortization for the next five years is as follows:

As of December 31, 2004:

	In-Place	Out-of-Market
	Leases	Leases, net

Year Ending December 31
2005	$29,251,816	$15,858,553
2006	26,273,933	14,217,237
2007	24,226,735	14,201,949
2008	21,956,416	15,075,578
2009	20,459,031	14,998,738

      Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. Management also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

      Deferred Financing Costs — Deferred financing costs consist of direct costs incurred in obtaining the notes payable (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the term of the notes. For the year ended December 31, 2004 and for the period August 8, 2003 to December 31, 2003, $2,447,847 and $586,539 was amortized into interest expense, respectively.

      Deferred Leasing Costs — Direct leasing costs, primarily third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. For the year ended December 31, 2004 and for the period August 8, 2003 through December 31, 2003, amortization expense was $344,103 and $22,126, respectively.

      Cash and Cash Equivalents — For purposes of the statement of cash flows, cash and cash equivalents are defined as cash on hand and investment instruments with original maturities of three months or less.

      Restricted Cash — At December 31, 2004 and 2003, restricted cash consists of tenant security deposits and escrow deposits held by lenders for property taxes, tenant improvements and leasing commissions. Substantially all restricted cash is invested in demand and short-term instruments.

      Environmental Remediation Costs — The Fund accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Management is not aware of any environmental remediation obligations that would materially affect the operations, financial position or cash flows of the Fund.

      Income Taxes — No provision for income taxes is made in the accounts of the Fund since such taxes are liabilities of the partners and depend upon their respective tax situations.

F-26

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003

      Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Newly Adopted Accounting Pronouncements — In January 2003, FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), which was revised in December 2003. FIN 46, as amended, establishes criteria to identify and assess a company’s interest in variable interest entities and for consolidating those entities. This Interpretation is effective immediately for nonpublic companies regarding their interests in entities that were formed after December 31, 2003 and will be effective no later than the beginning of the first annual period beginning after December 31, 2004 for their interests in entities that were formed on or before December 31, 2003. Management does not believe that adoption of this Interpretation related to variable interests in entities formed prior to December 31, 2003 will have a material impact on the Fund’s financial statements. For those entities formed subsequent to December 31, 2003, in which the Fund has an interest, the adoption of this Interpretation did not have a material impact on the Fund’s financial statements.

3.	Asset Acquisitions

      During the period August 8, 2003 through December 31, 2003 and for the year ended December 31, 2004 the Fund acquired interests in the following Properties:

      In August 2003, the Fund, along with other affiliated and unaffiliated entities, acquired three office buildings, 425 Lexington Avenue and 499 Park Avenue in New York City and 1200 Nineteenth Street in Washington, D.C., for a purchase price, including transaction, financing and working capital costs, of approximately $581,100,000. These properties consist of a total of approximately 1,216,000 rentable square feet (unaudited).

      In February 2004, the Fund, along with other affiliated and unaffiliated entities, acquired 600 Lexington Avenue for a purchase price, including transaction, financing and working capital costs, of approximately $91,600,000. The office building is located in New York City and consists of approximately 280,600 rentable square feet (unaudited).

      In May 2004, the Fund, along with other affiliated and unaffiliated entities, purchased an indirect interest in One Shell Plaza and Two Shell Plaza for a purchase price, including transaction, financing and working capital costs, of approximately $351,772,000. The office buildings are located in Houston, Texas and consist of a total of approximately 1,790,600 rentable square feet (unaudited).

      In September 2004, the Fund, along with other affiliated and unaffiliated entities, acquired 55 Second Street and 101 Second Street for a purchase price, including transaction, financing and working capital costs and interest rate buy-down fees, of approximately $305,000,000. The office buildings are located in San Francisco, California and consist of a total of approximately 767,200 rentable square feet (unaudited).

F-27

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003

4.	Notes Payable

      The Fund’s notes payable consist of the following:

			Outstanding	Outstanding
			Principal	Principal
			Balance at	Balance at
Description	Interest Rate	Maturity Date	12/31/2004	12/31/2003

Secured Non-recourse Fixed Rate Mortgage Loans:
Bank of America/Connecticut General Life Insurance:
Note A1	4.7752%	9/1/2013	$160,000,000	$160,000,000
Note A2	4.7752%	9/1/2013	104,600,000	104,600,000
Note B	4.9754%	9/1/2013	51,805,000	51,805,000
Prudential Financial, Inc.	5.74%	3/1/2014	49,850,000	—
Prudential Mortgage Capital Company Note A	4.64%	6/1/2014	131,962,500	—
Prudential Mortgage Capital Company Note B	5.29%	6/1/2014	63,537,500	—
Nippon Life Insurance Companies — 55 Second Street	5.13%	9/20/2014	80,000,000	—
Nippon Life Insurance Companies — 101 Second Street	5.13%	4/19/2010	75,000,000	—

			716,755,000	316,405,000

Variable Rate Mezzanine Loans:
Bank of America/Connecticut General Life Insurance	LIBOR + 3.75% to 4.25%	9/7/2004	—	82,500,000
Prudential Mortgage Capital Company	30 day LIBOR + 3.75%	10/1/2005	22,978,000	—
Affiliate	Prime + 3%	8/18/2006	—	44,052,714

			22,978,000	126,552,714

Total			$739,733,000	$442,957,714

Secured Non-recourse Fixed Rate Mortgage Loans

      Bank of America/Connecticut General Life Insurance Note A and Note B — The non-recourse loan agreement obligations are secured by mortgages on 425 Lexington Avenue, 499 Park Avenue and 1200 Nineteenth Street, the leases on these properties, a security interest in personal property in these properties and an assignment of the property management agreements. The loan agreement requires monthly payments of interest only and all outstanding principal and unpaid interest must be paid by September 1, 2013. No prepayment of the loan agreement is allowed prior to September 1, 2005. After September 1, 2005, prepayment of the entire principal balance of the loan is permitted with payment of a premium.

F-28

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003

      Prudential Financial, Inc. — On February 2, 2004, Hines 600 Lexington Ave LLC entered into a loan agreement (the “Note”) with Cigna Retirement & Investment Services. The non-recourse loan was subsequently transferred to Prudential Financial, Inc. under the original terms in April of 2004. The loan agreement obligations are secured by a mortgage on 600 Lexington Avenue, the leases on this property, a security interest in personal property in this property and an assignment of the property management agreement. The loan agreement requires monthly interest payments and all outstanding principal and unpaid interest must be paid by March 1, 2014. No prepayment of the loan is allowed prior to March 1, 2006. After March 1, 2006 prepayment of the entire principal balance of the loan is permitted with payment of a premium.

      Prudential Mortgage Capital Company — The non-recourse loan agreement obligations are secured by mortgages on One Shell Plaza and Two Shell Plaza, the leases on these properties, a security interest in personal property in these properties and an assignment of the property management agreements. The loan agreement requires monthly interest payments for the first five years and payments of principal and interest on a 30-year amortization schedule for years 6 through 10 of its 10-year term. All outstanding principal and unpaid interest must be paid by June 1, 2014. Prepayment of the entire principal balance of the loan is permitted with payment of a premium upon thirty days’ written notice to the lender.

      Nippon Life Insurance Companies — The non-recourse loan is secured by a mortgage on 55 Second Street, the leases on this property, a security interest in personal property in this property and an assignment of the property management agreement. The loan requires monthly interest payments and all outstanding principal and unpaid interest must be paid by September 20, 2014. This loan is cross-collateralized and includes cross-default provisions with the Nippon Life Insurance Companies — 101 Second Street loan. Prepayment of this loan is not allowed prior to September 20, 2006. Thereafter, prepayment of the entire principal balance is allowed with payment of a prepayment penalty.

      Nippon Life Insurance Companies — The non-recourse loan is secured by a mortgage on 101 Second Street, the leases on this property, a security interest in personal property in this property and an assignment of the property management agreement. The loan requires monthly interest payments and all outstanding principal and unpaid interest must be paid by April 19, 2010. This loan is cross-collateralized and includes cross-default provisions with the Nippon Life Insurance Companies — 55 Second Street loan. Prepayment of this loan is not allowed prior to September 20, 2006. Thereafter, prepayment of the entire principal balance is allowed with payment of a prepayment penalty.

Variable Rate Mezzanine Loans

      Bank of America/Connecticut General Life Insurance Mezzanine Loan — In connection with the acquisition of 425 Lexington Avenue, 499 Park Avenue and 1200 Nineteenth Street, a wholly-owned subsidiary of Hines-Sumisei NY Core Office Trust entered into a mezzanine loan agreement with Bank of America and Connecticut General Life Insurance in the principal amount of $85,000,000. A payment of $2,500,000 was made by the subsidiary in October 2003 against the principal balance. The margin rate on the loan through and including December 31, 2003 was 3.75%.

      The mezzanine loan was secured by this subsidiary’s direct and indirect interests in the investment entities formed to hold the properties and was not recourse to the Fund. All outstanding principal and interest was paid in full on April 26, 2004.

      Prudential Mortgage Capital Company Mezzanine Loans — In connection with the acquisition of 55 Second Street and 101 Second Street, an indirect subsidiary of the Fund, entered into a mezzanine loan agreement with Prudential Mortgage Capital Company, LLC. The mezzanine loan was secured by

F-29

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003 this subsidiary’s direct and indirect interests in the investment entities formed to hold the properties and was not recourse to the Fund. This loan has a term of twelve months (subject to one six-month extension option) and required monthly installments of interest only for the stated term. Prepayment of the entire principal balance of this loan was permitted upon 30 days’ written notice. The interest rate at December 31, 2004 for this loan was 6.17%. All outstanding principal and interest was paid in full on March 15, 2005.

      In connection with the acquisition of the One Shell Plaza and Two Shell Plaza, an indirect subsidiary of the Fund entered into loan agreements with Prudential Mortgage Capital Funding, LLC and Prudential Insurance Company of America on May 10, 2004. The original aggregate amounts of these notes were $11,343,700 and $1,668,191, respectively. Both loan agreements provided for a monthly interest rate of 30 day LIBOR plus 2.75%. The loan required monthly interest payments and all outstanding principal and unpaid interest was due on June 1, 2009. On August 31, 2004, these notes on One Shell Plaza and Two Shell Plaza were paid in full.

Affiliate Mezzanine Loan

      In conjunction with the acquisition of 425 Lexington Avenue, 499 Park Avenue and 1200 Nineteenth Street, an indirect subsidiary of the Fund entered into a loan agreement with Hines U.S. Core Office Capital Associates II (“Associates II”), a related party, whereby Associates II advanced $44,052,714 to the Fund in accordance with the Partnership Agreement and a promissory note.

      The note payable bore simple interest through maturity at the greater of (i) the rate announced by Chase Bank, N.A., Houston, Texas as its prime rate plus 3.0% or (ii) the “applicable federal rate” as defined in Section 1274(d) of the Internal Revenue Code of 1986. For the period of August 8, 2003 through December 31, 2003, the interest rate applied to the outstanding balance was 7.0%.

      Interest only payments were due on each June 30th and December 31st during the period in which the note payable was outstanding. The outstanding principal balance on the note payable was due either on demand by Associates II, in accordance with the Partnership Agreement, or, if demand was not made, on or before August 18, 2006.

      The affiliate mezzanine loan was converted to equity on February 2, 2004.

      As of December 31, 2004, the scheduled principal payments on notes payable are due as follows:

Year Ending December 31

2005	$22,978,000
2006	—
2007	—
2008	—
2009	1,465,448
Thereafter	715,289,552

Total	$739,733,000

      Each of the notes described above contain both affirmative and negative covenants. Management believes that the Fund was in compliance with such covenants at December 31, 2004 and 2003.

F-30

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003

5.	Rental Revenues

      The Properties have entered into non-cancelable lease agreements, subject to various escalation clauses, with tenants for office and retail space. As of December 31, 2004, the approximate fixed future minimum rentals and square feet expiring in various years through 2027 are as follows:

	Fixed Future	Square Feet
	Minimum Rentals	Expiring

		(unaudited)
Year ending December 31
2005	$125,646,278	160,682
2006	125,964,675	102,526
2007	122,202,378	296,021
2008	109,973,068	86,338
2009	113,983,867	112,535
Thereafter	735,077,392	3,048,560

Totals	$1,332,847,658	3,806,662

      At December 31, 2004, approximately 3,815,271 square feet (unaudited), representing 94.1% of the Properties’ net rentable area, was leased to tenants under operating leases. Of the total 2004 rental revenue, approximately:

•	14% was earned from a tenant in the oil and gas industry, whose leases expire on December 31, 2015;

•	40% was earned from several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027; and

•	25% was earned from two tenants in the financial services industry, one of whose lease expires in 2018 and the other whose leases expire in 2005 and 2015.

      The tenant leases provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain building operating expenses. The Companies’ tenant leases have remaining terms of up to 23 years and generally include tenant renewal options that can extend the lease terms.

6.	Governing Agreements and Investor Rights

Governance of the Fund

      The Fund is governed by the Partnership Agreement, as amended and restated on November 23, 2004. The term of the Fund shall continue in full force and effect until it is dissolved pursuant to the provisions in the Partnership Agreement.

      Management — Capital, as managing general partner, manages the day to day affairs of the Fund through an advisory agreement with Hines. The managing general partner has the power to direct the management, operation and policies of the Fund subject to oversight of a management board. On November 23, 2004, a subsidiary of Hines Real Estate Investment Trust, Inc. (“HinesREIT”), obtained a non-managing general partner interest in the Fund. As a result, the Fund is required to obtain approval from HinesREIT for certain significant actions as defined in the Partnership Agreement.

F-31

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003

      Governance — The managing general partner is subject to the oversight of a management board consisting of seven members. The approval of the management board is required for: acquisitions and dispositions of investments, incurring indebtedness, issuing new equity interests in the Fund, approving annual budgets and other major decisions as outlined in the Partnership Agreement. In addition, the managing general partner is also advised by an advisory committee consisting of certain Fund Investors (as defined in the Partnership Agreement); provided that no member of the committee is an affiliate of Hines. The advisory committee’s approval is not required for any actions of the managing general partner except under certain circumstances, primarily related to transactions between the Fund and Hines or its affiliates.

      Contributions — New investors entering the Fund acquire partnership units under the terms of a subscription agreement, under which the investor agrees to contribute a specified amount of capital to the Fund in exchange for units (“Capital Commitment”). The Capital Commitment may be funded and units may be issued in installments, however, the new investor is admitted to the Fund as a partner upon payment for the first units issued to the investor. Additional cash contributions for any unfunded commitments are required upon direction by the managing general partner.

      Distributions — Cash distributions will be made to the partners of record as of the applicable record date, not less frequently than quarterly, on a pro rata basis based on their ownership interests.

      Allocation of Profits/ Losses — All profits and losses for any fiscal year shall be allocated pro rata among the partners in proportion to their ownership interests. All profit and loss allocations are subject to the Special and Curative allocations as defined in the Partnership Agreement.

      Fees — Unaffiliated Limited Partners (as defined) of the Fund pay acquisition and asset management fees to the managing general partner. These fees are in addition to, and do not reduce, the capital commitment of the partner.

      Redemptions — Beginning on the later of (i) February 2, 2007, or (ii) one year after acquisition of such interest, a partner may request redemption of all or a portion of its interest in the Fund at a price equal to the interest’s value based on the net asset value of the Fund. The Fund will attempt to redeem up to 10% of its outstanding interests during any calendar year; provided that the Fund will not redeem any interests if the managing general partner determines that such redemption would be inconsistent with the best interests of the Fund.

      Debt — The Fund, through its subsidiaries, may incur debt with respect to any of its investments or future investments in real estate properties, subject to the following limitations at the time the debt is incurred: (i) 65% debt-to-value limitation for each property; and (ii) 50% aggregate debt-to-value limitation for all Fund assets, excluding in both cases assets held by the Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II (the “NY Trusts”). However, the Fund may exceed the 50% aggregate limitation in (ii) above to finance acquisitions as long as the managing general partner makes a reasonable determination that the Fund will be in compliance with the 50% aggregate limitation described above within one year of its incurrence. The NY Trusts have a debt limitation of 55% debt-to-value ratio at the time any such indebtedness is incurred. In addition, the Fund, through its subsidiaries, may obtain a credit facility secured by unfunded capital commitments from its partners. Such credit facility will not be counted for purposes of the leverage limitations above, so long as no assets of the Fund are pledged to secure such indebtedness.

Rights of General Motors Investment Management Corporation

      An Amended and Restated Investor Rights Agreement (“Rights Agreement”) between Hines, the Fund, Hines-Sumisei NY Core Office Trust, General Motors Investment Management Corporation

F-32

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003

(“GMIMC”), and three independent plans and funds advised by GMIMC (combined as “Institutional Co-Investors”) dated December 23, 2003, provides GMIMC with certain rights related to co-investment, redemptions, and forced sale of assets. The Institutional Co-Investors currently co-invest with the Core Fund in six of the Fund’s Properties, owning effective interests in the Properties as follows:

Institutional
Co-Investors’
Property	Effective Interest

425 Lexington Avenue, 499 Park Avenue, 1200 19th Street	57.89%
600 Lexington Avenue	57.89%
One Shell Plaza, Two Shell Plaza	49.50%

      Co-Investment rights — GMIMC, on behalf of one or more funds it advises, has the right to co-invest with the Fund in connection with each investment made by the Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment, subject to certain limitations.

      GMIMC also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of the co-investment capital sought by the Fund from third-party investors for a prospective investment. In order to exercise such third-party co-investment right, GMIMC must invest at least 50% of the capital to be invested from sources other than the Fund.

      GMIMC is not entitled to co-investment rights with respect to additional capital raised by the Fund in relation to the initial four properties acquired from Sumitomo Life; and if the owner of an investment desires to contribute the investment to the Fund and receive interests in the Fund or a subsidiary of the Fund on a tax-deferred basis, GMIMC has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.

      Redemption rights — For each asset in which Institutional Co-Investors or other funds advised by GMIMC acquire interests pursuant to the GMIMC’s co-investment rights, the Fund must establish a three-year period ending no later than the twelfth anniversary of the date such asset is acquired during which the entity through which the Institutional Co-Investors make their investment will redeem or acquire such Institutional Co-Investors’ interest in such entity at net asset value, unless the GMIMC elects to extend this period.

      Forced sale rights — Any co-investment entity through which one or more Institutional Co-Investors co-invest in any Fund investment, (each, a “Co-Investment Entity”), is required to consult with GMIMC prior to making certain specified major decisions. Major decisions include the sale of an investment, entering into financing or refinancing agreements, material alterations to assets, acceptance of capital contributions, issuance of additional securities, entering into leasing transactions affecting 15% of the net rentable area of the building, entering into a property management agreement, entering into new or revised agreements between the Fund and Hines or affiliated entities, and any actions that are reasonably likely to have a material impact on the value of the investments. If GMIMC is not satisfied with any major decision made by a Co-Investment Entity (other than a decision to sell an investment), GMIMC has the right to require such Co-Investment Entity to sell the investment or investments which are affected by the major decision (provided, that if all assets owned by any such Co-Investment Entity are so affected, the Co-Investment Entity can elect to redeem the entire interest of all Institutional Co-Investors in such entity). In the event of such a forced sale or redemption, each Institutional Co-Investor having an interest in the affected investment would be entitled to receive a forced sale payment amount equal to the amount that would have been distributed to such investor had such investment been sold and the proceeds

F-33

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003 distributed to all persons having an interest in such investment as of the date GMIMC initiated the forced sale or redemption requirement. Pending such sale or redemption, each such Institutional Co-Investor would be entitled to receive, in preference to any distributions to other investors having an interest in such investment and in lieu of any amounts otherwise distributable to such Institutional Co-Investor in respect of such asset, distributions which accrue at a specified rate on the forced sale payment amount described in the preceding sentence; with such rate of accrual increasing to a higher, default rate if the investment is not sold (or such Institutional Co-Investor’s interests therein redeemed) within a specified period of time.

IK US Portfolio Invest GmbH & Co. KG

      IK US Portfolio Invest GmbH & Co. KG, a limited partnership established under the laws of Germany (the “IK Fund”), paid $20,000,000 for 20,000 units of limited partner interest in Hines-Sumisei US Core Office Properties LP (“US Core Properties”), a subsidiary of the Fund, and made a commitment to contribute an additional $85,000,000 to US Core Properties, in exchange for additional units of limited partner interest, which is conditioned on it raising sufficient equity capital to fund such commitment. The IK Fund has the right to require US Core Properties to redeem all or any portion of its interest in US Core Properties on December 31, 2014, at its then net asset value. The Fund is obligated to provide US Core Properties with sufficient funds to fulfill this priority redemption right, to the extent sufficient funds are otherwise not available to US Core Properties. Prior to December 31, 2014, the IK Fund is not entitled to participate in the redemption rights generally available to Fund investors until 2015 and each calendar year thereafter.

7.	Related-Party Transactions

      The Companies have entered into management agreements with Hines, a related party, to manage the operations of the Properties. As compensation for its services, Hines received the following:

•	A property management fee equal to the lesser of the amount of the management fee that is allowable under tenant leases or a specific percentage of the gross revenues of the specific Property. Hines earned management fees of $2,406,083 and $527,231 for the year ended December 31, 2004 and the period of August 8, 2003 through December 31, 2003, respectively.

•	Reimbursement for various direct services performed off-site in an amount limited to the amount that is recovered from tenants under their leases and will not exceed in any calendar year a per-rentable-square-foot limitation. This per-square-foot limitation was $0.205 in 2004 and will increase on January 1st of each subsequent year based on the consumer price index. For the year ended December 31, 2004 and the period of August 8, 2003 through December 31, 2003, the costs of services reimbursable to Hines were $538,166 and $72,553, respectively.

•	Leasing commissions equal to 1.5% of gross revenues payable over the term of each executed lease, including any lease amendment, renewal, expansion or similar event. Leasing commissions of $2,921,095 and $37,309 were earned by Hines during the year ended December 31, 2004 and the period of August 8, 2003 through December 31, 2003, respectively.

•	Construction management fees equal to 2.5% of the total project costs relating to the redevelopment, plus direct costs incurred by Hines in connection with providing the related services. Construction management fees of $4,121 and $5,000 were earned by Hines during the year ended December 31, 2004 and for the period of August 8, 2003 through December 31, 2003, respectively.

F-34

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003

•	Other fees, primarily related to parking operations in the amounts of $878,457 and $0 were earned by Hines during the year ended December 31, 2004 and for the period of August 8, 2003 through December 31, 2003, respectively.

      In addition, Hines 1200 Nineteenth Street LLC has entered into a lease agreement for the parking garage with Hines Core Fund Services, LLC, (“Services”), a related party. Services owes approximately $64,387 under the terms of the lease agreement at December 31, 2004 and $105,000 for the period of August 8, 2003 through December 31, 2003.

      At December 31, 2004, the Properties owed Hines approximately $1,907,183 and approximately $330,986 at December 31, 2003, for accrued management fees, payroll expense and off-site services.

      The Fund has accounts payable due to Capital in the amount of $2,500,000 and $1,774,661 at December 31, 2004 and 2003, respectively, related to organizational costs paid by Hines during the start-up period of the Fund.

      The Fund also has related party receivables and payables with Hines and its affiliated entities primarily relating to legal and other general and administrative costs paid on behalf of either the Fund or an affiliated entity. Receivables due to the Fund from Hines and its affiliated entities were $283,608 and $4,525 at December 31, 2004 and 2003, respectively. Payables to Hines and its affiliated entities from the Fund were $57,211 at December 31 2004 and $0 at December 31, 2003.

      The Fund has distributions payable to affiliates of Hines of $1,873,074 and $0, respectively, as of December 31, 2004 and 2003.

8.	Lease Obligations

      One Shell Plaza and Two Shell Plaza are subject to certain ground leases which expire in 2065 and 2066. The ground lease that expires in 2065 contains a purchase option which allows the Fund to purchase the land in June 2026. Straight-line rent payable included on the Fund’s consolidated balance sheet consists of the difference between the lessor’s rent calculated on a straight line basis from the date of acquisition over the remaining term of the lease and the actual rents due under the lease through December 31, 2004.

      As of December 31, 2004, required payments under the term of the leases are as follows:

Fixed Future Minimum
Year ending December 31	Rent Payments

2005	$310,992
2006	320,032
2007	335,266
2008	349,210
2009	359,379
Thereafter	14,531,121

Totals	$16,206,000

      Ground lease expense for the year ended December 31, 2004 was $323,039 and was included in general and administrative expenses in the accompanying consolidated statement of operations.

F-35

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Year Ended December 31, 2004 and for
the Period from August 8, 2003 (date of inception) to December 31, 2003

9.	Commitments and Contingencies

      Effective October 27, 2004, an indirect subsidiary of the Fund, Hines 425 Lexington Avenue LLC (“Landlord”) entered into a transaction which restructured and extended the leases of its two major tenants. As part of the lease transactions, Landlord received a termination fee of $13,162,660. Landlord was required by its lender to escrow the termination payment in order to pay costs incurred with the transactions. Such costs, which include commissions, tenant improvements and base building capital work, are estimated to be in the range of $19,550,000 and will be incurred through 2008.

      In conjunction with the acquisition on May 10, 2004 of One Shell Plaza, an indirect subsidiary of the Fund assumed an agreement for commissions payable related to a tenant lease. The commission is an annual minimum amount of $225,000 and is payable through the end of the lease, which expires on December 31, 2015, and any subsequent renewals. Commissions paid were $144,556 for the year ended December 31, 2004.

10.	Fair Value of Financial Instruments

      Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2004 and 2003. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      As of December 31, 2004 and 2003, management estimates that the carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable, other liabilities and dividends payable are recorded at amounts which reasonably approximate fair value.

11.	Subsequent Events

      On January 28, 2005, Hines-Sumisei NY Core Office Trust, along with Hines-Sumisei NY Core Office Trust II (collectively the “Borrowers”), entered into an agreement with Key Bank National Association for a $15,000,000 revolving line of credit (“Credit Agreement”). Principal amounts outstanding shall bear interest at either of the following to be chosen by the Borrowers: (i) variable rate equal to the greater of Prime Rate or Adjusted Federal Funds Rate (as defined in the Credit Agreement) or (ii) LIBOR plus 2.0% to 2.25%. Payments of interest are due monthly and all outstanding principal and unpaid interest is due on January 28, 2008. The Borrowers may extend the maturity date for two successive twelve-month periods. The Borrowers may prepay the note at any time with three business days notice.

      On March 22, 2004, the Fund, along with other affiliated and unaffiliated entities, acquired Three First National Plaza for a purchase price, including transaction, financing and working capital costs, of approximately $245,300,000. This office building is located in Chicago and consists of approximately 1,439,367 square feet (unaudited).

* * * *

F-36

INDEPENDENT AUDITORS’ REPORT

To the Members of

     Hines 55/101 Second Street Mezzanine LP

      We have audited the accompanying statements of revenues and certain operating expenses (the “Historical Summaries”) of the properties located at 55 Second Street and 101 Second Street, San Francisco, CA (the “Properties”) for the years ended December 31, 2003, 2002 and 2001. These Historical Summaries are the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/ A of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summaries and is not intended to be a complete presentation of the Properties’ revenues and expenses.

      In our opinion, the Historical Summaries present fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summaries of the properties located at 55 Second Street and 101 Second Street, San Francisco, CA, for the years ended December 31, 2003, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

December 3, 2004

F-37

55 SECOND STREET (the KPMG Building) and 101 SECOND STREET,

SAN FRANCISCO, CALIFORNIA

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2004 (Unaudited) and
For the Years Ended December 31, 2003, 2002, and 2001

	Nine Months	Year Ended December 31
	Ended
	September 30, 2004	2003	2002	2001

	(Unaudited)
Revenue:
Rental income	$14,762,065	$20,274,699	$28,252,865	$16,640,539
Escalation income	3,407,114	4,949,648	4,487,859	1,178,443
Other income	493,821	21,674,135	3,030,614	333,763

Total revenues	18,663,000	46,898,482	35,771,338	18,152,745
Expenses:
Salaries	782,819	968,549	899,737	478,969
Utilities	1,121,746	1,611,011	1,672,708	944,230
Cleaning services	936,550	1,179,725	1,108,588	738,131
Repairs, maintenance, and supplies	365,670	497,125	477,761	357,248
Security	475,890	609,598	551,059	295,688
Building management services	427,638	541,507	482,366	249,591
Insurance	611,755	890,102	723,744	294,785
Real estate taxes	1,420,275	2,650,451	2,357,625	1,072,061
General and administrative	144,721	191,936	202,316	70,448

Total expenses	6,287,064	9,140,004	8,475,904	4,501,151

Revenues in excess of expenses	$12,375,936	$37,758,478	$27,295,434	$13,651,594

See accompanying notes to statements of revenues and certain operating expenses.

F-38

55 SECOND STREET (the KPMG Building) and 101 SECOND STREET,

SAN FRANCISCO, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2004 (Unaudited) and
For the Years Ended December 31, 2003, 2002, and 2001

(1)	Organization

      55 Second Street (the KPMG Building), San Francisco, California, is a 25-story, 379,330 square foot building, substantially completed in 2002. 101 Second Street, San Francisco, California is a 25-story, 387,866 square foot building, substantially completed in 1999. 55 Second Street (the KPMG Building) and 101 Second Street (collectively, the “Properties”) are owned by Hines 55/101 Second Street Mezzanine LP (the “Company”), a subsidiary of Hines-Sumisei US Core Office Properties LP.

(2)	Basis of Presentation

      The statements of revenues and certain operating expenses (the Historical Summaries) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Properties, exclusive of interest income and interest expense, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Properties. As the final cost allocation of the Properties has not yet been completed, depreciation and amortization subsequent to the acquisition on September 20, 2004 have not been shown herein.

      The Statement of Revenues and Certain Operating Expenses and notes thereto for the nine months ended September 30, 2004 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

      The Properties’ operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, charges to tenants for their pro rata share of real estate taxes and operating expenses, and early lease termination fees. All leases have been accounted for as operating leases. Rental revenue is generally recognized on the straight-line basis over the life of the lease. Early lease termination fees are recorded as income when received and are included in other income. Early lease termination fees received in 2003 and 2002 were $21,158,514 and $2,547,271, respectively. There were no early lease termination fees received in 2001.

      Rental payments under certain retail leases are based on a minimum rental amount plus a percentage of the store’s sales in excess of stipulated amounts. Since inception, no income has been received from such contingent rent agreements. Approximately 81% (unaudited) and 80% of the properties’ net rentable space is committed under operating leases at September 30, 2004 and December 31, 2003, respectively. The tenants’ leases expire in various years through 2017. Of the total net rentable area leased, approximately 253,464 square feet or 33% was leased to three tenants in the legal industry, whose leases

F-39

55 SECOND STREET (the KPMG Building) and 101 SECOND STREET,
SAN FRANCISCO, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

expire in 2012, 2014, and 2017. One of the tenants in the legal industry leases approximately 18% of the Properties’ net rentable space and its lease expires in 2012. Another tenant in the professional services industry is expected to commence leasing approximately 12% of the Properties’ net rentable space in 2005 with lease expiration in 2014.

(b)	Bad Debt Expense

      Bad debts are recorded under the specific identification method whereby uncollectible receivables are directly written off when identified.

(c)	Repairs and Maintenance

      Expenditures for repairs and maintenance are expensed as incurred.

(5)	Leases

      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2003 is as follows:

Amount

Year ending December 31:
2004	$19,549,506
2005	22,268,365
2006	22,489,876
2007	22,480,675
2008	22,184,968
Thereafter	84,925,983

Total future minimum rentals	$193,899,373

      Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, real estate taxes, and operating cost escalations.

*****

F-40

M.	Appendix A — Prior Performance Tables

      Appendix A to the prospectus is hereby deleted and replaced, in its entirety, with the following:

APPENDIX A

PRIOR PERFORMANCE TABLES

      The following prior performance tables (“Tables”) provide information relating to the real estate investment programs sponsored by Hines and its affiliates which have investment objectives similar to ours. This offering is the first public offering by Hines. Hines’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations Hines REIT will be subject to. In addition, Hines REIT is Hines’ first publicly-offered investment program and Hines has never operated a REIT before. Because of these facts, investors in Hines REIT should not assume that the prior performance of Hines will be indicative of Hines REIT’s future performance. Please see “Risk Factors — Business and Real Estate Risks — We are different in some respects from prior programs sponsored by Hines and therefore the past performance of such programs may not be indicative of our future results.”

      This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus, which includes a description of each of Hines’ prior programs included in the Tables below. These Tables provide information on the performance of a number of private programs.

      The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the Tables. In addition, you may not experience any return on your investment. Please see “Risk Factors — Investment Risks — Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT and you may lose some or all of your investment.” If you purchase our shares, you will not acquire any ownership in any of the programs to which the Tables relate other than the Core Fund.

      The following tables are included herein:

TABLE I Experience in Raising and Investing Funds

TABLE II Compensation to Sponsor

TABLE III Operating Results of Prior Programs

TABLE IV Results of Completed Programs

TABLE V Sales or Disposals of Properties

Additional information relating to the acquisition of properties by Hines prior programs is contained in TABLE VI, which is included in Part II of the registration statement of which this prospectus is a part, which the Company has filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon request.

      Our determination as to which of Hines’ prior programs have investment objectives similar to ours was based primarily on the type of real estate in which the programs invested, whether through acquisitions or development of properties. Generally, we consider programs invested primarily in office, retail, and industrial properties to have investment objectives similar to ours. We consider programs with investments in residential or resort properties not to have investment objectives similar to ours.

A-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2004

(ON A PERCENTAGE BASIS(1))
(Past/ Prior Performance is Not Indicative of Future Results)

     Table I provides a summary of the experience of Hines as a sponsor in raising and investing funds in programs for which the offerings have closed since December 31, 2001. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested.

											Beijing
						Hines				Hines	Hines
						U.S. Office		Desarolladora		Suburban	Millennium	Hines
		Figueroa at	Figueroa at	One South		Value		Parque		Office	Real Estate	European
	Hines Monthisa	Wilshire	Wilshire	Dearborn	Hines Core	Added	Katy Town	Logistico	900 de	Venture	Development	Development
	UTE	LLC(5)	LLC(5)	Holdings LLC	Fund(8)	Fund LP	Center LP	SRL de CV	Maisonneuve LP	LLC	Co. Ltd.	Fund LP(9)

Dollar amount raised	$12,476,867	$39,005,066	$102,570,374	$3,600,000	$749,930,461	$276,442,773	$44,090,028 (6)	$3,192,898 (6)	$5,933,576	$45,426,000	$87,779,316	$528,000,000

Percentage amount raised	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Organizational expenses	0.0%	0.0%	0.0%	0.0%	0.3%	0.4%	0.0%	0.0%	0.0%	0.0%	0.0%	0.2%
Reserves	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Percent available for investment	100.0%	100.0%	100.0%	100.0%	99.7%	99.6%	100.0%	100.0%	100.0%	100.0%	100.0%	99.8%

Acquisition and development costs:
Prepaid items and fees	11.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	(2.7)%	0.0%	0.0%
Purchase price (cash down payment) (2)	317.8%	597.4%	254.0%	100.0%	171.1%	41.3%	100.0%	100.0%	100.0%	316.4%	168.0%	34.0%
Acquisition fees	0.0%	0.0%	0.0%	0.0%	0.0% (7)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other capitalized costs	0.0%	0.0%	0.0%	0.0%	4.8%	0.0%	0.5%	70%	0.0%	0.0%	0.0%	0.0%

Total acquisition and development costs	329.7%	597.4%	254.0%	100.0%	175.9%	41.3%	100.5%	170%	100.0%	313.7%	168%	34.0%

Percent leveraged (3)	70%	75%	51%	97%	55%	0%	0%	0%	0%	74%	60%	100%

Date offering began	Jan-02	Feb-02	Feb-04	Sep-03	May-03	Jun-02	Jul-04	Jun-04	Mar-04	Jul-01	Dec-04	Jan-01
Length of offering (4)	n/a	n/a	n/a	n/a	continuing	final close Nov 2004	continuing	continuing	continuing	n/a	n/a	continuing
Months to invest 90% of amount available for investment(4)	n/a	n/a	n/a	n/a	continuing	continuing	continuing	continuing	continuing	n/a	n/a	continuing

(1)	All percentage amounts except “Percent leveraged” represent percentages of the “Dollar amount raised” for each program.

(2)	“Purchase price (cash down payment)” includes both debt- and equity-financed payments. See “Percent leveraged” line for the approximate percentage of the purchase price financed with mortgage or other debt.

(3)	“Percent leveraged” represents total mortgage financing divided by total acquisition cost for properties acquired.

(4)	The “Length of offering” and “Months to invest 90% of amount available for investment” for most entities is designated as “n/a” as the formations of these entities and equity financings were not accomplished through an actual “offering” but rather were joint ventures or partnerships formed with one or more third-party investor(s).

(5)	Formed in February 2002, Figueroa at Wilshire LLC purchased a fifty-two story, 1,038,000 square foot building in the central business district of Los Angeles, CA. In February 2004, Hines and an institutional investor sold an 80% share of Figueroa at Wilshire to an international institutional investor for an aggregate sales price of approximately $102 million. Hines remained a 20% investor. The $102 million represents the total invested equity as of February 2004.

(6)	This amount represents the estimated fair value at the contribution date of land contributed by the venture partner.

(7)	Asset management and acquisition fees are paid out of distributions to Core Fund investors unaffiliated with Hines.

(8)	These amounts reflect the total dollar amount raised by Hines-Sumisei U.S. Core Office Fund, L.P. and its consolidated subsidiaries.

(9)	Hines European Development Fund LP is a euro-based fund with €387,000,000 of capital commitments.

A-2

TABLE II

COMPENSATION TO SPONSOR

(Past/ Prior Performance is Not Indicative of Future Results)

      Table II summarizes the amount and type of compensation paid to Hines and its affiliates during the three years ended December 31, 2004(1) in connection with (1) all of Hines’ private single-project real estate investment vehicles, the offerings of which have closed since December 31, 2001, and (2) all of Hines’ private investment funds.

		Emerging	Emerging	Hines 1997	Hines		Hines 1999	National
	Hines	Markets	Markets	U.S.	Suburban	Hines	U.S.	Office
	Corporate	Real	Real	Office	Office	European	Office	Partners	Hines
	Properties	Estate	Estate	Development	Venture	Development	Development	Limited	Acquisition
	LLC	Fund II*	Fund I*	Fund LP	LLC	Fund LP	Fund LP	Partnership(3)	Fund*

Date offering commenced	Nov-97	Feb-99	May-96	Jun-97	Jul-01	Jan-01	Nov-98	Jul-98	May-93
Dollar amount raised(1)	$560,000,000	$436,000,000	$410,438,000	$320,000,000	$45,426,000	$485,685,000	$106,700,000	$3,132,016,600	$509,342,678
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—	—	—	—	—
Acquisition fees:
Real estate commissions	—	—	—	—	707,034 (9)	—	—	—	—
Advisory fees	—	—	—	—	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor(2)	46,247,887	(40,066,288)	(67,664,943)	62,530,176	11,546,717	—	26,075,462	414,474,710	200,961,287
Amount paid to sponsor from operations:
Property management fees	2,911,074	1,184,256	4,037,339	1,041,798	852,365	—	385,415	23,101,000	18,385,093
Development, acquisition, and disposition fees	1,081,676	33,197,855	8,656,211	224,070	932,256	—	636,811	7,882,000	1,038,035
Partnership and asset management fees	—	5,344,902	5,498,251	1,100,835	562,500	6,753,780	863,039	17,971,000	294,443
Reimbursements	8,917,771	15,692,807	23,630,581	7,517,621	1,888,762	14,998,494	4,914,361	32,006,710	37,681,532
Leasing commissions	3,346,044	1,357,892	4,349,561	1,167,900	663,908	2,265,070	1,823,725	14,445,000	5,750,095
Dollar amount of cash generated from property sales and refinancing before deducting payments to sponsor:
Cash	699,520,032	306,956,236	108,000,000	548,269,967	88,745,052	—	208,996,499	1,238,079,000	—
Notes	—	—	—	—	—	—	—	—	—
Amount paid to sponsor from property Sales and refinancing:
Real estate commissions	—	—	—	—	—	—	—	—	—
Incentive fees or distributions	35,594,236 (4)	14,378,118 (5)	1,394,874 (6)	40,214,359 (7)	3,575,454	—	14,722,760 (7)	55,854,000 (8)	—

*	Please see the “Prior Performance Summary” for a description of the legal entities included in this program.

(1)	“Dollar amount raised” represents total amount of equity raised over the life of the program. All other amounts on this table for the Hines’ private investment funds are for the three-year period ended December 31, 2004.

(2)	For Hines 1997 U.S. Office Development Fund LP and Hines 1999 U.S. Office Development Fund LP, “Dollar amount of cash generated from operations before deducting payments to sponsor” was derived by adding the fees listed below that caption in the table to the operating cash flow, even though not all of the fees were necessarily paid out of operating cash flow; certain fees may have been paid out of loan proceeds.

(3)	For National Office Partners Limited Partnership, all amounts presented in this table except for “Dollar amount raised” are for the three years ended September 30, 2004, corresponding to the fiscal year end of the program and the date of such program’s available financial reports. “Dollar amount raised” represents total amount of equity raised over the life of the program through September 30, 2004.

(4)	For Hines Corporate Properties LLC, “Incentive fees or distributions” represent distributions to affiliates of Hines calculated as a percentage of profits after the investors have received a return of their capital, plus a minimum return on capital.

(5)	For Emerging Markets Real Estate Fund II, “Incentive fees or distributions” represent fees paid to an affiliate of Hines on an individual project basis, calculated as a percentage of profits after the investors have received a return of their capital and a preferred return on the current project, as well as any unrecovered capital or preferred returns from previously sold projects.

(6)	For Emerging Markets Real Estate Fund I, “Incentive fees or distributions” represent fees paid to an affiliate of Hines on an individual project basis, calculated as a percentage of profits after the investors have received a return of their capital and a preferred return on the current project, as well as any unrecovered capital or preferred returns from previously sold projects.

(7)	For Hines 1997 U.S. Office Development Fund LP and Hines 1999 U.S. Office Development Fund LP, “Incentive fees or distributions” represent distributions to affiliates of Hines upon sales of properties in the Hines 1997 U.S. Office Development Fund LP and Hines 1999 U.S. Office Development Fund LP, calculated as a percentage of profits after the partners have received a return of their capital.

(8)	For National Office Partners Limited Partnership, “Incentive fees or distributions” represent incentive distributions earned by an affiliate of Hines, calculated as a percentage amount of any profits in excess of certain inflation-adjusted real return hurdles, as adjusted for certain project-type and leverage-risk premiums, provided that consolidated returns exceed the National Council of Real Estate Fiduciaries index on a cumulative basis.

(9)	Paid out of acquisition proceeds.

A-3

TABLE II

COMPENSATION TO SPONSOR

(Past/ Prior Performance is Not Indicative of Future Results)

	Hines
	U.S. Office	Hines	Figueroa	Figueroa	One South		Desarolladora
	Value	Monthisa	At Wilshire	at Wilshire	Dearborn	Kay Town	Parque Logistico	Hines Core
	Added Fund LP	UTE	LLC(3)	LLC(3)	Holdings LLC	Center LP	SRL de CV	Fund

Date offering commenced	Jun-02	Jan-02	Feb-02	Feb-04	Sep-03	Jul-04	Jun-04	May-03
Dollar amount raised(1)	$276,442,773 (4)	$12,476,867	$39,005,066	$102,570,374	$3,600,000	$44,090,028	$3,192,898	$749,930,461	(6)
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—	—	—	—
Acquisition fees:
Real estate commissions	—	—	—	—	—	—	—	—
Advisory fees	—	—	—	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor(2)	259,017	—	16,811,184	12,252,185	—	—	—	102,655,354
Amount paid to sponsor from operations:
Property management fees	56,085	—	2,132,246	463,881	—	—	—	2,933,314
Development, acquisition, and disposition fees	—	2,921,774	—	—	3,693,104	—	189,416	9,121	(5)
Partnership and asset management fees	—	—		—	—	—	—	—	(5)
Reimbursements	—	—	3,838,679	463,043	—	82,211	—	610,719
Leasing commissions	—	—	768,123	63,970	1,665,970	—	—	2,958,404
Dollar amount of cash generated from property sales and refinancing before deducting payments to sponsor:
Cash	—	3,820,770	—	—	—	—	—	—
Notes	—	—	—	—	—	—	—	—
Amount paid to sponsor from property Sales and refinancing:
Real estate commissions	—	—	—	—	—	—	—	—
Incentive fees or distributions	—	1,910,951	—	—	—	—	—	—

(1)	“Dollar amount raised” represents total amount of equity raised over the life of the program. All other amounts on this table for the Hines’ private investment funds are for the three-year period ended December 31, 2004.

(2)	For Hines 1997 U.S. Office Development Fund LP and Hines 1999 U.S. Office Development Fund LP, “Dollar amount of cash generated from operations before deducting payments to sponsor” was derived by adding the fees listed below that caption in the table to the operating cash flow, even though not all of the fees were necessarily paid out of operating cash flow; certain fees may have been paid out of loan proceeds.

(3)	Formed in February 2002, Figueroa at Wilshire LLC purchased a fifty-two story, 1,038,000 square foot building in the central business district of Los Andeles, CA. In February 2004, Hines and an institutional investor sold an 80% share of Figueroa at Wilshire to an international institutional investor for an aggregate sales price of approximately $102 million. Hines remained a 20% investor. The $102 million represents the total invested equity as of February 2004.

(4)	For Hines U.S. Office Value Added Fund LP, asset management fees of $2,382,677 were paid directly by each investor (other than Hines) to the sponsor. These amounts do not reduce such investor’s total capital commitment.

(5)	Acquisition and asset management fees are paid out of distributions to investors.

(6)	Dollar amount raised by Hines-Sumisei U.S. Core Office Fund, L.P. and its consolidated subsidiaries.

A-4

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

      Table III summarizes the operating results of Hines’ prior programs the offerings of which have closed since December 31, 1999. For single-project development programs, operating results are shown for all such programs which began operations since December 31, 1999. All figures are as of December 31 of the year indicated except as noted otherwise.

	Hines		Emerging	Emerging	Emerging	Emerging	Emerging
	U.S. Office		Markets	Markets	Markets	Markets	Markets
	Value Added		Real Estate	Real Estate	Real Estate	Real Estate	Real Estate
	Fund LP		Fund II*	Fund II*	Fund II*	Fund II*	Fund II*
	2004		2000	2001	2002	2003	2004

Gross revenues	$3,240,153		$591,000	$4,347,000	$12,586,000	$16,737,824	$22,282,578
Profit (loss) on sale of properties	—		—	2,877,000	184,000	28,690,000	57,681,000
Less: Operating expenses	(2,159,754)		(4,557,000)	(4,036,000)	(5,930,000)	(8,887,214)	(10,431,829)
Interest expense	(1,208,721)		(1,858,000)	(2,733,000)	(3,127,000)	(3,068,000)	(2,002,000)
Depreciation	(1,383,715)		—	(8,248,000)	(281,000)	(1,012,000)	—
Other gain (loss)	(1,000,000	) (1)	—	—	—	—	(64,141,203)

Net income (loss) — GAAP basis	(2,512,037)		(5,824,000)	(7,793,000)	3,432,000	32,460,610	3,388,546

Taxable income (loss):
From operations	21,483		(5,556,000)	(3,734,000)	(5,160,000)	(1,161,550)	23,615,966

From gain (loss) on sale	—		—	5,679,000	(2,404,000)	21,901,126	64,816,040

Cash generated (deficiency) from operations	2,923,249		(4,303,000)	(8,696,000)	943,000	2,996,000	(58,510,000)
Cash generated from sales	—			2,877,000	184,000	28,690,000	57,681,000
Cash generated from refinancing	—		19,265,000	—	—	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	2,923,249		14,962,000	(5,819,000)	1,127,000	31,686,000	(829,000)
Less: Cash distributions to investors:
From operating cash flow	—		—	(375,000)	(959,000)	2,418,797	685,979
From sales and refinancing	—		(19,265,000)	—	(2,176,000)	16,008,266	80,087,917
Cash generated (deficiency) after cash distributions	—		(4,303,000)	(6,194,000)	(2,008,000)	13,228,937	79,944,896
Less: Special items (not including sales and refinancing)	—		—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	2,923,249		(4,303,000)	(6,194,000)	(2,008,000)	13,228,937	79,944,896

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	—		230	92	(122)	(11)	134
— from recapture	—		—	—	—	—	—
Capital gain (loss)	—		—	140	(57)	(206)	369
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—		(24)	(8)	(9)	(138)	(170)
— from return of capital	—		(772)	(1)	(65)	(35)	(279)

Total distributions on GAAP basis	—		(796)	(9)	(74)	(173)	(449)

Source (on cash basis):
— from sales	—		—	—	(51)	(150)	(445)
— from refinancing	—		(796)	—	—	—	—
— from operations	—		—	(9)	(23)	(23)	(4)

Total distributions on cash basis	—		(796)	(9)	(74)	(173)	(449)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table	100%						77%

*	Please see the “Prior Performance Summary” for a description of the legal entities included in this program.

(1)	Organizational costs.

A-5

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

	Hines	Hines	Hines	Hines	Hines	Hines
	Suburban	Suburban	Suburban	European	European	European
	Office Venture	Office Venture	Office Venture	Development	Development	Development
	LLC	LLC	LLC	Fund LP	Fund LP	Fund LP
	2002	2003	2004	2002	2003	2004

Gross revenues	$1,130,000	$11,224,000	$15,306,000	$132,000	$898,580	$866,394
Profit (loss) on sale of properties	—	—	—	—	238,450	—
Less: Operating expenses	(517,000)	(4,314,000)	(7,531,000)	(2,274,000)	(5,430,385)	(6,791,983)
Interest expense	(306,000)	(2,861,000)	(3,070,000)	(328,000)	(936,230)	(897,775)
Depreciation	(331,000)	(3,260,000)	(4,591,000)	—	(966,350)	(1,268,892)
Other gain (loss)	—	—	19,365,000	—	(2,510)	(2,729)

Net income (loss) — GAAP basis	(24,000)	789,000	19,479,000	(2,470,000)	(6,198,445)	(8,094,985)

Taxable income (loss):
From operations	555,000	2,037,000	902,194	(633,763)	(5,985,330)	2,965,836

From gain (loss) on sale	—	—	20,041,555	—	—	—

Cash generated (deficiency) from operations	1,066,000	1,958,000	3,628,581	—	(9,505,370)	7,830,292
Cash generated from sales	—	—	39,374,092	—	—	—
Cash generated from refinancing	—	—	—	—	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	1,066,000	1,958,000	43,002,673	—	(9,505,370)	7,830,292
Less: Cash distributions to investors:
From operating cash flow	—	(1,911,000)	(1,200,000)	—	—	—
From sales and refinancing	—	—	(42,640,000)	—	—	—
Cash generated (deficiency) after cash distributions	1,066,000	47,000	(837,327)	—	(9,505,370)	7,830,292
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	1,066,000	47,000	(837,327)	—	(9,505,370)	7,830,292

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	183	74	38	—	—	—
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	834	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	(72)	(778)	—	—	—
— from return of capital	—	—	(1,047)	—	—	—

Total distributions on GAAP basis	—	(72)	(1,825)	—	—	—

Source (on cash basis):
— from sales	—	—	(1,775)	—	—	—
— from refinancing	—	—	—	—	—	—
— from operations	—	(72)	(50)	—	—	—

Total distributions on cash basis	—	(72)	(1,825)	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table			100%			100%

A-6

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

	National Office	National Office	National Office	National Office	National Office	National Office
	Partners	Partners	Partners	Partners	Partners	Partners
	Limited	Limited	Limited	Limited	Limited	Limited	Figueroa At	Figueroa At	Figueroa At
	Partnership(1)	Partnership(1)	Partnership(1)	Partnership(1)	Partnership(1)	Partnership(1)	Wilshire LLC(4)	Wilshire LLC(4)	Wilshire LLC(4)
	1999	2000	2001	2002	2003	2004	2002	2003	2004

Gross revenues	$153,517,000	$195,659,000	$266,621,000	$258,216,000	$260,561,000	$232,512,000	$31,234,000	$35,114,462	$36,000,878
Profit (loss) on sale of properties after previously recognized FMV Adjustments(2)	459,000	(4,687,000)	(12,246,000)	—	2,149,000	47,044,000
Less: Operating expenses	(75,131,000)	(93,003,000)	(111,136,000)	(105,483,000)	(114,614,000)	(103,783,000)	(11,029,000)	(12,651,393)	(13,812,174)
Interest expense	(2,351,000)	(17,513,000)	(31,546,000)	(29,738,000)	(33,147,000)	(30,617,000)	(12,302,000)	(13,871,453)	(10,282,803)
Depreciation	—	—	—	—	—	—	(8,748,000)	(9,259,926)	(8,256,622)
Unrealized gain (loss) and other (extraordinary)	70,314,000	280,389,000	144,533,000	(288,105,000)	(167,007,000)	286,971,000	—	—	—

Net income (loss) — GAAP basis	146,808,000	360,845,000	256,226,000	(165,110,000)	(52,058,000)	432,127,000	(845,000)	(668,310)	3,649,279

Taxable income:
From operations	50,700,000	54,824,000	90,705,000	54,893,000	48,328,000	46,690,000	—	424,000	1,651,224

From gain (loss) on sale	17,940,000	26,072,000	24,677,000	4,388,000	67,342,000	394,953,000	—	—	—

Cash generated from operations	73,358,000	89,927,000	128,325,000	104,225,000	108,256,000	106,588,000	4,698,000	5,374,088	11,261,290
Cash generated from sales	5,536,000	84,274,000	194,117,000	—	301,561,000	298,055,000	—	—	—
Cash generated from refinancing	148,975,000	30,000,000	217,954,000	381,664,000	256,799,000	—	—	—	—
Cash generated from other (incentive)	—	—	—	55,854,000	—	—	—	—	—

Total cash generated from operations, sales, refinancing, and other	227,869,000	204,201,000	540,396,000	541,743,000	666,616,000	404,643,000	4,698,000	5,374,088	11,261,290

Less: Cash distributions to investors:
From operating cash flow	(73,358,000)	(89,927,000)	(128,325,000)	(104,225,000)	(108,256,000)	(106,588,000)	(2,700,000)	(300,000)	(9,590,000)
From sales and refinancing	(154,511,000)	(114,274,000)	(412,071,000)	(381,664,000)	(558,360,000)	(298,055,000)	0
From other (incentive)	—	—	—	(55,854,000)	—	—	—	0

Cash generated (deficiency) after cash distributions	—	—	—	—	—	—	1,998,000	5,074,088	1,671,290
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	—	—	—	—	—	—	—	—	—

Tax and Distribution Data Per $1,000 Invested(3)
Federal Income Tax Results:
Ordinary income (loss):
— from operations	62	46	58	36	35	37	—	11	—
— from recapture	—	—	—	—	—	—	—	—	—
Capital gain (loss)	22	22	15	3	49	316	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(90)	(74)	(81)	(68)	(79)	(85)	—	—	—
— from return of capital	(190)	(95)	(262)	(285)	(405)	(238)	(69)	(8)	(80)

Total distributions on GAAP basis	(280)	(169)	(343)	(353)	(484)	(323)	(69)	(8)	(80)

Source (on cash basis):
— from sales	(7)	(70)	(123)	—	(219)	(238)	—	—	—
— from refinancing	(183)	(25)	(138)	(249)	(186)	—	—	—	—
— from operations	(90)	(74)	(82)	(68)	(79)	(85)	(69)	(8)	(80)
— from other (incentive)	—	—	—	(36)	—		—	—	—

Total distributions on cash basis	(280)	(169)	(343)	(353)	(484)	(323)	(69)	(8)	(80)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table						31%			100%

(1)	For National Office Partners Limited Partnership, all amounts presented are for the indicated year ended September 30, which corresponds to the fiscal year end of the program and the date of such program’s available financial reports (except tax figures, which are presented for the indicated year ended December 31).

(2)	“Profit (loss) on sale of properties after previously recognized FMV Adj” represents profit (loss) on sale of properties, as adjusted for the reversal of any previously recognized fair market value adjustments over the holding period of the investment. This line item is used because National Office Partners Limited Partnership follows the real estate industry accounting guidelines prescribed by NCREIF (National Council of Real Estate Investment Fiduciaries). As such, National Office Partners Limited Partnership’s financial information presents real estate at current market values, and any previously recognized gains or losses must be reversed.

(3)	For National Office Partners Limited Partnership, the denominator of the “Tax and Distribution Data Per $1,000 Invested” is calculated as the average of cumulative net capital contributions and distributions at the beginning and end of each year indicated.

(4)	Formed in February 2002, Figueroa at Wilshire LLC purchased a fifty-two story, 1,038,000 square foot building in the central business district of Los Angeles, CA. In February 2004, Hines and an institutional investor sold an 80% share of Figueroa at Wilshire to an international institutional investor for an aggregate sales price of approximately $100 million. Hines remained a 20% investor.

A-7

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

			Hines 1999	Hines 1999	Hines 1999	Hines 1999
			U.S. Office	U.S. Office	U.S. Office	U.S. Office
	Hines	Hines	Development	Development	Development	Development
	Core Fund	Core Fund	Fund LP	Fund LP	Fund LP	Fund LP
	2003	2004(1)	1999	2000	2001	2002

Gross revenues	$30,897,561	$145,383,935	$2,000	$2,037,000	$10,429,000	$13,143,000
Profit (loss) on sale of properties	—	—	—	—	—	—
Less: Operating expenses	(10,347,087)	(55,169,553)	(336,000)	(1,252,000)	(4,970,000)	(5,156,000)
Interest expense	(7,709,542)	(30,002,240)	—	(442,000)	(3,295,000)	(3,023,000)
Depreciation	(6,645,196)	(43,618,014)	—	(511,000)	(2,850,000)	(5,161,000)
Other gain (loss)	—	—	—	—	(1,683,000)	1,145,000

Net income (loss) — GAAP basis	6,195,736	16,594,128	(334,000)	(168,000)	(2,369,000)	948,000

Taxable income (loss):
From operations	8,735,605	50,031,815	(451,000)	(752,000)	(1,352,000)	6,142,000

From gain (loss) on sale	—	—	—	—	—	(2,615,000)

Cash generated (deficiency) from operations	13,933,918	83,341,972	(110,000)	(84,000)	3,254,000	11,440,000
Cash generated from sales	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	13,933,918	83,341,972	(110,000)	(84,000)	3,254,000	11,440,000
Less: Cash distributions to investors:
From operating cash flow	(7,000,000)	(82,026,034)	—	—	—	(3,870,000)
From sales and refinancing	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions	6,933,918	1,315,938	(110,000)	(84,000)	3,254,000	7,570,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	6,933,918	1,315,938	(110,000)	(84,000)	3,254,000	7,570,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	48	67	—	—	—	353
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	(150)
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(55)	(109)	—	—	—	(223)
— from return of capital	(245)	—	—	—	—	—

Total distributions on GAAP basis	(300)	(109)	—	—	—	(223)

Source (on cash basis):
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—
— from operations	(38)	(109)	—	—	—	(223)

Total distributions on cash basis	(38)	(109)	—	—	—	(223)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table		100%

(1)	These amounts represent the combined results of Hines-Sumisei U.S. Core Office Fund L.P. and its consolidated subsidiaries excluding the effect of minority interests.

A-8

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

	Hines 1999	Hines 1999	Hines 1997	Hines 1997	Hines 1997	Hines 1997
	U.S. Office	U.S. Office	U.S. Office	U.S. Office	U.S. Office	U.S. Office
	Development	Development	Development	Development	Development	Development
	Fund LP	Fund LP	Fund LP	Fund LP	Fund LP	Fund LP
	2003	2004	1999	2000	2001	2002

Gross revenues	$1,838,000	$2,100,000	$10,418,000	$35,580,000	$54,457,000	$39,445,000
Profit (loss) on sale of properties	31,591,000	23,657,000	—	5,350,000	8,586,000	29,855,000
Less: Operating expenses	(1,384,000)	(1,645,000)	(4,371,000)	(11,658,000)	(15,623,000)	(16,530,000)
Interest expense	(296,000)	(335,000)	(5,417,000)	(15,245,000)	(13,268,000)	(9,510,000)
Depreciation	(198,000)	(583,000)	(1,831,000)	(7,729,000)	(15,263,000)	(10,874,000)
Other gain (loss)	3,785,000 (1)	421,000 (1)	(486,000)	(2,000,000)	(6,770,000)	(2,886,000)

Net income (loss) — GAAP basis	35,336,000	23,615,000	(1,687,000)	4,298,000	12,119,000	29,500,000

Taxable income (loss):
From operations	7,874,000	(686,000)	(878,000)	2,528,000	13,837,000	11,192,000

From gain (loss) on sale	24,647,000	24,826,000	—	1,963,000	8,185,000	18,195,000

Cash generated (deficiency) from operations	5,664,000	349,000	2,601,000	13,318,000	23,945,000	23,076,000
Cash generated from sales	138,775,000	70,221,000	—	35,857,000	60,382,000	147,951,000
Cash generated from refinancing	—	—	—	—	—	17,400,000

Total cash generated (deficiency) from operations, sales, and refinancing	144,439,000	70,570,000	2,601,000	49,175,000	84,327,000	188,427,000
Less: Cash distributions to investors:
From operating cash flow	(4,303,000)	(361,000)	—	—	(17,203,000)	(15,135,000)
From sales and refinancing	(51,930,000)	(37,957,000)	—	—	(39,110,000)	(73,484,000)
Cash generated (deficiency) after cash distributions	88,206,000	32,252,000	2,601,000	49,175,000	28,014,000	99,808,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	88,206,000	32,252,000	2,601,000	49,175,000	28,014,000	99,808,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	191	(17)	—	—	70	55
— from recapture	—	—	—	—	—	—
Capital gain (loss)	598	603	—	—	42	89
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(816)	(479)	—	—	(142)	(143)
— from return of capital	(549)	(451)	—	—	(145)	(289)

Total distributions on GAAP basis	(1,365)	(930)	—	—	(287)	(432)

Source (on cash basis):
— from sales	(1,260)	(921)	—	—	(199)	(273)
— from refinancing	—	—	—	—	—	(85)
— from operations	(104)	(9)	—	—	(88)	(74)

Total distributions on cash basis	(1,365)	(930)	—	—	(287)	(432)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table		29%

(1)	Includes income from discontinued operations.

A-9

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

	Hines 1997	Hines 1997	321 North	321 North	321 North	321 North
	U.S. Office	U.S. Office	Clark Realty	Clark Realty	Clark Realty	Clark Realty
	Development	Development	LLC	LLC	LLC	LLC
	Fund LP 2003	Fund LP 2004	2001	2002	2003	2004

Gross revenues	$30,752,000	$—	$21,608,000	$24,674,000	$7,549,000	$20,551,000
Profit (loss) on sale of properties	25,350,000	73,442,000	—	—
Less: Operating expenses	(8,198,000)	—	(10,535,000)	(13,332,000)	(9,372,000)	(11,748,000)
Interest expense	(3,276,000)	—	(1,618,000)	(5,900,000)	(5,842,000)	(5,774,000)
Depreciation	(6,443,000)	—	(24,000)	—	—	—
Other gain (loss)	235,000	7,067,000 (1)	—	—	—	—

Net income (loss) — GAAP basis	38,420,000	80,509,000	9,431,000	5,442,000	(7,665,000)	3,029,000

Taxable income (loss):
From operations	5,851,000	5,975,000	8,388,000	389,000	(6,839,000)	4,714,000

From gain (loss) on sale	23,779,000	63,345,000	—	—	—	—

Cash generated (deficiency) from operations	20,003,000	8,399,000	13,164,000	3,372,000	(6,050,000)	316,000
Cash generated from sales	133,996,000	266,323,000	—	—	—	—
Cash generated from refinancing	—	—	80,000,000	—	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	153,999,000	274,722,000	93,164,000	3,372,000	(6,050,000)	316,000
Less: Cash distributions to investors:
From operating cash flow	(15,926,000)	(9,373,000)	(4,965,000)	(2,350,000)	—	—
From sales and refinancing	(71,434,000)	(161,753,000)	(80,000,000)	—	—	—
Cash generated (deficiency) after cash distributions	66,639,000	103,596,000	8,199,000	1,022,000	(6,050,000)	316,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	66,639,000	103,596,000	8,199,000	1,022,000	(6,050,000)	316,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	26	25	162	7	(78)	(51)
— from recapture	—	—	—	—	—	—
Capital gain (loss)	105	260	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment
income	(147)	(284)	—	—	—	—
— from return of
capital	(238)	(418)	(96)	(42)	—	—

Total distributions on GAAP basis	(384)	(702)	(96)	(42)	—	—

Source (on cash basis):
— from sales	(314)	(664)	—	—	—	—
— from refinancing	—	—	—	—	—	—
— from operations	(70)	(38)	(96)	(42)	—	—

Total distributions on cash basis	(384)	(702)	(96)	(42)	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table		0%				100%

(1)	Includes income from discontinued operations.

A-10

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

	Perimeter	Perimeter	Perimeter
	Summit Parcel 3	Summit Parcel 3	Summit Parcel 3
	Limited	Limited	Limited	One Overton	One Overton
	Partnership	Partnership	Partnership	Park LLC	Park LLC
	2001	2002	2003	2002	2003

Gross revenues	$5,290,000	$9,051,619	$9,732,764	$699,000	$1,256,170
Profit (loss) on sale of properties	—	—	—	—	—
Less: Operating expenses	(1,902,000)	(2,522,875)	(2,751,529)	(1,353,000)	(1,663,942)
Interest expense	(2,456,000)	(2,982,650)	(3,240,357)	(737,000)	(1,075,093)
Depreciation	—	(2,710,128)	(2,761,904)	—	(1,062,029)
Other gain (loss)	—	—	—	—	—

Net income (loss) — GAAP basis	932,000	835,966	978,974	(1,391,000)	(2,544,894)

Taxable income (loss):
From operations	(849,000)	1,764,000	1,878,000	(2,257,000)	(2,849,000)

From gain (loss) on sale	—	—	—	—	—

Cash generated (deficiency) from operations	604,000	(3,058,312)	3,666,507	—	(3,968,581)
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	604,000	(3,058,312)	3,666,507	—	(3,968,581)
Less: Cash distributions to investors:
From operating cash flow	(156,000)	(3,647,000)	(3,187,000)	—	—
From sales and refinancing	(2,241,000)	—	—	—	—
Cash generated (deficiency) after cash distributions	(1,793,000)	(6,705,312)	479,507	—	(3,968,581)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(1,793,000)	(6,705,312)	479,507	—	(3,968,581)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	(42)	85	90	(74)	(502)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment
income	—	—	—	—	—
— from return of
capital	(117)	(175)	(153)	—	—

Total distributions on GAAP basis	(117)	(175)	(153)	—	—

Source (on cash basis):
— from sales	—	—	—	—	—
— from refinancing	(110)	—	—	—	—
— from operations	(7)	(175)	(153)	—	—

Total distributions on cash basis	(117)	(175)	(153)	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table			100%

A-11

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

	One Overton	Marshall Creek	Marshall Creek	Marshall Creek	Marshall Creek
	Park LLC	Ltd	Ltd	Ltd	Ltd
	2004	2001	2002	2003	2004

Gross revenues	$4,040,658	$—	$606,000	$5,036,662	$6,055,965
Profit (loss) on sale of properties	—	350,000	7,721,000	8,880,259	13,926,742
Less: Operating expenses	(1,987,427)	(1,432,000)	(6,620,000)	(7,272,644)	(9,356,420)
Interest expense	(1,405,921)	(7,000)	(42,000)	(51,253)	(3,215)
Depreciation	(1,741,080)	(96,000)	(538,000)	(713,153)	(993,154)
Other gain (loss)	—	—	—	(200,249)	—

Net income (loss) — GAAP basis	(1,093,770)	(1,185,000)	1,127,000	5,679,622	9,629,918

Taxable income (loss):
From operations	(3,319,136)	(1,654,000)	1,784,000	6,173,224	5,952,015

From gain (loss) on sale	—	—	—	—	—

Cash generated (deficiency) from operations	(753,889)	—	—	—	(3,303,670)
Cash generated from sales	—	(1,433,000)	19,757,000	21,514,022	26,772,054
Cash generated from refinancing	—	—	—	5,000,000	1,000,000

Total cash generated (deficiency) from operations, sales, and refinancing	(753,889)	(1,433,000)	19,757,000	26,514,022	24,468,384
Less: Cash distributions to investors:
From operating cash flow	—	—	—	—	—
From sales and refinancing	—	—	(690,000)	(4,903,347)	(5,250,000)
Cash generated (deficiency) after cash distributions	(753,889)	(1,433,000)	19,067,000	21,610,675	19,218,384

Less: Special items (not including sales and refinancing)	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	(753,889)	(1,433,000)	19,067,000	21,610,675	19,218,384

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	(432)	(111)	347	420	346
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—
— from return of capital	—	—	(44)	(302)	(324)

Total distributions on GAAP basis	—	—	(44)	(302)	(324)

Source (on cash basis):
— from sales	—	—	(44)	(302)	(324)
— from refinancing	—	—	—	—	—
— from operations	—	—	—	—	—

Total distributions on cash basis	—	—	(44)	(302)	(324)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table	100%				100%

A-12

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

	Woodfield	Woodfield	Woodfield	Woodfield	Woodfield	Woodfield	Woodfield	Woodfield
	Preserve	Preserve	Preserve	Preserve	Preserve	Preserve	Preserve	Preserve
	Phase II	Phase II	Phase II	Phase II	Phase I	Phase I	Phase I	Phase I
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC
	2001	2002	2003	2004	2000	2001	2002	2003

Gross revenues	$651,000	$1,409,000	$6,411,000	$8,045,000	$4,187,000	$8,860,000	$10,410,000	$9,356,000
Profit (loss) on sale of properties	—	—	—	—	—	—	—	—
Less: Operating expenses	(227,000)	(1,391,000)	(3,751,000)	(4,449,000)	(2,333,000)	(3,911,000)	(4,494,000)	(4,174,000)
Interest expense	(971,000)	(1,595,000)	(873,000)	(906,000)	(1,432,000)	(2,272,000)	(2,266,000)	(2,267,000)
Depreciation	(818,000)	(1,543,000)	(2,915,000)	(2,899,000)	(1,614,000)	(3,100,000)	(2,670,000)	(4,245,000)
Other gain (loss)	—	—	—	—	—	—	—	—

Net income (loss) — GAAP basis	(1,365,000)	(3,120,000)	(1,128,000)	(209,000)	(1,192,000)	(423,000)	980,000	(1,330,000)

Taxable income (loss):
From operations	(817,000)	(2,778,000)	(846,000)	876,007	(1,032,000)	582,000	2,144,000	2,538,000

From gain (loss) on sale	—	—	—	—	—	—	—	—

Cash generated (deficiency) from operations	(2,642,000)	255,000	(421,000)	2,366,000	(1,145,000)	1,525,000	3,770,000	4,552,000
Cash generated from sales	—	—	—	—	—	—	—	—
Cash generated from refinancing	11,064,000	12,000	—	—	775,000	—	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	8,422,000	267,000	(421,000)	2,366,000	(370,000)	1,525,000	3,770,000	4,552,000
Less: Cash distributions to investors:
From operating cash flow	—	—	(1,427,000)	(2,211,000)	—	(1,954,000)	(3,004,000)	(2,299,000)
From sales and refinancing	—	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions	8,422,000	267,000	(1,848,000)	155,000	(370,000)	(429,000)	766,000	2,253,000

Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	8,422,000	267,000	(1,848,000)	155,000	(370,000)	(429,000)	766,000	2,253,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	(65)	(106)	(28)	29	(45)	24	89	105
— from recapture	—	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—	—	—	—
— from return of capital	—	—	(47)	(73)	—	(81)	(125)	(96)

Total distributions on GAAP basis	—	—	(47)	(73)	—	(81)	(125)	(96)

Source (on cash basis):
— from sales	—	—	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—	—	—
— from operations	—	—	(47)	(73)	—	(81)	(125)	(96)

Total distributions on cash basis	—	—	(47)	(73)	—	(81)	(125)	(96)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table				100%

A-13

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

		Perimeter	Perimeter	Perimeter
		Summit	Summit	Summit
	Woodfield	Parcel 2	Parcel 2	Parcel 2	200 South	200 South
	Preserve	Limited	Limited	Limited	Tryon Street	Tryon Street
	Phase I LLC	Partnership	Partnership	Partnership	LLC	LLC
	2004	2002	2003	2004	2001	2002

Gross revenues	$9,298,000	$—	$186,258	$3,110,373	$301,000	$500,000
Profit (loss) on sale of properties		—	—	—	—	—
Less: Operating expenses	(4,269,000)	—	(1,042,143)	(1,699,493)	(536,000)	(925,000)
Interest expense	(2,267,000)	—	(1,817,282)	(2,103,572)	(330,000)	(382,000)
Depreciation	(3,214,000)	—	(1,143,686)	(2,386,395)	—	—
Other gain (loss)	—	—	—	—	—	—

Net income (loss) — GAAP basis	(452,000)	—	(3,816,853)	(3,079,087)	(565,000)	(807,000)

Taxable income (loss):
From operations	606,483	(31,000)	(3,019,000)	(2,571,500)	(950,000)	(587,000)

From gain (loss) on sale	—	—	—	—	—	—

Cash generated (deficiency) from operations	2,143,000	—	(11,277,277)	(5,547,540)	—	—
Cash generated from sales	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	2,143,000	—	(11,277,277)	(5,547,540)	—	—
Less: Cash distributions to investors:
From operating cash flow	(1,904,000)	—	—	—	—	—
From sales and refinancing		—	—	—	—	—
Cash generated (deficiency) after cash distributions	239,000	—	(11,277,277)	(5,547,540)	—	—
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	239,000	—	(11,277,277)	(5,547,540)	—	—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	25	(2)	(142)	(121)	(74)	(42)
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—	—
— from return of capital	(79)	—	—	—	—	—

Total distributions on GAAP basis	(79)	—	—	—	—	—

Source (on cash basis):
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—
— from operations	(79)	—	—	—	—	—

Total distributions on cash basis	(79)	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table	100%			100%		0%

A-14

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

						Two Detroit	Two Detroit
	Deerfield	Deerfield	Deerfield	Deerfield	Deerfield	Center Garage	Center Garage
	Commons I	Commons I	Commons I	Commons I	Commons I	Limited	Limited
	LLC	LLC	LLC	LLC	LLC	Partnership	Partnership
	2000	2001	2002	2003	2004	2002	2003

Gross revenues	$728,000	$2,585,000	$2,266,000	$1,951,241	$2,122,491	$1,752,000	$3,532,000
Profit (loss) on sale of properties	—	—	—		—	—
Less: Operating expenses	(306,000)	(731,000)	(737,000)	(739,497)	(1,193,980)	(349,000)	(1,066,000)
Interest expense	(132,000)	(420,000)	(305,000)	(320,625)	(334,638)	(1,162,000)	(1,943,000)
Depreciation	(173,000)	(486,000)	(215,000)	(263,199)	(703,697)	(354,000)	(613,000)
Other gain (loss)	—	—	—	—	—	—	—

Net income (loss) — GAAP basis	117,000	948,000	1,009,000	627,920	(109,824)	(113,000)	(90,000)

Taxable income (loss):
From operations	109,000	612,000	241,000	313,000	504,300	21,000	179,000

From gain (loss) on sale	—	—	—	—	—	—	—

Cash generated (deficiency) from operations	290,000	887,000	737,000	1,211,744	928,511	1,050,000	324,000
Cash generated from sales	—	—	—	—	—	—
Cash generated from refinancing	—	1,145,000	325,000	—	—	11,048,000	487,000

Total cash generated (deficiency) from operations, sales, and refinancing	290,000	2,032,000	1,062,000	1,211,744	928,511	12,098,000	811,000
Less: Cash distributions to investors:
From operating cash flow	—	—	(1,500,000)	—	(1,600,000)	(1,658,000)	(233,000)
From sales and refinancing	—	(850,000)	—	—	—	—	—
Cash generated (deficiency) after cash distributions	290,000	1,182,000	(438,000)	1,211,744	(671,489)	10,440,000	578,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	290,000	1,182,000	(438,000)	1,211,744	(671,489)	10,440,000	578,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	17	104	51	67	107	7	61
— from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—	—	—
— from return of capital	—	(144)	(319)	—	(341)	(562)	(79)

Total distributions on GAAP basis	—	(144)	(319)	—	(341)	(562)	(79)

Source (on cash basis):
— from sales	—	—	—	—	—	—	—
— from refinancing	—	(144)	—	—	—	—	—
— from operations	—	—	(319)	—	(341)	(562)	(79)

Total distributions on cash basis	—	(144)	(319)	—	(341)	(562)	(79)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table					100%

A-15

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

	Two Detroit
	Center Garage
	Limited	24th and	24th and	24th and	24th and	24th and
	Partnership	Camelback LLC	Camelback LLC	Camelback LLC	Camelback LLC	Camelback LLC
	2004	2000	2001	2002	2003	2004

Gross revenues	$4,385,000	$1,923,000	$7,783,000	$9,185,000	$9,435,000	$9,536,000
Profit (loss) on sale of properties	—	—	—	—	—	—
Less: Operating expenses	(1,288,000)	(876,000)	(2,596,000)	(3,269,000)	(3,180,000)	(3,285,000)
Interest expense	(1,713,000)	(738,000)	(2,834,000)	(2,161,000)	(1,500,000)	(939,000)
Depreciation	(618,000)	(934,000)	(2,449,000)	(3,019,000)	(2,837,000)	(2,844,000)
Other gain (loss)	—	—	—	—	—	—

Net income (loss) — GAAP basis	766,000	(625,000)	(96,000)	736,000	1,918,000	2,468,000

Taxable income (loss):
From operations	2,402,000	(1,123,000)	(174,000)	1,955,000	2,588,000	3,959,000

From gain (loss) on sale	—	—	—	—	—	—

Cash generated (deficiency) from operations	951,000	821,000	3,222,000	3,256,000	4,499,605	4,724,000
Cash generated from sales	—	—	—	—	—	—
Cash generated from refinancing	—	28,200,000 (1)	2,411,000 (1)	—	(2,693,505)	(4,305,000)

Total cash generated (deficiency) from operations, sales, and refinancing	951,000	29,021,000	5,633,000	3,256,000	1,806,100	419,000
Less: Cash distributions to investors:
From operating cash flow	(880,000)	—	—	—	—	(3,704,000)
From sales and refinancing	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions	71,000	29,021,000	5,633,000	3,256,000	1,806,100	(3,285,000)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	71,000	29,021,000	5,633,000	3,256,000	1,806,100	(3,285,000)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	740	—	—	—	—	181
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—	—
— from return of capital	(271)	—	—	—	—	(169)

Total distributions on GAAP basis	(271)	—	—	—	—	(169)

Source (on cash basis):
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—
— from operations	(271)	—	—	—	—	(169)

Total distributions on cash basis	(271)	—	—	—	—	(169)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table	100%					100%

(1)	Cash generated from refinancing is a result of construction loan proceeds from the original building construction.

A-16

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

					Rosmarin	Rosmarin
					Karree	Karree
	Sixth and	Sixth and	Sixth and	Sixth and	Grundstuecks	Grundstuecks
	Nicollet LLC	Nicollet LLC	Nicollet LLC	Nicollet LLC	GmbH & Co	GmbH & Co
	2001	2002	2003	2004	1999	2000

Gross revenues	$5,256,000	$17,224,000	$18,465,000	$19,198,000	$6,498,527	$7,081,532
Profit (loss) on sale of properties	—	—	—	—	—	—
Less: Operating expenses	(2,403,000)	(7,918,000)	(6,477,000)	(7,210,000)	(2,216,058)	(1,635,727)
Interest expense	(1,438,000)	(4,392,000)	(3,750,000)	(2,464,000)	(3,152,067)	(3,778,381)
Depreciation	(1,493,000)	(5,243,000)	(5,688,000)	(5,872,000)	(1,601,754)	(1,865,935)
Other gain (loss)	—	—	—	—	—	—

Net income (loss) — GAAP basis	(78,000)	(329,000)	2,550,000	3,652,000	(471,352)	(198,511)

Taxable income (loss):
From operations	(3,930,000)	(904,000)	2,073,000	4,245,932	(610,000)	285,000

From gain (loss) on sale	—	—	—	—	—	—

Cash generated (deficiency) from operations	3,382,000	5,689,000	5,279,000	8,631,000	951,000	126,000
Cash generated from sales	—	—	—	—	—	—
Cash generated from refinancing	60,500,000	7,700,000	—	(76,568,304)	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	63,882,000	13,389,000	5,279,000	(67,937,304)	951,000	126,000
Less: Cash distributions to investors:
From operating cash flow	—	—	—	—	—	—
From sales and refinancing	—	—	—	(5,445,000)	—	—
Cash generated (deficiency) after cash distributions	63,882,000	13,389,000	5,279,000	(73,382,304)	951,000	126,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	63,882,000	13,389,000	5,279,000	(73,382,304)	951,000	126,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	—	—	—	(80)	(63)	16
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—	—
— from return of capital	—	—	—	(80)	—	—

Total distributions on GAAP basis	—	—	—	(80)	—	—

Source (on cash basis):
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	(80)	—	—
— from operations	—	—	—	—	—	—

Total distributions on cash basis	—	—	—	(80)	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table				100%

A-17

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

	Rosmarin Karree	Rosmarin Karree	Rosmarin Karree	Rosmarin Karree	717 Texas	717 Texas	717 Texas
	Grundstuecks	Grundstuecks	Grundstuecks	Grundstuecks	Limited	Limited	Limited
	GmbH & Co	GmbH & Co	GmbH & Co	GmbH & Co	Partnership	Partnership	Partnership
	2001	2002	2003	2004	2002	2003	2004

Gross revenues	$6,830,733	$6,943,863	$9,775,936	$10,717,098	$—	$1,087,000	$16,595,000
Profit (loss) on sale of properties	—	—	—	—	—	—	—
Less: Operating expenses	(2,144,519)	(1,375,473)	(1,680,180)	(2,003,858)	(200,000)	(605,000)	(6,093,000)
Interest expense	(3,699,747)	(3,027,562)	(2,744,774)	(3,030,043)	(127,000)	(65,000)	(4,944,000)
Depreciation	(1,854,555)	(1,873,800)	(2,032,867)	(2,233,589)	—	(870,000)	(6,312,000)
Other gain (loss)	—	—	—	—	—	—	—

Net income (loss) — GAAP basis	(868,088)	667,028	3,318,115	3,449,608	(327,000)	(453,000)	(754,000)

Taxable income (loss):
From operations	(1,878,000)	35,544	2,619,961	2,469,916	(571,000)	(2,247,000)	(946,000)

From gain (loss) on sale	—	—	—	—	—	—	—

Cash generated (deficiency) from operations	1,771,000	2,794,189	5,191,719	5,683,196	(65,676,000)	(37,047,000)	(17,050,000)
Cash generated from sales	—	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	66,159,000	37,116,000	23,419,000

Total cash generated (deficiency) from operations, sales, and refinancing	1,771,000	2,794,189	5,191,719	5,683,196	483,000	69,000	6,369,000
Less: Cash distributions to investors:
From operating cash flow	—	—	—	—	—	—	—
From sales and refinancing	—	—	—	—	—	—	(3,700,000)
Cash generated (deficiency) after cash distributions	1,771,000	2,794,189	5,191,719	5,683,196	483,000	69,000	2,669,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	1,771,000	2,794,189	5,191,719	5,683,196	483,000	69,000	2,669,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	(85)	2	138	144	(12)	(47)	(20)
— from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—	—	—
— from return of capital	—	—	—	—	—	—	(78)

Total distributions on GAAP basis	—	—	—	—	—	—	(78)

Source (on cash basis):
— from sales	—	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—	(78)
— from operations	—	—	—	—	—	—	—

Total distributions on cash basis	—	—	—	—	—	—	(78)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table				100%			100%

A-18

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(Past/ Prior Performance is Not Indicative of Future Results)

      Table IV summarizes the results of prior programs sponsored by Hines, which during the five years ended December 31, 2004 have completed their operations and sold all their properties.(1)

			Hines 1997		AEGON
			U.S. Office	Perimeter	Center	West Oak/	Fifth and Main	Two Westlake	CHR Associates	CHR Associates LP,		Park Land CHR
	HMS Office	343 Sansome	Development	Summit	200 Block	Nissei	Limited	Limited	LP,	6700/6710	29 N. Wacker	Associates LP,	440 Wheelers
	LP	Venture	Fund LP(2)	Parcel 3 LP	Associates	Associates	Partnership	Partnership	10401 Fernwood	Rockledge	LLC	RSP Land	Farm Road

Dollar amount raised	$155,754,000	$77,252,637	$243,560,000	$20,803,001	$35,000,000	$59,259,745	$49,935,983	$46,467,519	$28,622,777	$12,218,721	$4,410,937	$2,412,500	$15,770,000
Number of properties purchased/ developed	12	1	13	1	1	1	1	1	1	2	1	0	1
Date of closing of offering	Jul-95	Dec-88	Jan-98	Jan-01	May-91	Aug-81	Dec-76	Mar-81	Feb-94	Feb-94	Dec-97	Feb-94	Dec-97
Date of first sale of property	Apr-96	Nov-00	Oct-00	Jan-04	Mar-04	Dec-02	Feb-02	Dec-00	Nov-02	Mar-01	Jun-01	Aug-04	Sep-04
Date of final sale of property	Jun-01	Nov-00	Dec-04	Jan-04	Mar-04	Dec-02	Feb-02	Dec-00	Nov-02	Mar-01	Jun-01	Aug-04	Sep-04
Tax and Distribution data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss):
— from operations	7	204	164	134	(366)	(118)	178	(774)	670	1,066	480	(375)	(177)
— from recapture	224	—	—	—	—	—	—	—	—	—	—	—	—
Capital gain	1,652	494	474	260	1,365	505	68	802	615	813	903	5,327	368
Deferred gain:
Capital	—	—	—	—	—	—	—	—	—	—	—	—	—
Ordinary	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(1,878)	(668)	(656)	—	(44,373)	(542)	—	—	(1,229)	(1,357)	(1,296)	(2,854)	(255)
— from return of capital	(1,000)	(1,000)	(1,000)	(3,691)	(35,000)	(1,000)	(704)	(934)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)

Total distributions on GAAP basis	(2,878)	(1,668)	(1,656)	(3,691)	(79,373)	(1,542)	(704)	(934)	(2,229)	(2,357)	(2,296)	(3,854)	(1,255)

Source (on cash basis):
— from sales	(2,119)	(1,244)	(1,348)	(3,245)	(56,319)	(643)	(163)	(934)	(1,120)	(1,363)	(1,892)	(3,854)	(1,130)
— from refinancing	(528)	—	(71)	(110)	—	—	—	—	(683)	—	—	—	(213)
— from operations	(231)	(424)	(237)	(336)	(23,055)	(899)	(541)	—	(426)	(994)	(404)	—	88

Total distributions on cash basis	(2,878)	(1,668)	(1,656)	(3,691)	(79,373)	(1,542)	(704)	(934)	(2,229)	(2,357)	(2,296)	(3,854)	(1,255)

(1)	Hofgarten was a joint venture formed in 1992 by Hines and three institutional investors. Please see the “Prior Performance Summary” for a description of the legal entities included in this program. Hofgarten developed a 536,000 sq. ft. mixed-use project including office, hotel, residential and retail space in Berlin, Germany. Construction commenced in 1993 and was completed in 1997. The project was 100% financed by a syndicate of banks. The initial debt was approximately €281 million, a portion of which was recourse and secured by guaranties from the joint venture partners. Due to a longer than anticipated leasing period and disputes with the general contractor, the project was approximately €100 over budget. In addition, the project was leased at lower than pro forma rental rates due to a severe decline in the Berlin real estate market. To fund these overruns, the lead bank syndicate lent an additional €70 million and the joint venture partners completely funded the recourse portion of the initial debt of €15.3 million. Once disputes were settled with the general contractor, the lead bank syndicate and Hines contributed an additional €14.6 million while the project’s hotel operator agreed to forego loss sharing payments that it was due under its lease of the hotel space.

After the last contribution by Hines and the hotel operator’s agreement to forego the loss sharing payments, the partners agreed that Hines and the Hotel operator would have no further liability in regards to the project. At the end of 1999, the management and accounting for the project was transferred from Hines to the lead bank syndicate. Hines does not have access to the books and records for any period subsequent to the year ended December 31, 1999. As of December 31, 2002, all of the buildings had been sold.

(2)	Dollar amount raised for Hines 1997 U.S. Office Development Fund LP represents the total equity contributed by the partners rather than the equity committed to the partnership.

A-19

TABLE V
SALES OR DISPOSALS OF PROPERTIES
(Past/Prior Performance is Not Indicative of Future Results)
      Table V presents summary information on the results of sales or disposals of properties from Hines prior programs during the three years ended December 31, 2004. The Table includes information about the sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

								Cost of Property,
			Selling Price, Net of Closing Costs and GAAP Adjustments					Including Closing and Soft Costs

											Excess
					Purchase	Adjustments			Total		(deficiency)
					money	resulting			acquisition		of property
			Cash received,	Mortgage	mortgage	from		Original	cost, capital		operating cash
	Date	Date of	net of	balance at	taken back	application		mortgage	improvements		receipts over cash		Taxable	Capital	Ordinary
Property	Acquired	Sale	closing costs	time of sale	by program	of GAAP	Total(1)	financing	and soft costs	Total	expenditures		Gain (Loss)	Gain (Loss)	Gain (Loss)

Emerging Markets Real Estate Fund I:*

Torre del Angel	Nov-97	Dec-02	$25,544,780	$15,705,220	$—	$—	$41,250,000	$—	$45,168,000	$45,168,000	$6,813,957		$(1,486,077)	$(1,486,077)	$—
GITSA I	Jul-98	Dec-02	8,609,521	21,790,479	—	—	30,400,000	—	26,368,000	26,368,000	8,911,122		10,658,062	10,658,062	—
EIQSA	May-96	Jan-03	12,522,900	23,352,100	—	—	35,875,000	—	35,876,000	35,876,000	8,376,921		11,786,596	—	11,786,596
Emerging Markets Real Estate Fund II:*

Le Gauguin	Apr-00	Jun-03	32,201,983	89,347,553	—	—	121,549,536	—	93,467,935	93,467,935	3,433,573		21,901,126	21,901,126	—
Millennium Tower	Oct-01	Dec-04	84,959,416	59,525,684	—	—	144,485,100	—	97,999,813	97,999,813	18,631,721		64,816,040	—	—
Hines European Development Fund LP

Queen Victoria Street(5)	Nov-02	Apr-03	27,284,252	—	—	—	27,284,252	—	—	27,284,252	—		(704,199)	—	(704,199)
Hines Corporate Properties LLC:

Cedar Court(3)	Dec-99	Oct-02	42,299,868	—	—	—	42,299,868	—	37,807,622	37,807,622	3,751,045		8,230,654	8,230,654	—
Pleasanton Corporate Commons	Nov-02	Dec-03	156,743,736	—	—	—	156,743,736	—	130,543,318	130,543,318	3,459,028		38,397,324	38,397,324	—
Veritas Headquarters	Oct-02	Aug-04	21,990,468	17,479,289	—	—	39,469,757	—	29,026,687	29,026,687	2,673,605		12,679,096	12,679,096	—
Computer Associates	Dec-01	Aug-04	31,798,511	21,287,626	—	—	53,086,137	—	42,071,732	42,071,732	4,775,970		13,901,202	13,901,202	—
Mitretek Headquarters	Dec-01	Aug-04	53,746,746	38,278,666	—	—	92,025,412	—	60,331,106	60,331,106	5,139,769		34,450,515	34,450,515	—
Galleria North Tower I	Dec-99	Oct-04	31,550,188	36,423,323	—	—	67,973,511	—	62,455,072	62,455,072	6,898,567		12,981,466	12,981,466	—
Two Montgomery St.	Apr-99	Dec-04	22,949,979	29,329,888	—	—	52,279,867	—	43,620,134	43,620,134	2,772,053		14,467,992	14,467,992	—
3015 Winona	Jan-99	Dec-04	16,350,216	—	—	—	16,350,216	—	14,166,974	14,166,974	3,727,497		1,777,485	1,777,485	—
Capital Gateway II and IV	Mar-01	Dec-04	107,291,527	72,000,000	—	—	179,291,527	—	125,692,257	125,692,257	20,626,418		63,571,808	63,571,808	—
Hines Suburban Office Venture LLC

Manhattan Towers	Nov-02	Apr-04	46,245,052	42,500,000	—	—	88,745,052	—	64,511,085	64,511,085	448,076		20,041,555	20,041,555	—
National Office Partners Limited Partnership:

Two Soundview	Oct-98	Dec-02	16,745,674	—	—	—	16,745,674	—	13,433,000	13,433,000	3,972,000		4,387,514	4,387,514	—
225 West Wacker	Sep-98	Apr-03	150,985,000	—	—	—	150,985,000	—	137,461,000	137,461,000	43,508,000		27,267,632	27,267,632	—
Bank of America Tower	Mar-99	Jun-03	84,615,000	—	—	—	84,615,000	—	77,617,000	77,617,000	23,104,000		15,071,775	15,071,775	—
1776 G Street	Jun-99	Aug-03	55,236,000	26,214,000	—	—	81,450,000	31,470,000	32,814,000	64,284,000	6,096,000		25,002,173	25,002,173	—
Overlook II	Jul-98	Mar-04	30,544,000	—	—	—	30,544,000	—	38,713,000	38,713,000	10,671,000		(779,985)	(779,985)	—
191 North Wacker	Mar-00	Sep-04	221,001,000	—	—	—	221,001,000	—	157,992,000	157,992,000	13,079,000		68,415,446	68,415,446	—
Overlook III	Jul-98	Sep-04	55,864,000	—	—	—	55,864,000	—	70,375,000	70,375,000	26,278,000		2,500,827	2,500,827	—
The Chancellory	Jul-98	Dec-04	129,423,000	—	—	—	129,423,000	—	178,115,000	178,115,000	77,358,000	(4)	(6,005,363)	(6,005,363)	—
601 California	Jul-98	Dec-04	64,446,000	—	—	—	64,446,000	—	81,885,000	81,885,000	24,451,000		21,134,513	21,134,513	—
1900 K Street	Nov-00	Dec-04	213,532,000	—	—	—	213,532,000	—	136,406,000	136,406,000	31,664,000		90,074,168	90,074,168	—
IDX Tower	Nov-99	Dec-04	194,421,000	145,000,000	—	—	339,421,000	—	212,021,000	212,021,000	18,407,000		128,856,398	128,856,398	—
Fifty Fremont	Jul-00	Dec-04	183,554,000	135,000,000	—	—	318,554,000	—	269,184,000	269,184,000	40,516,000		73,934,388	73,934,388	—
Stoneridge Corporate Plaza	Jan-01	Dec-04	112,966,000	—	—	—	112,966,000	—	152,582,000	152,582,000	35,022,000		(26,990,367)	(26,990,367)	—
55 Railroad	Sep-98	Dec-04	95,826,000	—	—	—	95,826,000	—	58,343,000	58,343,000	19,718,000		43,812,579	43,812,579	—
A-20

TABLE V
SALES OR DISPOSALS OF PROPERTIES
(Past/Prior Performance is Not Indicative of Future Results)

								Cost of Property,
			Selling Price, Net of Closing Costs and GAAP Adjustments					Including Closing and Soft Costs

											Excess
					Purchase	Adjustments			Total		(deficiency)
					money	resulting			acquisition		of property
			Cash received,	Mortgage	mortgage	from		Original	cost, capital		operating cash
	Date	Date of	net of	balance at	taken back	application		mortgage	improvements		receipts over cash		Taxable	Capital	Ordinary
Property	Acquired	Sale	closing costs	time of sale	by program	of GAAP	Total(1)	financing	and soft costs	Total	expenditures		Gain (Loss)	Gain (Loss)	Gain (Loss)

Hines 1997 U.S. Office Development Fund LP:

Cedar Court (3)	May-98	Oct-02	31,933,667	22,639,945	—	—	54,573,612	—	39,350,791	39,350,791	5,667,192		17,102,230	17,102,230	—
Galleria North Phase II	May-98	Oct-02	23,561,730	23,956,827	—	—	47,518,557	—	52,152,463	52,152,463	6,724,386		1,092,980	1,092,980	—
Oak Brook Pointe	Aug-98	Feb-03	26,277,791	28,142,463	—	—	54,420,254	—	52,569,634	52,569,634	7,897,935		5,395,000	5,395,000	—
4100 N. Fairfax	Mar-99	Jun-03	45,446,192	33,672,114	—	—	79,118,306	—	60,200,894	60,200,894	(4,045,229)		18,384,000	18,384,000	—
One Twelfth @ Twelfth	May-98	Jun-04	83,398,507	49,267,053	—	—	132,665,560	—	102,105,692	102,105,692	24,815,132		30,749,885	30,749,885	—
Lantana Campus	Jul-98	Dec-04	77,388,453	55,241,639	—	—	132,630,092	—	112,775,886	112,775,886	23,245,794		29,073,884	29,073,884	—
Hines 1999 U.S. Office Development Fund LP:

Bridgewater Crossing	May-00	Jan-03	80,022,786	57,350,000	—	—	137,372,786	—	108,368,183	108,368,183	2,595,397		23,937,000	23,937,000	—
2525 West End	Sep-99	Jan-04	39,155,416	30,300,000	—	—	69,455,416	—	54,839,840	54,839,840	11,494,424		24,661,742	24,661,742	—
HMS Gateway Office LP:

630 Gateway	Sep-97	Jan-02	4,398,863	7,161,240	—	—	11,560,103	7,161,240	539,611	7,700,851	9,571,471	(2)	4,073,732	—	4,073,732
901/951 Gateway	Sep-97	Apr-02	25,957,424	22,110,489	—	—	48,067,913	23,109,697	9,353,988	32,463,685	—	(2)	15,897,453	10,319,724	5,577,729
440 Wheelers Farm Road LLC

440 Wheelers Farm Road	Dec-97	Sep-04	7,825,000	14,448,000	—	—	22,273,000	8,675,000	12,786,000	21,461,000	(584,000)		3,126,949	5,871,793	(2,744,844)
Fifth and Main Limited Partnership:

PNC Center	Dec-76	Feb-02	17,047,970	34,621,259	—	—	51,669,229	45,606,000	4,329,983	49,935,983	18,017,805	(2)	3,397,697	3,397,697	—
CHR Associates LP:
10401 Fernwood	Feb-94	Nov-02	32,939,850	11,633,332	—	—	44,573,182	—	30,784,727	30,784,727	12,160,406		17,595,081	17,595,081	—
Rock Spring Park Associates	Feb-94	Aug-04	14,745,136	—	—	—	14,745,136	—	6,251,001	6,251,001	(2,570,486	)(6)	12,851,562	12,851,562	—
West Oak/ Nissei Associates:
3040 Post Oak	Aug-81	Dec-02	34,761,486	—	—	—	34,761,486	—	38,917,678	38,917,678	45,835,219		29,964,535	29,964,535	—
Marshall Creek Ltd.:
Palencia	Jul-99	various	69,808,880	—	—	—	69,808,880	—	37,483,939	37,483,939	—		13,646,351	—	13,646,351
Deerfield Park LLC:
Deerfield Park	Jan-97	various	95,562,710	—	—	—	95,562,710	—	57,555,051	57,555,051	—		—	—	—
Perimeter Summit Parcel 3 LP
3003 Summit	Jan-01	Jan-04	6,750,000	—	—	—	6,750,000	4,930,000	6,754,798	11,684,798	468,734		5,410,000	5,410,000	—
200 Block Associates
Aegon Center	May-91	Mar-04	124,703,446	61,771,755	—	—	186,475,201	75,000,000	35,000,000	110,000,000	31,617,286		47,784,871	47,784,871	—

*	Please see the “Prior Performance Summary” for a description of the legal entities included in this program.

(1)	Allocation of taxable gain (loss) associated with individual property sales between ordinary and capital gains (losses) is as follows:

(2)	Financial performance information for multiple properties held by Hines Partnership 13 was reported on a consolidated (portfolio) basis to the uniform third party investor. As such, the $9,571,471 of “Excess of Property Operating Cash Receipts over Cash Expenditures” reported for 630 Gateway is a consolidated amount, which includes information for 701 Gateway, 600/650 Gateway, 630 Gateway, and 901/951 Gateway.

(3)	Both Hines 1997 U.S. Office Development Fund LP and Hines Corporate Properties LLC maintained an ownership interest in this property. Amounts shown for each fund represent that fund’s share of cash received of the total amount for the project.

(4)	National Office Partners Limited Partnership, The Chancellory originally consisted of five buildings, one of which was sold in April 2001. The remaining four buildings were sold in December 2004. As operating cash flow information is not available on an individual basis, this data for The Chancellory includes all five buildings.

(5)	Queen Victoria Street was approved in the Summer of 2002 contingent on the Hines European Development Fund LP (“HEDF”) closing in November 2002. HEDF closed in November 2002 and the property was purchased from Hines at cost according to the partnership requirements. Upon a subsequent analysis of the London office market in late 2002, it was decided that the then current pro-forma returns for the property were significantly less than those approved in Summer 2002. As a result, the Investment Committee recommended to the Investors that this project be removed from HEDF at cost.

(6)	Reflects activity after 11/25/2002. Prior to sale the activity is included in 10401 Fernwood sale information.

A-21

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-108780
PROSPECTUS

Hines Real Estate Investment Trust, Inc.

220,000,000 Common Shares Offered to the Public — Maximum Offering

At Least 1,000,000 Common Shares Offered to the Public — Minimum Offering

     We are a recently formed Maryland corporation sponsored by Hines Interests Limited Partnership, or Hines, a fully integrated real estate investment and management firm that has acquired, developed, owned, operated and sold real estate for over 47 years. We intend to invest primarily in office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. We intend to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes but we are not currently qualified as a real estate investment trust.

     Through our affiliated Dealer Manager, Hines Real Estate Securities, Inc., we are offering 200,000,000 common shares to the public on a best efforts basis at a price of $10.00 per share. We are also offering 20,000,000 common shares to be issued pursuant to our dividend reinvestment plan at a purchase price during this offering of $9.50 per share. You must initially invest at least $2,500, which will equal 250 shares, assuming no discounts apply. This offering will terminate on or before June 18, 2006.

     We encourage you to carefully review the complete discussion of risk factors beginning on page 10 before purchasing our common shares. This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. Significant risks relating to your investment in our common shares include:

•	The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT and you may lose money.

•	There is currently no public market for our shares, and we currently do not intend to list our shares on a stock exchange or to include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares and if you are able to sell your shares, you may likely sell them at a substantial discount.

•	Neither we, our Advisor or our Dealer Manager have an operating history and we do not have any real estate investments. Other than an initial investment we will make in Hines-Sumisei U.S. Core Office Fund, L.P., a partnership affiliated with Hines, we have not identified any specific assets to acquire or investments to make with the proceeds from this offering. Except for this initial investment, we are considered to be a blind pool, and you will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

•	We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We will pay substantial fees to these affiliates for these services. These fees were not determined on an arm’s-length basis. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines. We will also compete with affiliates of Hines for tenants and investment opportunities, and some of those affiliates will have priority with respect to many of those opportunities. Your interest in our assets which are held in Hines REIT Properties, L.P., our Operating Partnership, will be diluted by a Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership.

•	We are Hines’ first publicly-offered investment program. Because Hines’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or to all of the laws and regulations we will be subject to, you should not assume that the prior performance of Hines will be indicative of our future results.

•	There are restrictions and limitations to our share redemption program, including a one-year holding period. We intend to allow redemptions on a quarterly basis to the extent our board determines we have sufficient available cash to do so and subject to an annual limitation of the lesser of (i) the net proceeds received from our dividend reinvestment plan during the prior calendar year or (ii) 5% of the outstanding shares as of the prior calendar year end. After the five year period following the termination of this offering, the Company may redeem up to 10% of the outstanding shares as of the prior calendar year end. As a result of these restrictions, you may never be able to redeem any or all of your shares.

•	If we invest a significant percentage of the proceeds of this offering in the Core Fund, Hines affiliates will retain significant control over our investments even if our independent directors remove our Advisor.

•	Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions and we may never be able to redeem all or a portion of our investment. Any indirect investment we make through another Hines affiliate may be subject to similar restrictions.

•	If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected.

•	We intend to invest in the Core Fund as a general partner and, therefore, we could be responsible for all of its liabilities. We may make similar investments in other Hines affiliated entities.

	Price to the	Selling	Dealer	Proceeds to Us,
	Public	Commission	Manager Fee	Before Expenses

Per Share	$10.00	$0.60	$0.22	$9.18
Minimum Offering	$10,000,000	$600,000	$220,000	$9,180,000
Maximum Offering	$2,000,000,000	$120,000,000	$44,000,000	$1,836,000,000
Dividend Reinvestment Plan	$190,000,000	$7,600,000	$0	$182,400,000

     Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. THE ATTORNEY GENERAL OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     The use of projections or forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in the common shares is not permitted.

     Prior to the time we sell at least 1,000,000 of our common shares, your subscription payments will be placed in an account held by our escrow agent, Wells Fargo Bank, National Association, and will be held in trust for your benefit, until the minimum offering of 1,000,000 common shares is achieved. If we are not able to sell at least 1,000,000 shares by June 18, 2005, which is one year from the effective date of this prospectus, your funds in the escrow account, including interest thereon, will be promptly returned to you within 10 business days and we will terminate this offering.

The date of this prospectus is June 18, 2004

SUITABILITY STANDARDS

      The common shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our common shares and we currently do not intend to list our shares on a stock exchange or on a national market. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you may likely sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

      In consideration of these factors, we have established suitability standards for all persons who may purchase shares from us in this offering. Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled “ERISA Considerations.” These suitability standards require that a purchaser of shares have either:

•	a minimum annual gross income of at least $60,000 and a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $60,000; or

•	a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $225,000.

      Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

      New Hampshire — Investors must have either (i) a net worth of at least $250,000 or (ii) a minimum annual gross income of at least $50,000 and a minimum net worth of at least $125,000.

      Michigan, Ohio, Kansas and Pennsylvania — In addition to our suitability requirements, investors must have a liquid net worth of at least 10 times their investment in our shares.

      PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $73,000,000, you are cautioned to evaluate carefully Hines REIT’s ability to accomplish fully its stated objectives and to inquire as to the current dollar volume of program subscriptions.

      Proceeds received from Pennsylvania subscribers will be placed into a short-term escrow (120 days or less from the date the Company first accepts a subscription payment from a Pennsylvania investor) until we have received subscription proceeds of $73,000,000. If $73,000,000 in subscription proceeds has not been received at the end of the escrow period, we will notify the Pennsylvania investors in writing by certified mail within 10 calendar days after the end of the escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of such funds within 10 calendar days of receipt of the notification, we will return such funds within 15 calendar days after receipt of the Pennsylvania investor’s request. If a Pennsylvania investor does not request the return of such funds in a timely fashion, they will be placed in a subsequent short-term escrow of 120 days, or until we have received subscription proceeds of $73,000,000. Upon the expiration of each such subsequent escrow period, Pennsylvania investors will receive another opportunity to request the return of their investment.

      For purposes of determining suitability of an investor, net worth in all cases shall be calculated excluding the value of an investor’s home, furnishings and automobiles.

      In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares if the donor or grantor is the fiduciary. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become shareholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of common shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the subscription agreement or otherwise. Each participating broker-dealer is required to

i

maintain records of the information used to determine that an investment in common shares is suitable and appropriate for each shareholder for a period of six years.

      In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

Minimum Purchase

      Subject to the restrictions imposed by state law, we will sell our common shares only to investors who initially invest at least $2,500, which will equal 250 shares, assuming no discounts apply. This initial minimum purchase requirement applies to all potential investors, including tax-exempt entities. A tax-exempt entity is generally any entity that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”);

•	a pension, profit-sharing, retirement or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

•	trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•	an IRA which meets the requirements of Section 408 or Section 408A of the Internal Revenue Code.

      The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

      In order to satisfy the minimum initial purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. Additional purchases of common shares through this or future offerings and pursuant to our dividend reinvestment plan are not subject to this minimum purchase requirement.

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different than or inconsistent with that contained in this prospectus. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where such offers and sales are permitted.

Page

SUITABILITY STANDARDS	i
Minimum Purchase	ii
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	xi
PROSPECTUS SUMMARY	1
Hines Real Estate Investment Trust, Inc.	1
Management	1
Our Advisor, Property Manager and Dealer Manager	1
Our Structure	2
Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest	3
Prior Investment Programs	6
Investment Objectives and Policies with Respect to Certain Activities	7
Primary Investment Objectives	7
Acquisition and Investment Policies	7
Description of Our Common Shares	8
Dividend Policy	8
Dividend Reinvestment Plan	8
Share Redemption Program	8
RISK FACTORS	10
Investment Risks	10
There is currently no public market for our common shares and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.	10
Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT and you may lose some or all of your investment.	10
Our ability to successfully conduct this offering is dependent in part on the ability of our Dealer Manager, Hines Real Estate Securities, Inc., a newly-formed entity.	11
You will not have the benefit of an independent due diligence review in connection with this offering.	11
If we invest a significant percentage of the net proceeds of this offering in the Core Fund, Hines affiliates will retain significant control over our investments even if our independent directors remove our Advisor.	11
The fees we pay in connection with this offering were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third-party.	11
You will not have the opportunity to evaluate most of our investments before you purchase our shares and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the Core Fund.	11
The risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.	12
If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expenses (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares.	12
Because we established the offering price on an arbitrary basis, it may not be indicative of the price at which our shares would trade if they were actively traded.	12
The ownership limit in our articles of incorporation may discourage a takeover attempt.	12

Page

We will not be afforded the protection of the Maryland General Corporation Law relating to business combinations.	13
Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership and your interest in Hines REIT may be diluted if we issue additional shares.	13
The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.	14
The Participation Interest would increase at a faster rate with frequent disposition of properties followed by acquisitions using proceeds from such disposition.	14
Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.	14
We may issue preferred shares or separate classes or series of common shares, which issuance could adversely affect the holders of the common shares issued pursuant to this offering.	14
You may be unable to sell your shares because your ability to redeem your shares is limited pursuant to our share redemption program.	15
We do not expect to register as an investment company under the Investment Company Act of 1940 and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, we do not expect the Core Fund will register as an investment company.	15
If either Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act of 1940, the additional expenses and operational limitations associated with such registration may reduce your investment return.	16
Other than our initial investment, we have no commitment to invest through the Core Fund or any other Hines affiliate. Whether or not we actually invest any additional proceeds of this offering in the Core Fund or any other Hines affiliate, and the timing of any such investments, will be dependent on several factors, some of which will not be within our control.	17
Business and Real Estate Risks	17
Neither we, the Advisor or the Dealer Manager have an operating history, therefore we may not be able to successfully and profitably operate our business. The prior performance of Hines may not be indicative of our future results.	18
We are different in some respects from prior programs sponsored by Hines and therefore the past performance of such programs may not be indicative of our future results.	18
We may not have sufficient available funds to pay dividends.	18
Delays in purchasing properties with proceeds received from this offering may result in delays in the commencement of dividend payments and in a lower rate of return to investors.	19
We may not be able to meet, or we may need to incur borrowings that would otherwise not be incurred to meet, REIT minimum distribution requirements.	19
We expect to acquire several properties in the future, which, if unsuccessful, could adversely impact our ability to pay dividends to our shareholders.	20
We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties.	20
Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions and we may never be able to redeem all or a portion of our investment.	21
If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected.	21

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If we invest in a limited partnership as a general partner we could be responsible for all liabilities of such partnership.	21
Because of our inability to retain earnings, we will rely on debt and equity financings for acquisitions. If we do not have sufficient capital resources from such financings, our growth may be limited.	22
Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.	22
Our success will be dependent on the performance of Hines as well as key employees of Hines.	22
We operate in a competitive business and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us.	23
If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.	23
We may not have funding or capital resources for future tenant improvements.	23
We depend on tenants for our revenue and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.	24
The bankruptcy or insolvency of a major tenant would adversely impact our operations and our ability to pay dividends.	24
Uninsured losses relating to real property may adversely impact the value of our portfolio.	24
We may not be able to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.	25
Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.	25
Our operations will be directly affected by general economic and regulatory factors we cannot control or predict.	25
We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our shareholders may be limited.	26
Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.	26
All of our properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.	27
If we set aside insufficient working capital reserves, we may be required to defer necessary or desirable property improvements.	27
Your investment may be subject to additional risks if we make international investments.	27
If we make or invest in mortgage loans, our mortgage loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments.	28
If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations which could reduce our returns as compared to market interest rates as well as the value of the mortgage loans in the event we sell the mortgage loans.	28
Delays in liquidating defaulted mortgage loans could reduce our investment returns.	28
Potential Conflicts of Interest Risks	28
We will compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities before we have the right to accept such opportunities, and we do not have the right to accept or reject any investment opportunities before one or more affiliates of Hines have the right to accept such opportunities.	28
We may compete with other entities affiliated with Hines for tenants.	29

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Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.	29
Hines may face conflicts of interest if it sells properties it acquires or develops to us.	30
Hines may face a conflict of interest when determining whether we should dispose of any property we own which is managed by Hines because Hines may lose fees associated with the management of the property.	30
Hines may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between Hines and its affiliates.	30
Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.	30
Our UPREIT structure may result in potential conflicts of interest.	31
Tax Risks	31
If we fail to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted.	31
If the Operating Partnership is classified as a “publicly-traded partnership” under the Internal Revenue Code, our operations and our ability to pay our shareholders could be adversely affected.	31
Dividends to tax-exempt investors may be classified as unrelated business taxable income.	32
Investors may realize taxable income without cash dividends.	32
Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT.	32
In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay dividends to our shareholders.	33
Recently enacted tax legislation may make REIT investments comparatively less attractive than investments in other corporate entities.	33
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	34
ESTIMATED USE OF PROCEEDS	35
MANAGEMENT	38
The Hines Organization	38
General	38
Hines Real Estate Personnel and Structure	42
Our Structure	46
Our Directors and Executive Officers	47
Our Board of Directors	48
Responsibilities of Our Board of Directors	49
Committees of the Board of Directors	50
Audit Committee	50
Conflicts Committee	50
Compensation Committee	51
Nominating and Corporate Governance Committee	51
Compensation of Directors	51
Employee and Director Incentive Share Plan	51
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	52
The Advisor and the Advisory Agreement	54
Duties of Our Advisor	54
Term of the Advisory Agreement	56
Compensation	57

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

      The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of the common shares offered by this prospectus.

Q:	What is Hines Real Estate Investment Trust, Inc. or Hines REIT?

A:	Hines Real Estate Investment Trust, Inc. (“Hines REIT”) is a recently-formed Maryland corporation. We currently have no real estate assets. We intend to invest primarily in office properties located throughout the United States.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

• combines the capital of many investors to acquire or provide financing for real estate;

• offers the benefits of a diversified portfolio of real estate assets under professional management;

• is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore not subject to federal corporate income taxes on its net income, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and

• must pay dividends to investors of at least 90% of its annual ordinary taxable income.

In this prospectus, we refer to an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes as a “REIT.” Hines REIT is not currently qualified as a REIT.

Q:	Who is Hines?

A:	Hines Interests Limited Partnership (“Hines”) is our sponsor. Hines is a fully integrated real estate investment and management firm and, with its predecessor, has been investing in real estate and providing acquisition, development, financing, property management, leasing or disposition services for over 47 years. Hines is owned and controlled by Gerald D. Hines and his son Jeffrey C. Hines. Hines and its affiliates currently have approximately 2,900 employees located in its offices in 69 cities in the United States and in 12 other countries. Since inception in 1957, Hines, its predecessor and their respective affiliates, have acquired or developed approximately 600 real estate projects representing approximately 175 million square feet. As of December 31, 2003, Hines and its affiliates had ownership interests in a real estate portfolio of approximately 130 projects, valued at approximately $14 billion. Historically, Hines’ investment partners have primarily consisted of large domestic and foreign institutional investors and high net worth individuals. Please see “Management — The Hines Organization” for more information regarding Hines.

Q:	How will you structure the ownership and operation of your assets?

A:	We plan to own substantially all of our assets and conduct our operations through an operating partnership called Hines REIT Properties, L.P. We are the sole general partner of Hines REIT Properties, L.P. Because we plan to conduct substantially all of our operations through an operating partnership, we are organized as an “UPREIT.” To avoid confusion, in this prospectus:

• we refer to Hines REIT Properties, L.P. as the “Operating Partnership;”

• we refer to Hines REIT and the Operating Partnership, collectively, as the “Company;” and

• the use of “we,” “our,” “us” or similar pronouns in this prospectus refers to Hines REIT or the Company as required by the context in which such pronoun is used.

Q:	What is an “UPREIT” and why are you organized as an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use this structure because a sale of property directly to Hines REIT in exchange for shares is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the Operating Partnership in exchange for partnership units on a tax-free basis. This allows the seller to defer taxation of gain until the seller exchanges his limited partnership units for our common shares or sells or redeems his units. If our shares are either redeemable or ever publicly-traded, the former property owner may be able to achieve partial or complete liquidity for his investment in order to pay taxes. This structure gives us an advantage in acquiring desired properties or investments from persons who may not otherwise sell their properties or investments because of unfavorable tax results.

Q:	What are the risks involved in an investment in your shares?

A:	An investment in our common shares is subject to significant risks. Below is a summary of certain of these risks. A more detailed list and description of the risks are contained in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. You should carefully read and consider all of these risks, and the other risks described in this prospectus, prior to investing in our common shares.

•	The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT and you may lose money.

•	There is currently no public market for our shares and we do not intend to list our shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

•	Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership and your interest in Hines REIT may be diluted if we issue additional shares.

•	Neither we, our Advisor or the Dealer Manager have an operating history, therefore we may not be able to successfully and profitably operate our business. Other than an initial $35,000,000 investment in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”), we have not identified any specific assets to acquire or investments to make with the proceeds from this offering. Except for the indirect interest in the six properties we will acquire as a result of our investment in the Core Fund, we are considered to be a blind pool, and you will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

•	If we invest a significant percentage of the proceeds of this offering in the Core Fund, Hines affiliates will retain significant control over our investments even if our independent directors remove our Advisor.

•	Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions and we may never be able to redeem all or a portion of our investment.

•	If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected.

•	We intend to invest in the Core Fund as a general partner and, therefore, we could be responsible for all of its liabilities. We may make similar investments in other Hines affiliates.

•	We rely on Hines and affiliates of Hines for our day-to-day operations and the selection of real estate investments. We will pay substantial fees to these entities for these services. These fees were not determined on an arm’s-length basis. These entities are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines.

•	We will compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities before we have the right to accept such opportunities, and we do not have the right to accept or reject any investment opportunities before one or more affiliates of Hines have the right to accept such opportunities.

•	We may compete with other entities affiliated with Hines for tenants.

•	Hines may face a conflict of interest when determining whether we should dispose of any property we own which is managed by Hines because Hines may lose fees associated with the management of the property.

•	We are Hines’ first publicly-offered investment program. Because Hines’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations we will be subject to, you should not assume that the prior performance of Hines will be indicative of our future performance.

•	Real estate investments are subject to a high degree of risk because of general economic or local market conditions, changes in supply or demand, competing properties in an area, changes in interest rates and changes in tax, real estate, environmental or zoning laws and regulations.

•	Our inability to acquire suitable investments, or locate suitable investments in a timely manner, will impact our ability to meet our investment objectives and may affect the amount of dividends we may pay and our ability to pay dividends at all.

•	The repurchase of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required by our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.

•	Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it or its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.

•	You will not have the benefit of an independent due diligence review in connection with this offering and the fees we pay in connection with this offering were not determined on an arm’s-length basis.

•	If we sell fewer than all of the 220,000,000 shares offered in this offering, the number of investments we will be able to make and the diversification of such investments will decrease. There is greater risk to you if we are unable to diversify the portfolio by geographic location and tenant mix, as the value of your investment and your dividends may vary more significantly based on the performance of specific properties.

•	We intend to elect to be taxed as a REIT for federal income tax purposes, but we are not currently qualified as a REIT. If we fail to qualify as, or lose our tax status as, a REIT, we will be subject to increased taxes which will reduce the amount of cash we have available to pay dividends to our shareholders.

•	Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

•	We may borrow money which will put us at risk of losing the assets should we be unable to make debt service payments.

•	In order to maintain our status as a REIT, we may have to incur additional debt to pay the required dividends to our shareholders.

•	There are limitations on the ownership, transferability and redemption of our shares. You must hold your shares for one year before you will have any opportunity to redeem any of your shares under our share redemption program. We intend to allow redemptions on a quarterly basis to the extent our board determines we have sufficient available cash to do so, subject to an annual limitation of the lesser of (i) net proceeds received from our dividend reinvestment plan during the prior calendar year or (ii) 5% of the outstanding shares as of the prior calendar year. Beginning five years after the termination of this offering, the Company may redeem up to 10% of its outstanding shares as of the prior calendar year end. As a result of these limitations, the number of shares eligible for redemption in any quarter will be limited and you should not assume that you will be able to redeem a portion or all of your shares at any time, if ever.

Q:	Will you use leverage?

A:	Yes. We believe the prudent use of favorably-priced debt may allow us to acquire and own a more geographically diverse portfolio of assets with the proceeds of this offering and may provide higher cash returns to our shareholders. Please see “Prospectus Summary — Acquisition and Investment Policies.”

Q:	Who will choose which real estate investments you will invest in?

A:	Hines Advisors Limited Partnership will make recommendations for all of our investment decisions, which are subject to the approval of our board of directors. In this prospectus, we refer to Hines Advisors Limited Partnership as our “Advisor.”

Q:	Who is Hines Advisors Limited Partnership?

A:	The Advisor is affiliated with Hines and was formed in July 2003 to provide investment advisory and management services for us and any other public real estate investment entities sponsored by Hines. The Advisor, pursuant to an agreement with Hines, will give us access to Hines’ approximately 2,900 employees and over 47 years of experience investing in and operating real estate assets. Hines and its employees have extensive experience in the areas of investment selection, underwriting, due diligence, portfolio management, asset management, property management, leasing, disposition, finance, accounting and investor relations. The officers, managers and key employees of our Advisor, or our Advisor’s general partner, are as follows:

Name	Position and Office with the General Partner of the Advisor	Age

Jeffrey C. Hines	Chairman of the Board of Managers	49
C. Hastings Johnson	Manager	55
Charles M. Baughn	Chief Executive Officer	49
Charles N. Hazen	President and Chief Operating Officer	44
Sherri W. Schugart	Chief Financial Officer	38
Frank R. Apollo	Chief Accounting Officer, Treasurer and Secretary	37
Robert F. Muller, Jr.	Vice President	42

Please see the “Management — The Hines Organization — General,” “Management — Our Directors and Executive Officers” and “Management — The Advisor and the Advisory Agreement” sections of this prospectus for a more detailed description of the background and experience of each of the individuals listed above.

Q:	What conflicts of interest exist between you, Hines and its affiliates?

A:	Hines owns and/or manages many real estate investments and real estate ventures. Hines and its affiliates are not prohibited from engaging in future business activities that may be similar to our operations. Conflicts of interests exist among us, Hines and its affiliates, principally due to the following:

• Hines and its affiliates are general partners and sponsors of other real estate investment programs with similar and/or non-similar investment objectives. Hines or an affiliate of Hines owes certain legal, fiduciary and financial obligations to both us and these other programs. Because of this and

Hines’ other business activities, Hines and other entities affiliated with it may have conflicts of interest with us:

• in allocating the time of Hines’ employees and other Hines’ resources among our operations and the operations of other entities;

• competing with other Hines-affiliated entities for investment opportunities, some of which have priority rights over us to such opportunities and some of which may result in higher compensation being paid to Hines, its affiliates and certain of its employees (including our directors and officers) than if such opportunities were allocated to us; and

• competing with other properties owned or managed by Hines for tenant leasing opportunities.

• We may buy assets from or sell assets to Hines affiliates, including buying properties developed by Hines, subject to the approval of a majority of our independent directors. Hines and its affiliates, including our officers and directors and officers and directors of the Advisor, may make significant profits from these transactions.

• Hines, the Advisor and other Hines affiliates will receive substantial fees from us, which have not been negotiated at arm’s-length, and which may not be conditioned upon our financial performance.

Please see “Risk Factors — Potential Conflicts of Interest Risks” and “Conflicts of Interest” for a discussion of these conflicts of interest.

Q:	What are the fees and expense reimbursements the Company will pay to the Advisor, Hines and other affiliates of Hines in connection with your offering?

A:	Please see “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest — General” for an explanation of the fees and expense reimbursements we will pay to the Advisor, Hines and other affiliates of Hines in connection with our offering.

Q:	What are the fees and expense reimbursements the Company will pay to the Advisor, Hines and other affiliates of Hines in connection with your operations?

A:	Please see “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest — General” for an explanation of the fees and expense reimbursements we will pay to the Advisor, Hines and other affiliates of Hines in connection with our operations. Entities in which we may invest may pay Hines and/or its affiliates fees in connection with the management of the properties owned by such entities. In the event that an entity in which we invest makes payments to Hines and/or its affiliates in connection with any property that it owns, we will not make any payments to Hines or its affiliates with respect to such property. In addition, we will not pay any fees or compensation to the Core Fund, its general partner or advisors.

Q:	What investment or ownership interests does Hines or any of its affiliates have in the Company?

A:	Hines or its affiliates have the following investments, commitments and ownership interests in the Company:

• an investment of $10,000 for common shares of Hines REIT by Hines REIT Investor L.P., an affiliate of Hines;

• an investment of $200,000 in limited partnership interests of the Operating Partnership by Hines Real Estate Holdings Limited Partnership (“HREH”), an affiliate of Hines;

• a commitment by HREH to invest $10,000,000 for limited partnership interests of the Operating Partnership at the time we achieve the minimum offering, subject only to the condition precedent that the minimum offering is reached; and

• a profits interest in the Operating Partnership denominated as the Participation Interest, which increases monthly with economic terms as more particularly described in “The Operating Partnership — The Participation Interest.”

• this interest increases over time in a manner intended to approximate the following: (i) a 0.50% cash acquisition fee and a monthly 0.0625% cash asset management fee (which fees are described herein), and (ii) the immediate and automatic reinvestment of this cash back into the Operating Partnership in exchange for partnership interests.

• because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest.

The Participation Interest was issued to HALP Associates Limited Partnership in consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. Through their ownership in HALP Associates Limited Partnership or other compensation arrangements, Hines’ employees (including the officers and directors of our Advisor) will effectively hold up to 50% of the Participation Interest for purposes of aligning their interests with those of our shareholders. For information regarding how the Participation Interest may affect your investment, please see “Risk Factors — Investment Risks — Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest held by HALP Associates Limited Partnership and your interest in Hines REIT may be diluted if we issue additional shares” and “The Operating Partnership — Hypothetical Impact of the Participation Interest.”

For a description of the nature and extent of the OP Units to be acquired by HREH with its $200,000 and $10,000,000 investments, please see “The Operating Partnership.”

Q:	Do you currently own any investments?

A:	No. However, we have entered into a contract with an affiliate of Hines to acquire a $35,000,000 interest in the Core Fund, which is described below. If we do not acquire this interest in the Core Fund within one year of the date of this prospectus, our right to acquire this interest will expire. We will use the net proceeds from the first $10,000,000 we raise in this offering as well as the net proceeds from the $10,000,000 HREH will contribute to the Operating Partnership when the minimum offering is reached to acquire a portion of this interest. We will continue to invest the net proceeds we receive to acquire the remainder of this interest. We will acquire this interest from an affiliate of Hines at a price equal to its original cost to acquire this interest. This transaction was unanimously approved by the members of both the conflicts committee of the Company’s board of directors and the entire board. As part of its approval of this transaction, the conflicts committee retained Houlihan Lokey Howard & Zukin, an investment banking firm, to issue a report to the committee that the investment was fair to the Company from a financial point of view. Our interest in the Core Fund will consist solely of a non-managing general partner interest. As a non-managing general partner, we will be involved in and/or supervise the management of the Core Fund, and our approval will be required for various transactions. However, we will not conduct the day-to-day operations of the Core Fund. While we are unable at this time to determine what our ultimate percentage interest might be as a result of our $35,000,000 investment, if we had invested such amount in the Core Fund as of the date of this prospectus, we would own an ownership interest of approximately 25.07% in that entity. Please see “Initial Properties — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Non-Managing General Partner Interest” for a description of this interest. Other than this initial investment, we have not identified any other real estate investments to acquire with the proceeds raised from this offering. This offering should be considered to be a “blind pool” offering in that we have not yet identified specific properties that we will acquire or investments that we will make with most of the proceeds from this offering.

Q:	What is the Core Fund?

A:	The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. Hines expects that third-party investors in the Core Fund other than us will be primarily U.S. and foreign institutional investors and high net worth individuals. To the extent third-party investors contribute to the Core Fund, our interest in the Core Fund will be reduced. The Core Fund currently holds:

• a 41.60% beneficial interest in Hines-Sumisei NY Core Office Trust (“NY Trust I”), a Maryland real estate investment trust organized in August 2003 to acquire and hold three office properties;

• a 41.60% beneficial interest in Hines-Sumisei NY Core Office Trust II (“NY Trust II”), a Maryland real estate investment trust organized in January 2004 to acquire and hold an office property; and

• an indirect 10.18% tenant-in-common interest in two additional office properties.

Three independent pension plans and funds own approximately 57.89% of the shares in each of NY Trust I and NY Trust II (the “NY Trusts”), while two affiliates of Hines own the remaining shares. These three independent plans and funds are advised by General Motors Investment Management Corporation (the “Institutional Co-Investor Advisor”). We refer to these independent plans and funds, together with any additional investors advised by the Institutional Co-Investor Advisor who co-invest pursuant to this advisor’s co-investment rights, as the “Institutional Co-Investors.” Please see “Initial Properties — Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor — Co-Investment Rights” for more information regarding these rights. Institutional Co-Investors, HREH, Hines US Core Office Capital Associates IV Limited Partnership (an affiliate of Hines) and a third-party investor own the remaining approximate 65.96%, 17.90%, 0.67% and 5.29% indirect tenant-in-common interests, respectively, in the additional two office properties mentioned above. NY Trust I currently owns three office buildings, two in New York City and one in Washington, D.C. As previously mentioned, NY Trust II owns an office building in New York City. The remaining two office properties are located in Houston, Texas. In this prospectus, we refer to these properties as “One Shell Plaza” and “Two Shell Plaza” and, collectively, as the “Shell Buildings.” Please see “Initial Properties” for a more detailed description of the Core Fund and its interest in these six properties.

Q:	What kind of offering is this?

A:	Through our Dealer Manager we are offering a minimum of 1,000,000 common shares and a maximum of 200,000,000 common shares to the public on a “best efforts” basis at $10.00 per share. We are also offering 20,000,000 common shares to be issued pursuant to our dividend reinvestment plan at $9.50 per share to those shareholders who elect to participate in such plan as described in this prospectus. We refer to our shares of common stock, par value $0.001 per share, as our “common shares” or “shares” in this prospectus.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold. Prior to selling a minimum offering of 1,000,000 common shares, we will place all proceeds raised from this offering in an escrow account. If we have not received the minimum offering before June 18, 2005 (one year after the effective date of this prospectus), we will terminate the offering and stop selling shares. In such event, the escrow agent will promptly return your funds, including interest.

Q:	Who can buy shares?

A:	Generally, anyone who receives this prospectus can buy shares provided that such person has either:

• a minimum net worth (not including home, furnishings and personal automobiles) of at least $60,000 and a minimum annual gross income of at least $60,000; or

• a minimum net worth (not including home, furnishings and personal automobiles) of at least $225,000.

However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase common shares in this offering, you will need to contact your registered broker dealer or investment advisor and fill out a subscription agreement like the one attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum required investment?

A:	Yes. You must initially invest at least $2,500, which will equal 250 shares, assuming no discounts apply. Thereafter, subject to restrictions imposed by state law, you may purchase additional shares in whole or fractional share increments subject to a minimum for each additional purchase of $50. You should carefully read the minimum investment requirements explained in the “Suitability Standards” section of this prospectus.

Q:	What is the term or expected life of Hines REIT?

A:	Hines REIT is an indefinite life entity, which means we do not have a stated term or finite life. Our board of directors may approve a liquidity event if they determine such event is in the best interests of our shareholders. This liquidity event could consist of a sale of our assets, a merger, a listing of our shares on a national exchange or for quotation in a national securities market or a similar transaction.

Q:	If I buy shares, will I receive dividends and, if so, how often?

A:	If we have sufficient available cash flow, we expect to declare dividends to our shareholders on a daily basis so that any dividend benefits will begin to accrue to our shareholders immediately upon admission, and to pay dividends quarterly. For more information regarding our dividend policy, please see “Prospectus Summary — Description of Our Common Shares — Dividend Policy.”

Q:	Are dividends I receive taxable?

A:	Yes and No. Generally, dividends that you receive will be considered ordinary income to the extent they are from current or accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for the payment of dividends, and because we initially expect such depreciation expense to exceed our non-deductible expenditures, we expect a portion of your dividends will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your shares are sold or the Company is liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax implications are different, we suggest you consult with your tax advisor. You and your tax advisor should also review the section of this prospectus entitled “Material Tax Considerations.”

Q:	Do you have a dividend reinvestment plan?

A:	Yes. Please see “Prospectus Summary — Description of Our Common Shares — Dividend Reinvestment Plan” for more information regarding this plan.

Q:	If I buy shares in the offering, how can I sell them?

A:	At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. We have no plans to list our shares on a national securities exchange or over-the- counter market or to include our shares for quotation on a national market system in the future. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In fact, if you are able to sell your shares, you may receive less than $10.00 per share as a result of the fact that at least approximately 10% of the gross offering proceeds will be used to pay selling commissions and dealer manager fees, organization and offering expenses and acquisition fees. In general, however, you may sell your shares to any qualified buyer unless such sale would cause a buyer other than Hines or an affiliate of Hines to own more than 9.9% of our outstanding common shares. This prohibition on any individual shareholder other than Hines or its affiliates owning more than 9.9% of our outstanding shares is explained in greater detail in the “Description of Our Common Shares — Restrictions on Transfer” section of this prospectus. To provide our shareholders some liquidity, we have a share redemption program as discussed below.

Q:	Do you have a share redemption program?

A:	Yes. Please see “Prospectus Summary — Description of Our Common Shares — Share Redemption Program” for more information regarding this plan.

Q:	What will you do with the proceeds from this offering?

A:	If we sell all the shares offered in this offering, we expect to use approximately 90% of the gross proceeds to make real estate investments (including our initial investment in the Core Fund) and to pay third party acquisition expenses related to those investments. We will use the remaining approximately 10% of the gross proceeds to pay sales commissions, dealer manager fees, organizational and offering costs and acquisition fees. We have entered into a contract with an affiliate of Hines pursuant to which we are obligated to use our first net proceeds to acquire a $35,000,000 investment in the Core Fund. We will use the net proceeds from the first $10,000,000 we raise in this offering, as well as the net proceeds from the $10,000,000 HREH will contribute to the Operating Partnership, to acquire an interest in the Core Fund. We will continue to invest the net proceeds we raise to acquire the remainder of the $35,000,000 interest in the Core Fund we are obligated to acquire. Until we invest the proceeds in real estate, we intend to invest them in short-term, highly-liquid investments. These short-term investments will not earn significant returns, and we cannot predict how long it will be before we will be able to fully invest the proceeds of this offering in real estate.

Q:	Will the payment of the commissions, fees and expenses relating to the offering reduce my investment?

A:	The payment of the commissions, fees and expenses relating to the offering will not reduce your investment which will remain the price you paid for your shares. However, these commissions, fees and expenses will reduce the amount of your investment which will be available to us to invest in real estate investments. Thus, the underlying net value of our assets per share will be less than the $10.00 per share offering price until such time (if ever) as the underlying investments and assets appreciate in value to cover the amount of gross proceeds paid for the commissions, fees and expenses paid in connection with this offering.

Q:	How long will this offering last?

A:	This offering will not last beyond June 18, 2006 (which is two years after the effective date of this prospectus). If the minimum offering of 1,000,000 common shares is not sold by June 18, 2005 (one year after the effective date of this prospectus), we will terminate this offering and your investment will be returned to you within 10 business days, with any interest earned. For most investors, the amount of interest earned on such amounts will equal the amount of interest earned on invested amounts while in escrow minus the amount of expenses necessary to maintain the account. We reserve the right to terminate this offering at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will receive periodic updates on the performance of your investment, including:

• four quarterly dividend statements;

• periodic prospectus supplements;

• an annual report;

• an annual IRS Form 1099-DIV, if required; and

• three quarterly financial reports.

We will provide this information to you via one or more of the following methods:

• U.S. mail or other courier;

• facsimile;

• electronic delivery; or

• posting on our web site, located at www.HinesREIT.com, along with any required notice.

Q:	When will I get my detailed tax information?

A:	We expect that we will send you your Form 1099-DIV tax information by January 31 of each year.

Q:	Who is your transfer agent?

A:	Our transfer agent is GEMISYS Corporation.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

Hines Real Estate Securities, Inc.

2800 Post Oak Boulevard, Suite 4700
Houston, Texas 77056-6118
Telephone: (888) 446-3773

If you have questions regarding our assets and operations, you should contact us at:

Hines Real Estate Investment Trust, Inc.

2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Telephone: (888) 220-6121
Web site: www.HinesREIT.com

PROSPECTUS SUMMARY

      This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers about this Offering” section of this prospectus. You should read and consider this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any common shares offered by this prospectus. We include a glossary of some of the terms used in this prospectus beginning on page 167.

Hines Real Estate Investment Trust, Inc.

      Hines Real Estate Investment Trust, Inc. was formed as a Maryland corporation on August 5, 2003 for the purpose of investing in and owning real estate and interests in real estate. We intend to invest primarily in office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. Please see the “Investment Objectives and Policies with Respect to Certain Activities — Acquisition and Investment Policies” for a more detailed description of our acquisition and investment policies and procedures.

      We intend to operate as a REIT for federal tax purposes beginning with the year ending December 31, 2004 but are not currently qualified to be taxed as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute at least 90% of their annual ordinary taxable income.

      Our office is located at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is 1-888-220-6121. Our web site is www.HinesREIT.com.

Management

Our Advisor, Property Manager and Dealer Manager

      The Advisor who will operate our day-to-day operations and the Dealer Manager who will manage this offering on our behalf are both affiliates of Hines. Hines will manage our properties. Our board of directors is responsible for monitoring and evaluating the performance and compensation of these companies.

      The Advisor is responsible for managing our operations including identifying potential investments, acquiring real estate investments, structuring and negotiating financings, portfolio management, executing asset dispositions, financial reporting, public reporting and other regulatory compliance, investor relations and other administrative functions. The Advisor may contract with other Hines entities to perform these functions.

      We expect that Hines will be responsible for the day-to-day operations and management of most, if not all, our real estate investments. Services provided or managed by Hines may include tenant relations, tenant marketing and leasing, lease negotiation and administration, tenant construction, property maintenance and repairs, property refurbishment and renovation, energy management, security, risk management, parking management, financial budgeting and accounting.

      Our dealer manager is Hines Real Estate Securities, Inc. We sometimes refer to this entity as the “Dealer Manager” in this prospectus. The Dealer Manager is responsible for managing all aspects of the offering, sale and distribution of the shares.

Our Structure

      The following chart illustrates what the general structure of the Company will be once the minimum offering has been reached and we have invested in the Core Fund:

Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest

      Our Advisor and its affiliates will receive substantial fees in connection with this offering. The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments payable directly to Hines and its affiliates in connection with our organization, the formation of the Operating Partnership, this offering and our operations.

Estimated Maximum
Type and Recipient	Description and Method of Computation	(based on 220,000,000 shares)(1)

Organizational and Offering Stage(2)
Selling Commissions — the Dealer Manager	Up to 6.0% of gross offering proceeds from sales to the public and up to 4.0% of gross offering proceeds received from our dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers.(3)	$127,600,000
Dealer Manager Fee — the Dealer Manager	Up to 2.2% of gross offering proceeds excluding proceeds from our dividend reinvestment plan, a portion of which may be reallowed to selected participating broker-dealers.(4)	$ 44,000,000
Reimbursement of Organization and Offering Expenses — the Advisor	Reimbursement of actual expenses incurred in connection with our organization and this offering by the Advisor, Dealer Manager and their affiliates, up to 3.0% of aggregate gross offering proceeds. However, we expect such reimbursement to be approximately 2.0% of gross offering proceeds, or $43,887,500, if we raise the maximum pursuant to this offering.(6)	$ 43,887,500(5)
Investment Stage(7)
Acquisition Fee — the Advisor	0.50% of (i) the purchase price of real estate investments acquired directly by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.	$ 9,980,275(8)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(9)	Not determinable at this time
Operational Stage
Asset Management Fee — the Advisor	0.0625% per month of the net equity capital we have invested in real estate investments at the end of each month.	Not determinable at this time
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(9)	Not determinable at this time

Estimated Maximum
Type and Recipient	Description and Method of Computation	(based on 220,000,000 shares)(1)

Expense Reimbursements — the Advisor	Reimbursement of actual expenses incurred in connection with our administration on an ongoing basis. We do not expect our operating expenses to exceed the greater of (i) 2% of our invested assets or (ii) 25% of our net income.(10)	Not determinable at this time
Property Management Fee — Hines	The lesser of (i) 2.5% of annual gross revenues received from the property, or (ii) the amount of management fees recoverable from tenants under their leases, subject to a minimum of 1.0% of annual gross revenues in the case of single-tenant properties.	Not determinable at this time
Leasing Fee — Hines	1.5% of gross revenues payable over the term of each executed lease, including any amendment, renewal, extension, expansion or similar event.	Not determinable at this time
Tenant Construction Management Fees — Hines	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines if the related services are provided by off-site employees.(11)	Not determinable at this time
Re-development Construction Management Fees — Hines	2.5% of total project costs relating to the re-development, plus direct costs incurred by Hines in connection with providing the related services.	Not determinable at this time
Expense Reimbursements — Hines	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(12)	Not determinable at this time
Disposition and Liquidation
Disposition Fee	No disposition fee will be paid to the Advisor or its affiliates in connection with disposition of our investments.(13)	Not applicable
Incentive Fee	No incentive fee will be paid to the Advisor or its affiliates in connection with the sale of assets, liquidation or listing of our shares.	Not applicable

(1)	Assumes we sell the maximum of 200,000,000 shares at $10.00 per share and we issue all of the 20,000,000 shares relating to our dividend reinvestment plan at $9.50 per share pursuant to this offering.

(2)	Expenses we incur during our organizational and offering stage, which includes selling commissions, the dealer manager fee and organization and offering expenses, will not exceed 15% of the proceeds raised in this offering.

(3)	The commission may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table we have not assumed any such discounts.

(4)	The Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus.

(5)	In the event that organization and offering expense reimbursements reach 3.0% of the maximum offering proceeds, the amount reimbursed would be $65,700,000.

(6)	We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing and other accountable offering-related expenses, other than selling commissions and the dealer manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees and employees of the Advisor’s affiliates in connection with registering and to facilitate the marketing of the shares; (ii) salaries and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses related to the offering and marketing of our shares; (iv) facilities and technology costs and other costs and expenses associated with the offering and marketing of our shares; (v) costs and expenses of conducting our educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. Our Advisor will be responsible for the payment of all such organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds.

(7)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit.

(8)	For purposes of this table we have assumed that (i) we will not use debt when making real estate investments other than our initial investment in the Core Fund, and (ii) when we make our initial investment in the Core Fund, (x) the approximate gross asset value of the Core Fund’s real estate investments will be equal to the total of the gross purchase price paid by the Core Fund at the time of its acquisition of such investments, and (y) our pro rata share of the Core Fund’s total equity will be determined as the amount of our investment as a percentage of the Core Fund’s cumulative net capital contributions immediately following the Core Fund’s most recent property acquisition. In the event we raise the maximum $2,190,000,000 pursuant to this offering and all of our real estate investments other than our initial investment in the Core Fund are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,677,936, or approximately 0.90% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings.

(9)	Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see “The Operating Partnership — The Participation Interest” for more details about this interest. The component of the increase in the Participation Interest attributable to the investment stage will be included in the definition of acquisition fees and will therefore be included in the 6.0% limitation calculation described above in footnote 7. In addition, the component of the increase in the Participation Interest attributable to the operational stage will be included in the definition of operating expenses and will therefore be included in the 2%/25% operating expense limitation described below in footnote 10.

(10)	The Advisor will reimburse the Company for any amounts by which operating expenses exceed these limitations, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by generally accepted accounting principles, except certain expenses identified in our articles of incorporation. The expenses identified by our articles of incorporation as excluded from operating expenses include: (i) expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) amounts paid as partnership distributions of our Operating Partnership; and (iv) all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” for a detailed description of these expenses.

(11)	These fees relate to construction management services for improvements and build-outs to tenant space.

(12)	Included in reimbursement of actual expenses incurred by Hines are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support Hines’ performance of its duties. Reimbursement of these personnel and overhead expenses will be limited to the amount that is recovered from tenants under their leases and will not exceed in any calendar year a per rentable square foot limitation within the applicable property. This per rentable square foot limitation is $0.205 in 2004 and the limitation will be increased on January 1 of each year based on the consumer price index. Periodically, an affiliate of Hines may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third-parties. These services are provided at market terms and are generally not material to the management of the property. For example, an affiliate of Hines manages a parking garage and another affiliate of Hines provides security at the Shell Buildings.

(13)	The Company will not pay a real estate commission to Hines or an affiliate of Hines upon the sale of properties, unless such payment is approved by our independent directors.

      We will pay no fees or compensation to the Core Fund, its general partner or advisor. All fees and compensation paid to the Core Fund, its general partner or its advisor will be paid or borne solely by limited partners in the Core Fund.

      For a more complete description of all of the fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates, please see the “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interests” section of this prospectus.

Prior Investment Programs

      During the 10-year period ended December 31, 2003, Hines has sponsored 47 privately-offered real estate programs for the purpose of engaging in varied real estate investment strategies, including acquisitions, development, redevelopment, and/or repositioning of properties in the United States and internationally. During the previous 10 years and as of December 31, 2003, Hines had raised approximately $7.1 billion of equity through these real estate programs, which included approximately 156 third-party investors. These third-party investors are primarily large domestic and foreign institutional investors and high net worth individuals. Hines has not previously sponsored or organized any publicly offered programs. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Hines during the ten-year period ended December 31, 2003. Certain financial data relating to Hines’ prior real estate programs is provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of Hines’ previous real estate programs may not necessarily be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in Hines’ prior programs. You may experience a small or no return on, or may lose some or all of, your investment in our shares. Please see “Risk Factors — Business and Real Estate Risks — We are different in some respects from prior programs sponsored by Hines and therefore the past performance of such programs may not be indicative of our future results.”

Investment Objectives and Policies with Respect to Certain Activities

Primary Investment Objectives

      Our primary investment objectives are:

•	to preserve invested capital;

•	to invest in a diversified portfolio of office properties;

•	to pay regular cash dividends;

•	to achieve appreciation of our assets over the long term; and

•	to qualify and remain qualified as a REIT for federal income tax purposes.

Please see the “Investment Objectives and Policies with Respect to Certain Activities” for a more detailed description of our investment objectives and business practices.

Acquisition and Investment Policies

      We intend to invest primarily in office properties located throughout the United States. These types of properties are generally located in central business districts or suburban markets of major metropolitan cities. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to invest in a geographically diverse portfolio in order to reduce the risk of a reliance on a particular market, a particular property and/or a particular tenant. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. The number of assets we will acquire or investments we will make will depend in part on the amount of money raised in this offering.

      We may invest in real estate directly by owning 100% of such assets or indirectly by owning less than 100% of such assets through investments with other investors or joint venture partners, including other Hines-affiliated entities such as the Core Fund. Our direct investments could consist of properties currently owned or developed, in whole or in part, by third parties, Hines or affiliates of Hines. Our direct investments could be owned directly by the Operating Partnership, through direct or indirect wholly-owned or controlled subsidiaries, or we may make such investments by buying equity interests in entities owning such assets. Our indirect investments may consist of equity or debt interests in joint ventures or investment vehicles sponsored by third parties or by Hines in which other institutions and individuals are also investors. All of our investment decisions are subject to the approval of a majority of our board of directors, and specifically a majority of our independent directors if an investment involves a transaction with Hines or any of its affiliates.

      We expect that once we have fully invested the proceeds of this offering, our debt financing will be in the range of approximately 40%-60% of the aggregate value of our real estate investments. This financing may be secured or unsecured. We may obtain this financing at the time we acquire an asset or make an investment or at such later time as we determine appropriate. In addition to this debt financing, we may also maintain a revolving credit facility from time to time for acquisitions, property improvements, tenant improvements and other working capital needs. Additionally, the amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. We currently have not secured any financing sources. Please see the “Investment Objectives and Policies with Respect to Certain Activities — Borrowing Policies” section of this prospectus for a more detailed discussion of our borrowing policies.

      As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor have we identified any assets in which there is a reasonable probability that we will invest other than our commitment to acquire an interest in the Core Fund.

Description of Our Common Shares

     Dividend Policy

      In order to qualify and remain qualified as a REIT, we are required to distribute 90% of our annual ordinary taxable income to our shareholders. If we have sufficient available cash flow, we expect to declare dividends on a daily basis, but aggregate and pay any such dividends on a quarterly basis. The amount of such dividends will be determined by our board of directors and will depend on the amount of our available cash flow, current and projected cash requirements and reserves therefor, tax considerations and other factors.

      As of the date of this prospectus, we have no real estate investments. We will use the initial net proceeds we raise in this offering to acquire an interest in the Core Fund. Please see “Estimated Use of Proceeds.” We currently anticipate that we will commence paying dividends after the first full quarter following our initial investment in the Core Fund. Please see the “Description of Our Common Shares  — Dividend Policy” section of this prospectus for a further explanation of our dividend policy.

     Dividend Reinvestment Plan

      You may participate in our dividend reinvestment plan pursuant to which you may have your dividends reinvested in additional whole or fractional common shares. During this offering, shares will be issued through the plan for $9.50 per share. Thereafter, our board of directors will determine the price per share based on the consideration of numerous factors including the then-current net asset value of our portfolio, and the then-current offering price (if any). If you participate in the dividend reinvestment plan and are subject to federal income taxation, you may incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested in common shares. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely solely on sources of funds other than our dividends in order to pay your taxes. A majority of our board of directors may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ prior written notice to plan participants. Please see the “Description of Our Common Shares — Dividend Reinvestment Plan” section of this prospectus for further explanation of our dividend reinvestment plan, a complete copy of which is attached as Appendix C to this prospectus.

     Share Redemption Program

      An investment in our common shares should be made as a long-term investment which is consistent with our acquisition and investment policies and strategies. To accommodate shareholders for an unanticipated or unforeseen need or desire to sell their shares, we intend to offer a share redemption program that may allow some shareholders to redeem shares subject to various limitations and restrictions discussed more fully in the “Description of Our Common Shares — Share Redemption Program” portion of this prospectus. No fees will be paid to Hines in connection with any redemptions.

      After you have held your shares for a minimum of one year, our share redemption program will provide you with the ability to redeem all or a portion of your shares, subject to certain restrictions and limitations. The Company intends to allow redemptions of our shares on a quarterly basis, to the extent we have sufficient available cash to do so, subject to an annual limitation of the lesser of (i) the net proceeds received from our dividend reinvestment plan during the prior calendar year or (ii) 5% of the outstanding shares as of the prior calendar year end. Beginning five years after the termination of this offering, the Company intends to begin offering an enhanced liquidity program whereby the Company may annually redeem up to 10% of the shares outstanding as of the prior calendar year end. The Company may, but is not required to, utilize all sources of cash flow not otherwise dedicated to a particular use to meet the redemption needs including proceeds from our dividend reinvestment plan, new offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or financings.

      During this offering, shares will be redeemed at 90% of the offering price, or $9.00 per share. Thereafter, the per share redemption price will be based on the then-current net asset value of the shares; provided that our board of directors may adjust the price based upon such factors as the then-current offering price of our shares (if any), our then-current dividend reinvestment plan price and general market conditions. Our board of directors may terminate, suspend or amend the share redemption program upon 30 days’ written notice without shareholder approval. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter. In addition, we may waive this one-year holding period requirement and the annual limitation in connection with redemption requests made after the death or disability of a shareholder. As the result of these restrictions, you should not assume that you will be able to redeem all or a portion of your shares. Please see “Description of Our Common Shares — Share Redemption Program” for further explanation of our share redemption program.

RISK FACTORS

      You should carefully read and consider the risks described below, together with all other information in this prospectus, before you decide to buy our common shares. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If any of the following risks actually occurs, our results of operations and ability to pay dividends would likely suffer materially or could be eliminated entirely. As a result, the value of our common shares may decline, and you could lose all or part of the money you paid to buy our common shares.

Investment Risks

There is currently no public market for our common shares and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

      There currently is no public market for our common shares and we do not expect one to develop. We currently have no plans to list our shares on a national securities exchange or over-the-counter market, or to include our shares for quotation on any national securities market. Additionally, our articles of incorporation contain restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have a share redemption program, but it is limited in terms of the amount of shares which may be redeemed annually. Our board of directors may also limit, suspend or terminate our share redemption program upon 30 days’ notice. It may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment will be reduced by the approximately 10% of gross offering proceeds which will be used to pay selling commissions, the dealer manager fee, organization and offering expenses and acquisition fees. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share redemption program or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective shareholders should consider our common shares as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Our Common Shares — Restrictions on Transfer” herein for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT and you may lose some or all of your investment.

      By owning our shares, shareholders will be subjected to the risks associated with owning real estate. Ownership of real estate is subject to significant risks. The performance of your investment in Hines REIT is subject to risks related to the ownership and operation of real estate, including:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

      Please see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Qualitative Disclosures About Market Risk” for additional information on interest rate risks. If our assets decrease in value, the value of your investment will likewise decrease and you could lose some or all of your investment.

Our ability to successfully conduct this offering is dependent in part on the ability of our Dealer Manager, Hines Real Estate Securities, Inc., a newly-formed entity.

      We have retained Hines Real Estate Securities, Inc. to conduct this offering. Hines recently formed Hines Real Estate Securities to conduct this offering. Prior to this offering, Hines has not operated a licensed broker dealer and this offering will be the first offering conducted by our Dealer Manager. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent on Hines Real Estate Securities’ ability to establish and maintain a network of licensed securities brokers and other agents. If Hines Real Estate Securities is not successful in establishing, operating and managing this network of brokers and other agents, our ability to raise proceeds through this offering may be adversely affected and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

You will not have the benefit of an independent due diligence review in connection with this offering.

      Because the Advisor and our Dealer Manager are affiliates of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

If we invest a significant percentage of the net proceeds of this offering in the Core Fund, Hines affiliates will retain significant control over our investments even if our independent directors remove our Advisor.

      While a majority of our independent directors may remove our Advisor upon 60 days’ written notice, our independent directors cannot unilaterally remove the managing general partner of the Core Fund, which is also an affiliate of Hines. If we invest a significant percentage of the proceeds from this offering in the Core Fund, an affiliate of Hines may maintain a substantial degree of control over our investments despite the removal of our Advisor by our independent directors and our ability to remove the managing general partner of the Core Fund is limited. Please see “Initial Properties — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement” for a description of the procedures for removing the managing general partner of the Core Fund. Our ability to redeem any investment we hold in the Core Fund is limited. Please see “— Business and Real Estate Risks — Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions and we may never be able to redeem all or a portion of our investment” for more information regarding our ability to redeem any investments in the Core Fund.

The fees we pay in connection with this offering were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third-party.

      The compensation paid to our Advisor, Dealer Manager and Property Manager for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor and us, were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Dealer Manager Agreement, and the Property Management and Leasing Agreement. We cannot assure you that a third-party unaffiliated with Hines would not be able and willing to provide such services to us at a lower price.

You will not have the opportunity to evaluate most of our investments before you purchase our shares and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the Core Fund.

      Except for the six assets in which we will acquire an interest with our initial investment in the Core Fund, we have not yet acquired or definitively identified any investments that we will make. Although you will be able to evaluate our initial investment in the Core Fund, this initial investment constitutes a small percentage of the total offering proceeds we are seeking to raise in this offering. Therefore, we are unable to provide you with information to evaluate our potential investments prior to your purchase of our shares. Regarding our investments other than this initial investment, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning such investments. You will likewise have no opportunity to evaluate future transactions completed and properties acquired by the Core Fund. Similarly, we may not have the opportunity to evaluate, and/or approve investments made by entities in which we invest. For example, we will not have the opportunity to evaluate or approve certain investments made by the Core Fund after we acquire our initial investment. You must rely on our board of directors and the Advisor to evaluate our investment opportunities, and we are subject to the risk that our board and/or the Advisor may not be able to achieve our objectives, will make unwise decisions or will make decisions that are not in our best interest because of conflicts of interest. We may be subject to similar risks in relation to investments made by entities in which we acquire an interest, such as the Core Fund. Please see the risks discussed under “— Potential Conflicts of Interest Risks” below.

The risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.

      Our common shares are being offered on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our common shares offered hereby. We are subject to the risk that all or the minimum number of the common shares offered hereby may not be sold. If we are only able to sell a limited number of shares in excess of the minimum offering amount, we will make fewer investments, resulting in less diversification in terms of the number and types of investments we own and the geographic regions in which our investments are located. For example, if we only raise an amount sufficient to acquire the initial interest in the Core Fund as described in this prospectus, our operations and ability to pay dividends would be dependent on the success of this one investment. Please see “— Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” for a discussion of risks associated with investments in joint ventures.

If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expenses (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares.

      We expect to incur certain fixed operating expenses in connection with our operations, such as costs incurred to secure insurance for our directors and officers, regardless of our size. To the extent we sell fewer than the maximum number of shares offered by this prospectus, these expenses will represent a greater percentage of our gross income and, correspondingly, will have a greater proportionate adverse impact on our ability to pay dividends to you.

Because we established the offering price on an arbitrary basis, it may not be indicative of the price at which our shares would trade if they were actively traded.

      Our board of directors determined the selling price of our common shares and such price bears no relationship to any established criteria for valuing issued or outstanding shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved.

The ownership limit in our articles of incorporation may discourage a takeover attempt.

      Our articles of incorporation provide that no holder of shares, other than Hines, affiliates of Hines or any other person to whom our board of directors grants an exemption, may directly or indirectly own more than 9.9% of the number or value of the outstanding shares of any class or series of our outstanding securities. This ownership limit may deter tender offers for our common shares, which offers may be attractive to our shareholders. This deterrence may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to assemble a block of common shares in excess of 9.9% in number or value of the outstanding common shares or otherwise to effect a change of control in us. Please see the “Description of Our Common Shares — Restrictions on Transfer” section of this prospectus for additional information regarding the restrictions on transfer of our common shares.

We will not be afforded the protection of the Maryland General Corporation Law relating to business combinations.

      Provisions of the Maryland General Corporation Law prohibit business combinations unless prior approval of the board of directors is obtained before the person seeking the combination became an interested shareholder, with:

•	any person who beneficially owns 10% or more of the voting power of our outstanding shares;

•	any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (an “interested shareholder”); or

•	an affiliate of an interested shareholder.

      These prohibitions are intended to prevent a change of control by interested shareholders who do not have the support of our board of directors. Because our articles of incorporation contain limitations on ownership of 9.9% or more of our common shares by a shareholder other than Hines or an affiliate of Hines, we opted out of the business combinations statute in our articles of incorporation. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our articles of incorporation will provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested shareholder.

Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership and your interest in Hines REIT may be diluted if we issue additional shares.

      HALP Associates Limited Partnership owns a Participation Interest in the Operating Partnership, which was issued as consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. This interest in the Operating Partnership, as well as the number of shares into which it may be converted, increases on a monthly basis. The Participation Interest will increase to the extent leverage is used because the use of leverage will allow the Company to acquire more assets. Please see “The Operating Partnership — The Participation Interest” for a summary of this interest. Each increase in this interest will dilute each shareholder’s indirect investment in the Operating Partnership and, accordingly, reduce the amount of dividends that would otherwise be payable to you in the future. Please see “The Operating Partnership — Hypothetical Impact of the Participation Interest.”

      Additionally, shareholders do not have preemptive rights to acquire any shares issued by us in the future. Therefore, investors purchasing our common shares in this offering may experience dilution of their equity investment in the event that we:

•	sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan and shares issued to our officers and directors or employees of the Advisor and its affiliates under our Incentive Share Plan;

•	sell securities that are convertible into shares, including interests in the Operating Partnership;

•	issue shares in a private offering of securities to institutional investors;

•	issue common shares upon the exercise of options granted to our independent directors, or employees of the Company or the Advisor; or

•	issue shares to sellers of properties acquired by us in connection with an exchange of partnership units from the Operating Partnership.

The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.

      In the event of a merger in which we are not the surviving entity, and pursuant to which our Advisory Agreement is terminated, Hines and its affiliates may require that the Operating Partnership purchase all or a portion of the Participation Interest and any OP Units they hold at any time thereafter for cash, or our shares, as determined by the seller. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor.” The Participation Interest increases on a monthly basis and as the percentage interest in the Operating Partnership attributable to this interest increases, these rights may deter transactions that could result in a merger in which we are not the survivor. This deterrence may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to acquire us through a merger.

The Participation Interest would increase at a faster rate with frequent disposition of properties followed by acquisitions using proceeds from such disposition.

      A component of the Participation Interest is intended to approximate an increased interest in the Operating Partnership based on a percentage of the cost of our investments or acquisitions. Because the interest in the Operating Partnership represented by the Participation Interest increases with each acquisition we make, if we frequently sell assets and reinvest the proceeds of such dispositions, the Participation Interest would increase at a faster rate than it would if we acquired assets and held them for an extended period.

Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.

      If the Company is not advised by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to purchase some or all of the Participation Interest or OP Units then held by such entities. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor.” The purchase price will be based on the net asset value of the Operating Partnership and payable in cash, or our shares, as determined by the seller. If the termination of the Advisory Agreement would result in the Company not being advised by an affiliate of Hines, and if the amount necessary to purchase Hines’ interest in the Operating Partnership is substantial, these rights could discourage or deter us from terminating the Advisory Agreement under circumstances that we would otherwise do so.

We may issue preferred shares or separate classes or series of common shares, which issuance could adversely affect the holders of the common shares issued pursuant to this offering.

      We may issue, without shareholder approval, preferred shares or a class or series of common shares with rights that could adversely affect the holders of the common shares issued in this offering. Upon the affirmative vote of a majority of our directors (including a majority of our independent directors) our articles of incorporation authorize our directors (without any further action by our shareholders) to issue preferred shares or common shares in one or more class or series, and to fix the voting rights (subject to certain limitations), liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such class or series of shares. In addition, a majority of our independent directors must approve the issuance of preferred shares to our Advisor or one of its affiliates. If we ever created and issued preferred shares with a dividend preference over common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common shares with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of common shares may render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and/or

•	the removal of incumbent management.

You may be unable to sell your shares because your ability to redeem your shares is limited pursuant to our share redemption program.

      Even though our share redemption program may provide you with a limited opportunity to redeem your shares after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Redemptions will be limited as follows: during this offering and for five years thereafter, the Company will redeem shares to the extent our board determines we have sufficient available cash to do so subject to an annual limitation of the lesser of (i) the net proceeds received from the dividend reinvestment plan during the prior calendar year, or (ii) 5% of our outstanding shares as of the prior calendar year end. Further, if at any time all tendered shares are not redeemed, shares will be redeemed on a pro rata basis. Beginning five years after the termination of this offering, to the extent our board determines we have sufficient available cash to do so, the Company intends to begin offering an enhanced liquidity program whereby the Company may annually redeem up to 10% of the shares outstanding as of the prior calendar year end. The Company may, but is not required to, utilize all sources of cash flow not otherwise dedicated to a particular use to meet the redemption needs including proceeds from our dividend reinvestment plan, new offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or financings. Our board of directors reserves the right to amend or terminate the share redemption program upon 30 days’ written notice. During this offering, the redemption price will be 90% of the offering price, or $9.00. Thereafter, we expect shares will be redeemed at 100% of their then-current net asset value. However, the redemption price is subject to change by our board of directors and our board may adjust the price to be lower than the then-current net asset or market value of our shares. Therefore, in making a decision to purchase common shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program or at a price that reflects the then-current market value of the shares.

We do not expect to register as an investment company under the Investment Company Act of 1940 and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, we do not expect the Core Fund will register as an investment company.

      We believe that neither HinesREIT nor the Operating Partnership will operate in a manner that requires it to register as an “investment company” under the Investment Company Act of 1940. Investment companies subject to this Act are required to comply with a variety of substantive requirements such as requirements relating to:

•	limitations on the capital structure of the entity;

•	restrictions on certain investments;

•	prohibitions on transactions with affiliated entities; and

•	public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.

      Many of these requirements are intended to provide benefits or protections to security holders of investment companies. Because we do not expect to be subject to these requirements, you will not be entitled to these benefits or protections.

      Likewise, we do not expect that the Core Fund will be required to register as an investment company and, as a partner in the Core Fund, we (and our shareholders indirectly) will not be entitled to the benefits and protections contained in the Investment Company Act of 1940 in relation to our interest in the Core Fund.

      In order to operate in a manner to avoid being required to register as an investment company we may be unable to sell assets we would otherwise want to sell, and we may need to sell assets we would otherwise wish to retain. In addition, we may also have to forgo opportunities to acquire interests in companies or entities that we would otherwise want to acquire. The operations of the Core Fund may likewise be limited in order for the Core Fund to avoid being required to register as an investment company.

If either Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act of 1940, the additional expenses and operational limitations associated with such registration may reduce your investment return.

      We do not expect that we will operate in a manner that requires us to register as an “investment company” under the Investment Company Act of 1940. However, the analysis relating to whether a company qualifies as an investment company can involve technical and complex rules and regulations. If we own assets that qualify as “investment securities” as such term is defined under this Act and the value of such assets exceeds 40% of the value of our total assets, we may be deemed to be an investment company. It is possible that many, if not all, of our interests in real estate may be held through other entities and some or all of these interests in other entities may be deemed to be investment securities.

      If we held investment securities and the value of these securities exceeded 40% of the value of our total assets we may be required to register as an investment company. Investment companies are subject to a variety of substantial requirements that could significantly impact our operations. Please see “— We do not expect to register as an investment company under the Investment Company Act of 1940 and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, we do not expect the Core Fund will register as an investment company.” The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations and your investment return.

      The Operating Partnership will acquire a general partner interest in the Core Fund with proceeds raised by this offering. We believe, based on an opinion from our counsel Baker Botts L.L.P., that this general partner interest should not be deemed to be a “security” under the Investment Company Act of 1940. If, however, this general partner interest is determined to be a security under this Act, the Operating Partnership’s interest in the Core Fund could be deemed to be an “investment security” and if, under such circumstances, the value of this interest exceeds 40% of the value of its total assets, the Operating Partnership could be deemed to be an investment company. Because the Hines REIT’s sole asset will be a general partner interest in the Operating Partnership, Hines REIT may be subject to a similar risk.

      If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

      We do not expect that the Core Fund will be required to register as an investment company under the Investment Company Act of 1940 because the Core Fund at all times will not meet the definition of an “investment company” under the Act and/or will qualify for an exclusion from such definition. Our investment in the Core Fund is subject to the risks described in this risk factor as the Core Fund will need to operate in a manner to avoid qualifying as an investment company as well. If the Core Fund is required to register as an investment company, the extra costs and expenses and limitations on operations resulting from such as described above could adversely impact the Core Fund’s operations, which would indirectly reduce your investment return.

Other than our initial investment, we have no commitment to invest through the Core Fund or any other Hines affiliate. Whether or not we actually invest any additional proceeds of this offering in the Core Fund or any other Hines affiliate, and the timing of any such investments, will be dependent on several factors, some of which will not be within our control.

      Other than our initial investment, we have no commitment to invest in the Core Fund or any other Hines affiliate, and whether or not we actually invest additional proceeds of this offering in any such Hines affiliate, and the timing of any such investments, will be dependent on several factors, some of which will not be within our control. We may not be able to invest in the Core Fund or another Hines affiliate if we do not have available capital when an investment opportunity is presented to us. Further, the timing of any such investment may be dependent upon the ability of the Core Fund, or other Hines affiliates, to secure capital from institutional investors or high net worth individuals.

      There is no assurance that the Core Fund will be successful in attracting capital from the investors it intends to target and make future acquisitions. Because of the fundamental differences in the capital raising mechanics of a continuous public offering versus an institutional private equity fund, we expect that we will acquire assets, directly or indirectly, outside of the Core Fund in order to efficiently invest proceeds from this offering in real estate assets. Therefore, we currently cannot predict the extent, if at all, we may acquire more than the $35,000,000 interest in the Core Fund we have committed to acquire as described in this prospectus and/or invest in other entities that are affiliated with Hines.

Business and Real Estate Risks

      Any indirect investment we make will be consistent with the investment objectives and policies described in this prospectus and will, therefore, be subject to similar business and real estate risks. The Core Fund, which has investment objectives and policies substantially similar to ours, is subject to many of the same business and real estate risks as we are. For example, the Core Fund:

•	has a limited operating history;

•	may not have sufficient available funds to make distributions;

•	expects to acquire additional properties in the future which, if unsuccessful could affect our ability to pay dividends to our shareholders;

•	will be subject to risks as a result of joint ownership of real estate with Hines and other Hines programs or third-parties;

•	intends to use borrowings to partially fund acquisitions, which may result in foreclosures and unexpected debt-service requirements and indirectly negatively affect our ability to pay dividends to our shareholders;

•	is also dependent upon Hines and its key employees for its success;

•	also operates in a competitive business with competitors who have significant financial resources and operational flexibility;

•	may not have funding or capital resources for future tenant improvements;

•	depends on its tenants for its revenue and relies on certain significant tenants;

•	is subject to risks associated with terrorism, uninsured losses and high insurance costs;

•	will be effected by general economic and regulatory factors it cannot control or predict;

•	will make illiquid investments and be subject to general economic and regulatory factors, including environmental laws, which it cannot control or predict; and

•	will be subject to property taxes that may increase.

      To the extent the operations and ability of the Core Fund, or any other entity through which we indirectly invest in real estate, to make distributions is adversely affected by any of these risks, our operations and ability to pay dividends to you will be adversely affected.

Neither we, the Advisor or the Dealer Manager have an operating history, therefore we may not be able to successfully and profitably operate our business. The prior performance of Hines may not be indicative of our future results.

      We are a recently-formed company and we do not have an operating history. Likewise, each of our Advisor and the Dealer Manager is a recently-formed company with no operating history. Because of our Company’s limited history, investors should be especially cautious before drawing conclusions about our future performance. Additionally, neither Hines nor our Advisor has operated a public company or an entity that has elected to be taxed as a REIT. Please see the risk factor entitled “— Tax Risks — If we failed to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted” below.

      Finally, none of our executive officers and directors, including our independent directors, have experience operating or managing a public company or an entity that has elected to be taxed as a REIT.

We are different in some respects from prior programs sponsored by Hines and therefore the past performance of such programs may not be indicative of our future results.

      We are Hines’ first publicly-offered investment program. Because Hines’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations we will be subject to, you should not assume that the prior performance of prior programs sponsored by Hines will be indicative of our future performance.

      This is also the first program sponsored by Hines which has investment objectives permitting the making and purchasing of mortgage loans and participations in mortgage loans, and Hines does not have experience making such investments. The past performance of prior programs sponsored by Hines may not be indicative of our future results and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations previously conducted by Hines. You should not rely on the past performance of other programs or investments sponsored by Hines to predict or as an indication of our future performance.

We may not have sufficient available funds to pay dividends.

      Our directors will determine the amount and timing of dividends paid to our shareholders. Our directors will consider all relevant factors, including the amount of funds available for the payment of dividends, our financial condition, requirements we must meet to qualify to be taxed as a REIT, whether to reinvest or distribute such funds, capital expenditure and reserve requirements and general operational requirements. We will use the initial net proceeds we raise in this offering, plus the net proceeds from the $10,000,000 HREH will contribute to the Operating Partnership when we reach the minimum offering, to acquire an interest in the Core Fund. Please see “Estimated Use of Proceeds.” We expect to receive quarterly distributions from the Core Fund, which we expect will allow us to pay dividends to our shareholders. Other than this initial investment, we will not make additional investments until we identify investment opportunities and raise sufficient capital to do so. We cannot predict how long it may take to raise sufficient proceeds to make such additional investments and you should not assume that such additional proceeds will ever be raised. We likewise cannot assure you how long it may take to generate sufficient available cash flow to pay dividends, if ever. We may never have sufficient available funds to allow us to pay dividends or to meet other financial obligations and, if we do pay dividends, we may not be able to maintain or increase such dividends.

Delays in purchasing properties with proceeds received from this offering may result in delays in the commencement of dividend payments and in a lower rate of return to investors.

      As of the date of this prospectus, we have not identified specific properties we will purchase with the proceeds of this offering other than an interest in the Core Fund. Because the size of this initial acquisition is small relative to the amount we are seeking to raise from this offering, you should consider this offering to be the type of offering that is commonly referred to as a “blind pool” offering. Because we are conducting this offering on a “best efforts” basis over several months, our ability to locate and commit to purchase specific properties will be partially dependent on our ability to raise sufficient funds for such acquisitions. We may be substantially delayed in making investments due to delays in the sale of our common shares, delays in negotiating or obtaining the necessary purchase documentation, delays in locating suitable investments or other factors. We may invest proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds in our operations. We expect that the income we earn on these temporary investments will not be substantial. Assuming we raise sufficient funds to acquire assets and these assets generate positive cash flow, it may take several months or more after the closing of a property acquisition or an investment before we may be in a position to pay cash dividends attributable to such property.

We may not be able to meet, or we may need to incur borrowings that would otherwise not be incurred to meet, REIT minimum distribution requirements.

      In order to qualify and maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual ordinary taxable income. In addition, the Internal Revenue Code will subject us to a 4% nondeductible excise tax on the amount, if any, by which certain dividends paid by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years.

      We expect our income, if any, to consist almost solely of our share of the Operating Partnership’s income, and the cash available for the payment of dividends by us to our shareholders will consist of our share of cash distributions made by the Operating Partnership. As the general partner of the Operating Partnership, we will determine the amount of any distributions made by the Operating Partnership. However, we must consider a number of factors in making such distributions, including:

•	the amount of the cash available for distribution;

•	the impact of such distribution on other partners of the Operating Partnership;

•	the Operating Partnership’s financial condition;

•	the Operating Partnership’s capital expenditure requirements and reserves therefor; and

•	the annual distribution requirements contained in the Internal Revenue Code necessary to qualify and maintain our qualification as a REIT.

      Differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses when determining our taxable income, as well as the effect of nondeductible capital expenditures, the creation of reserves, the use of cash to purchase shares under our share redemption program or required debt amortization payments, could result in our having taxable income that exceeds cash available for distribution.

      In view of the foregoing, we may be unable to meet the REIT minimum distribution requirements and/or avoid the 4% excise tax described above. In certain cases, we may decide to borrow funds in order to meet the REIT minimum distribution and/or avoid the 4% excise tax even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

We expect to acquire several properties in the future, which, if unsuccessful, could adversely impact our ability to pay dividends to our shareholders.

      As of the date of this prospectus, we do not own any properties. We have committed to acquire a $35,000,000 interest in the Core Fund with the initial net proceeds raised from this offering and the net proceeds of the $10,000,000 HREH will contribute to the Operating Partnership when the minimum offering is reached. Please see “Estimated Use of Proceeds.” However, we expect to acquire interests in several properties in the future with the proceeds of this offering. The Core Fund, in which we will own an interest, also may acquire properties in the future. The acquisition of properties, or interests in properties by us or the Core Fund, will subject us to risks associated with owning and/or managing new properties, including tenant retention and tenant defaults of lease obligations. Specific examples of risks that could relate to acquisitions include:

•	risks that investments will fail to perform in accordance with expectations because of conditions or liabilities we did not know about at the time of acquisition;

•	risks that estimates we made with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate; and

•	general investment risks associated with any real estate investment.

We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties.

      We will invest in properties and assets jointly with other Hines programs and may invest jointly with other third parties. We may also purchase or develop properties in joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines affiliates, the sellers of the properties, developers or similar persons. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present with other methods of owing real estate. Examples of these risks include:

•	the possibility that our partners or co-investors might become insolvent or bankrupt;

•	that such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

•	that such partners or co-investors may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

      Actions by a co-venturer, co-tenant or partner may result in subjecting the assets of the joint venture to unexpected liabilities. Under joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could result and this impasse could have an adverse impact on the operations and profitability of the joint venture.

      If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right.

Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions and we may never be able to redeem all or a portion of our investment.

      We will not have a right to request that the Core Fund redeem all or a portion of our investment in the Core Fund until February 2, 2007. Please see “Initial Properties — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement.” Additionally, after the Core Fund begins redeeming interests, it will only redeem up to 10% of its outstanding interests during any calendar year and the managing general partner of the Core Fund may suspend redemptions if it determines such redemptions would be inconsistent with the best interests of the Core Fund. Any indirect investment we make through another Hines affiliate may be subject to similar restrictions. We may not be able to exit the Core Fund or liquidate all or a portion of our interest in the Core Fund. Please see the risk factor captioned “— If the Core Fund is forced to sell its assets to satisfy mandatory redemption and forced sale requirements, our investments in the Core Fund may be materially adversely affected” below.

If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected.

      We expect to acquire a non-managing general partner interest in the Core Fund which currently holds a 41.60% beneficial interest in the NY Trusts. Institutional Co-Investors hold a 57.89% beneficial interest in the NY Trusts. Each NY Trust is required to redeem all of the Institutional Co-Investors’ interests in such NY Trust on or before August 19, 2013, unless the Institutional Co-Investors elect to extend such date. The Institutional Co-Investor Advisor is entitled to co-investment rights for real estate assets in which the Core Fund invests. For each asset in which Institutional Co-Investors acquire interests pursuant to the Institutional Co-Investor Advisor’s co-investment rights, the Institutional Co-Investor Advisor has the right to require the Core Fund to establish a three-year period ending no later than the twelfth anniversary of the date the asset is acquired during which the entity through which those Institutional Co-Investors co-invest in such asset will redeem or acquire such Institutional Co-Investors’ interests in such asset, unless the Institutional Co-Investors elect to extend such period.

      Additionally, if the Institutional Co-Investor Advisor disagrees with decisions made by any such investment entity, including the NY Trusts, on certain specified matters, the Institutional Co-Investor Advisor may be entitled to require such investment entity to sell the asset or assets impacted by such decision or redeem the Institutional Co-Investors’ interest therein. Please see “Initial Properties — Certain Rights of Institutional Co-Investors and the Institutional Co-Investor Advisor.” The Institutional Co-Investors will be entitled to a specified distribution preference pending the sale of any such forced sale asset.

      If the Core Fund is not able to raise additional capital to redeem the Institutional Co-Investors’ interest under these circumstances, then the Core Fund may be required to allow assets to be sold to meet such mandatory redemption and forced sale requirements. We cannot assure you that the Core Fund will have capital available on favorable terms or at all in order to prevent the sale of assets needed to comply with such redemption rights on favorable terms. In such circumstances, the Core Fund may be required to allow the sale of assets that it would otherwise elect to retain or sell assets or otherwise raise capital on less than favorable terms or at a time when it would not otherwise do so.

      If the Core Fund is forced to sell any of its assets under such circumstances, the disposition of such assets could materially adversely impact the Core Fund’s operations and ability to make distributions to us and, consequently, our investment in the Core Fund will be materially adversely affected.

If we invest in a limited partnership as a general partner we could be responsible for all liabilities of such partnership.

      In some joint ventures or other investments we may make, if the entity in which we invest is a limited partnership, we may acquire all or a portion of our interest in such partnership as a general partner. For example, our initial acquisition will consist solely of a non-managing general partner interest in the

Core Fund. As a general partner, we could be liable for all the liabilities of such partnership. Additionally, we may also be required to take our interests in other investments as a general partner as in the case of our initial investment. As a non-managing general partner, we would be potentially liable for all such liabilities without having the same rights of management or control over the operation of the partnership as the managing general partner or partners may have. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may far exceed the amount or value of investment we initially made or then had in the partnership.

Because of our inability to retain earnings, we will rely on debt and equity financings for acquisitions. If we do not have sufficient capital resources from such financings, our growth may be limited.

      In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual ordinary taxable income. This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new investments. We will explore acquisition opportunities from time to time with the intention of expanding our operations and increasing our profitability. We anticipate that we will use debt and equity financing for such acquisitions because of our inability to retain significant earnings. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new investments and expand our operations will be adversely affected.

Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.

      We currently have no established sources of financing. However, we intend to rely on borrowings and other external sources of financing to partially fund the costs of new investments, capital expenditures and other items. Accordingly, we are subject to the risk that our cash flow will not be sufficient to cover required debt service payments.

      If we cannot meet our required mortgage payment obligations, the property or properties subject to such mortgage indebtedness could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to the Company. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we may not receive any cash proceeds. Additionally, we may be required to refinance our debt subject to “lump sum” or “balloon” payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which would decrease the amount of cash we would have available for operations, new investments and dividend payments.

      The NY Trusts currently have approximately $366,255,000 of debt related to their acquisition of four properties described in this prospectus, whose aggregate purchase price was approximately $673,000,000, and the NY Trusts are subject to all of the risk factors summarized in this prospectus related to debt. Approximately $234,500,000 of debt was incurred in relation to the acquisition of the Shell Buildings, whose aggregate purchase price was approximately $351,772,000. These properties are likewise subject to debt-related risks.

Our success will be dependent on the performance of Hines as well as key employees of Hines.

      Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Hines and key employees of Hines in the discovery and acquisition of investments, the selection of tenants, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. We will rely on the management ability of Hines and the oversight of our board of directors as well as the management of any entities or ventures in which we invest. If Hines suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, Hines’ ability to allocate time and/or resources to our operations may be adversely affected. If Hines is unable to allocate sufficient resources to oversee and perform our operations for any reason, our results of operations would be adversely impacted. Please see “— Potential Conflicts of Interest — Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.” The Core Fund is also managed by Hines. Its performance and success is also dependent on Hines and the Core Fund is likewise subject to these risks.

We operate in a competitive business and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us.

      Numerous real estate companies that operate in the markets in which we may operate will compete with us in acquiring office and other properties and obtaining creditworthy tenants to occupy such properties. Such competition could adversely affect our business. There are numerous real estate companies, real estate investment trusts and U.S. institutional and foreign investors that will compete with us in seeking investments and tenants for properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. As a result of the weakened United States economy, there is greater competition for creditworthy tenants as well as office properties. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower our occupancy rates and the rent we may charge tenants.

If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

      The commercial real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. The Core Fund acquired three properties in 2003 and three properties in 2004 prior to the date of this prospectus. It is also subject to this risk.

We may not have funding or capital resources for future tenant improvements.

      Substantially all of our net offering proceeds may be invested in real estate properties or mortgages, and the working capital reserves we maintain will be limited. When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for leasing costs, tenant improvements and tenant refurbishments to the vacated space. We will incur certain fixed operating costs during the time the space is vacant as well as leasing commissions and related costs to re-lease the vacated space. We may also have similar future capital needs in order to renovate or refurbish any of our properties for other reasons. We currently have no identified funding source to provide funds for such future capital needs. In the event we need to secure funding sources in the future, but are unable to secure such sources or are unable to secure funding on terms we feel are acceptable, we may be required to defer capital improvements or refurbishment to a property which may cause such property to decline in value and/or produce decreased cash flow as the result of our inability to attract tenants to the property. Or, we may be required to secure funding on unfavorable terms.

We depend on tenants for our revenue and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

      We expect that rental income from real property will, directly or indirectly, constitute substantially all of our income. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. For example, of the six buildings in which the Core Fund has an interest:

•	two buildings are approximately 65% and 74% leased, respectively, to the same tenant;

•	one building is approximately 98% leased to two tenants;

•	one building is approximately 52% leased to one tenant; and

•	one building is approximately 88% leased to two tenants.

      Please see “Initial Properties — Initial Asset Group and Certain Operational Data.” Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing mortgages we may own. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of the current leases. The weakening of the financial condition of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations.

      Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

The bankruptcy or insolvency of a major tenant would adversely impact our operations and our ability to pay dividends.

      The bankruptcy or insolvency of a significant tenant or a number of smaller tenants would have an adverse impact on our income and our ability to pay dividends. Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its current lease, the tenant must cure all defaults under the lease and provide adequate assurance of its future performance under the lease. If the tenant terminates the lease, we will lose future rent under the lease and our claim for past due amounts owing under the lease (absent collateral securing the claim) will be treated as a general unsecured claim and may be subject to certain limitations. General unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims.

Uninsured losses relating to real property may adversely impact the value of our portfolio.

      We will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, which are uninsurable, are not economically insurable or are only insurable subject to limitations. Examples of such catastrophic events include acts of war or terrorism, earthquakes, floods, hurricanes and pollution or environmental matters.

      We may not have adequate coverage in the event we or our buildings suffer casualty losses. If we do not have adequate insurance coverage, the value of our assets will be reduced as the result of, and to the extent of, the uninsured loss. Additionally, we may not have access to capital resources to repair or reconstruct any uninsured damaged property.

We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.

      We may not be able either to obtain certain desirable types of insurance coverage, such as terrorism insurance, or to obtain such coverage at a reasonable cost in the future, and this risk may inhibit our ability to finance or refinance debt secured by our properties. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance makes it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self-insure against certain losses or seek other forms of financial assurance.

Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

      Terrorist attacks may negatively affect our operations and your investment in our shares. Such attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Hines has historically owned and managed office properties, generally in major metropolitan or suburban areas. We expect that we will also invest in such properties. For example, of the six properties in which the Core Fund has an interest, three are located in New York City and one is located in Washington, D.C. Insurance risks associated with potential acts of terrorism against office and other properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. We intend to obtain terrorism insurance as required by our lenders, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.

      The United States’ operations in Iraq could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.

      More generally, any of these events could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by tenants, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to our shareholders.

Our operations will be directly affected by general economic and regulatory factors we cannot control or predict.

      We expect to own interests in real estate or mortgages secured by real estate. Investments in real estate may involve a high level of risk as the result of factors we cannot control or predict. One of the risks of investing in real estate is the possibility that our properties will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investments in comparable real estate or other investments. We expect that a significant number of our properties will be office buildings located in major metropolitan or suburban areas. Please see the “Initial Properties” section of this prospectus. These types of properties, and the tenants that lease space in such properties, may be impacted to a greater extent by a national economic slowdown or disruption when compared to other types of properties such as residential and retail properties. The following factors may affect income from such properties, our ability to sell properties and yields from investments in properties and are generally outside of our control:

•	conditions in financial markets and general economic conditions;

•	terrorist attacks and international instability;

•	over-building;

•	adverse national, state or local changes in applicable tax, environmental or zoning laws; and

•	a taking of any of our properties by eminent domain.

Some or all of the foregoing factors may affect our properties, which could adversely affect our operations, our ability to pay dividends to our shareholders or our ability to sell our properties.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our shareholders may be limited.

      Equity real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs such as share redemptions. We expect to generally hold a property for the long term. When we sell any of our properties, we may not realize a gain on such sale or the amount of our taxable gain could exceed the cash proceeds we receive from such sale. We may not distribute any proceeds from the sale of properties to our shareholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	purchase shares under our share redemption program;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our other properties.

      Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally four years, and comply with certain other requirements in the Internal Revenue Code.

Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.

      Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Such laws may be amended so as to require compliance with stringent standards which could require us to make unexpected expenditures, some of which could be substantial. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of our cash flow.

All of our properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

      Our properties are subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We anticipate that most of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space.

If we set aside insufficient working capital reserves, we may be required to defer necessary or desirable property improvements.

      If we do not establish sufficient reserves for working capital to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, it may be more difficult for us to attract or retain tenants to such properties or the amount of rent we can charge at such properties may decrease.

Your investment may be subject to additional risks if we make international investments.

      Hines has sponsored prior programs in which 27 properties were acquired or developed outside of the United States during the 10-year period ended December 31, 2003. All of these programs were private programs. We expect that we may purchase property located outside the United States and may make or purchase mortgage loans or participations in mortgage loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	changing governmental rules and policies, including changes in land use and zoning laws;

•	enactment of laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	devaluations and variations in currency exchange rates;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	the imposition of unique tax structures and changes in real estate and other tax rates and other operating expenses in particular countries;

•	general political and economic instability;

•	Hines’ limited experience and expertise in foreign countries relative to its experience and expertise in the United States; and

•	more stringent environmental laws or changes in such laws.

If we make or invest in mortgage loans, our mortgage loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments.

      If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations which could reduce our returns as compared to market interest rates as well as the value of the mortgage loans in the event we sell the mortgage loans.

      If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such assets.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

      If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Potential Conflicts of Interest Risks

We will compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities before we have the right to accept such opportunities, and we do not have the right to accept or reject any investment opportunities before one or more affiliates of Hines have the right to accept such opportunities.

      Hines has existing programs with investment objectives and strategies similar to ours. Because we will compete with one or more of these entities for investment opportunities, Hines may face conflicts of interest in allocating investment opportunities between us and these other entities. Some of these entities have a priority right over other Hines entities, including us, to accept investment opportunities that meet certain defined investment criteria. For example, the Core Fund and other affiliates of Hines have the right to accept or reject investments in office properties located in the United States before we have the right to accept such opportunities. Because we and other Hines entities intend to invest primarily in such properties and rely on Hines to present us with investment opportunities, these rights will reduce our investment opportunities. Please see “Conflicts of Interest — Competitive Activities of Hines and its Affiliates” for a description of some of these entities and priority rights. We therefore may not be able to accept, or we may only invest indirectly with or through another Hines affiliated-entity in, certain investments we otherwise would make directly. To the extent we invest in opportunities with another entity affiliated with Hines, we may not have the control over such investment we would otherwise have if we owned all of or otherwise controlled such assets. Please see “ — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” above.

      Other than the rights described in the “Conflicts of Interest — Competitive Activities of Hines and its Affiliates — Investment Opportunity Allocation Procedure” section of this prospectus, we do not have rights to specific investment opportunities located by Hines. For investment opportunities not covered by the allocation procedure described herein, Hines will decide in its discretion, subject to any priority rights it grants or has granted to other Hines-managed or otherwise affiliated programs, how to allocate such opportunities among us, Hines and other programs or entities managed or otherwise affiliated with Hines. Because we do not have a right to accept or reject any investment opportunities before Hines or one or more Hines affiliates have the right to accept such opportunities, and are otherwise subject to Hines’ discretion as to the investment opportunities we will receive, we may not be able to review and/or invest in opportunities in which we would otherwise pursue if we were the only program sponsored by Hines or had a priority right in regard to such investments. We are subject to the risk that as a result of the conflicts of interest between Hines, us and other entities or programs managed by or affiliated with Hines, we may not be able to accept favorable investment opportunities located by Hines when it would be in our best interest to accept such investment opportunities and our results of operations and ability to pay dividends may be adversely impacted thereby.

We may compete with other entities affiliated with Hines for tenants.

      Hines and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines or its affiliates own and/or manage properties in most if not all geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by Hines and its affiliates. Hines may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by Hines and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. Please see “Conflicts of Interest — Competitive Activities of Our Officers and Directors, the Advisor and Other Hines Affiliates” for a description of these conflicts of interest.

Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.

      We do not have employees. Pursuant to a contract with Hines, the Advisor will rely on employees of Hines and its affiliates to manage and operate our business. Hines is not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us and Hines will continue to be actively involved in operations and activities other than our operations and activities. Hines currently controls and/or operates other entities that own properties in many of the markets in which we will seek to invest. Hines spends a material amount of time managing these properties and other assets unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of Hines’ employees. We encourage you to read the “Conflicts of Interest” section of this prospectus for a further discussion of these topics.

      Hines and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. Because Hines and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources among our business and these other activities. Our officers and directors, as well as those of the Advisor, may own equity interests in entities affiliated with Hines from which we may buy properties. These individuals may make substantial profits in connection with such transactions, which could result in conflicts of interest. Likewise, such individuals could make substantial profits as the result of investment opportunities allocated to entities affiliated with Hines other than us. As a result of these interests, they could pursue transactions that may not be in our best interest. Also, if Hines suffers financial or operational problems as the result of any of its activities, whether or not related to our business, its ability to operate our business could be adversely impacted.

During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or desirable.

Hines may face conflicts of interest if it sells properties it acquires or develops to us.

      We expect that we will acquire properties from Hines and affiliates of Hines. We may acquire properties Hines currently owns or hereafter acquires from third parties. Hines may also develop properties and then sell the completed properties to us. Similarly, we may provide development loans to Hines in connection with these developments. Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with such transactions. We must follow certain procedures when purchasing assets from Hines and its affiliates. Please see “Investment Objectives and Policies With Respect to Certain Activities — Affiliate Transaction Policy” below. Hines may owe fiduciary and/or other duties to the selling entity in these transactions and conflicts of interest between us and the selling entities could exist in such transactions. Because we are relying on Hines, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.

Hines may face a conflict of interest when determining whether we should dispose of any property we own which is managed by Hines because Hines may lose fees associated with the management of the property.

      We expect that Hines will manage most, if not all, of the properties we acquire directly as well as most, if not all, of the properties we acquire an indirect interest in as a result of investments in Hines affiliated entities, such as the Core Fund. Because Hines receives significant fees for managing these properties, it may face a conflict of interest when determining whether we should sell properties under circumstances where Hines would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

Hines may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between Hines and its affiliates.

      Hines and the Advisor manage our day-to-day operations and properties pursuant to property management agreements and an advisory agreement. These agreements were not negotiated at arm’s length and certain fees payable by us under such agreements are paid regardless of our performance. Hines and its affiliates may be in a conflict of interest position as to matters relating to these agreements. Examples include the computation of fees and reimbursements under such agreements, the enforcement and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to affiliates of Hines. These fees may be higher than fees charged by third parties in an arm’s-length transaction as a result of these conflicts.

Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.

      Certain of our officers and directors are also officers and directors of the Advisor and other entities controlled by Hines. Some of these entities may compete with us for investment and leasing opportunities. These personnel owe fiduciary duties to these other entities and their security holders and these duties may from time to time conflict with the fiduciary duties such individuals owe to us and our shareholders. For example, conflicts of interest adversely affecting our investment decisions could arise in decisions or activities related to:

•	the allocation of new investments among us and other entities operated by Hines;

•	the allocation of time and resources among us and other entities operated by Hines;

•	the timing and terms of the investment in or sale of an asset;

•	investments with Hines and affiliates of Hines;

•	the compensation paid to our Advisor; and

•	our relationship with Hines in the management of our properties.

      These conflicts of interest may also be impacted by the fact that such individuals may have compensation structures tied to the performance of such other entities controlled by Hines and these compensation structures may potentially provide for greater remuneration in the event an investment opportunity is presented to a Hines affiliate rather than us.

Our UPREIT structure may result in potential conflicts of interest.

      Persons holding OP Units have the right to vote on certain amendments to the Agreement of Limited Partnership of the Operating Partnership, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our shareholders. As general partner of the Operating Partnership, we will be obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interest of limited partners in the Operating Partnership may conflict with the interests of our shareholders.

Tax Risks

If we fail to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted.

      We intend to qualify as a REIT under the Internal Revenue Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

      If we elected to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our dividends to our shareholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	our cash available for distribution would be reduced and we would have less cash to distribute to our shareholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We encourage you to read the “Material Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

If the Operating Partnership is classified as a “publicly-traded partnership” under the Internal Revenue Code, our operations and our ability to pay dividends to our shareholders could be adversely affected.

      We structured the Operating Partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Internal Revenue Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Internal Revenue Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Internal Revenue Code would classify the Operating Partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in the Operating Partnership. If the Internal Revenue Service were to assert successfully that the Operating Partnership is a “publicly traded partnership,” and substantially all of the Operating Partnership’s gross income did not consist of the specified types of passive income, the Internal Revenue Code would treat the Operating Partnership as an association taxable as a corporation. In such event, the character of our assets and items of gross income would change and would prevent us from qualifying and maintaining our status as a REIT. Please see “— If we failed to qualify as a REIT, our operations and ability to pay dividends to our shareholders would be adversely impacted” above. In addition, the imposition of a corporate tax on the Operating Partnership would reduce our amount of cash available for distribution to you.

      These topics are discussed in greater detail in the “Material Tax Considerations — Tax Aspects of the Operating Partnership” section of this prospectus.

Dividends to tax-exempt investors may be classified as unrelated business taxable income.

      Neither ordinary nor capital gain dividend distributions with respect to our common shares nor gain from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, we are required to rely on a special look through rule for purposes of meeting one of the REIT stock ownership tests, and we are not operated in such a manner as to otherwise avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt investor with respect to our common shares would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common shares; and

•	part or all of the income or gain recognized with respect to our common shares by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

      We encourage you to read the “Material Tax Considerations — Taxation of Tax Exempt Entities” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Investors may realize taxable income without cash dividends.

      If you participate in the dividend reinvestment plan, you will be required to take into account, in computing your taxable income, ordinary and capital gain dividend distributions allocable to shares you own, even though you receive no cash because such dividends and/or distributions are reinvested.

Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT.

      A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

      We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our common shares would be subject to FIRPTA tax, unless our common shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common shares. We encourage you to read the “Material Tax Considerations — Taxation of Foreign Investors — Sales of Shares” section of this prospectus for a further discussion of this issue.

In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay dividends to our shareholders.

      Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid the 4% excise tax that generally applies to income retained by a REIT. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the Operating Partnership or at the level of the other companies through which we indirectly own our assets.

Recently enacted tax legislation may make REIT investments comparatively less attractive than investments in other corporate entities.

      Under recently enacted tax legislation, the tax rate applicable to qualifying corporate dividends received by individuals prior to 2009 has been reduced to a maximum rate of 15%. This special tax rate is generally not applicable to dividends paid by a REIT, unless such dividends represent earnings on which the REIT itself has been taxed. As a result, dividends (other than capital gain dividends) paid by us to individual investors will generally be subject to the tax rates that are otherwise applicable to ordinary income which, currently, are as high as 35%. This law change may make an investment in our common shares comparatively less attractive relative to an investment in the shares of other corporate entities which pay dividends that are not formed as REITs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Statements included in this prospectus which are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

      The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the “Risk Factors” section, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

      The following table sets forth information about how we intend to use the proceeds raised in this offering. The table shows two scenarios:

•	scenario one assumes we reach the minimum offering of $10,000,000 by selling 1,000,000 shares at $10.00 per share pursuant to this offering and that we issue no shares pursuant to our dividend reinvestment plan; and

•	scenario two assumes we sell the maximum 200,000,000 shares at $10.00 per share and we issue all of the 20,000,000 shares relating to our dividend reinvestment plan at $9.50 per share, pursuant to this offering.

Under both scenarios we have not given effect to any special sales or volume discounts which could reduce the selling commissions and dealer manager fees.

      Many of the amounts set forth below represent our management’s best estimate since such amounts cannot be precisely calculated at this time. Therefore, these amounts may not accurately reflect the actual receipt or application of the offering proceeds. In no event will our total fees, compensation and expenses exceed the limits set forth in the NASAA Guidelines.

      Assuming we raise the maximum offering proceeds pursuant to this offering, we expect that approximately 90% of the money you invest will be used to make real estate investments (including our initial investment in the Core Fund) and to pay third party acquisition expenses related to those investments, while the remaining amount of approximately 10% will be used to pay selling commissions, the dealer manager fee and expenses relating to our organization and this offering, as well as acquisition fees paid to our Advisor for investing the net offering proceeds.

      We have committed to acquire a $35,000,000 interest in the Core Fund currently held by an affiliate of Hines. If we do not acquire this interest in the Core Fund within one year of the date of this prospectus, our right to acquire this interest will expire. Once we reach the minimum offering, we will use all net proceeds we receive from the escrow agent to acquire a portion of this interest and pay the acquisition fee to the Advisor attributable to this investment. We will also use the net proceeds of the $10,000,000 contribution HREH will make to the Operating Partnership upon reaching the minimum offering to likewise acquire a portion of this interest. Thereafter, we will use subsequent net proceeds we receive from this offering to buy the remainder of this interest in the Core Fund. We will acquire this interest in the Core Fund at a price equal to the price the affiliate of Hines paid for such interest. Our interest in the Core Fund will consist solely of a non-managing general partner interest in the partnership. Although we have a right to acquire additional interests in the Core Fund should it raise capital by offering additional partnership units, we have made no commitment to acquire additional interests in the Core Fund.

	Minimum Offering		Maximum Offering
	1,000,000 Shares		220,000,000 Shares(1)

	Amount	Percentage	Amount	Percentage

GROSS PROCEEDS	$10,000,000	100%	$2,190,000,000	100%
Less Expenses
Selling Commissions(2)	$600,000	6.0%	$127,600,000	5.8%
Dealer Manager Fees(3)	$220,000	2.2%	$44,000,000	2.0%
Organization & Offering Costs(4)	$300,000	3.0%	$43,887,500	2.0%

Total Expenses	$1,120,000	11.2%	$215,487,500	9.8%

NET PROCEEDS AVAILABLE FOR INVESTMENT	$8,880,000	88.8%	$1,974,512,500	90.2%
Less:
Initial Investment in the Core Fund	$8,580,738	85.8%	$25,000,000 (5)	1.2%
Acquisition Fee on Initial Investment in the Core Fund(6)(7)	$99,262	1.0%	$282,614	0.0%
Acquisition Fees on Investments Other than Initial Investment in the Core Fund(6)(7)	$0	0.0%	$9,697,661	0.4%
Third-party Acquisition Expenses(7)(8)	$200,000	2.0%	$7,958,129	0.4%

REMAINING PROCEEDS AVAILABLE FOR INVESTMENT	$0	0.0%	$1,931,574,096	88.2%

Working Capital Reserve	$0	0.0%	$0	0.0%

(1)	Assumes we sell the maximum of 200,000,000 shares at $10.00 per share and we issue 20,000,000 shares relating to our dividend reinvestment plan at $9.50 per share pursuant to this offering.

(2)	We will pay the Dealer Manager sales commissions of up to 6.0% for sales of our shares to the public and up to 4.0% for sales of shares pursuant to our dividend reinvestment plan. All of these commissions will be reallowed to participating broker-dealers. The commission may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table we have not assumed any such discounts.

(3)	We will pay the Dealer Manager a dealer manager fee of up to 2.2% of gross offering proceeds for shares sold to the public, a portion of which may be reallowed to participating broker-dealers as marketing fees, to reimburse representatives of such broker-dealers the costs and expenses of attending our educational conferences or to defray other distribution-related expenses. We will not pay the dealer manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus.

(4)	We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing and other accountable offering-related expenses, other than selling commissions and the dealer manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and marketing of our shares; (ii) salaries and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses associated with the offering and marketing of our shares; (iv) facilities and technology costs and other costs and expenses associated with the offering and to facilitate the marketing of our shares; (v) costs and expenses of conducting our educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. Our Advisor will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds.

(5)	Reflects the proceeds raised in this offering which the Company will invest in the Core Fund. To fulfill our commitment to invest $35,000,000 in the Core Fund, the Company will also invest the net proceeds from the $10,000,000 HREH will contribute to the Operating Partnership in the Core Fund.

(6)	We will pay the Advisor an acquisition fee of 0.50% of (i) the purchase price of real estate investments we acquire directly, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity, for services provided by the Advisor in connection with the identification, evaluation and acquisition of such investments. For purposes of this table we have assumed that (i) we will not use debt when making real estate investments other than our initial investment in the Core Fund, and (ii) when we make our initial investment in the Core Fund, the approximate gross asset value of the Core Fund’s real estate investments will be equal to the total of the gross purchase price paid by the Core Fund at the time of its acquisition of such investments, and our pro rata share of the Core Fund’s total equity will be determined as the amount of our investment as a percentage of the book value of the Core Fund’s cumulative net capital contributions immediately following the Core Fund’s most recent property acquisition. In the event we raise the maximum $2,190,000,000 pursuant to this offering and all of our real estate investments other than our initial investment in the Core Fund are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,677,936, or approximately 0.90% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings.

(7)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit.

(8)	Acquisition expenses include customary third-party acquisition expenses which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition expenses include legal, accounting, consulting, appraisals, engineering, due diligence, option payments, title insurance and other expenses relating to potential acquisitions regardless of whether the property is actually acquired. For purposes of this table we have assumed that we will not use debt when making real estate investments.

MANAGEMENT

      We operate under the direction of our board of directors. Our board is ultimately responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties, subject to the board’s supervision. We expect to retain Hines to perform property management and leasing services for most, if not all, of our properties. We have retained the Dealer Manager to manage activities relating to the solicitation and offering of our shares. All of our officers and directors, other than our independent directors, are employees of Hines or our Advisor, and are subject to conflicts of interest. Please see the “Risk Factors — Potential Conflicts of Interest” and “Conflicts of Interests” sections elsewhere in this prospectus.

      As described below, because of the inherent conflicts of interest existing as the result of these relationships, our independent board members will monitor the performance of all Hines affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our shareholders in connection with our relationships with Hines affiliates. However, we cannot assure you that our independent directors will be successful in eliminating, or decreasing the impact of the risks resulting from, the conflicts of interest we face with Hines and its affiliates. Indeed, our independent directors will not monitor or approve all decisions made by Hines that impact us, such as the allocation of investment opportunities. In addition, none of our officers have experience running a public company or an entity that has elected to be taxed as a REIT.

The Hines Organization

     General

      Hines is a fully integrated real estate investment and management firm which, with its predecessor, has been investing in real estate assets and providing acquisition, development, financing, property management, leasing or disposition services for over 47 years. The predecessor to Hines was founded by Gerald D. Hines in 1957 and Hines is currently owned by Gerald D. Hines and his son Jeffrey C. Hines. Hines’ investment partners have primarily consisted of large domestic and foreign institutional investors and high net worth individuals. Hines has worked with notable architects such as Philip Johnson; Cesar Pelli; I. M. Pei; Skidmore, Owings and Merrill and Frank Gehry, in the history of its operations.

      Hines is headquartered in Houston and currently has regional offices located in New York, Chicago, Atlanta, Houston, San Francisco and London. Each regional office operates as an independent business unit headed by an executive vice president who manages the day-to-day business of such region and participates in its financial results. All of these executive vice presidents, whose average tenure at Hines is 28 years, serve on the Hines Executive Committee which directs the strategy and management of Hines.

      Hines’ central resources are located in Houston and these resources support the acquisition, development, financing, property management, leasing and disposition activities of all of the Hines regional offices. Hines’ central resources include employees with experience in capital markets and finance, accounting and audit, marketing, human resources, risk management, property management, leasing, asset management, project design and construction, operations and engineering. These resource groups are an important control point for maintaining performance standards and operating consistency for the entire firm. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines as well as key employees of Hines.”

      Since inception, Hines, its predecessor and their respective affiliates have acquired or developed approximately 600 real estate projects representing approximately 175 million square feet. In connection with these projects, Hines has employed many real estate investment strategies, including acquisitions, development, redevelopment and repositioning in the United States and internationally. As of December 31, 2003, Hines and its affiliates portfolio consisted of approximately 130 projects valued at approximately $14 billion. This portfolio is owned by Hines, its affiliates and numerous third-party investors, most of which are large domestic and foreign institutional investors and high net worth individuals. Included in this portfolio are approximately 96 operating properties managed by Hines, representing approximately 46.7 million square feet. In addition, Hines manages a portfolio of approximately 86 operating properties with about 39.6 million square feet in which it does not have an ownership interest, bringing the total square feet under management to approximately 86.3 million square feet located in 63 United States and 14 international cities. The following table sets forth the history of the number of square feet under Hines’ management:

Commercial Real Estate Managed by Hines and its Affiliates

Source: internal Hines records.

     The following chart sets forth the Hines organizational structure and the number of people working in each region, the international offices and the central office:

      The following sets forth information with respect to the executive officers of the general partner of Hines and members of its Executive Committee:

		Number
		of Years
Name	Age	with Hines	Position

Gerald D. Hines	78	47	Chairman of the Board
Jeffrey C. Hines	49	22	President
C. Hastings Johnson	55	26	Executive Vice President and Chief Financial Officer
Charles M. Baughn	49	20	Executive Vice President — Capital Markets
James C. Buie, Jr.	52	24	Executive Vice President — West and Asia Pacific Regions
Kenneth W. Hubbard	61	30	Executive Vice President — East Region
E. Staman Ogilvie	54	31	Executive Vice President — Southwest and Eurasia Regions
C. Kevin Shannahan	48	22	Executive Vice President — Midwest, Southeast and South America Regions
Louis S. Sklar	64	36	Executive Vice President — Southwest and Mexico Regions
Michael J.G. Topham	56	28	Executive Vice President — European Region

      Gerald D. Hines. Mr. Hines is the co-owner and Chairman of the Board of the general partner of Hines, and is responsible for directing all firm policy and procedures as well as participating in major new business ventures and cultivating new and existing investor relations. He is also Chairman of the firm’s Executive Committee. He oversees a portfolio of approximately 130 projects valued at approximately $14 billion and has expanded the scope of Hines by moving into foreign markets, introducing new product lines, initiating acquisition programs and developing major new sources of equity and debt financings. He graduated from Purdue University with a B.S. in Mechanical Engineering and received an Honorary Doctorate of Engineering from Purdue.

      Jeffrey C. Hines. Mr. Hines is the co-owner and President of the general partner of Hines responsible for overseeing all firm policies and procedures as well as day-to-day operations. He is also a member of Hines’ Executive Committee. He became President in 1990 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of approximately 130 projects valued at approximately $14 billion. Mr. Hines currently serves as the Chairman of our board of directors and as Chairman of the board of managers of our Advisor. He graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Harvard Graduate School of Business.

      C. Hastings Johnson. Mr. Johnson is an Executive Vice President of the general partner of Hines and its Chief Financial Officer and is responsible for financial policies and equity financing and the joint venture relationships of Hines. He is also a member of Hines’ Executive Committee. He became Chief Financial Officer of Hines in 1992, and prior to that led the development or redevelopment of numerous projects and initiated the Hines acquisition program. During his tenure as Chief Financial Officer, total debt and equity capital committed to equity projects sponsored by Hines has exceeded $16 billion. Mr. Johnson currently serves as a member of our board of directors and as a member of the board of managers of our Advisor. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from the Harvard Graduate School of Business.

      Charles M. Baughn. Mr. Baughn is an Executive Vice President of the general partner of Hines responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects. He is also a member of Hines’ Executive Committee. He has contributed to the development or redevelopment of over nine million square feet of office and special use facilities in the southwestern United States. Mr. Baughn also serves as the Chief Executive Officer of us and our Advisor and as a director of our Dealer Manager. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado.

      James C. Buie, Jr. Mr. Buie is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the West Region of the United States and in the Asia Pacific, representing a total of 25 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from the University of Virginia with a B.A. in Economics and received his M.B.A. from Stanford University.

      Kenneth W. Hubbard. Mr. Hubbard is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the East Region of the United States, representing a total of more than 18 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Duke University with a B.A. in History and received his J.D. from Georgetown Law School.

      E. Staman Ogilvie. Mr. Ogilvie is an Executive Vice President of the general partner of Hines responsible for development, operations and transactions in the Southwest Region of the United States and in Russia, representing a total of approximately 29 million square feet of real estate, a portion of which Mr. Ogilvie shares with Louis S. Sklar. He is a member of Hines’ Executive Committee. He graduated from Washington and Lee University with a B.S. and received his M.B.A. from the Harvard Graduate School of Business.

      C. Kevin Shannahan. Mr. Shannahan is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the Midwest and Southeast Regions of the United States and in South America, representing a total of more than 49 million square feet of real estate and 4,000 acres of land development. He is also a member of Hines’ Executive Committee. He graduated from Cornell University with a B.S. in Mechanical Engineering and received his M.B.A. from the Harvard Graduate School of Business.

      Louis S. Sklar. Mr. Sklar is an Executive Vice President of the general partner of Hines responsible for development, operations and transactions in the Southwest Region of the United States and in Mexico, representing a total of more than 54 million square feet of real estate, a portion of which Mr. Sklar shares responsibility for with Mr. Ogilvie. He is a member of Hines’ Executive Committee. He graduated from Rice University with a B.A. in Economics.

      Michael J.G. Topham. Mr. Topham is an Executive Vice President of the general partner of Hines responsible for all development, acquisitions, operations and real estate services in Europe and the United Kingdom, including the establishment of offices in seven countries. He is also a member of Hines’ Executive Committee. He was responsible for the establishment and management of the U.S. Midwest Region in 1985 and the development, acquisition and operations of approximately 15 million square feet in that region. Between 1977 and 1984, he was also responsible as project officer of major buildings in Houston, Denver, and Minneapolis. He graduated from Exeter University with a B.A. in Economics and received his M.B.A. from the University of California at Berkeley.

     Hines’ Real Estate Personnel and Structure

      Hines and its affiliates currently have approximately 2,900 employees who work out of Hines’ offices located in 69 cities in the United States and in 12 other countries, as shown in the map below.

      Hines believes that it has mitigated many of the risks inherent in real estate investments by hiring, training and retaining what it believes to be highly-qualified management personnel and by rewarding these employees with performance-based compensation. Hines believes that the stability of its organization and its ability to retain its employees is demonstrated by the longevity of their tenure at Hines, as shown in the table below. Hines maintains what it believes are high performance and professional standards and rewards its personnel for their achievements. Typically, incentive compensation is provided to senior officers, as well as other key employees, in the form of profit sharing programs tied to Hines’ profitability related to each project, investment fund, geographic region, or the firm as a whole. In addition, for assets or groups of assets within the scope of their responsibilities, Hines’ senior officers typically hold equity investments (by way of participation in the interests held by Hines and its affiliates) in properties acquired or developed by Hines, its affiliates and investment partners. Hines believes this performance-based compensation provides better alignment of interests between Hines’ employees, Hines and its investors, while providing Hines’ employees with long-term incentives. However, there is no guarantee that Hines will be able to retain these employees in the future. The loss of a number of key employees could adversely impact our performance. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines as well as key employees of Hines.”

	Number of	Average Tenure
Title	Employees	(Years)

Executive Vice President	9	28
Senior Vice President	28	20
Vice President	89	13
Managers	951	7

      Hines has employed a decentralized structure and built an international organization with professionals located in major office markets because it believes that knowledge of local market economics and demographic conditions is essential to the success of any real estate asset. Having real estate professionals living and working in most major markets where Hines invests allows Hines to monitor current local conditions and transactions and build relationships with local tenants, brokers and real estate owners. Hines believes that this decentralized structure allows them to better identify potential investment opportunities, perform more effective research of local markets and manage, lease and operate each real estate asset. However, Hines’ decentralized structure may or may not have a positive impact on the performance of Hines REIT.

      Set forth below is a listing of all Hines officers who are not members of the Hines Executive Committee including their area of responsibility in the regional or central office or by functional area as well as their tenure at Hines.

				Hines
				Tenure
Name	Title	Location	Responsibility	(Years)

West and Asia-Pacific Regions
Holte, Douglas G.	Senior Vice President	Santa Monica	Senior Officer — Los Angeles	17
Morrison, James A.	Senior Vice President	Beijing	Senior Officer — Beijing	17
Paradis, Paul E.	Senior Vice President	San Francisco	Senior Officer — San Francisco	15
Shepherd, Colin P.	Senior Vice President	Los Angeles	Senior Officer — Los Angeles	22
Spencer, Norman A.	Senior Vice President	San Francisco	Senior Officer — Marketing	18
Carr, John A.	Vice President	San Francisco	Regional Controller	7
Chu, Benjamin L.	Vice President	Beijing	Project Officer	9
Clever III, George H.	Vice President	Pleasanton	Project Officer — Acq./Dev.	9
Hollister, Robert C.	Vice President	Seattle	Project Officer — Acq./Dev.	8
Kruggel, Thomas M.	Vice President	San Francisco	Regional Operations Officer	20
Lewis, Lisa B.	Vice President	San Francisco	Project Officer — Acq./Dev.	9
Stallings, Andrew H.	Vice President	San Diego	Construction Officer	24
Vogel, Richard H.	Vice President	San Diego	Project Officer — Acq./Dev.	10
Walker, Robert C.	International Officer	Beijing	Director of Operations	2
Southwest, Eurasia and Mexico Regions
Cover, Mark A.	Senior Vice President	Houston	Senior Officer — Houston/Mexico	21
Elliot Jr., Clayton C.	Senior Vice President	Dallas	Senior Officer — Dallas/Denver	22
Kelley, David W.	Senior Vice President	Houston	Senior Officer — Marketing	34
Timmins, S. Lee	Senior Vice President	Austin	Senior Officer — Austin/Phoenix/Moscow	16
Anderson, Paul R.	Vice President	Houston	Construction Officer	25
Daniels, Lyman A.	Vice President	Mexico City	Senior Officer — Mexico	12
Elder, Charles W.	Vice President	Houston	Project Officer — Acq./Dev.	24
Frey, Richard B.	Vice President	Moscow	Construction Officer	25
Gann Jr., Clifford P.	Vice President	Houston	Regional Operations Officer	29
Mooz, John D.	Vice President	Houston	Project Officer — Acq./Dev.	14
Renz, Alison L.	Vice President	Houston	Regional Controller	9
Stare, Patrick	Vice President	Dallas	Construction Officer	23

				Hines
				Tenure
Name	Title	Location	Responsibility	(Years)

Midwest Region
Danilek, Thomas J.	Senior Vice President	Chicago	Senior Officer — Chicago	15
McGinnis, O. David	Senior Vice President	Chicago	Senior Officer — Minneapolis	23
Van Schaack, Gregory P.	Senior Vice President	Chicago	Senior Officer — Chicago	18
Chopp, William D.	Vice President	Minneapolis	Regional Operations Officer	21
D’Arcy, Thomas G.	Vice President	Chicago	Marketing Officer	6
Frank, John A.	Vice President	Chicago	Construction Officer	19
Hartman, Kurt A.	Vice President	Chicago	Project Officer — Acq./Dev.	14
McCormick, Donald W.	Vice President	Chicago	Construction Officer	22
McDermott, John M.	Vice President	Chicago	Project Officer — Acq./Dev.	6
McGrath, Gregory J.	Vice President	Detroit	Construction Officer	22
Oley, James B.	Vice President	Chicago	Regional Controller	22
Peszek, Lawrence M.	Vice President	Detroit	Construction Officer	23
Watters Jr., Charles K.	Vice President	Detroit	Project Officer — Acq./Dev.	15
Southeast and South America Regions
Harrison, Michael T.	Senior Vice President	Atlanta	Senior Officer — Florida	14
Voyles, Robert P.	Senior Vice President	Atlanta	Senior Officer — Atlanta	16
Baker, Milton L.	Vice President	Atlanta	Construction Officer	22
Cope, Thomas A.	Vice President	Nashville	Operations Officer	23
Dolman, James S.	Vice President	Sao Paulo	Project Officer — Acq./Dev.	13
Heagy III, John A.	Vice President	Atlanta	Marketing Officer	8
Hill, Mary Tillery	Vice President	Atlanta	Construction Officer	22
Munro, Doug	Vice President	Sao Paulo	Senior Officer — South Am.	6
Rohm, Rex H.	Vice President	Atlanta	Regional Controller	20
Stevens, Grant R.	Vice President	Atlanta	Construction Officer	22
Wilson, David D.	Vice President	Nashville	Project Officer — Acq./Dev.	14
East Region
Alsup III, William B.	Senior Vice President	Washington, DC	Senior Officer — Washington, DC	25
Craig Jr., Thomas M.	Senior Vice President	New York	Senior Officer — New York	22
Perry, David G.	Senior Vice President	Boston	Senior Officer — Boston	20
Allen, Michael D.	Vice President	Washington, DC	Project Officer — Acq./Dev.	15
Bothwell, Jay J.	Vice President	Washington, DC	Project Officer	26
Brown, Gregory L.	Vice President	Boston	Regional Operations Officer	21
Garigliano, Frank L.	Vice President	New York	Construction Officer	15
Lacancellera, James P.	Vice President	Greenwich	Project Officer — Acq./Dev.	8
Ottavio, Michael F.	Vice President	New York	Construction Officer	13
Penick, David S.	Vice President	New York	Project Officer — Acq./Dev.	13
Riker, Howard J.	Vice President	Washington, DC	Project Officer — Acq./Dev.	12
Shults Jr., Robert R.	Vice President	New York	Construction Officer	20
Tartaglione, Kevin A.	Vice President	Jersey City	Construction Officer	8
Watson, Gerald H.	Vice President	New York	Regional Controller	8
European Region
Albrand, Patrick	International Officer	Paris	Senior Officer — France	9
Braaten, David S.	International Officer	London	Hines European Development Fund	8
Catella, Monfredi	International Officer	Milan	Project Officer — Italy	3
Catella, Riccardo	International Officer	Milan	Senior Officer — Italy	4
de Dampierre, Olivier	International Officer	Paris	Senior Officer — France	10
Giraudon, Marc	International Officer	London	Regional Controller	8
Godzisz, Mieczyslaw	International Officer	Warsaw	Senior Officer — Poland	7
Hall, John Gomez	International Officer	Barcelona	Senior Officer — Spain	1
Herre, Jurgen	International Officer	London	Project Officer — Finance	3
Lewis, Phillip	International Officer	London	Senior Officer — United Kingdom	2
Motamedian, Bahram	Vice President	London	Hines European Development Fund	9
O’Donnell, Simon	International Officer	London	Senior Officer — United Kingdom	4
Ramos, Miguel Angel	International Officer	Barcelona	Finance Officer — Spain	7
Reynolds, Andrew	International Officer	London	Project Officer — United Kingdom	4
Sears, Mark S.	Vice President	London	Hines European Development Fund	18
Wambach, Karl	International Officer	Berlin	Senior Officer — Germany	11
Wyper Jr., John S.	Vice President	London	Project Officer — Acq./Dev.	25

          Officers by Central Department

				Hines
				Tenure
Name	Title	Location	Responsibility	(Years)

Harris, John A.	Executive Vice President	Houston	Conceptual Construction	38
Chen, Leo H.	Senior Vice President	Houston	Emerging Markets Fund	24
Forbes, Kay P.	Senior Vice President	Houston	Financial Administration	5
Hazen, Charles N.	Senior Vice President	Houston	Hines Real Estate Investment Trust, Hines Core Fund	15
Hughes, Christopher D.	Senior Vice President	Washington, DC	Capital Markets Group	18
Jones, Neil M.	Senior Vice President	Houston	Central Finance	24
Lawrence, David T.	Senior Vice President	Boston	Capital Markets Group	27
Lea, Jerrold P.	Senior Vice President	Houston	Conceptual Construction	23
LeVrier, David E.	Senior Vice President	Houston	Administration	25
MacEachron, Daniel N.	Senior Vice President	San Francisco	National Office Partners	13
Owens, Thomas D.	Senior Vice President	Houston	U.S. Development Funds	31
Oyer, James W.	Senior Vice President	Houston	U.S. Office Value Added Fund	23
Apollo, Frank R.	Vice President	Houston	Hines Real Estate Investment Trust, Hines Core Fund	11
Bay, Thomas H.	Vice President	Houston	Conceptual Construction	6
Congdon, David J.	Vice President	Greenwich	U.S. Office Value Added Fund	6
Daniel Jr., Robert F.	Vice President	Aspen	Rocky Mountain Region	11
Donaldson, Edmund A.	Vice President	Houston	Core Fund	10
Dwyer, Stephen J.	Vice President	Los Angeles	Core Fund	1
Fagala, Larry M.	Vice President	Houston	Conceptual Construction	19
Fore, Stephanie H.	Vice President	Houston	Human Resources	14
Hitt, Daniel P.	Vice President	Houston	Operations/Engineering Services	29
Holland, Daniel J.	Vice President	San Francisco	National Office Partners	17
Holtzer, Gary M.	Vice President	San Francisco	National Office Partners	18
Hutchens, Jeanine E.	Vice President	Houston	Worldwide Tax	23
Karba, Gerhard W.	Vice President	Houston	Technology	3
Lancaster, George	Vice President	Houston	Corporate Communications	19
McKenzie, Craig A.	Vice President	Houston	Emerging Markets Fund	9
McMeans, Kevin L.	Vice President	Houston	Hines Corporate Properties	12
Montgomery, Keith H.	Vice President	Houston	Financial Administration	7
Peterson, Lawrence W.	Vice President	Houston	Conceptual Construction	9
Rashin, Daniel L.	Vice President	Greenwich	National Office Partners	3
Robinson, David J.	Vice President	Houston	Conceptual Construction	9
Ronald, Douglas C.	Vice President	Houston	Internal Audit	21
Schugart, Sherri W.	Vice President	Houston	Hines Real Estate Investment Trust, Hines Core Fund	9
Ulrich, Clayton E.	Vice President	Houston	Operations/Engineering Services	29
Vance, Richard	Vice President	Houston	Risk Management	21
Wick, David J.	Vice President	Houston	Conceptual Construction	7

Our Structure

      The following chart illustrates what the general structure of the Company will be once the minimum offering has been received and we have invested in the Core Fund:

Our Directors and Executive Officers

      Other than our independent directors, each of our officers and directors are affiliated with Hines and subject to conflicts of interest. Please see “Conflicts of Interest” and “Risk Factors — Potential Conflicts of Interest Risks.” The following sets forth information with respect to our directors and executive officers:

Name	Age	Position and Office with Hines REIT

Jeffrey C. Hines	49	Chairman of the Board of Directors
C. Hastings Johnson	55	Director
George A. Davis	65	Independent Director
Thomas A. Hassard	54	Independent Director
Stanley D. Levy	40	Independent Director and Chairman of Audit Committee
Charles M. Baughn	49	Chief Executive Officer
Charles N. Hazen	44	President and Chief Operating Officer
Sherri W. Schugart	38	Chief Financial Officer
Frank R. Apollo	37	Chief Accounting Officer, Treasurer and Secretary

      Please see “— The Hines Organization — General” for the biographies of Jeffrey C. Hines, C. Hastings Johnson and Charles M. Baughn.

      George A. Davis. Mr. Davis, an independent director, is the founder and sole owner of Advisor Real Estate Investment Ltd., a real estate consulting company, which is not affiliated with our Advisor. Prior to founding Advisor Real Estate Investment Ltd. in April 1999, he served as the Chief Real Estate Investment Officer for the New York State Teacher’s Retirement System (“NYSTRS”) reporting directly to the Executive Director of the system. The system is an approximately $72 billion pension fund for the benefit of New York State public school teachers and administrators. NYSTRS’ real estate portfolio is comprised of equity investments of approximately $5 billion and mortgage debt investments of approximately $4.6 billion. In addition, Mr. Davis also served as a member of the Investment Committee which ultimately determined the real estate investment strategy undertaken by NYSTRS. Mr. Davis graduated from Dartmouth College with a B.A. in Biology.

      Thomas A. Hassard. Mr. Hassard, an independent director, served as the Managing Director for Real Estate Investments for the Virginia Retirement System for almost 20 years before recently retiring. The system is an approximately $35 billion pension fund for the benefit of Virginia public employees. The system’s real estate investment portfolio, valued at approximately $1.6 billion, encompasses a variety of investment programs, including commingled funds, separate accounts, real estate securities and various opportunistic strategies, including global initiatives. His responsibilities included managing the real estate investments of the system, monitoring performance and reporting to the system’s investment advisory committee and board of trustees. Mr. Hassard graduated from Western New England College with a B.S. in Business Administration.

      Stanley D. Levy. Mr. Levy, an independent director, currently serves as Chief Operating Officer of The Morgan Group, Inc., a national multi-family real estate firm with offices in Houston, San Diego and Washington D.C. Mr. Levy joined The Morgan Group approximately three years ago. His responsibilities include arranging debt and equity financing, managing the property acquisition and disposition process, and oversight of all financial aspects of the company and its projects. Prior to joining The Morgan Group, Mr. Levy spent 15 years with JPMorgan Chase, most recently, as Managing Director of Real Estate & Lodging Investment Banking for the Southern Region. In this capacity, he managed client activities in Mergers & Acquisitions, Syndicated Finance, Investment Grade Bonds, Private Equity Placements and Joint Ventures, Derivatives and Commercial Mortgage Backed Securities. Mr. Levy graduated with honors from The University of Texas with a B.B.A. in Finance.

      Charles N. Hazen. Mr. Hazen, an employee of our Advisor, will serve as the President and Chief Operating Officer of us and our Advisor. He is also a Senior Vice President of Hines and is the President and a member of the Management Board of the Core Fund. Mr. Hazen joined Hines 15 years ago. During his tenure at Hines, Mr. Hazen has contributed to the development, management and financing of more than 10 million square feet of retail and office properties valued at more than $2.0 billion. He also serves as a director of our Dealer Manager. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.

      Sherri W. Schugart. Ms. Schugart, an employee of our Advisor, will serve as the Chief Financial Officer of us, our Advisor and the Core Fund. She is also a Vice President of Hines and serves as a director of our Dealer Manager. Ms. Schugart joined Hines nine years ago. As a Vice President in Hines’ Capital Markets group, Ms. Schugart has been responsible for raising more than $2.0 billion in equity and debt for Hines’ private investment funds. She was also previously the controller for several of Hines’ investment funds and portfolios. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen, where she managed both public and private clients in the real estate, construction, finance and banking industries. She graduated from Southwest Texas State University with a B.B.A. in Accounting and is a certified public accountant.

      Frank R. Apollo. Mr. Apollo, an employee of our Advisor, will serve as the Chief Accounting Officer, Treasurer, and Secretary of us and our Advisor. He is also the Chief Accounting Officer of the Core Fund, a Vice President of Hines and the Vice President, Treasurer, and Secretary of our Dealer Manager. Mr. Apollo joined Hines 11 years ago. He has served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines’ international operations. He was also previously the Vice President and Regional Controller for Hines’ European Region and, prior to that, was the director of Hines’ Internal Audit Department. Before joining Hines, Mr. Apollo was an audit manager with Arthur Andersen where he served primarily one large public client. He graduated from the University of Texas with a B.B.A. in Accounting, is a certified public accountant and holds Series 28 and 63 securities licenses.

Our Board of Directors

      Our board of directors has reviewed and ratified our articles of incorporation and has adopted our bylaws. Our articles of incorporation and bylaws allow for a board of directors with no fewer than three directors and no more than 10 directors, of which a majority must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or the Advisor by virtue of:

•	ownership of an interest in Hines or the Advisor or their affiliates;

•	employment by Hines or the Advisor or their affiliates;

•	service as an officer, trust manager or director of Hines or the Advisor or their affiliates;

•	performance of services, other than as a director, for us;

•	service as a director, trust manager or trustee of more than three real estate investment trusts organized by Hines or advised by the Advisor; or

•	maintenance of a material business or professional relationship with Hines or the Advisor or any of their affiliates.

An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with the Advisor, any of its affiliates or us. A business or professional relationship will be deemed material if the gross revenue derived by the director from the Advisor and its affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. Independent directors may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than in their capacity as members of our board of directors or any committee thereof.

      We currently have five directors, three of whom are independent directors. Directors will be elected annually by our shareholders and there is no limit on the number of times a director may be elected to office. Each director serves on the board until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, subject to the limits of our articles of incorporation, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by a majority of the directors or the shareholders upon the affirmative vote of at least a majority of all votes entitled to be cast at a meeting called for the purpose of the proposed removal. A vacancy created by the death, removal, resignation, incompetence or other incapacity of a director may be filled by a majority vote of the remaining directors, unless the vacancy is filled by a vote of shareholders as permitted by the Maryland General Corporation Law. If a vacancy is created by an increase in the number of directors, the vacancy will be filled by the board. Independent directors must nominate replacements for vacancies required to be filled by independent directors.

Responsibilities of Our Board of Directors

      Our directors are accountable to us and our shareholders as fiduciaries. Generally speaking, this means that our directors must perform their duties in good faith and in a manner each director believes to be in the best interest of our shareholders.

      Our directors are not required to devote all or any specific amount of their time to our business. Our directors are only required to devote the time to our business as their duties require. We anticipate that our directors will meet at least quarterly or more frequently if necessary. We do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as directors. In the exercise of their fiduciary responsibilities, we anticipate that our directors will rely heavily on the Advisor. Therefore, our directors will be dependent on the Advisor and information they receive from the Advisor in order to adequately perform their duties, including their obligation to oversee and evaluate the Advisor and its affiliates. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines as well as key employees of Hines” and “Risk Factors — Potential Conflicts of Interest Risks.”

      In addition to the investment policies set forth in our articles of incorporation and bylaws, our board of directors has approved the written policies on investments and borrowing, which are described in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our articles of incorporation and bylaws.

      The independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our shareholders. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Advisor;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by the Advisor for its own account; and

•	other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

      Neither the Hines directors nor any of their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (i) the removal of the Advisor, any non-independent director or any of their affiliates or (ii) any transaction between us and the Advisor, any non-independent director or any of their affiliates.

Committees of the Board of Directors

      Our entire board of directors generally considers all major decisions concerning our business. Our bylaws provide that our board may establish such committees as the board believes appropriate. Our board has established an audit committee, conflicts committee, compensation committee and a nominating and corporate governance committee so that these important areas can be addressed in more depth than may be possible at a full board meeting and to also ensure that these areas are addressed by non-interested members of the board.

Audit Committee

      Our bylaws provide for our board to designate an audit committee consisting solely of independent directors. Our board has designated the three current independent directors as the members of the audit committee. Committee members will be elected by our board of directors to serve one-year terms. The audit committee will review the functions of our management and independent auditors pertaining to our financial statements and perform such other duties and functions as are deemed appropriate by the board. The audit committee is ultimately responsible for the selection, evaluation and replacement of our independent auditors. The Company anticipates this committee’s charter will be adopted soon after the effective date of this prospectus.

Conflicts Committee

      Pursuant to our bylaws, our board has designated a conflicts committee consisting solely of our three current independent directors. The Company anticipates this committee’s charter will be adopted soon after the effective date of this prospectus. The primary purpose of the conflicts committee is to review specific matters that the board believes may involve conflicts of interest and to determine if the resolution of the conflict of interest is fair and reasonable to us and our shareholders. However, we cannot assure you that this committee will successfully eliminate the conflicts of interests that will exist between us and Hines, or reduce the risks related thereto.

      The conflicts committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the Advisory Agreement. The conflicts committee is responsible for reviewing our Advisor’s performance and the fees and expenses paid by us to our Advisor and any of its affiliates. The review of such fees and expenses will be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our shareholders. For further discussion, please see the “Investment Objectives and Policies with Respect to Certain Activities — Affiliate Transaction Policy” section of this prospectus.

Compensation Committee

      Our board has designated a compensation committee consisting solely of our three current independent directors. Committee members are appointed by our board of directors on the recommendation of our nominating and corporate governance committee and shall serve until their successors shall be duly elected and qualified or until their earlier death, retirement, resignation or removal. The committee shall hold regular meetings as called by the chairman of the committee, but not less frequently than annually. The primary purpose of the compensation committee will be to oversee Hines REIT’s compensation programs. The committee will review the compensation and benefits paid by Hines REIT to its directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if desired by our board of directors, to produce an annual report to be included in our annual proxy statement. The Company anticipates this committee’s charter will be adopted soon after the effective date of this prospectus.

Nominating and Corporate Governance Committee

      We have designated a corporate governance and nominating committee consisting solely of our three current independent directors. In the future, members of this committee will be appointed by our board of directors on the recommendation of the committee and shall serve until their successors shall be duly elected and qualified or until their earlier death, retirement, resignation or removal. This committee will: (i) assist our board of directors in identifying individuals qualified to become members of our board of directors; (ii) recommend candidates to our board of directors to fill vacancies on the board; (iii) recommend committee assignments for directors to the full board; (iv) periodically assess the performance of our board of directors; and (v) review and recommend appropriate corporate governance policies and procedures to our board of directors. In addition, the committee shall develop and recommend to our board of directors, and annually review and reassess, a code of business conduct and ethics, guidelines on governance and a code of ethical conduct for our chief executive officer and senior financial officers. The Company anticipates this committee’s charter will be adopted soon after the effective date of this prospectus.

Compensation of Directors

      We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each board or committee meeting attended. Pursuant to our Employee and Director Incentive Share Plan, in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash. If board members attend more than one meeting on any day, we will only pay such person $2,000 for all meetings attended on such day. We will also pay our independent directors a fee of $500 for each conference call they participate on pursuant to our request. If a director is affiliated with our Advisor or any other Hines entity, we do not pay such person separate compensation for services rendered as a director. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

      Under the terms of our Employee and Director Incentive Share Plan, each individual who is elected or re-elected to the board as an independent director (whether through a shareholder meeting or by directors to fill a vacancy on the board) will be granted 1,000 restricted shares on the date we reach the minimum offering, and subsequently, on the date of election or re-election. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected.

Employee and Director Incentive Share Plan

      We adopted our Employee and Director Incentive Share Plan to:

•	furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with the Advisor; and

•	increase the interest of our officers and certain of our independent directors in our welfare through their participation in the growth in the value of our common shares.

      The Employee and Director Incentive Share Plan provides for the grant of awards to our full-time employees (in the event we ever have employees), full-time employees of our Advisor, full-time employees of entities that provide services to us, certain of our independent directors, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor or to entities that provide services to us. Such awards may consist of nonqualified stock options, incentive stock options, restricted shares, share appreciation rights, and dividend equivalent rights.

      The total number of common shares reserved for issuance under the Employee and Director Incentive Share Plan is equal to 5% of our outstanding shares at any time, but not to exceed 10,000,000 shares. As of the date hereof, no awards have been granted under the Employee and Director Incentive Share Plan.

      Options entitle the holder to purchase common shares for a specified exercise price during a specified period. Under the Employee and Director Incentive Share Plan, we may grant options that are intended to be incentive stock options within the meaning of section 422 of the Internal Revenue Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common shares underlying the option on the date of grant and will expire, with certain exceptions, 10 years after such date.

      Restricted share awards entitle the recipient to common shares from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

      Share appreciation rights entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common shares) equal to the excess of the fair market value of the common shares underlying the share appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the common shares on the grant date.

      Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by us on one common share. Dividend equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.

      As indicated above, each individual who is elected or re-elected to the board as an independent director (whether through shareholder meeting or by directors to fill a vacancy on the board) will be granted 1,000 restricted shares on the date we reach the minimum offering, and subsequently, on the date of election or re-election. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

      Our organizational documents limit the personal liability of our shareholders, directors and officers for monetary damages to the fullest extent permitted under current Maryland General Corporation Law. We also maintain a directors and officers liability insurance policy.

      Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

      Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our shareholders. Indemnification could reduce the legal remedies available to us and our shareholders against the indemnified individuals.

      This provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our shareholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

      In spite of the above provisions of the Maryland General Corporation Law, the articles of incorporation of Hines REIT provide that our directors and officers will be indemnified by us for losses arising from our operations only if all of the following conditions are met:

•	the indemnified person determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the indemnified person was acting on our behalf or performing services for us;

•	in the case of non-independent directors and officers, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

      The general effect to investors of any arrangement under which any of our directors or officers are insured or indemnified against liability is a potential reduction in dividends resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. In addition, indemnification and provisions providing for the limitation of liability could reduce the legal remedies available to Company and our shareholders against our officers and directors.

      The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) is against public policy and unenforceable. Indemnification of our directors, officers, Hines or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

      Our articles of incorporation provide that the advancement of funds to our directors and officers for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the party seeking advancement undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

      The Operating Partnership has agreed to indemnify and hold harmless the Advisor and Hines and their affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement and our Property Management and Leasing Agreements, subject to the limitations contained in such agreements. Please see “— The Advisor and the Advisory Agreement — Indemnification” and the “— The Property Manager and the Property Management and Leasing Agreement — Indemnification” sections below. The Operating Partnership must also indemnify Hines REIT and its directors, officers and employees in Hines REIT’s capacity as its general partner. Please see “The Operating Partnership — Indemnity.”

The Advisor and the Advisory Agreement

      Our Advisor is an affiliate of Hines. Its office address is located at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. All of our day-to-day operations are managed and performed by the Advisor and its affiliates. Certain of our directors and executive officers are also managers and executive officers of the Advisor. The following table sets forth information regarding the officers, managers and key employees of our Advisor, or our Advisor’s general partner. The biographies of these officers, managers and key employees, other than Mr. Muller, are all provided above.

Name	Age	Position and Office with the General Partner of the Advisor

Jeffrey C. Hines	49	Chairman of the Board of Managers
C. Hastings Johnson	55	Manager
Charles M. Baughn	49	Chief Executive Officer
Charles N. Hazen	44	President and Chief Operating Officer
Sherri W. Schugart	38	Chief Financial Officer
Frank R. Apollo	37	Chief Accounting Officer, Treasurer and Secretary
Robert F. Muller, Jr.	42	Vice President

      Robert F. Muller, Jr. Mr. Muller joined Hines in June of 2003. He is a director and President of Hines Real Estate Securities, which is the broker-dealer responsible for the distribution of our shares to the financial services industry and also serves as a Vice President of our Advisor. Prior to joining Hines, he was National Director of Sales for Morgan Stanley’s Investment Management Group, which oversaw the distribution of investment management products. Mr. Muller also served as Executive Director for Van Kampen Investments and supervised the sales of its mutual funds, unit investment trusts, and variable annuities throughout its Southern Region. He has five years experience as a financial consultant with Advantage Capital Corporation and three years experience as corporate controller for Scientific Glass and Instruments. He is a graduate of the University of Texas at Austin with a B.B.A. in Accounting and is a general securities principal.

     Duties of Our Advisor

      We entered into an Advisory Agreement with our Advisor. Pursuant to this agreement, which was unanimously approved by our board of directors, including our independent directors, we appointed the Advisor to manage, operate, direct and supervise our operations. We do not have any employees. In connection with managing our operations, the Advisor will face conflicts of interest. Please see “Risk Factors — Potential Conflicts of Interest Risks.” Therefore, the Advisor and its affiliates will perform our day-to-day operational and administrative services. The Advisor is subject to the supervision of our board of directors and provides only the services that are delegated to it. Our independent directors are responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives and the provisions of the Advisory Agreement are being carried out. The Advisor’s duties under the Advisory Agreement include, but are not limited to, the following:

Organizational and Offering Services

•	the development of this offering, including the determination of its specific terms;

•	formation and organization of the Company, preparation of all offering and related documents and obtaining of all required regulatory approvals of such documents;

•	along with our Dealer Manager, the approval of the participating broker dealers and negotiation of the related selling agreements;

•	preparation and approval of all marketing materials to be used by our Dealer Manager or others relating to this offering;

•	along with our Dealer Manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions; and

•	all other services related to our organization and our offering, whether performed and incurred by the Advisor or its affiliates.

Acquisition Services

•	serve as our investment and financial advisor and provide relevant market research and economic and statistical data in connection with our assets and investment objectives and policies;

•	subject to our investment objectives and policies: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of investment transactions; (iii) acquire assets on our behalf; and (iv) arrange for financing related to acquisitions of assets;

•	perform due diligence on prospective investments and create summarized due diligence reports;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments; and

•	negotiate and execute approved investments and other transactions.

Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as the Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

•	negotiate and service our debt facilities and other financings;

•	monitor and evaluate the performance of our investments; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;

•	coordinate with Hines on its duties under the Property Management and Leasing Agreement and assist in obtaining all necessary approvals of major property transactions as governed by such agreement;

•	coordinate and manage relationships between the Company and any joint venture partners;

•	consult with our officers and board of directors and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings;

•	provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

•	provide financial and operational planning services and investment portfolio management functions;

•	maintain accounting data and any other information requested concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

•	perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law, including the Sarbanes-Oxley Act; and

•	perform tax and compliance services, cash management services and risk management services.

Shareholder Services

•	manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing shareholder support and service.

     Term of the Advisory Agreement

      The term of the current Advisory Agreement ends on May 24, 2005 and may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties. Renewals of the agreement must be approved by a majority of our independent directors. Additionally, the Advisory Agreement may be terminated:

•	immediately by us (i) in the event the Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty by the Advisor, (ii) upon the bankruptcy of the Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by the Advisor, which remains uncured after 10 days’ written notice;

•	without cause by a majority of our independent directors or by the Advisor upon 60 days’ written notice; or

•	immediately by the Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of the Advisory Agreement by us, which remains uncured after 10 days’ written notice.

      For more information regarding a decision by our board of directors to terminate (or elect not to renew) the Advisory Agreement, please see “— Removal of the Advisor,” “The Operating Partnership — Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor” and “Risk Factors — Investment Risks — Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.” In the event that a new advisor is retained, the Advisor will cooperate with us and our board of directors in effecting an orderly transition of the advisory functions. The board of directors (including a majority of our independent directors) will approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform the advisory functions for us and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified. The Advisory Agreement also provides that in the event the Advisory Agreement is terminated, we will change our name and cease doing business under or using the name “Hines” (or any derivative thereof), promptly upon the written request of Hines.

Compensation

      The Advisor and its affiliates will receive certain compensation and be reimbursed for certain expenses and receive certain other payments in connection with services provided to us. Please see “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” for a description of these matters. In the event the Advisory Agreement is terminated, the Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Please see “— Removal of the Advisor” and “The Operating Partnership — Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor” for information regarding additional payments the Company may be required to make to our Advisor and other affiliates of Hines in connection with the termination of the Advisory Agreement.

      We will reimburse the Advisor for all of the costs incurred by the Advisor, the Dealer Manager or their affiliates in connection with our organization and offering up to 3.0% of the aggregate gross offering proceeds. Organization and Offering expenses consist of the actual legal, accounting, printing, marketing, and accountable offering-related expenses, other than selling commissions and the dealer manager fee and include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and to facilitate the marketing of our shares; (ii) salaries and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities, (iii) travel and entertainment expenses related to the offering and marketing of our shares; (iv) facilities and technology costs and other costs and expenses associated with the offering and marketing of our shares; (v) costs and expenses of conducting our educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses.

      In addition, we will reimburse the Advisor for all of the costs it incurs in connection with the other services it provides to us, including, but not limited to:

•	third-party acquisition expenses incurred in connection with the selection and acquisition of assets including such expenses incurred related to assets pursued or considered but not ultimately acquired by us;

•	the actual out-of-pocket cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of our assets;

•	taxes and assessments on income or assets and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business or income;

•	out-of-pocket costs associated with insurance required in connection with the business of the Company or by our officers and directors;

•	all out-of-pocket expenses in connection with payments to our board of directors and meetings of our board of directors and shareholders;

•	personnel and related employment direct costs and overhead of the Advisor and its affiliates in performing shareholder services such as (i) managing communications with shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications and (ii) establishing reasonable technology infrastructure to assist in providing shareholder support and service;

•	out-of-pocket expenses of maintaining communications with shareholders, including the cost of preparation, printing, and mailing annual reports and other shareholder reports, proxy statements and other reports required by governmental entities;

•	audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board of directors;

•	out-of-pocket costs for the Company to comply with all applicable laws, regulation and ordinances; and

•	all other out-of-pocket costs necessary for the operation of the Company and its assets incurred by the Advisor in performing its duties under the Advisory Agreement.

      Except as provided above for organization and offering services and shareholder services, the expenses and payments subject to reimbursement by the Company do not include personnel and related direct employment or overhead costs of the Advisor or its affiliates. If (i) we request that the Advisor perform services that are outside of the scope of the Advisory Agreement or (ii) there are changes to the regulatory environment in which the Advisor or Company operates that would increase significantly the level of services performed by the Advisor, such that the costs and expenses borne by the Advisor for which it is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under the Advisory Agreement would increase significantly, such services will be separately compensated at rates and in amounts as are agreed to by the Advisor and our independent directors, subject to the limitations contained in our articles of incorporation.

Reimbursements by the Advisor

      The Advisor must reimburse us quarterly for any amounts by which Operating Expenses (as defined below) exceed, in any four consecutive fiscal quarters, the greater of (i) 2% of our average invested assets, which consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25% of our net income, which is defined as our total revenues applicable to any given period, less the expenses applicable to such period (excluding additions to depreciation, bad debt or similar non-cash reserves).

      Operating Expenses is defined as generally including all expenses paid or incurred by us as determined by generally accepted accounting principles, except certain expenses identified in our articles of incorporation which include:

•	expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares;

•	interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves;

•	amounts paid as partnership distributions of our Operating Partnership; and

•	all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.).

      The Advisor must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation but were nevertheless paid, we will send to our shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

      Our independent directors must review from time to time but at least annually the performance of, and compensation paid to, the Advisor. Specifically, the independent directors must consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Advisor;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by the Advisor for its own account; and

•	other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

      The Advisor has the right to assign the Advisory Agreement to an affiliate of Hines subject to approval by our independent directors. We cannot assign the Advisory Agreement without the consent of the Advisor.

Indemnification

      The Operating Partnership has agreed to indemnify and hold harmless the Advisor and its affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claim, damage or loss and related expense is not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Texas or contained in our articles of incorporation or the partnership agreement of the Operating Partnership, provided that: (i) the Advisor and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (ii) the Advisor and its affiliates were acting on behalf of or performing services for us, and (iii) the indemnified claim was not the result of negligence, misconduct, or fraud of the Advisor or resulted from a breach of the agreement by the Advisor.

      Any indemnification made to the Advisor may be made only out of our net assets and not from our shareholders. The Advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and is incurred by reason of the Advisor’s bad faith, fraud, willful misconduct or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by the Advisor.

Removal of the Advisor

      In the event the Advisory Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor, any partner in the Operating Partnership affiliated with Hines may require that the Operating Partnership acquire all or a portion of the Participation Interest or any OP Units held by any such holder. The purchase price for the Participation Interest will equal the amount that would be distributed to the holder assuming all the Operating Partnership’s assets were sold for their then-current fair market value and the proceeds were distributed in an orderly liquidation of the Operating Partnership. The purchase price for any OP Units will also be based on the then-current net asset value of the assets of the Operating Partnership. In such event, the purchase price is required to be paid in cash or common shares, at the option of the holder. Please see “Risk Factors — Investment Risks — The repurchase of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.” The Operating Partnership must purchase any such interests within 120 days after the applicable holder gives the Operating Partnership written notice of its desire to sell all or a portion of the OP Units or Participation Interest (as applicable) held by such holder.

The Property Manager and the Property Management and Leasing Agreement

      We have agreed to a form of Property Management and Leasing Agreement with Hines. We expect that the Operating Partnership will enter into an agreement with Hines for most, if not all, of the properties we own directly, under substantially the same terms as contained in the form of Property Management and Leasing Agreement. Pursuant to this agreement, which was unanimously approved by our board of directors, including the independent directors, we will appoint Hines to provide services in connection with the rental, leasing, operation and management of most, if not all, of our properties under the terms provided in the Property Management and Leasing Agreement. To the extent we own interests in properties indirectly through entities or joint ventures, the Property Management and Leasing Agreements in place for properties owned by such entities or joint ventures, including agreements with Hines, may differ in material respects from our form agreement.

      Hines may subcontract part or all of the required property management and leasing services for less than the management fee provided in the Property Management and Leasing Agreement. Hines may form additional property management companies as necessary to manage the properties we acquire and may approve of the change of management of a property from one manager to another. Finally, in some locations, we may retain a third-party to perform certain property management and leasing functions.

      Many of the services to be performed by Hines as property manager are summarized below. This summary is provided to illustrate the material functions that Hines will perform for us as our property manager, and it is not intended to include all of the services that may be provided to us by Hines or by third parties. Under each Property Management and Leasing Agreement, Hines, either directly or indirectly by engaging an affiliate, may:

•	manage, operate and maintain each premises in a manner normally associated with the management and operation of a quality building;

•	prepare and submit to us a proposed operating budget, capital budget, marketing program and leasing guidelines for each property for the management, leasing, and operation of each property for the forthcoming calendar year;

•	collect all rents and other charges;

•	perform construction management services in connection with the construction of leasehold improvements or redevelopment;

•	act as leasing manager for each property and be responsible for the leasing activities of each property; and

•	enter into various agreements with sub-contractors for the operational activities of each property.

     Compensation under the Property Management and Leasing Agreement

      For properties we acquire directly, we have agreed to pay the property manager a management fee equal to the lesser of (i) 2.5% of the annual gross revenues received from the property or (ii) the amount of property management fees recoverable from tenants of the property under their leases, subject to a minimum of 1% of the annual gross revenues in the case of single-tenant properties. We will also pay a leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event. Leasing fees are payable regardless of whether an outside broker was used in connection with the transaction. Leasing fees must be paid 50% at the time the lease is executed and the balance when the tenant takes occupancy or a renewal, extension, expansion or similar term begins. If the property manager provides construction management services for leasehold improvements, we will pay the property manager the amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by the property manager for services provided by off-site employees. If the property manager provides re-development construction management services, the property manager will be paid 2.5% of total project costs relating to the redevelopment, plus direct costs incurred by Hines in connection with providing the related services. For a description of property management fees paid in connection with our investment in the Core Fund, please see “Initial Properties — Initial Asset Group and Certain Operational Data.”

      We will also generally reimburse Hines for its operating costs incurred in providing property management and leasing services. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the management agreement. Examples of such support include risk management, regional and central accounting, cash and systems management, human resources and payroll, technology and internal audit. However, the reimbursable cost of these personnel and overhead expenses will be limited to the lesser of the amount that is recovered from tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement. This latter limitation is $0.205 per rentable square foot for 2004, increasing on January 1 of each year subsequent to 2004 based on the consumer price index.

     Term of the Property Management and Leasing Agreement

      There will be a separate Property Management and Leasing Agreement for each property we own directly, each with an initial term of ten years from the date of each agreement. Thereafter, each agreement may be renewed for an unlimited number of successive one-year terms upon the mutual consent of Hines and us. Each such renewal must be approved by a majority of our independent directors.

      Either Hines or we may terminate the agreement upon 30 days prior written notice in the event that (i) we sell the property to a third-party that is unaffiliated with us in a bona fide transaction, (ii) the property is substantially destroyed or condemned, where such destruction cannot be restored within one year after the casualty, or (iii) an affiliate of Hines is no longer our advisor. In addition, we may terminate the applicable Property Management and Leasing Agreement if Hines commits a material breach and such breach continues for 30 days after written notice from us (plus, with respect to breaches which Hines commences diligent efforts to cure within such period, but which cannot reasonably be cured within 30 days, such additional period not to exceed 90 days as is reasonably necessary to cure such breach).

      Every year, Hines will complete and deliver to us a written performance review, the scope and substance of which will be agreed to by Hines and us prior to the delivery of the first such performance review of the management of each property subject to a Property Management and Leasing Agreement. If we identify any material operating or performance deficiencies that are within the reasonable control of Hines after reviewing the performance review, we may give Hines written notice of such deficiencies. Hines will then have the later of 30 days, or such time as is reasonably necessary, to cure the deficiencies we identified. If such deficiencies are not corrected within this time period, we then may give Hines notice of our desire to terminate the applicable Property Management and Leasing Agreement. If Hines does not cure such deficiencies within 30 days of the second notice, and provide written notice to us that such deficiencies have been cured, we may then terminate the applicable Property Management and Leasing Agreement.

     Indemnification

      The Operating Partnership has agreed to indemnify, defend and hold harmless Hines and its officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that such officers, agents and employees may directly or indirectly sustain, suffer or incur arising from or in connection with the Property Management and Leasing Agreement or the property, unless the same results from (i) the negligence or misconduct of such officer, agent or employee acting within the scope of their office, employment, or agency, or (ii) the breach of this agreement by Hines. The Company shall assume on behalf of such officer, agent and employee the defense of any action at law or in equity which may be brought against such officer, agent or employee based upon a claim for which indemnification is applicable.

The Dealer Manager

      Hines Real Estate Securities, Inc., our Dealer Manager, was formed in June 2003. It is registered under applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. The Dealer Manager was formed to provide the marketing function for distribution of our common shares in this offering and future offerings conducted by us or other Hines affiliates. The Dealer Manager is a member firm of the National Association of Securities Dealers, Inc.

      The following table sets forth information with respect to the directors, officers and the key employees of Hines Real Estate Securities who are involved in the national sales and marketing activities of Hines Real Estate Securities.

Name	Age	Position and Office with the Dealer Manager

Charles M. Baughn	49	Director
Charles N. Hazen	44	Director
Sherri W. Schugart	38	Director
Robert F. Muller Jr.	42	Director and President
Frank R. Apollo	37	Vice President, Treasurer and Secretary
J. Mark Earley	40	Director of Divisional Sales
James R. Yount	44	Director of Divisional Sales

      Please see “— The Hines Organization — General” for the biography of Mr. Baughn, “— Our Directors and Executive Officers” for the biographies of Messrs. Hazen and Apollo and Ms. Schugart and “— The Advisor and the Advisory Agreement” for the biography of Mr. Muller.

      J. Mark Earley. Mr. Earley joined the Dealer Manager in September of 2003. He is responsible for overseeing share distribution for the Eastern Division of the Dealer Manager. Prior to joining the Dealer Manager, he was a Regional Sales and Marketing Director for Morgan Stanley from April 2002 to September 2003. His responsibilities were supervising and directing sales for the proprietary asset management group within Morgan Stanley. In addition he was responsible for sales activities for 65 branches and working closely with the managers in each office. Prior to joining Morgan Stanley, Mr. Earley was the Western Regional Sales Manager for BlackRock Funds from January 2001 to March 2002. He graduated from Stephen F. Austin State University with a B.B.A. in General Business and holds a Texas Real Estate Brokers License and Series 7, 63, and 24 securities licenses.

      James R. Yount. Mr. Yount joined the Dealer Manager in August 2003. He is responsible for overseeing share distribution for the Western Division of the Dealer Manager. Prior to joining the Dealer Manager, he served as a Regional Sales Director at Van Kampen Investments for five years and a Regional Vice President for five years supervising sales within the securities firm, financial advisory and financial institutions on the West Coast. Mr. Yount graduated from Drury College with a B.A. in Business Administration and he holds Series 7, 63 and 24 securities licenses.

MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS

AND OPERATING PARTNERSHIP PARTICIPATION INTEREST

General

      The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments payable to Hines or affiliates of Hines in connection with our organization, the formation of the Operating Partnership, this offering and our operations.

Estimated Maximum
Type and Recipient	Description and Method of Computation	(based on 220,000,000 shares)(1)

Organizational and Offering Stage(2)
Selling Commissions — the Dealer Manager	Up to 6.0% of gross offering proceeds from sales to the public and up to 4.0% of gross offering proceeds received from our dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers.(3)	$127,600,000
Dealer Manager Fee — the Dealer Manager	Up to 2.2% of gross offering proceeds excluding proceeds from our dividend reinvestment plan, a portion of which may be reallowed to selected participating broker-dealers.(4)	$ 44,000,000
Reimbursement of Organization and Offering Expenses — the Advisor	Reimbursement of actual expenses incurred in connection with our organization and this offering by the Advisor, Dealer Manager and their affiliates, up to 3.0% of aggregate gross offering proceeds. However, we expect such reimbursement to be approximately 2.0% of gross offering proceeds, or $43,887,500, if we raise the maximum pursuant to this offering.(6)	$ 43,887,500(5)
Investment Stage(7)
Acquisition Fee — the Advisor	0.50% of (i) the purchase price of real estate investments acquired directly by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.	$9,980,275(8)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(9)	Not determinable at this time
Operational Stage
Asset Management Fee — the Advisor	0.0625% per month of the net equity capital we have invested in real estate investments at the end of each month.	Not determinable at this time
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(9)	Not determinable at this time

Estimated Maximum
Type and Recipient	Description and Method of Computation	(based on 220,000,000 shares)(1)

Expense Reimbursements — the Advisor	Reimbursement of actual expenses incurred in connection with our administration on an ongoing basis. We do not expect our operating expenses to exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income.(10)	Not determinable at this time
Property Management Fee — Hines	The lesser of (i) 2.5% of annual gross revenues received from the property, or (ii) the amount of management fees recoverable from tenants under their leases, subject to a minimum of 1.0% of annual gross revenues in the case of single-tenant properties.	Not determinable at this time
Leasing Fee — Hines	1.5% of gross revenues payable over the term of each executed lease, including any amendment, renewal, extension, expansion or similar event.	Not determinable at this time
Tenant Construction Management Fees — Hines	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines if the related services are provided by off-site employees.(11)	Not determinable at this time
Re-development Construction Management Fees — Hines	2.5% of total project costs relating to the re-development, plus direct costs incurred by Hines in connection with providing the related services.	Not determinable at this time
Expense Reimbursements — Hines	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(12)	Not determinable at this time
Disposition and Liquidation
Disposition Fee	No disposition fee will be paid to the Advisor or its affiliates in connection with disposition of our investments.(13)	Not applicable
Incentive Fee	No incentive fee will be paid to the Advisor or its affiliates in connection with the sale of assets, liquidation or listing of our shares.	Not applicable

(1)	Assumes we sell the maximum of 200,000,000 shares at $10.00 per share and we issue all of the 20,000,000 shares relating to our dividend reinvestment plan at $9.50 per share pursuant to this offering.

(2)	Expenses we incur during our organizational and offering stage, which includes selling commissions, the dealer manager fee and organization and offering expenses, will not exceed 15% of the proceeds raised in this offering.

(3)	The commission may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table we have not assumed any such discounts.

(4)	The Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus.

(5)	In the event that organization and offering expense reimbursements reach 3.0% of the maximum offering proceeds, the amount reimbursed would be $65,700,000.

(6)	We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing and other accountable offering-related expenses, other than selling commissions and the dealer manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees and employees of the Advisor’s affiliates in connection with registering and to facilitate the marketing of our shares; (ii) salaries and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses related to the offering and marketing of our shares; (iv) facilities and technology costs and other costs and expenses associated with the offering and marketing of our shares; (v) costs and expenses of conducting our educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. Our Advisor will be responsible for the payment of all such organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds.

(7)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit.

(8)	For purposes of this table we have assumed that (i) we will not use debt when making real estate investments other than our initial investment in the Core Fund, and (ii) when we make our initial investment in the Core Fund, (x) the approximate gross asset value of the Core Fund’s real estate investments will be equal to the total of the gross purchase price paid by the Core Fund at the time of its acquisition of such investments, and (y) our pro rata share of the Core Fund’s total equity will be determined as the amount of our investment as a percentage of the Core Fund’s cumulative net capital contributions immediately following the Core Fund’s most recent property acquisition. In the event we raise the maximum $2,190,000,000 pursuant to this offering and all of our real estate investments other than our initial investment in the Core Fund are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,677,936, or approximately 0.90% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings.

(9)	Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see “The Operating Partnership — The Participation Interest” for more details about this interest. The component of the Participation Interest attributable to the investment stage will be included in the definition of acquisition fees and will therefore be included in the 6.0% limitation calculation described above in footnote 7. In addition, the component of the Participation Interest attributable to the operational stage will be included in the definition of operating expenses and will therefore be included in the 2%/25% operating expense limitation described below in footnote 10.

(10)	The Advisor will reimburse the Company for any amounts by which operating expenses exceed these limitations, unless our independent directors determine such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses generally include all expenses paid or incurred by us as determined by generally accepted accounting principles, except certain expenses identified in our articles of incorporation. The expenses identified by our articles of incorporation as excluded from operating expenses include: (i) expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) amounts paid as partnership distributions of our Operating Partnership; and (iv) all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” for a detailed description of these reimbursements.

(11)	These fees relate to construction management services for improvements and build-outs to tenant space.

(12)	Included in reimbursement of actual expenses incurred by Hines are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support Hines’ performance of its duties. Reimbursement of these personnel and overhead expenses will be limited to the amount that is recovered from tenants under their leases and will not exceed in any calendar year a per rentable square foot limitation within the applicable property. This per rentable square foot limitation is $0.205 in 2004 and the limitation will be increased on January 1 of each year based on the consumer price index. Periodically, an affiliate of Hines may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third-parties. These services are provided at market terms and are generally not material to the management of the property. For example, an affiliate of Hines manages a parking garage and another affiliate of Hines provides security at the Shell Buildings.

(13)	The Company will not pay a real estate commission to Hines or an affiliate of Hines upon the sale of properties, unless such payment is approved by our independent directors.

      We will pay no fees or compensation to the Core Fund, its general partner or advisor. All fees and compensation paid to the Core Fund, its general partner or its advisor will be paid or borne solely by limited partners in the Core Fund.

INITIAL PROPERTIES

Formation of the Core Fund

      The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. Hines expects that third-party investors in the Core Fund other than us will be primarily U.S. and foreign institutional investors or high net worth individuals. The Core Fund was formed as a Delaware limited partnership and was organized in connection with the acquisition of three office properties owned by Sumitomo Life Realty (N.Y.), Inc. (“Sumitomo Life”).

      In August 2003, the Core Fund, Sumitomo Life, certain Institutional Co-Investors and an affiliate of Hines organized NY Trust I, a Maryland real estate investment trust, to acquire three properties from Sumitomo Life and an entity affiliated with Sumitomo Life. Two of these three properties are located in New York City and the remaining property is located in Washington D.C. In August 2003, NY Trust I acquired these properties for an aggregate purchase price of approximately $581,100,000. The cash portion of the purchase price, transaction costs and working capital was funded by a combination of capital contributions from Institutional Co-Investors and Hines affiliates, bridge financing and long-term mortgage debt.

      In January 2004, the Core Fund, Sumitomo Life certain Institutional Co-Investors and an affiliate of Hines organized NY Trust II, a Maryland real estate investment trust, to acquire 600 Lexington Avenue, a fourth office property owned by Sumitomo Life located in New York City. In February 2004, NY Trust II acquired 600 Lexington Avenue for a purchase price of approximately $91,600,000, of which $25,000,000 was paid to Sumitomo Life and subsequently reinvested back into the Core Fund by Sumitomo Life in exchange for partnership units in the Core Fund. The cash portion of the purchase price, transaction costs and working capital was funded by a combination of capital contributions from Hines affiliates and long-term mortgage debt. Please see “— Initial Asset Group and Certain Operational Data” for more information about the initial four assets acquired from Sumitomo Life and its affiliate by the Core Fund.

      As of the date of this prospectus, the Core Fund holds approximately 41.60% of the outstanding share capital in each NY Trust, Institutional Co-Investors own approximately 57.89% of the outstanding share capital of each NY Trust, and a Hines related entity owns the remaining outstanding share capital of each NY Trust, or approximately 0.51%.

      In May 2004, the Core Fund acquired an indirect approximate 10.18% interest in each of the Shell Buildings. The Core Fund’s investment in each of these properties currently represents less than 10% of the Core Fund’s total assets. Institutional Co-Investors, HREH, Hines US Core Office Capital Associates IV Limited Partnership (an affiliate of Hines) and a third-party investor hold, indirectly, the remaining approximate 65.96%, 17.90%, 0.67% and 5.29% indirect interests in these buildings, respectively. One half of the interests in the Shell Buildings were acquired from 910 Associates Limited Partnership, 910 Louisiana Limited Partnership and Block 145 Limited, which are affiliates of Hines. The aggregate purchase price for the Shell Buildings was approximately $351,772,000. The approximately $12,000,000 invested by the Core Fund in these properties was contributed to the Core Fund by Hines US Core Office Capital Associates II Limited Partnership, an affiliate of Hines.

      This affiliate of Hines has agreed to sell to us $35,000,000 of the interest in the Core Fund it holds. Because the Core Fund is affiliated with Hines, the conflicts committee of our board was required to approve our commitment to acquire an interest in the Core Fund. As part of its approval process, the conflicts committee retained Houlihan Lokey Howard & Zukin, an investment banking firm, to issue a report to the committee that the investment was fair to the Company from a financial point of view. This report was one of the factors the committee considered when approving this proposed transaction. If we do not acquire this interest in the Core Fund within one year of the date of this prospectus, our right to acquire this interest will expire. While we are unable at this time to determine what our ultimate percentage interest might be as a result of our $35,000,000 investment, if we had invested such amount in the Core Fund as of the date of the prospectus, we would own an ownership interest of approximately 25.07% in that entity. Under the terms of the organizational documents of the Core Fund, Hines and its affiliates are required to maintain, directly or indirectly, not less than 1% of the committed capital of the Core Fund.

Purpose and Structure of the Core Fund

Purpose of the Core Fund

      Hines formed the Core Fund as an investment vehicle to acquire “core” office buildings in the United States. Please see “Conflicts of Interest — Competitive Activities of Hines and its Affiliates — Description of Certain Other Hines Programs” for a summary of what Hines believes constitutes a “core” office property. Hines expects the Core Fund to target existing office properties located in the United States which Hines believes are desirable long-term “core” holdings.

      The Core Fund is seeking to raise capital primarily from select U.S. and foreign institutional investors and high net worth individuals. If we acquire an interest in the Core Fund, then following its initial offering period and in the event the Core Fund proposes to raise capital by offering additional partnership units for cash, we have a contractual right to acquire up to 40% of the partnership units sold by the Core Fund in such offering. In the event that an affiliate of Hines is no longer our advisor, our right to acquire up to 40% of the partnership units sold by the Core Fund will terminate. We are not obligated to make such capital commitments; however, once we contractually commit to make an investment, we will be obligated to contribute capital in accordance with the terms of such commitment. We have no commitment to make any additional investments in the Core Fund. We have no assurance that the Core Fund will succeed in its capital raising and operational objectives, or that our board of directors will approve subsequent investments in the Core Fund. Therefore, we may invest a substantial portion of the proceeds raised in the offering in real estate investments outside of the Core Fund.

Structure of the Core Fund

      The current and sole general partner of the Core Fund is Hines US Core Office Capital LLC, an affiliate of Hines. In order to participate in the management and control of the Core Fund, any interest that we acquire in the Core Fund will be in the form of a general partner interest. Therefore, if we acquire an interest in the Core Fund as we intend and as described above, we will become the non-managing general partner of the Core Fund, and Hines US Core Office Capital LLC will become the managing general partner.

      The following chart illustrates the current structure of the Core Fund and the NY Trusts (ownership percentages rounded to the nearest hundredth):

      We will acquire a portion of the interest in the Core Fund currently held by Hines US Core Office Capital Associates II Limited Partnership. When we acquire this interest it will immediately convert into a non-managing general partner interest.

Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement

Non-Managing General Partner Interest

      The day-to-day operations of the Core Fund are currently conducted by its general partner, Hines US Core Office Capital LLC, an affiliate of Hines which would become the managing general partner when we invest in the Core Fund as we intend, and we become the non-managing general partner. In such event, we would be involved in and/or supervise the management of the Core Fund and the managing general partner would remain solely responsible for the day-to-day operations of the Core Fund. We, as non-managing general partner, would be a general partner for the purposes of the Delaware Revised Uniform Limited Partnership Act, and the Core Fund would require our approval to take the following actions.

•	sell investments to Hines or any affiliate of Hines or acquire investments from Hines or any affiliate of Hines;

•	merge or consolidate the Core Fund with any affiliate of Hines;

•	remove and appoint any property manager or approve renewals, amendments or modifications to any Property Management and Leasing Agreement;

•	remove and appoint any advisor to the Core Fund that is an affiliate of Hines, and approve renewals, amendments or modifications to any advisory agreement between the Core Fund or any operating company of the Core Fund and any advisor that is an affiliate of Hines;

•	declare distributions to partners of the Core Fund in accordance with the Core Fund partnership agreement;

•	make any decisions concerning the sale, transfer or disposition of any investment in any third-party transaction, provided that the value of such investment is greater than 20% of the gross asset value of the Core Fund’s assets;

•	approve the merger or consolidation of the Core Fund with an unrelated third-party;

•	make any amendments, revisions or modifications to the investment guidelines, policies or procedures of the Core Fund or make any other amendments to the Core Fund’s agreement of limited partnership which, under the terms of such agreement, require the consent of the managing general partner and of limited partners by a majority limited partner vote or higher vote;

•	select appraisers;

•	acquire any investment that does not meet the requirements set forth in the investment guidelines of the agreement of limited partnership of the Core Fund; and

•	incur any indebtedness in the name of or that is recourse to the Core Fund.

      For all decisions involving transactions with Hines, any action we take as non-managing general partner would need to be approved by a majority of our independent directors in accordance with our conflict of interest procedures. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

      We may sell or otherwise transfer our non-managing general partner interest in the Core Fund subject to restrictions intended to comply with applicable securities laws, to prevent a termination of the Core Fund, and to enable the Core Fund to:

•	avoid investment company status under the Investment Company Act of 1940;

•	maintain its status as a partnership for U.S. federal income tax purposes;

•	avoid being treated as a “publicly traded partnership”; and

•	avoid any or all of its assets being considered “plan assets” or subject to the provisions of ERISA.

      However, if we sell or otherwise transfer any non-managing general partner interest in the Core Fund, such transferee will be considered to be a limited partner and the transferred interest will become a limited partner interest.

Summary of Certain Provisions of the Core Fund Partnership Agreement

      Set forth below is a summary of the material terms of the Core Fund partnership agreement relating to our investment in the Core Fund. This summary assumes that we have made an investment in the Core Fund and the current general partner has been designated as the managing general partner as described above.

Management Board

      The managing general partner of the Core Fund is subject to the oversight of a management board initially having seven members. Five members of the management board are designated by the managing general partner and two members are designated by Sumitomo Life. The approval of the management board is required for funding new investments, incurring indebtedness, new offerings of equity interests in the Core Fund, acquisitions and dispositions of investments, mergers, combinations, or consolidations involving any entity through which the Core Fund invests in properties, transfers or exchanges of properties or other assets, amendments and restatement of the constituent documents of an entity through which the Core Fund invests in properties, annual budgets and certain other major decisions. Decisions of the management board will require the approval of a majority of its members, provided that such majority must include at least one Sumitomo Life appointee to the board for certain decisions, including:

•	the marketing and issuance of limited partnership interests in the Core Fund to investors residing in Japan or East Asia;

•	termination of, or changes in the fees payable under any property services agreement relating to assets acquired from Sumitomo Life; or

•	changes in the role, structure or meetings of the management board in respect of the participation of appointees of Sumitomo Life.

      Members of the management board will not receive any compensation for serving in such capacity. The current members of the management board are as follows:

Name	Position

Managing General Partner designees:
Jeffrey C. Hines	President, Hines
C. Hastings Johnson	Executive Vice President and Chief Financial Officer, Hines
Charles M. Baughn	Executive Vice President, Hines
Charles N. Hazen	Senior Vice President, Hines and President, Core Fund
Edmund A. Donaldson	Vice President, Hines and Senior Investment Officer, Core Fund
Sumitomo Life designees:
Norio Morimoto	President, Sumitomo Life
Shinichi Kawanishi	Vice President and Treasurer, Sumitomo Life

Advisory Committee

      The Core Fund has an advisory committee composed of representatives of certain investors in the Core Fund or entities in which the Core Fund has an interest selected from time to time by the managing general partner. No member of the advisory committee will be an affiliate of Hines. The managing general partner will meet with the advisory committee at least semi-annually to consult on various matters concerning the Core Fund, including financial statements and appraisals, the status of existing investments and such other matters as the managing general partner may determine or any member of the advisory committee may reasonably propose. The advisory committee’s approval will not be required for any actions or decisions of the managing general partner, except for:

•	certain matters involving potential affiliated transactions with the managing general partner, Hines or their affiliates;

•	the selection of appraisers by the managing general partner; and

•	in-kind distributions of publicly-traded securities.

      Any action by the advisory committee will require the vote of members who account for at least a majority of the aggregate equity interests in the Core Fund held by the investors represented on the advisory committee. Members of the advisory committee will be reimbursed by the Core Fund for their reasonable out-of-pocket expenses but will not receive compensation for serving on the advisory committee.

Removal of the Managing General Partner

      The managing general partner will be subject to removal without cause at any time after the end of the Core Fund’s initial investment period (the period ending February 2, 2007) with the approval of the holders of not less than 75% in interest of limited partners of the Core Fund and of certain designated investors in entities in which the Core Fund has an interest (such limited partners and such other investors, collectively, “Fund Investors”), other than a Fund Investor that is an affiliate of Hines. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by the independent members of our board of directors. We are entitled to call a meeting of Fund Investors to consider removing the managing general partner which, on a potential conflict of interest event, could be called solely by our independent directors. In the event of such removal, all partnership interests held by the managing general partner and its affiliates, including the participation interest held in the Core Fund, will be repurchased by the issuance of a note from the Core Fund. Any such note will have a term of not more than three years, bear interest at the prime rate and be in a principal amount equal to the aggregate value of such units and participation interests valued at the then-current per unit net asset value.

      The managing general partner will also be subject to removal upon the vote of at least a majority-in-interest of Fund Investors (not affiliated with Hines), including the Institutional Co-Investors, at any time on the grounds that it has committed willful malfeasance in the performance of its duties or has committed gross negligence, willful misconduct or fraud that has a material adverse effect on the Core Fund. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by the independent members of our board of directors. We are entitled to call a meeting of Fund Investors to consider removing the managing general partner which, on a potential conflict of interest event, could be called solely by our independent directors.

      Upon any removal of the managing general partner, holders of a majority-in-interest in the Core Fund (not affiliated with Hines) will elect a successor managing general partner. The successor managing general partner will be entitled to appoint members of the management board to replace those appointed by the removed managing general partner.

      We cannot be removed as the non-managing general partner of the Core Fund, except as may be required under applicable law.

Affiliate Transactions

      The Core Fund advisory committee must approve all affiliate transactions which are on terms less favorable to the Core Fund than those that would be obtained from unaffiliated third party.

Notwithstanding the foregoing, transactions specifically contemplated by the Core Fund partnership agreement or certain agreements entered into in connection therewith do not need to be approved by such committee. Additionally, we must approve certain affiliate transactions as the non-managing general partner of the Core Fund, as described above. All such transactions must be approved by our independent board members.

Asset Management Fees

      The managing general partner of the Core Fund will receive an asset management fee. Each limited partner of the Core Fund will be charged quarterly for a portion of the asset management fee in an annual amount equal to (i) 1% of the aggregate amount of such limited partner’s funded capital and unfunded committed capital (during the initial investment period) or (ii) 0.5% of the aggregate amount of such limited partner’s funded capital (after the initial investment period). Limited partners committing to invest $50,000,000 or more to the Core Fund will receive a discount on the asset management fee depending on the total amount of their capital commitments. In addition, the managing general partner or its affiliates will receive, upon formation of the Core Fund, a profits interest in the Core Fund which increases over time, beginning after the termination of the initial investment period, in a manner intended to approximate (i) an additional 0.50% annual cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Core Fund. Because the participation interest in the Core Fund is a profits interest, any value of such interest would be ultimately realized if the Core Fund has adequate gain or profit to allocate to the holder of the participation interest. When we invest in the Core Fund, no asset management fee will be payable in respect to our interest in the Core Fund and we will not bear any portion of the asset management fee paid to the managing general partner of the Core Fund. All asset management fees paid to or by the Core Fund will be paid or borne solely by limited partners in the Core Fund. We will, however, pay asset management fees to our Advisor related to our investments in the Core Fund.

Acquisition Fees

      The managing general partner of the Core Fund will receive an acquisition fee equal to 1% during the initial investment period, and 0.50% following the initial investment period, of the gross value of the aggregate consideration paid by the Core Fund or a subsidiary of the Core Fund for each real property investment made (including any debt attributable to such investments), other than assets acquired from Sumitomo Life. In addition, the managing general partner or its affiliates will receive, upon formation of the Core Fund, a profits interest in the Core Fund which increases over time, beginning after the termination of the initial investment period, in a manner intended to approximate (i) an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Core Fund. Because the participation interest in the Core Fund is a profits interest, any value of such interest would be ultimately realized if the Core Fund has adequate gain or profit to allocate to the holder of the participation interest. When we invest in the Core Fund, no acquisition fee will be payable in respect to our interest in the Core Fund and we will not bear any portion of any acquisition fee paid to the managing general partner of the Core Fund. All acquisition fees paid to or by the Core Fund will be paid or borne solely by the limited partners in the Core Fund. We will, however, pay acquisition fees to our Advisor related to our investments in the Core Fund.

Distributions

      The Core Fund will distribute cash available for distribution on at least a quarterly basis to the holder of any profits interest and to all partners in respect to their percentage interests. The Core Fund will not make any distributions in kind without the approval of the holders of a majority-in-interest in the Core Fund, except for distributions of publicly-traded securities made with the approval of the advisory committee and us, as non-managing general partner.

Liquidity and Redemption Rights

      Beginning on the later of (i) February 2, 2007, or (ii) one year after acquisition of such interest, a partner may request redemption of all or a portion of its interests in the Core Fund at a price equal to the interest’s value based on the net asset value of the Core Fund. The Core Fund will attempt to redeem up to 10% of its outstanding interests during any calendar year; provided that the Core Fund will not redeem any interests if the managing general partner determines that such redemption would be inconsistent with the best interests of the Core Fund. To exercise a redemption right, a partner must request that the Core Fund redeem a specific number of units at any time within the last 45 days of any calendar year after the holding period described above. Subject to specified limitations, the managing general partner will be required to use its reasonable best efforts to redeem the units specified on or before the last day of the following calendar year. The Core Fund may use unused capital commitments, proceeds from asset sales, indebtedness or other sources to fund any such redemption. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties,” and “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected.”

Liquidation

      After the end of the initial investment period, the holders of a majority-in-interest of Fund Investors (including us, but not including the managing general partner or other partners affiliated with Hines) may vote to liquidate the Core Fund. Upon this event, the Core Fund must be liquidated within two years of such vote.

Liability and Indemnification

      The managing general partner, and its affiliates, and direct or indirect members, managers, partners, shareholders, officers, directors, employees, agents and legal representatives will not be liable to the Core Fund or its partners for any act or omission on its part except for any liability arising out of the indemnified party’s gross negligence, recklessness, willful misconduct or bad faith, knowing violation of law or material breach of the Core Fund partnership agreement. We will be entitled to the same indemnification rights when we are a non-managing general partner. All such persons shall be indemnified by the Core Fund to the fullest extent permitted by law for any damages arising in connection with acts or omissions taken by such persons in respect of the affairs of the Core Fund and its subsidiaries, unless such act or omission constitutes:

•	in the case of the managing general partner and any other person that is an affiliate of Hines (but excluding the Company) or an officer or director of Hines or an affiliate of Hines, the misconduct or negligence by such person; or

•	in the case of any other person (including the Company and our independent directors), the gross negligence, recklessness, willful misconduct or bad faith, knowing violation of law or material breach of the Core Fund partnership agreement.

Investment Policies

      The Core Fund will invest in existing office properties that the managing general partner believes are desirable long-term “core” holdings. The Core Fund will target properties in central business districts and suburban locations, with the expectation that approximately 70% of the Core Fund’s invested capital will be invested in central business district properties. Investments may include mixed-use properties so long as at least 70% of the projected net operating income of the particular investment is attributable to office components. The Core Fund will not invest in raw land, except where it is incidental to the acquisition of an existing developed office property or acquired as part of a portfolio of existing office properties; provided that raw land may not be acquired if raw land would represent more than 2% of the aggregate portfolio value at the time of such acquisition. In addition, the Core Fund will not acquire any property or asset that has a material hotel or lodging component. The Core Fund may, however, acquire raw land or lodging assets that would otherwise be prohibited, as part of a transaction involving existing office properties, if the Core Fund has a reasonable plan for the disposition of the prohibited assets within 12 months of the acquisition. After the initial investment period, the invested capital in any single investment of the Core Fund will not exceed 25% of the Core Fund’s aggregate committed capital; provided that such percentage limit may be exceeded (but to no more than 50%) for an investment if the managing general partner expects to reduce such percentage to 25% or less within nine months.

      The Core Fund may incur debt with respect to any of its investments or future investments in real estate properties, subject to the following limitations at the time the debt is incurred: (i) 65% debt-to-value limitation for each property; and (ii) 50% aggregate debt-to-value limitation for all Core Fund assets, excluding in both cases assets held by the NY Trusts. However, the Core Fund may exceed the 50% aggregate limitation in (ii) above to finance acquisitions as long as the managing general partner makes a reasonable determination that the Core Fund will be in compliance with the 50% aggregate limitation described above within one year of its incurrence. The NY Trusts have a debt limitation of 55% debt-to-value ratio at the time any such indebtedness is incurred. In addition, the Core Fund may obtain a credit facility secured by unfunded capital commitments from its partners. Such credit facility will not be counted for purposes of the leverage limitations above, so long as no assets of the Core Fund are pledged to secure such indebtedness.

Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor

Co-Investment Rights

      The Institutional Co-Investor Advisor has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with the Core Fund in connection with each investment made by the Core Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment. In order to exercise the 20% co-investment right, such advised funds must acquire at least 20% of the prospective investment, or such lesser amount as may be offered as discussed below. If the aggregate interest held by such advised funds in Core Fund investments exceeds 20% at the time the Core Fund identifies a prospective investment and at the time the Core Fund actually closes on the investment (excluding any interest held by the Institutional Co-Investors in the initial four properties acquired from Sumitomo Life and any investment acquired pursuant to the third-party co-investment right discussed below), then the Core Fund may offer the Institutional Co-Investor Advisor less than 20% of a prospective investment so long as the offered interest, when combined with all other interest held by funds advised by the Institutional Co-Investor Advisor, would equal at least 20% of all applicable investments (excluding any interest held by the Institutional Co-Investors in the initial four properties acquired from Sumitomo Life and any investment acquired pursuant to the third-party co-investment right discussed below).

      The Institutional Co-Investor Advisor also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of the co-investment capital sought by the Core Fund from third-party investors for a prospective investment. In order to exercise such third-party co-investment right, the Institutional Co-Investor Advisor must invest at least 50% of the capital to be invested from sources other than the Core Fund.

      The Institutional Co-Investor Advisor is not entitled to co-investment rights in the following instances:

•	the Institutional Co-Investor Advisor has no co-investment rights with respect to additional capital raised by the Core Fund in relation to the initial four properties acquired from Sumitomo Life; or

•	if the owner of an investment desires to contribute the investment to the Core Fund and receive interests in the Core Fund or a subsidiary of the Core Fund on a tax-deferred basis, the Institutional Co-Investor Advisor has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.

Redemption Right

      For each asset in which the Institutional Co-Investors or other funds advised by the Institutional Co-Investor Advisor acquire interests pursuant to the Institutional Co-Investor Advisor’s co-investment rights, the Core Fund must establish a three-year period ending no later than the twelfth anniversary of the date such asset is acquired during which the entity through which the Institutional Co-Investors make their investment will redeem or acquire such Institutional Co-Investors’ interest in such entity at net asset value, unless the Institutional Co-Investor Advisor elects to extend this period. The Institutional Co-Investor Advisor may extend the liquidation period for any investment to a later three year period by giving notice to the applicable investment vehicle not less than one year prior to the start of the liquidation period. The NY Trusts are required to redeem all of the Institutional Co-Investor’s interests in the NY Trusts on or before August 19, 2013, unless the Institutional Co-Investors elect to extend this date.

Forced Sale Right

      Any co-investment entity through which one or more Institutional Co-Investors co-invest in any Core Fund investment, (each, a “Co-Investment Entity”), is required to consult with the Institutional Co-Investor Advisor prior to making certain specified major decisions.

      If the Institutional Co-Investor Advisor is not satisfied with any major decision made by a Co-Investment Entity (other than a decision to sell an investment), the Institutional Co-Investor Advisor has the right to require such Co-Investment Entity to sell the investment or investments which are affected by the major decision (provided, that if all assets owned by any such Co-Investment Entity are so affected, the Co-Investment Entity can elect to redeem the entire interest of all Institutional Co-Investors in such entity). In the event of such a forced sale or redemption, each Institutional Co-Investor having an interest in the affected investment would be entitled to receive a forced sale payment amount equal to the amount that would have been distributed to such investor had such investment been sold and the proceeds distributed to all persons having an interest in such investment as of the date the Institutional Co-Investor Advisor initiated the forced sale or redemption requirement. Pending such sale or redemption, each such Institutional Co-Investor would be entitled to receive, in preference to any distributions to other investors having an interest in such investment and in lieu of any amounts otherwise distributable to such Institutional Co-Investor in respect of such asset, distributions which accrue at a specified rate on the forced sale payment amount described in the preceding sentence; with such rate of accrual increasing to a higher, default rate if the investment is not sold (or such Institutional Co-Investor’s interests therein redeemed) within a specified period of time. Please see “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected.”

      Major decisions with respect to a Co-Investment Entity include (to the extent applicable) the following:

•	the sale of any investment (or the decision not to accept a bona fide purchase offer made by a third-party with respect to an investment) by such entity;

•	the financing or refinancing of any indebtedness of such entity or any of its subsidiaries, or which is secured by an asset owned by such entity or any of its subsidiaries;

•	any agreement to perform or consent to material alterations costing $2,000,000 or 2.0% of the gross acquisition cost of a particular asset (other than tenant improvement work) to any building owned by such entity;

•	any call for or acceptance of capital contributions other than capital contributions explicitly approved by the Institutional Co-Investor Advisor in connection with the formation of such entity;

•	any issuance of additional securities of such entity or of any of its subsidiaries, other than in connection with capital contributions approved by the Institutional Co-Investor Advisor;

•	the entrance into a new lease, or material modification, extension, renewal or termination of an existing lease, in each case affecting in excess of 15% of the net rentable area of the building in which the space is leased or to be leased by that tenant;

•	the termination or entrance into any property management agreement or agreement to material modifications to any property management agreement other than as may be explicitly approved by the Institutional Co- Investor Advisor or as may be entered into in connection with the formation of such entity;

•	the entrance into or the agreement to material modifications of any agreement with Hines, the Core Fund or any of their respective affiliates other than as may be explicitly approved by the Institutional Co-Investor Advisor in connection with the formation of such entity;

•	the taking, or election not to take, any other action that, in the opinion of management of such entity, is reasonably likely to have an impact on the value of any investment owned by such entity in excess of five percent of the fair market value of the investment; provided, however, that the Institutional Co-Investor Advisor has the right to dispute management’s assessment of the impact of the action by delivering written notice to such entity within thirty days following the decision to take or not take the applicable action. If the parties acting in good faith do not reach agreement as to the extent of the impact within thirty days following the Institutional Co-Investor Advisor’s notice, the amount of such impact will be determined by an independent third-party selected by the Institutional Co-Investor Advisor; and

•	any decision by such entity not to pursue lease negotiations with a particular tenant, but only if a building in which such entity has an interest could accommodate that tenant.

Governance of the NY Trusts

      The board of trustees of each NY Trust is currently comprised of nine members. Pursuant to a shareholder agreement entered into with respect to each NY Trust, so long as certain control conditions are met by affiliates of Hines, then the Core Fund is entitled to designate a majority of the board of trustees of each NY Trust, who shall be employees or agents of Hines. In addition, for so long as the Core Fund is obligated to designate Sumitomo Life employees or agents to the boards of trustees of the NY Trusts pursuant to the Core Fund’s partnership agreement, the Core Fund will be entitled to designate two employees or agents of Sumitomo Life as members of the board of trustees of each trust. If at any time Hines does not meet the prescribed control conditions, then the Core Fund will not be entitled to designate a majority of the board of trustees, but will continue to be entitled to designate two Sumitomo Life employees or agents to the applicable board of trustees. In addition, if the Core Fund beneficially owns 20% or more of the outstanding shares of either of the NY Trusts, then the Core Fund will be entitled to designate one member for election to the boards of trustees of the NY Trust(s) with respect to which such shares are owned.

      The board of trustees of each applicable NY Trust, without the consent of its shareholders, may take certain actions, including, but not limited to, the following:

•	managing, holding, selling, transferring and disposing of the properties owned by such NY Trust; and

•	entering into, executing, maintaining and/or terminating contracts, undertakings, agreements and any and all other documents and instruments in the name of such NY Trust.

      As long as the Institutional Co-Investors hold shares of a NY Trust, such NY Trust cannot sell or otherwise dispose of any of its properties to Hines, any affiliate of Hines, the Core Fund or any affiliate of the Core Fund without the consent of such Institutional Co-Investors, unless the sale or disposition is being made to fund the redemption of shares held by the Institutional Co-Investors.

      No acquisition fees, asset management fees, or similar advisory fees are paid to any person by either NY Trust.

Governance of the Shell Buildings

      Each owner, or co-tenant, of each Shell Building owns, as a tenant-in-common, an undivided fee simple interest in the property. All are also parties to a separate Agreement Among Tenants-In-Common for each building, executed in connection with the acquisition of the properties.

      Pursuant to these agreements, the co-tenant controlled by the Core Fund is designated as the managing co-tenant and has the authority to conduct and manage, on behalf of all co-tenants, any and all activities and business relating to the properties, including any decision to sell the properties. As described above, the Institutional Co-Investor Advisor has the right to be consulted about certain major decisions affecting the properties. In the event the Institutional Co-Investor Advisor disagrees with any such major decision, its sole remedy is to exercise the forced sale right which requires the managing co-tenant to either (in its sole discretion) sell the property, purchase the interest held indirectly by the Institutional Co-Investors, or grant its consent to the sale by such co-tenant of its interest in the property. This agreement remains in place until the earlier of the sale of all or substantially all of the properties in a joint sale by the co-tenants, the acquisition by one co-tenant of all interests of the other co-tenants in the properties or the fiftieth anniversary of the date of the agreement.

Initial Asset Group and Certain Operational Data

      Set forth below is a summary of the six office properties in which the Core Fund currently has an interest. We believe that all six properties are suitable and adequate for their intended purpose and are adequately covered by insurance. Hines manages each of these properties pursuant to substantially identical property management agreements. The property management agreements for these properties contain substantially the same economic terms as our form of Property Management and Leasing Agreement. However, for as long as Sumitomo Life is a partner in the Core Fund, the average property management fees for the three assets located in New York City may not exceed 1.5% of annual gross revenues received from such assets in the aggregate. Please see “Management — The Property Manager and the Property Management and Leasing Agreement” for a summary of the terms contained in our form of Property Management and Leasing Agreement. These fees will be paid by the entities which own the properties, and we will indirectly bear our pro-rata share of these fees. The cost of each of the properties (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.

425 Lexington Avenue

      425 Lexington Avenue is located in midtown Manhattan, directly across the street from the Grand Central Station Terminal. The building was completed in 1987 and has 31 floors with a rentable area of 675,678 square feet. The building was purchased by a wholly-owned subsidiary of NY Trust I from Sumitomo Life in August 2003 for a purchase price, including transaction and working capital costs, of approximately $358,600,000. NY Trust I is required to make an additional payment of up to approximately $9,000,000 to Sumitomo Life provided that various conditions are met under circumstances in which a tenant agrees to expand its current lease into another tenant’s space prior to October 2008 which results in a higher rent for the applicable space.

      Approximately 98% of the property is leased to two tenants. Simpson, Thacher & Bartlett, a law firm based in New York City, leases 389,756 square feet or approximately 58% of the rentable area of the building. This lease is a long-term lease expiring in October 2018, with two five-year renewal rights. Simpson Thacher is a large, international law firm with more than 600 attorneys worldwide. The firm has U.S. offices in Los Angeles and Palo Alto in addition to its main office located in this building, as well as offices in London, Hong Kong and Tokyo.

      The Canadian Imperial Bank of Commerce, or CIBC, leases 271,315 square feet in 425 Lexington Avenue, or approximately 40% of the rentable area of the building. This lease expires in October 2008 and does not provide for any renewal rights. CIBC is a diversified financial institution that provides investment and corporate banking services, other financial advisory services, financial services and lending, credit cards, mortgages, deposit, insurance and investment products to retail and small business customers. CIBC’s stock is traded over the New York Stock Exchange under the symbol BCM.

      The balance of the building is occupied by approximately 11 tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for 425 Lexington Avenue for the past five years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

1999	100.0%	$56.31
2000	100.0%	$57.41
2001	100.0%	$58.69
2002	100.0%	$59.50
2003	100.0%	$67.05

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

      Over the next few years, NY Trust I currently intends to spend up to approximately $1,500,000 for various capital improvements to the building. In addition, NY Trust I may incur up to $2,000,000 related to a requirement under the lease agreement with Simpson, Thacher & Bartlett to undertake future base building upgrades. The ultimate timing and amount to be expended under this requirement is currently uncertain. In all cases, such expenditures are expected to be funded from property-level operating cash flow.

      425 Lexington Avenue is located in the midtown Manhattan submarket of the highly competitive New York office market. We believe this building offers several competitive advantages, including its proximity to the public transportation of Grand Central Station and views of the East River and several skyline landmarks.

499 Park Avenue

      499 Park Avenue is located in midtown Manhattan, near Central Park. The building was completed in 1981 and has 28 floors with a rentable area of 280,560 square feet. The building was purchased by a wholly-owned subsidiary of NY Trust I from Sumitomo Life in August 2003 for a purchase price, including transaction and working capital costs, of approximately $153,100,000.

      Approximately 52% of this building is currently leased to Bloomberg L.P. Bloomberg L.P. leases a total of 145,463 square feet under two leases. One lease, for 81,959 square feet, expires in April 2006. The second lease, for 63,504 square feet, expires in December 2015 and does not provide for any renewal rights. Bloomberg may terminate this second lease as to one or more contiguous floors effective as of September or October 2010, depending on the floor, by delivering notice no later than September or October 2007, depending on the floor. Any such termination notice must be accompanied by a termination payment of approximately $5,000,000, subject to a proportional reduction if less than the entire rentable area subject to the lease is terminated. Bloomberg provides the global business community and media with news, data and analysis, and has television, radio, publishing and internet operations worldwide.

      Dreier LLP leases 33,250 square feet of 499 Park Avenue, or approximately 12% of the rentable area of the building. This lease expires in May 2011 and does not provide for any renewal rights. Dreier LLP engages in several lines of business including consulting and the provision of attorney placement, litigation support and court proceeding services.

      The balance of this building is occupied by approximately 12 tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for 499 Park for the past five years:

		Average Effective
	Weighted	Annual Gross
	Average	Rent Per Leased
	Occupancy	Sq. Ft.(1)

1999	100.0%	$63.05
2000	100.0%	$66.18
2001	97.0%	$79.59
2002	92.3%	$90.95
2003	94.6%	$90.62

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

      Over the next few years, NY Trust I currently intends to spend up to approximately $4,000,000 for various capital improvements at 499 Park Avenue, including approximately $200,000 to complete a $1,000,000 elevator modernization project started by the previous owner and up to $2,500,000 related to the restoration of certain tenant space should the related tenant move out at lease expiration in 2006. Such expenditures are expected to be funded from property-level operating cash flow.

      499 Park is located in the midtown Manhattan submarket of the highly competitive New York office market. We believe this building offers several competitive advantages, including its location in the plaza district and views of Central Park.

1200 19th Street

      1200 19th Street is an office building located in the Golden Triangle in Washington, D.C.’s central business district. This building has eight floors and 236,436 square feet of rentable area. The building was built in 1964 and renovated in 1987. The building was purchased by a wholly-owned subsidiary of NY Trust I in August 2003 for a purchase price, including transaction and working capital costs, of approximately $69,400,000.

      Approximately 88% of this building is leased to two law firms. Piper Rudnick LLP leases approximately 164,997 square feet or approximately 70% of the rentable area of the building. Piper Rudnick is a national law firm of approximately 975 attorneys worldwide. The firm has offices, in addition to its main office located in 1200 19th Street, in Baltimore, Boston, Chicago, Dallas, Easton (Maryland), Edison (New Jersey), Las Vegas, Los Angeles, New York, Philadelphia, Reston (Virginia), San Francisco and Tampa. This lease expires in September 2007 and, subject to certain conditions, may be renewed for either two five-year options or one 10-year option provided the tenant gives notice 18 to 20 months prior to the expiration date of the lease. Our management currently anticipates that Piper Rudnick will not renew this lease.

      Kelley Drye & Warren LLP leases approximately 43,711 square feet, or approximately 18% of the rentable area of the building. Kelley Drye is an international law firm with more than 300 attorneys worldwide. The firm is based in New York City, with offices in Chicago, Stamford (Connecticut), Parsippany (New Jersey), Tyson’s Corner (Virginia), Brussels and the Far East. This lease expires in September 2007, but may be renewed for a single five-year term provided the tenant gives notice 12 to 15 months prior to the expiration date of the lease.

      The balance of the building is occupied by approximately six tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for 1200 19th Street for the past five years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

1999	99.5%	$39.95
2000	99.5%	$38.00
2001	99.7%	$39.81
2002	99.5%	$40.85
2003	99.2%	$43.71

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

      Over the next few years, NY Trust I currently intends to spend up to approximately $3,000,000 for various capital improvements at 1200 19th Street. Such expenditures are expected to be funded from property-level operating cash flow.

      1200 19th Street is located in the highly competitive Golden Triangle submarket of Washington, D.C.’s central business district. We believe this building offers several competitive advantages, including access to three metro stations within walking distance and convenient access for commuters from northwest Washington and northern Virginia.

600 Lexington Avenue

      600 Lexington Avenue is located in central midtown Manhattan at the corner of 52nd street and Lexington Avenue, within walking distance of Grand Central Station Terminal. The building was built in 1985 and has 35 floors with a total leasable area of 285,875 square feet. The building was purchased by a wholly-owned subsidiary of NY Trust II from Sumitomo Life in February 2004 for a purchase price, including transaction and working capital costs, of approximately $91,600,000. No tenant currently occupies more than 10% of the leasable area of the building.

      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for 600 Lexington Avenue for the past five years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

1999	93.5%	$42.64
2000	92.0%	$40.43
2001	89.8%	$43.68
2002	85.5%	$48.58
2003	85.1%	$50.33

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

      Over the next few years, NY Trust II currently plans to spend up to approximately $3,000,000 for various capital improvements at 600 Lexington Avenue, including approximately $1,300,000 related to potential elevator modernization and $750,000 for possible renovations to the lobby. Such expenditures are expected to be funded from property-level operating cash flow.

      600 Lexington Avenue is located in the central midtown Manhattan submarket of the highly competitive New York office market. We believe this building offers several competitive advantages, including its proximity to Grand Central Station Terminal.

One Shell Plaza

      One Shell Plaza is located at 910 Louisiana Street in the central business district of Houston, Texas. This building has 50 stories, with 49 office floors and 1,227,577 square feet of rentable area. The building was constructed in 1970 and substantially renovated between 1991 and 1994. The Core Fund purchased an indirect 10.18% tenant-in-common interest in this building (a combination of fee and ground leasehold interests) in May 2004. The value of this interest does not represent more than 10% of the total assets of the Core Fund.

      Approximately 88% of this building is leased to two tenants. The primary tenant is Shell Oil Company, an international energy company with operations related to the exploration, production and marketing of oil, natural gas and chemicals and a subsidiary of Royal Dutch/ Shell Group. Shell Oil leases approximately 803,641 square feet, or approximately 65% of the rentable area of the building. Shell Oil’s lease expires in December 2015 and may be renewed for two consecutive five-year periods. Shell Oil also has a contraction option applicable in full floor increments (subject to a limitation of five full floors), exercisable upon 18 months’ notice and payment of a contraction premium, provided that the building must be at least 93% leased following any contraction.

      Baker Botts L.L.P. leases approximately 282,460 square feet, or approximately 23% of the rentable area of the building. Baker Botts L.L.P. is an international law firm headquartered in Houston, Texas with more than 600 lawyers worldwide. In addition to its main office located in One Shell Plaza, the firm has offices in Austin, Baku (Azerbaijan), Dallas, London, Moscow, New York, Riyadh (Kingdom of Saudi Arabia) and Washington, D.C. Baker Botts L.L.P.’s lease expires on December 31, 2027, with three five-year renewal periods. Baker Botts L.L.P. is our primary outside counsel. In the event a conflict of interest or dispute arises between us and Baker Botts L.L.P., we will retain separate counsel related to such matter. Please see “Conflicts of Interest — Lack of Separate Representation.”

      The balance of the building is occupied by approximately 9 office and 9 retail tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for One Shell Plaza for the past five years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

1999	97.7%	$23.65
2000	98.9%	$23.97
2001	97.9%	$24.63
2002	96.7%	$25.54
2003	96.2%	$24.91

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

      Over the next few years, the Core Fund may spend up to approximately $6,000,000 for various capital improvements at One Shell Plaza, including exercising a buyout option in 2006 related to a ground lease and the potential replacement of chiller cooling towers, and the building’s roof. Such expenditures are expected to be funded from property-level operating cash flow.

Two Shell Plaza

      Two Shell Plaza is located at 777 Walker Street in the central business district of Houston, Texas. Two Shell Plaza is a 26 story building consisting of 17 office floors with 563,432 square feet of rentable area and a 12 level parking garage. This building was constructed in 1972 and renovated in 1992. The Core Fund purchased an indirect 10.18% tenant-in-common interest in this building (a combination of fee and ground leasehold interests) in May 2004. The value of this interest does not represent more than 10% of the total assets of the Core Fund.

      Approximately 420,434 square feet, or 74% of the rentable area of this building is leased to Shell Oil Company. Shell Oil’s lease expires in December 2015, with no extension or contraction options.

      The balance of the building is occupied by approximately 8 office and 12 retail tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for Two Shell Plaza for the past five years:

	Weighted	Average Effective
	Average	Annual Gross Rent Per
	Occupancy	Leased Sq. Ft.(1)

1999	98.8%	$21.74
2000	98.9%	$22.10
2001	97.9%	$22.71
2002	97.0%	$24.65
2003	94.8%	$24.85

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.

      Over the next few years, the Core Fund may spend up to approximately $1,700,000 for various capital improvements at Two Shell Plaza, including the potential replacement of chillers. Such expenditures are expected to be funded from property-level operating cash flow.

      Both Shell Buildings are located in the highly competitive central business district of Houston. We believe these buildings offer several competitive advantages, including a central location in Houston’s central business district, access to the core of Houston’s pedestrian tunnel system, easy vehicular access to the buildings from major highways servicing downtown and above-market parking ratios.

Description of Debt on 425 Lexington Avenue, 499 Park Avenue and 1200 19th Street

      Wholly-owned subsidiaries of NY Trust I have entered into certain loan agreements for the purpose of financing the acquisition of the initial three properties.

Mortgage Loan Agreement

      In connection with the acquisition of the initial three properties, certain wholly-owned subsidiaries of NY Trust I entered into a loan agreement in the principal amount of $316,405,000 in favor of Bank of America, N.A. and Connecticut General Life Insurance Company as lenders.

      The loan agreement obligations are secured by mortgages on these three properties, the leases on these properties, a security interest in personal property in these properties and an assignment of management agreements. This debt is not recourse to the Core Fund or the Company. No prepayment of the loan agreement is allowed prior to September 1, 2005. After September 1, 2005, prepayment of the entire principal balance of the loan is permitted with payment of a premium. In the event the lenders elect to apply casualty or condemnation proceeds to the debt rather than make such proceeds available for restoration of the properties, the portion of the loan remaining outstanding after such application may be prepaid with a premium.

      The loan bears interest at a fixed rate per annum equal to the note rate. The notes held by Bank of America, N.A. in an aggregate principal amount of $264,600,000 bear interest at a rate of 4.7752% per annum and the note held by Connecticut General Life Insurance Company in an aggregate principal amount of $51,805,000 bears interest at a rate of 4.9754% per annum.

      In addition, the loan agreement contains various covenants, which, among other things, limit the ability of the borrowers to:

•	incur indebtedness;

•	grant certain liens;

•	merge into or consolidate with another person or entity;

•	sell all or substantially all of its assets;

•	make additional acquisitions;

•	make certain investments;

•	make loans or advances;

•	assume or guaranty the debts of another person or entity;

•	engage in transactions with affiliates; or

•	engage in other types of business.

      So long as the loan is outstanding, the borrowers may not enter into any lease for 20% or more of the leasable space (when aggregated with all other leases to the applicable tenant) in any property, each a major lease, without the prior written consent of the lenders. The loan agreement allows the borrowers to enter into leases that are not major leases provided that the lease:

•	provides for rental rates and terms comparable to existing local market rates and terms;

•	is an arm’s-length transaction with a bona fide, independent third-party tenant;

•	does not have a materially adverse effect on the use of the applicable property taken as a whole;

•	is subject and subordinate to any mortgage and the tenant agrees to attorn to the lender;

•	does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the applicable property;

•	has a base term of less than 25 years, including options to renew;

•	has no rent credits, free rents or concessions (other than those consistent with existing local market terms); and

•	is written on the standard form of lease approved by the lenders with commercially reasonable changes.

      The loan agreement requires monthly interest payments and all outstanding principal and unpaid interest must be paid by September 1, 2013. The agreement contains customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the properties and bankruptcy-related defaults.

Description of Debt on 600 Lexington Avenue

      A wholly-owned subsidiary of NY Trust II entered into a mortgage loan transaction for the purpose of financing the acquisition of 600 Lexington Avenue.

Consolidated Note and Mortgage

      In connection with the acquisition of 600 Lexington Avenue, a wholly-owned subsidiary of NY Trust II entered into a consolidated note in the principal amount of $49,850,000 in favor of Connecticut General Life Insurance Company as lender. The consolidated note has a term of ten years, bears interest at a fixed rate of 5.74% per annum, and requires monthly installments of interest only throughout the stated ten year term.

      The consolidated note is secured by a consolidated mortgage on 600 Lexington Avenue, the leases on 600 Lexington Avenue, a security interest in personal property in 600 Lexington Avenue and an assignment of the 600 Lexington Avenue property management agreement. This debt is not recourse to the Core Fund or the Company. No prepayment of the loan is allowed prior to March 1, 2006. After March 1, 2006 prepayment of the entire principal balance of the loan is permitted with payment of a premium.

      So long as the loan is outstanding, the borrower may not enter into any lease with any tenant covering 10% or more of the gross rentable space in 600 Lexington Avenue, each a primary lease, without the prior written consent of the lender. The consolidated mortgage allows the borrower to enter into leases that are not primary leases provided that the lease:

•	is written on the standard form of lease approved by the lender with no material changes, except for certain pre-approved modifications;

•	has a term of not less than one year and not more than 20 years, including any renewal or extension options;

•	provides for an effective rent over the lease term substantially consistent with market effective rental rates of comparable space in competitive properties, and which does not provide for a decline in the rental rate over the lease term, including any extension (except for any readjustment in the rental rate to not less than 90% of the then market rent upon extension);

•	does not grant the lessee any purchase option or right of first refusal to purchase 600 Lexington Avenue;

•	does not grant the lessee any ownership interest (or any incentive equivalent to an ownership interest) in 600 Lexington Avenue;

•	does not contain terms that would cause a material impairment of the lender’s security;

•	does not provide for the payment for tenant improvement work or leasing commissions at any time other than at the commencement of the lease or the commencement of a renewal, expansion or extension of the lease, unless the payments are made as the work progresses in accordance with construction draw-type procedures identified in the standard form lease, and does not provide for the payment of leasing commissions at any time later than when the tenant improvements are completed, the lessee is occupying the leased space and has commenced payment of rent under the lease (or under the renewal, expansion or extension thereof, as applicable); and

•	is an arm’s-length transaction and the lessee is not the borrower, an affiliate of the borrower or a creditor of the borrower.

      All outstanding principal and unpaid interest must be paid by March 1, 2014. The consolidated note and mortgage contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to 600 Lexington Avenue and bankruptcy-related defaults.

Description of Debt on the Shell Buildings

      The investment entities formed to own the tenant-in-common interest in the Shell Buildings and the parent entities formed to own the investment entities (the “Parent Entities”) each entered into loan agreements for the purpose of financing the acquisition of the Shell Buildings. The Core Fund owns its indirect tenant-in-common interest through an indirect ownership interest in one of these Parent Entities. This entity, Hines Louisiana Walker One Mezzanine, L.P., is controlled by the Core Fund. None of this debt is recourse to either the Core Fund or the Company.

Mortgage Loan Agreement

      In connection with the acquisition of the Shell Buildings, the investment entities formed to own the properties entered into a loan agreement with a term of 10 years in the principal amount of $195,500,000 in favor of Prudential Mortgage Capital Company, LLC as lender.

      The loan agreement obligations are secured by mortgages on the Shell Buildings, the leases on these properties, a security interest in personal property in these properties and an assignment of management agreements. Provided that the mezzanine loan has been (or is contemporaneously) paid in full, prepayment of the entire principal balance of the loan is permitted with payment of a premium upon thirty days’ written notice to the lender. In the event the lender elects to apply casualty or condemnation proceeds to the debt rather than make such proceeds available for restoration of the properties, the portion applied shall not be subject to a premium.

      The loan bears interest at a fixed rate per annum equal to the note rate. The notes held by Prudential Mortgage Capital Company, LLC bear interest at a rate of 4.85%.

      In addition, the loan agreement contains various covenants, which, among other things, limit the ability of the borrowers to:

•	incur indebtedness;

•	grant certain liens;

•	merge into or consolidate with another person or entity;

•	sell all or substantially all of their assets;

•	make additional acquisitions;

•	make certain investments;

•	make loans or advances;

•	assume or guaranty the debts of another person or entity;

•	engage in transactions with affiliates; and

•	engage in other types of business.

      So long as the loan is outstanding, the borrowers may not (i) amend or modify a lease with a major tenant, (ii) extend or renew a lease with a major tenant, (iii) terminate or accept the surrender of a lease with a major tenant or (iv) enter into any new lease with a major tenant without the prior written consent of the lender. A “major tenant” is defined for purposes of this loan agreement as Baker Botts L.L.P., Shell Oil Company, or any tenant which leases, in the aggregate, greater than 150,000 square feet of the Shell Buildings. The loan agreement allows the borrowers to enter into new leases that are not with major tenants provided that the lease:

•	provides for market rental rates (based on the type, quality and location of the building);

•	is with a third-party tenant;

•	does not give the tenant any rights (whether in the form of expansion rights, purchase rights, rights of first refusal or options to lease or purchase, or otherwise) relating to property which is not part of the Shell Buildings and/or would require the borrowers and/or the lender to posses or control any property (other than the Shell Buildings) to honor such rights.

      The loan agreement also allows the borrowers to amend or terminate any non-major lease without the lender’s consent so long as such termination or amendment benefits the Shell Buildings and is a prudent business decision.

      The loan agreement requires monthly interest-only payments for the first five years and payments of principal and interest on a 30 year amortization schedule for years six through 10 of its 10-year term. All outstanding principal and unpaid interest must be paid by June 1, 2014. The agreement contains customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the properties and bankruptcy-related defaults.

Mezzanine Loan Agreement

      In connection with the acquisition of the Shell Buildings, the Parent Entities entered into a mezzanine loan agreement in the principal amount of $39,000,000 in favor of Prudential Mortgage Capital Company, LLC as lender.

      The mezzanine loan agreement obligations are secured by the Parent Entities’ direct and indirect membership and partnership interests in the entities owning the actual real estate. Prepayment of the entire principal balance of the mezzanine loan is permitted upon thirty days’ written notice to the lender. Pursuant to an agreement among the Institutional Co-Investor Advisor and the Institutional Co-Investors with interests in the Shell Buildings, Hines, various Core Fund affiliates and the Hines-affiliated investor in the Shell Buildings, the remaining balance of the mezzanine loan is required to be repaid as soon as the Core Fund or its affiliates have raised sufficient third-party equity to fund such repayment or, if sufficient third-party equity is not so raised, no later than May 10, 2005 using capital contributed by Hines. Upon the repayment of this debt by the Core Fund, the Core Fund’s indirect tenant-in-common interest in the Shell Buildings would increase to approximately 33%.

      The outstanding principal amount of the mezzanine loan bears interest at LIBOR plus 2.75%. The applicable margin increases to 4.75% if the mezzanine loan is extended for an additional year.

      The mezzanine loan agreement contains covenants which are substantially similar to the covenants contained in the mortgage loan agreement for the Shell Buildings.

      All outstanding principal and unpaid interest on this loan must be paid by June 1, 2005. If certain conditions are met, the borrowers have the option to extend the maturity date for a term of one year. The loan agreement contains customary events of default, including, without limitation, payment defaults, cross-defaults to the mortgage loan and bankruptcy-related defaults.

Lease Expirations for the Properties

      The following table lists, on an aggregate basis, all of the scheduled lease expirations over the next 10 years for the six properties in which the Core Fund has an interest. The table shows the approximate leasable square feet and rental income represented by the applicable lease expirations.

		Gross Leasable Area		Annual Rental Income

	Number of	Approximate	Percent of Total	Approximate	Percent to Total
Year	Leases	Square Feet	Leasable	Amount($)(1)	Rental Income(2)

2004	24	164,034	5.01%	$3,801,683	3.2%
2005	15	63,480	1.94%	$2,130,702	1.8%
2006	25	89,122	2.72%	$3,580,299	2.8%
2007	15	292,554	8.93%	$12,431,223	9.6%
2008	12	324,916	9.92%	$19,216,820	15.7%
2009	4	21,676	0.66%	$862,920	0.7%
2010	11	113,315	3.46%	$8,281,635	6.2%
2011	8	81,358	2.48%	$6,235,087	4.7%
2012	12	70,377	2.15%	$5,173,794	3.8%
2013	3	16,124	0.49%	$2,213,185	1.6%

(1)	Based on each lease’s contractual gross rental revenue for the calendar year prior to the year in which such lease expires.

(2)	Represents the percentage of gross annual rentals attributable to leases expiring each year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows the number and percentage of our outstanding common shares that were owned as of June 15, 2004 by:

•	persons known to us to beneficially own more than 5% of our common shares;

•	each director and executive officer; and

•	all directors and executive officers as a group.

Common Shares
Beneficially Owned(1)

	Number of	Percentage of
Name and Address of Beneficial Holder(2)	Common Shares	Class

Hines REIT Investor, L.P.	1,000	100%
Jeffrey C. Hines(3)	1,000	100%
C. Hastings Johnson	—	—
Charles M. Baughn	—	—
Charles N. Hazen	—	—
Sherri W. Schugart	—	—
Frank R. Apollo	—	—
All directors and executive officers as a group (6 persons)	1,000	100%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such securities.

(2)	The address of each person listed is c/o Hines Advisors Limited Partnership, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.

(3)	Includes 1,000 common shares owned directly by Hines REIT Investor, L.P. Jeffrey C. Hines ultimately controls Hines REIT Investor, L.P. and may be deemed to be the beneficial owner of the common shares owned by Hines REIT Investor, L.P.

PRIOR PERFORMANCE SUMMARY

      The information presented in this section represents the historical experience of real estate programs managed by Hines and its affiliates. The following summary is qualified in its entirety by reference to the prior performance tables, which may be found in Appendix A of this prospectus. Investors who purchase common shares in Hines REIT will not thereby acquire any ownership interest in any of the entities to which the following information relates.

      Hines’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations Hines REIT will be subject to. In addition, Hines REIT is Hines’ first publicly-offered investment program and Hines has never operated a REIT before. Because of these facts, investors in Hines REIT should not assume that the prior performance of Hines will be indicative of Hines REIT’s future performance. Please see “Risk Factors — Business and Real Estate Risks — We are different in some respects from prior programs sponsored by Hines and therefore the past performance of such programs may not be indicative of our future results.”

Prior Investment Programs

      Hines has employed a range of investment strategies to pursue property acquisition and development opportunities in the United States and internationally. During the 10 years ended December 31, 2003, Hines sponsored 47 privately-offered programs in which Hines co-invested with various institutional and other third-party investors (collectively the “Prior Programs”), including 12 private investment funds and 35 private single-project real estate investment vehicles.

      The prior performance tables included in the back of this prospectus set forth information as of the dates indicated regarding certain of these Hines Prior Programs as to: (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); (iii) annual operating results of prior programs (Table III); (iv) results of completed prior programs (Table IV); and (v) sales or disposals of properties (Table V).

Summary Information

Capital Raising

      The total amount of funds raised from investors in the Prior Programs during the 10 years ended December 31, 2003 was approximately $7.1 billion, and the total number of third-party investors was approximately 156. Please see “Appendix A — Prior Performance Tables — Table I” and “Appendix A — Prior Performance Tables — Table II” for more detailed information about Hines’ experience in raising and investing funds for programs during the three year period ended December 31, 2003 and the compensation paid to Hines and its affiliates as the sponsor and manager of these programs.

Investments

      During the 10 years ended December 31, 2003, the aggregate amount of acquisition and development costs of the properties acquired or developed by the Prior Programs was approximately $10.3 billion. The following table gives a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Prior Programs, categorized by type of property, as of December 31, 2003:

Type of Property	New	Existing	Construction	Total

Office	—	51.6%	34.6%	86.2%
Retail	—	0.3%	1.5%	1.8%
Hotel/ Resort	—	0.4%	3.7%	4.1%
Residential	—	0.3%	5.4%	5.7%
Industrial, Parking Garage & Land	—	—	2.2%	2.2%

All Types	—	52.6%	47.4%	100.0%

      During the 10 years ended December 31, 2003, approximately 140 properties were acquired or developed by the Prior Programs. Of these properties, approximately 113 properties or 81% in terms of number and approximately $8.1 billion or 79% in terms of cost were located in the United States, and approximately 27 properties or 19% in terms of number and approximately $2.2 billion or 21% in terms of cost were located outside of the United States. Please see “Risk Factors — Business and Real Estate Risks — Your investment may be subject to additional risks if we make international investments.” Of the non-U.S. acquisition and development activity, approximately 56% (in terms of cost) occurred in Western Europe, while the remaining approximately 44% took place in certain emerging market economies. The table below gives further details about the properties acquired or developed by the Prior Programs during the 10 years ended December 31, 2003.

	Properties Acquired
	or Developed

Location	Number	Cost

United States:
East Region	22	$2,051,569,292
New York, NY; Washington, DC; White Plains, NY; Bethesda, MD; Cambridge, MA; Milford, CT; Greenwich, CT; Norwalk, CT; Jersey City, NJ; Bridgewater, NJ; Parsippany, NJ; Falls Church, VA; Ballston, VA
Southwest Region	12	983,187,488
Houston, TX; Dallas, TX; Phoenix, AZ; Plano, TX; Irving, TX
Midwest Region	26	1,959,532,261
Chicago, IL, Naperville, IL; Itasca, IL; Schaumberg, IL; Oak Brook, IL; Minneapolis, MN; Indianapolis, IN; Denver, CO; Whitefish, MT; Detroit, MI; Cincinnati, OH; Lombard, IL; Bloomington, IL; Aspen, CO
West Region	33	2,179,758,223
San Francisco, CA; Los Angeles, CA; Santa Monica, CA; Burbank, CA; Redwood City, CA; Pleasanton, CA; Manhattan Beach, CA; Seattle, WA; Bellevue, WA; Redmond, WA; El Segundo, CA; South San Francisco, CA; Sacramento, CA
Southeast Region	20	967,813,498
Charlotte, NC; Atlanta, GA; Miami, FL; Jacksonville, FL; Coral Gables, FL; Nashville, TN

TOTAL UNITED STATES	113	$8,141,860,762

	Properties Acquired
	or Developed

Location	Number	Cost

International:
Western Europe	10	$1,234,942,324
London; Paris; Berlin; Munich; Milan; Barcelona; Madrid
Emerging Market Economies	17	951,694,385
Moscow; Warsaw; Beijing; Sao Paulo; Rio de Janeiro; Mexico City; Guadalajara; Querataro; Buenos Aires; Prague

TOTAL INTERNATIONAL	27	$2,186,636,709

TOTAL ALL LOCATIONS	140	$10,328,497,471

      Thirty-six properties were acquired or developed by Hines’ real estate programs during the three-year period ended December 31, 2003. The aggregate acquisition and development cost of these properties totaled approximately $3.3 billion as of December 31, 2003. Generally, acquisitions of completed properties were financed with a combination of mortgage financing and investor equity, including debt financing secured by investors’ commitments to make equity investments. Development projects generally were financed with a combination of construction financing and investor equity, including debt financing secured by investors’ commitments to make equity investments. Upon completion of a project, construction financing is generally retired and replaced with either equity or permanent mortgage financing.

      A more detailed description of these acquisitions and developments by Hines’ prior programs with investment objectives similar to ours can be found in Prior Performance Table VI, which is included in Part II of the registration statement of which this prospectus is a part, but is not included in this prospectus. We will provide a copy of Table VI to any prospective investor without charge upon written request. Please see “Where You Can Find More Information.”

Sales

      Approximately 57 properties were sold by the Prior Programs during the 10 years ended December 31, 2003. The aggregate sales price of such properties was approximately $3.5 billion and the aggregate original acquisition and development cost was approximately $3.1 billion.

      Please see “Appendix A — Prior Performance Table III” for information about the operating results of Hines’ prior programs with investment objectives similar to ours, the offerings of which closed in the five years ended December 31, 2003. (For single-project development programs, “Appendix A — Prior Performance Tables — Table III” includes operating results for all such programs which began operations since December 31, 1998); “Appendix A — Prior Performance Tables — Table IV” describes the overall results of programs with investment objectives similar to ours completed in the five years ended December 31, 2003; and “Appendix A — Prior Performance Tables — Table V” provides more detailed information about individual property sales in the last three years by programs with investment objectives similar to ours.

Investment Objectives

      Approximately 96% of the aggregate funds raised from investors by all of the Prior Programs closed in the 10 years ended December 31, 2003 were invested in programs with investment objectives similar to ours. The aggregate cost of properties acquired and developed by Hines’ programs with similar investment objectives is about 92% of the total aggregate cost incurred by all of the Prior Programs during the period. Sales by Hines’ programs with similar investment objectives to ours represent approximately 87% of the aggregate sales price from all of the Prior Programs during the 10 years ended December 31, 2003.

      Below is a description of each of the Prior Programs, including a description of any major adverse business developments and conditions encountered by such programs. References to “Hines” in the following descriptions include Hines or affiliates of Hines.

Hines Acquisition Fund	Hines Acquisition Fund (“HAF”) is comprised of the following entities: Greenspoint Plaza Limited Partnership, 901 D Street Limited Partnership, Atlanta Financial Center LLC, 601 Second Avenue Limited Partnership, 1301 K Street LP, 1991 Acquisition Fund No. 1 LP and 750 Seventh Avenue LLC. In May 1993, Hines and one institutional investor closed the first of a series of long-term hold acquisitions of core, central business district and suburban office buildings with a value-added component in geographically diverse established markets in the U.S. HAF had total equity capital contributions of $502 million as of December 31, 2003 and has acquired 12 high-quality office buildings together with ancillary support retail property and undeveloped land in five markets totaling over 6.2 million square feet. HAF is currently in the opportunity identification, property operations and asset management phases and has an unspecified life. HAF is managed by Hines, but Hines does not have complete discretion over investment decisions. In September 2002, the major tenant in one of HAF’s office properties accounting for approximately 45% of the building, failed to renew its lease. Since then, approximately 20% of this space has been re-leased at lower rental levels. It is not anticipated that this event will significantly impact the overall results of this program.

HMS Office LP	In July 1995, Hines closed HMS Office LP (“HMS”) to acquire a portfolio of 12 Class A, suburban office buildings, some with additional development parcels, located in 10 cities in the U.S. totaling over 4.5 million square feet. HMS had total equity capital contributions of $156 million from one institutional investor and Hines. HMS had a total capitalization of $464 million. As of December 31, 2003, all assets had been sold for a cumulative sales price of over $759 million. HMS was managed by Hines, but Hines did not have complete discretion over investment decisions.

Hines Corporate Properties LLC	In November 1997, Hines closed Hines Corporate Properties LLC (“HCP”) to develop and acquire a portfolio of geographically diverse buildings which meet the following criteria: (i) an office building at least 75% of which is or will be leased to a single tenant, or (ii) any office project proposed for development to a tenant as an alternative to a project that would be 75% or more leased to such tenant. HCP has total equity capital commitments of $560 million from one institutional investor and Hines. HCP has a potential maximum capitalization of $1.4 billion. As of December 31, 2003, approximately $563 million of the total capitalization had been committed to the development of six office projects (with some development in phases), and three building acquisitions in eight markets totaling over 2.9 million square feet and to the purchase of land for future development in three U.S. submarkets. HCP is currently in the opportunity identification, development, property operations and asset management phases. HCP has a thirty-year life and has a term ending in 2027. HCP is managed by Hines, but Hines does not have complete discretion over investment decisions.

Hines 1997 U.S. Office Development Fund LP	In January 1998, Hines closed Hines 1997 U.S. Office Development Fund LP (“ODF I”) to develop, lease, own and sell Class A, multi-tenant office buildings in geographically diverse suburban core locations within the U.S. that would be attractive to quality tenants and institutional investors. ODF I has total equity capital commitments of $320 million from three institutional investors and Hines and had a total capitalization of $585 million. As of December 31, 2003, the total capitalization had been committed to the acquisition of two buildings on multi-phase development sites and to the development of eight projects (some of which include multiple buildings) in eight U.S. submarkets totaling over 2.5 million square feet. As of December 31, 2003, six of the eight projects had been sold. ODF I is currently in the property operations, asset management and disposition phases, and has a term ending in July 2004. ODF I is managed by Hines and Hines has discretion over investment decisions. The following two situations have had a significant impact on ODF I: (1) One of ODF I’s properties was leased approximately 55% to a technology company which encountered financial difficulties to the point that ODF I chose to restructure the tenant’s lease to avoid forcing the tenant into bankruptcy. The restructuring allowed the tenant to relinquish over 75% of their space in the building, which was then re-leased in a significantly weakened market at rental rates less than 50% of those in the original tenant’s lease. While this event did have a significant negative economic impact on ODF I, it is not likely to prevent ODF I from achieving its overall investment objectives. (2) ODF I acquired two adjacent development sites in California in July 1998 on which it planned to develop approximately 334,000 square feet of new office space in three buildings in addition to the existing building of approximately 202,000 square feet that was on one of the sites. ODF I was successful in developing approximately 127,000 square feet before the political climate in the city in which the project is located changed. These changes in the political environment have prevented ODF I from obtaining the entitlements necessary for any further development. ODF I is continuing its efforts to obtain the necessary entitlements to enhance the value of the land. While these circumstances did have a significant impact on ODF I, it is not likely to prevent the fund from achieving its overall investment objectives.

Hines 1999 U.S. Office Development Fund LP	In June 1999, Hines closed Hines 1999 U.S. Office Development Fund LP (“ODF II”) to develop, lease, own and sell Class A, multi-tenant office buildings in geographically diverse suburban core locations within the U.S. that would be attractive to quality tenants and institutional investors. ODF II has total equity capital commitments of $107 million from two institutional investors and Hines and had a total capitalization of $240 million. As of December 31, 2003, the total capitalization had been committed to the acquisition of one building on a multi-phase development site and to the development of three projects (one of which includes two buildings) in three U.S. submarkets totaling over 1.3 million square feet. As of December 31, 2003, one of the three projects had been sold. ODF II is currently in the development, property operations, asset management and disposition phases. ODF II is managed by Hines, but Hines does not have complete discretion over investment decisions. In December 2000, ODF II purchased a tract of land and began pre-development activities related to a proposed office project. Delays in securing entitlements and lease-up resulted in a delay to the start of construction, during which time the market had weakened. After considering the alternatives, management decided to begin construction in 2003. Although the project has experienced certain limited leasing success, it is too early to determine the impact the initial delays may have on the ultimate results of the project, which in any case, are not likely to prevent the program from achieving its overall investment objectives.

National Office Partners Limited Partnership	In July 1998, Hines and one institutional investor closed National Office Partners Limited Partnership (“NOP”) to acquire, develop, lease, own and sell Class A, multi-tenant office buildings in the United States, excluding the following geographical areas: Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) and northern and central Texas (Dallas and Austin). NOP has total equity of $1.4 billion. As of December 31, 2003, the fund held 17 assets in 12 markets, including two recently completed development projects. NOP has sold twelve properties in eleven markets. This activity represents cumulative ownership of over 13.5 million square feet of office space. NOP is currently in the opportunity identification, development, property operations, asset management and selective dispositions phases. NOP is currently an active fund and has a term ending in 2030. NOP is managed by Hines and Hines has discretion over investment decisions (provided that capital is appropriated from the institutional investor).

Hines Suburban Office Venture LLC	In February 2002, Hines closed Hines Suburban Office Venture LLC (“HSOV”) with one institutional investor to acquire suburban office properties with an acquisition cost of $65 million or less and portfolios of such properties in diverse markets in the U.S. HSOV has a total equity capital commitment of $222 million. As of December 31, 2003 the venture had made two acquisitions and was pursuing additional opportunities. HSOV has an unspecified life but expects to hold properties for four to six years. HSOV is managed by Hines, but Hines does not have complete discretion over investment decisions.

Hines U.S. Office Value Added Fund LP	In December 2003, Hines closed the Hines US Office Value Added Fund LP (“Hines Value Added Fund”) to acquire existing office properties, or mixed-use properties (i.e., a part of the value of the property is attributable to non-office components, so long as at least 70% of the projected net operating income is attributable to office components) in the United States where Hines believes it can create value through re-leasing or redevelopment activities, or because the property is located in a market subject to temporary capital or pricing inefficiencies. The Hines Value Added Fund has total equity capital commitments of $200 million from various institutional and private investors. As of December 31, 2003, the Hines Value Added Fund was pursuing several investment opportunities but had not acquired any assets.

Hines-Sumisei NY Core Office Trust	Please see “Questions and Answers About This Offering — What is the Core Fund?” and the “Initial Properties” section of this prospectus for a description of Hines-Sumisei NY Core Office Trust.

Emerging Markets Real Estate Fund I	Emerging Markets Real Estate Fund I (“EMRE I”) is comprised of the following entities: Emerging Markets Real Estate Co-Investment Partners I LP, Emerging Markets Real Estate Tax-Exempt Partners I LP and Emerging Markets Real Estate Taxable Partners I LP. In September 1996, Hines closed EMRE I to develop, redevelop, lease, own and sell Class A office, residential and industrial projects in diverse emerging economies outside the U.S. EMRE I had total equity capital of $410 million from institutional and private investors. Sponsored by Hines and two other major financial institutions, EMRE I has eight projects in five countries. The eight projects total over 334,300 square meters. EMRE I is currently in the development completion, property operations, and property disposition phases and is expected to liquidate by 2006. EMRE I is managed by Hines, and Hines has discretion over investment decisions.

Emerging Markets Real Estate Fund II	Emerging Markets Real Estate Fund II (“EMRE II”) is comprised of the following entities: Emerging Markets Real Estate Co-Investment Partners II LP, Emerging Markets Real Estate Tax-Exempt Partners II LP, Emerging Markets Real Estate Taxable Partners II LP and Emerging Markets Real Estate Ontario Partners II LP. In February 1999, Hines closed EMRE II to develop, re-develop, lease, own and sell Class A office, residential and industrial projects in diverse emerging economies outside the U.S. EMRE II has total equity capital of $436 million from 10 institutional investors. Sponsored by Hines and one major financial institution, EMRE II has 10 projects in eight countries (including three projects in France, Italy and Germany). The 10 projects total over 701,400 square meters. In addition to its focus on projects in emerging market countries, EMRE II was permitted to invest up to 20% of its equity commitment in industrialized markets other than the United States. EMRE II is currently in the opportunity identification, development completion, property operations and property disposition phases and is expected to liquidate by 2009. EMRE II is managed by Hines, and Hines has discretion over investment decisions. The following two situations have had a significant impact on EMRE II: (1) In April 2000, EMRE II purchased a tract of land in Buenos Aires, Argentina and began pre-development activities related to a proposed office development project. As the economic and political environments in Argentina deteriorated, multinational tenants put a hold on expansion and relocation plans. As a result, EMRE II suspended its plans for the development in 2001 and recognized a write-down of approximately $9 million related to the project. (2) In mid-2001, EMRE II commenced the development of an office complex consisting of four seven-story office buildings and one high-rise office tower in Munich, Germany. Since the project commenced in mid-2001, the Munich office market has experienced a significant increase in office space vacancy, largely attributable to a soft German economy. This unfavorable market environment has resulted in lower leasing velocity and lease rates for this project. If leasing is further delayed and the U.S. dollar continues to weaken against the Euro, the negative economic impact on the fund could be substantial.

Hines European Development Fund LP	In October 2002, Hines formed Hines European Development Fund LP (“HEDF”) to develop and redevelop Class A office space in major metropolitan cities in Western Europe. The strategy of HEDF calls for disposition during construction or shortly after completion of each project. The initial closing was held in the fourth quarter of 2002 with first-round equity commitments from three institutional investors and Hines of €200 million (approximately $250 million). Subsequent closings in the first and second quarters of 2003 brought the total equity commitments to €387 million (approximately $486 million). HEDF has an eight-year term with two one-year extension options. HEDF is managed by Hines, and Hines has discretion over investment decisions.

303 Wacker Realty LLC	Formed in December 1997 between Hines and one institutional investor, 303 Wacker Realty LLC purchased a twenty-eight story, 803,000 square foot office building in the central business district of Chicago, IL.

Figueroa at Wilshire LLC	Formed in February 2002, Figueroa at Wilshire LLC purchased a fifty-two story, 1,038,000 square foot building in the central business district of Los Angeles, CA. In February 2002, Hines sold a 32.925% share of Figueroa at Wilshire LLC to one institutional investor.

321 North Clark LLC	Formed in April 2001 between Hines and one institutional investor, 321 North Clark LLC purchased a thirty-five story, 840,000 square foot office building in the central business district of Chicago, IL.

CHR Associates LP	Formed in February 1994 by Hines and two institutional investors, CHR Associates LP purchased an interest in a 40.2-acre project with three buildings totaling 824,000 square feet and nineteen acres of unimproved land located in the suburban area of Bethesda, MD. In March 2001, CHR Associates LP and a co-owner each sold their respective one-half interests in two of these buildings to HCP. In November 2002, the remaining building was sold to a third-party. Also in November 2002, Hines purchased the 42.5% partnership interest of one of the institutional investors in nineteen acres of unimproved land.

29 North Wacker LLC	Formed in December 1997 between Hines and one institutional investor, 29 North Wacker LLC purchased a Class B, 128,000 square foot office building in the central business district of Chicago, IL. In June 2001, this building was sold.

255 Fifth Limited Partnership	Formed in November 1988 between Hines and one institutional investor, 255 Fifth Limited Partnership developed a thirty story, 536,000 square foot office building in the central business district of Cincinnati, OH. In May 2002, Hines purchased the partnership interest of the institutional investor for approximately $88.0 million.

440 Wheelers Farm Road LLC	Formed in December 1997 between Hines and one institutional investor, 440 Wheelers Farm Road LLC purchased a four story, 176,000 square foot office building in the suburban area of Milford, CT.

200 South Tryon Street LLC	Formed in December 1998 between Hines and one institutional investor, 200 South Tryon Street LLC purchased a 215,000 square foot office building in the central business district of Charlotte, NC. In November 2002, Hines sold its partnership interest in this project to the institutional co-investor for approximately $600,000 and realized a loss of approximately $750,000.

Hines Highlands LP	Formed in December 1993 between Hines and one institutional investor, Hines Highlands LP developed an 83 acre residential and retail development in Aspen, CO consisting of approximately 250 residential units and approximately 51,000 square feet of commercial retail space. This project’s financial performance has been negatively impacted by a number of factors, including the regulatory environment in Pitkin County during the project’s pre-development period and ongoing softening of the residential luxury resort market and the Aspen real estate market in general.

First Colony Mall Venture	Formed in January 1995 between Hines and one institutional investor, First Colony Mall Venture developed a single-level regional mall with approximately 100 stores and 4,690 parking spaces on a 78-acre site in Houston, TX. In September 1999 Hines sold its interest in the project.

Deerfield Park LLC	Formed in January 1997 between Hines and three institutional investors, Deerfield Park LLC developed a 557 acre master-planned community zoned to accommodate up to 5,000,000 square feet of office space, 700,000 square feet of retail and 1,700 of multi-family residential units located in a residential area in Atlanta, GA.

HMS Gateway Office LP	Formed in September 1997 between Hines and one institutional investor, HMS Gateway Office LP developed seven office buildings, ranging in size from 50,000 and 170,000 square feet, in the suburban area of South San Francisco, CA.

24th and Camelback LLC	Formed in July 1998 between Hines and one institutional investor, 24th and Camelback LLC developed an eight-story, 300,000 square foot office building in the suburban area of Phoenix, AZ.

Perimeter Summit Parcel 3 Limited Partnership	Formed in March 1998 between Hines and one institutional investor, Perimeter Summit Parcel 3 Limited Partnership developed an eighteen-story, 390,000 square foot office building in the suburban area of Atlanta, GA.

Perimeter Summit Parcel 2 Limited Partnership	Formed in July 2001 between Hines and one institutional investor, Perimeter Summit Parcel 2 Limited Partnership developed an eighteen-story, 390,000 square foot office building in the suburban area of Atlanta, GA. The Class A office building vacancy rate is approximately 31.0%(1) in the sub-market of Atlanta in which this building is located. The building has, as a result, taken longer to lease than originally anticipated.

Sixth & Nicollet LLC	Formed in May 1998 between Hines and one institutional investor, Sixth & Nicollet LLC developed a twenty-nine story, 689,000 square foot office building in the central business district of Minneapolis, MN.

Deerfield Commons I LLC	Formed in January 1999 by Hines and three investors, Deerfield Commons I LLC developed a four-story, 120,000 square foot office building in the suburban area of Atlanta, GA.

Marshall Creek Ltd.	Formed in August 1999 by Hines and six investors, Marshall Creek Ltd. is developing a 1,540-acre master-planned community with 900,000 square feet of office and retail space, approximately 1,200 home sites, and 50 town homes in the suburban area of Jacksonville, FL.

Overton Park Land Company LLC	Formed in July 1999 between Hines and one investor, Overton Park Land Company LLC developed a 33-acre mixed-use development to consist of 800,000 square feet of office space, 400 high-rise luxury residential units and a hotel located in the suburban area of Atlanta, GA. The Class A office building vacancy rate is approximately 21.7%(1) in the sub-market of Atlanta in which this building is located. Demand for the office building sites has, therefore, been weaker than originally anticipated. Additionally, the weak demand for office space has negatively affected the demand for the residential and the hotel sites.

Woodfield Preserve Phase I LLC	Formed in July 1999 between Hines and one institutional investor, Woodfield Preserve Phase I LLC developed a six-story, 320,000 square foot office building in the suburban area of Schaumburg, IL.

Woodfield Preserve Phase II LLC	Formed in May 2000 between Hines and one institutional investor, Woodfield Preserve Phase II LLC developed a six-story, 320,000 square foot office building in the suburban area of Schaumburg, IL.

One Overton Park LLC	Formed in March 2000 between Hines and one institutional investor, One Overton Park LLC developed a fifteen-story, 380,000 square foot office building in the suburban area of Atlanta, GA. The Class A office building vacancy rate is approximately 21.7%(1) in the sub-market of Atlanta in which this building is located. The building has, as a result, taken longer to lease than originally anticipated.

HMS Oyster Point LLC	Formed in May 2000 between Hines and one institutional investor, HMS Oyster Point LLC intends to develop a 600,000 square foot facility which will include office buildings and a biotech commercial campus in the suburban area of San Francisco, CA. Due to the economic difficulties experienced by many of the technology companies located in northern California, demand for office space has been negatively affected in the market in which this project is located.

Two Detroit Center Garage Limited Partnership	Formed in May 2001 between Hines and one private investor, Two Detroit Center Garage Limited Partnership developed a 1,000 parking space parking garage in the central business district of Detroit, MI.

One South Dearborn Holdings LLC	Formed in September 2003 between Hines and one other investor, One South Dearborn Holdings LLC is developing a forty-story, 810,000 square foot office building in the central business district of Chicago, Illinois.

717 Texas Limited Partnership	Formed in July 2001 between Hines and one institutional investor, 717 Texas Limited Partnership developed a thirty-three story, 705,000 square foot office building in the central business district of Houston, TX.

WXIV/Broadway Grand Realty LLC	Formed in January 2001 by Hines and several other investors, WXIV/ Broadway Grand Realty LLC is developing a 150,000 square foot residential condominium building in the SoHo district of New York, NY. This project was originally intended to be a hotel. Given the significantly lower demand for hotel rooms after September 11, 2001, the partners are repositioning the project as a residential condominium development. Construction is expected to begin in the fall of 2004.

Northern Lights Development LLC	Formed in August 2001, Northern Lights Development LLC developed and sold a collection of eighteen ski-in/ski-out residential lots in Whitefish, MT.

Moose Run II LLC	Formed in October 2001, Moose Run II LLC sold twenty-four town home lots to a third-party developer in the residential area of Whitefish, MT.

Morning Eagle Development LLC	Formed in March 2002, Morning Eagle Development LLC developed forty-nine residential condominiums in addition to 10,450 square feet of commercial retail space located in the residential area of Whitefish, MT.

Galleria Limited	Formed in July 1967 by Hines and six investors, Galleria Limited developed a 3,000,000 square foot mixed-use complex on 52 acres, which includes 300 stores and restaurants, two hotels, three office towers and an Olympic-sized ice skating rink located in suburban Houston, TX. This project was sold in 1999.

Pennzoil Place	In November 1972, Hines developed two thirty-six story, 1,410,000 square foot office towers in the central business district of Houston, TX. One institutional investor acquired an interest in the project in 1976. The project was sold in 1999.

Two Westlake Park Limited Partnership	Formed in March 1981 between Hines and two investors, Two Westlake Park Limited Partnership developed a seventeen-story, 381,000 square foot office tower in suburban Houston, TX. The project was sold in December 2000.

343 Sansome Venture	Formed in December 1988 between Hines and one institutional investor, 343 Sansome Venture developed a fifteen-story, 247,000 square foot office tower in the central business district of San Francisco, CA. The project was sold in November 2000.

Fifth and Main Limited Partnership	Formed in December 1976 between Hines and one institutional investor, Fifth and Main Limited Partnership developed a twenty-seven story, 500,000 square foot office tower in the central business district of Cincinnati, OH. The project was sold in February 2002.

West Oak/Nissei Associates	Formed in August 1981 between Hines and one institutional investor, West Oak/ Nissei Associates developed a twenty-two story, 425,000 square foot office tower in suburban Houston, TX. The project was sold in December 2002.

Rosmarin Karree Grundstuecks GmbH & Co.	Formed in 1994 between Hines and seven investors, Rosmarin Karree Grundstuecks GmbH & Co. developed a two-building, 268,000 square foot mixed-use complex in Berlin, Germany. Due to deterioration of the Berlin real estate market during the life of the project, the program was required to complete a restructuring of the its financing.

Hofgarten	Hofgarten is comprised of Hofgarten Real Estate BV and Hofgarten Grundbesitz GmbH & Co. Immobilienverwaltung KG. Formed in March 1992 by Hines and three institutional investors, Hofgarten developed an eight-building, 536,000 square foot mixed-use complex in Berlin, Germany. This program was negatively affected by the swift drop in the Berlin office market triggered by overbuilding in the early and mid 1990s after the fall of communism. In addition, the hotel phase of the project suffered from a protracted legal dispute with the hotel operator.

Nebusice Development Company VOS	Formed in May 1995 by Hines and four investors, Nebusice Development Company VOS developed a 145-unit residential community in Prague, Czech Republic. This program encountered certain difficulties related to commencing operations (this was Hines’ first program in the Czech Republic), including certain issues in dealing with local contractors.

DMLR Fase II SL	Formed in July 1998 between Hines and one investor, DMLR Fase II SL developed a five-building, 433,000 square foot residential complex in Barcelona, Spain.

Hines Monthisa UTE	Formed in January 2002 between Hines and one investor, Hines Monthisa UTE is developing a eight-story, 225,000 square foot office building in Madrid, Spain.

(1)	As reported by CoStar Group for mid-year 2003 for the relevant sub-market.

      The information set forth above may not be indicative of activities, investments or results to be expected from the Company.

CONFLICTS OF INTEREST

      Potential conflicts of interest will exist among us, Hines, the Advisor and other affiliates of Hines, in relation to our existing agreements and how we will operate. Currently, three of our five directors are independent directors. The independent directors will function on our behalf in all situations in which a conflict of interest may arise and have a fiduciary duty to act in the best interests of our shareholders. However, we cannot assure you that the independent directors will be able to eliminate these conflicts of interest, or reduce the risks related thereto.

Competitive Activities of Hines and its Affiliates

      Hines and its affiliates, including the Advisor, are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines owns interests in, and manages, many other real estate ventures which have one or more investment objectives similar to our objectives. Information regarding some of these programs is provided in the “Prior Performance Summary” and “Appendix A — Prior Performance Tables” sections of this prospectus. Hines may organize and/or manage similar programs and ventures in the future. Additionally, Hines, its affiliates and its employees (including our officers and directors) may make substantial profits as the result of investment opportunities allocated to current or future entities affiliated with Hines other than us. Such individuals may therefore face a conflict of interest when allocating investment opportunities among Hines affiliates. Please see “Risk Factors — Potential Conflicts of Interests — Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.”

Description of Certain Other Hines Ventures

      Some of the real estate ventures currently operated by Hines have priority rights with respect to certain types of investment opportunities. Below is a description of some of these programs:

•	The Core Fund was organized in August 2003 to acquire existing office properties in the United States that Hines believes are desirable long-term “core” holdings that meet either of the following guidelines (each, a “core asset”): (i) an office property located in a central business district or suburban location; or (ii) a mixed-use property (i.e., a part of the value of the property is attributable to non-office components) so long as at least 70% of the projected net operating income from the property is attributable to office components. In either case, the property cannot have a material hotel or lodging component or involve raw land, unless the fund has a reasonable plan for disposing of such components within 12 months after making the investment.

•	The Hines Value Added Fund was organized in December 2003 to acquire existing office properties, or mixed-use properties (i.e., a part of the value of the property is attributable to non-office components, so long as at least 70% of the projected net operating income from the property is attributable to office components) in the United States where Hines believes it can create value through re-leasing or redevelopment activities, or because the property is located in a market subject to temporary capital or pricing inefficiencies (a “value add asset”).

•	HCP was organized in November 1997 to develop and acquire office buildings which meet the following criteria: (i) an office building at least 75% of which is or will be leased to a single tenant (a “75% single tenant property”), or (ii) any office project proposed for development to a tenant as an alternative to a project that would be 75% or more leased to such tenant (a “75% single tenant development”).

•	NOP was organized in July 1998 to acquire and develop office properties in the United States, excluding the following geographical areas: Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) and northern and central Texas (Dallas and Austin).

Investment Opportunity Allocation Procedure

      Set forth below is a description of the priority investment rights and investment allocation process currently applicable to us and the Hines sponsored real estate ventures for the types of properties described below. While these are the current procedures for allocating Hines’ investment opportunities for the types of properties described below, Hines may sponsor additional real estate funds or other ventures in the future and, in connection with the creation of such funds or ventures, Hines may revise this allocation procedure. The result of such a revision to the allocation procedure may be to increase the number of parties who have the right to participate in investment opportunities sourced by Hines, thereby reducing the number of investment opportunities available to us. Although a change in this allocation may increase the number of entities which participate with us in an investment allocation process, as long as we have capital available for investment and are actively seeking new investments, Hines will not grant rights to new real estate funds, ventures or investors that are superior to our rights to such opportunities. However, Hines may grant rights to new real estate funds, ventures or programs that are equal to our rights, and investment opportunities sourced by Hines will be allocated between us and any such fund, venture or investor on a rotating basis. In addition, Hines may grant priority investment allocation rights to any successor funds or programs that have comparable investment strategies to those funds or ventures described in the section entitled “— Description of Certain Other Hines Ventures” above. Once we have fully invested the proceeds of this offering, our right to participate in the investment allocation process for future investments will terminate.

Type of Property	Allocation Procedure

An existing office property located in the United States that Hines determines in its discretion to be a “core asset” other than a “75% single tenant asset.”	If the office property is not located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the investment opportunity will be presented to NOP and the Core Fund. If NOP and the Core Fund elect to not acquire the property, we will have the right to acquire the property, if we so choose. In the event both NOP and the Core Fund wish to pursue investment opportunities, such opportunities will be allocated between the two entities on a rotating basis. The initial order of allocation will be determined by a random selection procedure, such as a coin toss.

If the office property is located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the Core Fund will have the first right to acquire the property. If the Core Fund elects to not acquire the property, then we will have the right to acquire the property, if we so choose.

Type of Property	Allocation Procedure

An existing office property located in the United States that Hines determines in its discretion to be a “value add asset” other than a “75% single tenant development.”	If the office property is not located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the investment opportunity will be presented to NOP and the Hines Value Added Fund. If NOP and the Hines Value Added Fund elect to not acquire the property, then we will have the right to acquire the property if we so choose. In the event both NOP and the Hines Value Added Fund wish to pursue investment opportunities, such opportunities will be allocated between the two entities on a rotating basis. The initial order of allocation will be determined by a random selection procedure, such as a coin toss.

If the office property is located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the Hines Value Added Fund will have the first right to acquire the property. If the Hines Value Added Fund elects to not acquire the property, we will have the right to acquire the property if we so choose.
An existing “75% single tenant property.”	HCP will have the first right to the investment opportunity. If HCP does not elect to acquire the property, then:
• if the property qualifies as a “core asset,” the investment opportunity will be presented to NOP (subject to the geographic limitations described above) and the Core Fund.
• if the property qualifies as a “value add asset,” the investment opportunity will be presented to NOP (subject to the geographic limitations described above) and the Hines Value Added Fund.
If NOP, the Core Fund and/or the Hines Value Added Fund, as applicable, do not elect to acquire the property, then we will have the opportunity to acquire the property if we so choose.

      We will have no specific rights to invest in any other investment opportunities identified by, sourced by or participated in by Hines or affiliates of Hines, except as described in the investment allocation process above. Although Hines is under no legal or contractual obligation to offer any such other opportunities to us, we anticipate that Hines will have investment opportunities to offer to us, in its sole discretion, and we are not precluded from these opportunities. However, Hines’ ability to offer some investment opportunities to us is limited by contractual obligations Hines has, or may have in the future, to other real estate programs sponsored by Hines not summarized above. In the event that an affiliate of Hines is no longer our advisor under the advisory agreement, all of our rights under the investment allocation procedure described above will terminate.

      In all events, if the Core Fund accepts an investment opportunity, we will participate in that investment indirectly through our investment in the Core Fund. As long as we are a non-managing general partner of the Core Fund, the Core Fund must provide us written notice of any equity offering proposed by the Core Fund. We will have the right to increase our non-managing general partner interest or to otherwise participate in the offering in an amount up to 40% of the equity to be raised by the Core Fund in the offering. In the event that an affiliate of Hines is no longer our advisor, our right to acquire up to 40% of the partnership units sold by the Core Fund will terminate. We may only exercise this right to participate in such an offering if we have capital available to invest, and, if we exercise this right, we will be bound to contribute capital in accordance with the terms of such offering. We have no assurance that the Core Fund will succeed in its capital raising and operational objectives, or that our board of directors will approve subsequent investments in the Core Fund.

      While the investment strategies of some of the investment vehicles described above are different, the decision of how any potential investment should be characterized may, in certain cases, be a matter of subjective judgment which will be made by Hines’ investment allocation committee which currently consists of four members, Jeffrey C. Hines, C. Hastings Johnson, Charles M. Baughn and Thomas D. Owens. If an investment opportunity is determined to fall within the priority rights of more than one investment fund or program, and more than one fund expresses an interest in pursuing such opportunity, the investment will be allocated between such funds on a rotating basis. Additionally, certain types of investment opportunities, which may include core assets, may not enter the allocation process because of special or unique circumstances related to the asset or the seller of the asset that in the judgment of the investment allocation committee do not fall within the priority rights of any investor. In these cases, the investment may be made by a Hines sponsored fund or program without us having an opportunity to make such investment.

Competitive Activities of Our Officers and Directors, the Advisor and Other Hines Affiliates

      Our officers and directors, the officers and directors of the Advisor and employees of the property manager will not devote their efforts full-time to our operations or the management of our properties, but may devote a material amount of their time to the management of the business of other property-owning entities controlled or operated by Hines, but otherwise unaffiliated with us. In some cases, these entities own properties which directly compete with our properties and are located in the same geographical area. In allocating employees and services among, and in soliciting business for, such properties, Hines may face conflicts of interest including the fact that Hines, its affiliates, and its employees, including our officers and directors, may receive greater compensation from other investment opportunities than they could from investment opportunities allocated to us. We may also compete with other entities affiliated with Hines for tenants and Hines may face conflicts of interest in seeking tenants for our properties while seeking tenants for properties owned or managed by other Hines affiliates. The Advisor also may be in a conflict of interest position upon a potential sale of our properties as well as in locating new tenants for available space and/or negotiating with current tenants to renew expiring leases. Please see “Risk Factors — Potential Conflicts of Interest Risks.”

Fees and Other Compensation Payable to Hines and its Affiliates

      We pay Hines and its affiliates substantial fees in relation to this offering and our operations. Please see “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest.” We expect to purchase properties in which Hines, its affiliates and its employees (including our officers and directors) directly or indirectly have an interest and we may also purchase properties developed by Hines and provide development loans in connection with such developments. Any such acquisitions will be consummated in accordance with the conflict of interest policies set forth in this prospectus. Please see “Investment Objectives and Policies with Respect to Certain Activities — Affiliate Transaction Policy” and “Investment Objectives and Policies with Respect to Certain Activities — Certain Conflict Resolution Procedures.” Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with such transactions.

Affiliated Dealer Manager

      Because Hines Real Estate Securities, Inc., our Dealer Manager, is an affiliate of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with an offering of securities. Please see “Risk Factors — Investment Risks — You will not have the benefit of an independent due diligence review in connection with this offering.”

Lack of Separate Representation

      Hines REIT, the Operating Partnership, the Dealer Manager, the Advisor, Hines and their affiliates may be represented by the same legal counsel and may retain the same accountants and other experts. Should a dispute arise which involves conflicts of interest between or among these parties, we anticipate that, as appropriate, separate counsel will be retained for such matters. No counsel, underwriter, or other person has been retained to represent potential investors in connection with this offering.

No Arm’s-Length Agreements

      All agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor, and us were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Dealer Manager Agreement, the Property Management and Leasing Agreement, our articles of incorporation, and the Operating Partnership’s Partnership Agreement. The policies with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these policies will eliminate the conflicts of interest or reduce the risks related thereto. The conflicts committee of our board of directors must also approve all conflict-of-interest transactions. Please see the “Investment Objectives and Policies with Respect to Certain Activities — Affiliate Transaction Policy” section of this prospectus.

Joint Venture Conflicts of Interest

      We may invest in properties and assets jointly with other Hines’ programs as well as third parties. We may acquire, develop or otherwise invest in properties and assets through corporations, limited liability companies, joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines, Hines affiliates or third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

•	such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•	under joint venture or other co-investment arrangements, neither co-venturer may have the power to control the venture and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions we receive from such joint venture; and

•	under joint venture or other co-investment arrangements, each venture partner may have a buy/sell right and, as the result of the exercise of such a right by a co-venturer, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with Hines programs or third parties.”

Additional Conflicts of Interest

      We, our Advisor and its affiliates will also potentially be in conflict of interest positions as to various other matters in our day-to-day operations, including matters related to the:

•	computation of compensation, expense reimbursements, interests, distributions, and other payments under the Operating Partnership’s partnership agreement, our articles of incorporation, the Advisory

Agreement, the Property Management and Leasing Agreements and the Dealer Manager Agreement;

•	enforcement or termination of the Operating Partnership’s partnership agreement, our articles of incorporation, the Advisory Agreement, the Property Management and Leasing Agreements and the Dealer Manager Agreement;

•	order and priority in which we pay the obligations of the Operating Partnership, including amounts guaranteed by or due to the Advisor, Hines or its affiliates;

•	order and priority in which we pay amounts owed to third parties as opposed to amounts owed to Hines or the Advisor;

•	timing, amount and manner in which we finance or refinance any indebtedness; and

•	extent to which we repay or refinance the indebtedness which is recourse to Hines prior to nonrecourse indebtedness and the terms of any such refinancing, if applicable.

Certain Conflict Resolution Procedures

      In order to reduce the effect on the Company of certain potential conflicts of interest, the Advisory Agreement and our articles of incorporation contain a number of restrictions relating to (i) transactions we enter into with Hines and its affiliates and (ii) the allocation of properties among affiliated entities. These restrictions include, among others, the following:

•	Except as otherwise described in this prospectus, we will not accept goods or services from Hines or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties for comparable goods or services.

•	We will not purchase or lease a property in which Hines or its affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is competitive and commercially reasonable to us and at a price no greater than the cost of the property to Hines or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable and appropriate disclosure is made with respect to the transaction. In all cases where assets are acquired from Hines or one of its affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent directors. In no event will we acquire any property from Hines or its affiliates at a price that exceeds the appraised value of the property; provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. We will not sell or lease a property to Hines or its affiliates or to our directors unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us. Even following these procedures, Hines, its affiliates and employees (including our officers and directors) may make substantial profits in connection with acquisition of properties from Hines-affiliated entities.

•	We will not make any loan to Hines, its affiliates or to our directors, except in the case of loans to our subsidiaries and mortgage loans in which an independent expert has appraised the underlying property. Any such loans must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and on terms no less favorable to us than comparable loans between unaffiliated parties.

•	Hines and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” section of this prospectus.

•	Investment opportunities will be allocated among us and Hines affiliates in accordance with the allocation procedure set forth in “— Competitive Activities of Hines and its Affiliates” above.

      Despite these restrictions, there is no guarantee that conflicts will not arise or that they will not be detrimental to your investment.

INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

      The following is a discussion of our current objectives and policies with respect to investments, borrowing, affiliate transactions, equity capital and certain other activities. All of these objectives and policies have been established in our governance documents or by our management and may be amended or revised from time to time (and at any time) by our management or board of directors, except for policies contained in our articles of incorporation, which may only be modified with a vote or the approval of our shareholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common shares will not decrease.

      Decisions relating to our investments will be made by our Advisor, subject to approval by our board of directors. Please see “Management — The Hines Organization — General” and “Management — Our Directors and Executive Officers” for a description of the background and experience of our directors and executive officers.

Primary Investment Objectives

      Our primary investment objectives are:

•	to preserve invested capital;

•	to invest in a diversified portfolio of office properties;

•	to pay regular cash dividends;

•	to achieve appreciation of our assets over the long term; and

•	to qualify and remain qualified as a REIT for federal income tax purposes.

      We cannot assure you that we will attain these objectives. We also cannot change our primary investment objectives without the approval of our shareholders.

Acquisition and Investment Policies

      We intend to invest primarily in office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. However, we are not limited to such investments. To date, Hines has invested primarily in office properties located in the central business districts and suburban markets of major metropolitan areas. Please see “Appendix A — Prior Performance Tables” and “Prior Performance Summary.” We may initially concentrate on such properties. Please see also “Initial Properties” for a description of the six properties in which the Core Fund currently holds an interest. We will acquire a non-managing general partner interest in the Core Fund with the initial net proceeds we raise in this offering and the net proceeds from the $10,000,000 HREH will contribute to the Operating Partnership once the minimum offering is reached. Please see “Estimated Use of Proceeds.”

      We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to our shareholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have both the potential for growth in value and for providing cash dividends to our shareholders. We intend to invest in a portfolio of properties which is diversified by location, lease expirations and tenant industries. Even if we are able to achieve this diversification objective, we expect that it may take a long time to achieve. Please see “Risk Factors — Investment Risks — The risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.”

      We will seek to buy assets that we believe have some of the following attributes.

      Preferred Location. We believe that location often has the single greatest impact on an asset’s long term income-producing potential and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to be long-term assets.

      Premium Buildings. We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties. Such assets over the long term may attract and retain a greater number of desirable tenants in the marketplace.

      Quality Tenancy. We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations. Such tenants may make significant tenant improvements to their space and, thus be more likely to renew their leases prior to expiration.

      Proactive Property Management. We believe that following an acquisition, the additional component of proactive property management and leasing is the fourth critical element necessary to achieve attractive long-term investment returns for investors. Actively anticipating and quickly responding to tenant comfort and cleaning needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which over the long term may result in better financial performance of the property.

      However, the Advisor may not be able to locate properties with all, or a significant number, of these attributes and even if the Advisor is able to locate properties with these attributes, the properties may still perform poorly. Please see “Risk Factors — Business and Real Estate Risks” and “Risk Factors — Potential Conflicts of Interest Risks.”

      Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of owning interests in investment vehicles sponsored by Hines, holding fee title or long-term ground leases in the properties we acquire or acquiring interests in joint ventures or similar entities that own and operate real estate. We expect to acquire such interests through the Operating Partnership. Please see “The Operating Partnership.” The Operating Partnership may hold real estate indirectly by acquiring interests in properties through limited liability companies and limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of Hines or other persons. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties.” We may hold our investments in joint ventures or other entities in the form of equity securities, debt or general partner interests. Please see “— Joint Venture Investments” below. If we invest in a partnership as a general partner, we may acquire non-managing general partner interests, as in the case with our investment in the Core Fund. Please see “Risk Factors — Business and Real Estate Risks — If we invest in a limited partnership as a general partner we could be responsible for all liabilities of such partnership.”

      We are not limited as to the geographic area where we may conduct our operations. We are not specifically limited in the number or size of properties we may acquire, or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

      In seeking investment opportunities for us, the Advisor will consider relevant real estate and financial factors including the creditworthiness of major tenants, the leases and other agreements affecting the property, the location of the property, its income-producing capacity, its prospects for long-term appreciation and liquidity and tax considerations. In this regard, the Advisor will have substantial discretion with respect to the selection of specific investments, subject to board approval. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased.

      Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where available and appropriate:

•	plans, specifications and surveys;

•	environmental reports;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to the Advisor, as well as title and other insurance policies; and

•	financial information relating to the property, including the recent operating histories of properties that have operating histories.

      We may invest in properties which have been developed, are being developed or are to be developed by Hines or a Hines affiliate. We may acquire a property that has been developed by Hines or a Hines affiliate and we may contract to acquire a property under development, or to be developed by Hines or a Hines affiliate at a pre-determined purchase price. All such transactions or investments will be approved by a majority of our independent directors as described in “Conflicts of Interest — Certain Conflict Resolution Procedures” and generally may not be acquired by us for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to this limitation, Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such development investment and our cost to acquire the property may be in excess of the cost that would have been incurred by us if we had developed the property. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” and “Conflicts of Interest — Joint Venture Conflicts of Interest.”

Joint Venture Investments

      We may enter into joint ventures with third parties or Hines affiliates. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning and/or operating real properties. Our investment may be in the form of equity or debt. In determining whether to invest in a particular joint venture, the Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

      We will enter into joint ventures with Hines affiliates for the acquisition of properties only if:

•	a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investment by us and other third-party investors making comparable investments in the joint venture are on substantially the same terms and conditions.

      Our entering into joint ventures with other Hines affiliates will result in certain conflicts of interest. Please see “Conflicts of Interest — Joint Venture Conflicts of Interest.” Please also see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” and “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investments in the Core Fund may be materially adversely affected.” We believe that investing indirectly in the Core Fund or other Hines affiliates will provide benefits to our investors because it will allow us to diversify our portfolio of properties at a faster rate than we could obtain by investing directly, which may reduce risks to investors in the Company. We do not expect that we will incur additional costs of any significance associated with investing indirectly through the Core Fund compared to acquiring interests in real estate directly.

      We have not established safeguards we will apply to, or be required in, our potential joint ventures. Particular safeguards we will require in joint ventures will be determined on a case-by-case basis after our management and/or board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and/or assets the joint venture may conduct and/or own, and the proportion of the size of our interest when compared to the interests owned by other parties. We expect to consider specific safeguards to address potential consequences relating to:

•	The management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if we share control of the joint venture.

•	Our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances.

•	Our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, right of first refusal or forced redemption rights in connection with transfers.

Borrowing Policies

      We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately-placed debt instruments or financing from institutional investors or other lenders. This indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or tenant buildouts, to refinance existing indebtedness, to pay dividends, to fund redemptions of our shares or to provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility.

      There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of any property. We expect that once we have fully invested the net proceeds of this offering, our debt financing will be in the range of approximately 40% - 60% of the aggregate value of our real estate investments. Additionally, the amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our articles of incorporation limit our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our shareholders in our next quarterly report. Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties.

      Our borrowing policies do not eliminate or reduce the risks inherent in utilizing leverage to purchase properties. Please see “Risk Factors — Business and Real Estate Risks — Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.”

      By operating on a leveraged basis, we will have more funds available for investment in properties. We believe the prudent use of favorably priced debt may allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties may be restricted. Lenders may have recourse to assets not securing the repayment of the indebtedness.

      We will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, increased distributions resulting from proceeds of the refinancing, if any, and increased property ownership if some refinancing proceeds are reinvested in real estate.

      We may borrow amounts from Hines or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

      Except as set forth in our articles of incorporation regarding debt limits, we may reevaluate and change our debt policy in the future without a shareholder vote. Factors that we would consider when reevaluating or changing our debt policy include then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

Disposition Policies

      We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our shareholders. Additionally, ventures in which we have an interest may be forced to sell assets to satisfy mandatory redemptions of other investors. Please see “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected.”

      The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

      We may sell assets to third parties or to affiliates of Hines. All transactions with affiliates of Hines will be completed in accordance with our conflict of interest policies. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Investment Limitations

      Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Guidelines. These limitations cannot be changed unless our articles of incorporation are amended, which requires the approval of our shareholders. Unless our articles of incorporation are amended, we will not:

•	Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•	Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our board of directors determines, and in all cases in which the transaction is with any of our directors or Hines and its affiliates, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available to our shareholders for inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.

•	Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Hines or their respective affiliates.

•	Invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our net assets, which means our total assets less our total liabilities.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities which are non-voting or assessable.

•	Issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act of 1940.

•	When applicable, grant warrants or options to purchase shares to Hines or its affiliates or to officers or directors affiliated with Hines except on the same terms as the options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Engage in trading, as compared with investment activities, or engage in the business of loan underwriting or the agency distribution of securities issued by other persons.

•	Lend money to our directors, or to Hines or its affiliates, except for certain mortgage loans described above.

Change in Investment Objectives and Limitations

      Our articles of incorporation require that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our shareholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our shareholders. Our primary investment objectives themselves and other investment policies and limitations specifically set forth in our articles of incorporation, however, may only be amended by a vote of the shareholders holding a majority of our outstanding shares.

Investments in Real Estate Mortgages

      While we intend to emphasize equity real estate investments, and hence operate as what is generally referred to as an “equity REIT,” as opposed to a “mortgage REIT,” we may invest in first or second mortgages or other real estate interests consistent with our REIT status. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third-party. We may also invest in participating or convertible mortgages if our directors conclude that we and our shareholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

Issuing Securities for Property

      Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares in Hines REIT or OP Units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate or interests in real estate. Existing shareholders have no preemptive rights to purchase such shares in any offering, and any such offering might cause a dilution of a shareholder’s investment.

Affiliate Transaction Policy

      Our board of directors has established a conflicts committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee will be composed solely of independent directors. Please see “Management — Committees of the Board of Directors — Conflicts Committee.” The conflicts committee of our board of directors will approve all transactions between us and Hines and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Certain Other Policies

      We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, as amended. The Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, the Advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors — Investment Risks — We do not expect to register as an investment company under the Investment Company Act of 1940 and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, we do not expect the Core Fund will register as an investment company. Please see “Risk Factors — Investment Risks — If either Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act of 1940, the additional expenses and operational limitations associated with such registration may reduce your investment return.”

      We do not intend to:

•	underwrite securities of other issuers; or

•	actively trade in loans or other investments.

      Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      We are a newly incorporated company and have only recently commenced operations. Therefore, we do not have any meaningful operations to discuss. The following analysis of our financial condition should be read in conjunction with our consolidated financial statements, the notes thereto and the other financial data included elsewhere in this prospectus.

Overview

      We were incorporated under the General Corporation Laws of the State of Maryland on August 5, 2003 primarily for the purpose of investing in office properties located throughout the United States. In addition, we may invest in properties outside the United States, non-office properties, mortgage loans, ground leases and other real estate investments. Other than our commitment to acquire a $35,000,000 interest in the Core Fund, we have neither purchased nor contracted to purchase any real estate investments, nor have any real estate investments been identified in which there is a reasonable probability that we will invest.

      We will conduct substantially all of our activities through, and substantially all of our real estate investments will be held directly or indirectly by, the Operating Partnership, which was formed on August 20, 2003. Generally, we will contribute the proceeds we receive when we issue common shares for cash to the Operating Partnership and the Operating Partnership will, in turn, issue limited partnership units to us, which will entitle us to receive our share of the Operating Partnership’s earnings or losses and net cash flow. Provided we have sufficient available cash flow, we intend to pay our shareholders quarterly cash dividends. We are structured in a manner that would allow the Operating Partnership to issue limited partnership units from time to time in exchange for real estate properties. By structuring our acquisitions in this manner, the sellers of the real estate will generally be able to defer the taxation of gains until they exchange their limited partnership units for our common shares or sell or redeem their units.

      We intend to qualify, and to remain qualified, as a REIT for federal tax purposes, thereby generally avoiding federal income taxes.

Critical Accounting Policies

      Management believes our most critical accounting policies will be the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and the accounting for our derivatives and hedging activities, if any. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical data and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Revenue Recognition and Valuation of Receivables

      Our revenues, which will be comprised largely of rental income, will include rents reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, we will be required to straight-line the recognition of revenue, which will result in the recording of a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivable on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and shareholders’ equity.

Investments in Real Estate

      We will record investments in real estate at cost (including third party acquisition expenses) and we will capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We will expense costs of repairs and maintenance as incurred. We will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect will be approximately 40 years for buildings and improvements, three to seven years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

      We will be required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments will have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of the related assets.

      We have adopted SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of operations for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

      When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we will review the recoverability of the property’s carrying value. The review of recoverability will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. These factors contain subjectivity and thus are not able to be precisely estimated. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property. We will be required to make subjective assessments as to whether there are impairments in the values of our investments in real estate.

Real Estate Purchase Price Allocation

      We will allocate the purchase price to tangible assets of an acquired property (which includes land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. Estimates of fair value for land will be based on factors such as comparisons to other properties sold in the same geographic area adjusted for unique characteristics. Estimates of fair values of buildings and tenant improvements are based on present values determined based upon the application of hypothetical leases with market rates and terms.

      We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

      We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

      The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

      We will amortize the value of in-place leases to expense over the initial term of the respective leases, which we primarily expect to range from 5 to 20 years. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

      These assessments will have a direct impact on net income and revenues. If we assign more fair value to the in-place leases versus buildings and tenant improvements, assigned costs would generally be depreciated over a shorter period, resulting in more depreciation expense and a lower net income on an annual basis. Likewise, if we estimate that more of our leases in-place at acquisition are on terms believed to be above the current market rates for similar properties, the calculated present value of the amount above market would be amortized monthly as a direct reduction to rental revenues and ultimately reduce the amount of net income.

Treatment of Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest

      Management of our operations will be outsourced to the Advisor and certain other affiliates of Hines. Fees related to each of these services will be accounted for based on the nature of such service and the relevant accounting literature. Fees for services performed that represent period costs of the Company will be expensed as incurred. Such fees include acquisition fees and asset management fees paid to the Advisor and property management fees paid to Hines. In addition to the cash payments for acquisition fees and asset management fees paid to the Advisor, an affiliate of the Advisor will receive a participation interest which represents a profits interest in the Operating Partnership related to these services. As the percentage interest of the participation interest is adjusted, the value attributable to such adjustment will be charged against earnings and recorded as a liability until such time as the participation interest is repurchased for cash or converted into common shares of the Company. The conversion and redemption features of the participation interest will be accounted for in accordance with the guidance in EITF 95-7, Implementation Issues Related to the Treatment of Minority Interests in Certain Real Estate Investment Trusts. Redemptions for cash will be accounted for as a reduction to the liability discussed above to the extent of such liability, with any additional amounts recorded as a reduction to equity. Conversions into common shares of the Company will be recorded as an increase to the common shares and additional paid-in capital accounts and a corresponding reduction in the liability discussed above. Redemptions and conversions of the participation interest will result in a reduction in the percentage interest attributable to the interest to the extent of such redemption or conversion and will have no impact on the calculation of subsequent increases in the participation interest.

      At such time as we are obligated to reimburse the Advisor for the organizational and offering costs incurred on our behalf, a liability will be recorded evidencing such obligation. This treatment is consistent with Staff Accounting Bulletin (“SAB”) Topic 1.B1, which requires that we include all of the costs associated with our operations and formation in our financial statements. These costs will then be analyzed and segregated between those which are organizational in nature, those which are offering-related salaries and other general and administrative expenses of the Advisor and its affiliates, and those which qualify as offering expenses in accordance with SAB Topic 5.A. Organizational costs will be expensed as incurred in accordance with Statement of Position 98-5. Offering-related salaries and other general and administrative costs of the Advisor and its affiliates will be expensed as incurred, and third-party offering expenses will be taken as a reduction against the net proceeds of the offering within additional paid-in capital (“APIC”) in accordance with SAB Topic 5.A. As of March 31, 2004, and December 31, 2003, respectively, the Advisor had incurred organizational and offering costs on our behalf of approximately $10.3 million and $6.4 million, including approximately $6.6 million and $3.9 million of organizational costs and offering-related salaries and other general and administrative expenses of the Advisor and its affiliates, and approximately $3.7 million and $2.5 million of third-party offering expenses. In addition to the offering costs to be paid to the Advisor, selling commissions and a management fee will be paid to the Dealer Manager. Such costs will be netted against the net proceeds of the offering within APIC as well.

      Hines may perform construction management services for both re-development activities and tenant construction. These fees are considered incremental to the construction effort and will be capitalized as incurred in accordance with FAS 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects. These costs will be capitalized to the associated real estate project as incurred. Costs related to tenant construction will be depreciated over the shorter of their useful life or the term of the related lease. Costs related to redevelopment activities will be depreciated over the estimated useful life of the associated project.

      The leasing activity will be performed by Hines on behalf of the Company. This leasing fee will be capitalized and amortized over the life of the related lease in accordance with the provisions of FAS 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.

      Expense reimbursements made to both the Advisor and Hines will be expensed as they become payable.

Accounting for Derivative Financial Investments and Hedging Activities

      We will account for our derivative and hedging activities, if any, in accordance with SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133,” and SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” which requires all derivative instruments to be carried at fair value on the balance sheet.

      Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, will be considered cash flow hedges. We will formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. We will periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges will be accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders’ equity. Calculation of a fair value of derivative instruments will also require management to use estimates. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, will be considered fair value hedges under SFAS 133. We are not currently a party to any derivatives contracts.

Income Taxes

      For the year ending December 31, 2004, we expect to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code and, if such election is made, we will be taxed as such beginning with our taxable year ending December 31, 2004. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the REIT’s annual ordinary taxable income to shareholders. As a REIT, we generally will not be subject to federal income tax on taxable income that it distributes to its shareholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to shareholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes.

Financial Condition, Liquidity and Capital Resources

      We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. The capital required to purchase real estate investments will be obtained from this offering and from any indebtedness that we may incur in connection with the acquisition of any real estate investments thereafter. We have been initially capitalized with $10,000 from the sale of 1,000 common shares to Hines REIT Investor, L.P., an affiliate of the Advisor. For information concerning the anticipated use of the net proceeds from this offering, please see the “Estimated Use of Proceeds” section of this prospectus. HREH, an affiliate of Hines, has invested $200,000 into the Operating Partnership and will invest an additional $10,000,000 into the Operating Partnership upon the closing of the minimum offering.

      Our sources of funds will primarily be the net proceeds of this offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months. Please see “Risk Factors — Investment Risks.”

      Other than amounts payable to affiliates of Hines, we currently have no outstanding debt and have not identified any sources of debt financing. Depending on market conditions, we expect that once the net proceeds of this offering are fully invested, our debt financing will be in the range of approximately 40-60% of the aggregate value of our real estate investments. Additionally, the amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owed by such entity, depending on market conditions and other factors. In fact, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. Our articles of incorporation limit our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our shareholders in our next quarterly report. Any indebtedness we do incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties about our company in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to such lender. The lender could also sue us or force us into bankruptcy. Any such event would have a material adverse effect on the value of an investment in our common shares.

      In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to the Advisor, the Dealer Manager, Hines and their affiliates during the various phases of the organization and operation of the Company. During the organizational and offering stage, these payments will include payments to the Dealer Manager for selling commissions and the dealer manager fee and payments to the Advisor for reimbursement of organization and offering costs. During the acquisition and operational stages, certain services related to management of our investments and operations will be provided to the Company by the Advisor and Hines pursuant to various agreements we have entered into or anticipate entering into with these entities. Pursuant to those agreements, we expect that we will make various payments to the Advisor and/or Hines, including acquisition fees, asset management fees, property management fees, leasing fees, and payments for reimbursements of certain costs incurred by the Advisor and Hines in providing related services to the Company. Please see the “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” section of this prospectus for further discussion of compensation to the Advisor, the Dealer Manager, Hines and their affiliates.

      In order to qualify as a REIT and to avoid corporate-level tax on the income we distribute to our shareholders, we are required to distribute at least 90% of our annual ordinary taxable income. Therefore, once the net proceeds we receive from this offering are substantially fully invested, we will need to raise additional capital in order to grow our business and acquire additional real estate investments. We anticipate borrowing funds to obtain additional capital, but there can be no assurance that we will be able to do so on terms acceptable to us, if at all.

Qualitative Disclosures About Market Risk

      Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

      We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we will borrow primarily at fixed rates or variable rates and, in some cases, with the ability to convert variable rates to fixed rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

      In addition to changes in interest rates, the value of our real estate is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, which may affect our ability to refinance our debt if necessary.

DESCRIPTION OF OUR COMMON SHARES

      We were formed as a corporation under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our articles of incorporation and bylaws. The following summary of the terms of our common shares is a summary of all material provisions concerning our common shares and you should refer to the Maryland General Corporation Law and our articles of incorporation and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our articles of incorporation and bylaws. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information” below.

      Our articles of incorporation authorize us to issue up to 1,500,000,000 common shares at $0.001 par value per share and 500,000,000 preferred shares at $0.001 par value per share. As of the date of this prospectus, we had 1,000 common shares issued and outstanding and no preferred shares were issued and outstanding. Our board of directors may amend our articles of incorporation to increase or decrease the amount of our authorized shares without any action by our shareholders.

      Subject to the limitations described below, our articles of incorporation also contain a provision permitting our board of directors, without any action by our shareholders, to classify or reclassify any unissued common shares or preferred shares into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares.

      Our articles of incorporation and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors. The Company believes that these provisions increase the likelihood that any such proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer. Please see “Risk Factors — Investment Risks — The ownership limit in our articles of incorporation may discourage a takeover attempt.”

Common Shares

      Subject to any preferential rights of any other class or series of shares and to the provisions of our articles of incorporation regarding the restriction on the transfer of our common shares, the holders of common shares are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. Our common shares have equal dividend, distribution, liquidation and other rights.

      We will not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. GEMISYS Corporation acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to GEMISYS Corporation a transfer and assignment form, which we will provide to you at no charge upon written request.

Preferred Shares

      Upon the affirmative vote of a majority of our directors (including a majority of our independent directors), our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred shares without shareholder approval, and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred shares. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. However, the voting rights per preferred share of any series or class of preferred shares sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid to the Company for each privately-held preferred share bears to the book value of each outstanding common share. In addition, a majority of our independent directors must approve the issuance of preferred shares to our Advisor or one of its affiliates. If we ever created and issued preferred shares with a dividend preference over our common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may delay, prevent, render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

      Also, the board of directors, without shareholder approval, may issue preferred shares with voting and conversion rights that could adversely affect the holders of common shares, subject to the limits described above.

      We currently have no preferred shares issued and outstanding. Our board of directors has no present plans to issue preferred shares, but may do so at any time in the future without shareholder approval.

Meetings and Special Voting Requirements

      Each shareholder is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of our outstanding common shares can elect all of the directors then standing for election and the holders of the remaining common shares will not be able to elect any directors.

      An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer or upon the written request of shareholders holding at least 10% of the common shares entitled to vote at such meeting. The presence of a majority of our outstanding shares, either in person or by proxy, constitutes a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. In determining the number of common shares entitled to vote, shares abstaining from voting or not voted on a matter will not be treated as entitled to vote.

      Under the Maryland General Corporation Law and our articles of incorporation, shareholders are entitled to vote at a duly held meeting at which a quorum is present on:

•	amendments to our articles of incorporation;

•	our liquidation or dissolution;

•	our reorganization;

•	a merger, consolidation or sale or other disposition of substantially all of our assets; and

•	a termination of our status as a REIT.

      The vote of shareholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our shareholders. Shareholders are not entitled to exercise any of the rights of an objecting shareholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply.

      Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests. Shareholders are also entitled to access, upon request and on the terms described above, to the comparable records of the Operating Partnership.

      In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, which provides that, upon the request of shareholders and the payment of the expenses of the distribution, we are required to distribute specific materials to our shareholders in the context of the solicitation of proxies for voting on matters presented to our shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

Restrictions on Transfer

      To qualify as a REIT under the Internal Revenue Code:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

You should read the “Material Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and once qualified, to continue to qualify, our articles of incorporation provide (subject to certain exceptions) that no shareholder other than Hines or its affiliates may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.9% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares. Our board of directors may waive this ownership limit if evidence satisfactory to our directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine, with the approval of our shareholders as required by our articles of incorporation, that it is no longer in our best interests to continue to qualify as a REIT.

      Additionally, the transfer or issuance of our shares or any security convertible into our shares will be null and void, and the intended transferee will acquire no rights to our shares (unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT), if such transfer or issuance:

•	creates a direct or indirect ownership of our shares in excess of the 9.9% ownership limit described above;

•	with respect to transfers only, results in our shares being owned by fewer than 100 persons;

•	results in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in us owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	results in our disqualification as a REIT.

      Our articles of incorporation provide that any shares proposed to be transferred pursuant to a transfer which, if consummated, would violate these restrictions on transfer, will be deemed to be transferred to a trust to be held for the exclusive benefit of a charitable beneficiary. To avoid confusion, these shares will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as record holder of the Excess Securities, will be entitled to receive all dividends and distributions declared by the board of directors on such securities for the benefit of the charitable beneficiary. Our articles of incorporation further entitle the trustee of the beneficial trust to vote all Excess Securities.

      The trustee of the beneficial trust may select a transferee to whom the securities may be sold as long as such sale does not violate the 9.9% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.9% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

      Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations or would have owned shares that resulted in a transfer to a charitable trust is required to give immediate written notice to us of such event, or (ii) proposed or attempted any of the transactions in clause (i) is required to give us 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our shareholders.

      The ownership restriction does not apply to an offeror which, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership restriction also does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5.0% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

      In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities or (ii) the current market price until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any dividend or distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the articles of incorporation. If any legal decision, statute, rule or regulation deems or declares the transfer restrictions described in this section of the prospectus to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

Dividend Policy

      If we ever have sufficient cash flow available to pay dividends, we intend to pay regular quarterly dividends to our shareholders. As of the date of this prospectus, we have no real estate investments. We will use the net proceeds from the first $10,000,000 we raise in this offering, as well as the net proceeds from the $10,000,000 investment HREH will make in the Operating Partnership when the minimum offering is reached, to acquire an interest in the Core Fund currently held by an affiliate of Hines. If we do not acquire this interest in the Core Fund within one year of the date of this prospectus, our right to acquire this interest will expire. We will continue to invest the net proceeds we raise to acquire the remainder of the $35,000,000 interest in the Core Fund. Please see “The Operating Partnership — General” for a summary of this $10,000,000 commitment. The Core Fund currently owns interests in six office buildings. Please see “Initial Properties.” We expect to receive quarterly distributions from the Core Fund, which we expect will allow us to pay dividends to our shareholders. We currently anticipate that we will commence paying dividends after the first full quarter following our initial investment in the Core Fund.

      We currently have not identified any other probable real estate investments. Other than this initial interest in the Core Fund, we will not make additional real estate investments until we identify investment opportunities and raise sufficient capital pursuant to this offering to do so. We cannot predict when, if ever, we will begin to generate sufficient cash flow from these additional investments to pay dividends as a result of such investments. Because all of our operations will be performed indirectly through the Operating Partnership, our ability to pay dividends depends on the Operating Partnership’s ability to pay distributions to its partners, including Hines REIT. Please see “Risk Factors — Business and Real Estate Risks — We may not have sufficient available funds to pay dividends.”

      If and when we are able to pay dividends, they will be paid to our shareholders as of record dates selected by our board of directors. We expect to declare dividends on a daily basis, but aggregate and pay dividends on a quarterly basis. After we have cash available for dividends, we expect to regularly pay dividends unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Dividends will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for the payment of dividends may be affected by a number of factors, including:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves therefor;

•	the issuance of additional shares; and

•	financings and refinancings.

      We must distribute to our shareholders at least 90% of our annual ordinary taxable income in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Material Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may declare dividends in excess of this percentage as they deem appropriate. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third-parties on a short-term basis, issue new securities or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs. We refer you to the “Risk Factors — Business and Real Estate Risks — We may not be able to meet, or we may need to incur borrowings that would otherwise not be incurred to meet, REIT minimum distribution requirements” and “Material Tax Considerations — Requirements for Qualification as a REIT” sections in this prospectus.

Share Redemption Program

      Our shares are currently not listed on a national securities exchange or included for quotation in a national securities market, and we currently do not intend to list our shares. In order to provide our shareholders with some liquidity, shareholders who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or a portion of their shares to us in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay the Advisor or its affiliates any fees to complete any transactions under our share redemption program.

      During this offering and for five years thereafter, to the extent our board determines that we have sufficient available cash for redemptions, we intend to redeem shares subject to an annual limitation of the lesser of (i) net proceeds received from our dividend reinvestment plan during the prior calendar year or (ii) 5% of our outstanding shares at the prior calendar year end. Beginning five years after the termination of this offering, we intend to begin offering an enhanced liquidity program whereby we may annually redeem up to 10% of the shares outstanding as of the prior calendar year end. We may, but are not required to, use available cash flow not otherwise dedicated to a particular use to meet these redemption needs, including cash proceeds generated from the dividend reinvestment plan, new offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or refinancings.

      During this offering, we will redeem shares at 90% of the offering price, or $9.00 per share. Thereafter, the per share redemption price will be based on the then-current net asset value of the shares; provided that our board of directors may adjust the price based upon such factors as the then-current offering price of our shares (if any), our then-current dividend reinvestment plan price and general market conditions. At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption plan will always be lower than the applicable per share offering price. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with shareholders. Please see “Reports to Shareholders.”

      We will, at our option, redeem shares presented for cash to the extent we have sufficient available cash flow to do so. Additionally, our board may terminate, suspend or amend the share redemption program at any time upon 30 days’ written notice without shareholder approval if our directors believe such action is in our best interest and that of our shareholders or if they determine the funds otherwise available to fund our share redemption program are needed for other purposes. In the event of a redemption request after the death or disability (as defined in the Internal Revenue Code) of a shareholder, we may waive the one-year holding period requirement as well as the annual limitations on the number of shares that will be redeemed as summarized above.

      Redemption of shares, when requested, may generally be made promptly at the end of each calendar quarter, and all tenders must be made in writing, postmarked by midnight on the last day of the quarter and received by us within five business days thereafter. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter. Withdrawal requests must also be made in writing, postmarked by midnight of the last day of the quarter and received by us within five business days thereafter. We cannot guarantee that we will have sufficient available cash flow to accommodate all requests made in any quarter. If the percentage of our shares subject to redemption requests exceeds the then applicable limitations, each shareholder’s request will be reduced on a pro rata basis. In addition, if we do not have such sufficient available funds, at the time when redemption is requested, you can (i) withdraw your request for redemption or (ii) ask that we honor your request at such time, if any, as sufficient funds become available. Such pending requests will generally be honored on a pro-rata basis. Commitments by us to repurchase shares will be communicated either telephonically or in writing to each shareholder who submitted a request at or promptly (no more than five business days) after the fifth business day following the end of each quarter. We will redeem the shares subject to these commitments, and pay the redemption price associated therewith, within three business days following the delivery of such commitments. You will not relinquish your shares until we redeem them. Please see “Risk Factors — Investment Risks — You may be unable to sell your shares because your ability to redeem your shares is limited pursuant to our share redemption program” and “Risk Factors — Investment Risks — There is currently no public market for our common shares and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you may likely sell them at a substantial discount.”

      The shares we redeem under our share redemption program will be cancelled and will be held as treasury shares. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws. We will terminate our share redemption program in the event that our shares are listed on a national securities exchange or included for quotation in a national securities market.

Restrictions on Roll-Up Transactions

      In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity (a “Roll-up Entity”) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all our properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of our properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and that of our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our shareholders in connection with any proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered.

      A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or included for quotation on a national market system for at least 12 months; or

•	a transaction involving our conversion into a limited liability company, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our shareholder voting rights; the term of our existence; compensation to Hines; or our investment objectives.

      In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our shareholders who vote “no” on the proposal the choice of:

•	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as shareholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.

      We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our shareholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Our Common Shares”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our shareholders.

Shareholder Liability

      Both the Maryland General Corporation Law and our bylaws provide that our shareholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Dividend Reinvestment Plan

      We currently have a dividend reinvestment plan available that allows you to have dividends otherwise payable to you invested in additional common shares. During this offering, you may purchase common shares under our dividend reinvestment plan for $9.50 per share until all of the shares registered as part of this offering have been sold. Thereafter, our board of directors will determine the price per share for which shares will be issued under the plan based on the consideration of numerous factors including the current offering price (if any). We will pay reduced sales commissions of up to 4.0% and no dealer manager fees in connection with shares purchased pursuant to our dividend reinvestment plan. A copy of our dividend reinvestment plan as currently in effect is included as Appendix C to this prospectus.

      Investors participating in our dividend reinvestment plan may purchase fractional shares. If sufficient common shares are not available for issuance under our dividend reinvestment plan, we will remit excess dividends in cash from operations to the participants. If you elect to participate in the dividend reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or our articles of incorporation relating to such investment, you will promptly notify the Advisor in writing of that fact.

      Shareholders purchasing common shares pursuant to the dividend reinvestment plan will have the same rights and will be treated in the same manner as if such common shares were purchased pursuant to this offering.

      Following the reinvestment, we will send each participant a written confirmation showing the amount of the dividend reinvested in our shares, the number of common shares owned prior to the reinvestment, and the total amount of common shares owned after the dividend reinvestment. We have the discretion not to provide a dividend reinvestment plan, and a majority of our board of directors may amend or terminate our dividend reinvestment plan for any reason at any time upon 10 days’ prior written notice to the participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our common shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, you may terminate your participation in the dividend reinvestment plan at any time by providing us with 10 days’ written notice. A withdrawal from participation in the dividend reinvestment plan will be effective only with respect to dividends paid more than 30 days after receipt of written notice. In addition, a transfer of common shares will terminate the shareholder’s participation in the dividend reinvestment plan as of the first day of the quarter in which the transfer is effective.

      If you participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash, but rather to have the dividends withheld and reinvested in our common shares. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional common shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Please see “Risk Factors — Tax Risks — Investors may realize taxable income without cash dividends.”

Business Combinations

      The Maryland General Corporation Law prohibits certain business combinations between a Maryland corporation and an interested shareholder or the interested shareholder’s affiliate for five years after the most recent date on which the shareholder becomes an interested shareholder. These provisions of the Maryland General Corporation Law will not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder. However, as permitted by the Maryland General Corporation Law, Section 5.9 of our articles of incorporation provides that the business combination provisions of Maryland law do not apply to us.

Control Share Acquisitions

      With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding “control shares:”

•	owned by the acquiring person;

•	owned by officers; and

•	owned by employees who are also directors.

      “Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares on which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our shareholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our articles of incorporation or bylaws.

      As permitted by Maryland General Corporation Law, Section 5.10 of our articles of incorporation contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of common shares.

PLAN OF DISTRIBUTION

General

      We are offering a minimum of 1,000,000 shares (assuming no volume or other discounts) and a maximum of 220,000,000 shares to the public through Hines Real Estate Securities, Inc., our Dealer Manager, a registered broker-dealer affiliated with Hines. We will also allow certain broker-dealers who are registered with the National Association of Securities Dealers, Inc. (“NASD”) to offer our shares in this offering. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” Of the 220,000,000 shares offered by this prospectus, we are offering:

•	200,000,000 shares to the public at a purchase price per share of $10.00; and

•	20,000,000 shares for issuance pursuant to our dividend reinvestment plan at a price per share of $9.50.

      Hines Real Estate Securities, Inc. was organized in June 2003 for the purpose of participating in and facilitating the distribution of the securities being offered in this offering. This offering is the first offering for which our Dealer Manager has acted as a dealer manager. For additional information about our Dealer Manager, including information relating to its affiliation with us, please refer to the section of this prospectus captioned “Management — The Dealer Manager.”

      The offering price of our shares is subjective and was determined by our board of directors. Our board of directors determined the offering price based on the offering price used by other companies in circumstances substantially similar to ours, the range of offering prices of other REITs that do not have shares listed on a national exchange and the recommendation of the Dealer Manager. This offering will commence as of the date of this prospectus. If the minimum offering of 1,000,000 shares is not sold by June 18, 2005 (which is one year after the effective date of this prospectus), we will cancel this offering and your investment will be returned to you within 10 days after cancellation, with the interest earned on your investment while in escrow, less any expenses paid to the escrow agent, except for residents in the states of Alabama, Kansas, Maine, Missouri, North Carolina, Ohio and Pennsylvania, who shall have no expenses deducted from their investment. We have no right to extend the term of the minimum offering period. If the minimum offering of 1,000,000 shares is sold and if this offering continues thereafter, the offering will terminate on or before June 18, 2006 (two years after the effective date of this prospectus). We reserve the right to terminate this offering at any time.

Underwriting Terms

      We have not retained an underwriter in connection with this offering. The shares are being offered on a “best efforts” basis, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Please see “Risk Factors — Investment Risks — The risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.” We will pay the Dealer Manager selling commissions of up to 6.0% of the gross offering proceeds of shares sold to the public, all of which will be reallowed to participating broker dealers. We will pay reduced selling commissions of up to 4.0% on shares issued pursuant to the dividend reinvestment plan.

      The Dealer Manager intends to enter into selected dealer agreements with certain other broker-dealers who are members of the NASD to authorize them to sell our shares. Upon the sale of shares by such participating broker-dealers, the Dealer Manager will reallow its commissions to such participating broker-dealers.

      The Dealer Manager will also receive a dealer manager fee of up to 2.2% of gross offering proceeds we raise from the sale of shares to the public as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. We will not pay this fee for proceeds we receive under our dividend reinvestment plan. The Dealer Manager, in its sole discretion, may reallow a portion of the dealer manager fee to participating broker-dealers as marketing fees, reimbursement of costs and expenses of attending our educational conferences or to defray other distribution-related expenses. The marketing fees portion of the reallowance will be paid to any particular participating broker-dealer based upon the projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in other similar REIT offerings in the past and the anticipated level of marketing support to be provided in this offering.

      We will also reimburse the Advisor for all expenses incurred by the Advisor, the Dealer Manager and their affiliates in connection with this offering and our organization in an amount up to 3.0% of gross proceeds of this offering. Included in these expenses are reimbursements to participating broker-dealers (up to a maximum of 0.5% of the gross offering proceeds) for bona fide due diligence expenses incurred by such participating broker-dealers in discharging their responsibility to ensure that material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to the Company and this offering, and in some cases, reimbursement of the allocable share of actual out-of-pocket employee expenses of internal due diligence personnel of the participating broker-dealer conducting due diligence on the offering. The Company or Dealer Manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses.

      Other than these fees and expense reimbursements, we will not pay any other fees to any professional or other person in connection with the distribution of the shares in this offering.

      We have agreed to indemnify participating broker-dealers, the Dealer Manager and the Advisor against material misstatements and omissions contained in this prospectus arising in connection with this offering, including liabilities arising under the Securities Act.

      The following table shows the compensation payable to the Dealer Manager and participating broker-dealers, including amounts deemed to be underwriting compensation by the NASD.

	Estimated
	Maximum	Percentage of
Type of Compensation	Amount	Maximum(1)

Selling Commissions	$127,600,000	5.827%
Dealer Manager Fee	$44,000,000	2.009%
Salaries and Bonuses of Wholesalers and Broker-Dealer Personnel	$7,956,466	0.363%
Travel, Food and Lodging for Wholesalers	$5,470,800	0.250%
Expense Reimbursements for Sponsor Educational Meetings	$1,550,000	0.071%
Attendance Fees and Expense Reimbursements for Broker-Dealer Sponsored Conferences	$4,078,375	0.186%
Dealer Manager’s Errors and Omissions Insurance	$1,125,000	0.051%
Expense Allocation to Dealer Manager	$1,625,393	0.074%
Promotional Items	$516,500	0.024%
Public Seminars	$792,000	0.036%
Sponsor’s Third Party Advisors	$626,000	0.029%
Legal Fees Allocable to the Dealer Manager	$50,000	0.002%

Total	$195,390,534	8.922%

(1)	Assumes that the maximum offering of 200,000,000 shares are sold at $10.00 per share and 20,000,000 shares are sold at $9.50 per share pursuant to our dividend reinvestment plan.

      In accordance with the Conduct Rules of the NASD, in no event will our total underwriting compensation (including, but not limited to, selling commissions, the dealer manager fee, wholesaling salaries and commissions and expense reimbursements to our wholesalers and participating broker-dealers and their registered representatives) exceed 10% of gross offering proceeds, except for an additional up to 0.5% of gross offering proceeds which may be paid in connection with due diligence activities.

      In the event that an investor (i) has a contract for investment advisory and related brokerage services which includes a fixed or “wrap” fee feature, (ii) has a contract for a “commission replacement” account, which is an account in which securities are held for a fee only, (iii) has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (iv) is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department for a fee, we will sell shares to or for the account of such investor at a 6.0% discount, or $9.40 per share, reflecting that selling commissions will not be paid in connection with such purchases. The net proceeds we receive from the sale of shares will not be affected by waiving the commissions payable in connection with such transactions. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

      We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers themselves, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses and minor children) at a 6.0% discount, reflecting that selling commissions will not be paid in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to us from such sales made net of commissions will be identical to the net proceeds we receive from other sales of shares.

      Our directors and officers, as well as affiliates of Hines and their directors, officers and employees (and their spouses and minor children) and entities owned substantially by such individuals, may purchase shares in this offering at an 8.2% discount, reflecting the fact that selling commissions and the dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Hines and its affiliates will be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution.

      In addition, subscribers for shares may agree with their participating broker-dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their shares paid over a three-year period pursuant to a deferred commission arrangement. Shareholders electing the deferred commission option will be required to pay a total of $9.60 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.20 per share will be payable as commissions due upon subscription. For the period of three years following subscription, $0.0375 per share will be deducted at the end of each of the first eight calendar quarters and $0.025 per share will be deducted at the end of each of the next four calendar quarters from dividends or other cash distributions otherwise payable to the shareholders and used by us to pay deferred commission obligations. The net proceeds to us will not be affected by the election of the deferred commission option. Under this arrangement, a shareholder electing the deferred commission option will pay a 2.0% commission upon subscription, rather than a 6.0% commission, and an amount equal to a 1.5% commission for the first two years and a 1.0% commission for the third year following subscription, or longer if required to satisfy outstanding deferred commission obligations. The foregoing commission amounts may be appropriately adjusted with approval of the Dealer Manager by application of the volume discount provisions described below.

      Shareholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such shareholders and will instead be paid to third parties to satisfy commission obligations.

      Investors who wish to elect the deferred commission option should make the election on their subscription agreement. Election of the deferred commission option shall authorize us to withhold dividends, redemption proceeds or other cash distributions otherwise payable to such shareholder or such shareholder’s transferee for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.40 per share in the aggregate under the deferred commission option. Such dividends or cash distributions otherwise payable to shareholders may be pledged by us, the Dealer Manager, the Advisor or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

      In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by us. In either such event, we shall provide notice of any such acceleration to shareholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by us out of dividends or other cash distributions otherwise payable to such shareholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, our obligation and that of our shareholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares. In the event of a liquidation of our properties, the amount of remaining commissions due shall be deducted and paid by us out of dividends or net sale proceeds otherwise payable to shareholders who are subject to any such acceleration of their deferred commission obligations. In no event may we withhold in excess of $0.40 per share in the aggregate for the payment of deferred commissions.

Volume Discounts

      We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase at least $150,000 in shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.

      The volume discounts operate as follows:

	Commission
	Percentage
	(Based on $10.00	Price Per Share	Amount of Commission
Amount of Shares Purchased	per share)	to Investor	Paid Per Share

Under $150,000	6.0%	$10.00	$0.60
$150,000 to $299,999	4.5%	$9.85	$0.45
$300,000 to $499,999	3.0%	$9.70	$0.30
$500,000 to $999,999	1.5%	$9.55	$0.15
$1,000,000 and over	1.0%	$9.50	$0.10

      For example, if you purchase $400,000 in shares, your selling commissions will be reduced to 3.0%, in which event you will receive 41,237.11 shares instead of 40,000 shares, the number of shares you would have received if you had paid $10.00 per share. The net offering proceeds we receive from the sale of shares are not affected by volume discounts.

      If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases.

      As set forth below, a “single purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers.

You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “single purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the common shares for his, her or their own accounts; a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

      Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.”

      Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.00 per share. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

      California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

      Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

The Subscription Process

      The Dealer Manager and participating broker-dealers are required to make every reasonable effort to determine whether a purchase of our shares is suitable for you. The participating broker dealers shall transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

      The Dealer Manager and participating broker-dealers are required to deliver to you a copy of this prospectus and any amendments or supplements. We plan to make this prospectus and the appendices available electronically to the Dealer Manager and the participating broker-dealers, as well as to provide them paper copies. In the subscription agreement, you have the option of choosing to authorize us to make available on our web site at www.HinesREIT.com any prospectus amendments or supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be delivered to you, and to notify you via email when such reports are available electronically. In any case, however, you may always receive a paper copy upon request.

      Our shares are being sold as subscriptions for the shares are received and accepted by us, subject to the satisfaction by us of the minimum offering condition described below. We have the unconditional right to accept or reject your subscription within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares subscribed for. If we accept your subscription, our transfer agent will mail you a confirmation. No sale of our shares may be completed until at least five business days after the date you receive this prospectus. If for any reason we reject your subscription, we will return your funds and your subscription agreement, without interest or deduction, within 10 days after our receipt of the same.

      In order to acquire shares pursuant to this offering, you must deliver a completed subscription agreement, in substantially the form that accompanies this prospectus, prior to the termination of this offering. Prior to our reaching the minimum offering, you should pay for your shares by check payable to “Wells Fargo Bank, N.A., as escrow agent for Hines Real Estate Investment Trust, Inc.” Subject to compliance with Rule 15c2-4 of the Exchange Act, the participating broker-dealers will submit a subscriber’s check to us for deposit with the escrow agent by noon of the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy, a subscriber’s check will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated interest bearing escrow account with our escrow agent, and will be held in trust for your benefit until the minimum offering is achieved. After the minimum offering is achieved, we will hold your subscription proceeds in trust for your benefit in a segregated interest bearing account as described in “— Admission of Shareholders” below. Subscriptions will be effective only upon our acceptance. We may, for any reason, accept or reject any subscription agreement, in whole or in part. You may not terminate or withdraw a subscription or purchase obligation after you have delivered a subscription agreement evidencing such obligation to us.

Minimum Offering

      Subscription proceeds will be placed in escrow until such time as subscriptions representing 1,000,000 shares (assuming no volume or other discounts) have been received and accepted by us. Any shares purchased by our Advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or bank money-market mutual funds investing in obligations of or guaranteed by the U.S. government or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.

      If the minimum offering has not been received and accepted by June 18, 2005 (one year after the date of this prospectus), this offering will be terminated, and the escrow agent will promptly return your funds and subscription agreement within 10 business days. We have no right to extend the term of the minimum offering period. In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber. In the event that a subscriber fails to remit an executed Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 30% of the earnings attributable to such subscriber in accordance with Treasury Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. If we do not complete the minimum offering, such interest will be paid to subscribers upon the termination of the escrow period. In such event, investors other than those residing in Alabama, Kansas, Maine, Missouri, North Carolina, Ohio and Pennsylvania will bear all expenses of the escrow and, as such, the interest to be paid to subscribers generally will be reduced for escrow expenses.

Admission of Shareholders

      We intend to admit shareholders daily as subscriptions for shares are received in good order. After we reach the minimum offering, funds being held in escrow will be released to us. Thereafter, upon your being admitted as a shareholder, we will deposit your subscription proceeds in our operating account, out of which we will make real estate investments and pay fees and expenses as described in this prospectus.

Subscription Agreement

      The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you are a U.S. person;

•	you received a copy of this prospectus;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

      The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and the Dealer Manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement.

      In addition, investors who are California residents will be required to make certain additional certifications or representations that the sale, transfer or assignment of their shares will be made only with the prior written consent of the Commissioner of the Department of Corporations of the State of California, or as otherwise permitted by the commissioner’s rules.

      By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

Automatic Investment Program

      In conjunction with or following an initial investment, a shareholder may elect to purchase additional shares offered by this offering on a systematic basis by electing to participate in our automatic investment program. Upon such election, our transfer agent will automatically debit a participating shareholder’s bank account at regular intervals (for so long as our automatic investment program is being offered to shareholders) in an amount not less than $50 per interval (except for residents of the States of Maine, Minnesota, Nebraska and Washington who must invest in increments of at least $1,000) as specified on such shareholder’s subscription agreement. Participating shareholders may elect to make additional share purchases pursuant to this program monthly, quarterly or annually. You may designate on your subscription agreement to have your account debited on the 2nd or 16th of each applicable month. Participants will not pay any additional fees or expenses for investments made under our automatic investment program. Proceeds we receive under this program will be received and held on the same terms and conditions as described in “Plan of Distribution — The Subscription Process” above. Proceeds we receive from our automatic investment program will be invested in the same manner as all proceeds raised in this offering. Please see “Estimated Use of Proceeds.”

      Shareholders who have also elected to participate in the dividend reinvestment plan will have all dividends with respect to the shares acquired through the automatic investment program reinvested pursuant to the dividend reinvestment plan. The automatic investment program will commence with the next investment interval selected in the shareholder’s subscription agreement, provided it is received at least 10 days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

      Shareholders may change the amount of their automatic investment (no more frequently than twice per year) by written request to our transfer agent at: Hines REIT, P.O. Box 5238, Englewood, Colorado 80155. We will provide a prospectus to any participant who elects to increase the amount of their automatic investment on or before the effective date of the increase. Shareholders participating in our automatic investment program may terminate their participation at any time by written request to our transfer agent at the address shown above. We may amend or terminate our automatic investment program for any reason at any time upon 10 days’ written notice to participants.

      Each participating broker-dealer will maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Investment

      You initially must invest at least $2,500, which will equal 250 shares, assuming no discounts apply. Please see “Suitability Standards — Minimum Purchase.”

      Except in Maine, Minnesota, Nebraska and Washington (where investors must purchase additional shares in increments of at least $1,000), investors who have satisfied the initial minimum purchase requirement may make additional purchases in increments of at least five shares, except for purchases made pursuant to our dividend reinvestment plan.

      Each participating broker-dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. Please see the “Suitability Standards” section of this prospectus. In making this determination, such persons will rely on relevant information provided by the investor. Each investor should be aware that a participating broker-dealer is responsible for determining suitability and will be relying on the information provided by investors in making this determination.

Termination Date

      This offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later than June 18, 2006 (two years after the effective date of this prospectus).

THE OPERATING PARTNERSHIP

      We currently plan to conduct substantially all of our operations through the Operating Partnership. The following is a summary of the material provisions of the Agreement of Limited Partnership of the Operating Partnership, which we filed as an exhibit to the registration statement of which this prospectus is a part. We refer to the Operating Partnership’s Agreement of Limited Partnership as the “Partnership Agreement.”

General

      The Operating Partnership was formed in August, 2003 to hold our assets. It will allow the Company to operate as what is generally referred to as an “Umbrella Partnership Real Estate Investment Trust,” or an “UPREIT,” which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the Operating Partnership, will be deemed to be assets and income of the REIT.

      A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, the Operating Partnership is structured to make distributions with respect to OP Units that will be equivalent to the dividends made to holders of our common shares. Finally, a limited partner in the Operating Partnership may later exchange his or her limited partner interests in the Operating Partnership for common shares in Hines REIT in a taxable transaction.

      The Partnership Agreement contains provisions which would allow, under certain circumstances, other entities, including other programs, to merge into or cause the exchange or conversion of their interests for limited partner interests in the Operating Partnership. In the event of such a merger, exchange or conversion, the Operating Partnership may issue additional OP Units which would be entitled to the same exchange rights as other holders of OP Units of the Operating Partnership. As a result, any such merger, exchange or conversion could ultimately result in the issuance of a substantial number of our common shares, thereby diluting the percentage ownership interest of other shareholders. We may also create separate classes or series of OP Units having privileges, variations and designations as we may determine in our sole and absolute discretion.

      We intend to hold substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of the prospectus, we own a 4.76% equity percentage interest in the Operating Partnership. An affiliate of Hines contributed $200,000 to the Operating Partnership for a 95.24% limited partner interest and assigned this interest to HREH. HREH will invest $10,000,000 into the Operating Partnership for a limited partner interest once we have raised the minimum offering of 1,000,000 shares and have received the net proceeds from escrow. The only condition precedent to this investment being made is that we reach the minimum offering. Pursuant to this investment, HREH will acquire OP Units in the Operating Partnership at a price of $9.20 per unit. As a result of this investment, HREH will receive 1,086,957 OP Units. Finally, HALP Associates Limited Partnership owns the Participation Interest in the Operating Partnership. Please see “— The Participation Interest” below. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

Purposes and Powers

      The Operating Partnership is organized as a Delaware limited partnership and is governed in accordance with the terms of the Partnership Agreement. The purposes of the Operating Partnership are to engage in any lawful business activities in which a partnership formed under Delaware law may engage or participate, with its primary objectives and purposes being, either as a partner in a partnership or joint venture or otherwise, to purchase, own, maintain, mortgage, encumber, equip, manage, lease, finance, operate, dispose of or otherwise deal with real property, interests in real property or mortgages secured by real property on our behalf. The Operating Partnership may also be a partner (general or limited) in partnerships (general or limited), a venturer in joint ventures, a shareholder in corporations, a member in limited liability companies or an investor in any other type of business entity created to accomplish all or any of the foregoing. The Operating Partnership’s purposes may be accomplished by taking any action which is not prohibited under the Delaware Revised Uniform Limited Partnership Act.

Operations

      The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (i) satisfy the requirements for being classified as a REIT for tax purposes, (ii) avoid any federal income or excise tax liability and (iii) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. Please see “Material Tax Considerations — Tax Aspects of the Operating Partnership.”

      The Partnership Agreement provides that the Operating Partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us. Please see “— Distributions” below. Distributions will be made such that a holder of one OP Unit in the Operating Partnership will receive the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual dividends paid to the holder of one of our common shares.

      The Partnership Agreement provides that, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations, (i) income from operations is allocated first to the holder of the Participation Interest until it has been allocated income in an amount equal to distributions made to such holder, and then to the remaining partners of the Operating Partnership in accordance with their respective percentage interests, (ii) gain from the sale or other disposition of property is generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest and the holders of the OP Units to be in proportion to their respective percentage interests, and (iii) all losses are generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest and the holders of the OP Units to be in proportion to their respective percentage interests.

      Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If the holder of the Participation Interest were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

      In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership will pay all of our administrative costs and expenses. Such expenses will include:

•	all expenses relating to the continuity of our existence;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of OP Units or our common shares; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Amendments

      The consent of limited partners holding 67% of the aggregate percentage interest held by all limited partners is required to approve certain amendments to the Partnership Agreement, including amendments that modify:

•	the allocation of profits, losses, or distributions among partners;

•	any provision relating to the issuance and conversion of OP Units; and

•	any provision relating to the transfer of OP Units.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the Partnership Agreement if the amendment would enlarge the obligation of such partner to make capital contributions to the Operating Partnership. The written consent of all the partners is required to amend these amendment limitations.

Transferability of Our General Partner Interest

      We may not transfer our interest in the Operating Partnership without the consent of partners holding over 50% of the aggregate percentage interest held by all partners in the Operating Partnership unless:

•	the transfer of such interest is to an entity which is, directly or indirectly, controlled by (i) Hines, and/or (ii) Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them or to an entity that is, directly or indirectly, wholly-owned by us and/or Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them; or

•	the transfer of such interest is pursuant to or in connection with a change in the outstanding common shares of the Company by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change and either (i) the shares dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change has been approved by the consent of a majority-in-interest of the limited partners of the Operating Partnership, or (ii) an appropriate adjustment to the number of OP Units held by each Partner has been made in accordance with the Partnership Agreement.

Voting Rights

      When the consent of partners is required to approve certain actions, such as amendments to the Partnership Agreement or a transfer of our interests in the Operating Partnership as referenced above, each partner’s consent rights (including the holder of the Participation Interest) are based on such partner’s percentage interest of the Operating Partnership. Please see “— The Participation Interest” below for a summary of the calculations of the percentage interest attributable to the Participation Interest, which increases over time, and the percentage interests attributable to partners holding OP Units.

The Participation Interest

      HALP Associates Limited Partnership owns a profits interest in the Operating Partnership denominated as the Participation Interest, which increases as described below and entitles it to receive distributions of the Operating Partnership based upon its percentage interest of the Operating Partnership at the time of distribution. Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Through their ownership in an affiliate of Hines or other compensation arrangements, Hines employees (including the officers and managers of our Advisor) will effectively hold up to 50% of the Participation Interest for purposes of aligning their interests with those of our shareholders. The Participation Interest was issued in consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. We believe the

Participation Interest had a nominal value at issuance. The percentage interest attributable to the Participation Interest, initially 0.0% at the first month of operations of the Operating Partnership, increases on a monthly basis as described below. We anticipate that the percentage interest attributable to the Participation Interest will increase incrementally over time and, consequently, the percentage interest of holders of OP Units, including Hines REIT, will decrease proportionally. See “Risk Factors — Investment Risks — Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership and your investment in Hines REIT may be diluted if we issue additional shares” and “— Hypothetical Impact of the Participation Interest” below.

      The percentage interest of the holder of the Participation Interest as of the end of a particular calendar month will equal the sum of:

(a)	the percentage interest attributable to the Participation Interest as of the end of the immediately preceding month, adjusted for any issuances or redemptions of OP Units during the month, plus

(b)	0.0625% of the net equity received by the Operating Partnership and invested in real estate investments as of the end of the current month, divided by the “Equity Value” (as defined below) of the Operating Partnership as of the end of the current month, plus

(c)	0.50% of the “Gross Real Estate Investments” (as defined below) made by the Operating Partnership during the current month, divided by the Equity Value of the Operating Partnership as of the end of such month.

      The monthly adjustment to the percentage interest attributable to the Participation Interest is intended to approximate the economic equivalent of the cash acquisition and asset management fees earned by the Advisor under the Advisory Agreement for the applicable month, and the immediate and automatic reinvestment of such amount into the Operating Partnership in exchange for equity. Adjustments in the percentage interest attributable to the Participation Interest as described above will cease at such time as an affiliate of Hines no longer serves as our advisor.

      “Equity Value” as of a particular date means, in cases where the Company has an offering of common shares then in effect, the product of (i) the per-share offering price for the common shares that are the subject of such offering, net of selling commissions, dealer manager fees and the per share estimate of organization and offering costs (based on the maximum number of common shares being offered in the offering), multiplied by (ii) a number equal to the number of OP Units outstanding as of the end of such month, divided by the difference between 100% and the percentage interest attributable to the Participation Interest as of the end of such month. In cases where the Company does not have an offering of common shares then in effect, “Equity Value” as of a particular date means the net fair market value of the Operating Partnership’s equity as of such date, as approved by the Company’s board of directors, which shall generally equal the net proceeds that would be available for distribution by the Operating Partnership if all properties owned directly or indirectly by the Operating Partnership were sold at their fair market value in an all cash sale as of such date, and all expected transaction costs (including all closing costs customarily borne by a seller in the market where each property is located and estimated legal fees and expenses) were paid, and all liabilities were repaid, out of such proceeds.

      The term “Gross Real Estate Investments” of the Operating Partnership means the gross amount invested by the Operating Partnership in any real estate investments (either directly or indirectly, including real estate investments contributed to the Operating Partnership for OP Units), including debt attributable to such investments; provided that in the case of amounts invested in entities not wholly-owned by the Operating Partnership, the term shall mean our allocable share of the Gross Real Estate Investments of such entities.

      The foregoing calculation of the percentage interest of the Participation Interest as of the end of a particular month will be effective as of the first day of the following month. While the Participation Interest increases on a monthly basis, the amount of the increase is diluted by the number of OP Units issued (including OP Units issued to Hines REIT as the general partner as a result of offering proceeds raised by us), or increased as a result of OP Units redeemed, during such calendar month, so that the percentage interest attributable to the Participation Interest immediately after such issuance or redemption equals (i) the percentage interest attributable to the Participation Interest immediately prior to such issuance or redemption, multiplied by (ii) a fraction whose numerator is the number of OP Units outstanding immediately prior to such issuance or redemption and whose denominator is the number of OP Units outstanding immediately after such issuance or redemption. The Participation Interest may be repurchased for common shares or cash as described below. Repurchases of the Participation Interest will result in a reduction in the percentage interest attributable to the Participation Interest to the extent of such repurchase and will have no impact on the calculation of subsequent increases in the Participation Interest.

      The percentage interest of each partner holding OP Units for any particular calendar month will equal:

•	100% minus the percentage interest attributable to the Participation Interest, multiplied by

•	the sum of the number of OP Units held by such partner, assuming the conversion of any Preference Units held by such partner (if any) into OP Units, divided by

•	the sum of all OP Units issued and outstanding at such time, assuming the conversion of all Preference Units issued and outstanding at such time (if any) into OP Units.

Hypothetical Impact of the Participation Interest

      The following table shows an example of the increase of the Participation Interest, and the proportionate decrease of Hines REIT’s interest in the Operating Partnership, assuming: (i) we raise $250 million each quarter during the first two years represented, (ii) we raise no additional capital and otherwise issue no additional shares during the remaining eight years represented, (iii) we immediately invest all proceeds received in real estate investments without taking into account selling commissions, dealer manager fees or organizational and operating expenses, (iv) no other interests in the Operating Partnership are issued and (v) our investments in real estate investments are 50% leveraged at the time of acquisition.

		Hines
	Hines	Cash	Participation
End of Year	REIT(1)	Investment(2)	Interest(3)	Total

1	97.55%	0.98%	1.47%	100.00%
2	97.66%	0.49%	1.85%	100.00%
3	96.92%	0.48%	2.60%	100.00%
4	96.17%	0.48%	3.35%	100.00%
5	95.42%	0.48%	4.10%	100.00%
6	94.68%	0.47%	4.85%	100.00%
7	93.93%	0.47%	5.60%	100.00%
8	93.18%	0.47%	6.35%	100.00%
9	92.44%	0.46%	7.10%	100.00%
10	91.69%	0.46%	7.85%	100.00%

(1)	Represents Hines REIT’s interest in the Operating Partnership received as a result of net offering proceeds raised by us in this offering that are contributed to the Operating Partnership.

(2)	Represents the $10,000,000 investment HREH will make in the Operating Partnership.

(3)	The increase in the Participation Interest will be less if Hines REIT conducts future offerings similar to this offering, as the increase in the Participation Interest will be diluted by future issuances of shares.

Repurchase of OP Units and the Participation Interest

      Pursuant to the Partnership Agreement, limited partners will receive rights that will enable them to request the repurchase of their OP Units for cash or, at our option, common shares in Hines REIT. The holder of the Participation Interest likewise has the right to request the repurchase of the Participation Interest for cash or, at our option, common shares in Hines REIT. These repurchase rights will be exercisable beginning on the later of one year after the OP Units or Participation Interest are issued to such limited partner or the commencement of the initial public offering of the Company. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the OP Units or, in the case of the Participation Interest, the Participation Interest Unit Equivalents were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the OP Units or Participation Interest by issuing one common share for each OP Unit or the Participation Interest Unit Equivalent exchanged. The number of “Participation Interest Unit Equivalents” equals a number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the Participation Interest. A limited partner cannot exercise these repurchase rights if such repurchase would:

•	cause us to no longer qualify (or it would be likely that we no longer would qualify) as a REIT under the Internal Revenue Code;

•	result in any person owning common shares in excess of our ownership limits;

•	constitute or be likely to constitute a violation of any applicable federal or state securities law;

•	violate any provision of our articles of incorporation or bylaws;

•	cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause the acquisition of shares by a limited partner whose interests are repurchased to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act; or

•	cause the Operating Partnership to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Internal Revenue Code or cause a technical termination of the Operating Partnership under Section 708 of the Internal Revenue Code. In particular, as long as the Operating Partnership is potentially subject to classification as a publicly traded partnership, a limited partner may exercise repurchase rights only if:

•	the redemption would constitute a “private transfer” (as that term is defined in the Partnership Agreement); or

•	the redemption, when aggregated with other transfers of OP Units within the same taxable year (but not including private transfers), would constitute 10% or less of the percentage interests in the Operating Partnership.

We do not expect to issue any of the common shares offered hereby to limited partners of the Operating Partnership in exchange for their OP Units or the Participation Interest. Rather, in the event a limited partner of the Operating Partnership exercises its repurchase rights, and we elect to purchase the OP Units or Participation Interest with our common shares, we expect to issue unregistered common shares or subsequently registered shares in connection with such transaction.

Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor

      In the event the Advisory Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor, we may be required to repurchase all or a portion of the OP Units and Participation Interest held Hines and its affiliates. In such event, the purchase price is required to be paid in cash or common shares, at the option of the holder. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor” and “Risk Factors — Investment Risks — The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.”

Capital Contributions

      If the Operating Partnership requires additional funds, any partner may, but is not required to, make an additional capital contribution to the Operating Partnership. We may loan to the Operating Partnership the proceeds of any loan obtained or debt securities issued by us so long as the terms of such loan to the Operating Partnership are substantially equivalent to the loan obtained or debt securities issued by us. If any partner contributes additional capital to the Operating Partnership, the partner will receive additional OP Units and its percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions.

      As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to the Operating Partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. Under the Partnership Agreement, we generally are obligated to contribute the proceeds of a securities offering as additional capital to the Operating Partnership in exchange for additional OP Units. In addition, we are authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and the Operating Partnership.

Term

      The Operating Partnership will be dissolved and its affairs wound up upon the earliest to occur of the following events:

•	the sale of all or substantially all of the assets of the Operating Partnership; or

•	unless reconstituted upon bankruptcy, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating either the Operating Partnership or Hines REIT as bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom.

Tax Matters

      Hines REIT is the tax matters partner of the Operating Partnership and, as such, has the authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of the Operating Partnership.

Distributions

      Generally, all available cash (as defined in the Partnership Agreement) will be distributed quarterly to or for the benefit of the partners of record as of the applicable record date. The term “available cash” means all cash receipts of the Operating Partnership from whatever source during the period in question in excess of all items of Operating Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Operating Partnership, including real estate investments, debt payments, capital expenditures, payments to any dealer manager, advisor or property manager under any dealer, manager, advisor or property management agreement, other fees and expense reimbursements, funds used for redemptions, and any reserves (as determined by the general partner) established or increased during such period. In the discretion of the general partner of the Operating Partnership, but subject to the Partnership Agreement, reserves may include cash held for future acquisitions.

      The Operating Partnership will distribute cash available for distribution to its partners at least quarterly. Pursuant to the Partnership Agreement and subject to the rights of any holders of Preference Units, the Operating Partnership will distribute cash among the partners holding OP Units and the partner holding the Participation Interest in proportion to their respective percentage interests in the Operating Partnership. Please see “— The Participation Interest” above for a summary of how the percentage interests in the Operating Partnership are calculated.

Indemnity

      The Operating Partnership must indemnify and hold Hines REIT (and its employees, directors, and/or officers) harmless from any liability, loss, cost or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Operating Partnership or in connection with its business or affairs. However, the Operating Partnership will not be required to indemnify (i) Hines REIT for any liability, loss, cost or damage caused by its fraud, willful misconduct or gross negligence, (ii) officers and directors of Hines REIT (other than our independent directors) for any liability, loss, cost or damage caused by such person’s negligence or misconduct, or (iii) our independent directors for any liability, loss, cost or damage caused by their gross negligence or willful misconduct. In addition, the Operating Partnership must reimburse Hines REIT for any amounts paid by it in satisfaction of indemnification obligations owed to its present or former directors and/or officers, as provided for in or pursuant to its corporate governance documents.

MATERIAL TAX CONSIDERATIONS

General

      The following is a summary of the material federal income tax considerations generally applicable to the ownership of common shares. The following discussion does not cover all possible tax considerations and does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, and, except as described in “— Taxation of Foreign Investors” below, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws. For the purposes of this section, we call the Internal Revenue Code the “Code.”

      The Code provisions governing the federal tax treatment of REITs are highly technical and complex. This summary is based on the following:

•	current provisions of the Code;

•	existing, temporary and currently proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	existing administrative rulings; and

•	judicial interpretations of the foregoing.

No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

      This discussion is not intended to be a substitute for careful tax planning. We urge each prospective investor to consult with his or her own tax advisor regarding the specific tax consequences applicable to him or her, in light of his or her particular circumstances, relating to the purchase, ownership and disposition of our common shares, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and disposition.

      We expect to elect to be treated as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2004. However, our qualification for taxation as a REIT depends on our ability in the future to meet the various qualification tests imposed by the Code discussed below. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. While we expect to satisfy these tests, and will use our best efforts to do so, we can’t assure you that the actual results of our operations for any particular year will satisfy these requirements. We also can’t assure you that the applicable law will not change and adversely affect us and our shareholders. The consequences of failing to be taxed as a REIT are summarized in the “— Failure to Qualify as a REIT” section below.

      Our counsel, Baker Botts L.L.P., has rendered its opinion that, based on the continuing accuracy of certain assumptions specified below:

•	We are organized in conformity with the requirements for classification as a REIT under the Code;

•	Our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code.

•	The Operating Partnership will be properly classified as a partnership under the Code; and

•	All statements of law and legal conclusions, but not statements of facts, contained in this “Material Tax Considerations” section are correct in all material respects.

      The foregoing opinion is based on the assumptions that (i) the Company’s proposed method of operation and share ownership structure will be as described in this prospectus and in a certificate of an officer of Hines REIT; (ii) Hines REIT and the Operating Partnership are, and will continue to be, organized and managed as set forth in this prospectus, our articles of incorporation, and the Partnership Agreement; (iii) the transactions related to the issuance of the common shares, and the subsequent transactions involving the common shares, will be consummated in the manner contemplated by this prospectus, our articles of incorporation, and the Partnership Agreement; (iv) our articles of incorporation, and the certificate of limited partnership and Partnership Agreement of the Operating Partnership, are not amended or modified in any material respect, and all material terms and conditions in such documents are and will be complied with; and (v) the Operating Partnership does not make an election under the Treasury Regulations to be classified as an association taxable as a corporation.

      Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described herein relating to, among other things, the nature of our gross income, the composition of our assets, the level of distributions to our shareholders, and the diversity of the ownership of our stock. Baker Botts L.L.P. will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.

Tax Treatment Prior to Qualification as a REIT

      We expect to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2004. Prior to such time, we will be taxed as a corporation, which essentially means that we would pay entity level taxes on our income and shareholders would be taxed on dividends that we distribute. However, we do not expect to generate any material amounts of taxable income or pay any material amounts of dividends prior to the time we qualify as a REIT.

Requirements for Qualification as a REIT

Organizational Requirements

      In order to qualify as a REIT, we must meet the following criteria:

•	We must be organized as a domestic entity that would, if we did not maintain our REIT status, be taxable as a regular corporation.

•	We cannot be a financial institution or an insurance company.

•	We must be managed by one or more trustees or directors.

•	Our taxable year must be a calendar year.

•	Our beneficial ownership must be evidenced by transferable shares.

•	Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months.

•	Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years. While generally a tax-exempt entity is treated as a single taxpayer for this purpose, a domestic qualified employee pension trust is not. Pursuant to a “look through” rule, the beneficiaries of such a pension trust will be treated as holding our common shares in proportion to their interests in the trust. If we do not satisfy the stock ownership test described in this paragraph in the absence of this look through rule, part of the income and gain recognized by certain qualified employee pension trusts attributable to the ownership of our common shares may be treated as unrelated business taxable income. Please see “— Taxation of Tax Exempt Entities.” It is not expected that we will have to rely on this rule in order to meet the stock ownership requirement described in this paragraph.

•	We must elect to be taxed as a REIT and satisfy certain filing and other administrative requirements.

      To protect against violations of these requirements, our articles of incorporation contain restrictions on transfers of our capital stock, as well as provisions that automatically convert shares of stock into Excess Securities to the extent that the ownership thereof otherwise might jeopardize our REIT status. Please see “Description of Our Common Shares — Restrictions on Transfer.” There is no assurance, however, that these restrictions will in all cases prevent us from failing to satisfy the share ownership requirements described above.

      We are required to maintain records disclosing the actual ownership of common shares in order to monitor our compliance with the share ownership requirements. To do so, we may demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information.

      We expect to satisfy each of the requirements discussed above beginning with our taxable year ending December 31, 2004. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions beginning with our taxable year ending December 31, 2004. Our counsel, Baker Botts L.L.P., has rendered its opinions that, based on the continuing accuracy of certain assumptions specified below, (i) we are organized in conformity with the requirements for classification as a REIT under the Code and (ii) our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. These opinions are based on the assumptions that (i) the Company’s proposed method of operation and share ownership structure will be as described in this prospectus and in a certificate of an officer of Hines REIT; (ii) Hines REIT and the Operating Partnership are, and will continue to be, organized and managed as set forth in this prospectus, our articles of incorporation, and the Partnership Agreement; (iii) the transactions related to the issuance of the common shares, and the subsequent transactions involving the common shares, will be consummated in the manner contemplated by this prospectus, our articles of incorporation, and the Partnership Agreement; (iv) our articles of incorporation, and the certificate of limited partnership and Partnership Agreement of the Operating Partnership, are not amended or modified in any material respect, and all material terms and conditions in such documents are and will be complied with; and (v) the Operating Partnership does not make an election under the Treasury Regulations to be classified as an association taxable as a corporation.

      Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described below relating to, among other things, the nature of our gross income, the composition of our assets, the level of distributions to our shareholders, and the diversity of the ownership of our stock. Baker Botts L.L.P. will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.

Operational Requirements — Gross Income Tests

      In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share (based on its interest in partnership capital) of the income produced by any partnership in which the REIT holds an interest as a partner. Any such income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries that are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

75% Gross Income Test

      At least 75% of our gross income for each taxable year must be derived from specified classes of income that are related to real estate or income earned by our cash or cash equivalents. The permitted categories of income currently relevant to us are:

•	“rents from real property” (as described below);

•	gains from the sale of real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the Company’s trade or business, referred to below as “dealer property”);

•	abatements and refunds of real property taxes;

•	dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, shares in other REITs;

•	interest on obligations secured by mortgages on real property or on interests in real property; and

•	“qualified temporary investment income” (which generally means income that is attributable to stock or debt instruments, is attributable to the temporary investment of capital received from our issuance of capital stock or debt securities that have a maturity of at least five years, and is received or accrued by us within one year from the date we receive such capital).

      In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, not including certain dealer property held by us for at least four years. In other words, we are generally required to acquire and hold properties for investment rather than be in the business of buying and selling properties.

      We expect that substantially all of our operating gross income will be considered “rent from real property.” “Rent from real property” is qualifying income for purposes of the gross income tests in accordance with the rules summarized below.

•	“Rent from real property” can include rent attributable to personal property we lease in connection with the real property so long as the personal property rent does not exceed 15% of the total rent attributable to the lease. We do not expect to earn material amounts of rent attributable to personal property.

•	“Rent from real property” generally does not include rent based on the income or profits of the tenant leasing the property. We do not currently, nor do we intend to, lease property and receive rentals based on the tenant’s net income or profit.

•	“Rent from real property” can include rent based on a percentage of a tenant’s gross sales or gross receipts. We may have some leases, from time to time, where rent is based on a percentage of gross sales or receipts.

•	“Rent from real property” cannot include rent we receive from a person or corporation (or subtenant of such person of corporation) in which we (or any of our 10% or greater owners) directly or constructively own a 10% or greater interest.

•	“Rent from real property” generally cannot include amounts we receive with respect to services we provide for tenants, unless such services are “usually and customarily rendered” in connection with the rental of space for occupancy only and are not considered “rendered to the occupant.” If the services we provide do not meet this standard, they will be treated as impermissible tenant services, and the income we derive from the property will not qualify as “rent from real property,” unless the amount of such impermissible tenant services income does not exceed one percent of all amounts received from the property. We are allowed to operate or manage our properties, or provide services to our tenants, through an “independent contractor” from whom we do not derive any income or through taxable REIT subsidiaries.

      Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

      We will invest proceeds we receive from the offering covered by this prospectus in government securities or certificates of deposit. Income derived from these investments is qualifying income under the 75% gross income test to the extent earned during the first year after receipt of such proceeds. To the extent that proceeds from this offering are not invested in properties prior to the expiration of this one year period, we may invest such proceeds in less liquid investments such as mortgage-backed securities or shares in other entities taxed as REITs. This would allow us to continue to include the income from such invested proceeds as qualified income for purposes of our qualifying as a REIT.

          95% Gross Income Test

      In addition to earning 75% of our gross income from the sources listed above, at least 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of gross receipts or sales.

          Failing the 75% or the 95% Gross Income Tests; Reasonable Cause

      As a result of the 75% and 95% gross income tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered). We may receive certain types of such income; however, we do not expect such non-qualifying income to be significant and we expect further that such income will always be less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of our non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our REIT status.

      If we fail to meet either the 75% or 95% gross income tests during a taxable year, we may still qualify as a REIT for that year if:

•	we report the source and nature of each item of our gross income in our federal income tax return for that year;

•	the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

•	our failure to meet the tests is due to reasonable cause and not to willful neglect.

      However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% gross income tests for such year, multiplied by a fraction intended to reflect our profitability, as described in the “ — Taxation as a REIT” section below.

Operational Requirements — Asset Tests

      On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments.

      First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, “real estate assets” include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but do not include mineral, oil or gas royalty interests. The temporary investment of new capital in stock or debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

      Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (i) securities (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries) that represent more than 5% of the value of our total assets, (ii) more than 10% of the total voting power of the outstanding voting securities of any single issuer (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries), (iii) securities of any single issuer which have a value of more than 10% of the total value of all the outstanding securities of such issuer, excluding, for these purposes, securities qualifying under the 75% asset test described above, securities of a taxable REIT subsidiary, or debt securities of the issuer which (a) qualify as “straight debt” under the Code and (b) are either issued by an individual, by a partnership in which we own at least a 20% profits interest, or by an issuer in which we own no securities other than such debt securities, or (iv) securities of one or more taxable REIT subsidiaries that represent more than 20% of the value of our total assets. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the subsidiary will be ignored for tax purposes and the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT’s assets, if the REIT invests in a partnership (such as the Operating Partnership), it is deemed to own its proportionate share of the assets of the partnership.

      We expect to satisfy the foregoing gross income and asset tests. However, because we have no operating history, Baker Botts L.L.P. has not rendered an opinion as to whether we will satisfy the income or asset tests.

Operational Requirements — Annual Distribution Requirement

      In order to qualify as a REIT, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income (capital gain is not required to be distributed). More precisely, we must distribute an amount equal to (i) 90% of the sum of (a) our “REIT taxable income” before deduction of dividends paid and excluding any net capital gain and (b) any net income from property we foreclose on less the tax on such income, minus (ii) limited categories of “excess non-cash income” (including, cancellation of indebtedness and original issue discount income). In order to meet the foregoing requirement, the distributions on any particular class of shares must be pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that the former is entitled to such preference under our organizational documents.

      REIT taxable income is defined to be the taxable income of the REIT, computed as if it were a corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property nor net income from prohibited transactions, is included. In addition, a REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

      A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

•	Dividends declared by us in October, November, or December of a particular year and payable to our shareholders of record on a date during such month of such year will be deemed to have been paid during such year so long as such dividends are actually paid by us by January 31 of the following year.

•	Dividends declared after the end of, but before the due date (including extensions) of our tax return for, a particular taxable year will be deemed to have been paid during such taxable year if such dividends are actually paid by us (i) within 12 months of the end of such taxable year and (ii) no later than the date of our next regular dividend payment made after such declaration.

      Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year.

      It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirements discussed above. This could arise because of competing demands for our funds, or because of timing differences between taxable income recognition and actual cash receipts and disbursements. Although we do not anticipate any difficulty in meeting the REIT distribution requirements, we cannot assure you that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to allow us to pay the required dividends and meet the 90% distribution requirement.

      If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a “deficiency dividend,” as well as applicable interest and penalties, within a specified period.

      In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land, and the current deductibility of fees paid to the Advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our taxable income, we could be found to have failed to satisfy a requirement required to maintain our taxable status as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our shareholders, as well as any required interest thereon to the IRS. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Operational Requirements — Recordkeeping

      In order to qualify as a REIT, we must maintain certain records as set forth in Treasury Regulations. Further, as we discussed above, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

Taxation as a REIT

      Once we qualify as a REIT, we generally will not be subject to corporate income tax to the extent we distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income that we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to our shareholders during the taxable year. A “dividends paid” deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent such class is entitled to such preference. We do not anticipate we will pay any such preferential dividends.

      Even as a REIT, we will be subject to tax in the following circumstances:

•	we will be taxed at regular corporate rates on our undistributed taxable income, including undistributed net capital gains;

•	a tax of 100% applies to any net income we receive from prohibited transactions, (as mentioned, these transactions are usually sales or other dispositions of property held primarily for sale to customers in the ordinary course of business);

•	if we fail to meet either the 75% or 95% gross income test previously described, but still qualify for REIT status under the reasonable cause exception to those tests, we will be subject to a 100% tax on the amount obtained by multiplying (i) the greater of the amount, if any, by which we failed either the 75% gross income test or the 95% gross income test, times (ii) the ratio of our REIT taxable income to our gross income (excluding capital gain and certain other items);

•	under some circumstances, we will be subject to the alternative minimum tax;

•	we will be subject to a 4% excise tax if we fail, in any calendar year, to distribute to our shareholders an amount equal to the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years;

•	if we acquire any asset from a C-corporation (i.e., a corporation generally subject to corporate level tax) in a carry-over basis transaction and then recognize gain on the disposition of the asset within 10 years after we acquired the asset, then a portion of our gain may by subject to tax at the highest regular corporate rate (currently 35%);

•	any income or gain we receive from foreclosure property will be taxed at the highest corporate rate (currently 35%); and

•	a tax of 100% applies in certain cases to the extent that income is shifted away from, or deductions are shifted to, any taxable REIT subsidiary through the use of certain non-arm’s length pricing arrangements between the REIT and such taxable REIT subsidiary.

Failure to Qualify as a REIT

      If we fail to qualify as a REIT and are not successful in obtaining relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing our taxable income and we would no longer be required to pay dividends. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

      As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect on us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year that begins after the taxable year during which our election was terminated.

Taxation of Shareholders

     Distributions

      In general, distributions paid by us to our shareholders during periods we qualify as a REIT will be taxable (who are not “Non-U.S. Shareholders” as defined below in “— Taxation of Foreign Investors”) as follows:

•	Except as provided below, dividends will generally be taxable to our shareholders, as ordinary income, in the year in which such dividends are actually or constructively received by them, to the extent of our current or accumulated earnings and profits.

•	Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

•	Dividends paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder subject to the passive activity rules.

•	Distributions we designate as capital gains dividends generally will be taxed as capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any such capital gains dividends as ordinary income.

•	If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Each of our shareholders would receive a credit for such shareholder’s proportionate share of the tax paid by us on such retained capital gains and an increase in tax basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	No portion of the dividends paid by us, whether characterized as ordinary income or as capital gains, are eligible for the “dividends received” deduction for corporations.

•	Shareholders are not permitted to deduct our losses or loss carry-forwards.

      Future regulations may require that the shareholders take into account, for purposes of computing their individual alternative minimum tax liability, certain of our tax preference items.

      We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a non-taxable return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

     Dispositions of the Shares

      Generally, gain or loss realized by a shareholder upon the sale of common shares (including redemptions of common shares which are treated as sales) will be reportable as capital gain or loss. Such gain or loss will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

Our Failure to Qualify as a REIT

      In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that:

•	none of our distributions will be eligible for treatment as capital gains dividends;

•	corporate shareholders will qualify for the “dividends received” deduction; and

•	shareholders will not be required to report any share of the Company’s tax preference items.

Backup Withholding

      We will report to our shareholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax equal to 28% of the amount of any such dividends. These rules may apply in the following circumstances:

•	when a shareholder fails to supply a correct and properly certified taxpayer identification number (which, for an individual, is his or her Social Security Number);

•	when the Internal Revenue Service notifies us that the shareholder is subject to the backup withholding rules;

•	when a shareholder furnishes an incorrect taxpayer identification number; or

•	in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required.

      A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Rather, any amount withheld as backup withholding will be credited against the shareholder’s actual federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders that fail to certify their non-foreign status.

Taxation of Tax Exempt Entities

      Income earned by tax-exempt entities (such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc.) is generally exempt from federal income taxation, unless such income consists of “unrelated business taxable income” (“UBTI”) as such term is defined in the Code.

      In general, dividends received or gain realized on our shares by a tax-exempt entity will not constitute UBTI. However, if a tax-exempt entity has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, part or all of such income or gain would constitute taxable UBTI.

      If we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests as more particularly described in “— Requirements for Qualification as a REIT — Organizational Requirements” above, part of the income and gain recognized by such trusts attributable to the ownership of our common shares may be treated as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value our shares. If either of these ownership thresholds were ever exceeded and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests, a portion of the income and gain recognized attributable to the ownership of our shares by any qualified employee pension benefit trust holding more than 10% in value of our shares would be treated as UBTI that is subject to tax. Such portion would be equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We do not expect to have to rely on the look-through rule for purposes of meeting the relevant REIT stock ownership tests. Moreover, we will attempt to monitor the concentration of ownership of employee pension benefit trusts of our shares, and we do not expect our shares to be “predominately held” by qualified employee pension benefit trusts for purposes of the foregoing rules. However, there is no assurance in this regard.

      For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our securities. These prospective investors should consult their own tax advisors concerning the “set aside” and reserve requirements.

Taxation of Foreign Investors

      The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, “Non-U.S. Shareholders”) are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. investors should consult with their own tax advisors to determine the impact that federal, state and local income tax or similar laws will have on them as a result of an investment in the Company.

     Distributions

          General

      Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Shareholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation that is not entitled to any treaty exemption). Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent they do not exceed the adjusted basis of the shareholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder’s shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in “— Sales of Shares” below.

          Distributions Attributable to Sale or Exchange of Real Property

      Distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to any treaty exemption.

          Tax Withholding on Distributions

      For withholding tax purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder, unless the Non-U.S. Shareholder provides us with a properly completed Internal Revenue Service (i) Form W-8BEN evidencing that such Non-U.S. Shareholder is eligible for an exemption or reduced rate under an applicable tax treaty (in which case we will withhold at the lower treaty rate) or (ii) Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any distribution to a Non-U.S. Shareholder that is or could be designated by us as a capital gain dividend. Such withheld amounts of tax do not represent actual tax liabilities but, rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Thus, such withheld amounts are creditable by the Non-U.S. Shareholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Shareholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Shareholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Shareholder files applicable returns or refund claims with the IRS.

     Sales of Shares

      Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that:

•	such gain is not effectively connected with the conduct by such Non-U.S. Shareholder of a trade or business within the United States;

•	the Non-U.S. Shareholder is not present in the United States for 183 days or more during the taxable year and certain other conditions apply; and

•	we are a “domestically controlled REIT,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of our existence.

      We cannot assure you that we will qualify as a “domestically controlled REIT.” If we were not a domestically controlled REIT, a Non-U.S. Shareholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Shareholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

State and Local Taxes

      We may be subject to state or local taxation. In addition, our shareholders may also be subject to state or local taxation. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

Tax Aspects of the Operating Partnership

      The following discussion summarizes the material United States federal income tax considerations applicable to our investment in the Operating Partnership. This summary does not address tax consequences under state, local or foreign tax laws and does not discuss all aspects of federal law that may affect the tax consequences of the purchase, ownership and disposition of an interest in the Operating Partnership.

     Tax Treatment of the Operating Partnership

      The Operating Partnership will be treated as a pass-through entity that does not incur any federal income tax liability, provided that the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. The Operating Partnership has been formed as a Delaware limited partnership under the Delaware Revised Uniform Limited Partnership Act. An organization formed as a partnership under applicable state partnership law will be treated as a partnership, rather than as a corporation, for federal income tax purposes if:

•	it is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations;

•	it does not elect to be classified as an association taxable as a corporation; and

•	either (i) it is not classified as a “publicly traded partnership” under Section 7704 of the Code or (ii) 90% or more of it’s gross income consists of specified types of “qualifying income” within the meaning of Section 7704(c)(2) of the Code (including interest, dividends, “real property rents” and gains from the disposition of real property). A partnership is deemed to be a “publicly traded partnership” if its interests are either (a) traded on an established securities market or (b) readily tradable on a secondary market (or the substantial equivalent thereof).

      Pursuant to the Treasury Regulations under Section 7704, the determination of whether a partnership is publicly traded is generally based on a facts and circumstances analysis. However, the regulations provide limited “safe harbors” which preclude publicly traded partnership status. The Partnership Agreement of the Operating Partnership contains certain limitations on transfers and redemptions of partnership interests which are intended to cause the Operating Partnership to qualify for an exemption from publicly traded partnership status under one or more of the safe harbors contained in the applicable regulations. Moreover, we expect that at least 90% of the Operating Partnership’s gross income will consist of “qualifying income” within the meaning of Section 7704(c)(2) of the Code. Finally, the Operating Partnership is not expressly classified as, and will not elect to be classified as, a corporation under the Treasury Regulations. Our counsel, Baker Botts L.L.P., has rendered its opinion that the Operating Partnership is properly classified as a partnership under the Code, assuming that no election is made by the Operating Partnership to be classified as a corporation under the Treasury Regulations.

      If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership for federal income tax purposes, we would not be able to satisfy the income and asset requirements for REIT status. Further, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income and would be taxable to us. Any change in the Operating Partnership’s status for tax purposes could also, in certain cases, be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.

      The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

Tax Treatment of Partners

          Income and Loss Pass-Through

      No federal income tax will be paid by the Operating Partnership. Instead, each partner, including Hines REIT, is required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of the Operating Partnership, regardless of whether the Operating Partnership makes any distributions. Our allocable shares of income, gains, losses, deductions and credits of the Operating Partnership are generally determined by the terms of the Partnership Agreement.

      Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property that is contributed to a partnership in exchange for an interest in such partnership must be allocated in a manner that takes into account the unrealized tax gain or loss associated with the property at the time of the contribution. The amount of such unrealized tax gain or loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book/tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. As a result of these rules, (i) certain partners that contributed property with a book/tax difference may be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro-rata basis and (ii) in the event of a disposition of any contributed asset which has a book/tax difference, all income attributable to such book/tax difference will generally be allocated to the partner that contributed such asset to the Operating Partnership and the other partners will generally be allocated only their share of capital gains attributable to the appreciation in the value of such asset, if any, since the date of such contribution.

      Although the special allocation rules of Section 704(c) are generally intended to cause the amount of tax allocations with respect to contributed property which are made to partners other than the contributing partner to equal the amount of book allocations to such other partners, the rules do not always have this result. Thus, in certain cases we may be allocated, with respect to property which has a book/tax difference and has been contributed by other partners, tax depreciation and other tax deductions that are less than, and possibly an amount of taxable income or gain on the sale of such property which is greater than, the amount of book depreciation, deductions, income or gain which is allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.

      The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed assets entirely for cash.

      The characterization of any item of profit or loss (for example, as capital gain or loss rather than ordinary income or loss) which is allocated to us will be the same for us as it is for the Operating Partnership.

          Treatment of Distributions and Constructive Distributions

      Distributions we receive from the Operating Partnership will generally be nontaxable to us. However, we would have taxable income in the event the amount of distributions we receive from the Operating Partnership, or the amount of any decrease in our share of the Operating Partnership’s indebtedness (any such decrease being considered a constructive cash distribution to us), exceeds our adjusted tax basis in our interest in the Operating Partnership. Such taxable income would normally be characterized as a capital gain, and if our interest in the Operating Partnership has been held for longer than one year, any such gain would constitute long-term capital gain.

      In addition, distributions received from the Operating Partnership could also be taxable in the following cases:

•	If the distributions are made in redemption of part or all of a partner’s interest in the Operating Partnership, the partner may recognize ordinary income under Section 751 of the Code. Such ordinary income would generally equal the amount of ordinary income (if any) that would have been allocated to the partner in respect of the redeemed interest if the Operating Partnership had sold all of its assets.

•	If a partner contributes appreciated property to the Operating Partnership and the Operating Partnership makes distributions, other than distributions of such partner’s share of operating income, to such partner within two years of such property contribution, part or all of such distributions may be treated as taxable sales proceeds to such partner.

          Tax Basis in Our Operating Partnership Interest

      Our adjusted tax basis in our interest in the Operating Partnership generally:

•	will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by us and our proportionate share of the Operating Partnership’s indebtedness;

•	will be increased by our share of the Operating Partnership’s taxable and non-taxable income and any increase in our share of Operating Partnership indebtedness; and

•	will be decreased (but not below zero) by the distributions we receive, our share of deductible and non-deductible losses and expenses of the Operating Partnership and any decrease in our share of Operating Partnership indebtedness.

Recently Enacted Tax Legislation

      Under recently enacted tax legislation, the tax rate applicable to long-term capital gains recognized by individuals prior to 2009 has been reduced to a maximum rate of 15%. This reduced rate would apply to long-term capital gains recognized by an individual upon a sale of our common shares and may apply to part of the long-term capital gains dividends received or deemed received by individuals with respect to our common shares.

      Under such recently enacted tax legislation, the tax rate applicable to qualifying corporate dividends received by individuals prior to 2009 has also been reduced to a maximum rate of 15%. This special tax rate is generally not applicable to dividends paid by a REIT, unless such dividends represent earnings on which the REIT itself has been taxed. As a result, dividends (other than capital gain dividends) paid by us to individual investors will generally be subject to the tax rates that are otherwise applicable to ordinary income which, currently, are as high as 35%. This could make an investment in our common shares comparatively less attractive than an investment in the shares of other corporate entities that are not formed as REITs.

ERISA CONSIDERATIONS

ERISA Considerations for an Initial Investment

      A fiduciary of a pension, profit-sharing, retirement employee benefit plan, individual retirement account, or Keogh Plan (each, a “Plan”) subject to ERISA or Section 4975 of the Internal Revenue Code should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in our common shares. In particular, the fiduciary should consider:

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(c) of ERISA;

•	whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA;

•	whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan; and

•	whether the investment is prudent under ERISA.

      In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Internal Revenue Code prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as “parties in interest” in ERISA and as “disqualified persons” in the Internal Revenue Code. Thus, a fiduciary of a Plan considering an investment in our common shares should also consider whether acquiring or continuing to hold our common shares, either directly or indirectly, might constitute a prohibited transaction.

      The Department of Labor has issued final regulations as to what constitutes assets of an employee benefit plan under ERISA. Under these regulations, if a Plan acquires an equity interest that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, then for purposes of the fiduciary responsibility and prohibited transaction provisions under ERISA and the Internal Revenue Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless an exemption applies.

      These regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act of 1934, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

      The regulations also provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another; however, a security will not fail to be “widely held” if the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect the determination that such securities are freely transferable.

      Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. We believe that the restrictions imposed under our articles of incorporation and bylaws on the transfer of common shares are limited to the restrictions on transfer generally permitted under these regulations, and are not likely to result in the failure of the common shares to be “freely transferable.” Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion. Finally, the common shares offered are securities that will be registered under the Securities Act and will be registered under the Exchange Act of 1934.

      We believe our common shares are “widely held” and “freely transferable” as described above and, accordingly, that the common shares offered hereby will be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets will not be deemed to be “plan assets” of any Plan that invests in our common shares.

Annual Valuations

      A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

      Unless and until our shares are listed on a national securities exchange or are included for quotation in a national securities market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of common shares in a corporation in circumstances where the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of our common shares, we intend to have our Advisor prepare annual reports of the estimated value of our common shares. We intend to include these estimated values in our Annual Reports on Form 10-K.

      Initially, we expect that we will value our shares for this purpose at $10.00 per share, which represents the price we are offering our shares to the public. Initially, we do not expect to use valuations of our assets when reporting this value, and our valuation is not intended to represent the amount you would receive if our assets were sold and the proceeds distributed to you in a liquidation of Hines REIT. Such amount would most likely be less than $10.00 per share as a result of the fact that, the amount of funds available for investment in assets is reduced by approximately 10% of the offering proceeds we raise. Please see “Estimated Use of Proceeds.” In addition, as long as we are raising significant new funds and acquiring new assets with those funds, we may continue to use the then-current offering price of our shares as the estimated per share value reported in our Annual Reports on Form 10-K.

      After we have ceased to sell significant numbers of shares and have invested all or substantially all offering proceeds we have raised or at some earlier time as determined by our board of directors, we will reevaluate the best method to value our shares. Currently, we intend, at that time, to have the Advisor begin preparing annual estimated valuations considering the estimated net asset value of our portfolio based on the appraised values of our assets obtained in the normal course of business and other relevant factors.

      We caution you, however, that such valuations will be estimates only and will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our assets or third-party valuations or opinions for the specific purpose of preparing these estimates. Accordingly, the Advisor’s estimates should not be viewed as an accurate reflection of the fair market value of our assets, nor will they represent the amount of net proceeds that would result from an immediate sale of our assets or upon liquidation. In addition, real estate and other asset values could decline. For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you that our shareholders could realize these values if they were to attempt to sell their shares; or that the estimated values, or the method used to establish values, would comply with the ERISA or IRA requirements described above.

LEGAL PROCEEDINGS

      We are not presently involved in any litigation nor, to our knowledge, is any litigation threatened against us.

REPORTS TO SHAREHOLDERS

      We will furnish each shareholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of shareholders’ equity, and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America, which are audited and reported on by independent certified public accountants; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, their affiliates, the Advisor or any other affiliate of Hines occurring in the year for which the annual report is made.

      If we are required by the Securities Exchange Act of 1934 to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, we will furnish or make available to our shareholders a summary of the information contained in each such report within 60 days after the end of each of the first three quarters. This summary information generally will include a balance sheet, a quarterly statement of income, and a quarterly statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Shareholders also may receive a copy of any Form 10-Q upon request to the Company. If we are not subject to this filing requirement, we will still furnish shareholders with a quarterly report within 60 days after each of the first three quarters containing similar information. We will also provide quarterly dividend statements.

      In the subscription agreement, you may choose to authorize us to make available on our web site at www.HinesREIT.com our quarterly and annual reports and any other reports required to be delivered to you, and to notify you via email when such reports are available. You may always receive a paper copy upon request.

      Our tax accountants, Ernst & Young LLP, will prepare our federal tax return (and any applicable state income tax returns). We will provide appropriate tax information to our shareholders within 30 days following the end of each fiscal year. Our fiscal year will be the calendar year.

SUPPLEMENTAL SALES MATERIAL

      In addition to this prospectus, we may use certain sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the programs managed by Hines and its affiliates, property brochures and publications concerning real estate.

      The offering of our common shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part. Further, such additional material should not be considered as being incorporated by reference in this prospectus or the registration statement forming the basis of the offering of the shares of which this prospectus is a part.

LEGAL OPINIONS

      The legality of the common shares being offered hereby has been passed upon for Hines REIT by Baker Botts L.L.P. The statements under the caption “Material Tax Considerations” as they relate to federal income tax matters have been reviewed by Baker Botts L.L.P., and Baker Botts L.L.P. has opined as to certain income tax matters relating to an investment in the common shares. Baker Botts L.L.P. has represented Hines and other of our affiliates in other matters and may continue to do so in the future. Certain current and former members of Baker Botts L.L.P. owned, indirectly though private partnerships formed in the 1960s, an approximate 5% economic interest in One Shell Plaza when the Core Fund acquired a 10.18% indirect tenant-in-common interest in this property. Please see “Initial Properties — Initial Asset Group and Certain Operational Data — One Shell Plaza” and “Conflicts of Interest — Lack of Separate Representation.”

EXPERTS

      The consolidated financial statements of Hines Real Estate Investment Trust, Inc. and subsidiary as of December 31, 2003, and for the period from August 5, 2003 (date of inception) to December 31, 2003, and the statements of revenues and certain operating expenses for 425 Lexington Avenue, New York, NY, 499 Park Avenue, New York, NY and 1200 19th and M Street, Washington, D.C. for the period from August 19, 2003 to December 31, 2003, included in this prospectus have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The statements of revenues and certain operating expenses for 425 Lexington Avenue, 499 Park Avenue and 1200 19th and M Street for the period from January 1, 2003 to August 18, 2003 and the years ended December 31, 2002 and 2001, and the statements of revenues and certain operating expenses for 600 Lexington Avenue, 910 Louisiana and 777 Walker for the years ended December 31, 2003, 2002 and 2001, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGE IN CERTIFYING ACCOUNTANT

      We engaged Ernst & Young LLP to audit our August 31, 2003 balance sheet. Ernst & Young issued an Independent Auditors’ Report for such balance sheet which did not contain an adverse opinion, or a disclaimer of opinion, and which was not qualified or modified as to uncertainty, audit scope or accounting principles. Ernst & Young is also the primary audit firm for Hines. Ernst & Young was not engaged to audit any of our subsequent financial statements because of our board of directors’ decision to engage an audit firm other than Hines’ primary audit firm. The Company terminated the client-auditor relationship between it and Ernst & Young by a letter dated December 4, 2003.

      There were no “reportable events” or disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during any period preceding the Company’s termination of its relationship with Ernst & Young.

      We engaged Deloitte & Touche LLP as our principal independent accountants to audit our financial statements on January 22, 2004.

PRIVACY POLICY NOTICE

      To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix D to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission, in Washington, D.C., a registration statement on Form S-11 with respect to the shares offered pursuant to this prospectus. For further information regarding us and the common shares offered by this prospectus, you may review the full registration statement, including its exhibits and schedules, filed under the Securities Act of 1933. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling the SEC at 1-800-SEC-0330.

      The SEC maintains a World Wide Web site on the Internet at http: www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s web site.

GLOSSARY OF TERMS

      Advisor: means Hines Advisors Limited Partnership, a Delaware limited partnership.

      AIPC: means additional paid-in capital.

      Co-Investment Entity: means any co-investment entity through which one or more Institutional Co-Investors co-invest in any Core Fund investment.

      Company: means collectively Hines REIT and the Operating Partnership.

      Core Fund: means Hines-Sumisei U.S. Core Office Fund L.P., a Delaware limited partnership.

      Dealer Manager: means Hines Real Estate Securities, Inc., a Delaware corporation.

      ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

      Excess Securities: means shares proposed to be transferred pursuant to a transfer which, if consummated, would violate the restrictions on transfer contained within our articles of incorporation.

      HCP: means Hines Corporate Properties, L.L.C., a Delaware limited liability company.

      Hines: means Hines Interests Limited Partnership, a Texas limited partnership.

      Hines REIT: means the registrant.

      Hines Value Added Fund: means Hines U.S.  Office Value Added Fund, L.P., a Delaware limited partnership.

      HREH: means Hines Real Estate Holdings limited partnership, a Texas limited partnership.

      Institutional Co-Investors: means the independent pension plans and funds advised by the Institutional Co-Investor Advisor that co-invest in properties with the Core Fund.

      Institutional Co-Investor Advisor: means General Motors Investment Management Corporation.

      Internal Revenue Code: means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      IRA: means an individual retirement account established pursuant to Section 408 or Section 408A of the Internal Revenue Code.

      MGCL: means the Maryland General Corporation Law.

      NASAA Guidelines: means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.

      NASD: means the National Association of Securities Dealers, Inc.

      NOP: means National Office Partners Limited Partnership, a Delaware limited partnership.

      NY Trust I: means the Hines-Sumisei NY Core Office Trust, a Maryland real estate investment trust.

      NY Trust II: means Hines-Sumisei NY Core Office Trust II, a Maryland real estate investment trust.

      NY Trusts: means NY Trust and NY Trust II collectively.

      Operating Partnership: means Hines REIT Properties, L.P., a Delaware limited partnership.

      Parent Entities: means the parent entities of the investment entities formed to own the tenant-in-common interest in the Shell Buildings.

      Partnership Agreement: means the Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P.

      Plan: means a pension, profit-sharing, retirement employee benefit plan, individual retirement account or Keogh Plan.

      REIT: means an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes.

      SAB: means a Staff Accounting Bulletin of the Securities and Exchange Commission.

      Shell Buildings: means, collectively, One Shell Plaza located in Houston, Texas, at 910 Louisiana Street and Two Shell Plaza, located in Houston, Texas, at 777 Walker Street.

      Sumitomo Life: means Sumitomo Life Realty (N.Y.) Inc., a New York corporation.

      UBTI: means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code, as amended.

      UPREIT: means an umbrella partnership real estate investment trust.

FINANCIAL STATEMENTS

Hines Real Estate Investment Trust, Inc.
Consolidated Financial Statements — Three months ended March 31, 2004 (unaudited) and the Period from August 5, 2003 to December 31, 2003:
Report of Independent Registered Public Accounting Firm	F-3
Audited Consolidated Financial Statements
Consolidated Balance Sheets	F-4
Consolidated Statements of Operations	F-5
Consolidated Statement of Shareholder’s Deficit	F-6
Consolidated Statements of Cash Flows	F-7
Notes to Consolidated Financial Statements	F-8

425 Lexington Avenue — Three months ended March 31, 2004 (unaudited) and the Periods from August 19, 2003 to December 31, 2003 and January 1, 2003 to August 18, 2003 and the Years ended December 31, 2002 and 2001:

Independent Auditors’ Reports	F-13
Statements of Revenues and Certain Operating Expenses	F-15
Notes to Statements of Revenues and Certain Operating Expenses	F-16

499 Park Avenue — Three months ended March 31, 2004 (unaudited) and the Periods from August 19, 2003 to December 31, 2003 and January 1, 2003 to August 18, 2003 and the Years ended December 31, 2002 and 2001:

Independent Auditors’ Reports	F-21
Statements of Revenues and Certain Operating Expenses	F-23
Notes to Statements of Revenues and Certain Operating Expenses	F-24

1200 19th and M Street — Three months ended March 31, 2004 (unaudited) and the Periods from August 19, 2003 to December 31, 2003 and January 1, 2003 to August 18, 2003 and the Years ended December 31, 2002 and 2001:

Independent Auditors’ Reports	F-29
Statements of Revenues and Certain Operating Expenses	F-31
Notes to Statements of Revenues and Certain Operating Expenses	F-32

600 Lexington Avenue — Periods from February 2, 2004 to March 31, 2004 (unaudited), January 1, 2004 to February 1, 2004 (unaudited) and the Years ended December 31, 2003, 2002 and 2001:
Independent Auditors’ Report	F-37
Statements of Revenues and Certain Operating Expenses	F-38
Notes to Statements of Revenues and Certain Operating Expenses	F-39

910 Louisiana — Three months ended March 31, 2004 (unaudited) and the Years ended December 31, 2003, 2002 and 2001:
Independent Auditors’ Report	F-43
Statements of Revenues and Certain Operating Expenses	F-44
Notes to Statements of Revenues and Certain Operating Expenses	F-45

777 Walker — Three months ended March 31, 2004 (unaudited) and the Years ended December 31, 2003, 2002 and 2001:
Independent Auditors’ Report	F-47
Statements of Revenues and Certain Operating Expenses	F-48
Notes to Statements of Revenues and Certain Operating Expenses	F-49

Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Financial Statements — March 31, 2004 and December 31, 2003:
Unaudited Pro Forma Consolidated Balance Sheet	F-52
Unaudited Pro Forma Consolidated Statements of Operations	F-53
Unaudited Note to Pro Forma Consolidated Financial Statements	F-55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholder of

     Hines Real Estate Investment Trust, Inc.
Houston, Texas

      We have audited the accompanying consolidated balance sheet of Hines Real Estate Investment Trust, Inc. and subsidiary (the “Company”) as of December 31, 2003, and the related consolidated statements of operations, shareholder’s deficit, and cash flows for the period from August 5, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2003, and the results of their operations and their cash flows for the period from August 5, 2003 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 24, 2004

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED BALANCE SHEETS

As of March 31, 2004 (unaudited) and December 31, 2003

	March 31,	December 31,
	2004	2003

	(Unaudited)
ASSETS
Cash	$211,000	$211,000
Deferred offering costs	183,000	183,000

TOTAL ASSETS	$394,000	$394,000

LIABILITIES AND SHAREHOLDER’S DEFICIT
Liabilities:
Accounts payable	$—	$897
Accrued liabilities	69,376	1,327
Due to affiliate, net	290,916	202,203

Total liabilities	360,292	204,427
Minority Interest	200,000	200,000
Shareholder’s deficit:
Common stock, $.001 par value; 100,000 shares authorized, 1,000 shares issued and outstanding	1	1
Additional paid-in capital	9,999	9,999
Retained deficit	(176,292)	(20,427)

Total shareholder’s deficit	(166,292)	(10,427)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$394,000	$394,000

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months ended March 31, 2004 (unaudited)
and for the Period from August 5, 2003 (date of inception) through December 31, 2003

	Three Months
	Ended	Period Ended
	March 31,	December 31,
	2004	2003

	(Unaudited)
Revenues	$—	$—

Expenses:
Organizational expenses	155,865	20,427

Total Expenses	155,865	20,427

Net Loss	$(155,865)	$(20,427)

Loss per common share	$(155.87)	$(20.43)

Weighted average number of common shares outstanding	1,000	1,000

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDER’S DEFICIT

For the Three Months ended March 31, 2004 (unaudited)
and for the Period from August 5, 2003 (date of inception) through December 31, 2003

	Common Stock		Additional		Total
			Paid-In	Retained	Shareholder’s
	Shares	Amount	Capital	Deficit	Deficit

BALANCE, August 5, 2003 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock	1,000	1	9,999	—	10,000
Net loss	—	—	—	(20,427)	(20,427)

BALANCE, December 31, 2003	1,000	$1	$9,999	$(20,427)	$(10,427)
Net loss (unaudited)	—	—	—	(155,865)	(155,865)

BALANCE, March 31, 2004 (unaudited)	1,000	$1	$9,999	$(176,292)	$(166,292)

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months ended March 31, 2004 (unaudited)
and for the Period from August 5, 2003 (date of inception) through December 31, 2003

	Three Months
	Ended	Period Ended
	March 31,	December 31,
	2004	2003

	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(155,865)	$(20,427)
Adjustment to reconcile net loss to net cash used in operating activities:
Increase (decrease) in accounts payable	(897)	897
Increase in accrued liabilities	68,049	1,327

Net cash used in operating activities	(88,713)	(18,203)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from advances from affiliate, net	88,713	202,203
Proceeds from issuance of common stock	—	10,000
Additions to deferred offering costs	—	(183,000)
Capital contribution from minority partner in consolidated partnership	—	200,000

Net cash provided by financing activities	88,713	229,203

Net increase in cash	—	211,000
Cash, beginning of period	211,000	—

Cash, end of period	$211,000	$211,000

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months ended March 31, 2004 (unaudited)
and for the Period from August 5, 2003 (date of inception) through December 31, 2003

1.	Organization

      Hines Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), was formed on August 5, 2003 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning commercial real estate. Subject to certain restrictions and limitations, the business of the Company will be managed by Hines Advisors Limited Partnership (the “Advisor”), an affiliate of Hines Interests Limited Partnership (“HILP”), pursuant to the Advisory Agreement the Company anticipates executing with the Advisor.

      On August 27, 2003, the sole shareholder, Hines REIT Investor, L.P., an affiliate of the Advisor, purchased 1,000 shares of common stock for $10,000 and was admitted as the initial shareholder of the Company. The Company’s board of directors intends to amend the Company’s articles of incorporation to authorize additional common shares with a par value of $0.001 and preferred shares with a par value of $0.001. The Company intends to then offer a minimum of 1,000,000 (the “Minimum Number of Shares”) and a maximum of 220,000,000 common shares for sale to the public (the “Offering”). The Company intends to retain Hines Real Estate Securities, Inc., (the “Dealer Manager”), an affiliate of the Advisor, to serve as the dealer manager for the Offering. The Dealer Manager will be responsible for marketing the Company’s shares being offered pursuant to the Offering. The Company intends to invest the net proceeds from the Offering directly or indirectly primarily in office properties located throughout the United States. As of March 31, 2004 and December 31, 2003, the Company had neither purchased nor contracted to purchase any real estate investments. See Note 3 regarding a proposed acquisition of an interest in a partnership organized by a related party.

      On August 20, 2003, the Company and HALP Associates Limited Partnership (“HALP”), an affiliate of the Advisor, formed Hines REIT Properties, L.P. (the “Operating Partnership”). On August 27, 2003, the Company and HALP made initial capital contributions to the Operating Partnership of $2,020 and $200,000, respectively. As of March 31, 2004 and December 31, 2003 the Company owned a 1% general partnership interest in the Operating Partnership. Management expects the Company’s ownership percentage in the Operating Partnership to increase significantly as the Company invests net proceeds from the Offering in the Operating Partnership. The Operating Partnership currently has no operations and no assets other than the partners’ initial capital contributions, but the Company anticipates that it will conduct substantially all of its operations through the Operating Partnership.

2.	Summary of Significant Accounting Policies

Basis of Presentation

      The consolidated financial statements include the accounts of the Company and the Operating Partnership (over which the Company exercises financial and operating control) and the related minority interest. All significant intercompany balances and transactions have been eliminated in consolidation.

      The consolidated financial statements as of and for the three months ended March 31, 2004 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

Cash and Cash Equivalents

      The Company considers all short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less at the time of purchase to be cash equivalents. At March 31, 2004 and December 31, 2003, the Company did not have any cash equivalents.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Real Estate Purchase Price Allocation

      The Company will allocate the purchase price to tangible assets of an acquired property (which includes land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. The Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The Company will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The Company will amortize any capitalized below-market lease values as an increase to rental income over the remaining non-cancelable terms of the respective leases.

      The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

      The value of the in-place leases will be amortized to expense over the initial term of the respective leases, which we primarily expect to range from 5 to 20 years. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

      Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. The Company will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

Organizational and Offering Costs

      The Company incurred SEC filing fees of $180,000 in September, 2003, which are recorded as deferred offering costs in the accompanying consolidated balance sheet. Organizational costs including primarily legal and directors’ fees associated with the formation of the Company’s board of directors are recorded as organizational expenses in the accompanying consolidated statements of operations.

      Certain other organizational and offering costs of the Company have been paid by the Advisor on behalf of the Company. These costs consist of actual legal, accounting, printing, marketing and other offering-related expenses, and may include, but are not limited to, (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of the Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and marketing of the

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company’s shares; (ii) salaries and direct expenses of employees of HRES while preparing for the offering and marketing of the Company’s shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses associated with the offering and marketing of the Company’s shares; (iv) facilities and technology costs and other costs and expenses associated with the offering and to facilitate the marketing of the Company’s shares; (v) costs and expenses of conducting the Company’s educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. The Company anticipates that, pursuant to the Advisory Agreement, the Company will be obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred or 3% of the gross proceeds raised from the Offering. In no event will the Company have any obligation to reimburse the Advisor for organizational and offering costs totaling in excess of 3% of the gross proceeds from the Offering. In the event that the Minimum Number of Shares of the Company’s common shares is not sold to the public, the Company will terminate the Offering and will have no obligation to reimburse the Advisor for any organizational and offering costs.

      As of March 31, 2004 and December 31, 2003, the Advisor had incurred on behalf of the Company organizational and offering costs of approximately $10.3 million (unaudited) and $6.4 million, respectively (of which approximately $4.6 million (unaudited) and $2.9 million as of March 31, 2004 and December 31, 2003, respectively, relates to the Advisor or its affiliates), which includes approximately $6.6 million (unaudited) and $3.9 million as of March 31, 2004 and December 31, 2003, respectively, of organizational and internal offering costs, which will be expensed as incurred, and approximately $3.7 million (unaudited) and $2.5 million as of March 31, 2004 and December 31, 2003, respectively, of third-party offering costs which will reduce net proceeds of the Offering within additional paid-in capital. These costs are not recorded in the financial statements of the Company as of March 31, 2004 or December 31, 2003 because such costs are not a liability of the Company until (1) the Advisory Agreement is executed and the terms related to the reimbursement of such costs are determined and (2) subscriptions for the Minimum Number of Shares are received and accepted by the Company. As discussed above, when recorded by the Company, organizational and internal offering costs will be expensed as incurred, and third party offering costs will be deferred and charged to shareholders’ equity as such amounts are reimbursed to the Advisor from the gross proceeds of the Offering.

Per Share Data

      Loss per common share is calculated by dividing the net loss for each period by the weighted average number of common shares outstanding during such period. Diluted loss per common share has not been presented as there were no dilutive potential common shares for the three months ended March 31, 2004 or for the period ended December 31, 2003.

Income Taxes

      For the year ending December 31, 2004, the Company intends to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be taxed as such beginning with its taxable year ending December 31, 2004. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s annual ordinary taxable income to shareholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted the Company relief under certain statutory provisions. Such an event could materially adversely affect the

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company’s net income and net cash available for distribution to shareholders. However, the Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

      During the three months ended March 31, 2004 and the period ended December 31, 2003, the Company generated a deferred tax asset of approximately $23,000 (unaudited) and $3,000, respectively. The Company has recorded a valuation allowance of a like amount because of the Company’s intention to qualify as a REIT in 2004, which would not allow for the realization of the deferred tax asset.

Use of Estimates

      The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

3.	Commitments and Contingencies

      Hines-Sumisei U.S. Core Office Fund L.P. (the “Core Fund”) is a partnership organized in August 2003 by HILP, an affiliate of the Advisor, to invest in existing office properties in the United States that HILP believes are desirable long-term holdings. The Core Fund has no substantive operations other than holding interests in real estate investments. Prior to the effective date of the Offering, management anticipates that the Operating Partnership will enter into an agreement obligating it to use its first $35,000,000 of net proceeds to acquire an interest in the Core Fund. The proceeds the Operating Partnership intends to use to acquire such interest will include net proceeds raised from investors in the Offering and the net proceeds from a $10 million investment to be made in the Operating Partnership by Hines Real Estate Holdings Limited Partnership, an affiliate of HILP. If the Operating Partnership were to acquire this $35,000,000 investment in the Core Fund in a single transaction on February 24, 2004 under the terms management anticipates, the Operating Partnership would owe the Advisor an acquisition fee of approximately $400,000. Factors including the gross asset value of the Core Fund’s real estate investments and the amount of the Core Fund’s net invested equity as of the date the Company actually acquires an investment in the Core Fund could have a significant impact on the amount of the acquisition fee actually payable to the Advisor.

      The Company’s investment in the Core Fund will be in the form of a non-managing general partner interest. This type of interest has limited rights with respect to the day-to-day operations of the Core Fund, but has full general partner liability under Delaware law. The Core Fund owns interests in real estate assets through trusts and limited liability companies which management expects will have mortgage and mezzanine financing in place at the time the Company makes its investment in the Core Fund. None of this debt is currently recourse to the Core Fund. Management cannot predict whether the Core Fund itself will use other debt financing in the future.

      The Company’s interest in the Core Fund will be acquired from an affiliate of HILP. Management expects that the purchase price for this interest will be based on the selling entity’s cost of these interests when they were acquired in August 2003, February 2004 and May 2004. The Company believes this consideration to be paid represents the fair value of these interests based on the Company’s review and analysis of historical financial results of the properties owned by the Core Fund, previous property valuation analyses of these properties, and the Company’s due diligence review of other materials relating to the investment. The board of directors of the Company is required to approve this transaction and intends to obtain a determination from an independent expert supporting the fair value of this interest as required by the Company’s Articles of Incorporation before such approval is given.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Related Party Transactions

      As of March 31, 2004 and December 31, 2003 the Advisor had advanced $290,916 (unaudited) and $202,203, respectively, to the Company to fund certain organizational and offering costs incurred by the Company. Management expects that this advance will be repaid out of proceeds from the Offering.

      The Company anticipates executing the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager which will entitle the Advisor and the Dealer Manager to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate investments, among other services, as well as reimbursement for organizational and offering costs incurred by the Advisor on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The terms and conditions of the Advisory Agreement and the Dealer Manager Agreement had not been finalized as of March 31, 2004 or December 31, 2003.

      The Company expects to also incur various fees, such as property management, leasing and others, that are expected to be paid to an affiliate of the Advisor. The amounts of such fees and terms and conditions of the associated agreements have not been finalized as of March 31, 2004 or December 31, 2003.

* * * *

INDEPENDENT AUDITORS’ REPORT

Member
Hines 425 Lexington LLC

      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 425 Lexington Avenue, New York, NY (the “Property”) for the period from August 19, 2003 to December 31, 2003. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

      In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 425 Lexington Avenue, New York, NY, for the period from August 19, 2003 to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

April 2, 2004

INDEPENDENT AUDITORS’ REPORT

The Members
425 Lexington Limited Liability Company:

      We have audited the accompanying Statements of Revenues and Certain Operating Expenses of the property located at 425 Lexington Avenue, New York, NY (the Property) for the period from January 1, 2003 to August 18, 2003 and the years ended December 31, 2002 and 2001 (the Historical Summaries). These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and are not intended to be a complete presentation of the Property’s revenues and operating expenses.

      In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenues and certain operating expenses of the Property for the period from January 1, 2003 to August 18, 2003 and the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

New York, New York

September 5, 2003

425 LEXINGTON AVENUE, NEW YORK, NY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months ended March 31, 2004 (unaudited) and
for the Periods from August 19, 2003 to December 31, 2003, and from January 1, 2003 to August 18, 2003 and Years ended December 31, 2002, and 2001

	For the
	Three Months	August 19,	January 1,
	Ended	2003 to	2003 to
	March 31,	December 31,	August 18,
	2004	2003	2003	2002	2001

	(Unaudited)
Revenues:
Rental income	$11,254,121	$16,657,023	$21,997,348	$35,418,335	$35,343,990
Escalation income	758,198	2,415,058	4,234,741	4,782,475	4,307,878
Other income	102	91	104,686	2,035	7,937

Total revenues	12,012,421	19,072,172	26,336,775	40,202,845	39,659,805

Expenses:
Salaries	247,220	341,801	653,114	720,286	737,636
Utilities	347,729	381,375	928,529	1,013,843	1,219,046
Cleaning services	444,318	608,189	1,136,159	1,672,799	1,502,287
Repairs, maintenance, and supplies	196,457	308,321	403,315	678,647	502,908
Building management services	54,455	80,301	68,503	109,498	125,092
Management fee	182,013	251,414	—	—	—
Real estate taxes	2,418,912	3,743,733	6,108,436	7,594,374	7,132,840
Security	126,102	183,814	406,026	459,553	477,841
Insurance	85,292	120,176	168,501	285,466	111,171
General and administrative	37,244	197,087	260,852	326,228	357,584

Total expenses before interest expense and depreciation and amortization	4,139,742	6,216,211	10,133,435	12,860,694	12,166,405

Revenues in excess of expenses before interest expense and depreciation and amortization	7,872,679	12,855,961	$16,203,340	$27,342,151	$27,493,400

Interest expense	2,461,355	3,636,754
Depreciation and amortization	2,620,557	3,883,221

Revenues in excess of expenses	$2,790,767	$5,335,986

See accompanying notes to statements of revenues and certain operating expenses.

425 LEXINGTON AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months ended March 31, 2004 (unaudited) and
for the Periods from August 19, 2003 to December 31, 2003, and from January 1, 2003 to August 18, 2003 and Years ended December 31, 2002, and 2001

1.	Nature of the Property’s Business

      425 Lexington Avenue, a 31-story, 675,000 square feet office and retail building in New York, NY (the “Property”) was acquired on August 19, 2003 by Hines 425 Lexington Avenue, LLC (the “Company”), a Delaware limited liability company. The Company is wholly owned by Hines NY Office Properties LLC (“Mezz Co.”). The Mezz Co. is a wholly owned subsidiary of Hines-Sumisei NY Core Office Trust (the “Trust”), a Maryland real estate investment trust. Prior to acquisition, the Property was owned by 425 Lexington Limited Liability Company, an entity controlled by Sumitomo Life Realty, Inc. (Sumitomo).

      At March 31, 2004 and December 31, 2003, approximately 675,000 square feet, representing 100 percent of the Property’s net rentable area, was leased to tenants under operating leases. Of the total net rentable area leased, approximately 389,756 square feet or 58 percent was leased to one tenant in the legal services industry, whose lease expires on October 31, 2018. In addition, of the total net rentable area leased, approximately 271,315 square feet or 40 percent was leased to a tenant in the banking industry, whose leases expires on October 31, 2008. The remaining tenant leases expire in various years through 2018.

      The Company has entered into non-cancelable lease agreements, subject to various escalation clauses, with tenants for office and retail space. As of December 31, 2003, the approximate fixed future minimum rentals and square feet expiring in various years through 2018 are as follows:

	Fixed Future	Square Feet
	Minimum Rentals	Expiring

Year ending December 31
2004	$43,780,794	—
2005	43,796,320	—
2006	43,805,625	—
2007	43,876,030	—
2008	41,322,161	271,315
Thereafter	275,642,139	400,685

Totals	$492,223,069	672,000

      The tenant leases provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain building operating expenses. The Property’s tenant leases have remaining terms of up to 15 years and generally include tenant renewal options that can extend the lease terms.

      Rental income on the Statements of Revenues and Certain Operating Expenses (“Historical Summaries”) includes the effect of amortizing the aggregate minimum lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase (reduction) in rental income of approximately $491,917 (unaudited), $2,367,000, ($1,010,000), ($937,000), and ($910,000) for the three months ended March 31, 2004 and for the periods from August 19, 2003 through December 31, 2003 and January 1, 2003 through August 18, 2003, and for the years ended December 31, 2002 and 2001, respectively.

425 LEXINGTON AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES — (Continued)

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

      The Historical Summaries have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries for the periods prior to August 19, 2003 include the historical revenues and certain operating expenses of the Property, exclusive of interest income, management fees, and depreciation and amortization (collectively, the “Excluded Items”), which may not be comparable to the corresponding amounts reflected in the future operations of the Property. Subsequent to the acquisition by the Company, interest expense and previously Excluded Items, other than interest income, have been presented for the three months ended March 31, 2004 (unaudited) and for the period from August 19, 2003 to December 31, 2003 as such items are representative of future operations.

      The financial statements for the three months ended March 31, 2004 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

Revenue Recognition

      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

Accounts Receivable

      Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Repairs and Maintenance

      Expenditures for repairs and maintenance are expensed as incurred.

Reclassifications

      Certain reclassifications of amounts related to periods prior to August 19, 2003 have been made to conform with the presentation of the three months ended March 31, 2004 (unaudited) and of the period from August 19, 2003 to December 31, 2003.

For the three months ended March 31, 2004 (unaudited) and for the period from August 19, 2003 to December 31, 2003

Property

      Upon acquisition of the Property, the Company allocated the purchase price to tangible assets of the acquired property (which included land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. The Company recorded above-market and below-market in-place lease values for the Property based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual

425 LEXINGTON AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES — (Continued)

amounts payable pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The Company is amortizing the capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The Company also amortizes any capitalized below-market lease values as an increase to rental income over the remaining non-cancelable terms of the respective leases.

      The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values included the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

      The value of the in-place leases are amortized to expense over the remaining term of the respective leases, which ranges from 5-15 years. The value of customer relationship intangibles are amortized to expense over the remaining term of the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles will be charged to expense.

      Amortization of allocated purchase price assets (excluding fixed assets) for the three months ended March 31, 2004 and for the period from August 19, 2003 through December 31, 2003 was $1,450,315 (unaudited) and $2,164,486 for in place leases, and $194,695 (unaudited) and $325,304 for out of market leases, net, respectively. Anticipated amortization for the next five years is as follows:

	In Place	Out of Market
	Leases	Leases, Net

Year ending December 31
2004	$5,801,260	$778,779
2005	5,801,260	778,779
2006	5,801,260	778,779
2007	5,801,260	778,779
2008	5,345,026	726,968

      Management’s estimates of value were made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis included an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. The Company also considered information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also included real estate taxes, insurance and other operating expenses during the expected lease-up periods. Management also estimated costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

      Depreciation is computed using the straight-line method from the date the Property was acquired for financial reporting purposes (August 19, 2003). The estimated useful lives for computing depreciation are 10 years for furniture and fixtures, 20 years for electrical and mechanical installations and 40 years for the

425 LEXINGTON AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES — (Continued)

building. Major replacements where the betterment extends the useful life of the asset are capitalized and the replaced asset and corresponding accumulated depreciation are removed from the accounts. Maintenance and repair items are charged to expense as incurred.

      The Property is reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the Property may not be recoverable. In such an event, a comparison is made of the current and projected operating cash flows of each property into the foreseeable future on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair value to reflect impairment in the value of the asset. At March 31, 2004 and December 31, 2003, management believes no such impairment has occurred.

Deferred Financing Costs

      Deferred financing costs consist of direct costs incurred in obtaining the mortgage note payable (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the term of the notes. For the three months ended March 31, 2004 and for the period from August 19, 2003 to December 31, 2003, $118,979 (unaudited) and $175,271 were amortized into interest expense, respectively.

Deferred Leasing Costs

      Direct leasing costs, primarily leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. For the three months ended March 31, 2004 and for the period from August 19, 2003 through December 31, 2003, amortization expense was $8,425 (unaudited) and $12,411, respectively.

3.	Principles of Reporting and Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Mortgage Note Payable

      On August 19, 2003, Hines 1200 Nineteenth Street, LLC, Hines 499 Park, LLC, affiliates of the Company and wholly owned by the Mezz Co., and the Company entered into a loan agreement (the “Note”) with Bank of America and Connecticut General Life Insurance Company. The Note is cross-collateralized and cross-defaulted among the three projects.

      The original aggregate amount of the Note was $316,405,000, which was subsequently separated into the following replacement notes (the “Notes”):

Replacement Note A-1	$160,000,000
Replacement Note A-2	$104,600,000
Replacement Note B	$51,805,000

      The Notes were allocated to each of the companies owned by Mezz Co. based on the relative base purchase price of each property. The amount allocated to the Property was $194,874,000.

      The Notes originally provided for interest at a fixed rate of 4.775% per annum for Notes A-1 and A-2, and 4.976% per annum for Note B. These rates were amended on November 1, 2003 to 4.7752% per

425 LEXINGTON AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES — (Continued)

annum for Notes A-1 and A-2, and 4.9754% per annum for Note B. The monthly payments of interest only are due on the first of every month in the aggregate amount of $1,267,724 beginning December 1, 2003, of which $780,792 is paid by the Property. All principal is due on September 1, 2013, which is the maturity date of the Notes.

      The Note contains both affirmative and negative covenants. Management believes that the Property and the Company are in compliance with such covenants. In addition, the Note has a subjective acceleration clause for the debt based on the occurrence of an event with a material adverse effect, as defined, in the agreements.

5.	Related Party Transactions

      The Company, in August 2003, entered into a management agreement with Hines, a related party, to manage the operations of the Property. As compensation for its services, Hines receives a management fee equal to the lesser of the amount of the management fee that is allowable under tenant leases or one and one-half percent of the gross revenues of the Property. Hines was paid a management fee of $189,814 (unaudited) and $251,414 for three months ended March 31, 2004 and for the period of August 19, 2003 through December 31, 2003, respectively. Hines was also reimbursed for various direct Property services performed off-site in an amount equal to the lesser of $.20 per square foot per year or the actual amounts recovered from tenants for such services. For the three months ended March 31, 2004 and for 2003, Hines was reimbursed $0 (unaudited) and $39,958, respectively. At March 31, 2004, the Property owed Hines $167,760 (unaudited) for accrued management fees, payroll expense and off-site services.

6.	Commitments and Contingencies

      As of March 31, 2004 (unaudited), the Company is obligated under various agreements related to the potential future expansion of a major tenant. If the expansion occurs and the prospective lease rate of the expansion space is greater than the current lease rate, a payment of approximately $9,800,000 would be due to an affiliate of a shareholder of the Trust. Additionally, if the expansion does not occur, a monthly escrow of approximately $200,000 is required by the Note lender to pay for future tenant inducements beginning in October 2005.

      In addition, the Company may also be obligated to the tenant in the amount of $2,000,000 to undertake future base building upgrades.

INDEPENDENT AUDITORS’ REPORT

Member

Hines 499 Park LLC

      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 499 Park Avenue, New York, NY (the “Property”) for the period from August 19, 2003 to December 31, 2003. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

      In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 499 Park Avenue, New York, NY, for the period from August 19, 2003 to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

April 2, 2004

INDEPENDENT AUDITORS’ REPORT

The Members

Park Land Associates Limited Liability Company and
Park Building Associates Limited Liability Company:

      We have audited the accompanying Statements of Revenues and Certain Operating Expenses of the property located at 499 Park Avenue, New York, NY (the Property) for the period from January 1, 2003 to August 18, 2003 and the years ended December 31, 2002 and 2001 (the Historical Summaries). These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and are not intended to be a complete presentation of the Property’s revenues and operating expenses.

      In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenues and certain operating expenses of the Property for the period from January 1, 2003 to August 18, 2003 and the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

New York, New York

September 5, 2003

499 PARK AVENUE, NEW YORK, NY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months ended March 31, 2004 (unaudited) and
for the Periods from August 19, 2003 to December 31, 2003, and from January 1, 2003 to August 18, 2003 and Years ended December 31, 2002, and 2001

	For the
	Three Months	August 19,	January 1,
	Ended	2003 to	2003 to
	March 31,	December 31,	August 18,
	2004	2003	2003	2002	2001

	(Unaudited)
Revenues:
Rental income	$4,221,866	$6,203,822	$11,309,764	$16,589,994	$16,254,101
Escalation income	1,570,671	2,261,445	4,037,022	6,724,587	5,010,547
Other income	3,142	21,342	19,804	84,982	167,955

Total revenues	5,795,679	8,486,609	15,366,590	23,399,563	21,432,603

Expenses:
Salaries	205,870	255,053	446,600	619,939	655,264
Utilities	223,169	153,966	432,971	454,330	553,510
Cleaning services	164,644	184,859	473,715	692,502	643,373
Repairs, maintenance, and supplies	126,598	100,596	202,223	354,536	357,664
Building management services	22,848	49,903	27,800	51,769	54,240
Management fees	133,055	190,090	—	—	—
Real estate taxes	885,562	1,337,595	2,192,207	2,782,526	2,644,671
Security	108,260	159,671	315,555	458,820	381,364
Insurance	39,187	72,896	41,566	112,860	43,590
General and administrative	428,461	891,100	1,778,576	2,430,345	2,654,806

Total expenses before interest expense and depreciation and amortization	2,337,654	3,395,759	5,911,213	7,957,627	7,988,482

Revenue in excess of expenses before interest expense, and depreciation and amortization	3,458,025	5,090,850	$9,455,377	$15,441,936	$13,444,121

Interest expense	1,055,340	1,559,299
Depreciation and amortization	1,275,693	1,857,517

Revenues in excess of expenses	$1,126,992	$1,674,034

See accompanying notes to statements of revenues and certain operating expenses.

499 PARK AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months ended March 31, 2004 (unaudited) and
for the Periods from August 19, 2003 to December 31, 2003, and from January 1, 2003 to August 18, 2003 and Years ended December 31, 2002, and 2001

1.	Nature of the Property’s Business

      499 Park Avenue, a 28-story, 280,560-square-foot-building in New York, NY (the “Property”) was acquired on August 19, 2003 by Hines 499 Park LLC (the “Company”), a Delaware limited liability company. The Company is wholly owned by Hines NY Office Properties LLC (“Mezz Co.”). The Mezz Co. is a wholly owned subsidiary of Hines-Sumisei NY Core Office Trust (the “Trust”), a Maryland real estate investment trust. Prior to acquisition, the Property owned by Park Land Associates Limited Liability Company and Park Building Associates Limited Liability Company, entities controlled by Sumitomo Life Realty, Inc. (Sumitomo).

      At March 31, 2004 and December 31, 2003, approximately 273,711 square feet, representing 98 percent of the Property’s net rentable area, was leased to tenants under operating leases. Of the total net rentable area leased, approximately 145,463 square feet or 53 percent was leased to one tenant in the financial services industry, whose leases expire on March 31, 2006 and December 29, 2015. The remaining tenant leases expire in various years through 2015.

      The Company has entered into non-cancelable lease agreements, subject to various escalation clauses, with tenants for office and retail space. As of December 31, 2003, the approximate fixed future minimum rentals and actual square feet expiring in various years through 2015 are as follows:

	Fixed Future	Square Feet
	Minimum Rentals	Expiring

Year ending December 31
2004	$18,297,395	—
2005	18,511,538	8,821
2006	13,358,441	109,164
2007	11,140,120	13,908
2008	10,922,925	—
Thereafter	52,163,011	141,818

Totals	$124,393,430	273,711

      The tenant leases provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain building operating expenses. The Property’s tenant leases have remaining terms of up to 11 years and generally include tenant renewal options that can extend the lease terms.

      Rental income on the Statements of Revenues and Certain Operating Expenses (“Historical Summaries”) includes the effect of amortizing the aggregate minimum lease payments on a straight-line basis over the entire terms of the lease, which amounted to an increase in rental income of approximately $246,894 (unaudited), $360,000, $676,000, $268,000,and $877,000 for the three months ended March 31, 2004, and for the periods from August 19, 2003 through December 31, 2003 and January 1, 2003 through August 18, 2003, and for the years ended December 31, 2002 and 2001, respectively.

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

      The Historical Summaries have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”),

499 PARK AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES — (Continued)

which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries for the periods prior to August 19, 2003 include the historical revenues and certain operating expenses of the Property, exclusive of interest income, management fees, and depreciation and amortization (collectively, the “Excluded Items”), which may not be comparable to the corresponding amounts reflected in the future operations of the Property. Subsequent to the acquisition by the Company, interest expense and previously Excluded Items, other than interest income, have been presented for the three months ended March 31, 2004 (unaudited) and for the period from August 19, 2003 to December 31, 2003 as such items are representative of future operations.

      The financial statements for the three months ended March 31, 2004 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

Revenue Recognition

      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

Accounts Receivable

      Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Repairs and Maintenance

      Expenditures for repairs and maintenance are expensed as incurred.

Reclassifications

      Certain reclassifications of amounts related to periods prior to August 19, 2003 have been made to conform with the presentation of the three months ended March 31, 2004 (unaudited) and for the period from August 19, 2003 to December 31, 2003.

For the three months ended March 31, 2004 (unaudited) and for the period from August 19, 2003 to December 31, 2003

Property

      Upon acquisition of the Property, the Company allocated the purchase price to tangible assets of the acquired property (which included land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. The Company recorded above-market and below-market in-place lease values for the Property based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts payable pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The Company is amortizing the capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The Company also

499 PARK AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES — (Continued)

amortizes any capitalized below-market lease values as an increase to rental income over the remaining non-cancelable terms of the respective leases.

      The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values included the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

      The value of the in-place leases are amortized to expense over the remaining term of the respective leases, which ranges from 2-11 years. The value of customer relationship intangibles are amortized to expense over the remaining term of the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles will be charged to expense.

      Amortization of allocated purchase price assets (excluding fixed assets) for the three months ended March 31, 2004 and for the period from August 19, 2003 through December 31, 2003 was $779,615 (unaudited) and $1,144,859 for in place leases and $576,880 (unaudited) and $847,145 for out of market leases, net, respectively. Anticipated amortization for the next five years is as follows:

	In Place	Out of Market
	Leases	Leases, Net

Year ending December 31
2004	$3,118,459	$2,307,521
2005	3,098,677	2,317,365
2006	1,994,503	1,212,698
2007	1,428,895	1,013,779
2008	1,303,311	1,088,479

      Management’s estimates of value were made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis included an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. The Company also considered information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also included real estate taxes, insurance and other operating expenses during the expected lease-up periods. Management also estimated costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

      Depreciation is computed using the straight-line method from the date the Property was acquired for financial reporting purposes (August 19, 2003). The estimated useful lives for computing depreciation are 10 years for furniture and fixtures, 20 years for electrical and mechanical installations and 40 years for the building. Major replacements where the betterment extends the useful life of the asset are capitalized and the replaced asset and corresponding accumulated depreciation are removed from the accounts. Maintenance and repair items are charged to expense as incurred.

499 PARK AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES — (Continued)

      The Property is reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the Property may not be recoverable. In such an event, a comparison is made of the current and projected operating cash flows of each property into the foreseeable future on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair value to reflect impairment in the value of the asset. At March 31, 2004 and December 31, 2003, management believes no such impairment has occurred.

Deferred Financing Costs

      Deferred financing costs consist of direct costs incurred in obtaining the mortgage note payable (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the term of the notes. For the three months ended March 31, 2004 and for the period from August 19, 2003 to December 31, 2003, $53,128 (unaudited) and $78,265 were amortized into interest expense, respectively.

Deferred Leasing Costs

      Direct leasing costs, primarily leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. For the three months ended March 31, 2004 and for the period from August 19, 2003 through December 31, 2003, amortization expense was $11,155 (unaudited) and $9,715, respectively.

3. Principles of Reporting and Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Mortgage Note Payable

      On August 19, 2003, Hines 1200 Nineteenth Street, LLC, Hines 425 Lexington Avenue, LLC, affiliates of the Company and wholly owned by the Mezz Co., and the Company entered into a loan agreement (the “Note”) with Bank of America and Connecticut General Life Insurance Company. The Note is cross-collateralized and cross-defaulted among the three projects.

      The original aggregate amount of the Note was $316,405,000, which was subsequently separated into the following replacement notes (the “Notes”):

Replacement Note A-1	$160,000,000
Replacement Note A-2	$104,600,000
Replacement Note B	$51,805,000

      The Notes were allocated to each of the companies owned by Mezz Co. based on the relative base purchase price of each property. The amount allocated to the Property was $83,379,000.

      The Notes provide for interest at a fixed rate of 4.775% per annum for Notes A-1 and A-2, and 4.976% per annum for Note B. These rates were amended on November 1, 2003 to 4.7752% per annum for Notes A-1 and A-2, and 4.9754% per annum for Note B. The monthly payments of interest only are due on the first of every month in the aggregate amount of $1,267,724 beginning December 1, 2003, of which $334,070 is paid by the Property. All principal is due on September 1, 2013, which is the maturity date of the Notes.

499 PARK AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES — (Continued)

      The Note contains both affirmative and negative covenants. Management believes that the Property and the Company are in compliance with such covenants. In addition, the Note has a subjective acceleration clause for the debt based on the occurrence of an event with a material adverse effect, as defined, in the agreements.

5. Related Party Transactions

      The Company, in August 2003, entered into a management agreement with Hines Interests Limited Partnership (“Hines”), a related party, to manage the operations of the Property. As compensation for its services, Hines receives a management fee equal to the lesser of the amount of the management fee that is allowable under tenant leases or one and one-half percent of the gross revenues of the Property. Hines was paid a management fee of $131,595 (unaudited) and $190,090 for the three months ended March 31, 2004 and for the period of August 19, 2003 through December 31, 2003, respectively. Hines was also reimbursed for various direct Property services performed off-site in an amount equal to the lesser of $.20 per square foot per year or the actual amounts recovered from tenants for such services. For the three months ended March 31, 2004 and for the period from August 19, 2003 to December 31, 2003, Hines was reimbursed $0 (unaudited) and $15,533, respectively. Also, for the three months ended March 31, 2004 and during the period end December 31, 2003 leasing commissions and construction management fees in the amounts of $43,939 (unaudited) and $37,309 and $0 (unaudited) and $5,000, respectively, were paid to Hines for the performance of these services. At March 31, 2004, the Property owed Hines approximately $159,728 (unaudited) for accrued management fees, payroll expense and off-site services.

      Prior to August 19, 2003, the Company had in place a real estate asset management agreement with Sumitomo. As compensation for Sumitomo’s services, the Company agreed to pay an annual fee of $200,000, plus certain out-of-pocket expenses. The asset management fee was $67,000 for the period January 1, 2003 through August 18, 2003, and $200,000 for each of the years ended December 31, 2002 and 2001.

INDEPENDENT AUDITORS’ REPORT

Members

Hines 1200 19th Street LLC

      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 1200 19th and M Street NW, Washington, D.C. (the “Property”) for the period from August 19, 2003 to December 31, 2003. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

      In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 1200 19th and M Street NW, Washington, D.C., for the period from August 19, 2003 to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

April 2, 2004

INDEPENDENT AUDITORS’ REPORT

The Members

19th and M Street Associates Limited Liability Company:

      We have audited the accompanying Statements of Revenues and Certain Operating Expenses of the property located at 1200 19th and M Street, NW, Washington, D.C., (the Property) for the period from January 1, 2003 to August 18, 2003 and the years ended December 31, 2002 and 2001 (the Historical Summaries). These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and are not intended to be a complete presentation of the Property’s revenues and operating expenses.

      In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenues and certain operating expenses of the Property for the period January 1, 2003 to August 18, 2003 and the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

New York, New York

September 5, 2003

1200 19th AND M STREET NW, WASHINGTON, D.C.

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months ended March 31, 2004 (unaudited) and
for the Periods from August 19, 2003 to December 31, 2003, and from January 1, 2003 to August 18, 2003 and Years ended December 31, 2002, and 2001

	For the	August 19,	January 1,
	Three Months	2003 to	2003 to
	Ended March 31,	December 31,	August 18,
	2004	2003	2003	2002	2001

	(Unaudited)
Revenues:
Rental income	$2,709,909	$3,873,040	$5,739,648	$9,018,956	$8,988,021
Escalation income	177,631	271,127	362,590	588,249	390,344
Other income	—	—	6,991	20,229	84,724

Total revenues	2,887,540	4,144,167	6,109,229	9,627,434	9,463,089

Expenses:
Salaries	112,941	151,955	275,098	355,066	340,644
Utilities	75,460	140,074	144,147	355,690	399,999
Cleaning services	83,177	126,697	220,020	292,500	279,950
Repairs, maintenance, and supplies	72,891	162,627	68,929	193,854	265,050
Building management services	48,513	82,957	100,132	167,708	141,022
Management fees	63,420	85,727	—	—	—
Real estate taxes	299,691	436,504	735,720	1,092,924	946,971
Security	55,981	71,780	112,289	250,339	162,715
Insurance	14,555	23,934	33,764	89,446	33,812
General and administrative	47,861	226,166	389,988	679,068	455,538

Total expenses before interest expense and depreciation and amortization	874,490	1,508,421	2,080,087	3,476,595	3,025,701

Revenues in excess of expenses before interest expense and depreciation and amortization	2,013,050	2,635,746	$4,029,142	$6,150,839	$6,437,388

Interest expense	467,631	691,007
Depreciation and amortization	618,034	904,458

Revenues in excess of expenses	$927,385	$1,040,281

See accompanying notes to statements of revenues and certain operating expenses.

1200 19TH AND M STREET NW, WASHINGTON, D.C.

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months ended March 31, 2004 (unaudited) and
for the Periods from August 19, 2003 to December 31, 2003, and from January 1, 2003 to August 18, 2003 and Years ended December 31, 2002, and 2001

1.	Nature of the Property’s Business

      1200 19th and M Street, NW, Washington D.C. an eight-story, 236,586-square-foot building in Washington, D.C. (the “Property”) was acquired on August 19, 2003 by Hines 1200 Nineteenth Street LLC (the “Company”), a Delaware limited liability company. The Company is owned by Hines NY Office Properties LLC (“Mezz Co.”) and Hines 1200 Nineteenth Street Member LLC (“1200 Nineteenth Street Member”), who have ownership percentages of 99.5% and .5% respectively. The Mezz Co. is a wholly owned subsidiary of Hines-Sumisei NY Core Office Trust (the “Trust”), a Maryland real estate investment trust. Prior to the acquisition, the Property was owned by 19th and M Street Associates Limited Liability Company, an entity controlled by Sumitomo Life Realty, Inc. (“Sumitomo”).

      At March 31, 2004 and December 31, 2003, approximately 234,454 square feet, representing 99.2 percent of the Property’s net rentable area, was leased to tenants under operating leases. Of the total net rentable area leased, approximately 208,708 square feet or 88.3 percent was leased to two tenants in the legal services industry, whose leases expire on September 30, 2007. The remaining tenant leases expire in various years through 2013.

      The Company has entered into non-cancelable lease agreements, subject to various escalation clauses, with tenants for office and retail space. As of December 31, 2003, the approximate fixed future minimum rentals and actual square feet expiring in various years through 2013 are as follows:

	Fixed Future	Square Feet
	Minimum Rentals	Expiring

Year ending December 31
2004	$8,612,244	—
2005	8,829,930	—
2006	9,042,535	5,806
2007	6,975,143	208,708
2008	450,436	6,933
Thereafter	740,391	13,007

Totals	$34,650,679	234,454

      The tenant leases provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain building operating expenses. The Property’s tenant leases have remaining terms of up to 10 years and generally include tenant renewal options that can extend the lease terms.

      Rental income on the Statements of Revenues and Certain Operating Expenses (“Historical Summaries”) includes the effect of amortizing the aggregate minimum lease payments on a straight-line basis over the entire terms of the lease, which amounted to an increase (reduction) in rental income of approximately $67,236 (unaudited), $152,000, ($10,000), $178,000, and $349,000 for the three months ended March 31, 2004, and for the periods from August 19, 2003 through December 31, 2003 and January 1, 2003 through August 18, 2003, and for the years ended December 31, 2002 and 2001, respectively.

1200 19TH AND M STREET NW, WASHINGTON, D.C.

NOTES TO STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES — (Continued)

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

      The Historical Summaries have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries for the periods prior to August 19, 2003 include the historical revenues and certain operating expenses of the Property, exclusive of interest income, management fees, and depreciation and amortization (collectively, the “Excluded Items”), which may not be comparable to the corresponding amounts reflected in the future operations of the Property. Subsequent to the acquisition by the Company, interest expense and previously Excluded Items, other than interest income, have been presented for the three months ended March 31, 2004 (unaudited) and for the period from August 19, 2003 to December 31, 2003 as such items are representative of future operations.

      The financial statements for the three months ended March 31, 2004 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

Revenue Recognition

      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

Accounts Receivable

      Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Repairs and Maintenance

      Expenditures for repairs and maintenance are expensed as incurred.

Reclassifications

      Certain reclassifications of amounts related to periods prior to August 19, 2003 have been made to conform with the presentation of the three months ended March 31, 2004 (unaudited) and of the period from August 19, 2003 to December 31, 2003.

For the three months ended March 31, 2004 (unaudited) and for the period from August 19, 2003 to December 31, 2003

Property

      Upon acquisition of the Property, the Company allocated the purchase price to tangible assets of the acquired property (which included land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. The Company recorded above-market and below-market in-place lease values for the Property based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual

1200 19TH AND M STREET NW, WASHINGTON, D.C.

NOTES TO STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES — (Continued)

amounts payable pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The Company is amortizing the capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The Company also amortizes any capitalized below-market lease values as an increase to rental income over the remaining non-cancelable terms of the respective leases.

      The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values included the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

      The value of the in-place leases are amortized to expense over the remaining term of the respective leases, which ranges from 3-10 years. The value of customer relationship intangibles are amortized to expense over the remaining term of the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles will be charged to expense.

      Amortization of allocated purchase price assets (excluding fixed assets) for the three months ended March 31, 2004 and for the period from August 19, 2003 through December 31, 2003 was $399,445 (unaudited) and $584,398 for in place leases and $(333,954) (unaudited) and $(410,454) for out of market leases, net, respectively. Anticipated amortization for the next five years is as follows:

	In Place	Out of Market
	Leases	Leases, Net

Year ending December 31
2004	$1,593,318	$(1,237,566)
2005	1,591,831	(1,204,815)
2006	1,588,366	(1,200,444)
2007	1,196,054	(876,789)
2008	48,928	(28,828)

      Management’s estimates of value were made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis included an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. The Company also considered information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also included real estate taxes, insurance and other operating expenses during the expected lease-up periods. Management also estimated costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

      Depreciation is computed using the straight-line method from the date the Property was acquired for financial reporting purposes (August 19, 2003). The estimated useful lives for computing depreciation are 10 years for furniture and fixtures, 15 years for electrical and mechanical installations and 40 years for the

1200 19TH AND M STREET NW, WASHINGTON, D.C.

NOTES TO STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES — (Continued)

building. Major replacements where the betterment extends the useful life of the asset are capitalized and the replaced asset and corresponding accumulated depreciation are removed from the accounts. Maintenance and repair items are charged to expense as incurred.

      The Property is reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the Property may not be recoverable. In such an event, a comparison is made of the current and projected operating cash flows of each property into the foreseeable future on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair value to reflect impairment in the value of the asset. At March 31, 2004 and December 31, 2003, management believes no such impairment has occurred.

Deferred Financing Costs

      Deferred financing costs consist of direct costs incurred in obtaining the mortgage note payable (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the term of the notes. For the three months ended March 31, 2004 and for the period from August 19, 2003 to December 31, 2003, $9,046 (unaudited) and $13,326 were amortized into interest expense.

Deferred Leasing Costs

      Direct leasing costs, primarily leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. For the three months ended March 31, 2004, amortization expense was $270 (unaudited).

3.	Principles of Reporting and Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Notes Payable

      On August 19, 2003, Hines 425 Lexington Avenue, LLC, Hines 499 Park, LLC, affiliates of the Company and wholly owned by the Mezz Co., and the Company entered into a loan agreement (the “Note”) with Bank of America and Connecticut General Life Insurance Company. The Note is cross-collateralized and cross-defaulted among the three projects.

      The original aggregate amount of the Note was $316,405,000, which was subsequently separated into the following replacement notes (the “Notes”):

Replacement Note A-1	$160,000,000
Replacement Note A-2	$104,600,000
Replacement Note B	$51,805,000

      The Notes were allocated to each of the companies owned by Mezz Co. based on the relative base purchase price of each property. The amount allocated to the Property is $38,152,000.

      The Notes provide for interest at a fixed rate of 4.775% per annum for Notes A-1 and A-2, and 4.976% per annum for Note B. These rates were amended on November 1, 2003 to 4.7752% per annum for Notes A-1 and A-2, and 4.9754% per annum for Note B. The monthly payments of interest only are

1200 19TH AND M STREET NW, WASHINGTON, D.C.

NOTES TO STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES — (Continued)

due on the first of every month in the aggregate amount of $1,267,724 beginning December 1, 2003, of which $152,862 is paid by the Property. All principal is due on September 1, 2013, which is the maturity date of the Notes.

      The Note contains both affirmative and negative covenants. Management believes that the Property and the Company in compliance with such covenants. In addition, the Note has a subjective acceleration clause for the debt based on the occurrence of an event with a material adverse effect, as defined, in the agreements.

5.	Related Party Transactions

      The Company, in August 2003, entered into a management agreement with Hines Interests Limited Partnership (“Hines”), a related party, to manage the operations of the Property. As compensation for its services, Hines receives a management fee equal to the lesser of the amount of the management fee that is allowable under tenant leases or two and one-half percent of the gross revenues of the Property. Hines was paid a management fee of $58,236 (unaudited) and $85,727 for the three months ended March 31, 2004 and for the period of August 19, 2003 through December 31, 2003, respectively. Hines was also reimbursed for various direct Property services performed off-site in an amount equal to the lesser of $.20 per square foot per year or the actual amounts recovered from tenants for such services. For the three months ended March 31, 2004, and for 2003, Hines was reimbursed $11,775 (unaudited) and $17,062, respectively. At March 31, 2004, the Property owed Hines approximately $81,405 (unaudited) for accrued management fees, payroll expense and off-site services.

      In addition, the Company has entered into a lease agreement with Hines Core Fund Services, LLC, (“Services”), a related party. As of March 31, 2004, Services owes approximately $32,194 (unaudited) under the terms of the lease agreement.

      Prior to August 19, 2003, the Company had in place a real estate asset management agreement with Sumitomo. As compensation for Sumitomo’s services, the Company agreed to pay an annual fee of $200,000, plus certain out-of-pocket expenses. The asset management fees were $69,000, $217,000, and $215,000 in 2003, 2002, and 2001, respectively.

INDEPENDENT AUDITORS’ REPORT

The Partners

600 Lexington Avenue Associates:

      We have audited the accompanying Statements of Revenues and Certain Operating Expenses of the property located at 600 Lexington Avenue, New York, NY (the Property) for each of the years in the three-year period ended December 31, 2003 (the Historical Summaries). These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and are not intended to be a complete presentation of the Property’s revenues and operating expenses.

      In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenues and certain operating expenses of the Property for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

New York, New York

March 19, 2004

600 LEXINGTON AVENUE, NEW YORK, NY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Periods of February 2, 2004 to March 31, 2004 (Unaudited) and
January 1, 2004 to February 1, 2004 (Unaudited) and
For the Years Ended December 31, 2003, 2002, and 2001

	February 2, 2004	January 1, 2004
	to March 31,	to February 1,
	2004	2004	2003	2002	2001

	(Unaudited)	(Unaudited)
Revenues:
Rental income	$2,119,739	$1,024,366	$11,193,696	$10,883,663	$10,176,308
Escalation income	91,976	124,678	669,276	588,991	626,836
Other income	—	35	22,679	171,613	355,047

Total revenues	2,211,715	1,149,079	11,885,651	11,644,267	11,158,191

Expenses:
Salaries	114,009	262,016	682,330	661,273	708,692
Utilities	85,586	43,844	358,855	289,773	362,452
Cleaning services	121,096	107,192	760,276	729,106	612,766
Repairs, maintenance, and supplies	46,975	22,235	355,973	380,913	482,766
Building management services	97,184	6,696	83,681	92,095	75,107
Management fee	25,370	—	—	—	—
Real estate taxes	382,835	182,287	2,354,753	1,887,986	1,893,445
Security	60,315	59,002	413,207	375,192	335,451
Insurance	25,720	8,665	65,451	98,371	38,056
General and administrative	25,730	74,781	413,346	571,422	615,620

Total expenses before interest expense and depreciation and amortization	984,820	766,718	5,487,872	5,086,131	5,124,355

Revenues in excess of expenses before interest expense and depreciation and amortization	1,226,895	$382,361	$6,397,779	$6,558,136	$6,033,836

Interest expense	484,137
Depreciation and amortization	673,488
Revenues in excess of expenses	$69,270

See accompanying notes to statements of revenues and certain operating expenses.

600 LEXINGTON AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Periods of February 2, 2004 to March 31, 2004 (Unaudited) and
January 1, 2004 to February 1, 2004 (Unaudited) and
For the Years Ended December 31, 2003, 2002, and 2001

1.	Organization

      600 Lexington Avenue, a 35-story, 285,875 square feet office building in New York, NY (the “Property”), was acquired on February 2, 2004 by Hines 600 Lexington Avenue, LLC (the “Company”), a Delaware limited liability company. The Company is wholly owned by Hines-Sumisei NY Core Office Trust II (the “Trust II”), a Maryland real estate investment trust. Prior to acquisition, the Property was owned by 600 Lexington Avenue Associates, a general partnership, whose partners are Sumitomo Life Realty, Inc. (Sumitomo) and one of its subsidiaries.

      At March 31, 2004 (unaudited), approximately 246,031 square feet, representing 86.1 percent of the Property’s net rentable area, was leased to tenants under operating leases. Tenant leases expire in various years through 2014.

      The Company has entered into non-cancelable lease agreements, subject to various escalation clauses, with tenants for office and retail space. As of December 31, 2003, the approximate fixed future minimum rentals in various years through 2014 are as follows:

Fixed Future
Minimum
Rentals

Year ending December 31:
2004	$10,988,000
2005	10,304,000
2006	10,007,000
2007	8,733,000
2008	7,041,000
Thereafter	14,483,000

Totals	$61,556,000

      The tenant leases provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain building operating expenses. The Property’s tenant leases have remaining terms of up to 10 years and generally include tenant renewal options that can extend the lease terms.

      Rental income on the Historical Summaries includes the effect of amortizing the aggregate minimum lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase (decrease) in rental income of $73,059(unaudited), $21,000(unaudited), $164,000, $354,000, and ($306,000) for the periods of February 2, 2004 to March 31, 2004 and January 1, 2004 to February 1, 2004 and in 2003, 2002, and 2001, respectively.

2.	Basis of Presentation

      The Historical Summaries have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries for the periods prior to February 2, 2004 (unaudited) include the historical revenues and certain operating expenses of the Property, exclusive of interest income, management fees, and depreciation and amortization (collectively, the “Excluded Items”), which may not be comparable to the corresponding amounts reflected in the future operations of the Property. Subsequent

600 LEXINGTON AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN

OPERATING EXPENSES — (Continued)

to the acquisition by the Company, interest expense and previously Excluded Items, other than interest income, have been presented for the period of February 2, 2004 to March 31, 2004 as such items are representative of future operations.

      The financial statements for the periods of February 2, 2004 to March 31, 2004 and January 1, 2004 to February 1, 2004 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

Revenue Recognition

      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

Accounts Receivable

      Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Repairs and Maintenance

      Expenditures for repairs and maintenance are expensed as incurred.

Reclassifications

      Certain reclassifications of amounts related to periods prior to February 2, 2004 have been made to conform with the presentation of the period of February 2, 2004 to March 31, 2004.

For the Period of February 2, 2004 to March 31, 2004 (Unaudited)

Property

      Upon acquisition of the Property, the Company allocated the purchase price to tangible assets of the acquired property (which included land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. The Company recorded above-market and below-market in-place lease values for the Property based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts payable pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The Company is amortizing the capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The Company also amortizes any capitalized below-market lease values as an increase to rental income over the remaining non-cancelable terms of the respective leases.

      The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values included the nature and extent of existing business

600 LEXINGTON AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN

OPERATING EXPENSES — (Continued)

relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

      The value of the in-place leases are amortized to expense over the remaining term of the respective leases, which ranges from 1-10 years. The value of customer relationship intangibles are amortized to expense over the remaining term of the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles will be charged to expense.

      Amortization of allocated purchase price assets (excluding fixed assets) for the period of February 2, 2004 to March 31, 2004 was $441,795 (unaudited) for in place leases and $(167,440) (unaudited) for out of market leases, net. Anticipated amortization for the next five years is as follows:

	In Place	Out of Market
	Leases	Leases, Net

Year ending December 31
2004	$2,650,767	(1,004,641)
2005	1,902,445	(787,508)
2006	1,711,203	(596,635)
2007	1,368,918	(371,473)
2008	989,944	52,341

      Management’s estimates of value were made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis included an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. The Company also considered information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also included real estate taxes, insurance and other operating expenses during the expected lease-up periods. Management also estimated costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

      Depreciation is computed using the straight-line method from the date the Property was acquired for financial reporting purposes (February 2, 2004). The estimated useful lives for computing depreciation are 10 years for furniture and fixtures, 20 years for electrical and mechanical installations and 40 years for the building. Major replacements where the betterment extends the useful life of the asset are capitalized and the replaced asset and corresponding accumulated depreciation are removed from the accounts. Maintenance and repair items are charged to expense as incurred.

      The Property is reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the Property may not be recoverable. In such an event, a comparison is made of the current and projected operating cash flows of each property into the foreseeable future on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair value to reflect impairment in the value of the asset. At March 31, 2004 (unaudited), management believes no such impairment has occurred.

600 LEXINGTON AVENUE, NEW YORK, NY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN

OPERATING EXPENSES — (Continued)

Deferred Financing Costs

      Deferred financing costs consist of direct costs incurred in obtaining the mortgage note payable (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the term of the notes. For the period of February 2, 2004 to March 31, 2004, $26,184 (unaudited) was amortized into interest expense.

Deferred Leasing Costs

      Direct leasing costs, primarily leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. For the period of February 2, 2004 to March 31, 2004, amortization expense was $910 (unaudited).

3.	Principles of Reporting and Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Mortgage Note Payable

      On February 2, 2004, the Company entered into a loan agreement with Connecticut General Life Insurance Company in the amount of $49,850,000. The 10 year fixed rate mortgage note payable bears interest at an annual rate of 5.74% and is payable in monthly installments of interest only in the amount of $238,449.17. The final monthly payment is due on February 1, 2014 and the maturity date of the mortgage note is March 1, 2014.

      The mortgage note payable contains both affirmative and negative covenants. Management believes that the Property is in compliance with such covenants.

5.	Related Party Transactions

      The Company, in February 2004, entered into a management agreement with Hines Interests Limited Partnership (“Hines”), a related party, to manage the operations of the Property. As compensation for its services, Hines receives a management fee equal to the lesser of the amount of the management fee that is allowable under tenant leases or one and one-half percent of the gross revenues of the Property. Hines was paid a management fee of $38,656 (unaudited) for the period of February 2, 2004 through March 31, 2004. Hines was also reimbursed for various direct Property services performed off-site in an amount equal to the lesser of $.20 per square foot per year or the actual amounts recovered from tenants for such services. For the period of February 2, 2004 through March 31, 2004, no off-site fees were reimbursed to Hines (unaudited). At March 31, 2004, the Property owed Hines approximately $61,657 (unaudited) for accrued management fees, payroll expense and off-site services.

      Sumitomo is a tenant in the Property, whose lease expires in 2007. Rental income relating to the lease with Sumitomo amounted to approximately $40,000 (unaudited), $815,000, $813,000, and $775,000 for the period of January 1, 2004 to February 1, 2004 and in 2003, 2002, and 2001, respectively.

INDEPENDENT AUDITORS’ REPORT

The Partners

910 Louisiana:

      We have audited the accompanying statements of revenues and certain operating expenses of the property located at 910 Louisiana, Houston, Texas (the Property) for each of the years in the three-year period ended December 31, 2003 (the Historical Summaries). These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and are not intended to be a complete presentation of the Property’s revenues and operating expenses.

      In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenues and certain operating expenses of the Property for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Houston, Texas

March 12, 2004

910 LOUISIANA, HOUSTON, TEXAS

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2004 (Unaudited) and
For the Years Ended December 31, 2003, 2002, and 2001

	Three Months	Year Ended December 31
	Ended
	March 31, 2004	2003	2002	2001

	(unaudited)
Revenue:
Rental income	$4,891,880	$19,252,404	$19,425,278	$19,662,003
Escalation income	2,683,463	10,153,720	10,635,614	9,915,200
Other income	244,492	983,977	986,784	981,107

Total revenues	7,819,835	30,390,101	31,047,676	30,558,310
Expenses:
Salaries	235,767	940,628	959,896	837,530
Utilities	358,419	1,140,913	1,123,940	1,718,286
Cleaning services	263,895	1,090,042	1,147,763	1,093,190
Repairs, maintenance, and supplies	348,223	1,426,506	1,476,267	1,318,895
Real estate taxes	1,082,930	4,136,159	4,360,173	4,711,103
Building management services	294,910	1,089,156	1,288,846	997,574
Insurance	100,883	408,510	329,979	122,303
Land Rent	290,753	1,166,580	1,166,580	1,216,877
Management fee	198,780	795,119	794,653	821,233
Parking operating expenses	59,958	259,685	259,770	226,436
General and administrative	11,898	55,861	136,856	132,398

Total expenses	3,246,416	12,509,159	13,044,723	13,195,825

Net operating income	$4,573,419	$17,880,942	$18,002,953	$17,362,485

See accompanying notes to statements of revenues and certain operating expenses.

910 LOUISIANA, HOUSTON, TEXAS

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2004 (Unaudited) and
For the Years Ended December 31, 2003, 2002, and 2001

(1)	Organization

      910 Louisiana, Houston, Texas is a 50-story, 1,224,907 square foot building (the Property), constructed in 1970. The Property is owned by AV America Grundbesitzverwaltungsgesellschaft mbH Co., Block 145 Limited, 910 Louisiana Limited, and 910 Associates Limited.

(2)	Basis of Presentation

      The statements of revenues and certain operating expenses (the Historical Summaries) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of interest income, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

      The Statement of Revenues and Certain Operating Expenses and notes thereto for the three months ended March 31, 2004 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase (reduction) in rental income of approximately ($14,000)(unaudited) for the three months ended March 31, 2004, and $92,000, $744,000 and $762,000 for the years ended 2003, 2002 and 2001, respectively.

      Rental payments under certain leases are based on a minimum rental amount plus a percentage of the store’s sales in excess of stipulated amounts. Income received from the percentage rent agreements was approximately $0 (unaudited) for the three months ended March 31, 2004 and $2,000, $2,600, and $5,700 in 2003, 2002, and 2001, respectively.

      Approximately 97% (unaudited) as of March 31, 2004 and 96% of the property is committed under operating leases at December 31, 2003. The tenants’ leases expire in various years through 2015, including one tenant lease for approximately 63% of the Property’s net rentable space which expires in 2015 and another tenant lease for approximately 22% of the Property’s net rentable space which expires in 2007.

910 LOUISIANA, HOUSTON, TEXAS

NOTES TO STATEMENTS OF REVENUES AND CERTAIN

OPERATING EXPENSES — (Continued)
For the Three Months Ended March 31, 2004 (Unaudited) and
For the Years Ended December 31, 2003, 2002, and 2001

(b)	Bad Debt Expense

      Bad debts are recorded under the specific identification method whereby uncollectible receivables are directly written off when identified.

(c)	Repairs and Maintenance

      Expenditures for repairs and maintenance are expensed as incurred.

(5)	Leases

      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2003 is as follows:

Amount

Year ending December 31:
2004	$18,344,763
2005	18,276,251
2006	22,296,217
2007	22,219,656
2008	17,145,950
Thereafter	124,931,704

Total future minimum rentals	$223,214,541

      Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for percentage rents, electric service, real estate taxes, and operating cost escalations.

(6)	Land Rent

      The property is subject to two ground leases with annual expense amounts of approximately $1,109,000 and $58,000 to unaffiliated related parties. The ground leases expire in 2065. Although the ground leases provide for increases in minimum lease payments over the term of the leases, ground rent expense accrues on a straight-line basis. Related adjustments increased land rent expense by approximately $221,570 (unaudited) for the three months ending March 31, 2004 and $895,000, $903,000, and $910,000 for the years ended December 31, 2003, 2002, and 2001, respectively.

      Minimum rents to be paid to the unaffiliated parties under the ground leases in effect at December 31, 2003 are approximately $280,000 for 2004, $289,000 for 2005, $298,000 for 2006, $307,000 for 2007, and $317,000 for 2008. Effective 2006, the rental payments for one of the ground leases will be based on 6% of the fair market value of the land. Rent expense on this lease was $69,184 (unaudited) for the three months ending March 31, 2004 and $208,942, $200,906, and $193,179 in 2003, 2002, and 2001, respectively.

INDEPENDENT AUDITORS’ REPORT

The Partners

777 Walker:

      We have audited the accompanying statements of revenues and certain operating expenses of the property located at 777 Walker, Houston, Texas (the Property) for each of the years in the three-year period ended December 31, 2003 (the Historical Summaries). These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and are not intended to be a complete presentation of the Property’s revenues and operating expenses.

      In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenues and certain operating expenses of the Property for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Houston, Texas

March 12, 2004

777 WALKER, HOUSTON, TEXAS

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2004 (Unaudited) and
for the Years Ended December 31, 2003, 2002, and 2001

	Three Months
	Ended	Year ended December 31
	March 31,
	2004	2003	2002	2001

	(unaudited)
Revenue:
Rental income	$2,237,740	$9,025,472	$9,170,086	$8,545,522
Escalation income	1,173,122	4,246,783	4,363,515	4,081,261
Other income	664,623	2,601,273	2,571,707	2,712,006

Total revenues	4,075,485	15,873,528	16,105,308	15,338,789
Expenses:
Salaries	110,949	446,562	466,552	393,978
Utilities	125,121	321,638	253,425	528,803
Cleaning services	113,557	508,475	448,243	454,703
Repairs, maintenance, and supplies	175,335	650,523	738,349	678,131
Real estate taxes	433,810	1,658,442	1,710,244	1,739,683
Building management services	169,308	562,254	610,597	493,274
Insurance	49,998	215,744	176,867	61,918
Land Rent	26,846	107,385	107,385	107,386
Management fee	80,451	321,803	326,255	358,914
Parking operating expenses	139,273	510,703	534,867	573,731
General and administrative	32,449	67,130	124,982	168,097

Total expenses	1,457,097	5,370,659	5,497,766	5,558,618

Net operating income	$2,618,388	$10,502,869	$10,607,542	$9,780,171

See accompanying notes to statements of revenues and certain operating expenses.

777 WALKER, HOUSTON, TEXAS

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2004 (Unaudited) and
for the Years Ended December 31, 2003, 2002, and 2001

(1)	Organization

      777 Walker, Houston, Texas is a 26-story, 563,268 square foot building (the Property), constructed in 1970. The Property is owned by AV America Grundbesitzverwaltungsgesellschaft mbH Co. and Louisiana/ Walker, Ltd.

(2)	Basis of Presentation

      The statements of revenues and certain operating expenses (the Historical Summaries) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of interest income, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

      The Statement of Revenues and Certain Operating Expenses and notes thereto for the three months ended March 31, 2004 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase (reduction) in rental income of approximately ($134,000)(unaudited) for the three months ended March 31, 2004, and ($549,000), ($574,000) and $356,000 for the three years ended 2003, 2002 and 2001, respectively.

      Rental payments under certain leases are based on minimum rental amount plus a percentage of the store’s sales in excess of stipulated amounts. Income received from the percentage rent agreements was approximately $450 (unaudited) for the three months ended March 31, 2004 and $0, $5,700 and $19,800 in 2003, 2002 and 2001, respectively.

      Approximately 95% (unaudited) as of March 31, 2004 and 93% of the property is committed under operating leases at December 31, 2003. The tenants’ leases expire in various years through 2015, including one tenant lease for approximately 74% of the Property’s net rentable space which expires in 2015.

777 WALKER, HOUSTON, TEXAS

NOTES TO STATEMENTS OF REVENUES AND CERTAIN

OPERATING EXPENSES — (Continued)
For the Three Months Ended March 31, 2004 (Unaudited) and
for the Years Ended December 31, 2003, 2002, and 2001

(b)	Bad Debt Expense

      Bad debts are recorded under the specific identification method whereby uncollectible receivables are directly written off when identified.

(c)	Repairs and Maintenance

      Expenditures for repairs and maintenance are expensed as incurred.

(5)	Leases

      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2003 is as follows:

Amount

Year ending December 31:
2004	$8,661,415
2005	8,314,124
2006	8,088,346
2007	7,772,696
2008	7,327,564
Thereafter	55,998,957

Total future minimum rentals	$96,163,102

      Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for percentage rents, electric service, real estate taxes, and operating cost escalations.

(6)	Land Rent

      The property is subject to two ground leases with annual expense amounts of approximately $46,000 and $62,000 to unaffiliated related parties. The ground leases mature in 2066. Although the ground leases provide for increases in minimum lease payments over the term of the leases, ground rent expense accrues on a straight-line basis. Related adjustments increased land rent expense by approximately $5,600 (unaudited) for the three months ending March 31, 2004 and $22,000, $25,000, and $28,000 for the years ended December 31, 2003, 2002, and 2001, respectively.

      Minimum rents to be paid to the unaffiliated parties under the ground leases in effect at December 31, 2003 are $85,000 for 2004, $85,000 for 2005, $85,000 for 2006, $91,000 for 2007, $95,000 for 2008, and $7,706,000 thereafter.

HINES REAL ESTATE INVESTMENT TRUST, INC.

Unaudited Pro Forma Consolidated Financial Statements

March 31, 2004 and December 31, 2003

      The Company has committed to acquire a $35,000,000 interest in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) currently held by an affiliate of Hines Interests Limited Partnership (“Hines”). If we do not acquire this interest in the Core Fund within one year of the date of this prospectus, our right to acquire this interest will expire. In the event that an affiliate of Hines is no longer our advisor our right to invest in the Core Fund will expire. The unaudited Pro Forma Consolidated Balance Sheet assumes the Company received gross proceeds of $38.7 million, including the $10 million contribution by Hines Real Estate Holdings Limited Partnership, reduced for payment of selling commissions, dealer manager fees, organizational and offering costs and acquisition fees and expenses, and subsequently invested $35,000,000 in the Core Fund on March 31, 2004. The unaudited Pro Forma Consolidated Statements of Operations assume the Company invested $35,000,000 in the Core Fund on January 1, 2003. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited Pro Forma Consolidated Balance sheet is not necessarily indicative of what the actual Consolidated Balance Sheet would have been had this transaction occurred on March 31, 2004. The unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what actual results of operations would have been had this transaction occurred on January 1, 2003, nor do they purport to represent the results of operations for future periods. These pro forma financial statements do not give effect to additional shares being sold, if any, or additional proceeds, if any, from this offering.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

March 31, 2004

		Adjustments for
	Historical	Acquisitions		Pro Forma

ASSETS
Cash	$211,000	$—	(a)(b)(c)	$211,000
Deferred offering costs	183,000	(183,000	)(a)	—
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	—	35,200,000	(c)	35,200,000

TOTAL ASSETS	$394,000	$35,017,000		$35,411,000

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Accounts payable	$—	$—		$—
Accrued liabilities	69,376	—		69,376
Participation interest liability	—	282,600	(d)	282,600
Due to affiliate, net	290,916	9,439,100	(c)(a)	9,730,016

Total Liabilities	360,292	9,721,700		10,081,992
Minority interest	200,000	10,000,000	(b)	10,200,000
Commitments and Contingencies
Shareholders’ equity (deficit):
Common stock	1	2,870	(b)	2,871
Additional paid in capital	9,999	22,414,230	(b)(a)	22,424,229
Retained deficit	(176,292)	(7,121,800	)(a)(d)	(7,298,092)

Total shareholders’ equity (deficit)	(166,292)	15,295,300		15,129,008

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$394,000	$35,017,000		$35,411,000

See notes to unaudited pro forma consolidated balance sheet and unaudited note to pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(a)	To record the pro forma effect of organization and offering costs incurred through March 31, 2004, net of reimbursements to Hines from pro forma gross offering proceeds raised and retirement of capitalized deferred offering costs against additional paid-in capital. Total costs incurred through March 31, 2004 was approximately $10.3 million, of which $3.7 million related to offering costs, which was treated as a reduction to offering proceeds, and $6.6 million related to organizational and internal offering costs to be expensed.

(b)	To record the pro forma effect of the receipt of gross proceeds of $38.7 million, including the $10 million contribution by Hines Real Estate Holdings Limited Partnership (“HREH”), reduced for payment of selling commissions and dealer manager fees of approximately $2.4 million.

(c)	To record the pro forma effect of the investment of $35 million of net proceeds in the Core Fund, third-party acquisition costs related to the investment and reimbursement of organizational and offering costs to an affiliate of Hines.

(d)	To record the pro forma effect of the acquisition fee incurred, including the amount related to the participation interest, related to the Company’s investment in the Core Fund.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2004

		Adjustments for
	Historical	Acquisitions		Pro Forma

REVENUES
Equity in earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	$—	$291,300	(a)	$291,300

Total Revenues	—	291,300		291,300
EXPENSES
Asset management fees	—	131,300	(b)	131,300
Organizational and offering expenses	155,865	—		155,865

Total Expenses	155,865	131,300		287,165

NET INCOME (LOSS)	$(155,865)	$160,000		$4,135

Income (loss) per common share	$(155.87)	$155.88		$0.01	(c)

Weighted average number of common shares outstanding	1,000	2,870,000		2,871,000	(c)

See notes to unaudited pro forma consolidated statement of operations and unaudited note to pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(a)	To record the pro forma effect of the Company’s equity in earnings of its $35 million (representing approximately 25%) anticipated investment in the Core Fund assuming the Company’s investment in the Core Fund and the acquisitions of the four properties in NY Trust I and NY Trust II and the Shell Buildings occurred on January 1, 2003. Utilizing historical operating data for the six properties and adjusting for the impact of the purchase accounting on rental revenues for straight-line rent and amortization of intangibles, depreciation and amortization and interest expense, unaudited pro forma net income for the Core Fund is approximately $1,161,800.

(b)	To record the pro forma effect of the asset management fee incurred, including the amount related to the participation interest, related to the Company’s investment in the Core Fund.

(c)	Pro forma loss per common share is calculated by dividing the pro forma net loss for the period by the pro forma weighted average number of common shares outstanding during the period. The pro forma weighted average number of common shares outstanding is calculated assuming that (i) the 1,000 shares purchased by Hines REIT Investor, L.P. on August 27, 2003 were outstanding during the entire period, (ii) 2,870,000 additional common shares were authorized, issued and outstanding during the entire period (representing the number of shares which would need to be issued (in conjunction with the $10 million contribution by HREH) to provide net proceeds of $35 million) and (iii) there were no dilutive potential common shares for the period.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

		Adjustments for
	Historical	Acquisitions		Pro Forma

REVENUES
Equity in earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	$—	$1,719,500	(a)	$1,719,500

Total Revenues	—	1,719,500		1,719,500
EXPENSES
Asset management and acquisition fees	—	1,090,200	(b)	1,090,200
Organizational and offering expenses	20,427	6,556,600	(c)	6,577,027

Total Expenses	20,427	7,646,800		7,667,227

NET LOSS	$(20,427)	$(5,927,300)		$(5,947,727)

Loss per common share	$(20.43)	$18.36		$(2.07	)(d)

Weighted average number of common shares outstanding	1,000	2,870,000		2,871,000	(d)

See notes to unaudited pro forma consolidated statement of operations and unaudited note to pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(a)	To record the pro forma effect of the Company’s equity in earnings of its $35 million (representing approximately 25%) anticipated investment in the Core Fund assuming the Company’s investment in the Core Fund and the acquisitions of the four properties in NY Trust I and NY Trust II and the two Shell Buildings occurred on January 1, 2003. Utilizing historical operating data for the six properties and adjusting for the impact of the purchase accounting on rental revenues for straight-line rent and amortization of intangibles, depreciation and amortization and interest expense, unaudited pro forma net income for the Core Fund is approximately $6,858,900.

(b)	To record the pro forma effect of the asset management and acquisition fees incurred, including the amounts related to the participation interest, related to the Company’s investment in the Core Fund.

(c)	To record the pro forma effect of organizational and internal offering expenses.

(d)	Pro forma loss per common share is calculated by dividing the pro forma net loss for the period by the pro forma weighted average number of common shares outstanding during the period. The pro forma weighted average number of common shares outstanding is calculated assuming that (i) the 1,000 shares purchased by Hines REIT Investor, L.P. on August 27, 2003 were outstanding during the entire period, (ii) 2,870,000 additional common shares were authorized, issued and outstanding during the entire period (representing the number of shares which would need to be issued (in conjunction with the $10 million contribution by HREH) to provide net proceeds of $35 million) and (iii) there were no dilutive potential common shares for the period.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2004 and December 31, 2003

(1) Core Fund

      Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) is an investment vehicle organized in August 2003 by Hines Interests Limited Partnership (“Hines”) to invest in existing office properties in the United States. In August 2003, the Core Fund, Sumitomo Life Realty (N.Y.), Inc. (“Sumitomo Life”), three independent pension plans and funds (collectively, the “NY Trust Institutional Investors”) and Hines organized Hines-Sumisei NY Core Office Trust (“NY Trust I”), a Maryland real estate investment trust, to acquire three properties from Sumitomo Life and an entity affiliated with Sumitomo Life. In August 2003, NY Trust I acquired these properties for an aggregate purchase price including capitalizable transaction costs of approximately $581,100,000. The cash portion of the purchase price, transaction costs and working capital were funded by a combination of capital contributions from the NY Trust Institutional Investors and Hines affiliates, bridge financing and long-term mortgage debt from committed lenders.

      In January 2004, the Core Fund, Sumitomo Life and the NY Trust Institutional Investors organized Hines-Sumisei NY Core Office Trust II (“NY Trust II”), a Maryland real estate investment trust, to acquire 600 Lexington Avenue, a fourth office property owned by Sumitomo Life. In February 2004, NY Trust II acquired 600 Lexington Avenue for a purchase price including capitalizable transaction costs of approximately $91,600,000. The cash portion of the purchase price, transaction costs and working capital were funded by a combination of capital contributions from Hines affiliates and long-term mortgage debt.

      In May 2004, the Core Fund acquired an indirect approximate 10.18% tenant-in-common interest in One Shell Plaza and Two Shell Plaza (collectively, the “Shell Buildings”). Institutional Co-Investors, affiliates of Hines and another third-party investor hold the remaining approximate 89.82% indirect tenant-in-common interests in these buildings. The Core Fund’s equity contribution for its interest in the Shell Buildings was approximately $12,000,000 (the gross purchase price of all tenant-in-common interests totaled approximately $351,772,000). The approximately $12,000,000 used by the Core Fund to acquire this interest was contributed to the Core Fund by Hines U.S. Core Office Capital Associates II Limited Partnership, an affiliate of Hines. This investment is reflected in the Core Fund’s unaudited pro forma consolidated financial statements which follow utilizing the proportionate method of consolidation since an undivided interest was acquired.

      The unaudited pro forma financial statements have been prepared assuming Hines Real Estate Investment Trust, Inc.’s (the “Company”) investment in the Core Fund will be accounted for utilizing the equity method as it is anticipated the Company will have the ability to exercise significant influence over, but will not exercise financial and operating control over, the Core Fund.

      The unaudited pro forma consolidated condensed financial statements of the Core Fund are summarized below. These financial statements have been prepared assuming the acquisition of the six acquired properties discussed above were made as of January 1, 2003 for purposes of the unaudited pro forma consolidated condensed statements of operations and as of the date of acquisition for the four properties acquired in August 2003 and February 2004 and as of March 31, 2004 for the Shell Buildings acquired in May 2004 for the unaudited pro forma consolidated condensed balance sheet.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

March 31, 2004 and December 31, 2003

Unaudited Pro Forma Consolidated

Condensed Balance Sheet of the Core Fund
March 31, 2004

ASSETS
Cash	$23,954,700
Property	746,407,200
Other assets	43,257,600

Total Assets	$813,619,500

LIABILITIES AND PARTNERS’ CAPITAL
Debt	$444,505,200
Other liabilities	33,584,800
Minority interest	200,000,700
Partners’ capital	135,528,800

Total Liabilities and Partners’ Capital	$813,619,500

Unaudited Pro Forma Consolidated

Condensed Statement of Operations of the Core Fund
For the Three Months Ended March 31, 2004 and for the Year Ended December 31, 2003

	March 31, 2004	December 31, 2003

Revenues	$28,204,700	$114,676,200
Expenses:
Interest	6,760,500	27,654,500
Depreciation and amortization	6,570,600	25,908,800
Operating, general and administrative and other	11,241,500	42,082,000

Total Expenses	24,572,600	95,645,300
Minority interest	(2,470,300)	(12,172,000)

Net Income	$1,161,800	$6,858,900

APPENDIX A

PRIOR PERFORMANCE TABLES

      The following prior performance tables (“Tables”) provide information relating to the real estate investment programs sponsored by Hines and its affiliates which have investment objectives similar to ours. This offering is the first public offering by Hines. Hines’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations Hines REIT will be subject to. In addition, Hines REIT is Hines’ first publicly-offered investment program and Hines has never operated a REIT before. Because of these facts, investors in Hines REIT should not assume that the prior performance of Hines will be indicative of Hines REIT’s future performance. Please see “Risk Factors — Business and Real Estate Risks — We are different in some respects from prior programs sponsored by Hines and therefore the past performance of such programs may not be indicative of our future results.”

      This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus, which includes a description of each of Hines’ prior programs included in the Tables below. These Tables provide information on the performance of a number of private programs.

      The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the Tables. In addition, you may not experience any return on your investment. Please see “Risk Factors — Investment Risks — Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT and you may lose some or all of your investment.” If you purchase our shares, you will not acquire any ownership in any of the programs to which the Tables relate.

      The following tables are included herein:

TABLE I Experience in Raising and Investing Funds

TABLE II Compensation to Sponsor

TABLE III Operating Results of Prior Programs

TABLE IV Results of Completed Programs

TABLE V Sales or Disposals of Properties

      Additional information relating to the acquisition of properties by Hines prior programs is contained in TABLE VI, which is included in Part II of the registration statement of which this prospectus is a part, which the Company has filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon request.

      Our determination as to which of Hines’ prior programs have investment objectives similar to ours was based primarily on the type of real estate in which the programs invested, whether through acquisitions or development of properties. Generally, we consider programs invested primarily in office, retail, and industrial properties to have investment objectives similar to ours. We consider programs with investments in residential or resort properties not to have investment objectives similar to ours.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2003

(ON A PERCENTAGE BASIS(1))
(Past/Prior Performance is Not Indicative of Future Results)

      Table I provides a summary of the experience of Hines as a sponsor in raising and investing funds in programs for which the offerings have closed since December 31, 2000. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested.

	Hines			Perimeter		Two Detroit
	Suburban	Hines European	321 North	Summit	Hines	Center Garage
	Office Venture	Development	Clark Realty	Parcel 2 Limited	Monthisa	Limited
	LLC	Fund LP(5)	LLC	Partnership	UTE	Partnership

Dollar amount raised	$222,200,000	$485,685,000	$133,335,000	$21,193,080	$14,945,341	$2,435,000

Percentage amount raised	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions	—	—	—	—	—	—
Organizational expenses	—	0.2%	—	—	—	—
Reserves	—	—	—	—	—	—

Percent available for investment	100.0%	99.8%	100.0%	100.0%	100.0%	100.0%

Acquisition and development costs:
Prepaid items and fees	(.2)%	—	1.2%	—	11.9%	—
Purchase price (cash down payment) (2)	45.7%	39.0%	98.8%	285.0%	317.8%	1192.6%
Acquisition fees	—	—	—	—	—	—
Other capitalized costs	—	—	—	—	—	—

Total acquisition and development costs	45.5%	39.0%	100.0%	285.0%	329.7%	1192.6%

Percent leveraged (3)	68%	100%	—	65%	70%	92%

Date offering began	Jul-01	Jan-01	Apr-01	Jul-01	Jan-02	May-01
Length of offering (4)	n/a	continuing	n/a	n/a	n/a	n/a
Months to invest 90% of amount available for investment(4)	continuing	continuing	n/a	n/a	n/a	n/a

[Additional columns below]

[Continued from above table, first column(s) repeated]

	717 Texas		One South	Hines-Sumisei	Hines U.S.
	Limited	Figueroa At	Dearborn	NY Core	Office Value
	Partnership	Wilshire LLC	Holdings LLC	Office Trust	Added Fund LP

Dollar amount raised	$47,357,142	$39,005,066	$38,291,503	$183,673,469	$200,393,400

Percentage amount raised	100.0%	100.0%	100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions	—	—	—	—	—
Organizational expenses	—	—	—	0.7%	0.5%
Reserves	—	—	—	—	—

Percent available for investment	100.0%	100.0%	100.0%	99.3%	99.5%

Acquisition and development costs:
Prepaid items and fees	—	—	—	—	—
Purchase price (cash down payment) (2)	273.9%	597.4%	100.0%	305.1%	—
Acquisition fees	—	—	—	—	—
Other capitalized costs	—	—	—	6.3%	—

Total acquisition and development costs	273.9%	597.4%	100.0%	311.4%	—

Percent leveraged (3)	63%	75%	91%	68%	—

Date offering began	Jul-01	Feb-02	Sep-03	May-03	June-02
Length of offering (4)	n/a	n/a	n/a	n/a	continuing
Months to invest 90% of amount available for investment(4)	n/a	n/a	n/a	n/a	continuing

(1)	All percentage amounts except “Percent leveraged” represent percentages of the “Dollar amount raised” for each program.

(2)	“Purchase price (cash down payment)” includes both debt- and equity-financed payments. See “Percent leveraged” line for the approximate percentage of the purchase price financed with mortgage or other debt.

(3)	“Percent leveraged” represents total mortgage financing divided by total acquisition cost for properties acquired.

(4)	The “Length of offering” and “Months to invest 90% of amount available for investment” for most entities is designated as “n/a” as the formations of these entities and equity financings were not accomplished through an actual “offering” but rather were joint ventures or partnerships formed with one or more third-party investor(s).

(5)	Hines European Development Fund LP is a Euro based fund with €387,000,000 of capital commitments.

TABLE II

COMPENSATION TO SPONSOR

(Past/Prior Performance is Not Indicative of Future Results)

      Table II summarizes the amount and type of compensation paid to Hines and its affiliates during the three years ended December 31, 2003(1) in connection with (1) all of Hines’ private single-project real estate investment vehicles, the offerings of which have closed since December 31, 2000, and (2) all of Hines’ private investment funds.

	Hines	Emerging Markets	Emerging Markets	Hines 1997 U.S.	Hines Suburban		Hines European
	Corporate	Real Estate	Real Estate	Office Development	Office Venture		Development
	Properties LLC	Fund II*	Fund I*	Fund LP	LLC		Fund LP

Date offering commenced	Nov-97	Feb-99	May-96	Jun-97	Jul-01		Jan-01
Dollar amount raised(1)	$560,000,000	$436,000,000	$410,438,000	$320,000,000	$222,200,000		$485,685,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—		—
Acquisition fees:
Real estate commissions	—	—	—	—	499,508	(10)	—
Advisory fees	—	—	—	—	—		—
Dollar amount of cash generated from operations before deducting payments to sponsor(2)	56,962,159	(110,205,053)	34,320,295	105,295,164	4,881,115		—
Amount paid to sponsor from operations:
Property management fees	3,527,346	716,566	2,982,738	1,558,986	326,879		—
Development, acquisition, and disposition fees	8,912,798	22,315,054	8,253,327	2,204,132	—		7,678,058
Partnership and asset management fees	—	4,232,060	4,620,440	2,761,170	312,500		2,685,000
Reimbursements	11,702,763	10,626,463	18,631,580	11,817,174	620,977		—
Leasing commissions	5,974,475	352,804	3,425,210	6,611,569	597,494		—
Dollar amount of cash generated from property sales and refinancing before deducting payments to sponsor:
Cash	199,043,604	159,941,236	108,000,000	378,185,184	—		—
Notes	—	—	—	—	—		—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—	—		—
Incentive fees or distributions	7,580,547 (4)	4,537,809 (5)	1,394,874 (6)	16,095,761 (7)	—		—

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Hines 1999 U.S.	National Office	Hines	Hines-Sumisei
			Office Development	Partners Limited	Acquisition	NY Core	Hines U.S. Office
	HMS Office LP		Fund LP	Partnership(3)	Fund*	Office Trust	Value Added Fund LP

Date offering commenced	Jul-95		Nov-98	Jul-98	May-93	May-03	Jun-02
Dollar amount raised(1)	$155,754,000		$106,700,000	$2,782,732,378	$502,552,678	$183,673,469	$200,393,400
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—		—	—	—	—	—
Acquisition fees:
Real estate commissions	—		—	—	—	—	—
Advisory fees	—		—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor(2)	6,133,374		34,736,557	556,155,318	259,391,077	14,576,011	—
Amount paid to sponsor from operations:
Property management fees	1,106,204		459,551	28,076,000	19,655,388	527,231	—
Development, acquisition, and disposition fees	125,693		1,705,781	16,611,000	993,594	5,000	—
Partnership and asset management fees	—		1,398,035	22,791,000	—	—	—
Reimbursements	1,180,209		7,139,661	37,457,318	37,911,707	72,553	500,000
Leasing commissions	404,896		3,760,541	20,487,000	3,993,655	37,309	—
Dollar amount of cash generated from property sales and refinancing before deducting payments to sponsor:
Cash	87,992,308		—	1,466,369,000	—	—	—
Notes	—		—	—	—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	1,675,790		—	—	—	—	—
Incentive fees or distributions	3,563,849	(8)	8,182,898 (7)	55,854,000 (9)	—	—	—

*	Please see the “Prior Performance Summary” for a description of the legal entities included in this program.

(1)	“Dollar amount raised” represents total amount of equity raised over the life of the program. All other amounts on this table for the Hines’ private investment funds are for the four-year period ended December 31, 2003.

(2)	For Hines 1997 U.S. Office Development Fund LP and Hines 1999 U.S. Office Development Fund LP, “Dollar amount of cash generated from operations before deducting payments to sponsor” was derived by adding the fees listed below that caption in the table to the operating cash flow, even though not all of the fees were necessarily paid out of operating cash flow; certain fees may have been paid out of loan proceeds.

(3)	For National Office Partners Limited Partnership, all amounts presented in this table except for “Dollar amount raised” are for the four years ended September 30, 2003, corresponding to the fiscal year end of the program and the date of such program’s available financial reports. “Dollar amount raised” represents total amount of equity raised over the life of the program through September 30, 2003.

(4)	For Hines Corporate Properties LLC, “Incentive fees or distributions” represent distributions to affiliates of Hines calculated as a percentage of profits after the investors have received a return of their capital, plus a minimum return on capital.

(5)	For Emerging Markets Real Estate Fund II, “Incentive fees or distributions” represent fees paid to an affiliate of Hines on an individual project basis, calculated as a percentage of profits after the investors have received a return of their capital and a preferred return on the current project, as well as any unrecovered capital or preferred returns from previously sold projects.

(6)	For Emerging Markets Real Estate Fund I, “Incentive fees or distributions” represent fees paid to an affiliate of Hines on an individual project basis, calculated as a percentage of profits after the investors have received a return of their capital and a preferred return on the current project, as well as any unrecovered capital or preferred returns from previously sold projects.

(7)	For Hines 1997 U.S. Office Development Fund LP and Hines 1999 U.S. Office Development Fund LP, “Incentive fees or distributions” represent distributions to affiliates of Hines upon sales of properties in Hines 1997 U.S. Office Development Fund LP and Hines 1999 U.S. Office Development Fund LP, calculated as a percentage of profits after the partners have received a return of their capital.

(8)	For HMS Office LP, “Incentive fees or distributions” represent distributions to affiliates of Hines, calculated as a percentage of profits after investors have received a return of their capital, plus a minimum return on capital.

(9)	For National Office Partners Limited Partnership, “Incentive Fees or Distributions” represent incentive distributions earned by an affiliate of Hines, calculated as a percentage amount of any profits in excess of certain inflation-adjusted real return hurdles, as adjusted for certain project-type and leverage-risk premiums, provided that consolidated returns exceed the National Council of Real Estate Fiduciaries index on a cumulative basis.

(10)	Paid out of acquisition proceeds.

TABLE II

COMPENSATION TO SPONSOR

(Past/Prior Performance is Not Indicative of Future Results)

			Two Detroit
	321 North	717 Texas	Center Garage	Hines		One South	Perimeter Summit
	Clark Realty	Limited	Limited	Monthisa	Figueroa At	Deerborn	Parcel 2 Limited
	LLC	Partnership	Partnership	UTE	Wilshire LLC	Holdings LLC	Partnership

Date offering commenced	Apr-01	Jul-01	May-01	Jan-02	Feb-02	Sept-03	Jul-01
Dollar amount raised(1)	$133,335,000	$47,357,142	$2,435,000	$14,945,341	$39,005,066	38,291,503	21,193,080
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—	—	—
Acquisition fees:
Real estate commissions	—	—	—	—	—	—	—
Advisory fees	—	—	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	17,687,128	(23,219,222)	1,496,233	—	16,811,184	—	(2,673,167)
Amount paid to sponsor from operations:
Property management fees	1,018,710	174,761	67,701	—	2,132,246	—	7,080
Development, acquisition, and disposition fees	387,526	1,133,533	200,000	2,026,700	—	1,086,207	1,783,557
Partnership and asset management fees	—	—	—	—	—	—	—
Reimbursements	4,255,240	2,512,090	54,529	—	3,838,679	—	1,291,655
Leasing commissions	1,539,666	2,163,811	—	—	768,123	1,512,126	991,875
Dollar amount of cash generated from property sales and refinancing before deducting payments to sponsor:
Cash	—	—	—	4,237,988	—	—	—
Notes	—	—	—	—	—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—	—	—	—
Incentive fees or distributions	—	—	—	2,119,622	—	—	—

(1)	“Dollar amount raised” represents total amount of equity raised over the life of the program. All other amounts on this table are for the three-year period ended December 31, 2003.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

      Table III summarizes the operating results of Hines’ prior programs the offerings of which have closed since December 31, 1998. For single-project development programs, operating results are shown for all such programs which began operations since December 31, 1998. All figures are as of December 31 of the year indicated except as noted otherwise.

	Emerging	Emerging	Emerging	Emerging			Hines	Hines
	Markets	Markets	Markets	Markets	Hines Suburban	Hines Suburban	European	European
	Real Estate	Real Estate	Real Estate	Real Estate	Office Venture	Office Venture	Development	Development
	Fund II*	Fund II*	Fund II*	Fund II*	LLC	LLC	Fund LP	Fund LP
	2000	2001	2002	2003	2002	2003	2002	2003

Gross revenues	$591,000	$4,347,000	$12,586,000	$16,737,824	$1,130,000	$11,224,000	$132,000	$898,580
Profit (loss) on sale of properties	—	2,877,000	184,000	28,690,000	—	—	—	238,450
Less: Operating expenses	(4,557,000)	(4,036,000)	(5,930,000)	(8,887,214)	(517,000)	(4,314,000)	(2,274,000)	(5,430,385)
Interest expense	(1,858,000)	(2,733,000)	(3,127,000)	(3,068,000)	(306,000)	(2,861,000)	(328,000)	(936,230)
Depreciation	—	(8,248,000)	(281,000)	(1,012,000)	(331,000)	(3,260,000)	—	(966,350)
Other gain (loss)	—	—	—	—	—	—	—	(2,510)

Net income (loss) — GAAP basis	(5,824,000)	(7,793,000)	3,432,000	32,460,610	(24,000)	789,000	(2,470,000)	(6,198,445)

Taxable income (loss):
From operations	(5,556,000)	(3,734,000)	(5,160,000)	(1,161,550)	555,000	2,037,000	—	—

From gain (loss) on sale	—	5,679,000	(2,404,000)	21,901,126	—	—	—	—

Cash generated (deficiency) from operations	(4,303,000)	(8,696,000)	943,000	2,996,000	1,066,000	1,958,000	—	(9,505,370)
Cash generated from sales	—	2,877,000	184,000	28,690,000	—	—	—	—
Cash generated from refinancing	19,265,000	—	—	—	—	—	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	14,962,000	(5,819,000)	1,127,000	31,656,000	1,066,000	1,958,000	—	(9,505,370)
Less: Cash distributions to investors:
From operating cash flow	—	(375,000)	(959,000)	(2,418,797)	—	(1,911,000)	—	—
From sales and refinancing	(19,265,000)	—	(2,176,000)	(16,008,266)	—	—	—	—
Cash generated (deficiency) after cash distributions	(4,303,000)	(6,194,000)	(2,008,000)	13,228,937	1,066,000	47,000	—	(9,505,370)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(4,303,000)	(6,194,000)	(2,008,000)	13,228,937	1,066,000	47,000	—	(9,505,370)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	230	92	(122)	(11)	183	74	—	—
— from recapture	—	—	—	—	—	—	—	—
Capital gain (loss)	—	140	(57)	(206)	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(24)	(8)	(9)	(138)	—	—	—	—
— from return of capital	(772)	(1)	(65)	(35)	—	(72)	—	—

Total distributions on GAAP basis	(796)	(9)	(74)	(173)	—	(72)	—	—

	Emerging	Emerging	Emerging	Emerging			Hines	Hines
	Markets	Markets	Markets	Markets	Hines Suburban	Hines Suburban	European	European
	Real Estate	Real Estate	Real Estate	Real Estate	Office Venture	Office Venture	Development	Development
	Fund II*	Fund II*	Fund II*	Fund II*	LLC	LLC	Fund LP	Fund LP
	2000	2001	2002	2003	2002	2003	2002	2003

Source (on cash basis):
— from sales	—	—	(51)	(150)	—	—	—	—
— from refinancing	(796)	—	—		—	—	—	—
— from operations	—	(9)	(23)	(23)	—	(72)	—	—

Total distributions on cash basis	(796)	(9)	(74)	(173)	—	(72)	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table				94%		100%		100%

*	Please see the “Prior Performance Summary” for a description of the legal entities included in this program.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

		Hines 1999	Hines 1999	Hines 1999	Hines 1999	Hines 1999
	Hines-Sumisei	U.S. Office	U.S. Office	U.S. Office	U.S. Office	U.S. Office
	NY Core	Development	Development	Development	Development	Development
	Office Trust	Fund LP	Fund LP	Fund LP	Fund LP	Fund LP
	2003	1999	2000	2001	2002	2003

Gross revenues	$30,897,561	$2,000	$2,037,000	$10,429,000	$13,143,000	$1,838,000
Profit (loss) on sale of properties	—	—	—	—	—	31,591,000
Less: Operating expenses	(10,347,087)	(336,000)	(1,252,000)	(4,970,000)	(5,156,000)	(1,384,000)
Interest expense	(7,709,542)	—	(442,000)	(3,295,000)	(3,023,000)	(296,000)
Depreciation	(6,645,196)	—	(511,000)	(2,850,000)	(5,161,000)	(198,000)
Other gain (loss)		—	—	(1,683,000)	1,145,000	3,785,000 (1)

Net income (loss) — GAAP basis	6,195,736	(334,000)	(168,000)	(2,369,000)	948,000	35,336,000

Taxable income:
From operations	8,735,605	(451,000)	(752,000)	(1,352,000)	6,142,000	7,874,000

From gain (loss) on sale	—	—	—	—	(2,615,000)	24,647,000

Cash generated (deficiency) from operations	13,933,918	(110,000)	(84,000)	3,254,000	11,440,000	5,664,000
Cash generated (deficiency) from sales	—	—	—	—	—	138,775,000
Cash generated from refinancing	—	—	—	—	—	—

Total cash generated from operations, sales, and refinancing	13,933,918	(110,000)	(84,000)	3,254,000	11,440,000	144,439,000
Less: Cash distributions to investors:
From operating cash flow	(7,000,000)	—	—	—	(3,870,000)	(4,303,000)
From sales and refinancing	—	—	—	—	—	(51,930,000)
Cash generated (deficiency) after cash distributions	6,933,918	(110,000)	(84,000)	3,254,000	7,570,000	88,206,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	6,933,918	(110,000)	(84,000)	3,254,000	7,570,000	88,206,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	48	—	—	—	353	191
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	(150)	598
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(55)	—	—	—	(223)	(816)
— from return of capital	(245)	—	—	—	—	(549)

Total distributions on GAAP basis	(300)	—	—	—	(223)	(1,365)

Source (on cash basis):
— from sales	—	—	—	—	—	(1,260)
— from refinancing	—	—	—	—	—	—
— from operations	(38)	—	—	—	(223)	(104)

Total distributions on cash basis	(38)	—	—	—	(223)	(1,365)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table	100%					44.9%

(1)	Includes income from discontinued operations.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

	Hines 1997 U.S.	Hines 1997 U.S.	Hines 1997 U.S.	Hines 1997 U.S.		Hines 1997 U.S.
	Office Development	Office Development	Office Development	Office Development		Office Development	321 North Clark
	Fund LP	Fund LP	Fund LP	Fund LP		Fund LP	Realty LLC
	1999	2000	2001	2002		2003	2001

Gross revenues	$10,418,000	$35,580,000	$54,457,000	$39,445,000		$30,752,000	$21,608,000
Profit (loss) on sale of properties	—	5,350,000	8,586,000	29,855,000		25,350,000	—
Less: Operating expenses	(4,371,000)	(11,658,000)	(15,623,000)	(16,530,000)		(8,198,000)	(10,535,000)
Interest expense	(5,417,000)	(15,245,000)	(13,268,000)	(9,510,000)		(3,276,000)	(1,618,000)
Depreciation	(1,831,000)	(7,729,000)	(15,263,000)	(10,874,000)		(6,443,000)	(24,000)
Other gain (loss)	(486,000)	(2,000,000)	(6,770,000)	(2,886,000	)(1)	235,000 (1)	—

Net income (loss) — GAAP basis	(1,687,000)	4,298,000	12,119,000	29,500,000		38,420,000	9,431,000

Taxable income:
From operations	(878,000)	2,528,000	13,837,000	11,192,000		5,851,000	8,388,000

From gain (loss) on sale	—	1,963,000	8,185,000	18,195,000		23,779,000	—

Cash generated from operations	2,601,000	13,318,000	23,945,000	23,076,000		20,003,000	13,164,000
Cash generated from sales	—	35,857,000	60,382,000	147,951,000		133,996,000	—
Cash generated from refinancing	—	—	—	17,400,000		—	80,000,000

Total cash generated from operations, sales, and refinancing	2,601,000	49,175,000	84,327,000	188,427,000		153,999,000	93,164,000
Less: Cash distributions to investors:
From operating cash flow	—	—	(17,203,000)	(15,135,000)		(15,926,000)	(4,965,000)
From sales and refinancing	—	—	(39,110,000)	(73,484,000)		(71,434,000)	(80,000,000)
Cash generated after cash distributions	2,601,000	49,175,000	28,014,000	99,808,000		66,639,000	8,199,000
Less: Special items (not including sales and refinancing)	—	—	—	—		—	—

Cash generated after cash distributions and special items	2,601,000	49,175,000	28,014,000	99,808,000		66,639,000	8,199,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	—	—	70	55		26	162
— from recapture	—	—	—	—		—	—
Capital gain (loss)	—	—	42	89		105	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	(142)	(149)		(147)	—
— from return of capital	—	—	(145)	(283)		(238)	(96)

Total distributions on GAAP basis	—	—	(287)	(432)		(384)	(96)

Source (on cash basis):
— from sales	—	—	(199)	(273)		(314)	—
— from refinancing	—	—	—	(85)		—	—
— from operations	—	—	(88)	(74)		(70)	(96)

Total distributions on cash basis	—	—	(287)	(432)		(384)	(96)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table						39.2%

(1)	Includes income from discontinued operations.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

			Perimeter	Perimeter	Perimeter
			Summit	Summit	Summit
	321 North	321 North	Parcel 3	Parcel 3	Parcel 3
	Clark	Clark	Limited	Limited	Limited	One Overton	One Overton	Marshall
	Realty LLC	Realty LLC	Partnership	Partnership	Partnership	Park LLC	Park LLC	Creek Ltd
	2002	2003	2001	2002	2003	2002	2003	2001

Gross revenues	$24,674,000	$7,185,000	$5,290,000	$9,051,619	$9,590,389	$699,000	$1,416,000	$—
Profit (loss) on sale of properties	—	—	—	—	—	—	—	350,000
Less: Operating expenses	(13,332,000)	(9,008,000)	(1,902,000)	(2,522,875)	(2,609,154)	(1,353,000)	(1,653,000)	(1,432,000)
Interest expense	(5,900,000)	(5,842,000)	(2,456,000)	(2,982,650)	(3,240,357)	(737,000)	(816,000)	(7,000)
Depreciation	—	—	—	(2,710,128)	(2,761,904)	—	(1,147,000)	(96,000)
Other gain (loss)	—	—	—	—	—	—	—	—

Net income (loss) — GAAP basis	5,442,000	(7,665,000)	932,000	835,966	978,974	(1,391,000)	(2,200,000)	(1,185,000)

Taxable income:
From operations	389,000	(6,839,000)	(849,000)	1,764,000	1,878,000	(2,257,000)	(2,849,000)	(1,654,000)

From gain (loss) on sale	—	—	—	—	—	—	—	—

Cash generated from operations	3,372,000	(6,050,000)	604,000	(3,058,312)	3,666,507	—	—	—
Cash generated (deficiency) from sales	—	—	—	—	—	—	—	(1,433,000)
Cash generated from refinancing	—	—	—	—	—	—	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	3,372,000	(6,050,000)	604,000	(3,058,312)	3,666,507	—	—	(1,433,000)
Less: Cash distributions to investors:
From operating cash flow	(2,350,000)	—	(156,000)	(3,647,000)	(3,187,000)	—	—	—
From sales and refinancing	—	—	(2,241,000)	—	—	—	—	—
Cash generated (deficiency) after cash distributions	1,022,000	(6,050,000)	(1,793,000)	(6,705,312)	479,507	—	—	(1,433,000)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	1,022,000	(6,050,000)	(1,793,000)	(6,705,312)	479,507	—	—	—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	7	(78)	(42)	85	—	(74)	—	(111)
— from recapture	—	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—	—	—	—
— from return of capital	(42)	—	(117)	(175)	(153)	—	—	—

Total distributions on GAAP basis	(42)	—	(117)	(175)	(153)	—	—	—

Source (on cash basis):
— from sales	—	—	—	—	—	—	—	—
— from refinancing	—	—	(110)	—	—	—	—	—
— from operations	(42)	—	(7)	(175)	(153)	—	—	—

Total distributions on cash basis	(42)	—	(117)	(175)	(153)	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table		100%			100%		100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

			Woodfield	Woodfield	Woodfield	Woodfield	Woodfield
	Marshall	Marshall	Preserve	Preserve	Preserve	Preserve	Preserve
	Creek Ltd	Creek Ltd.	Phase II LLC	Phase II LLC	Phase II LLC	Phase I LLC	Phase I LLC
	2002	2003	2001	2002	2003	2000	2001

Gross revenues	$606,000	$5,036,662	$651,000	$1,409,000	$6,411,000	$4,187,000	$8,860,000
Profit (loss) on sale of properties	7,721,000	8,880,259	—	—	—	—	—
Less: Operating expenses	(6,620,000)	(7,272,644)	(227,000)	(1,391,000)	(3,751,000)	(2,333,000)	(3,911,000)
Interest expense	(42,000)	(51,253)	(971,000)	(1,595,000)	(873,000)	(1,432,000)	(2,272,000)
Depreciation	(538,000)	(713,153)	(818,000)	(1,543,000)	(2,915,000)	(1,614,000)	(3,100,000)
Other gain (loss)	—	(200,249)	—	—	—	—	—

Net income (loss) — GAAP basis	1,127,000	5,679,622	(1,365,000)	(3,120,000)	(1,128,000)	(1,192,000)	(423,000)

Taxable income:
From operations	1,784,000	6,173,224	(817,000)	(2,778,000)	(846,000)	(1,032,000)	582,000

From gain (loss) on sale	—	—	—	—	—	—	—

Cash generated (deficiency) from operations	—	—	(2,642,000)	255,000	(421,000)	(1,145,000)	1,525,000
Cash generated from sales	19,757,000	21,514,022	—	—	—	—	—
Cash generated from refinancing	—	5,000,000	11,064,000	12,000	—	775,000	—

Total cash generated (deficiency) from operations, sales, and refinancing	19,757,000	26,514,022	8,422,000	267,000	(421,000)	(370,000)	1,525,000
Less: Cash distributions to investors:
From operating cash flow	—	—	—	—	(1,427,000)	—	(1,954,000)
From sales and refinancing	(690,000)	(4,903,347)	—	—	—	—	—
Cash generated (deficiency) after cash distributions	19,067,000	21,610,675	8,422,000	267,000	(1,848,000)	(370,000)	(429,000)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	19,067,000	21,610,675	8,422,000	267,000	(1,848,000)	(370,000)	(429,000)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	347	420	(65)	(106)	(28)	(45)	24
— from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—	—	—
— from return of capital	(44)	(302)	—	—	(47)	—	(81)

Total distributions on GAAP basis	(44)	(302)	—	—	(47)	—	(81)

Source (on cash basis):
— from sales	(44)	(302)	—	—	—	—	—
— from refinancing	—	—	—	—	—	—	—
— from operations	—	—	—	—	(47)	—	(81)

Total distributions on cash basis	(44)	(302)	—	—	(47)	—	(81)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table		100%			100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

			Perimeter	Perimeter
			Summit	Summit
	Woodfield	Woodfield	Parcel 2	Parcel 2
	Preserve	Preserve	Limited	Limited	200 South	200 South	Deerfield
	Phase I LLC	Phase I LLC	Partnership	Partnership	Tryon Street LLC	Tryon Street LLC	Commons I LLC
	2002	2003	2002	2003	2001	2002	2000

Gross revenues	$10,410,000	$9,547,000	$—	$186,258	$301,000	$500,000	$728,000
Profit (loss) on sale of properties	—	—	—	—	—	—	—
Less: Operating expenses	(4,494,000)	(4,174,000)	—	(1,042,143)	(536,000)	(925,000)	(306,000)
Interest expense	(2,266,000)	(2,267,000)	—	(1,817,282)	(330,000)	(382,000)	(132,000)
Depreciation/ amortization	(2,670,000)	(4,245,000)	—	(1,143,686)	—	—	(173,000)
Other gain (loss)	—	—	—	—	—	—	—

Net income (loss) — GAAP basis	980,000	(1,139,000)	—	(3,816,853)	(565,000)	(807,000)	117,000

Taxable income:
From operations	2,144,000	2,538,000	(31,000)	(3,019,000)	(950,000)	(587,000)	109,000

From gain (loss) on sale	—	—	—	—	—	—	—

Cash generated from operations	3,770,000	4,552,000	—	—	—	—	290,000
Cash generated from sales	—	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—	—

Total cash generated from operations, sales, and refinancing	3,770,000	4,552,000	—	—	—	—	290,000
Less: Cash distributions to investors:
From operating cash flow	(3,004,000)	(2,299,000)	—	—	—	—	—
From sales and refinancing	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions	766,000	2,253,000	—	—	—	—	290,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	766,000	2,253,000	—	—	—	—	290,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	89	105	(2)	—	(74)	(42)	17
— from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—	—	—
— from return of capital	(125)	(96)	—	—	—	—	—

Total distributions on GAAP basis	(125)	(96)	—	—	—	—	—

Source (on cash basis):
— from sales	—	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—	—
— from operations	(125)	(96)	—	—	—	—	—

Total distributions on cash basis	(125)	(96)	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table		100%		100%		0%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

				Two Detroit	Two Detroit
				Center	Center
	Deerfield	Deerfield	Deerfield	Garage	Garage	24th and	24th and
	Commons I	Commons I	Commons I	Limited	Limited	Camelback	Camelback
	LLC	LLC	LLC	Partnership	Partnership	LLC	LLC
	2001	2002	2003	2002	2003	2000	2001

Gross revenues	$2,585,000	$2,266,000	$1,951,241	$1,752,000	$3,532,000	$1,923,000	$7,783,000
Profit (loss) on sale of properties	—	—	—	—	—	—	—
Less: Operating expenses	(731,000)	(737,000)	(739,497)	(349,000)	(1,066,000)	(876,000)	(2,596,000)
Interest expense	(420,000)	(305,000)	(320,625)	(1,162,000)	(1,943,000)	(738,000)	(2,834,000)
Depreciation	(486,000)	(215,000)	(263,199)	(354,000)	(613,000)	(934,000)	(2,449,000)
Other gain (loss)	—	—	—	—	—	—	—

Net income (loss) — GAAP basis	948,000	1,009,000	627,920	(113,000)	(90,000)	(625,000)	(96,000)

Taxable income:
From operations	612,000	241,000	313,000	21,000	179,000	(1,123,000)	(174,000)

From gain (loss) on sale	—	—	—	—	—	—	—

Cash generated from operations	887,000	737,000	1,211,744	1,050,000	324,000	821,000	3,222,000
Cash generated from sales	—	—	—	—	—	—	—
Cash generated from refinancing	1,145,000	325,000	—	11,048,000	487,000	28,200,000 (1)	2,411,000 (1)

Total cash generated from operations, sales, and refinancing	2,032,000	1,062,000	1,211,744	12,098,000	811,000	29,021,000	5,633,000
Less: Cash distributions to investors:
From operating cash flow	—	(1,500,000)	—	(1,658,000)	(233,000)	—	—
From sales and refinancing	(850,000)	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions	1,182,000	(438,000)	1,211,744	10,440,000	578,000	29,021,000	5,633,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	1,182,000	(438,000)	1,211,744	10,440,000	578,000	29,021,000	5,633,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	104	51	67	7	61	—	—
— from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—	—	—
— from return of capital	(144)	(319)	—	(562)	(79)	—	—

Total distributions on GAAP basis	(144)	(319)	—	(562)	(79)	—	—

Source (on cash basis):
— from sales	—	—	—	—	—	—	—
— from refinancing	(144)	—	—	—	—	—	—
— from operations	—	(319)	—	(562)	(79)	—	—

Total distributions on cash basis	(144)	(319)	—	(562)	(79)	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table			100%		100%

(1)	Cash generated from refinancing is a result of construction loan proceeds from the original building construction.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

						Rosmarin Karree
	24th and	24th and	Sixth and	Sixth and	Sixth and	Grundstuecks
	Camelback LLC	Camelback LLC	Nicollet LLC	Nicollet LLC	Nicollet LLC	GmbH & Co
	2002	2003	2001	2002	2003	1999

Gross revenues	$9,185,000	$9,435,000	$5,256,000	$17,224,000	$18,465,000	$6,499,000
Profit (loss) on sale of properties	—	—	—	—	—	—
Less: Operating expenses	(3,269,000)	(3,180,000)	(2,403,000)	(7,918,000)	(6,477,000)	(2,216,000)
Interest expense	(2,161,000)	(1,500,000)	(1,438,000)	(4,392,000)	(3,750,000)	(3,152,000)
Depreciation	(3,019,000)	(2,837,000)	(1,493,000)	(5,243,000)	(5,688,000)	(1,602,000)
Other gain (loss)	—	—	—	—	—	—

Net income (loss) — GAAP basis	736,000	1,918,000	(78,000)	(329,000)	2,550,000	(471,000)

Taxable income:
From operations	1,955,000	2,588,000	(3,930,000)	(904,000)	2,073,000	(610,000)

From gain (loss) on sale	—	—	—	—	—	—

Cash generated (deficiency) from operations	3,256,000	4,499,605	3,382,000	5,829,000	5,451,000	951,000
Cash generated from sales	—	—	—	—	—	—
Cash generated from refinancing	—	(2,693,505)	60,500,000	7,700,000	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	3,256,000	1,806,100	63,882,000	13,529,000	5,451,000	951,000
Less: Cash distributions to investors:
From operating cash flow	—	—	—	—	—	—
From sales and refinancing	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions	3,256,000	1,806,100	63,882,000	13,529,000	5,451,000	951,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	3,256,000	1,806,100	63,882,000	13,529,000	5,451,000	951,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	—	—	—	—	—	(63)
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—	—
— from return of capital	—	—	—	—	—	—

Total distributions on GAAP basis	—	—	—	—	—	—

Source (on cash basis):
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—
— from operations	—	—	—	—	—	—

Total distributions on cash basis	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table		100%			100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

	Rosmarin Karree	Rosmarin Karree	Rosmarin Karree	Rosmarin Karree	717 Texas	717 Texas
	Grundstuecks	Grundstuecks	Grundstuecks	Grundstuecks	Limited	Limited
	GmbH & Co	GmbH & Co	GmbH & Co	GmbH & Co	Partnership	Partnership
	2000	2001	2002	2003	2002	2003

Gross revenues	$7,082,000	$6,831,000	$6,944,000	$9,560,400	$—	$1,065,000
Profit (loss) on sale of properties
Less: Operating expenses	(1,636,000)	(2,145,000)	(1,375,500)	(1,432,100)	(200,000)	(583,000)
Interest expense	(3,778,000)	(3,700,000)	(3,027,600)	(2,738,500)	(127,000)	(65,000)
Depreciation	(1,867,000)	(1,854,000)	(1,873,800)	(2,282,300)	—	(870,000)
Other gain (loss)	—	—	—	—	—	—

Net income (loss) — GAAP basis	(199,000)	(868,000)	667,100	3,107,500	(327,000)	(453,000)

Taxable income:
From operations	285,000	(1,878,000)	35,500	2,510,200	(571,000)	(2,247,000)

From gain (loss) on sale	—	—	—	—	—	—

Cash generated from operations	126,000	1,771,000	2,794,200	5,309,500	(65,676,000)	(37,047,000)
Cash generated from sales	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	66,159,000	37,116,000

Total cash generated from operations, sales, and refinancing	126,000	1,771,000	2,794,200	5,309,500	483,000	69,000
Less: Cash distributions to investors:
From operating cash flow	—	—	—	—	—	—
From sales and refinancing	—	—	—	—	—	—
Cash generated after cash distributions	126,000	1,771,000	2,794,200	5,309,500	483,000	69,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated after cash distributions and special items	126,000	1,771,000	2,794,200	5,309,500	483,000	69,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	16	(85)	2	157	(12)	(47)
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—	—
— from return of capital	—	—	—	—	—	—

Total distributions on GAAP basis	—	—	—	—	—	—

Source (on cash basis):
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—
— from operations	—	—	—	—	—	—

Total distributions on cash basis	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table				100%		100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

	National Office	National Office	National Office	National Office
	Partners Limited	Partners Limited	Partners Limited	Partners Limited
	Partnership(1)	Partnership(1)	Partnership(1)	Partnership(1)
	1999	2000	2001	2002

Gross revenues	$153,517,000	$195,659,000	$266,621,000	$258,216,000
Profit (loss) on sale of properties after previously recognized FMV Adjustments(2)	459,000	(4,687,000)	(12,246,000)	—
Less: Operating expenses	(75,131,000)	(93,003,000)	(111,136,000)	(105,483,000)
Interest expense	(2,351,000)	(17,513,000)	(31,546,000)	(29,738,000)
Depreciation	—	—	—	—
Unrealized gain (loss) and other (extraordinary)	70,314,000	280,389,000	144,533,000	(288,105,000)

Net income (loss) — GAAP basis	146,808,000	360,845,000	256,226,000	(165,110,000)

Taxable income:
From operations	50,700,000	54,824,000	90,705,000	54,893,000

From gain (loss) on sale	17,940,000	26,072,000	24,677,000	4,388,000

Cash generated from operations	73,358,000	89,927,000	128,325,000	104,225,000
Cash generated from sales	5,536,000	84,274,000	194,117,000	—
Cash generated from refinancing	148,975,000	30,000,000	217,954,000	381,664,000
Cash generated from other (incentive)	—	—	—	55,854,000

Total cash generated from operations, sales, refinancing, and other	227,869,000	204,201,000	540,396,000	541,743,000

Less: Cash distributions to investors:
From operating cash flow	(73,358,000)	(89,927,000)	(128,325,000)	(104,225,000)
From sales and refinancing	(154,511,000)	(114,274,000)	(412,071,000)	(381,664,000)
From other (incentive)	—	—	—	(55,854,000)

Cash generated (deficiency) after cash distributions	—	—	—	—
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	—	—	—	—

Tax and Distribution Data Per $1,000 Invested(3)
Federal Income Tax Results:
Ordinary income (loss):
— from operations	62	46	58	36
— from recapture	—	—	—	—
Capital gain (loss)	22	22	15	3
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(90)	(74)	(81)	(68)
— from return of capital	(190)	(95)	(262)	(285)

Total distributions on GAAP basis	(280)	(169)	(343)	(353)

Source (on cash basis):
— from sales	(7)	(70)	(123)	—
— from refinancing	(183)	(25)	(138)	(249)
— from operations	(90)	(74)	(82)	(68)
— from other (incentive)	—	—	—	(36)

Total distributions on cash basis	(280)	(169)	(343)	(353)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table

[Additional columns below]

[Continued from above table, first column(s) repeated]

	National Office
	Partners Limited	Figueroa at	Figueroa at
	Partnership(1)	Wilshire LLC	Wilshire LLC
	2003	2002	2003

Gross revenues	$260,561,000	$31,234,000	$35,114,462
Profit (loss) on sale of properties after previously recognized FMV Adjustments(2)	2,149,000	—	—
Less: Operating expenses	(114,614,000)	(11,029,000)	(12,651,393)
Interest expense	(33,147,000)	(12,302,000)	(13,871,453)
Depreciation	—	(8,748,000)	(9,259,926)
Unrealized gain (loss) and other (extraordinary)	(167,007,000)	—	—

Net income (loss) — GAAP basis	(52,058,000)	(845,000)	(668,310)

Taxable income:
From operations	48,328,000	—	424,000

From gain (loss) on sale	67,342,000	—	—

Cash generated from operations	108,256,000	4,698,000	5,374,088
Cash generated from sales	301,561,000	—	—
Cash generated from refinancing	256,799,000	—	—
Cash generated from other (incentive)	—	—	—

Total cash generated from operations, sales, refinancing, and other	666,616,000	4,698,000	5,374,088

Less: Cash distributions to investors:
From operating cash flow	(108,256,000)	(2,700,000)	(300,000)
From sales and refinancing	(558,360,000)	—	—
From other (incentive)	—	—	—

Cash generated (deficiency) after cash distributions	—	1,998,000	5,074,088
Less: Special items (not including sales and refinancing)	—	—	—

Cash generated (deficiency) after cash distributions and special items	—	1,998,000	5,074,088

Tax and Distribution Data Per $1,000 Invested(3)
Federal Income Tax Results:
Ordinary income (loss):
— from operations	37	—	—
— from recapture	—	—	—
Capital gain (loss)	51	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(82)	—	—
— from return of capital	(424)	(69)	(8)

Total distributions on GAAP basis	(506)	(69)	(8)

Source (on cash basis):
— from sales	(229)	—	—
— from refinancing	(195)	—	—
— from operations	(82)	(69)	(8)
— from other (incentive)	—	—	—

Total distributions on cash basis	(506)	(69)	(8)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table	73.7%		100%

(1)	For National Office Partners Limited Partnership, all amounts presented are for the indicated year ended September 30, which corresponds to the fiscal year end of the program and the date of such program’s available financial reports (except tax figures, which are presented for the indicated year ended December 31).

(2)	“Profit (loss) on sale of properties after previously recognized FMV Adj” represents profit (loss) on sale of properties, as adjusted for the reversal of any previously recognized fair market value adjustments over the holding period of the investment. This line item is used because National Office Partners Limited Partnership follows the real estate industry accounting guidelines prescribed by NCREIF (National Council of Real Estate Investment Fiduciaries). As such, National Office Partners Limited Partnership’s financial information presents real estate at current market values, and any previously recognized gains or losses must be reversed.

(3)	For National Office Partners Limited Partnership, the denominator of the “Tax and Distribution Data Per $1,000 Invested” is calculated as the average of cumulative net capital contributions and distributions at the beginning and end of each year indicated.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(Past/Prior Performance is Not Indicative of Future Results)

      Table IV summarizes the results of prior programs sponsored by Hines, which during the five years ended December 31, 2003 have completed their operations and sold all their properties.(1)

					West Oak/
		343 Sansome	Galleria		Nissei
	HMS Office LP	Venture	Limited	Pennzoil Place	Associates

Dollar amount raised	$155,754,000	$77,252,637	$76,280,026	$45,000,000	$59,259,745
Number of properties purchased/developed	12	1	1	1	1
Date of closing of offering	Jul-95	Dec-88	Jul-67	Nov-72	Aug-81
Date of first sale of property	Apr-96	Nov-00	Nov-99	Jan-99	Dec-02
Date of final sale of property	Jun-01	Nov-00	Nov-99	Jan-99	Dec-02
Tax and Distribution data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss):
— from operations	7	204	1,223	881	(118)
— from recapture	224	—	—	—	—
Capital gain	1,652	494	4,081	1,749	505
Deferred gain:
Capital	—	—	185	—	—
Ordinary	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(1,878)	(668)	(4,444)	(3,889)	(542)
— from return of capital	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)

Total distributions on GAAP basis	(2,878)	(1,668)	(5,444)	(4,889)	(1,542)

Source (on cash basis):
— from sales	(2,119)	(1,244)	(4,138)	(3,889)	(643)
— from refinancing	(528)	—	—	—	—
— from operations	(231)	(424)	(1,306)	(1,000)	(899)

Total distributions on cash basis	(2,878)	(1,668)	(5,444)	(4,889)	(1,542)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Fifth and	Two Westlake
	Main Limited	Park Limited	CHR Associates LP,	CHR Associates LP,	29 North
	Partnership	Partnership	10401 Fernwood	6700/6710 Rockledge	Wacker LLC

Dollar amount raised	$49,935,983	$46,467,519	$28,622,777	$12,218,721	$4,410,937
Number of properties purchased/developed	1	1	1	2	1
Date of closing of offering	Dec-76	Mar-81	Feb-94	Feb-94	Dec-97
Date of first sale of property	Feb-02	Dec-00	Nov-02	Mar-01	Jun-01
Date of final sale of property	Feb-02	Dec-00	Nov-02	Mar-01	Jun-01
Tax and Distribution data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss):
— from operations	178	(774)	670	1,066	480
— from recapture	—	—	—	—	—
Capital gain	68	802	615	813	903
Deferred gain:
Capital	—	—	—	—	—
Ordinary	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	(1,229)	(1,357)	(1,296)
— from return of capital	(704)	(934)	(1,000)	(1,000)	(1,000)

Total distributions on GAAP basis	(704)	(934)	(2,229)	(2,357)	(2,296)

Source (on cash basis):
— from sales	(163)	(934)	(1,120)	(1,363)	(1,892)
— from refinancing	—	—	(683)	—	—
— from operations	(541)	—	(426)	(994)	(404)

Total distributions on cash basis	(704)	(934)	(2,229)	(2,357)	(2,296)

(1)	Hofgarten was a joint venture formed in 1992 by Hines and three institutional investors. Please see the “Prior Performance Summary” for a description of the legal entities included in this program. Hofgarten developed a 536,000 sq. ft. mixed-use project including office, hotel, residential and retail space in Berlin, Germany. Construction commenced in 1993 and was completed in 1997. The project was 100% financed by a syndicate of banks. The initial debt was approximately €281 million, a portion of which was recourse and secured by guaranties from the joint venture partners. Due to a longer than anticipated leasing period and disputes with the general contractor, the project was approximately €100 million over budget. In addition, the project was leased at lower than pro forma rental rates due to a severe decline in the Berlin real estate market. To fund these overruns, the lead bank syndicate lent an additional €70 million and the joint venture partners completely funded the recourse portion of the initial debt of €15.3 million. Once disputes were settled with the general contractor, the lead bank syndicate and Hines contributed an additional €14.6 million while the project’s hotel operator agreed to forego loss sharing payments that it was due under its lease of the hotel space. After the last contribution by Hines and the hotel operator’s agreement to forego the loss sharing payments, the partners agreed that Hines and the Hotel operator would have no further liability in regards to the project. At the end of 1999, the management and accounting for the project was transferred from Hines to the lead bank syndicate. Hines does not have access to the books and records for any period subsequent to the year ended December 31, 1999. As of December 31, 2002, all of the buildings had been sold.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(Past/Prior Performance is Not Indicative of Future Results)

      Table V presents summary information on the results of sales or disposals of properties from Hines prior programs during the three years ended December 31, 2003. The Table includes information about the sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

			Selling Price, Net of Closing Costs and GAAP Adjustments

						Adjustments
					Purchase money	resulting
			Cash received,	Mortgage	mortgage	from
	Date	Date of	net of	balance at time	taken back	application
Property	Acquired	Sale	closing costs	of sale	by program	of GAAP	Total(1)

Emerging Markets Real Estate Fund I:*

Torre del Angel	Nov-97	Dec-02	$25,544,780	$15,705,220	$—	$—	$41,250,000

GITSA I	Jul-98	Dec-02	8,609,521	21,790,479	—	—	30,400,000

EIQSA	May-96	Jan-03	12,522,900	23,352,100	—	—	35,875,000

Emerging Markets Real Estate Fund II:*

Eginardo	Feb-99	Dec-01	2,865,141	39,066,102	—	—	41,931,243

Le Gauguin	Apr-00	Jun-03	32,201,983	89,347,553	—	—	121,549,536

Hines European Development Fund LP

Queen Victoria Street(6)	Nov-02	Apr-03	27,284,252	—	—	—	27,284,252

Hines Corporate Properties LLC:

Cedar Court(3)	Dec-99	Oct-02	42,299,868	—	—	—	42,299,868

Pleasanton Corporate Commons	Nov-02	Dec-03	156,743,736	—	—	—	156,743,736

HMS Office LP:

Preston Park	Jul-95	Jun-01	13,585,391	26,656,773	—	—	40,242,164

National Office Partners Limited Partnership:
450 Devon	Jul-98	Apr-01	9,236,000	—	—	—	9,236,000

National City Center	Jul-98	May-01	112,261,000	—	—	—	112,261,000

Concourse I	Jul-98	Jul-01	43,124,000	—	—	—	43,124,000

Concourse II	Jul-98	Jul-01	35,283,000	—	—	—	35,283,000

Two Soundview	Oct-98	Dec-02	16,745,674	—	—	—	16,745,674

225 West Wacker	Sep-98	Apr-03	150,985,000	—	—	—	150,985,000

Bank of America Tower	Mar-99	Jun-03	84,615,000	—	—	—	84,615,000

1776 G Street	Jun-99	Aug-03	55,236,000	26,214,000	—	—	81,450,000

Hines 1997 U.S. Office Development Fund LP:

4600 South Syracuse	Jun-98	Jul-01	36,134,230	23,071,420	—	—	59,205,650

Cedar Court(3)	May-98	Oct-02	31,933,667	22,639,945	—	—	54,573,612

Galleria North Phase II	May-98	Oct-02	23,561,730	23,956,827	—	—	47,518,557

Oak Brook Pointe	Aug-98	Feb-03	26,277,791	28,142,463	—	—	54,420,254

4100 N. Fairfax	Mar-99	Jun-03	45,446,192	33,672,114	—	—	79,118,306

Hines 1999 U.S. Office Development Fund LP:

Bridgewater Crossing	May-00	Jan-03	80,022,786	57,350,000	—	—	137,372,786

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cost of Property, Including Closing and Soft Costs

				Excess (deficiency)
		Total acquisition		of property
	Original	cost, capital		operating cash
	mortgage	improvements		receipts over cash
Property	financing	and soft costs	Total	expenditures

Emerging Markets Real Estate Fund I:*
Torre del Angel	$—	$45,168,000	$45,168,000	$6,813,957
GITSA I	—	26,368,000	26,368,000	8,911,122
EIQSA	—	35,876,000	35,876,000	8,376,921
Emerging Markets Real Estate Fund II:*
Eginardo	—	33,275,976	33,275,976	—
Le Gauguin	—	93,467,935	93,467,935	3,434,573
Hines European Development Fund LP
Queen Victoria Street(6)	—	—	27,284,252	—
Hines Corporate Properties LLC:
Cedar Court(3)	—	37,807,622	37,807,622	3,751,045
Pleasanton Corporate Commons	—	130,543,318	130,543,318	3,459,028
HMS Office LP:
Preston Park	14,687,095	14,716,576	29,403,671	11,134,472
National Office Partners Limited Partnership:
450 Devon	—	9,183,000	9,183,000	— (4)
National City Center	29,040,000	79,394,000	108,434,000	33,346,000
Concourse I	—	49,386,000	49,386,000	11,695,000
Concourse II	—	42,464,000	42,464,000	12,047,000
Two Soundview	—	13,433,000	13,433,000	3,972,000
225 West Wacker	—	137,461,000	137,461,000	43,490,000
Bank of America Tower	—	77,617,000	77,617,000	23,262,000
1776 G Street	31,470,000	32,814,000	64,284,000	6,096,000
Hines 1997 U.S. Office Development Fund LP:
4600 South Syracuse	—	55,422,309	55,422,309	4,602,214
Cedar Court(3)	—	39,350,791	39,350,791	4,797,116
Galleria North Phase II	—	52,152,463	52,152,463	6,173,906
Oak Brook Pointe	—	52,569,634	52,569,634	7,076,285
4100 N. Fairfax	—	60,200,894	60,200,894	(4,377,412)
Hines 1999 U.S. Office Development Fund LP:
Bridgewater Crossing	—	108,368,183	108,368,183	2,595,397

*	Please see the “Prior Performance Summary” for a description of the legal entitles included in this program.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(Past/Prior Performance is Not Indicative of Future Results)

			Selling Price, Net of Closing Costs and GAAP Adjustments

						Adjustments
					Purchase money	resulting
			Cash received,	Mortgage	mortgage	from
	Date	Date of	net of	balance at time	taken back	application
Property	Acquired	Sale	closing costs	of sale	by program	of GAAP	Total(1)

HMS Gateway Office LP:

701 Gateway	Sep-97	Mar-01	23,043,128	29,380,507	—	—	52,423,635

630 Gateway	Sep-97	Jan-02	4,398,863	7,161,240	—	—	11,560,103

901/951 Gateway	Sep-97	Apr-02	25,957,424	22,110,488	—	—	48,067,912

Fifth and Main Limited Partnership:

PNC Center	Dec-76	Feb-02	17,047,970	34,621,259	—	—	51,669,229

29 North Wacker LLC:

29 North Wacker	Dec-97	Jun-01	8,092,018	9,755,382	—	—	17,847,400

CHR Associates LP:

6700/6710 Rockledge	Feb-94	Mar-01	15,830,921	43,192,793	—	—	59,023,714

10401 Fernwood	Feb-94	Nov-02	32,939,850	11,633,332	—	—	44,573,182

West Oak/ Nissei Associates:

3040 Post Oak	Aug-81	Dec-02	34,761,486	—	—	—	34,761,486

Marshall Creek Ltd.:

Palencia	Jul-99	various	43,818,022	—	—	—	43,818,022

Deerfield Park LLC:

Deerfield Park	Jan-97	various	83,321,240	—	—	—	83,321,240

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cost of Property, Including Closing and Soft Costs

				Excess (deficiency)
		Total acquisition		of property
	Original	cost, capital		operating cash
	mortgage	improvements		receipts over cash
Property	financing	and soft costs	Total	expenditures

HMS Gateway Office LP:
701 Gateway	29,380,507 (5)	2,309,415	31,689,922	9,571,471 (2)
630 Gateway	7,161,240	539,611	7,700,851	— (2)
901/951 Gateway	23,109,697	9,353,988	32,463,685	— (2)
Fifth and Main Limited Partnership:
PNC Center	45,606,000	4,329,983	49,935,983	18,017,805
29 North Wacker LLC:
29 North Wacker	4,893,000	5,542,925	10,435,925	1,524,776
CHR Associates LP:
6700/6710 Rockledge	45,473,500	12,511,585	57,985,085	12,149,254
10401 Fernwood	—	30,784,727	30,784,727	12,160,406
West Oak/ Nissei Associates:
3040 Post Oak	—	38,917,678	38,917,678	45,835,219
Marshall Creek Ltd.:
Palencia	—	29,923,084	29,923,084	—
Deerfield Park LLC:
Deerfield Park	—	57,315,533	57,315,533	—

*(1)	Allocation of taxable gain (loss) associated with individual property sales between ordinary and capital gains (losses) is as follows:

Property	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)

Emerging Markets Real Estate Fund I:*
Torre del Angel	$(1,486,077)	$(1,486,077)	$—
GITSA I	10,658,062	10,658,062	—
EIQSA	11,786,596	—	11,786,596
Emerging Markets Real Estate Fund II:*
Eginardo	3,275,685	3,275,685	—
Le Gauguin	21,901,126	21,901,126	—
Hines European Development Fund LP
Queen Victoria Street(6)	—	—	—
Hines Corporate Properties LLC:
Cedar Court	8,230,654	8,230,654	—
Pleasanton Corporate Commons	38,397,324	38,397,324	—
HMS Office LP:
Preston Park	16,468,289	16,468,289	—
National Office Partners Limited Partnership:
450 Devon	(1,446,994)	(1,446,994)	—
National City Center	20,003,780	20,003,780	—
Concourse I	7,453,395	7,453,395	—
Concourse II	(1,333,257)	(1,333,257)	—
Two Soundview	4,387,514	4,387,514	—
225 West Wacker	27,267,632	27,267,632	—
Bank of America Tower	15,071,775	15,071,775	—
1776 G Street	25,002,173	25,002,173	—

*	Please see the “Prior Performance Summary” for a description of the legal entitles included in this program.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(Past/Prior Performance is Not Indicative of Future Results)

Property	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)

Hines 1997 U.S. Office Development Fund LP:
4600 South Syracuse	8,185,119	8,185,119	—
Cedar Court	17,102,230	17,102,230	—
Galleria North Phase II	1,092,980	1,092,980	—
Oak Brook Pointe	5,395,000	5,395,000	—
4100 N. Fairfax	18,384,000	18,384,000	—
Hines 1999 U.S. Office Development Fund LP:
Bridgewater Crossing	23,937,000	23,937,000	—
HMS Gateway Office LP:
701 Gateway	23,525,016	23,525,016	—
630 Gateway	4,073,732	—	4,073,732
901/951 Gateway	15,897,453	10,319,724	5,577,729
Fifth and Main Limited Partnership:
PNC Center	3,397,697	3,397,697	—
29 North Wacker LLC:
29 North Wacker	3,984,829	3,984,829	—
CHR Associates LP:
6700/ 6710 Rockledge	9,935,545	9,935,545	—
10401 Fernwood	17,595,081	17,595,081	—
West Oak/ Nissei Associates:
3040 Post Oak	29,964,535	29,964,535	—
Marshall Creek Ltd:
Palencia	10,679,442	—	10,679,442
Deerfield Park LLC:
Deerfield Park	2,026,941	—	2,026,941

(2)	Financial performance information for multiple properties held by HMS Gateway Office LP was reported on a consolidated (portfolio) basis to the uniform third-party investor. As such, the $9,571,471 of “Excess of Property Operating Cash Receipts over Cash Expenditures” reported for 701 Gateway is a consolidated amount, which includes information for 600/ 650 Gateway, 630 Gateway and 901/ 951 Gateway.

(3)	Both Hines 1997 U.S. Office Development Fund LP and Hines Corporate Properties LLC maintained an ownership interest in this property. Amounts shown for each fund represent that fund’s share of cash received of the total amount for the project.

(4)	National Office Partners Limited Partnership, 450 Devon represents the sale of one of a group of five buildings; the remaining four buildings have not yet been sold. As operating cash flow information is not available on an individual basis and it is not appropriate to disclose the consolidated cash flows for the five buildings here, it has been excluded for purposes of this analysis.

(5)	Original mortgage financing includes $24,400,000 originally financed plus additional amounts financed after completion of development to total net financing of $29,380,507.

(6)	Queen Victoria Street was approved in the Summer of 2002 contingent on the Hines European Development Fund LP (“HEDF”) closing in November 2002. HEDF closed in November 2002 and the property was purchased from Hines at cost according to the partnership requirements. Upon a subsequent analysis of the London office market in late 2002, it was decided that the then current pro-forma returns for the property were significantly less than those approved in Summer 2002. As a result, the Investment Committee recommended to the Investors that this project be removed from HEDF at cost.

APPENDIX B

SUBSCRIPTION AGREEMENT FOR SHARES OF HINES REAL ESTATE INVESTMENT TRUST, INC.

1	YOUR INITIAL INVESTMENT Make all checks* payable to:Wells Fargo Bank, N.A., as escrow agent for Hines REIT
* Cash, foreign checks, money orders, third party checks, or travelers checks are not accepted.

The minimum investment is $2,500.	Investment Amount $

☐	A. Rights of Accumulation Please link the tax identification numbers or account numbers listed below for Rights of Accumulation privileges, so that this and future purchases will receive any discount for which they are eligible.

Tax ID/SSN or Account Number	Tax ID/SSN or Account Number	Tax ID/SSN or Account Number

☐	B. Check this box if you are eligible for Net Commission Purchases. Please fill out the appropriate Net Commission form and attach. Net commission purchases are available to: employees (and their spouses and minor children) of a Broker-Dealer, employees (and their spouses and minor children) of Hines and its affiliates, participants in a wrap account or commission replacement account approved for NAV discount by the Broker-Dealer, RIA, bank trust account, etc.

☐	C. Deferred Commission Option. Please check this box to elect the Deferred Commission Option described in the “Plan of Distribution” section of the Prospectus. If this box is checked and Section 6 below is completed and executed, commissions will be deferred pursuant to the Deferred Commission Option.

2	FORM OF OWNERSHIP (Please print clearly)

(Select only one)

☐	INDIVIDUAL OR JOINT (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)	☐	TRUST COMPANY OF AMERICA CUSTODIAL PLAN (TCA Retirement Application must be attached) ☐ IRA ☐ SEP/IRA ☐ ROTH/IRA TCA ACCOUNT NUMBER

☐	Transfer on Death-optional designation of beneficiaries for individual, joint owners with rights of survivorship, or tenants by the entireties.	☐ ☐	TRUST (Include title and signature pages) NON-PROFIT ORGANIZATION

☐	UNIFORM GIFT/TRANSFER TO MINORS (UGMA/UTMA) Under the UGMA/UTMA of the State of ☐IRA (Third Party Administered IRA)	☐	CORPORATION OR PARTNERSHIP (Corporate Resolution or Partnership Agreement must be attached)

☐	PENSION PLAN (Third Party Administered Plans)	☐	OTHER (include title and signature pages)

Individual/Custodian
First Name*	(MI)	Last Name*	Gender(M/F)

Social Security Number*	Drivers License No./State*	Date of Birth (MM,DD,YYYY)*

Joint Owner/Minor
First Name*	(MI)	Last Name*	Gender(M/F)

Social Security Number*	Drivers License No./State*	Date of Birth (MM,DD,YYYY)*

Transfer on Death Beneficiary Information (For Individual or Joint Tenant Accounts Only)
First Name	(MI)	Last Name	Social Security Number	Primary	%

First Name	(MI)	Last Name	Social Security Number	Primary	Contingent	%

Trust/Corporation/Partnership/Other Entity
Name of Trust, Corporation, Partnership or other Entity*	Date of Trust*

Full Name(s) of Trustees(s)*	Tax ID Number*

*Required by law

For Transfer Agent Use Only

Sub. #	Admit Date	Amount	Check#

3	YOUR ADDRESS (Section 3C must be completed if mailing address in section 3A is a P.O. Box.)

A.	Owner’s Mailing Address/Address of Record (Will not be accepted without a permanent street address)

Street Address	Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-Mail Address

B.	Joint Owner’s Street Address (If different than address of record)

Street Address	Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-Mail Address

If you are using a P.O. Box for your mailing address, then you must provide a street address for verification purposes. Please provide your street address in this section.

C. Residential Street Address
Street Address	Apt.#

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number

4	DISTRIBUTIONS
Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive dividend distributions by direct deposit, or to elect to receive dividend distributions by check mailed to you at the address set forth in Section 3 above. Choose option A, B or C. IRA accounts may not direct distributions without the custodian’s approval.
I hereby subscribe for Shares of Hines REIT and elect the distribution option indicated.

A. ☐ Reinvest/Dividend Reinvestment Plan (See Prospectus for details)

B. ☐ Cash/Direct Deposit Please Attach a Voided Pre-Printed Check. (Non-Custodian Investors Only)

I authorize Hines REIT or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Hines REIT in writing to cancel it. In the event that Hines REIT deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name of Financial Institution:	Mailing Address

City	State	Zip Code

Please Attach a Pre-printed Voided Check Here*

* The above services cannot be established without a pre-printed voided check.

For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.
Signature
Signature

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account
☐ Savings Account

C. ☐ Cash/Check mailed to the address set forth in Section 3A above.

5 ACCOUNT OPTIONS (You may select more than one option)

A. ☐ Automatic Investment Program (Electronic Funds Transfer from your bank account directly to your Hines REIT investment account — $50 Minimum. Please note: (i) investors in the States of Maine, Minnesota, Nebraska and Washington must make each automatic investment in increments of at least $1,000; and (ii) if you select this option and elect to participate in the Dividend Reinvestment Plan, dividends earned from shares purchased pursuant to the Automatic Investment Program will be reinvested pursuant to the Dividend Reinvestment Plan.)
I authorize Hines REIT or its agent to draft from my checking or savings account. This authority will remain in force until I notify Hines REIT in writing to cancel it. In the event that Hines REIT drafts funds erroneously from my account, they are authorized to credit my account for an amount not to exceed the amount of the erroneous draft.
☐ Check here if banking information is the same as in section 4B.

Name of Financial Institution:	Mailing Address

City	State	Zip Code

Please Attach a Pre-printed Voided Check Here*

* The above services cannot be established without a pre-printed voided check.
For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

Signature

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account	☐ Savings Account

Frequency	Amount	Start Date (month, day, year)
☐ Monthly (Please Check One) ☐ 2nd or ☐ 16th	$

☐ Quarterly (January; April; July; October) (Please check one) ☐ 2nd or ☐ 16th

☐ Annually (January) (Please Check One) ☐ 2nd or ☐ 16th

B. ☐ Electronic Delivery of Reports and Updates

I authorize Hines REIT to make available on its website at www.HinesREIT.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. Send notices to: (You must provide a e-mail address if you choose this option)
E-Mail Address:                                                                                  .
(May not be initially available)

6 BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields are mandatory)

The Financial Advisor must sign below to complete order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.

Broker-Dealer:	Financial Advisor Name:

Advisor Mailing Address:

City/State/Zip:

Advisor Number:	Branch Number:	Telephone Number:

E-mail Address:	Fax Number:

☐	Registered Investment Advisor (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (ii) a Registered Representative of a Broker-Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) nor (ii) is applicable, an unaffiliated Broker-Dealer. (Section 6 Must be filled in.)

The undersigned confirm on behalf of the Broker-Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for their own accounts; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X		X

Financial Advisor Signature	Date	Branch Manager Signature (If required by Broker-Dealer)	Date

(7)	SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is my correct tax-payer identification number (or I am waiting for a number to be issued to me), (ii) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person (including a U.S. resident alien).

Hines REIT is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines REIT may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Hines REIT to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus of Hines Real Estate Investment Trust, Inc.	Owner ☐	Joint Owner ☐
		Initials	Initials

(b)
I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $225,000, or (ii) a minimum net worth (as previously described) of at least $60,000 and a minimum annual gross income of at least $60,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”
		☐ Initials	☐ Initials

(c)	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	☐ Initials	☐ Initials

(d)	I am purchasing the Shares for my own account.	☐ Initials	☐ Initials

(e)
If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.
		☐ Initials	☐ Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X		X

Signature of Owner	Date	Signature of Joint Owner, if applicable	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)

(8)	MISCELLANEOUS

Investors participating in the Dividend Reinvestment Plan or making subsequent purchases of Shares of Hines REIT, including purchases made pursuant to our Automatic Investment Program, agree that, if they fail to meet the suitability requirements for making an investment in Shares or can no longer make the other representations or warranties set forth in Section 7 above, they are required to promptly notify Hines REIT and the Broker-Dealer in writing.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Hines REIT.

Return to: Hines REIT ■ P.O. Box 5238 ■ Englewood, CO 80155

Overnight Delivery: Hines REIT ■ 7103 S. Revere Parkway ■ Englewood, CO 80112

Hines REIT Investor Relations: 1-888-220-6121

Accepted by Hines Real Estate Investment Trust, Inc.

By:	Sub #

APPENDIX C

HINES REAL ESTATE INVESTMENT TRUST, INC.

DIVIDEND REINVESTMENT PLAN

As of June 18, 2004

      Hines Real Estate Investment Trust, Inc., a Maryland Corporation (the “Company”), has adopted the following Dividend Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s Articles of Incorporation (the “Articles”) unless otherwise defined herein.

      1. Dividend Reinvestment. As an agent for the stockholders (“Stockholders”) of the Company who purchase shares of the Company’s shares of common stock (the “Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”) or purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

      2. Effective Date. The effective date of this DRP shall be the date that the Company’s Initial Offering of Shares becomes effective with the Securities and Exchange Commission (the “Commission”).

      3. Procedure for Participation. Any Stockholder who owns Shares and who has received a prospectus, as contained in the Company’s registration statement filed with the Commission, may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

      4. Purchase of Shares. Participants will acquire DRP Shares from the Company at a fixed price of $9.50 per Share until (i) all 20,000,000 of DRP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares, or (iii) the Board of Directors of the Company decides to change the purchase price or terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Articles.

      Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which will be registered with the Commission in connection with the Initial Offering, (b) Shares to be registered with the Commission after the Initial Offering for use in the DRP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the “Secondary Market”). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or registered in a Future Registration for use in the DRP will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, national securities market

C-1

or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors of the Company will determine the price at which Shares will be issued under the DRP.

      If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

      5. Shares Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only.

      6. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

      7. Commissions and Other Charges. In connection with Shares sold pursuant to the DRP, the Company will pay a selling commission of up to 4.0% if the Participant identifies a licensed broker-dealer to whom such commission should be paid or such lesser commission amount that such Participant had qualified for pursuant to any volume discounts, as described in the prospectus for the Initial Offering or Future Offering, related to the Participant’s previous purchases; provided, however, that the Company will not pay any brokerage commissions on behalf of, or which are for the primary benefit of, such shareholder.

      8. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to dividends paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of Shares in his or her account and provide a check for the cash value of any fractional Shares in such account. Upon termination of DRP participation, Dividends will be distributed to the Stockholder in cash.

      9. Taxation of Distributions. The reinvestment of Dividends in the DRP does not relieve Participants of any taxes which may be payable as a result of those Dividends and their reinvestment pursuant to the terms of the DRP.

      10. Amendment or Termination of DRP by the Company. The Board of Directors of the Company may by majority vote amend or terminate the DRP for any reason upon 10 days’ written notice to the Participants.

      11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant’s account.

C-2

APPENDIX D

HINES REAL ESTATE INVESTMENT TRUST, INC.

HINES REAL ESTATE SECURITIES, INC.
PRIVACY POLICY

      OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you (“Nonpublic Personal Information”). We are committed to maintaining the confidentiality, integrity and security of our shareholders’ personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This privacy policy (this “Privacy Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

1.     Information We May Collect.

      We may collect Nonpublic Personal Information about you from three sources:

•	Information on applications, subscription agreements or other forms which may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license number, citizenship, assets, income, employment history, beneficiary information, personal bank account information, broker/dealer, financial advisor, IRA custodian, account joint owners and similar parties;

•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances and transactional history; and

•	Information obtained from others, such as from consumer credit reporting agencies which may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.     Why We Collect Nonpublic Personal Information.

      We collect information from and about you:

•	in order to identify you as a customer;

•	in order to establish and maintain your customer accounts;

•	in order to complete your customer transactions;

•	in order to market investment products or services that may meet your particular financial and investing circumstances;

•	in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and

•	in order to meet our obligations under the laws and regulations that govern us.

3.     Use and Disclosure of Information.

      We do not disclose any Nonpublic Personal Information about you to anyone except as permitted by law.

•	Internal Use. We will use your Nonpublic Personal Information within our business for the purposes of furthering our business, including analyzing your information, matching your information with the information of others, and other possible uses.

•	Aggregate Use and Disclosure. We will use and disclose your Nonpublic Personal Information on an aggregate basis, which means that we combine parts of your information with parts of the information from our other users without including your name, complete telephone number, complete e-mail address or your street address, in the combination. For example, we might determine the most common zip code among the users of our Web Site and disclose that zip code to other companies, or determine and disclose the average age of investors in our investment product(s).

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Nonpublic Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you.

•	Opt Out. You may request that the information we collect on you from consumer reporting agencies not be shared among our affiliated companies, except where one company performs services for another company, by notifying us in writing.

•	Nonaffiliated Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf , including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Nonpublic Personal Information we collect as described above to such companies. However, before we disclose Nonpublic Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us.

•	Other Nonaffiliated Third Parties. We do not sell or share your Nonpublic Personal Information with outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services.

      We may use and disclose your Nonpublic Personal Information to the extent reasonably necessary to:

•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;

•	protect the security and integrity of our records, Web Site and customer service center;

•	protect our rights and property and the rights and property of others;

•	take precautions against liability;

•	respond to claims that your information violates the rights and interests of third parties;

•	take actions required by law or to respond to judicial process;

•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and

•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

4.     Protecting Your Information.

      Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Nonpublic Personal Information to persons with a legitimate business need to know the information in order to service your account;

•	Contractually obligating third parties doing business with us to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us;

•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know; and

•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

5.     Former Customers.

      We treat information concerning our former customers the same way we treat information about our current customers.

6.     Keeping you Informed.

      We will provide notice of our Privacy Policy annually, as long as you maintain an ongoing relationship with us. If we decide to change our Privacy Policy, we will post those changes on our Web Site so our users and customers are always aware of what information we collect, use and disclose. If at any point we decide to use or disclose your Nonpublic Personal Information in a manner different from that stated at the time it was collected, we will notify you in writing, which may or may not be by e-mail. If you object to the change to our Privacy Policy, then you must contact us using the information provided in the notice. We will otherwise use and disclose a user’s or a customer’s Nonpublic Personal Information in accordance with the Privacy Policy that was in effect when such information was collected.

7.     Questions About Our Privacy Policy.

      If you have any questions about our Privacy Policy, please contact us via email at: HinesREITprivacy@Hines.com.

          No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, in supplements to this prospectus, or in literature issued by us (which shall not be deemed to be a part of this prospectus), in connection with this offering. If given or made, such information or representation must not be relied upon. The statements in this prospectus or in any supplement are made as of the date hereof and thereof, unless another time is specified, and neither the delivery of this prospectus or any supplement nor the sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any material adverse changes occur during the period when a prospectus is required to be delivered to an investor, this prospectus or any supplement will be amended or supplemented accordingly.

          Until September 16, 2004 (90 days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as participating broker-dealers.

Hines Real Estate

Investment Trust, Inc.

200,000,000 Common Shares

Offered to the Public

PROSPECTUS

June 18, 2004

HRPEA4 8/05

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
      All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

Item 31.	Other Expenses of Issuance and Distribution
      The following is a statement of estimated expenses to be incurred by Hines Real Estate Investment Trust, Inc. in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All amounts are estimated except the Securities Act registration fee and the NASD filing fee.

Amount

Securities Act registration fee	$177,576
NASD filing fee	30,500
Blue sky qualification fees and expenses	212,500
Printing and engraving fees and expenses	3,324,046
Legal fees and expenses	2,422,135
Accounting fees and other professional expenses	1,092,250
Transfer agent and escrow fees	631,608
Educational conferences and seminars	6,960,375
Sales and advertising expenses	5,987,300
Miscellaneous	23,049,210

Total	$43,887,500

Item 32.	Sales to Special Parties
      Our directors and officers, as well as affiliates of Hines and their directors, officers and employees (and their spouses and minor children) and entities owned substantially by such individuals, may purchase shares in our primary offering at a discount to the extent permitted by the rules of the National Association of Securities Dealers, Inc. The purchase price of such shares is $9.18 per share, or an 8.2% discount, reflecting the fact that selling commissions and the dealer-manager fee will not be payable in connection with such sales.
      Subscribers who receive volume discounts will pay reduced selling commissions. Please see “Plan of Distribution — Volume Discounts” for more information regarding these discounts. In addition, shareholders are allowed to purchase common shares pursuant to our dividend reinvestment plan at $9.50 per share, or a 5.0% discount, reflecting the fact that we will pay reduced sales commissions of up to 4.0% and no dealer-manager fee in connection with such share purchases.

Item 33.	Recent Sales of Unregistered Securities
      Hines Real Estate Investment Trust, Inc. issued 1,000 common shares to Hines REIT Investor, L.P., in exchange for an investment of $10,000 in connection with the formation of Hines REIT in August 2003 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.
      Under the terms of our Employee and Director Incentive Share Plan, on December 2, 2004 and July 6, 2005, 1,000 restricted common shares were granted to each of our independent directors, Messrs. George A. Davis, Thomas A. Hassard and Stanley D. Levy. Such shares were granted without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

Item 34.	Indemnification of Directors and Officers
      The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.
      Subject to the conditions set forth in this Item, our articles of incorporation provide that Hines REIT shall indemnify and hold harmless, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the MGCL, and pay, advance or reimburse the reasonable expenses of any director or officer of Hines REIT (each an “Indemnified Party”), against any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our articles of incorporation, we shall not indemnify any Indemnified Party for any liability or loss suffered by such Indemnified Party, nor shall it provide that such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party, is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.
      Notwithstanding the foregoing, we shall not indemnify any Indemnified Party or any person acting as a broker-dealer, for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our articles of incorporation provide that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only in accordance with Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on behalf us; (ii) the legal action is initiated by a third party who is not a shareholder of ours or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.
      The MGCL requires a Maryland corporation (unless its articles of incorporation provide otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by our bylaws; and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.
      Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our articles of incorporation or bylaws, or under resolutions of shareholders or directors, contract or otherwise. We intend to enter into separate indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements will require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our articles of incorporation, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the shareholders to eliminate the rights it provides. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or bylaws will apply to or affect, in any respect, any Indemnified Party’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.
      To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 35.	Treatment of Proceeds from Stock Being Registered
      Not applicable.

Item 36.	Financial Statements and Exhibits
      (a) Financial Statements:

(1) The following financial statements were previously filed as part of the registration statement and are incorporated herein by reference:

Consolidated Financial Statements — Hines Real Estate Investment Trust, Inc. — Three Months Ended March 31, 2004 (unaudited) and the Period from August 5, 2003 to December 31, 2003:
Consolidated Balance Sheet
Consolidated Statement of Operations
Consolidated Statement of Shareholder’s Deficit
Consolidated Statement of Cash Flows
Notes to Consolidated Financial Statements

425 Lexington Avenue — Three Months Ended March 31, 2004 (unaudited) and the Periods from August 19, 2003 to December 31, 2003, and from January 1, 2003 to August 18, 2003, and the Years Ended December 31, 2002 and 2001:

Independent Auditors’ Reports Statements of Revenues and Certain Operating Expenses Notes to Statements of Revenues and Certain Operating Expenses
499 Park Avenue — Three Months Ended March 31, 2004 (unaudited) and the Periods from August 19, 2003 to December 31, 2003, and from January 1, 2003 to August 18, 2003, and the Years Ended December 31, 2002 and 2001:

Independent Auditors’ Reports Statements of Revenues and Certain Operating Expenses Notes to Statements of Revenues and Certain Operating Expenses
1200 19th and M Street — Three Months Ended March 31, 2004 (unaudited) and the Periods from August 19, 2003 to December 31, 2003, and from January 1, 2003 to August 18, 2003, and the Years Ended December 31, 2002 and 2001:

Independent Auditors’ Reports Statements of Revenues and Certain Operating Expenses Notes to Statements of Revenues and Certain Operating Expenses
600 Lexington Avenue — Periods from February 2, 2004 to March 31, 2004 (unaudited), January 1, 2004 to February 1, 2004 (unaudited) and the Years Ended December 31, 2003, 2002 and 2001:
Independent Auditors’ Report Statements of Revenues and Certain Operating Expenses Notes to Statements of Revenues and Certain Operating Expenses
910 Louisiana — Three Months Ended March 31, 2004 (unaudited) and the Years Ended December 31, 2003, 2002 and 2001:
Independent Auditors’ Report Statements of Revenues and Certain Operating Expenses Notes to Statements of Revenues and Certain Operating Expenses
777 Walker — Three Months Ended March 31, 2004 (unaudited) and the Years Ended December 31, 2003, 2002 and 2001:
Independent Auditors’ Report Statements of Revenues and Certain Operating Expenses Notes to Statements of Revenues and Certain Operating Expenses
Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Financial Statements — March 31, 2004 and December 31, 2003:
Unaudited Pro Forma Consolidated Balance Sheet
Unaudited Pro Forma Consolidated Statement of Operations
Unaudited Note to Pro Forma Consolidated Financial Statements

(2) The following financial statements are included as part of Post Effective Amendment No. 2 to the Registration Statement and are incorporated herein by reference:

Hines Real Estate Investment Trust, Inc.
Consolidated Financial Statements — Year ended December 31, 2004 and Period from August 5, 2003 Through December 31, 2003:
Report of Independent Registered Public Accounting Firm
Audited Consolidated Financial Statements
Consolidated Balance Sheets
Consolidated Statements of Operations

Consolidated Statements of Shareholders’ Deficit
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements
Hines-Sumisei U.S. Core Office Fund, L.P.
Consolidated Financial Statements — Year ended December 31, 2004 and Period from August 8, 2003 Through December 31, 2003:
Report of Independent Registered Public Accounting Firm
Audited Consolidated Financial Statements
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Partners’ Equity (Deficit)
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements
55 Second Street (the KPMG Building) and 101 Second Street — Nine Months Ended September 30, 2004 (unaudited) and the Years Ended December 31, 2003, 2002 and 2001:
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

(3) The following financial statements were included as part of Post Effective Amendment No. 3 to the Registration Statement and incorporated herein by reference:

Hines 70 West Madison LP — Years Ended December 31, 2004, 2003 and 2002:
Independent Auditors’ Report
Historical Summaries of Gross Income and Direct Operating Expenses
Notes to Historical Summaries of Gross Income and Direct Operating Expenses
Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Statement of Operations — Year Ended December 31, 2004:
Unaudited Pro Forma Consolidated Statement of Operations
Unaudited Note to Pro Forma Consolidated Statement of Operations

(4) The following financial statements are included as part of Post Effective Amendment No. 5 to the Registration Statement and incorporated herein by reference.

Hines Real Estate Investment Trust, Inc.
Consolidated Balance Sheets as of June 30, 2005 and December 31, 2004
Consolidated Statements of Operations for the Three and Six Months Ended
June 30, 2005 and 2004
Consolidated Statement of Shareholders’ Equity (Deficit) for the Six Months Ended June 30, 2005 and for the Year ended December 31, 2004
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2005 and 2004
Notes to Consolidated Financial Statements for the Six Months Ended June 30, 2005
1900 and 2000 Alameda de las Pulgas, San Mateo, California — Three Months Ended March 31, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses
525 B Street, San Diego, California — Six Months Ended June 30, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Statement of Operations — Year Ended December 31, 2004:
Unaudited Pro Forma Consolidated Statement of Operations
Unaudited Notes to Pro Forma Consolidated Statement of Operations

(5) The following financial statements are included as part of this Post Effective Amendment No. 6 to the Registration Statement and are incorporated herein by reference.

Hines Real Estate Investment Trust, Inc. — (unaudited):
Consolidated Balance Sheets as of September 30, 2005 and December 31, 2004
Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2005 and September 30, 2004
Consolidated Statement of Shareholders’ Equity (Deficit) for the Nine Months Ended September 30, 2005 and for the Year ended December 31, 2004
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2005 and September 30, 2004
Notes to Consolidated Financial Statements for the Nine Months Ended September 30, 2005
3100 McKinnon Street, Dallas, Texas (“Citymark”) — Three Months Ended June 30, 2005 (Unaudited) and the Year Ended March 31, 2005:
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses
1515 S Street, Sacramento, California — Nine Months Ended September 30, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses
Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Statement of Operations — Year Ended December 31, 2004:
Unaudited Pro Forma Consolidated Statement of Operations
Unaudited Notes to Pro Forma Consolidated Statement of Operations

(6) The following financial statements are included as part of this Post Effective Amendment No. 7 to the Registration Statement and are included herein.

Airport Corporate Center, Miami Florida — Year Ended December 31, 2005:
Independent Auditors’ Report
Statement of Revenues and Certain Operating Expenses
Notes to Statement of Revenues and Certain Operating Expenses
720 Olive Way, Seattle, Washington — Nine Months Ended September 30, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses
Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Statement of Operations — Year Ended December 31, 2004:
Unaudited Pro Forma Consolidated Statement of Operations
Unaudited Notes to Pro Forma Consolidated Statement of Operations
      (b) Exhibits:
      The following documents are filed as exhibits to this Registration Statement:

Exhibit
No.		Description

3.1		Amended and Restated Articles of Incorporation of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.1 to Amendment No. 5 to the Form S-11 Registration Statement of Hines Real Estate Investment Trust, Inc. (File No. 333-108780 as amended to date, the “Registration Statement”) on May 25, 2004 and incorporated herein by reference).
3.2		Amended and Restated Bylaws of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.2 to Amendment No. 4 to the Registration Statement on May 4, 2004 and incorporated herein by reference).
4.1		Form of Subscription Agreement (filed as Appendix B to the Prospectus included in the Registration Statement, filed on June 24, 2004, and incorporated herein by reference).
5	.1+	Opinion of Baker Botts L.L.P.
8	.1+	Opinion of Baker Botts L.L.P. as to tax matters.
10.1		Second Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P. (filed as Exhibit 10.1 to Amendment No. 5 to the Registration Statement on May 24, 2004 and incorporated herein by reference).
10.2		Form of Property Management and Leasing Agreement between Hines REIT Properties, L.P. and Hines Interests Limited Partnership (filed as Exhibit 10.2 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.3		Advisory Agreement among Hines REIT Properties, L.P., Hines Advisors Limited Partnership and Hines Real Estate Investment Trust, Inc. (filed as Exhibit 10.3 to Amendment No. 5 to the Registration Statement on May 25, 2004 and incorporated herein by reference).
10.4		Employee and Director Incentive Share Plan of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 10.4 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.5		Hines Real Estate Investment Trust, Inc. Dividend Reinvestment Plan (filed as Appendix C to the Prospectus included in the Registration Statement, filed on June 24, 2004, and incorporated herein by reference).
10	.6*	Sixth Amended and Restated Agreement of Limited Partnership of Hines-Sumisei U.S. Core Office Fund, L.P., dated May 9, 2005, as amended and restated December 1, 2005.
10	.7*	Third Amended and Restated Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust, dated December 21, 2005.

Exhibit
No.		Description

10.8		Amended and Restated Bylaws of Hines-Sumisei NY Core Office Trust. (filed as Exhibit 10.8 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.9		Amended and Restated Master Agreement dated as of March 31, 2003, among Hines Interests Limited Partnership, Hines US Core Office Properties LP and Sumitomo Life Realty (N.Y.), Inc., as amended (filed as Exhibit 10.9 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10	.10*	Second Amended and Restated Shareholder Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 21, 2005.
10	.11*	Second Amended and Restated Investor Rights Agreement, dated as of October 12, 2005.
10.12		Amended and Restated Organization Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 23, 2003, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines Sumisei NY Core Office Trust and various shareholders to Hines-Sumisei NY Core Office Trust (filed as Exhibit 10.12 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.13		Amended Declaration of Trust of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.13 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.14		Amended Bylaws of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.14 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.15		Shareholder Agreement for Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust II and certain shareholders of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.15 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.16		Subscription Agreement for Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust, Hines-Sumisei NY Core Office Trust II and various shareholders of Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.16 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.17		Subscription Agreement, dated as of September 11, 2003, between Hines REIT Properties, L.P. and Hines Real Estate Holdings Limited Partnership (filed as Exhibit 10.17 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.18		Agreement, dated as of June 3, 2004, between Hines REIT Properties, L.P., Hines U.S. Core Office Capital Associates II Limited Partnership and Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 10.18 to Amendment No. 6 to the Registration Statement on June 10, 2004 and incorporated herein by reference).
10.19		Amended and Restated Escrow Agreement between Hines Real Estate Investment Trust, Inc. and Wells Fargo Bank, National Association (filed as Exhibit 10.19 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10	.20†	Articles of Amendment dated May 4, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust (filed as Exhibit 10.20 to Amendment No. 5 to the Registration Statement on May 25, 2004 and incorporated herein by reference) (superseded by Exhibit No. 10.7).
10.21		Articles of Amendment dated May 4, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II (filed as Exhibit 10.21 to Amendment No. 5 to the Registration Statement on May 25, 2004 and incorporated herein by reference).
10	.22†	Articles of Amendment dated December 27, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust (filed as Exhibit 10.22 to the Annual Report on 10-K of Hines Real Estate Investment Trust, Inc. for the period ended December 31, 2004, filed on March 31, 2005, and incorporated herein by reference) (superseded by Exhibit No. 10.7).

Exhibit
No.	Description

10.23	Articles of Amendment dated December 27, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II (filed as Exhibit 10.23 to the Annual Report on 10-K of Hines Real Estate Investment Trust, Inc. for the period ended December 31, 2004, filed on March 31, 2005, and incorporated herein by reference).
10.24	Purchase and Sale Agreement, dated November 23, 2004, by and among Hines U.S. Core Office Capital Associates II Limited Partnership, Hines REIT Properties, L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 10.22 to Post Effective Amendment No. 1 to the Registration Statement, filed on February 22, 2005, and incorporated herein by reference).
10.25	Purchase and Sale Agreement, dated February 1, 2005, by and among Hines US Core LLC, Hines REIT Properties, L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 10.23 to Post Effective Amendment No. 1 to the Registration Statement, filed on February 22, 2005, and incorporated herein by reference).
10.26	Second Amended and Restated Agreement of Limited Partnership of Hines-Sumisei US Core Office Properties LP (filed as Exhibit 10.26 to Post Effective Amendment No. 1 to the Registration Statement, filed on February 22, 2005, and incorporated herein by reference).
10.27	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Jeffrey C. Hines (filed as Exhibit 10.27 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.28	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and C. Hastings Johnson (filed as Exhibit 10.28 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.29	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and George A. Davis (filed as Exhibit 10.29 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.30	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Thomas A. Hassard (filed as Exhibit 10.30 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.31	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Stanley D. Levy (filed as Exhibit 10.31 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.32	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Charles M. Baughn (filed as Exhibit 10.32 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.33	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Charles N. Hazen (filed as Exhibit 10.33 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.34	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Sherri W. Schugart (filed as Exhibit 10.34 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.35	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Frank R. Apollo (filed as Exhibit 10.35 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.36	Purchase and Sale Agreement, dated as of April 1, 2005, by and among Hines US Core LLC, Hines REIT Properties L.P. and Hines U.S. Core Office Capital LLC, the managing general partner of Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K dated April 1, 2005 and incorporated herein by reference).
10.37	Agreement of Sale, dated March 10, 2005, by and between Madison Two Associates and Hines 70 West Madison LP (filed as Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed on May 16, 2005, and incorporated herein by reference).

Exhibit
No.	Description

10.38	Agreement of Purchase and Sale, dated as of May 19, 2005, between OTR, an Ohio general Partnership acting as duly authorized nominee of the Board of the State Teachers Retirement System of Ohio, and Hines REIT Properties, L.P. (filed as Exhibit 10.38 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 12, 2005, and incorporated herein by reference).
10.39	Property Management and Leasing Agreement, effective as of June 28, 2005, by and between Hines Interests Limited Partnership and 1900/2000 Alameda de las Pulgas LLC (filed as Exhibit 10.39 to Post Effective Amendment No. 4 to the Registration Statement, filed on August 22, 2005, and incorporated herein by reference).
10.40	Agreement for Purchase and Sale of Real Property and Escrow Instructions between GREIT — 525 and 600 B Street, LP and Hines-Sumisei US Core Office Properties, LP, made and entered into as of June 27, 2005 (filed as Exhibit 10.41 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 12, 2005, and incorporated herein by reference).
10.41	Purchase and Sale Agreement, dated as of July 25, 2005, by and among Hines US Core LLC, as seller, Hines REIT Properties, L.P., as buyer, and acknowledged by Hines U.S. Core Office Capital LLC, the managing general partner of Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated July 25, 2005 and incorporated herein by reference).
10.42	Term Loan Agreement, made and entered into as of June 28, 2005, by and between Hines REIT Properties, L.P. and KeyBank National Association, as agent for itself and the other lending institutions which may become parties thereto (filed as Exhibit 10.39 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 12, 2005, and incorporated herein by reference).
10.43	Ownership Interests Pledge and Security Agreement, dated June 28, 2005, by and between Hines REIT Properties, L.P. and KeyBank National Association, in its capacity as administrative agent (filed as Exhibit 10.40 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 12, 2005, and incorporated herein by reference).
10.44	First Amendment to Term Loan Agreement, dated August 23, 2005, between Hines REIT Properties, L.P. and KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.45	Revolving Line of Credit Agreement, dated September 9, 2005, by and between Hines REIT Properties, L.P., and KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.46	Unconditional Guaranty of Payment and Performance of Hines Real Estate Investment Trust, Inc. in favor of KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.47	Ownership Interests Pledge and Security Agreement of Hines REIT Properties, L.P. dated September 9, 2005 (filed as Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.48	Subordination Agreement, dated September 9, 2005, among Hines REIT Properties, L.P., Hines Advisors Limited Partnership, Hines Interests Limited Partnership and KeyBank National Association (filed as Exhibit 10.7 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).

Exhibit
No.		Description

10.49		Agreement of Sale and Purchase, dated as of August 9, 2005 between Centex Office Citymark I, L.P. and Hines REIT Properties, L.P. (filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.50		Agreement for Purchase of Office Building, dated effective as of August 12, 2005, between Hines REIT Properties, L.P. and JB Management L.P., as amended (filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.51		Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P., (including first through fourth amendments)(filed as Exhibit 10.9 to the registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.52		Letter Agreement, dated November 9, 2005, among Hines-Sumisei U.S. Core Office Fund, L.P., Hines US Core Office Capital LLC and Hines REIT Properties, L.P. (filed as Exhibit 10.9 to the registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.53		Subscription Agreement, dated November 14, 2005, between Hines-Sumisei U.S. Core Office Fund, L.P. and Hines REIT Properties, L.P. (filed as Exhibit 10.53 to the Registration Statement on Form S-11 filed by the registrant on December 2, 2005 (File No. 333-130114, the “Second Registration Statement”) and incorporated herein by reference).
10.54		Fifth Amendment, dated November 16, 2005, to Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P. (filed as Exhibit 10.54 to the Second Registration Statement and incorporated herein by reference).
10	.55*	Sixth Amendment, dated January 20, 2006, to Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P.
16	.1+	Letter of Ernst & Young LLP dated December 23, 2003 regarding change in certifying accountant.
21	.1+	List of Subsidiaries of Hines Real Estate Investment Trust, Inc.
23	.1*	Consent of Deloitte & Touche LLP.
23	.2*	Consent of KPMG LLP.
23.3		Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
23.4		Consent of Baker Botts L.L.P. (contained in Exhibit 8.1).
23	.5+	Consent of George A. Davis.
23	.6+	Consent of Thomas A. Hassard.
23	.7+	Consent of Stanley D. Levy.
23	.8*	Consent of KPMG LLP.
23	.9+	Consent of Baker Botts L.L.P.
23	.10*	Consent of Deloitte & Touche LLP.
23	.11*	Consent of KPMG LLP.
24	.1+	Power of Attorney of certain signatories (included in signature page of this registration statement).

*	Filed herewith

+	Previously filed

†	Superseded by exhibit indicated

Item 37.	Undertakings
      The registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(f) to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(g) to provide to the shareholders the financial statements required by Form 10-K for the first full fiscal year of operations and to provide to the shareholders the financial statements required by Form 10-K for such year.

(h) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(i) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

(j) to furnish to each shareholder, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

(k) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on February 13, 2006.

HINES REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Charles M. Baughn

Charles M. Baughn
Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and officers of Hines Real Estate Investment Trust, Inc., a Maryland corporation, which is filing a registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Sherri W. Schugart and Frank R. Apollo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
[Signature page follows]

POWER OF ATTORNEY
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Jeffrey C. Hines Jeffrey C. Hines		Chairman of the Board of Directors	February 13, 2006

/s/ Charles M. Baughn Charles M. Baughn		Chief Executive Officer	February 13, 2006

/s/ Charles N. Hazen Charles N. Hazen		President and Chief Operating Officer	February 13, 2006

/s/ Sherri W. Schugart Sherri W. Schugart		Chief Financial Officer	February 13, 2006

/s/ Frank R. Apollo Frank R. Apollo		Chief Accounting Officer	February 13, 2006

* George A. Davis		Director	February 13, 2006

* Thomas A. Hassard		Director	February 13, 2006

/s/ C. Hastings Johnson C. Hastings Johnson		Director	February 13, 2006

* Stanley D. Levy		Director	February 13, 2006

*By:	/s/ Sherri W. Schugart Sherri W. Schugart Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit
No.		Description

3.1		Amended and Restated Articles of Incorporation of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.1 to Amendment No. 5 to the Form S-11 Registration Statement of Hines Real Estate Investment Trust, Inc. (File No. 333-108780 as amended to date, the “Registration Statement”) on May 25, 2004 and incorporated herein by reference).
3.2		Amended and Restated Bylaws of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.2 to Amendment No. 4 to the Registration Statement on May 4, 2004 and incorporated herein by reference).
4.1		Form of Subscription Agreement (filed as Appendix B to the Prospectus included in the Registration Statement, filed on June 24, 2004, and incorporated herein by reference).
5	.1+	Opinion of Baker Botts L.L.P.
8	.1+	Opinion of Baker Botts L.L.P. as to tax matters.
10.1		Second Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P. (filed as Exhibit 10.1 to Amendment No. 5 to the Registration Statement on May 24, 2004 and incorporated herein by reference).
10.2		Form of Property Management and Leasing Agreement between Hines REIT Properties, L.P. and Hines Interests Limited Partnership (filed as Exhibit 10.2 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.3		Advisory Agreement among Hines REIT Properties, L.P., Hines Advisors Limited Partnership and Hines Real Estate Investment Trust, Inc. (filed as Exhibit 10.3 to Amendment No. 5 to the Registration Statement on May 25, 2004 and incorporated herein by reference).
10.4		Employee and Director Incentive Share Plan of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 10.4 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.5		Hines Real Estate Investment Trust, Inc. Dividend Reinvestment Plan (filed as Appendix C to the Prospectus included in the Registration Statement, filed on June 24, 2004, and incorporated herein by reference).
10	.6*	Sixth Amended and Restated Agreement of Limited Partnership of Hines-Sumisei U.S. Core Office Fund, L.P., dated May 9, 2005, as amended and restated December 1, 2005.
10	.7*	Third Amended and Restated Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust, dated December 21, 2005.
10.8		Amended and Restated Bylaws of Hines-Sumisei NY Core Office Trust. (filed as Exhibit 10.8 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.9		Amended and Restated Master Agreement dated as of March 31, 2003, among Hines Interests Limited Partnership, Hines US Core Office Properties LP and Sumitomo Life Realty (N.Y.), Inc., as amended (filed as Exhibit 10.9 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10	.10*	Second Amended and Restated Shareholder Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 21, 2005.
10	.11*	Second Amended and Restated Investor Rights Agreement, dated as of October 12, 2005.
10.12		Amended and Restated Organization Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 23, 2003, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines Sumisei NY Core Office Trust and various shareholders to Hines-Sumisei NY Core Office Trust (filed as Exhibit 10.12 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.13		Amended Declaration of Trust of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.13 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.14		Amended Bylaws of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.14 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).

Exhibit
No.		Description

10.15		Shareholder Agreement for Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust II and certain shareholders of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.15 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.16		Subscription Agreement for Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust, Hines-Sumisei NY Core Office Trust II and various shareholders of Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.16 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.17		Subscription Agreement, dated as of September 11, 2003, between Hines REIT Properties, L.P. and Hines Real Estate Holdings Limited Partnership (filed as Exhibit 10.17 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.18		Agreement, dated as of June 3, 2004, between Hines REIT Properties, L.P., Hines U.S. Core Office Capital Associates II Limited Partnership and Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 10.18 to Amendment No. 6 to the Registration Statement on June 10, 2004 and incorporated herein by reference).
10.19		Amended and Restated Escrow Agreement between Hines Real Estate Investment Trust, Inc. and Wells Fargo Bank, National Association (filed as Exhibit 10.19 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10	.20†	Articles of Amendment dated May 4, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust (filed as Exhibit 10.20 to Amendment No. 5 to the Registration Statement on May 25, 2004 and incorporated herein by reference) (superseded by Exhibit No. 10.7).
10.21		Articles of Amendment dated May 4, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II (filed as Exhibit 10.21 to Amendment No. 5 to the Registration Statement on May 25, 2004 and incorporated herein by reference).
10	.22†	Articles of Amendment dated December 27, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust (filed as Exhibit 10.22 to the Annual Report on 10-K of Hines Real Estate Investment Trust, Inc. for the period ended December 31, 2004, filed on March 31, 2005, and incorporated herein by reference) (superseded by Exhibit No. 10.7).
10.23		Articles of Amendment dated December 27, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II (filed as Exhibit 10.23 to the Annual Report on 10-K of Hines Real Estate Investment Trust, Inc. for the period ended December 31, 2004, filed on March 31, 2005, and incorporated herein by reference).
10.24		Purchase and Sale Agreement, dated November 23, 2004, by and among Hines U.S. Core Office Capital Associates II Limited Partnership, Hines REIT Properties, L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 10.22 to Post Effective Amendment No. 1 to the Registration Statement, filed on February 22, 2005, and incorporated herein by reference).
10.25		Purchase and Sale Agreement, dated February 1, 2005, by and among Hines US Core LLC, Hines REIT Properties, L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 10.23 to Post Effective Amendment No. 1 to the Registration Statement, filed on February 22, 2005, and incorporated herein by reference).
10.26		Second Amended and Restated Agreement of Limited Partnership of Hines-Sumisei US Core Office Properties LP (filed as Exhibit 10.26 to Post Effective Amendment No. 1 to the Registration Statement, filed on February 22, 2005, and incorporated herein by reference).
10.27		Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Jeffrey C. Hines (filed as Exhibit 10.27 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.28		Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and C. Hastings Johnson (filed as Exhibit 10.28 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).

Exhibit
No.	Description

10.29	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and George A. Davis (filed as Exhibit 10.29 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.30	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Thomas A. Hassard (filed as Exhibit 10.30 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.31	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Stanley D. Levy (filed as Exhibit 10.31 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.32	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Charles M. Baughn (filed as Exhibit 10.32 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.33	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Charles N. Hazen (filed as Exhibit 10.33 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.34	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Sherri W. Schugart (filed as Exhibit 10.34 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.35	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Frank R. Apollo (filed as Exhibit 10.35 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.36	Purchase and Sale Agreement, dated as of April 1, 2005, by and among Hines US Core LLC, Hines REIT Properties L.P. and Hines U.S. Core Office Capital LLC, the managing general partner of Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K dated April 1, 2005 and incorporated herein by reference).
10.37	Agreement of Sale, dated March 10, 2005, by and between Madison Two Associates and Hines 70 West Madison LP (filed as Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed on May 16, 2005, and incorporated herein by reference).
10.38	Agreement of Purchase and Sale, dated as of May 19, 2005, between OTR, an Ohio general Partnership acting as duly authorized nominee of the Board of the State Teachers Retirement System of Ohio, and Hines REIT Properties, L.P. (filed as Exhibit 10.38 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 12, 2005, and incorporated herein by reference).
10.39	Property Management and Leasing Agreement, effective as of June 28, 2005, by and between Hines Interests Limited Partnership and 1900/2000 Alameda de las Pulgas LLC (filed as Exhibit 10.39 to Post Effective Amendment No. 4 to the Registration Statement, filed on August 22, 2005, and incorporated herein by reference).
10.40	Agreement for Purchase and Sale of Real Property and Escrow Instructions between GREIT — 525 and 600 B Street, LP and Hines-Sumisei US Core Office Properties, LP, made and entered into as of June 27, 2005 (filed as Exhibit 10.41 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 12, 2005, and incorporated herein by reference).
10.41	Purchase and Sale Agreement, dated as of July 25, 2005, by and among Hines US Core LLC, as seller, Hines REIT Properties, L.P., as buyer, and acknowledged by Hines U.S. Core Office Capital LLC, the managing general partner of Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated July 25, 2005 and incorporated herein by reference).
10.42	Term Loan Agreement, made and entered into as of June 28, 2005, by and between Hines REIT Properties, L.P. and KeyBank National Association, as agent for itself and the other lending institutions which may become parties thereto (filed as Exhibit 10.39 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 12, 2005, and incorporated herein by reference).

Exhibit
No.	Description

10.43	Ownership Interests Pledge and Security Agreement, dated June 28, 2005, by and between Hines REIT Properties, L.P. and KeyBank National Association, in its capacity as administrative agent (filed as Exhibit 10.40 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 12, 2005, and incorporated herein by reference).
10.44	First Amendment to Term Loan Agreement, dated August 23, 2005, between Hines REIT Properties, L.P. and KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.45	Revolving Line of Credit Agreement, dated September 9, 2005, by and between Hines REIT Properties, L.P., and KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.46	Unconditional Guaranty of Payment and Performance of Hines Real Estate Investment Trust, Inc. in favor of KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.47	Ownership Interests Pledge and Security Agreement of Hines REIT Properties, L.P. dated September 9, 2005 (filed as Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.48	Subordination Agreement, dated September 9, 2005, among Hines REIT Properties, L.P., Hines Advisors Limited Partnership, Hines Interests Limited Partnership and KeyBank National Association (filed as Exhibit 10.7 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.49	Agreement of Sale and Purchase, dated as of August 9, 2005 between Centex Office Citymark I, L.P. and Hines REIT Properties, L.P. (filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.50	Agreement for Purchase of Office Building, dated effective as of August 12, 2005, between Hines REIT Properties, L.P. and JB Management L.P., as amended (filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.51	Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P., (including first through fourth amendments)(filed as Exhibit 10.9 to the registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.52	Letter Agreement, dated November 9, 2005, among Hines-Sumisei U.S. Core Office Fund, L.P., Hines US Core Office Capital LLC and Hines REIT Properties, L.P. (filed as Exhibit 10.9 to the registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.53	Subscription Agreement, dated November 14, 2005, between Hines-Sumisei U.S. Core Office Fund, L.P. and Hines REIT Properties, L.P. (filed as Exhibit 10.53 to the Registration Statement on Form S-11 filed by the registrant on December 2, 2005 (File No. 333-130114, the “Second Registration Statement”) and incorporated herein by reference).
10.54	Fifth Amendment, dated November 16, 2005, to Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P. (filed as Exhibit 10.54 to the Second Registration Statement and incorporated herein by reference).

Exhibit
No.		Description

10	.55*	Sixth Amendment, dated January 20, 2006, to Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P.
16	.1+	Letter of Ernst & Young LLP dated December 23, 2003 regarding change in certifying accountant.
21	.1+	List of Subsidiaries of Hines Real Estate Investment Trust, Inc.
23	.1*	Consent of Deloitte & Touche LLP.
23	.2*	Consent of KPMG LLP.
23.3		Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
23.4		Consent of Baker Botts L.L.P. (contained in Exhibit 8.1).
23	.5+	Consent of George A. Davis.
23	.6+	Consent of Thomas A. Hassard.
23	.7+	Consent of Stanley D. Levy.
23	.8*	Consent of KPMG LLP.
23	.9+	Consent of Baker Botts L.L.P.
23	.10*	Consent of Deloitte & Touche LLP.
23	.11*	Consent of KPMG LLP.
24	.1+	Power of Attorney of certain signatories (included in signature page of this registration statement).

*	Filed herewith

+	Previously filed

†	Superseded by exhibit indicated